BANC OF AMERICA MERRILL LYNCH COMMERCIAL MORTGAGE INC.,
Depositor,

[BANK OF AMERICA, NATIONAL ASSOCIATION],
Master Servicer,

[______________],
Special Servicer,

and

[______________],
Trustee and REMIC Administrator

_________________________________

POOLING AND SERVICING AGREEMENT

Dated as of [_____________] [__], 201[_]

_________________________________

$[______________]

Commercial Mortgage Pass-Through Certificates

Series 201[_]–[_]

TABLE OF CONTENTS

Section 3.04	Certificate Account, Distribution Account, REMIC I Distribution Account, REMIC II Distribution Account, Class A-FL Floating Rate Account, Excess Interest Distribution Account and Excess Liquidation Proceeds Account	102
Section 3.05	Permitted Withdrawals From the Certificate Account, the Distribution Account, the Class A-FL Floating Rate Account and the Excess Liquidation Proceeds Account	106
Section 3.06	Investment of Funds in the Certificate Account, the Servicing Account, the Interest Reserve Account, the Excess Interest Distribution Account, the REMIC I Distribution Account, the REMIC II Distribution Account, the Excess Liquidation Proceeds Account, the Class A-FL Floating Rate Account, Interest Reserve Account and the REO Account	114
Section 3.07	Maintenance of Insurance Policies; Errors and Omissions and Fidelity Coverage	116
Section 3.08	Enforcement of Alienation Clauses	120
Section 3.09	Realization Upon Defaulted Mortgage Loans	123
Section 3.10	Trustee to Cooperate; Release of Mortgage Files	126
Section 3.11	Servicing Compensation; Interest on Servicing Advances; Payment of Certain Expenses; Obligations of the Trustee Regarding Back-up Servicing Advances	127
Section 3.12	Inspections; Collection of Financial Statements	133
Section 3.13	[Reserved.]	137
Section 3.14	Access to Certain Information	137
Section 3.15	Exchange Act Rule 17g-5 Procedures	138
Section 3.16	Title to REO Property; REO Account	144
Section 3.17	Management of REO Property	145
Section 3.18	Resolution of Defaulted Mortgage Loans and REO Properties	147
Section 3.19	Additional Obligations of the Master Servicer and the Special Servicer	154
Section 3.20	Modifications, Waivers, Amendments and Consents	159
Section 3.21	Transfer of Servicing Between Master Servicer and Special Servicer; Record Keeping; Asset Status Report; Directing Certificateholder	164
Section 3.22	Sub-Servicing Agreements	167
Section 3.23	Designation of the Special Servicer by the Majority Certificateholder of the Controlling Class	170
Section 3.24	Confidentiality	172
Section 3.25	No Solicitation of Prepayments	172
Section 3.26	Certain Matters with Respect to Mortgage Loans Permitting Defeasance, Franchise Mortgage Loans and Certain Mortgage Loans Permitting Additional Debt	173
Section 3.27	Application of Default Charges	174
Section 3.28	Matters Relating to Certain Mortgage Loans	174
Section 3.29	Class A-FL Swap Contract	174

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-iii-

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LIST OF EXHIBITS AND SCHEDULES
EXHIBIT A-1	Form of Class A Certificate
EXHIBIT A-2	Form of Class B Certificate
EXHIBIT A-3	Form of Class C Certificate
[EXHIBIT A-4	Form of Class X Certificate]
EXHIBIT A-5	Form of Class R-I Certificate
EXHIBIT A-6	Form of Class R-II Certificate
[EXHIBIT A-7	Form of Class A-FL Certificate]
EXHIBIT B	Form of Investment Representation Letter
EXHIBIT C-1	Form of Transfer Affidavit and Agreement Pursuant to Section 5.02(d)(i)(B)

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EXHIBIT C-2	Form of Transferor Certificate Pursuant to Section 5.02(d)(i)(D)
EXHIBIT D	Form of Request for Release
EXHIBIT E	Form of ERISA Representation Letter
EXHIBIT F	Form of Custodial Certification
EXHIBIT G	Form of Trustee Distribution Date Statement
EXHIBIT H	Form of Request for Review
EXHIBIT I	Form of Notice Regarding Purchase Option Exercise
EXHIBIT J	Form of Notice and Certification Regarding Defeasance of a Mortgage Loan
EXHIBIT K	Form of Certification to be Provided with Form 10-K
EXHIBIT L	Form of Certification to be Provided to Depositor
EXHIBIT M	Form of Regulation S Certificate
EXHIBIT N	Form of Transfer Certificate for Exchange or Transfer from Domestic Global Certificate to Regulation S Global Certificate Before the Restricted Period
EXHIBIT O	Form of Transfer Certificate for Exchange or Transfer from Domestic Global Certificate to Regulation S Global Certificate After the Restricted Period
EXHIBIT P	Form of Transfer Certificate for Exchange or Transfer from Regulation S Global Certificate to Domestic Global Certificate
EXHIBIT Q-1	Form of Investor Certification for Non-Mortgagor Affiliates (“Investor Certification”)
EXHIBIT Q-2	Form of Investor Certification for Mortgagor Affiliates (“Investor Certification”)
EXHIBIT R	Form of NRSRO Certification (“NRSRO Certification”)
EXHIBIT S	Form of Financial Market Publishers Certification

SCHEDULE I	Mortgage Loan Schedule
SCHEDULE II	Sub-Servicing Agreements in Effect as of the Closing Date
SCHEDULE III	Schedule of Exceptions under Section 2.02(a)
SCHEDULE IV	[RESERVED]
SCHEDULE V	Mortgage Loans that Initially Pay Interest Only
SCHEDULE VI	Mortgage Loans Containing Additional Debt
SCHEDULE VII	Schedule of Controlling Holders
SCHEDULE VIII	Servicing Criteria to be Addressed in Assessment of Compliance
SCHEDULE IX	Additional Form 10-D Disclosure
SCHEDULE X	Additional Form 10-K Disclosure
SCHEDULE XI	Form 8-K Disclosure Information
SCHEDULE XII	Form of Additional Disclosure Notification

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This Pooling and Servicing Agreement (this “Agreement”), dated and effective as of [____________] [__], 201[_], is by and among BANC OF AMERICA MERRILL LYNCH COMMERCIAL MORTGAGE INC., as Depositor, [BANK OF AMERICA, NATIONAL ASSOCIATION], as Master Servicer, [______________], as Special Servicer, and [______________], as Trustee and as REMIC Administrator.

PRELIMINARY STATEMENT:

The Depositor intends to sell Certificates, to be issued hereunder in multiple Classes, which in the aggregate will evidence the entire beneficial ownership interest in the Trust to be created hereunder.

As provided herein, the Trustee will elect that two segregated pools of assets within the Trust Fund (exclusive of the Class A-FL Regular Interest, the Class A-FL Swap Contract, the Class A-FL Floating Rate Account, Excess Interest and the Excess Interest Distribution Account) be treated for federal income tax purposes as two separate real estate mortgage investment conduits (“REMIC I” and “REMIC II”, respectively).

REMIC I

As provided herein, the Trustee will elect to treat the segregated pool of assets consisting of the Mortgage Loans (exclusive of Excess Interest) and certain other related assets subject to this Agreement shall be treated as a REMIC for federal income tax purposes, and such segregated asset pool will be designated as “REMIC I”.  The REMIC I Regular Interests listed below under the heading “Corresponding REMIC I Regular Interests” constitute “regular interests” in REMIC I and the Class R-I Certificates constitute the sole Class of “residual interests” in REMIC I created hereunder for purposes of the REMIC Provisions.

The following table sets forth the Class or Component designation, the corresponding REMIC I Regular Interest (the “Corresponding REMIC I Regular Interest”) [and the Corresponding Components of the Class X Certificates] for each Class of the REMIC II Regular Certificates (the “Corresponding Certificates”) (for the avoidance of doubt, in the case of the Class A-FL Certificates, “Corresponding Certificates” shall mean the Class A-FL Regular Interest):

Corresponding Certificates	Corresponding REMIC I Regular Interests(1)	REMIC I Principal Balance	[Corresponding Components of Class X Certificates(1)]
Class A	LA	$[_________]	XA
Class B	LB	$[_________]	XB
Class C	LC	$[_________]	XC
Class A-FL Regular Interest	LA-FL(2)	$[_________]	XA-FL

(1)	[The REMIC I Regular Interest and the Component of the Class X Certificates that correspond to any particular Class of REMIC II Regular Certificates or the Class A-FL

Regular Interest also correspond to each other and, accordingly, constitute the (i) “Corresponding REMIC I Regular Interests” and (ii) “Corresponding Components”, respectively, with respect to each other.]
(2)
The Class LA-FL Regular Interest and Component XA-FL do not correspond to any Class of REMIC II Certificates.  The Class LA-FL Regular Interest and Component XA-FL correspond to the Class A-FL Regular Interest and to each other.

REMIC II

As provided herein, the Trustee will elect to treat that portion of the Trust Fund consisting of the REMIC I Regular Interests and certain other assets subject to this Agreement as a REMIC for federal income tax purposes, and such segregated asset pool will be designated as “REMIC II”.  The Class A[, Class X], Class B, Class C Certificates and the Class A-FL Regular Interest will constitute “regular interests” in REMIC II, and the Class R-II Certificates will constitute the sole Class of “residual interests” in REMIC II for purposes of the REMIC Provisions.

The following table sets forth the designation, the approximate initial Pass-Through Rate, and the Initial Class Principal Balance for each of the Classes of REMIC II Regular Certificates and the Class A-FL Regular Interest, which are issued by REMIC II:
Designation	Approximate Initial Pass-Through Rate	Initial Class Principal Balance
Class A	[_____]% per annum	$[_________]
Class B	[_____]% per annum(1)	$[_________]
Class C	[_____]% per annum(2)	$[_________]
[Class X	[_____]% per annum (3)	$[_________] (4)]
[Class A-FL	[_____]% per annum (5)	$[_________]]

(1)	The Pass-Through Rate for the Class B Certificates will not exceed the Weighted Average Adjusted Net Mortgage Rate for such Distribution Date.
(2)	The Pass-Through Rate for the Class C Certificates for each Distribution Date will equal the Weighted Average Adjusted Net Mortgage Rate for such Distribution Date.
(3)	[The Pass-Through Rate for the Class X Certificates will be calculated in accordance with the definitions of “Class X Pass-Through Rate”.]
(4)	[The Class X Certificates will not have a Class Principal Balance; rather, the Class X Certificates will accrue interest as provided herein on the Class X Notional Amount.]
(5)
The Pass-Through Rate applicable to the Class A-FL Certificates on each Distribution Date will be a per annum rate equal to LIBOR plus [___]%.  In addition, under certain circumstances described in this Agreement, the Pass-Through Rate applicable to the Class A-FL Certificates may convert to the Pass-Through Rate applicable to the Class A-FL Regular Interest.  The Class A-FL Regular Interest will accrue interest at the Weighted Average Adjusted Net Mortgage Rate for such Distribution Date. The initial LIBOR rate will be determined as of [__________], and subsequent LIBOR rates will be determined two LIBOR Business Days before the start of the related Interest Accrual Period.

The Class R-I and Class R-II Certificates will bear no Pass-Through Rate and will have no initial Certificate Principal Balances or notional amounts.  Any Available Distribution Amount remaining in the REMIC I Distribution Account after the distribution of all amounts distributable in respect of the REMIC I Regular Interests shall be distributed to the Holders of the Class R-I Certificates (but only to the extent of the Available Distribution Amount for such Distribution Date, if any, remaining in the REMIC I Distribution Account).  Any Available Distribution Amount remaining in the REMIC II Distribution Account after distributions to the Holders of the REMIC II Regular Certificates (and, in the case of the Class A-FL Certificates, in respect of the Class A-FL Regular Interest) shall be distributed to the Holders of the Class R-II Certificates (but only to the extent of the Available Distribution Amount for such Distribution Date, if any, remaining in the REMIC II Distribution Account).

The segregated pool of assets consisting of the Class A-FL Regular Interest, the Class A-FL Swap Contract and the Class A-FL Floating Rate Account and the proceeds thereof, will be treated as a grantor trust (the “Class A-FL Grantor Trust”) for federal income tax purposes.  The Class A-FL Certificates will represent undivided beneficial interests in the Class A-FL Grantor Trust.

In consideration of the mutual agreements herein contained, the Depositor, the Master Servicer, the Special Servicer, the Trustee and the REMIC Administrator agree as follows:

ARTICLE I

DEFINITIONS; CERTAIN CALCULATIONS IN RESPECT OF THE MORTGAGE POOL AND THE CERTIFICATES

Section 1.01  Defined Terms.

Whenever used in this Agreement, including in the Preliminary Statement, the following words and phrases, unless the context otherwise requires, shall have the meanings specified in this Article.

“10-K Filing Deadline”:  As defined in Section 11.05(a).

“17g-5 Information Provider” means the Trustee.

“17g-5 Information Provider’s Website” means the internet website of the 17g-5 Information Provider, initially located at www.[___].com, under the “NRSRO” tab of the respective transaction, access to which is limited to Rating Agencies and other NRSROs who have provided an NRSRO Certification.

“30/360 Basis”:  The accrual of interest calculated on the basis of a 360-day year consisting of twelve 30-day months.

“Accrued Certificate Interest”:  With respect to any Class of REMIC II Regular Certificates and the Class A-FL Regular Interest, for any Distribution Date, one month’s interest

(calculated on a 30/360 basis) at the Pass-Through Rate applicable to such Class of Certificates or the Class A-FL Regular Interest for such Distribution Date, accrued on the related Class Principal Balance of such Class of Certificates or the Class A-FL Regular Interest outstanding immediately prior to such Distribution Date [and, with respect to the Class X Certificates for any Distribution Date, the sum of the Accrued Component Interest for the related Interest Accrual Period for all of their respective Components for such Distribution Date].  For the avoidance of doubt, the Accrued Certificate Interest in respect of any Class of REMIC II Regular Certificates or the Class A-FL Regular Interest for any Distribution Date shall be deemed to have accrued during the applicable Interest Accrual Period.  Except with respect to the Class A-FL Certificates, Accrued Certificate Interest shall be calculated on the basis of a 360-day year consisting of twelve 30-day months.  Accrued Certificate Interest with respect to the Class A-FL Certificates shall be calculated on an Actual/360 Basis; provided, however, if a Class A-FL Distribution Conversion has occurred, Accrued Certificate Interest with respect to the Class A-FL Certificates shall be the same as for the Class A-FL Regular Interest.

[“Accrued Component Interest”:  With respect to each Component of the Class X Certificates for any Distribution Date, one month’s interest at the Class X Strip Rate applicable to such Component for such Distribution Date, accrued on the Component Notional Amount of such Component outstanding immediately prior to such Distribution Date.  Accrued Component Interest shall be calculated as described in the definition of Class X Strip Rate with respect to any applicable Component and any Distribution Date, and shall be deemed to accrue during the calendar month preceding the month in which such Distribution Date occurs.]

“Actual/360 Basis”:  The accrual of interest calculated on the basis of the actual number of days elapsed during any calendar month (or other applicable recurring accrual period) in a year assumed to consist of 360 days.

“Additional Collateral”:  Any non-real property collateral pledged and/or delivered by or on behalf of the related Mortgagor and held by the related Mortgagee to secure payment on any Mortgage Loan.

“Additional Disclosure Notification”:  The form of notification to be included with any Additional Form 10-D Disclosure, Additional Form 10-K Disclosure or Additional Form 8-K Disclosure, which is attached hereto as Schedule XII.

“Additional Exclusions”:  Exclusions relating to terrorist or similar acts in addition to those customarily found in insurance policies for Mortgaged Properties prior to September 11, 2001.

“Additional Form 8-K Disclosure”:  As defined in Section 11.07.

“Additional Form 10-D Disclosure”:  As defined in Section 11.04.

“Additional Form 10-K Disclosure”:  As defined in Section 11.05.

“Additional Master Servicing Compensation”:  As defined in Section 3.11(b).

“Additional Servicer”:  Each Affiliate of the Master Servicer that services any of the Mortgage Loans and each Person who is not an Affiliate of the Master Servicer, other than the Special Servicer and the Trustee, who Services 10% or more of the Mortgage Loans.

“Additional Special Servicing Compensation”:  As defined in Section 3.11(d).

“Additional Trust Fund Expense”:  Any expense incurred or shortfall experienced with respect to the Trust Fund and not otherwise included in the calculation of a Realized Loss, that would result in the Holders of the Principal Pay Certificates and/or the Class A-FL Regular Interest, as applicable, receiving less than the full amount of principal and/or interest to which they are entitled on any Distribution Date.

“Adjusted Net Mortgage Rate”:  With respect to any Mortgage Loan or REO Loan, for any Distribution Date, the annualized rate at which interest would have to accrue thereon on a 30/360 Basis during the most recently ended calendar month to produce the actual amount of interest accrued (or, if such Mortgage Loan or REO Loan, as the case may be, is prepaid, in whole or in part, or otherwise liquidated during such calendar month, that otherwise would have accrued) in respect of such Mortgage Loan or REO Loan, as the case may be, at the related Net Mortgage Rate in effect for such Mortgage Loan or REO Loan during such calendar month. Such rate shall be calculated by multiplying (i) the Net Mortgage Rate (and, in the case of an ARD Loan after its Anticipated Repayment Date, without giving effect to any Excess Interest or the Excess Interest Rate) by (ii) the actual number of days of accrued interest for the related period for such Mortgage Loan or REO Loan divided by 30; provided, however, that with respect to such Mortgage Loan or REO Loan, the Adjusted Net Mortgage Rate for the one-month period (a) prior to the Due Dates in January and February in any year that is not a leap year or in February in any year that is a leap year (unless, in either case, the related Distribution Date is the final Distribution Date) shall (unless, in either case, the related Distribution Date is the final Distribution Date) shall be the per annum rate stated in the related Mortgage Note as of the Closing Date less the related Administrative Fee Rate and (b) prior to the Due Date in March (or February, if the related Distribution Date is the final Distribution Date) shall be determined inclusive of one day of interest retained for each of the one-month periods prior to the Due Dates in January and February in any year that is not a leap year or February in any year that is a leap year.

“Administrative Fee Rate”:  With respect to each Mortgage Loan and REO Loan, as specified in the Mortgage Loan Schedule, being the sum of the related Master Servicing Fee Rate and the Trustee Fee Rate.

“Advance”:  Any P&I Advance or Servicing Advance.

“Advance Interest”:  Interest accrued on any Advance at the Reimbursement Rate and payable to the Master Servicer (or any Sub-Servicer), the Special Servicer or the Trustee, as the case may be, all in accordance with Section 3.11(g) or Section 4.03(d), as applicable.

“Adverse Grantor Trust Event”:  Either:  (i) any impairment of the status of any Grantor Trust as a “grantor trust” under subpart E, Part I of subchapter J of the Code; or (ii) the imposition of a tax upon any Grantor Trust or any of its assets or transactions.

“Adverse Rating Event”:  With respect to any Class of Rated Certificates and each Rating Agency that has assigned a rating thereto, as of any date of determination, the qualification, downgrade or withdrawal of the rating then assigned to such Class of Rated Certificates by such Rating Agency (or the placing of such Class of Rated Certificates on “negative credit watch” status in contemplation of any such action with respect thereto).

“Adverse REMIC Event”:  With respect to either of REMIC I or REMIC II, either (i) the endangerment of the status of such REMIC as a REMIC or (ii) except as permitted by Section 3.17(a), the imposition of a tax upon such REMIC or any of its assets or transactions (including, without limitation, the tax on prohibited transactions as defined in Section 860F(a)(2) of the Code and the tax on certain contributions set forth in Section 860G(d) of the Code).

“Affiliate”:  With respect to any specified Person, any other Person controlling or controlled by or under common control with such specified Person.  For the purposes of this definition, “control” when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise, and the terms “controlling” and “controlled” have the meanings correlative to the foregoing.

“Agreement”:  This Pooling and Servicing Agreement, together with all amendments hereof and supplements hereto.

“Anticipated Repayment Date”:  With respect to any ARD Loan, the date specified on the related Mortgage Note, as of which Excess Interest shall begin to accrue on such Mortgage Loan, which date is prior to the Stated Maturity Date for such Mortgage Loan.

“Applicable State Law”:  For purposes of Article X, the Applicable State Law shall be (a) the laws of any state in which the Corporate Trust Office of the Trustee is located, (b) the laws of the states in which any loan documents are held and/or any REO Properties are located, (c) such other state and local law whose applicability shall have been brought to the attention of the REMIC Administrator by either (i) an Opinion of Counsel delivered to it or (ii) written notice from the appropriate taxing authority as to the applicability of such state law, and (d) such other state or local law as to which the REMIC Administrator has actual knowledge of applicability.

“Appraisal”:  With respect to any Mortgaged Property or REO Property as to which an appraisal is required to be performed pursuant to the terms of this Agreement, a narrative appraisal complying with Title XI of FIRREA (or, in the case of a Mortgage Loan or REO Loan with a Stated Principal Balance as of the date of such appraisal of $[________] or less, at the Special Servicer’s option, either a limited appraisal and a summary report or an internal valuation prepared by the Special Servicer) that indicates the “market value” of the subject property, as defined in 12 C.F.R. §225.62(g), and is conducted by a Qualified Appraiser (or by the Special Servicer in the case of a limited appraisal and summary report or internal valuation with respect to a Mortgage Loan or a REO Loan with a Stated Principal Balance as of the date of such appraisal or valuation of $[________] or less).

“Appraisal Reduction Amount”:  With respect to any Required Appraisal Loan, an amount (calculated as of the Determination Date by the Special Servicer immediately following the later of the date on which the most recent relevant Appraisal acceptable for purposes of Section 3.19(b) hereof was obtained by the Special Servicer pursuant to this Agreement and the date of the most recent Appraisal Trigger Event with respect to such Required Appraisal Loan) equal to the excess, if any, of:

(1)  the sum of (a) the Stated Principal Balance of such Required Appraisal Loan as of such Determination Date, (b) to the extent not previously advanced by or on behalf of the Master Servicer, or the Trustee, all unpaid interest (net of Default Charges) accrued on such Required Appraisal Loan through the most recent Due Date prior to such Determination Date, (c) all unpaid Master Servicing Fees, Special Servicing Fees, Trustee Fees and Additional Trust Fund Expenses accrued with respect to such Required Appraisal Loan, (d) all related unreimbursed Advances made by or on behalf of the Master Servicer, the Special Servicer or the Trustee with respect to such Required Appraisal Loan and reimbursable out of the Trust Fund and all Advances related to such Required Appraisal Loan that were not reimbursed out of collections on such Required Appraisal Loan, together with all unpaid Advance Interest accrued on such Advances, and (e) all currently due but unpaid real estate taxes and assessments, insurance premiums and, if applicable, ground rents in respect of the related Mortgaged Property or REO Property, as applicable, for which neither the Master Servicer nor the Special Servicer holds any Escrow Payments or Reserve Funds; over

(2)  the sum of (x) the excess, if any, of (i) 90% of the Appraised Value of the related Mortgaged Property or REO Property (subject to such downward adjustments as the Special Servicer may deem appropriate in accordance with the Servicing Standard (without implying any obligation to do so) based upon its review of the related Appraisal and such other information as the Special Servicer deems appropriate), as applicable, as determined by the most recent relevant Appraisal acceptable for purposes of Section 3.19(b) hereof, over (ii) the amount of any obligation(s) secured by any liens on such Mortgaged Property or REO Property, as applicable, that are prior to the lien of such Required Appraisal Loan, and (y) any Escrow Payments, Reserve Funds and/or Letters of Credit held by the Master Servicer or the Special Servicer with respect to such Required Appraisal Loan, the related Mortgaged Property or any related REO Property (exclusive of any such items that are to be applied to real estate taxes, assessments, insurance premiums and/or ground rents or that were taken into account in determining the Appraised Value of the related Mortgaged Property or REO Property, as applicable, referred to in clause (2)(x)(i) of this definition).

Notwithstanding the foregoing, if (i) an Appraisal Trigger Event occurs with respect to any Mortgage Loan, (ii) either (A) no Appraisal has been obtained or conducted, as applicable in accordance with Section 3.19(b), with respect to the related Mortgaged Property during the 12-month period prior to the date of such Appraisal Trigger Event or (B) there shall have occurred since the date of the most recent Appraisal a material change in the circumstances surrounding the related Mortgaged Property that would, in the Special Servicer’s judgment, materially affect the value of the property, and (iii) no new Appraisal is obtained or conducted, as applicable in accordance with Section 3.19(b), within [___] days after such Appraisal Trigger

Event, then (x) until such new Appraisal is obtained or conducted, as applicable in accordance with Section 3.19(b), the Appraisal Reduction Amount shall equal 25% of the Stated Principal Balance of such Required Appraisal Loan, and (y) upon receipt or performance, as applicable in accordance with Section 3.19(b), of such new Appraisal by the Special Servicer, the Appraisal Reduction Amount for such Required Appraisal Loan will be recalculated in accordance with the preceding sentence of this definition.

[Also notwithstanding the foregoing, if and when any Cross-Collateralized Mortgage Loan becomes a Required Appraisal Mortgage Loan, an Appraisal Reduction Amount shall be calculated for the entire Cross-Collateralized Set to which that particular Cross-Collateralized Mortgage Loan belongs as if such Cross-Collateralized Set was a single mortgage loan secured by multiple properties, and any resulting Appraisal Reduction Amount for such Cross-Collateralized Set shall be allocated among the respective Cross-Collateralized Mortgage Loans forming that set on a pro rata basis in accordance with the respective Stated Principal Balances of those Mortgage Loans.]

 “Appraisal Trigger Event”:  With respect to any Mortgage Loan, any of the following events:

(i)  such Mortgage Loan becomes a Modified Loan;

(ii)  any Monthly Payment with respect to such Mortgage Loan remains unpaid for [___] days past the Due Date for such payment (or for such shorter period at the end of which such delinquency will become a Servicing Transfer Event); provided, however, solely in the case of a delinquent Balloon Payment, if the Master Servicer has, on or prior to the due date of such Balloon Payment, received written evidence from an institutional lender of such lender’s binding commitment to refinance such Mortgage Loan within [___] days after the due date of such Balloon Payment, failure to pay such Balloon Payment during such [___]-day period shall not constitute an Appraisal Trigger Event;

(iii)  the passage of [___] days after the Special Servicer receives notice that the Mortgagor under such Mortgage Loan becomes the subject of bankruptcy, insolvency or similar proceedings that remain undischarged and undismissed;

(iv)  the passage of [___] days after the Special Servicer receives notice that a receiver or similar official is appointed with respect to the related Mortgaged Property;

(v)  the related Mortgaged Property becomes a REO Property; or

(vi)  if a Mortgage Loan has been extended three times, upon the [___]th day after the third extension.

“Appraised Value”:  With respect to any Mortgaged Property and as of any date of determination, the appraised value of a Mortgaged Property or REO Property based upon the most recent Appraisal obtained or conducted, as appropriate, pursuant to this Agreement.

“ARD Loan”:  Any Mortgage Loan that provides for changes in payments and accrual of interest, including the capture of Excess Interest from the related mortgaged property and an increase in the applicable Mortgage Rate, if it is not paid in full by the Anticipated Repayment Date.  Each Mortgage Loan that is an ARD Loan is identified on the Mortgage Schedule as such pursuant to clause (xv) under the definition of Mortgage Loan Schedule.

“Asset Status Report”:  As defined in Section 3.21(d).

“Assignment of Leases”:  With respect to any Mortgaged Property, any assignment of leases, rents and profits or similar document or instrument executed by the Mortgagor in connection with the related Mortgage Loan, as amended, modified, renewed or extended through the date hereof and from time to time hereafter.

“Assumed Monthly Payment”:  With respect to any Balloon Loan for its Stated Maturity Date (provided that such Mortgage Loan has not been paid in full, and no other Liquidation Event has occurred in respect thereof, on or before the end of the Collection Period in which such Stated Maturity Date occurs) and for any subsequent Due Date on which such Mortgage Loan remains outstanding and part of the Trust Fund, if no Monthly Payment (other than a delinquent Balloon Payment) is due for such Due Date, the scheduled monthly payment of principal and/or interest deemed to be due in respect thereof on such Due Date equal to the amount that would have been due in respect of such Mortgage Loan on such Due Date if it had been required to continue to accrue interest (exclusive, in the case of an ARD Loan after its Anticipated Repayment Date, of Excess Interest) in accordance with its terms, and to pay principal in accordance with the amortization schedule (if any), in effect immediately prior to, and without regard to the occurrence of, its most recent scheduled maturity date (as such terms and amortization schedule may have been modified, and such maturity date may have been extended, in connection with a bankruptcy or similar proceeding involving the related Mortgagor or a modification, waiver or amendment of such Mortgage Loan granted or agreed to by the Master Servicer or Special Servicer pursuant to Section 3.20).  With respect to any REO Loan, for any Due Date therefor as of which the related REO Property remains part of the Trust Fund, the scheduled monthly payment of principal and/or interest deemed to be due in respect thereof on such Due Date equal to the Monthly Payment that was due (or, in the case of a Balloon Loan described in the preceding sentence of this definition, the Assumed Monthly Payment that was deemed due) in respect of the related Mortgage Loan on the last Due Date prior to its becoming a REO Loan.

“Available Distribution Amount”:  With respect to any Distribution Date, the sum of with respect to each Mortgage Loan, an amount equal to (a) the balance on deposit in the Certificate Account as of the close of business on the related Determination Date, including, without limitation, if and to the extent on deposit therein as of such time, the Master Servicer Remittance Amount for the related Master Servicer Remittance Date, any P&I Advances made by the Master Servicer or the Trustee to cover uncollected Monthly Payments due and/or Assumed Monthly Payments deemed due during the related Collection Period, any Compensating Interest Payments made by the Master Servicer to cover Prepayment Interest Shortfalls incurred during the related Collection Period, and for the Distribution Date occurring in each March (or February, if the related Distribution Date is the final Distribution Date), the related Withheld Amounts remitted to the REMIC I Distribution Account pursuant to Section

4.05, net of (b) any portion of the amounts described in clause (a) of this definition that represents one or more of the following:  (i) collected Monthly Payments that are due on a Due Date following the end of the related Collection Period, (ii) any payments of principal (including, without limitation, Principal Prepayments) and interest, Liquidation Proceeds and Insurance Proceeds received after the end of the related Collection Period, (provided, however, any such payments of principal or interest received after the end of the related Collection Period but prior to the related Master Servicer Remittance Date shall be included in this definition of Available Distribution Amount to the extent that the failure to include such payments would result in a Prepayment Interest Shortfall), (iii) Prepayment Premiums, (iv) Excess Interest, (v) any amounts payable or reimbursable to any Person from the REMIC I Distribution Account pursuant to any of clauses (ii) through (vi) of Section 3.05(b), (vi) any amounts deposited into the REMIC I Distribution Account in error, (vii) all funds released from the Excess Liquidation Proceeds Account with respect to such Distribution Date, (viii) any amounts payable or reimbursable to any Person from the Certificate Account pursuant to clauses (ii) through (xvii) of Section 3.05(a); (ix) with respect to each Mortgage Loan that accrues interest on an Actual/360 Basis and any Distribution Date relating to the one-month period preceding the Distribution Date in each February (and in any January of a year that is not a leap year) (unless, in either case, the related Distribution Date is the final Distribution Date), an amount equal to the related Withheld Amount pursuant to Section 4.05; and (x) with respect to the first Distribution Date, the related Interest Deposit Amount; provided that the Available Distribution Amount for the Final Distribution Date shall be calculated without regard to clauses (b)(i), (b)(ii), and (b)(iii) of this definition.

“Balloon Loan”:  Any Mortgage Loan that by its original terms or by virtue of any modification entered into as of the Closing Date (or, in the case of a Replacement Mortgage Loan, as of the related date of substitution) provides for an amortization schedule extending beyond its Stated Maturity Date and as to which, in accordance with such terms, the Monthly Payment due on its Stated Maturity Date is at least two times larger than the Monthly Payment due on the Due Date next preceding its Stated Maturity Date.

“Balloon Payment”:  With respect to any Balloon Loan as of any date of determination, the Monthly Payment payable on the Stated Maturity Date of such Mortgage Loan.

“Balloon Payment Interest Shortfall”:  With respect to any Balloon Loan that is included as part of the Trust Fund, with a Stated Maturity Date that occurs after, or that provides for a grace period for its Balloon Payment that runs past, the Determination Date in any calendar month, and as to which the Balloon Payment is actually received after the Determination Date in such calendar month (but no later than its Stated Maturity Date or, if there is an applicable grace period, beyond the end of such grace period), the amount of interest, to the extent not collected from the related Determination Date, that would have accrued on the principal portion of such Balloon Payment during the period from the related Stated Maturity Date to, but not including, the first day of the calendar month following the month of maturity (less the amount of related Master Servicing Fees that would have been payable from that uncollected interest and, if applicable, exclusive of any portion of that uncollected interest that would have been Default Interest).

“BAMLCM”:  Banc of America Merrill Lynch Commercial Mortgage Inc., or its successors in interest.

“Bank”:  As defined in Section 2.07.

“Bank of America”:  Bank of America, National Association, or its successors in interest.

“Bankruptcy Code”:  The federal Bankruptcy Code, as amended from time to time (Title 11 of the United States Code).

“Base Interest Fraction”  As defined in Section 4.01(c).

“Base Prospectus”:  That certain prospectus dated [_____________] [__], 201[_], relating to trust funds established by the Depositor and publicly offered mortgage pass-through certificates evidencing interests therein.

“Book-Entry Certificate”:  Any Certificate registered in the name of the Depository or its nominee.

“Borrower”:  Individually and collectively, as the context may require, the obligor or obligors under a Mortgage Loan, including any Person that has not signed the related Mortgage Note but owns an interest in the related Mortgaged Property, which interest has been encumbered to secure such Mortgage Loan.

“Breach”:  With respect to any Mortgage Loan, any breach of representation or warranty made by the Mortgage Loan Seller pursuant to Section [4(b)] of the Mortgage Loan Purchase and Sale Agreement.

“Business Day”:  Any day other than a Saturday, a Sunday or a day on which banking institutions in [_____], [____] and New York, any city in which the office of the Certificate Registrar is located or any city in which the Corporate Trust Office of the Trustee or principal place of business of the Master Servicer or Special Servicer is located are authorized or obligated by law or executive order to remain closed.

“CERCLA”:  The Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended.

“Certificate”:  Any one of the Depositor’s Commercial Mortgage Pass-Through Certificates, Series 201[_]-[_], as executed by the Trustee and authenticated and delivered hereunder by the Certificate Registrar.

“Certificate Account”:  The segregated account or accounts created and maintained by the Master Servicer pursuant to Section 3.04(a) on behalf of the Trustee in trust for Certificateholders, which shall be entitled “[Bank of America, National Association], as Master Servicer, in trust for the registered holders of Banc of America Merrill Lynch Commercial Mortgage Inc., Commercial Mortgage Pass-Through Certificates, Series 201[_]-[_], Certificate Account”.

“Certificate Factor”:  With respect to any Class of REMIC II Regular Certificates, as of any date of determination, a fraction, expressed as a decimal carried to at least eight places, the numerator of which is the then related Class Principal Balance [or Class X Notional Amount, as the case may be,] and the denominator of which is the related Initial Class Principal Balance [or Initial Class X Notional Amount, as the case may be.]

[“Certificate Notional Amount”:  With respect to any Class X Certificate, as of any date of determination, the then notional amount of such Certificate equal to the product of (a) the Percentage Interest evidenced by such Certificate, multiplied by (b) the then Class X Notional Amount.]

“Certificate Owner”:  With respect to a Book-Entry Certificate, the Person who is the beneficial owner of such Certificate as reflected on the books of the Depository or on the books of a Depository Participant or on the books of an indirect participating brokerage firm for which a Depository Participant acts as agent.

“Certificate Principal Balance”:  With respect to any Sequential Pay Certificate and the Class A-FL Certificates, as of any date of determination, the then outstanding principal amount of such Certificate equal to the product of (a) the Percentage Interest evidenced by such Certificate, multiplied by (b) the then Class Principal Balance of the Class of Certificates to which such Certificate belongs.

“Certificate Register” and “Certificate Registrar”:  The register maintained and the registrar appointed pursuant to Section 5.02.

“Certificateholder” or “Holder”:  The Person in whose name a Certificate is registered in the Certificate Register  (including, solely for the purposes of distributing reports, statements or other information pursuant to this Agreement, Certificate Owners of Certificates or potential transferees of Certificates to the extent the Person distributing such information has been provided with an Investor Certification); provided that solely for the purposes of giving any consent, approval or waiver pursuant to this Agreement, any Certificate registered in the name of the Depositor, the Mortgage Loan Seller, the Master Servicer, the Special Servicer, the REMIC Administrator or the Trustee or any Affiliate of any of them shall be deemed not to be outstanding, and the Voting Rights to which any of them is entitled shall not be taken into account in determining whether the requisite percentage of Voting Rights necessary to effect any such consent, approval or waiver has been obtained, except as otherwise provided in Section 7.04, or unless such Persons collectively own an entire Class of Certificates and only the Holders of such Class of Certificates are entitled to grant such consent, approval or waiver.  The Certificate Registrar shall be entitled to request and rely upon a certificate of the Depositor, the Master Servicer, the Special Servicer or, if other than the Trustee, the REMIC Administrator, as the case may be, in determining whether or not a Certificate is registered in the name of an Affiliate of such Person.  All references herein to “Holders” or “Certificateholders” shall reflect the rights of Certificate Owners as they may indirectly exercise such rights through the Depository and the Depository Participants, except as otherwise specified herein; provided, however, that the parties hereto shall be required to recognize as a “Holder” or “Certificateholder” only the Person in whose name a Certificate is registered in the Certificate Register.

“Certification Parties”:  As defined in Section 11.06.

“Certifying Person”:  As defined in Section 11.06.

“Certifying Servicer” means the Master Servicer, the Special Servicer, the Trustee or an Additional Servicer, as the case may be.

“Class”:  Collectively, all of the Certificates bearing the same alphabetical and, if applicable, numerical Class designation and each REMIC I Regular Interest and Corresponding Component.

“Class A Certificate”:  Any one of the Certificates with a “Class A” designation on the face thereof, substantially in the form of Exhibit A-1 attached hereto, and evidencing a “regular interest” in REMIC II for purposes of the REMIC Provisions.

“Class A Pass-Through Rate”:  A fixed per annum rate equal to [_____]%.

“Class A-FL Certificate”:  Any one of the Certificates with a “Class A-FL” designation on the face thereof, substantially in the form of Exhibit A-7 attached hereto, and evidencing a beneficial interest in the Class A-FL Grantor Trust for purposes of the Grantor Trust Provisions.

“Class A-FL Distribution Conversion”:  With respect to any Distribution Date (i) upon the occurrence and during the continuation of a Class A-FL Swap Default of the nature described in clause (i) of the definition of Class A-FL Swap Default while the Swap Trustee on behalf of the Class A-FL Grantor Trust is pursuing remedies under the Class A-FL Swap Contract pursuant to Section 3.29 or (ii) immediately upon and following the termination of the Class A-FL Swap Contract until a replacement Class A-FL Swap Contract is entered into, if any, the conversion of distributions on the Class A-FL Certificates from distributions based, in part, on floating interest payments from the Class A-FL Swap Counterparty under the Class A-FL Swap Contract to distributions based solely on fixed interest distributions in respect of the Class A-FL Regular Interest, as specified in Section 4.01(l).

“Class A-FL Fixed Swap Payment”:  With respect to any Distribution Date, the fixed amount required to be paid to the Class A-FL Swap Counterparty by the Class A-FL Grantor Trust under the Class A-FL Swap Contract.

“Class A-FL Floating Rate Account”:  The trust account or accounts created and maintained as a separate account or accounts (or as a subaccount of the Distribution Account) by the Swap Trustee in the Class A-FL Grantor Trust pursuant to Section 3.04(c), which shall be entitled “[__________], as Trustee, in trust for the registered holders of Banc of America Merrill Lynch Commercial Mortgage Inc., Commercial Mortgage Pass-Through Certificates, Series [_____], Class A-FL Certificates, Class A-FL Floating Rate Account”, and which must be an Eligible Account (or a subaccount of an Eligible Account).  The Class A-FL Floating Rate Account shall not be an asset of either REMIC I or REMIC II.

“Class A-FL Floating Swap Payment”:  With respect to any Distribution Date, the floating amount required to be paid to the Class A-FL Grantor Trust by the Class A-FL Swap Counterparty under the Class A-FL Swap Contract.

“Class A-FL Grantor Trust”:  That certain “grantor trust” (within the meaning of the Grantor Trust Provisions), designated as the “Class A-FL Grantor Trust”, the assets of which are the Class A-FL Grantor Trust Assets and established on or prior to the Closing Date and maintained in the name of the Swap Trustee for the benefit of each of the holders of the Class A-FL Certificates.

“Class A-FL Grantor Trust Assets”:  The segregated pool of assets consisting of the A-FL Regular Interest, the Class A-FL Swap Contract and the Class A-FL Floating Rate Account and the proceeds thereof, the beneficial ownership of which is represented by the Class A-FL Certificates.

“Class A-FL Interest Distribution Amount”:  With respect to any Distribution Date, an amount equal to (A) the sum of:  (i) the Distributable Certificate Interest received in respect of the Class A-FL Regular Interest for such Distribution Date, (ii) the Class A-FL Net Swap Payment, if any payable by the Class A-FL Swap Counterparty, and (iii) any termination payment paid by the Class A-FL Swap Counterparty to the Swap Trustee upon the termination of the Class A-FL Swap Contract provided no replacement Class A-FL Swap Contract has been entered into prior to such Distribution Date, less (B) the Class A-FL Net Swap Payment, if any payable by the Class A-FL Grantor Trust, for such Distribution Date.

“Class A-FL Net Swap Payment”:  With respect to the related Interest Accrual Period, net payment required to be made by (A) the Class A-FL Grantor Trust to the Class A-FL Swap Counterparty to the extent of any excess of (i) the Class A-FL Fixed Swap Payment over (ii) the Class A-FL Floating Swap Payment for such period or (B) the Class A-FL Swap Counterparty to the Class A-FL Grantor Trust to the extent of any excess of (x) the Class A-FL Floating Swap Payment for such period over (y) the Class A-FL Fixed Swap Payment for such period.

“Class A-FL Pass-Through Rate”:  For any Distribution Date on which a Class A-FL Distribution Conversion has not occurred and is not continuing, a per annum rate equal to LIBOR plus [___]% and, for any Distribution Date on which a Class A-FL Distribution Conversion has occurred and is continuing a per annum rate equal to the Weighted Average Adjusted Net Mortgage Rate.

“Class A-FL Principal Distribution Amount”:  With respect to any Distribution Date, an amount equal to the amount of principal allocated pursuant to Section 4.01 in respect of the Class A-FL Regular Interest on such Distribution Date.

“Class A-FL Regular Interest”:  The uncertificated interest in REMIC II, designated as “Class A-FL”, constituting a “regular interest” in REMIC II for purposes of the REMIC Provisions and having the characteristics attributable thereto in this Agreement.

“Class A-FL Regular Interest Pass-Through Rate”:  A per annum rate equal to the Weighted Average Adjusted Net Mortgage Rate.

“Class A-FL Swap Contract”:  The 1992 ISDA-Master Agreement (Multi-Currency Cross Border) together with the related schedule, confirmation and any annexes thereto, dated as of [__________], by and among the A-FL Swap Counterparty and the Swap Trustee on behalf of the Class A-FL Grantor Trust, or any replacement interest rate swap contract entered into by the Swap Trustee in accordance with this Agreement.

“Class A-FL Swap Counterparty”:  [__________], a [__________], acting in such capacity or its successor in interest or any swap counterparty under a replacement Class A-FL Swap Contract.

“Class A-FL Swap Default”:  Any failure on the part of the Class A-FL Swap Counterparty to (i) make a required payment under the Class A-FL Swap Contract, as and when due thereunder or (ii) any early termination date as designated under the Class A-FL Swap Contract shall have occurred.

“Class A-FL Swap Termination Fees”:  Any fees or expenses payable by the Class A-FL Swap Counterparty to the Class A-FL Grantor Trust in connection with a Class A-FL Swap Default, termination of the Class A-FL Swap Contract or liquidation of the Class A-FL Swap Contract, as specified in the Class A-FL Swap Contract.

“Class B Certificate”:  Any one of the Certificates with a “Class B” designation on the face thereof, substantially in the form of Exhibit A-3 attached hereto, and evidencing a “regular interest” in REMIC II for purposes of the REMIC Provisions.

“Class B Pass-Through Rate”:  A per annum rate equal to [___]%; provided, however, that the Class B Pass-Through Rate shall not exceed the Weighted Average Adjusted Net Mortgage Rate for the related Distribution Date.

“Class C Certificate”:  Any one of the Certificates with a “Class C” designation on the face thereof, substantially in the form of Exhibit A-4 attached hereto, and evidencing a “regular interest” in REMIC II for purposes of the REMIC Provisions.

“Class C Pass-Through Rate”:  A per annum rate equal to the Weighted Average Adjusted Net Mortgage Rate for the related Distribution Date.

“Class Principal Balance”:  The aggregate principal amount of any Class of Sequential Pay Certificates or the Class A-FL Regular Interest outstanding as of any date of determination.  As of the Closing Date, the Class Principal Balance of each such Class of Sequential Pay Certificates or Class A-FL Regular Interest shall equal the Initial Class Principal Balance thereof.  On each Distribution Date, the Class Principal Balance of each Class of Sequential Pay Certificates and the Class A-FL Regular Interest shall be permanently reduced by the amount of any distributions of principal made thereon on such Distribution Date pursuant to Section 4.01(b) and shall be further permanently reduced on such Distribution Date as and to the extent provided in Section 4.04.  The Class Principal Balance of the Class A-FL Certificates shall be equal at all times to the Class Principal Balance of the Class A-FL Regular Interest.

“Class R-I Certificate”:  Any one of the Certificates with a “Class R-I” designation on the face thereof, substantially in the form of Exhibit A-5 attached hereto, and evidencing the REMIC I Residual Interest for purposes of the REMIC Provisions.

“Class R-II Certificate”:  Any one of the Certificates with a “Class R-II” designation on the face thereof, substantially in the form of Exhibit A-6 attached hereto, and evidencing the sole Class of “residual interest” in REMIC II for purposes of the REMIC Provisions.

[“Class X Certificate”:  Any one of the Certificates with a “Class X” designation on the face thereof, substantially in the form of Exhibit A-2 attached hereto, and evidencing a “regular interest” in REMIC II for purposes of the REMIC Provisions.]

[“Class X Notional Amount”:  As of any date of determination, the sum of the then Component Notional Amounts of all of the Components.]

[“Class X Pass-Through Rate”:  With respect to the initial Distribution Date, [_____]% per annum, and for any subsequent Distribution Date, the weighted average of the Class X Strip Rates for the respective Components for such Distribution Date (weighted on the basis of the respective Component Notional Amounts of such Components outstanding immediately prior to such Distribution Date).]

[“Class X Strip Rate”:  With respect to any Class of Components for any Distribution Date, a rate per annum equal to (i) the Weighted Average Adjusted Net Mortgage Rate for such Distribution Date, minus (ii) the Pass-Through Rate for the Corresponding Certificates (provided that in no event shall any Class X Strip Rate be less than zero).]

“Clearstream”:  Clearstream Banking, société anonyme.

“Closing Date”:  [____________] [__], 201[_].

“Code”:  The Internal Revenue Code of 1986, as amended.

“Collection Period”:  With respect to any Distribution Date, the period commencing immediately following the Determination Date in the calendar month preceding the month in which such Distribution Date occurs (or, in the case of the initial Distribution Date, commencing immediately following the Cut-off Date) and ending on and including the Determination Date in the calendar month in which such Distribution Date occurs.

“Commission”:  The Securities and Exchange Commission.

With respect to any Distribution Date, any payment made by the Master Servicer pursuant to Section 3.19(e) to cover any Balloon Payment Interest Shortfall and Prepayment Interest Shortfalls incurred during the related Collection Period.

[“Component”:  Each of Component XA, Component XA-FL, Component XB and Component XC.]

[“Component Notional Amount”:  With respect to each Component and any date of determination, an amount equal to the then REMIC I Principal Balance of its Corresponding REMIC I Regular Interest.]

[“Component XA”:  One of the four components of the Class X Certificates having a Component Notional Amount equal to the then-current REMIC I Principal Balance of REMIC I Regular Interest LA as of any date of determination.]

“Component XA-FL”:  One of the four components of the Class X Certificates having a Component Notional Amount equal to the then-current REMIC I Principal Balance of REMIC I Regular Interest LA-FL as of any date of determination.

[“Component XB”:  One of the four components of the Class X Certificates having a Component Notional Amount equal to the then-current REMIC I Principal Balance of REMIC I Regular Interest LB as of any date of determination.]

[“Component XC”:  One of the four components of the Class X Certificates having a Component Notional Amount equal to the then-current REMIC I Principal Balance of REMIC I Regular Interest LC as of any date of determination.]

“Condemnation Proceeds”:  All cash amounts received by the Master Servicer or the Special Servicer in connection with the taking of all or a part of a Mortgaged Property by exercise of the power of eminent domain or condemnation, exclusive of any portion thereof required to be released to the related Mortgagor or any other third-party in accordance with applicable law and/or the terms and conditions of the related loan documents or any other applicable document.

“Confidential Information”:  As defined in Section 3.24.

“Controlling Class”:  As of any date of determination, the outstanding Class of Sequential Pay Certificates or Class A-FL Certificates with the lowest Payment Priority that has a then outstanding Class Principal Balance at least equal to 25% of the Initial Class Principal Balance thereof (or, if no Class of Sequential Pay Certificates or Class A-FL Certificates has a Class Principal Balance at least equal to 25% of the Initial Class Principal Balance thereof, then the “Controlling Class” shall be the outstanding Class of Sequential Pay Certificates or Class A-FL Certificates with the then largest outstanding Class Principal Balance).

“Controlling Class Certificateholders”:  Each Holder (or Certificate Owner, if applicable) of a Certificate of the Controlling Class as certified to the Trustee from time to time by such Holder (or Certificate Owner).

“Corporate Trust Office”:  The principal corporate trust office of the Trustee, for purposes of Certificate transfer services, at the date of the execution of this Agreement is located at [______________], Attention:  [______________], and with respect to any successor Trustee, the principal office thereof as designated in writing to the Depositor.

“Corrected Mortgage Loan”:  Any Mortgage Loan that had been a Specially Serviced Mortgage Loan but as to which all Servicing Transfer Events have ceased to exist other than in connection with a sale pursuant to Section 3.18.

“Corresponding Certificate”:  As defined in the Preliminary Statement with respect to any Corresponding Component or any Corresponding REMIC I Regular Interest.

“Corresponding Component”:  As defined in the Preliminary Statement with respect to any Corresponding Certificate or any Corresponding REMIC I Regular Interest.

“Corresponding REMIC I Regular Interest”:  As defined in the Preliminary Statement with respect to any Corresponding Certificate or any Corresponding Component.

“Covered Risks”:  As defined in Section 3.07(a).

“CPR”:  As defined in the Base Prospectus.

[“Cross-Collateralized Mortgage Loan”:  Any Loan that is, by its terms, cross-collateralized and cross-defaulted with any other Loan.]

[“Cross-Collateralized Set”:  Any set of Loans that is cross-collateralized and cross-defaulted with each other.]

CREFC”:  The Commercial Mortgage Securities Association, or any association or organization that is a successor thereto.  If neither such association nor any successor remains in existence, “CREFC” shall be deemed to refer to such other association or organization as may exist whose principal membership consists of servicers, trustees, issuers, initial purchasers, placement agents and underwriters generally involved in the commercial mortgage loan securitization industry that is the principal such association or organization in the commercial mortgage loan securitization industry and one of whose principal purposes is the establishment of industry standards for reporting transaction-specific information relating to commercial mortgage pass-through certificates and commercial mortgage-backed bonds and the commercial mortgage loans and foreclosed properties underlying or backing them to investors holding or owning such certificates or bonds, and any successor to such other association or organization.  If an organization or association described in one of the preceding sentences of this definition does not exist, “CREFC” shall be deemed to refer to such other association or organization as shall be selected by the Master Servicer and reasonably acceptable to the Trustee, the Special Servicer and the Directing Certificateholder.

“CREFC Advance Recovery Report”:  The monthly report substantially in the form of, and containing the information called for in, the downloadable form of the “Advance Recovery Report” available as of the Closing Date on the CREFC Website, or such other form for the presentation of such information and containing such additional information as may from time to time be approved by the CREFC for commercial mortgage securities transactions generally and, insofar as it requires the presentation of information in addition to that called for by the form of the “Advance Recovery Report” available as of the Closing Date on the CREFC Website, is reasonably acceptable to the Trustee.

“CREFC Bond Level File”:  The monthly report substantially in the form of, and containing the information called for in, the downloadable form of the “Bond Level File” available as of the Closing Date on the CREFC Website, or such other form for the presentation of such information and containing such additional information as may from time to time be recommended by the CREFC for commercial mortgage securities transactions generally and is reasonably acceptable to the Trustee.

“CREFC Collateral Summary File”:  The report substantially in the form of, and containing the information called for in, the downloadable form of the “Collateral Summary File” available as of the Closing Date on the CREFC Website, or such other form for the presentation of such information and containing such additional information as may from time to time be recommended by the CREFC for commercial mortgage securities transactions generally and is reasonably acceptable to the Trustee.

“CREFC Comparative Financial Status Report”:  A report substantially in the form of, and containing the information called for in, the downloadable form of the “Comparative Financial Status Report” available as of the Closing Date on the CREFC Website, or such other form for the presentation of such information as may from time to time be recommended by the CREFC for commercial mortgage securities transactions generally and is reasonably acceptable to the Master Servicer and the Special Servicer.

“CREFC Delinquent Loan Status Report”:  A report substantially in the form of, and containing the information called for in, the downloadable form of the “Delinquent Loan Status Report” available as of the Closing Date on the CREFC Website, or such other form for the presentation of such information and containing such additional information as may from time to time be recommended by the CREFC for commercial mortgage securities transactions generally and is reasonably acceptable to the Master Servicer and the Special Servicer.

“CREFC Financial File”:  A report substantially in the form of, and containing the information called for in, the downloadable form of the “Financial File” available as of the Closing Date on the CREFC Website, or such other form for the presentation of such information and containing such additional information as may from time to time be recommended by the CREFC for commercial mortgage securities transactions generally and is reasonably acceptable to the Master Servicer.

“CREFC Historical Loan Modification and Corrected Mortgage Loan Report”:  A report substantially in the form of, and containing the information called for in, the downloadable form of the “Historical Loan Modification and Corrected Mortgage Loan Report” available as of the Closing Date on the CREFC Website, or such other form for the presentation of such information and containing such additional information as may from time to time be recommended by the CREFC for commercial mortgage securities transactions generally and is reasonably acceptable to the Master Servicer and the Special Servicer.

 “CREFC Investor Reporting Package”:  Collectively refers to:

(a)  the following seven electronic files:  (i) CREFC Bond Level File, (ii) CREFC Collateral Summary File, (iii) CREFC Property File, (iv) CREFC Loan

Periodic Update File, (v) CREFC Loan Setup File, (vi) CREFC Financial File, and (vii) CREFC Special Servicer Loan File;

(b)  the following eight supplemental reports:  (i) CREFC Comparative Financial Status Report, (ii) CREFC Delinquent Loan Status Report, (iii) CREFC Historical Loan Modification and Corrected Mortgage Loan Report, (iv) CREFC Operating Statement Analysis Report, (v) CREFC NOI Adjustment Worksheet, (vi) CREFC REO Status Report, (vii) CREFC Servicer Watch List and (viii) CREFC Loan Level Reserve – LOC Report;

(c)  the CREFC Advance Recovery Report; and

(d)  such other reports as CREFC may designate as part of the CREFC Investor Reporting Package that are reasonably acceptable to the Master Servicer, Special Servicer or Trustee, as applicable.

“CREFC Loan Level Reserve-LOC Report”:  The monthly report substantially in the form of, and containing the information called for in, the downloadable form of the “Loan Level Reserve LOC Report” available as of the Closing Date on the CREFC Website, or such other form for the presentation of such information and containing such additional information as may from time to time be recommended by the CREFC for commercial mortgage securities transactions generally and is reasonably acceptable to the Master Servicer.

“CREFC Loan Periodic Update File”:  The monthly report substantially in the form of, and containing the information called for in, the downloadable form of the “Loan Periodic Update File” available as of the Closing Date on the CREFC Website, or such other form for the presentation of such information and containing such additional information as may from time to time be recommended by the CREFC for commercial mortgage securities transactions generally and is reasonably acceptable to the Master Servicer, the Special Servicer and the Trustee.

“CREFC Loan Setup File”:  The report substantially in the form of, and containing the information called for in, the downloadable form of the “Loan Setup File” available as of the Closing Date on the CREFC Website, or such other form for the presentation of such information and containing such additional information as may from time to time be recommended by the CREFC for commercial mortgage securities transactions generally and is reasonably acceptable to the Master Servicer, the Special Servicer and the Trustee.

“CREFC NOI Adjustment Worksheet”:  A report substantially in the form of, and containing the information called for in, the downloadable form of the “NOI Adjustment Worksheet” available as of the Closing Date on the CREFC Website, or such other form for the presentation of such information and containing such additional information as may from time to time be recommended by the CREFC for commercial mortgage securities transactions generally and is acceptable to the Master Servicer or the Special Servicer, as applicable, and in any event, shall present the computations made in accordance with the methodology described in such form to “normalize” the full year net operating income and debt service coverage numbers used in the other reports required by this Agreement.

“CREFC Operating Statement Analysis Report”:  A report substantially in the form of, and containing the information called for in, the downloadable form of the “Operating Statement Analysis Report” available as of the Closing Date on the CREFC Website or in such other form for the presentation of such information and containing such additional information as may from time to time be recommended by the CREFC for commercial mortgage-backed securities transactions generally and is reasonably acceptable to the Master Servicer.

“CREFC Property File”:  A report substantially in the form of, and containing the information called for in, the downloadable form of the “Property File” available as of the Closing Date on the CREFC Website, or such other form for the presentation of such information and containing such additional information as may from time to time be recommended by the CREFC for commercial mortgage securities transactions generally and is reasonably acceptable to the Master Servicer and the Special Servicer.

“CREFC Reconciliation of Funds Report”:  The report substantially in the form of, and containing the information called for in, the downloadable form of the “Reconciliation of Funds Report” available as of the Closing Date on the CREFC Website, or such other form for the presentation of such information and containing such additional information as may from time to time be recommended by the CREFC for commercial mortgage securities transactions generally and is reasonably acceptable to the Trustee.

“CREFC REO Status Report”:  A report substantially in the form of, and containing the information called for in, the downloadable form of the “REO Status Report” available as of the Closing Date on the CREFC Website, or in such other form for the presentation of such information and containing such additional information as may from time to time be recommended by the CREFC for commercial mortgage securities transactions generally and is reasonably acceptable to the Special Servicer.

“CREFC Servicer Watch List”:  For any Determination Date, a report substantially in the form of, and containing the information called for in, the downloadable form of the “Servicer Watch List” available as of the Closing Date on the CREFC Website, or in such other final form for the presentation of such information and containing such additional information as may from time to time be promulgated as recommended by the CREFC for commercial mortgage securities transactions generally and, insofar as it requires the presentation of information in addition to that called for by the form of the “Servicer Watch List” available as of the Closing Date on the CREFC Website, is reasonably acceptable to the Master Servicer or the Special Servicer, as applicable.

“CREFC Special Servicer Loan File”:  The monthly report substantially in the form of, and containing the information called for in, the downloadable form of the “Special Servicer Loan File” available as of the Closing Date on the CREFC Website, or such other form for the presentation of such information and containing such additional information as may from time to time be recommended by the CREFC for commercial mortgage securities transactions generally and is reasonably acceptable to the Special Servicer.

“CREFC Website”:  The CREFC’s Website located at “www.cmbs.org” or such other primary website as the CREFC may establish for dissemination of its report forms.

“Current Principal Distribution Amount”:  With respect to any Distribution Date, an amount (calculated in accordance with Section 1.03) equal to the aggregate of, without duplication:

(1)  the principal portions of all Monthly Payments (other than Balloon Payments) and any Assumed Monthly Payments due or deemed due, as the case may be, made by or on behalf of the related borrower or advanced in respect of the Mortgage Loans and any REO Loans for their respective Due Dates occurring during the related Collection Period or any prior Collection Period;

(2)  all Principal Prepayments received on the Mortgage Loans during the related Collection Period;

(3)  with respect to any Balloon Loan that is included in the Trust Fund, as to which the related Stated Maturity Date occurred during or prior to the related Collection Period, any payment of principal (exclusive of any Principal Prepayment and any amount described in subclause (d) below) that was made by or on behalf of the related Mortgagor during the related Collection Period, net of any portion of such payment that represents a recovery of the principal portion of any Monthly Payment (other than a Balloon Payment) due, or the principal portion of any Assumed Monthly Payment deemed due, in respect of such Balloon Loan on a Due Date during or prior to the related Collection Period and not previously recovered;

(4)  all Liquidation Proceeds (net of Liquidation Expenses), Insurance Proceeds (net of related expenses) and Condemnation Proceeds (net of related expenses) received on or in respect of the Mortgage Loans during the related Collection Period that were identified and applied by the Master Servicer as recoveries of principal thereof, in each case net of any portion of such amounts that represents a recovery of the principal portion of any Monthly Payment (other than a Balloon Payment) due, or of the principal portion of any Assumed Monthly Payment deemed due, in respect of any such Mortgage Loan on a Due Date during or prior to the related Collection Period and not previously recovered; and

(5)  all Liquidation Proceeds (net of Liquidation Expenses), Insurance Proceeds (net of related expenses), Condemnation Proceeds (net of related expenses)and REO Revenues received on or in respect of any REO Properties during the related Collection Period that were identified and applied by the Master Servicer as recoveries of principal of the related REO Loans, in each case net of any portion of such amounts that represents a recovery of the principal portion of any Monthly Payment (other than a Balloon Payment) due, or of the principal portion of any Assumed Monthly Payment deemed due, in respect of any such REO Loan or the predecessor Mortgage Loan on a Due Date during or prior to the related Collection Period and not previously recovered.

“Custodian”:  A Person who is at any time appointed by the Trustee pursuant to Section 8.11 as a document custodian for the Mortgage Files, which Person shall not be the Depositor, the Mortgage Loan Seller or an Affiliate of either of them.

“Cut-off Date”:  [____________] [__], 201[_].

“Cut-off Date Balance”:  With respect to any Mortgage Loan, the outstanding principal balance of such Mortgage Loan as of the Cut-off Date, net of all unpaid payments of principal due in respect thereof on or before such date.

“Debt Service Coverage Ratio”:  With respect to any Mortgage Loan, as of any date of determination, and calculated without regard to any cross collateralization feature of such Mortgage Loan, the ratio of (x) the Net Cash Flow (before payment of any debt service on such Mortgage Loan) generated by the related Mortgaged Property or Mortgaged Properties during the most recently ended period of not more than 12 months or less than three months for which financial statements (whether or not audited) have been received by or on behalf of the Mortgage Loan Seller (prior to the Closing Date) or the Master Servicer or the Special Servicer (following the Closing Date), to (y) the product of the amount of the Monthly Payment in effect for such Mortgage Loan as of such date of determination, multiplied by the number of months represented in the financial statements.  The Master Servicer may, in accordance with CREFC reporting standards, report Net Cash Flow with respect to each Mortgaged Property where one or more Mortgage Loans are secured by multiple Mortgaged Properties; provided, however, that for purposes of determining Debt Service Coverage Ratio compliance, calculations shall be made at the Mortgage Loan level.

“Default Charges”:  Any Default Interest and/or late payment charges that are paid or payable, as the context may require, in respect of any Mortgage Loan or REO Loan.

“Default Interest”:  With respect to any Mortgage Loan (or successor REO Loan), any amounts collected thereon, other than late payment charges or Prepayment Premiums that represent interest in excess of interest accrued on the principal balance of such Mortgage Loan (or REO Loan) at the related Mortgage Rate, such excess interest arising out of a default under such Mortgage Loan.

“Defaulted Mortgage Loan”:  A Mortgage Loan (i) that is delinquent 60 days or more in respect to a Monthly Payment (not including the Balloon Payment) or (ii) is delinquent in respect of its Balloon Payment unless the Master Servicer has, on or prior to the due date of such Balloon Payment, received written evidence from an institutional lender of such lender’s binding commitment to refinance such Mortgage Loan within 60 days after the due date of such Balloon Payment (provided that if such refinancing does not occur during such time specified in the commitment, the related Mortgage Loan will immediately become a Defaulted Mortgage Loan), in either case such delinquency to be determined without giving effect to any grace period permitted by the related Mortgage or Mortgage Note and without regard to any acceleration of payments under the related Mortgage and Mortgage Note, or (iii) as to which the Master Servicer or Special Servicer has, by written notice to the related Mortgagor, accelerated the maturity of the indebtedness evidenced by the related Mortgage Note.

“Defaulting Party”:  As defined in Section 7.01(b).

“Defective Mortgage Loan”:  Any Mortgage Loan as to which there exists a Material Breach or a Material Document Defect that was not cured in all material respects.

“Definitive Certificate”:  As defined in Section 5.03(a).

“Deleted Mortgage Loan”:  A Defective Mortgage Loan that is repurchased from the Trust or replaced with one or more Replacement Mortgage Loans, in either case as contemplated by Section 2.03.

“Demand”: means any request or demand to repurchase or replace a Mortgage Loan for a breach of representation or warranty or document deficiency.

“Denomination”:  As defined in Section 5.01(a).

“Depositor”:  Banc of America Merrill Lynch Commercial Mortgage Inc., or its successor in interest.

“Depository”:  The Depository Trust Company, or any successor Depository hereafter named.  The nominee of the initial Depository for purposes of registering those Certificates that are to be Book-Entry Certificates, is Cede & Co.  The Depository shall at all times be a “clearing corporation” as defined in Section 8-102(3) of the Uniform Commercial Code of the State of New York and a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act.

“Depository Participant”:  A broker, dealer, bank or other financial institution or other Person for whom from time to time the Depository effects book-entry transfers and pledges of securities deposited with the Depository.

“Depository Rules”:  As defined in Section 5.02(b).

“Determination Date”:  With respect to any Distribution Date, the earlier of (i) the [sixth] day of the month in which such Distribution Date occurs, or if such [sixth] day is not a Business Day, the immediately preceding Business Day, and (ii) [fourth] Business Day before such Distribution Date.

“Directing Certificateholder”:  The Controlling Class Certificateholder (or its designee) selected by the Majority Certificateholder of the Controlling Class, as certified by the Trustee from time to time; provided, however, that (i) absent such selection, or (ii) until a Directing Certificateholder is so selected, or (iii) upon receipt of a notice from a majority of the Controlling Class, by Certificate Principal Balance, that a Directing Certificateholder is no longer designated, the Controlling Class Certificateholder that owns the largest aggregate Certificate Principal Balance of the Controlling Class will be the Directing Certificateholder.  The initial Directing Certificateholder is [__________________].

“Directly Operate”:  With respect to any REO Property, the furnishing or rendering of services to the tenants thereof, the management or operation of such REO Property, the holding of such REO Property primarily for sale to customers (other than the sale of a REO Property pursuant to Section 3.18, the performance of any construction work thereon or any use of such REO Property in a trade or business conducted by REMIC I other than through an Independent Contractor; provided, however, that the Special Servicer (or any Sub-Servicer on behalf of the Special Servicer) shall not be considered to Directly Operate a REO Property solely because the Special Servicer (or any Sub-Servicer on behalf of the Special Servicer) establishes rental terms, chooses tenants, enters into or renews leases, deals with taxes and insurance, or makes decisions as to, or funds, repairs or capital expenditures with respect to such REO Property (including, without limitation, construction activity to effect repairs or in conjunction with leasing activity).

“Discount Rate”  As defined in Section 4.01(c).

“Dispute”:  means, with respect to any Demand, any disagreement (whether oral or in writing) between the applicable Request Recipient and the Person making such Demand whether to pursue or act in accordance with, as applicable, such Demand.

“Disqualified Non-U.S. Persons”:  With respect to a Class R Certificate, any Non-U.S. Person or agent thereof other than (i) a Non-U.S. Person that holds the Class R Certificate in connection with the conduct of a trade or business within the United States and has furnished the transferor and the Certificate Registrar with an effective IRS Form W-8ECI (or successor form) or (ii) a Non-U.S. Person that has delivered to both the transferor and the Certificate Registrar an opinion of a nationally recognized tax counsel to the effect that the transfer of the Class R Certificate to it is in accordance with the requirements of the Code and the regulations promulgated thereunder and that such transfer of the Class R Certificate will not be disregarded for federal income tax purposes.

“Disqualified Organization”:  Any of the following:  (i) the United States or a possession thereof, any State or any political subdivision thereof, or any agency or instrumentality of any of the foregoing (other than an instrumentality that is a corporation if all of its activities are subject to tax and, except for Freddie Mac, a majority of its board of directors is not selected by any such governmental unit), (ii) a foreign government, international organization, or any agency or instrumentality of either of the foregoing, (iii) any organization (except certain farmers’ cooperatives described in Section 521 of the Code) that is exempt from the tax imposed by Chapter 1 of the Code (unless such organization is subject to the tax imposed by Section 511 of the Code on unrelated business taxable income), (iv) rural electric and telephone cooperatives described in Section 1381 of the Code or (v) any other Person so designated by the REMIC Administrator based upon an Opinion of Counsel (provided to the Trustee by such Person at its expense) that the holding of an Ownership Interest in a Residual Certificate by such Person may cause the Trust or any Person having an Ownership Interest in any Class of Certificates, other than such Person, to incur a liability for any federal tax imposed under the Code that would not otherwise be imposed but for the Transfer of an Ownership Interest in a Residual Certificate to such Person.  The terms “United States”, “State” and “international organization” shall have the meanings set forth in Section 7701 of the Code or successor provisions.

“Distributable Certificate Interest”:  For any Distribution Date with respect to any Class of REMIC II Regular Certificates and the Class A-FL Regular Interest, the Accrued Certificate Interest in respect of such Class of Certificates and the Class A-FL Regular Interest for such Distribution Date, reduced (to not less than zero) by that portion, if any, of the Net Aggregate Prepayment Interest Shortfall for such Distribution Date allocated to such Class of Certificates or Class A-FL Regular Interest as set forth below.  The Net Aggregate Prepayment

Interest Shortfall, if any, for each Distribution Date shall be allocated, pro rata, to each Class of REMIC II Regular Certificates and the Class A-FL Regular Interest based on Accrued Certificate Interest for each such Class of Certificates or Class A-FL Regular Interest for such Distribution Date.

“Distribution Account”:  The segregated account or accounts created and maintained by the Trustee pursuant to Section 3.04(b) in trust for the Certificateholders, which shall be entitled “[________________], as Trustee, in trust for the registered holders of Banc of America Merrill Lynch Commercial Mortgage Inc., Commercial Mortgage Pass-Through Certificates, Series 201[_]-[_], Distribution Account”.

“Distribution Date”:  The [tenth] day of any month, or if such [tenth] day is not a Business Day, the Business Day immediately following, commencing in [____________].

“Distribution Date Statement”:  As defined in Section 4.02(a).

“Document Defect”:  With respect to any Mortgage Loan, any document required to be part of the related Mortgage File that has not been properly executed, is missing, contains information that does not conform in any material respect with the corresponding information set forth in the Mortgage Loan Schedule (and the terms of such document have not been modified by written instrument contained in the related Mortgage File), or does not appear to be regular on its face.

“Domestic Global Certificate”:  Any of the single, permanent global certificates that represents the Certificates sold in reliance on Rule 144A.

“DTC”:  As defined in Section 5.03(d).

“Due Date”:  With respect to (i) any Mortgage Loan on or prior to its Stated Maturity Date, the day of the month set forth in the related Mortgage Note on which each Monthly Payment on such Mortgage Loan is scheduled to be first due; (ii) any Mortgage Loan after its Stated Maturity Date, the day of the month set forth in the related Mortgage Note on which each Monthly Payment on such Mortgage Loan had been scheduled to be first due; and (iii) any REO Loan, the day of the month set forth in the related Mortgage Note on which each Monthly Payment on the related Mortgage Loan had been scheduled to be first due.

“Eligible Account”:  Any of (i) an account maintained with a federal or state chartered depository institution or trust company, including, without limitation, the Trustee (if it meets the following rating criteria), the long-term unsecured debt obligations of which are rated no less than “[_]” by [_] and “[_]” by [_] (or “[_]” by [_] if such depository’s short-term unsecured debt rating is no less than “[_]” by [_]) (if the deposits are to be held in the account for more than 30 days) (or if such account is maintained with [_] or [_] rated no less than “[_]” by [_] and with respect to [_] meets the requirements set forth in clause (i)), or the short-term unsecured debt obligations of which are rated no less than “[_]” by [_] and “[_]” by [_] (if the deposits are to be held in the account for 30 days or less), in each case, at any time funds are on deposit therein, (ii) a segregated trust account or accounts maintained with the corporate trust department of a federally chartered depository institution or trust company, including, without limitation, the Trustee, acting in its fiduciary capacity and subject to the regulations regarding fiduciary funds on deposit therein under 12 C.F.R. §9.10(b) that has a combined capital surplus of at least $50,000,000, (iii) a segregated trust account or accounts maintained with the corporate trust department of a state chartered depository institution or trust company, including, without limitation, the Trustee, acting in its fiduciary capacity and subject to regulations regarding fiduciary funds on deposit therein substantially similar to 12 C.F.R. §9.10(b) that has a combined capital surplus of at least $50,000,000, or (iv) any other account that would not result in the downgrade, qualification (if applicable) or withdrawal of the rating then assigned by either Rating Agency to any Class of Certificates (as evidenced by Rating Agency Confirmation from each Rating Agency).

“Emergency Advance”:  Any Advance, whether or not it is a Servicing Advance that, pursuant hereto, the Special Servicer has the option to make or to request the Master Servicer to make, that must be made within [five] Business Days of the Special Servicer’s becoming aware that it must be made to avoid any material penalty, any material harm to a Mortgaged Property or any other material adverse consequence to the Trust Fund.

“Environmental Insurance Policy”:  With respect to any Mortgaged Property or REO Property, any insurance policy covering pollution conditions and/or other environmental conditions in effect with respect to such Mortgaged Property or REO Property.

“ERISA”:  The Employee Retirement Income Security Act of 1974, as amended.

“Escrow Payment”:  Any payment received by the Master Servicer or the Special Servicer for the account of any Mortgagor for application toward the payment of real estate taxes, assessments, insurance premiums and similar items in respect of the related Mortgaged Property.

“Euroclear”:  Euroclear Bank S.A./N.V., as operator of the Euroclear System, or its successor in such capacity.

“Event of Default”:  One or more of the events described in Section 7.01(a).

“Excess Interest”:  With respect to any ARD Loan after its Anticipated Repayment Date, all interest accrued on the principal balance of such ARD Loan at the Excess Interest Rate (the payment of which interest shall, under the terms of such Loan, be deferred until the entire outstanding principal balance of such ARD Loan has been paid), together with all interest, if any, accrued at the related Mortgage Rate on such deferred interest.

“Excess Interest Distribution Account”:  The segregated account or sub-account of the Distribution Account created and maintained by the Trustee pursuant to Section 3.04(b), which shall be entitled “[_________________], in trust for the registered Holders of Banc of America Merrill Lynch Commercial Mortgage Inc., Commercial Mortgage Pass-Through Certificates, Series 201[_]-[_], Excess Interest Distribution Account”, and which must be an Eligible Account.  The Excess Interest Distribution Account shall not be an asset of REMIC I or REMIC II formed hereunder.

“Excess Interest Rate”:  With respect to any ARD Loan after its Anticipated Repayment Date, the incremental increase in the Mortgage Rate for such Loan resulting from the passage of such Anticipated Repayment Date.

“Excess Liquidation Proceeds”:  An amount equal to the excess, if any, of (a) the Net Liquidation Proceeds from the sale or liquidation of a Specially Serviced Mortgage Loan or REO Property, over (b) the sum of:  (i) the amount needed to pay off the Mortgage Loan or related REO Loan in full, including any related Workout-Delayed Reimbursement Amounts, (ii) all unpaid Advances and any unpaid Advance Interest thereon, and (iii) any related Liquidation Fee.

“Excess Liquidation Proceeds Account”:  The segregated account or sub-account of the Distribution Account created and maintained by the Trustee pursuant to Section 3.04(d) in trust for the Certificateholders, which shall be entitled “[_______________], as Trustee, in trust for the registered holders of Banc of America Merrill Lynch Commercial Mortgage Inc., Commercial Mortgage Pass-Through Certificates, Series 201[_]-[_], Excess Liquidation Proceeds Account”.

“Exchange Act”:  The Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder.

“Exchange Act Filing”:  means any report on Form 10-D, Form 10-K or Form 8-K that is filed by the Trustee with respect to the Trust through the EDGAR system (to the extent prepared by or provided to the Trustee and within one Business Day of filing by the Trustee).

“Exchange Certificate”:  The certificate necessary to exchange an interest in a Regulation S Global Certificate for an interest in a Domestic Global Certificate, which is in the form of Exhibit P attached hereto, or the certificate necessary to exchange an interest in a Domestic Global Certificate for an interest in a Regulation S Global Certificate, which is in the form of Exhibit N or Exhibit O, as applicable, hereto, in each case as described in Section 5.02(m).

“Fannie Mae”:  The Federal National Mortgage Association or any successor.

“FDIC”:  The Federal Deposit Insurance Corporation or any successor.

“Final Distribution Date”:  The final Distribution Date on which any distributions are to be made on the Certificates as contemplated by Section 9.01.

“Final Recovery Determination”:  A determination made by the Special Servicer, in its reasonable, good faith judgment and in accordance with the Servicing Standard, with respect to any Mortgage Loan or REO Property (other than a Mortgage Loan that is paid in full and other than a Mortgage Loan or REO Property, as the case may be, that is repurchased or replaced by the Mortgage Loan Seller pursuant to the Mortgage Loan Purchase and Sale Agreement or purchased by the Master Servicer, the Special Servicer or any Controlling Class Certificateholder(s) pursuant to Section 9.01), that there has been a recovery of all related Insurance Proceeds, Condemnation Proceeds, Liquidation Proceeds and other payments or recoveries that will ultimately be recoverable.

“Financial Market Publishers”: means [__], [__], [__], [__], [__] and [__], or any successor entities thereof.

“FIRREA”:  The Financial Institutions Reform, Recovery and Enforcement Act of 1989 (as amended).

“Fixed Prepayment Premium”  As defined in Section 4.01(c).

“Form 8-K Disclosure Information”:  As defined in Section 11.07.

“Freddie Mac”:  The Federal Home Loan Mortgage Corporation or any successor.

“Free Writing Prospectus”:  The meaning assigned to “Free Writing Prospectus” in the Underwriting Agreement.

“Global Certificates”:  The Certificates represented by the Regulation S Global Certificates or the Domestic Global Certificates.

“Grantor Trust”:  A segregated asset pool within the Trust Fund consisting of (a) the assets in the Class A-FL Grantor Trust and (b) (i) the Excess Interest and (ii) the Excess Interest Distribution Account and all funds and assets held from time to time on deposit in the Excess Interest Distribution Account.

“Hazardous Materials”:  Any dangerous, toxic or hazardous pollutants, chemicals, wastes, or substances, including, without limitation, those so identified pursuant to CERCLA or any other federal, state or local environmental related laws and regulations, and specifically including, without limitation, asbestos and asbestos-containing materials, polychlorinated biphenyls (“PCBs”), radon gas, petroleum and petroleum products, urea formaldehyde and any substances classified as being “in inventory”, “usable work in process” or similar classification that would, if classified as unusable, be included in the foregoing definition.

“Holder”:  See the definition of “Certificateholder” in this Section 1.01.

“HUD-Approved Servicer”:  A servicer that is a mortgagee approved by the Secretary of Housing and Urban Development pursuant to Sections 207 and 211 of the National Housing Act.

“Independent”:  When used with respect to any specified Person, any such Person who (i) is in fact independent of the Depositor, the Master Servicer, the Special Servicer, the Trustee, the REMIC Administrator and any and all Affiliates thereof, (ii) does not have any direct financial interest in or any material indirect financial interest in any of the Depositor, the Master Servicer, the Special Servicer, the Trustee, the REMIC Administrator or any Affiliate thereof, and (iii) is not connected with the Depositor, the Master Servicer, the Special Servicer, the Trustee, the REMIC Administrator or any Affiliate thereof as an officer, employee, promoter, placement agent, trustee, partner, director or Person performing similar functions; provided, however, that a Person shall not fail to be Independent of the Depositor, the Master Servicer, the Special Servicer, the Trustee, the REMIC Administrator or any Affiliate thereof merely because such Person is the beneficial owner of 1% or less of any Class of securities issued by the

Depositor, the Master Servicer, the Special Servicer, the Trustee, the REMIC Administrator or any Affiliate thereof, as the case may be; provided, further, that such ownership constitutes less than 1% of the total assets owned by such Person.

“Independent Contractor”:  Any Person that would be an “independent contractor” with respect to REMIC I within the meaning of Section 856(d)(3) of the Code if REMIC I were a real estate investment trust (except that the ownership test set forth in that section shall be considered to be met by (i) any Person that owns, directly or indirectly, 35 percent or more of any Class of Certificates, or such other interest in any Class of Certificates as is set forth in an Opinion of Counsel, which shall not be an expense of the Trustee, the REMIC Administrator or the Trust, delivered to the Trustee and the REMIC Administrator), so long as REMIC I does not receive or derive any income from such Person; and provided that the relationship between such Person and REMIC I is at arm’s length, all within the meaning of Treasury Regulations Section 1.856-4(b)(5), or (ii) any other Person upon receipt by the Trustee and the REMIC Administrator of an Opinion of Counsel, which shall be at no expense to the Trustee, the REMIC Administrator or the Trust, to the effect that the taking of any action in respect of any REO Property by such Person, subject to any conditions therein specified, that is otherwise herein contemplated to be taken by an Independent Contractor will not cause such REO Property to cease to qualify as “foreclosure property” within the meaning of Section 860G(a)(8) of the Code, or cause any income realized in respect of such REO Property to fail to qualify as Rents from Real Property.

“Initial Class Principal Balance”:  With respect to any Class of Sequential Pay Certificates and the Class A-FL Regular Interest, the initial Class Principal Balance thereof as of the Closing Date, in each case as set forth in the Preliminary Statement hereto.

[“Initial Class X Notional Amount”:  With respect to the Class X Certificates, the initial Class X Notional Amount thereof as of the Closing Date equal to $[____________].]

“Initial Pool Balance”:  The aggregate Cut-off Date Balance of all the Mortgage Loans included in the Trust Fund as of the Closing Date.

“Initial Purchaser”:  Each of Merrill Lynch, Pierce, Fenner & Smith Incorporated and [____________].

“Initial Resolution Period”:  As defined in Section 2.03.

“Inquiry”:  As defined in Section 3.14(c).

“Institutional Accredited Investor”:  As defined in Section 5.02(b).

“Insurance Policy”:  With respect to any Mortgage Loan or REO Property, any hazard insurance policy, seismic (earthquake) insurance policy, business interruption insurance policy, flood insurance policy, title policy or other insurance policy that is maintained from time to time in respect of such Mortgage Loan (or the related Mortgaged Property) or in respect of such REO Property, as the case may be.

“Insurance Proceeds”:  Proceeds paid under any Insurance Policy, to the extent such proceeds are not applied to the restoration of the related Mortgaged Property or REO Property or released to the Mortgagor or any other third party as permitted under the related loan documents, in either case, in accordance with the Servicing Standard and with applicable law.

“Interest Accrual Basis”:  The basis on which interest accrues in respect of any Mortgage Loan, any REMIC I Regular Interest, any Class of REMIC II Regular Certificates or the Class A-FL Regular Interest, consisting of one of the following:  (i) a 30/360 Basis or (ii) an Actual/360 Basis.

“Interest Accrual Period”:  With respect to each Class of REMIC I Regular Interests, each Class of REMIC II Regular Certificates and the Class A-FL Regular Interest for any Distribution Date, the calendar month immediately preceding the month in which such Distribution Date occurs.  With respect to the Class A-FL Certificates, interest shall be calculated on an Actual/360 Basis and, for any Distribution Date, shall be deemed to accrue during the period from and including the [10]th calendar day of the month preceding the month in which the related Distribution Date occurs (or, in the case of the first Distribution Date, the Closing Date) to but excluding the [10]th calendar day of the month in which related Distribution Date occurs; provided, however, if a Class A-FL Distribution Conversion has occurred, the Interest Accrual Period with respect to the Class A-FL Certificates shall be the same as the Interest Accrual Period for the Class A-FL Regular Interest.

“Interest Deposit Amount”:  $[____________], with respect to one Mortgage Loan identified on the Mortgage Loan Schedule as Loan No. [____________], which amount represents the amount of interest that would have accrued at the related Mortgage Rate on the Stated Principal Balance as of [____________] of such Mortgage Loan had such Mortgage Loan been originated on [____________], for the period from and including [____________] to but excluding [____________].

“Interest Reserve Account”:  The segregated account or sub-account of the Certificate Account created and maintained by the Master Servicer pursuant to Section 4.05 in trust for the Certificateholders, which shall be entitled “Bank of America, National Association, on behalf of [____________], as Trustee, in trust for the registered holders of Banc of America Merrill Lynch Commercial Mortgage Inc., Commercial Mortgage Pass-Through Certificates, Series 201[_]-[_], Interest Reserve Account”.

“Interested Person”:  The Depositor, the Mortgage Loan Seller, the Master Servicer, any Sub-Servicer, the Special Servicer, the Trustee, any Holder of a Certificate or any Affiliate of any such Person.

“Investment Account”:  As defined in Section 3.06(a).

“Investment Grade Sequential Pay Certificates”:  The Class A, Class B and Class C Certificates.

“Investment Representation Letter”:  As defined in Section 5.02(b).

“Investor Certification”: means a certificate representing that such Person executing the certificate is a Certificateholder, a Certificate Owner or a prospective purchaser of a Certificate and that either (a) such Person is not a Mortgagor, a manager, an Affiliate of a Mortgagor or manager or an agent of any of the foregoing, in which case such Person shall have access to all the reports and information made available to Certificateholders under this Agreement, or (b) such Person is a Mortgagor, a manager, an Affiliate of a Mortgagor or manager or an agent of one or more of the foregoing, in which case such person shall only receive access to the Distribution Date Statements prepared by the Trustee.  The Investor Certification shall be substantially in the forms attached hereto as Exhibit Q-1 and Exhibit Q-2, respectively, may be submitted electronically via the Trustee’s website and, as a condition to an investor’s access to information made available by the Master Servicer or the Special Servicer, must be accompanied by a confidentiality agreement.  The Investor Certification may also include a representation that such person has received a copy of the Final Prospectus Supplement and the accompanying Base Prospectus.

“Investor Q&A Forum”:  has the meaning set forth in Section 3.14(c).

“Investor Registry”:  has the meaning set forth in Section 3.14(d).

“IRS”:  The Internal Revenue Service or any successor.

“Late Collections”:  With respect to any Mortgage Loan, all amounts received thereon during any Collection Period, whether as payments, Insurance Proceeds, Condemnation Proceeds, Liquidation Proceeds or otherwise that represent late collections of the principal and/or interest portions of a Monthly Payment (other than a Balloon Payment) or an Assumed Monthly Payment in respect of such Mortgage Loan due or deemed due, as the case may be, for a Due Date in a previous Collection Period, or for a Due Date coinciding with or preceding the Cut-off Date, and not previously received or recovered.  With respect to any REO Loan, all amounts received in connection with the related REO Property during any Collection Period, whether as Insurance Proceeds, Condemnation Proceeds, Liquidation Proceeds, REO Revenues or otherwise that represent late collections of the principal and/or interest portions of a Monthly Payment (other than a Balloon Payment) or an Assumed Monthly Payment in respect of the related Mortgage Loan or of an Assumed Monthly Payment in respect of such REO Loan due or deemed due, as the case may be, for a Due Date in a previous Collection Period and not previously received or recovered.

“Letter of Credit”:  With respect to any Mortgage Loan, any third-party letter of credit delivered by or at the direction of the Mortgagor pursuant to the terms of such Mortgage Loan in lieu of the establishment of, or deposit otherwise required to be made into, a Reserve Fund.

“LIBOR”:  With respect to the Class A-FL Certificates and each Interest Accrual Period, the rate for deposits in U.S. Dollars, for a period equal to one month, which appears on the Reuters Screen LIBOR01 Page as of 11:00 a.m., London time, on the related LIBOR Determination Date.  If such rate does not appear on Reuters Screen LIBOR01 Page, the rate for that Interest Accrual Period shall be determined on the basis of the rates at which deposits in U.S. Dollars are offered by any four major reference banks in the London interbank market selected by the Trustee to provide such bank’s offered quotation of such rates at approximately 11:00 a.m., London time, on the related LIBOR Determination Date to prime banks in the London interbank market for a period of one month, commencing on the first day of such Interest Accrual Period and in an amount that is representative for a single such transaction in the relevant market at the relevant time.  The Trustee shall request the principal London office of any four major reference banks in the London interbank market selected by the Trustee to provide a quotation of such rates, as offered by each such bank.  If at least two such quotations are provided, the rate for that Interest Accrual Period shall be the arithmetic mean of the quotations.  If fewer than two quotations are provided as requested, the rate for that Interest Accrual Period shall be the arithmetic mean of the rates quoted by major banks in New York City selected by the Trustee, at approximately 11:00 a.m., New York City time, on the LIBOR Determination Date with respect to such Interest Accrual Period for loans in U.S. Dollars to leading European banks for a period equal to one month, commencing on the first day of the related Interest Accrual Period with respect to such Interest Accrual Period and in an amount that is representative for a single such transaction in the relevant market at the relevant time.  The Trustee shall determine LIBOR for each Interest Accrual Period and the determination of LIBOR by Trustee shall be binding absent manifest error.  For the avoidance of doubt, unless such Swap Counterparty has been terminated pursuant to the related Swap Contract, the related Swap Counterparty shall perform all such LIBOR calculations on behalf of the Trustee.

“LIBOR Business Day”:  Any day on which commercial banks are open for international business (including dealings in U.S. Dollar deposits) in London, England.

“LIBOR Determination Date”:  (i) with respect to the initial Interest Accrual Period, the date that is two LIBOR Business Days prior to the Closing Date, and (ii) with respect to each Interest Accrual Period thereafter, the date that is two LIBOR Business Days prior to the beginning of the related Interest Accrual Period.

“Liquidation Event”:  With respect to any Mortgage Loan, any of the following events:  (i) such Mortgage Loan is paid in full; (ii) a Final Recovery Determination is made with respect to such Mortgage Loan; (iii) such Mortgage Loan (or related REO Loan) is repurchased by the Mortgage Loan Seller pursuant to Section [4] of the Mortgage Loan Purchase and Sale Agreement; (iv) such Mortgage Loan is sold pursuant to Section 3.18 or the related Mezzanine Loan Holder (if the related Defaulted Mortgage Loan has a related Mezzanine Loan) pursuant to any Mezzanine Intercreditor Agreement); (v) such Mortgage Loan is purchased by the Special Servicer or the Master Servicer pursuant to Section 9.01(b).  With respect to any REO Property (and the related REO Loan), any of the following events:  (i) a Final Recovery Determination is made with respect to such REO Property or (ii) such REO Property is purchased by the Master Servicer or the Special Servicer pursuant to Section 9.01.

“Liquidation Expenses”:  All customary, reasonable and necessary “out-of-pocket” costs and expenses due and owing (but not otherwise covered by Servicing Advances) in connection with the liquidation of any Specially Serviced Mortgage Loan or REO Property pursuant to Section 3.09 or Section 3.18 (including, without limitation, legal fees and expenses, committee or referee fees and, if applicable, brokerage commissions and conveyance taxes).

“Liquidation Fee”:  With respect to each Specially Serviced Mortgage Loan or REO Property, the fee designated as such and payable to the Special Servicer pursuant to the third paragraph of Section 3.11(c).  Notwithstanding the foregoing and for the avoidance of doubt, no Liquidation Fee shall be payable based upon, or out of, Liquidation Proceeds received in connection with (i) the repurchase of, or substitution for, any Mortgage Loan by the Mortgage Loan Seller for a breach of representation or warranty or for defective or deficient mortgage loan documentation, if such repurchase or substitution occurs not later than the later of (x) 180 days after the discovery or receipt of notice by the Mortgage Loan Seller of the Material Document Defect or Material Breach, as applicable, that gave rise to the particular repurchase or substitution obligation, and (y) the expiration of the time period (or extension thereof) provided for such repurchase or substitution if such repurchase or substitution occurs prior to the termination of any applicable extended resolution period, (ii) the purchase of any Specially Serviced Mortgage Loan by the holder of any related mezzanine loan, pursuant to the related mezzanine loan intercreditor agreement, within the ninety days following the date that such holder’s option to purchase such Specially Serviced Mortgage Loan first becomes exercisable, (iii) the purchase of all of the Mortgage Loans and REO Properties in connection with an optional termination of the Trust, (iv) the purchase of any Specially Serviced Mortgage Loan by the Special Servicer or any Affiliate thereof (other than the Majority Certificateholder of the Controlling Class), or (v) the purchase of any Specially Serviced Mortgage Loan or related REO Property, by the Majority Certificateholder of the Controlling Class or any affiliate thereof (other than the Special Servicer), if such purchase occurs within ninety days after the date on which the Special Servicer delivers to the Majority Certificateholder of the Controlling Class for its approval the initial Asset Status Report with respect to such Specially Serviced Mortgage Loan; provided, further, that, for the avoidance of doubt, the Special Servicer may not receive a Workout Fee and a Liquidation Fee with respect to the same proceeds collected on a Mortgage Loan or REO Loan.

“Liquidation Fee Rate”:  With respect to each Specially Serviced Mortgage Loan or REO Property as to which a Liquidation Fee is payable, [__]% ([__] basis points).

“Liquidation Proceeds”:  All cash amounts (other than Insurance Proceeds, Condemnation Proceeds and REO Revenues) received by the Master Servicer or the Special Servicer in connection with:  (i) the liquidation of a Mortgaged Property or other collateral constituting security for a Defaulted Mortgage Loan, through trustee’s sale, foreclosure sale, REO Disposition or otherwise, exclusive of any portion thereof required to be released to the related Mortgagor in accordance with applicable law and/or the terms and conditions of the related loan documents; (ii) the realization upon any deficiency judgment obtained against a Mortgagor; (iii) the purchase of a Defaulted Mortgage Loan pursuant to Section 3.18, by the Special Servicer or by the related Mezzanine Loan Holder pursuant to the related Mezzanine Intercreditor Agreement; (iv) the repurchase of a Mortgage Loan by the Mortgage Loan Seller pursuant to the Mortgage Loan Purchase and Sale Agreement; (v) the substitution of one or more Replacement Mortgage Loans for a Deleted Mortgage Loan by the Mortgage Loan Seller pursuant to the Mortgage Loan Purchase and Sale Agreement (such cash amounts being any Substitution Shortfall Amounts); and (vi) the purchase of a Mortgage Loan or REO Property by the Master Servicer, the Special Servicer or any Controlling Class Certificateholder(s) pursuant to Section 9.01.

“Litigation Control”:  As defined in Section 2.03(i).

“Lock-Box Agreement”:  With respect to any Mortgage Loan, the lock-box agreement, if any, between the related originator and the Borrower, pursuant to which an account created pursuant to the related loan documents to receive revenues therefrom, if any, may have been established.

“Lock-Box Account”:  With respect to any Lock-Box Agreement, the account(s) established pursuant to the terms of such agreement.

“MAI”:  Member of the Appraisal Institute.

“Majority Certificateholder”:  With respect to any specified Class or Classes of Certificates, as of any date of determination, any Holder or particular group of Holders of Certificates of such Class or Classes, as the case may be, entitled to a majority of the Voting Rights allocated to such Class or Classes, as the case may be.

“Master Servicer”:  Bank of America, National Association, its successor in interest or any successor master servicer appointed as herein provided.

“Master Servicer Remittance Amount”:  With respect to any Master Servicer Remittance Date, an amount equal to (a) all amounts on deposit in the Certificate Account as of the commencement of business on such Master Servicer Remittance Date, net of (b) any portion of the amounts described in clause (a) of this definition that represents one or more of the following:  (i) collected Monthly Payments that are due on a Due Date following the end of the related Collection Period, (ii) any unscheduled payments of principal (including, without limitation, Principal Prepayments) and interest, Liquidation Proceeds and Insurance Proceeds received after the end of the related Collection Period, (iii) any Prepayment Premiums received after the end of the related Collection Period, (iv) any amounts payable or reimbursable to any Person from the Certificate Account pursuant to any of clauses (ii) through (xix) of Section 3.05(a), (v) any Excess Liquidation Proceeds, (vi) any amounts deposited into the Certificate Account in error, and (vii) with respect to each Mortgage Loan that accrues interest on an Actual/360 Basis and any Distribution Date relating to the one-month period preceding the Distribution Date in each February (and in any January of a year that is not a leap year), an amount equal to the related Withheld Amount pursuant to Section 4.05; provided that, with respect to the Master Servicer Remittance Date that occurs in the same calendar month as the Final Distribution Date, the Master Servicer Remittance Amount will be calculated without regard to clauses (b)(i), (b)(ii) and (b)(iii) of this definition.

“Master Servicer Remittance Date”:  The Business Day immediately preceding each Distribution Date.

“Master Servicing Fee”:  With respect to each Mortgage Loan and REO Loan, the fee payable to the Master Servicer pursuant to Section 3.11(a) and from which any Primary Servicing Fee is payable.

“Master Servicing Fee Rate”:  With respect to each Mortgage Loan and any related REO Loan, the Administrative Fee Rate specified for each such Mortgage Loan on the Mortgage Loan Schedule minus the Trustee Fee Rate.

“Material Breach”:  A Breach that materially and adversely affects the interests of the Certificateholders, or any of them, with respect to the affected Mortgage Loan, including but not limited to a material and adverse effect on any of the distributions payable with respect to any of the Certificates or on the value of such Certificates or such Mortgage Loan.

“Material Document Defect”:  A Document Defect that materially and adversely affects the interests of the Certificateholders, or any of them, with respect to the affected Mortgage Loan, including but not limited to a material and adverse effect on any of the distributions payable with respect to any of the Certificates or on the value of such Certificates or such Mortgage Loan.

“Modified Loan”:  Any Mortgage Loan as to which any Servicing Transfer Event has occurred and that has been modified by the Special Servicer pursuant to Section 3.20 in a manner that:

(1)  affects the amount or timing of any payment of principal or interest due thereon (other than, or in addition to, bringing current Monthly Payments with respect to such Mortgage Loan);

(2)  except as expressly contemplated by the related loan documents, results in a release of the lien of the Mortgage on any material portion of the related Mortgaged Property without a corresponding Principal Prepayment in an amount or the delivery of substitute real property collateral with a fair market value (as is) that is not less than the fair market value (as is), as determined by an Appraisal delivered to the Special Servicer (at the expense of the related Mortgagor and upon which the Special Servicer may conclusively rely), of the property to be released; or

(3)  in the good faith and reasonable judgment of the Special Servicer, otherwise materially impairs the security for such Mortgage Loan or reduces the likelihood of timely payment of amounts due thereon.

“Monthly Payment”:  With respect to any Mortgage Loan, for any Due Date as of which such Mortgage Loan is outstanding, the scheduled monthly payment (or, in the case of an ARD Loan after its Anticipated Repayment Date, the minimum required monthly payment, exclusive of any Excess Interest and any excess cash flow) of principal and/or interest on such Mortgage Loan, including, without limitation, a Balloon Payment, that is actually payable by the related Mortgagor from time to time under the terms of the related Mortgage Note (as such terms may be changed or modified in connection with a bankruptcy or similar proceeding involving the related Mortgagor or a modification, waiver or amendment of such Mortgage Loan granted or agreed to by the Master Servicer or Special Servicer pursuant to Section 3.20 and applicable law); provided that the Monthly Payment due in respect of any ARD Loan after its Anticipated Repayment Date shall not include Excess Interest.

“Mortgage”:  With respect to any Mortgage Loan, separately and collectively, as the context may require, each mortgage, deed of trust and/or other similar document or instrument (together with any rider, addendum or amendment thereto) securing the related Mortgage Note and creating a lien on the related Mortgaged Property.

 “Mortgage File”:  With respect to any Mortgage Loan, subject to Sections 1.04 and 2.01, collectively the following documents:

(i)  the original executed Mortgage Note, endorsed (either on the face thereof or pursuant to a separate allonge) “Pay to the order of [____________], as Trustee, in trust for the registered holders of Banc of America Merrill Lynch Commercial Mortgage Inc., Commercial Mortgage Pass-Through Certificates, Series 201[_]-[_], without recourse” or in blank, and further showing a complete, unbroken chain of endorsement from the originator (if such originator is other than the Mortgage Loan Seller); or alternatively, if the original executed Mortgage Note has been lost, a lost note affidavit and indemnity from the Mortgage Loan Seller with a copy of such Mortgage Note;

(ii)  an original or a copy of the Mortgage and any intervening assignments that precede the assignment referred to in clause (iv) of this definition, in each case (unless the particular item has not been returned from the applicable recording office) with evidence of recording indicated thereon;

(iii)  an original or a copy of any related Assignment of Leases (if such item is a document separate from the Mortgage) and of any intervening assignments thereof that precede the assignment referred to in clause (v) of this definition, in each case (unless the particular item has not been returned from the applicable recording office) with evidence of recording indicated thereon;

(iv)  subject to the provisos at the end of this paragraph, an original executed assignment of the Mortgage, in favor of “[____________], as Trustee, in trust for the registered holders of Banc of America Merrill Lynch Commercial Mortgage Inc., Commercial Mortgage Pass-Through Certificates, Series 201[_]-[_]” or in blank, in recordable form (except for any missing recording information with respect to such Mortgage); provided that, if the related Mortgage has not been returned from the applicable public recording office, such assignment of Mortgage may exclude the information to be provided by the recording office;

(v)  an original executed assignment of any related Assignment of Leases (if such item is a document separate from the Mortgage), in favor of “[____________], as Trustee, in trust for the registered holders of Banc of America Merrill Lynch Commercial Mortgage Inc., Commercial Mortgage Pass-Through Certificates, Series 201[_]-[_]” or in blank, in recordable form (except for any missing recording information with respect to such Assignment of Leases);

(vi)  originals or copies of any written assumption, modification, written assurance and substitution agreements in those instances where the terms or provisions of the Mortgage or Mortgage Note have been modified or the Mortgage Loan has been assumed, in each case (unless the particular item has not been returned from the applicable recording office) with evidence of recording indicated thereon if the instrument being modified or assumed is a recordable document;

(vii)  the original or a copy of the policy of lender’s title insurance or, if such policy has not yet been issued, a “marked-up” pro forma title policy or commitment for title insurance marked as binding and countersigned by the issuer or its authorized agent either on its face or by an acknowledged closing instruction or escrow letter;

(viii)  filed copies of any prior UCC Financing Statements in favor of the originator of such Mortgage Loan or in favor of any assignee prior to the Trustee (but only to the extent the Mortgage Loan Seller had possession of such UCC Financing Statements prior to the Closing Date) and, in connection with such UCC Financing Statements, an original UCC-2 or UCC-3, as appropriate, in favor of [____________], as Trustee, in trust for the registered holders of Banc of America Merrill Lynch Commercial Mortgage Inc., Commercial Mortgage Pass-Through Certificates, Series 201[_]-[_] or in blank, in a form that is complete and suitable for filing or recording, and sufficient to assign to the Trustee the security interest held by the originator of the Mortgage Loan or its assignee;

(ix)  the original or a copy of any environmental indemnity agreement relating solely to such Mortgage Loan;

(x)  the original or a copy of any power of attorney, guaranty and/or loan agreement, Ground Lease and/or Ground Lease estoppels relating to such Mortgage Loan;

(xi)  any original documents (including any security agreement(s)) relating to, evidencing or constituting Additional Collateral and, if applicable, the originals or copies of any intervening assignments thereof;

(xii)  the original or a copy of any intercreditor agreement, co-lender agreement, agreement among noteholders or similar agreement relating to such Mortgage Loan and a copy of any Letter of Credit;

(xiii)  with respect to hospitality properties, a copy of the franchise agreement, an original copy of the comfort letter and any transfer documents with respect to such comfort letter, if any; and

(xiv)  a list attached to each Mortgage File indicating the documents to be included in each such Mortgage File (the “Mortgage Loan Checklist”) which list may be modified within 180 days by the Mortgage Loan Seller after the Closing Date to correct any errors in accordance with Section 2.02(e);

provided that whenever the term “Mortgage File” is used to refer to documents actually received by the Trustee or by a Custodian on its behalf such term shall not be deemed to include such documents and instruments required to be included therein unless they are actually so received; provided, further, however, that on the Closing Date, with respect to item (iv), the Depositor has delivered to the Trustee a copy of such assignment of Mortgage in blank and has caused the Master Servicer to retain the completed assignment of Mortgage for recording as described below.

“Mortgage Loan”:  Each of the mortgage loans transferred and assigned to the Trustee pursuant to Section 2.01 and from time to time held in the Trust Fund.  As used herein, the term “Mortgage Loan” includes the related Mortgage Note, Mortgage and other security documents contained in the related Mortgage File.

“Mortgage Loan Checklist”:  As defined in the definition of Mortgage File.

“Mortgage Loan Purchase and Sale Agreement”:  The Mortgage Loan Purchase and Sale Agreement, dated as of [____________] [__], 201[_], between Bank of America and the Depositor.

 “Mortgage Loan Schedule”:  The list of Mortgage Loans transferred on the Closing Date to the Trustee as part of the Trust Fund, which list is attached hereto as Schedule I and may be amended from time to time in accordance with Section 2.03(f).  The Mortgage Loan Schedule shall set forth, among other things, the following information with respect to each Mortgage Loan:

(i)  the loan number, the control number and the trust mortgage loan identification number;

(ii)  the street address or addresses (including city, state and zip code) of the related Mortgaged Property.

(iii) (a)  the Mortgage Rate in effect as of the Cut-off Date and (b) whether the Mortgage Loan accrues interest on the basis of the actual number of days elapsed in the relevant month of accrual and a 360-day year (an “Actual/360 Basis”) or on the basis of a 360-day year consisting of twelve 30-day months (a “30/360 Basis”);

(iv)  the original principal balance;

(v)  the Cut-off Date Balance;

(vi)  the (A) remaining term to stated maturity and (B) Stated Maturity Date;

(vii)  the Due Date;

(viii)  the amount of the Monthly Payment due on the first Due Date following the Cut-off Date;

(ix)  the Administrative Fee Rate (inclusive of the Master Servicer Fee Rate, the Trustee Fee Rate, and the Primary Servicing Fee Rate);

(x)  the Primary Servicing Fee Rate;

(xi)  the Master Servicing Fee Rate;

(xii)  the original amortization term;

(xiii)  whether the Mortgage Loan is an ARD Loan; and

(xiv)  the applicable grace period.

(xv)  The Mortgage Loan Schedule shall also set forth the aggregate Cut-off Date Balance for all of the Mortgage Loans.  Such list may be in the form of more than one list, collectively setting forth all of the information required.

“Mortgage Loan Seller”:  Bank of America (and its successors and assigns).

“Mortgage Note”:  The original executed note evidencing the indebtedness of a Mortgagor under a Mortgage Loan, together with any rider, addendum or amendment thereto.

“Mortgage Pool”:  Collectively, all of the Mortgage Loans and any successor REO Loans.

“Mortgage Rate”:  With respect to (i) any Mortgage Loan on or prior to its Stated Maturity Date, the annualized rate at which interest is scheduled (in the absence of a default) to accrue on such Mortgage Loan from time to time in accordance with the terms of the related Mortgage Note (as such may be modified at any time following the Closing Date) and applicable law, (ii) any Mortgage Loan after its Stated Maturity Date, the annualized rate described in clause (i) above determined without regard to the passage of such Stated Maturity Date, and (iii) any REO Loan, the annualized rate described in clause (i) or (ii) above, as applicable, determined as if the related Mortgage Loan had remained outstanding.

“Mortgaged Property”:  Individually and collectively, as the context may require, each real property (together with all improvements and fixtures thereon) subject to the lien of a Mortgage and constituting collateral for a Mortgage Loan.  [With respect to any Cross-Collateralized Mortgage Loan, as the context may require, “Mortgaged Property” may mean, collectively, all the Mortgaged Properties securing such Cross-Collateralized Mortgage Loan.]

“Mortgagor”:  The obligor or obligors on a Mortgage Note, including without limitation, any Person that has acquired the related Mortgaged Property and assumed the obligations of the original obligor under the Mortgage Note.

“Net Aggregate Prepayment Interest Shortfall”:  With respect to any Distribution Date, the amount, if any, by which (a) the aggregate of all Prepayment Interest Shortfalls incurred in connection with the receipt of Principal Prepayments during the related Collection Period, exceeds (b) the amount of the Compensating Interest Payment remitted by the Master

Servicer pursuant to Section 3.19(e) on the Master Servicer Remittance Date related to such Distribution Date.

“Net Assumption Application Fee”:  As defined in Section 3.08.

“Net Assumption Fee”:  As defined in Section 3.08.

“Net Cash Flow”:  With respect to any Mortgaged Property, the total operating revenues derived from such Mortgaged Property, minus the total fixed and variable operating expenses, capital expenditures such as reserves, tenant improvements and leasing commissions, incurred in respect of such Mortgaged Property (subject to adjustments for, among other things, (i) non-cash items such as depreciation and amortization, and (ii) debt service on loans secured by the Mortgaged Property).

“Net Default Charges”:  With respect to any Mortgage Loan or REO Loan, the Default Charges referred to in clause fifth of Section 3.27(a) and Section 3.27(c), which are payable to the Master Servicer as Additional Master Servicing Compensation or the Special Servicer as Additional Special Servicing Compensation.

“Net Investment Earnings”:  With respect to any Investment Account for any Collection Period, the amount, if any, by which the aggregate of all interest and other income realized during such Collection Period on funds held in such Investment Account, exceeds the aggregate of all losses and investment costs, if any, incurred during such Collection Period in connection with the investment of such funds in accordance with Section 3.06.

“Net Investment Loss”:  With respect to any Investment Account for any Collection Period, the amount by which the aggregate of all losses and investment costs, if any, incurred during such Collection Period in connection with the investment of funds held in such Investment Account in accordance with Section 3.06, exceeds the aggregate of all interest and other income realized during such Collection Period on such funds, but Net Investment Loss shall not include any loss with respect to such investment that is incurred solely as a result of the insolvency of the federally or state chartered depository institution or trust company that holds such Investment Account so long as such depository institution or trust company satisfied the qualifications set forth in the definition of Eligible Account at the time such investment was made and so long as such depository institution or trust company is not an Affiliate of either the Master Servicer or the Special Servicer.

“Net Liquidation Proceeds”:  The excess, if any, of all Liquidation Proceeds received with respect to any Specially Serviced Mortgage Loan or REO Property, over the amount of all Liquidation Expenses incurred with respect thereto and all related Servicing Advances reimbursable therefrom.

“Net Modification Application Fee”:  As defined in Section 3.20(i).

“Net Modification Fee”:  As defined in Section 3.20(i).

“Net Mortgage Rate”:  With respect to any Mortgage Loan or any REO Loan, as of any date of determination, a rate per annum equal to the related Mortgage Rate then in effect,

in each case minus the related Administrative Fee Rate, if applicable.  For purposes of calculating the Pass-Through Rate for each Class of Certificates (other than the Residual Certificates) from time to time, the Net Mortgage Rate for any Mortgage Loan will be calculated without regard to any modification, waiver or amendment of the terms of such Mortgage Loan subsequent to the Closing Date.

“Net Operating Income”:  With respect to any Mortgaged Property, the total operating revenues derived from such Mortgaged Property for a specified period, minus the total fixed and variable operating expenses incurred in respect of such Mortgaged Property (subject to adjustments for, and excluding, among other things, (i) non-cash items such as depreciation and amortization, (ii) capital expenditures (inclusive of replacement reserves) and (iii) debt service on loans secured by the Mortgaged Property).

“New Lease”:  Any lease of REO Property entered into at the direction of the Special Servicer on behalf of the Trust, including any lease renewed, modified or extended on behalf of the Trust, if the Trust has the right to renegotiate the terms of such lease.

“Non-Registered Certificate”:  Unless and until registered under the Securities Act, any Class C, Class R-I and Class R-II Certificate.

“Non-U.S. Person”:  Any person other than a U.S. Person.

“Nonrecoverable Advance”:  Any Nonrecoverable P&I Advance or Nonrecoverable Servicing Advance.

“Nonrecoverable P&I Advance”:  As evidenced by the Officer’s Certificate and supporting documentation contemplated by Section 4.03(c), any P&I Advance previously made or to be made in respect of any Mortgage Loan or any REO Loan that, as determined by the Master Servicer or, if applicable, the Trustee in its reasonable, good faith judgment, based on at least an Appraisal conducted within the 12 months preceding any such determination, will not be ultimately recoverable from Default Charges, Insurance Proceeds, Condemnation Proceeds, Liquidation Proceeds or any other recovery on or in respect of such Mortgage Loan.

“Nonrecoverable Servicing Advance”:  Any Servicing Advance made or proposed to be made in respect of a Mortgage Loan or REO Property that, as determined by the Master Servicer or, if applicable, the Special Servicer or the Trustee in its reasonable and good faith judgment, will not be recoverable (together with Advance Interest accrued thereon), or that in fact was not ultimately recovered, from Default Charges, Insurance Proceeds, Liquidation Proceeds or any other recovery on or in respect of such Mortgage Loan or REO Property (without giving effect to potential recoveries on deficiency judgments or recoveries from guarantors); provided, however, that the Special Servicer may, at its option, make a determination in accordance with the Servicing Standard and Section 3.11(h), that any Servicing Advance previously made or proposed to be made is a Nonrecoverable Servicing Advance and shall deliver to the Master Servicer and the Trustee notice of such determination and any such determination shall be conclusive and binding on the Master Servicer and the Trustee.

“NRSRO” means any nationally recognized statistical rating organization under the Exchange Act, including the Rating Agencies; provided, however, that, when referred to in connection with the Trustee’s Website or the 17g-5 Information Provider’s Website, “NRSRO” shall mean a nationally recognized statistical rating organization that has delivered an NRSRO Certification.

“NRSRO Certification” means a certification substantially in the form of Exhibit R executed by a NRSRO in favor of the 17g-5 Information Provider.

“Officer’s Certificate”:  A certificate signed by a Servicing Officer of the Master Servicer, the Special Servicer or any Additional Servicer, a Responsible Officer of the Trustee or any authorized officer of the Mortgage Loan Seller, as the case may be.

“Opinion of Counsel”:  A written opinion of counsel (who must, in connection with any opinion rendered pursuant hereto with respect to tax matters or a resignation under Section 6.04, be Independent counsel, but who otherwise may be salaried counsel for the Depositor, the Trustee, the REMIC Administrator, the Master Servicer or the Special Servicer), which written opinion is acceptable and delivered to the addressee(s).

“Other NRSRO” means a NRSRO that is not a Rating Agency.

“OTS”:  The Office of Thrift Supervision or any successor thereto.

“Ownership Interest”:  As to any Certificate, any ownership or security interest in such Certificate as the Holder thereof and any other interest therein, whether direct or indirect, legal or beneficial, as owner or as pledgee.

“P&I Advance”:  As to any Mortgage Loan or REO Loan, any advance made by the Master Servicer or the Trustee pursuant to Section 4.03.

“Pass-Through Rate”:  With respect to any Class of Sequential Pay Certificates, Class A-FL Certificates and Class A-FL Regular Interest, the rate per annum specified as such in respect of such Class of Certificates in the Preliminary Statement hereto.  [With respect to the Class X Certificates, for any Distribution Date, the Class X Pass-Through Rate.]

“Past Grace Period Loan”:  With respect to any Master Servicer Remittance Date, any Mortgage Loan having any Monthly Payment remaining unpaid past its Due Date and past any applicable grace period for such Monthly Payment as of the Determination Date on the same calendar month.

“Payment Priority”:  With respect to any Class of Certificates, the priority of the Holders thereof in respect of the Holders of the other Classes of Certificates to receive distributions out of the Available Distribution Amount for any Distribution Date.  The Payment Priority of the respective Classes of Certificates shall be, in descending order, as follows:  first, the Class A Certificates and Class A-FL Certificates; second the Class B Certificates; third, the Class C Certificates; and last, the respective Classes of Residual Certificates.

“Percentage Interest”:  With respect to any REMIC II Regular Certificate, the portion of the relevant Class evidenced by such Certificate, expressed as a percentage, the numerator of which is the Certificate Principal Balance or Certificate Notional Amount, as the

case may be, of such Certificate as of the Closing Date, as specified on the face thereof, and the denominator of which is the Initial Class Principal Balance [or Initial Class X Notional Amount, as the case may be,] of the relevant Class.  With respect to a Residual Certificate, the percentage interest in distributions to be made with respect to the relevant Class, as stated on the face of such Certificate.

“Performance Certification”:  As defined in Section 11.06.

“Performing Loan”:  As of any date of determination, any Mortgage Loan as to which no Servicing Transfer Event then exists.

“Performing Party”:  As defined in Section 11.12.

 “Permitted Investments”:  Any one or more of the following obligations:

(a)  direct obligations of, or obligations fully guaranteed as to timely payment of principal and interest by, the United States or any agency or instrumentality thereof, provided such obligations are backed by the full faith and credit of the United States;

(b)  repurchase obligations with respect to any security described in clause (a) above; provided that the long-term unsecured debt obligations of the party agreeing to repurchase such obligations are rated “[_]” by [_] and “[_]” by [_];

(c)  federal funds, uncertificated certificates of deposit, time deposits and bankers’ acceptances (having original maturities of not more than 365 days) of any bank or trust company organized under the laws of the United States or any state; provided that the short-term unsecured debt obligations of such bank or trust company are rated no less than “[_]” by [_] and “[_]” by [_];

(d)  commercial paper (having original maturities of not more than 365 days) of any corporation incorporated under the laws of the United States or any state thereof rated no less than “[_]” by [_], and “[_]” by [_];

(e)  units of money market funds that maintain a constant asset value and that are rated in the highest applicable rating category by each of [_] (i.e., “[_]” or “[_]”) and [_] (or if not rated by [_] a confirmation from [_] that such money market fund is acceptable); and

(f)  any other obligation or security as to which each Rating Agency has provided Rating Agency Confirmation to the Trustee;

provided that no investment described hereunder shall evidence either the right to receive (a) only interest with respect to such investment or (b) a yield to maturity greater than 120% of the yield to maturity at par of the underlying obligations; provided, further, that no investment described hereunder may be purchased at a price greater than par if such investment may be prepaid or called at a price less than its purchase price prior to stated maturity; provided, further, that each investment described hereunder shall, by its terms, have a predetermined fixed amount of principal due at maturity (that cannot vary or change) and either a fixed interest rate or variable interest rate tied to a single interest rate index plus a single fixed spread; and provided, further, that each investment described hereunder shall be a “cash flow investment”, as defined in the REMIC Provisions; provided, further, that no investment described hereunder shall have a maturity in excess of one year; provided, further, that no investment described hereunder shall be liquidated prior to its maturity date; provided, further, that no investment described hereunder may have an “r” highlighter or other comparable qualifier attached to its rating.

“Permitted Transferee”:  Any Transferee of a Residual Certificate other than any of a Plan or a Person acting on behalf of or using the assets of a Plan, a Disqualified Organization, a Disqualified Non U.S. Person, an entity treated as a U.S. partnership for federal income tax purposes if any of its direct or indirect beneficial owners (other than through a U.S. corporation) is (or is permitted to be under the related partnership agreement) a Disqualified Non-U.S. Person or a U.S. Person with respect to whom income on a Residual Certificate is attributable to a foreign permanent establishment or fixed base, within the meaning of an applicable income tax treaty, of such Person or any other U.S. Person or any nominee, agent or middleman of any of the above.

“Person”:  Any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, limited liability company or government or any agency or political subdivision thereof.

“Phase I Environmental Assessment”:  A “Phase I assessment” or, in the case of any Mortgage Loan having an initial principal balance under $[_______], a transaction screen, as described in, and meeting the criteria of, the American Society of Testing Materials Standard Sections 1527-99 or any successor thereto published by the American Society of Testing Materials..

“Placement Agent”:  Merrill Lynch, Pierce, Fenner & Smith Incorporated.

“Plan”:  As defined in Section 5.02(c).

“Privileged Information”: means any (i) correspondence or other communications between the Majority Certificateholder of the Controlling Class, on the one hand, and the Special Servicer, Master Servicer or Trustee, on the other hand, related to any Specially Serviced Mortgage Loan or the exercise of the consent or consultation rights of the Majority Certificateholder of the Controlling Class under this Agreement, (ii) strategically sensitive information that the Special Servicer has reasonably determined could compromise the Trust’s position in any ongoing or future negotiations with the related Mortgagor or other interested party, and (iii) legally privileged information.

“Privileged Person” means the Depositor, the Underwriters, the Initial Purchasers, the Master Servicer, the Special Servicer, the Rating Agencies, the Majority Certificateholder of the Controlling Class, the Trustee, a designee of the Depositor and any Person who provides the Trustee with an Investor Certification or NRSRO Certification, as applicable, which Investor Certification or NRSRO Certification may be submitted electronically via the Trustee’s Website; provided that in no event shall a Mortgagor, a manager, an Affiliate of a Mortgagor or manager or an agent of any of the foregoing be considered a Privileged Person.

“Prepayment Assumption”:  The assumption that no Mortgage Loan (other than an ARD Loan) is prepaid prior to its Stated Maturity Date and that no ARD Loan is prepaid prior to, but each is paid in its entirety on, its Anticipated Repayment Date, such assumption to be used for determining the accrual of original issue discount, market discount and premium, if any, on the Mortgage Loans, the REMIC I Regular Interests and the REMIC II Regular Certificates and Class A-FL Regular Interest for federal income tax purposes.

“Prepayment Interest Excess”:  With respect to any Mortgage Loan that was subject to a Principal Prepayment in full or in part made on or prior to the Determination Date in any calendar month but after such Mortgage Loan’s Due Date, any payment of interest (net of related Master Servicing Fees and Excess Interest and exclusive of Prepayment Premiums) actually collected from the related Mortgagor from and after such Due Date.

“Prepayment Interest Shortfall”:  With respect to any Mortgage Loan that was subject to a Principal Prepayment in full or in part made after the Determination Date in any calendar month, the amount of uncollected interest (determined without regard to any Prepayment Premium that may have been collected and exclusive of, in the case of an ARD Loan after its Anticipated Repayment Date, Excess Interest) that would have accrued at a per annum rate equal to the sum of the Net Mortgage Rate for such Mortgage Loan plus the Trustee Fee Rate, on the amount of such Principal Prepayment during the period commencing on the date as of which such Principal Prepayment was applied to such Mortgage Loan and ending on the last day of such calendar month, inclusive.

“Prepayment Premium”:  Any premium, penalty or fee paid or payable, as the context requires, by a Mortgagor in connection with a Principal Prepayment on, or other early collection of principal of, a Mortgage Loan or any successor REO Loan.

[“Primary Collateral”:  The Mortgaged Property directly securing a Cross-Collateralized Mortgage Loan excluding, however, any Mortgaged Property as to which the related lien may only be foreclosed upon solely because of the cross-collateralization of such Mortgage Loans.]

“Primary Servicing Fee”:  With respect to each Mortgage Loan that is subject to a Sub-Servicing Agreement as of the Closing Date, the monthly fee payable to the Sub-Servicer by the Master Servicer from the Master Servicing Fee, which monthly fee accrues at the Primary Servicing Fee Rate.

“Primary Servicing Fee Rate”:  With respect to each Mortgage Loan that is subject to a Sub-Servicing Agreement as of the Closing Date, the rate per annum specified as such in the Mortgage Loan Schedule.

“Primary Servicing Office”:  With respect to the Master Servicer, the office thereof primarily responsible for performing its respective duties under this Agreement, initially located in [Charlotte, North Carolina], and, with respect to the Special Servicer, the office thereof primarily responsible for performing its respective duties under this Agreement, initially located in [___].

“Principal Distribution Amount”:  With respect to any Distribution Date and in respect of any Mortgage Loan, the aggregate of the Current Principal Distribution Amount for such Distribution Date and, if such Distribution Date is subsequent to the initial Distribution Date, the excess, if any, of the Principal Distribution Amount for the preceding Distribution Date, over the aggregate distributions of principal made on the Sequential Pay Certificates and Class A-FL Regular Interest on the preceding Distribution Date; provided that the Principal Distribution Amount for any Distribution Date shall be reduced by the amount of any reimbursements of Nonrecoverable Advances or Workout-Delayed Reimbursement Amounts plus interest on such Nonrecoverable Advances or Workout-Delayed Reimbursement Amounts that are paid or reimbursed from principal collections on the Mortgage Loans in a period during which such principal collections would have otherwise been included in the Principal Distribution Amount for such Distribution Date (provided that if any of the amounts that were reimbursed from principal collections on the Mortgage Loans are subsequently recovered on the related Mortgage Loan, such recovery will increase the Principal Distribution Amount for the Distribution Date related to the period in which such recovery occurs).

“Principal Pay Certificates”:  The Sequential Pay Certificates.

“Principal Prepayment”:  Any voluntary payment of principal made by the Mortgagor on a Mortgage Loan that is received in advance of its scheduled Due Date and that is not accompanied by an amount of interest (without regard to any Prepayment Premium that may have been collected) representing scheduled interest due on any date or dates in any month or months subsequent to the month of prepayment.

“Prohibited Actions”:  As defined in Section 3.21(f).

“Prospectus Supplement”:  That certain prospectus supplement dated [____________] [__], 201[_], relating to the Class A [,Class X], Class B and Class A-FL Certificates, that is a supplement to the Base Prospectus.

“Purchase Price”:  With respect to any Mortgage Loan, a price equal to the unpaid principal balance of the Mortgage Loan as of the date of purchase, together with (a) all accrued and unpaid interest (excluding, in the case of an ARD Loan after its Anticipated Repayment Date, Excess Interest) on the Mortgage Loan at the related Mortgage Rate up to but not including the Due Date in the Collection Period of purchase, (b) all related unreimbursed Master Servicing Fees, Special Servicing Fees, Trustee Fees and Servicing Advances that are unreimbursed from related collections on such Mortgage Loan, (c) all accrued and unpaid Advance Interest in respect of related Advances, (d) any Additional Trust Fund Expenses in respect of such Mortgage Loan (including any Additional Trust Fund Expenses previously reimbursed or paid by the Trust Fund but not so reimbursed by the related Mortgagor or other party or from Insurance Proceeds or Condemnation Proceeds or otherwise), (e) Liquidation Fees (if any) payable in connection with a purchase of a Mortgage Loan and (f) any cost, fees and expenses of enforcement (including attorneys fees) of a repurchase obligation pursuant to Section 2.03(h) of this Agreement.  With respect to any REO Property, a price equal to the unpaid principal balance of the related REO Loan as of the date of purchase, together with (a) all accrued and unpaid interest (excluding, in the case of an ARD Loan after its Anticipated Repayment Date, Excess Interest) on such REO Loan at the related Mortgage Rate to but not including the Due Date in the

Collection Period of purchase, (b) all related unreimbursed Master Servicing Fees, Special Servicing Fees, Trustee Fees and Servicing Advances that are unreimbursed from related collections on such Mortgage Loan, (c) all related unreimbursed Servicing Advances, (d) all accrued and unpaid Advance Interest in respect of related Advances, (e) any Additional Trust Fund Expenses in respect of such REO Property (including any Additional Trust Fund Expenses previously reimbursed or paid by the Trust Fund but not so reimbursed by the related Mortgagor or other party or from Insurance Proceeds or Condemnation Proceeds or otherwise), (f) Liquidation Fees (if any) payable in connection with a purchase of a Mortgage Loan and (g) any cost, fees and expenses of enforcement (including attorneys' fees) of a repurchase obligation pursuant to Section 2.03 of this Agreement.  The Purchase Price of any Mortgage Loan or REO Property is intended to include, without limitation, principal and interest previously advanced with respect thereto and not previously reimbursed.

“Qualified Appraiser”:  In connection with the appraisal of any Mortgage Loan, Mortgaged Property or REO Property, an Independent MAI-designated appraiser with at least five years of experience in respect of the relevant geographic location and property type.

“Qualified Bidder”:  As defined in Section 7.01(d).

“Qualified Institutional Buyer”:  As defined in Section 5.02(b).

“Qualified Insurer”:  An insurance company or security or bonding company qualified to write the related Insurance Policy in the relevant jurisdiction.

“Qualifying Substitute Mortgage Loan”:  In connection with the replacement of a Defective Mortgage Loan as contemplated by Section 2.03, any other mortgage loan that, on the date of substitution:  (i) has a principal balance, after deduction of the principal portion of any unpaid Monthly Payment due on or before the date of substitution, not in excess of the Stated Principal Balance of the Defective Mortgage Loan; (ii) is accruing interest at a fixed rate of interest at least equal to that of the Defective Mortgage Loan; (iii) has the same Due Date as, and a grace period for delinquent Monthly Payments that is no longer than, the Due Date and grace period, respectively, of the Defective Mortgage Loan; (iv) is accruing interest on the same basis as the Defective Mortgage Loan (for example, on the basis of a 360-day year consisting of twelve 30-day months); (v) has a remaining term to stated maturity not greater than, and not more than two years less than, that of the Defective Mortgage Loan and, in any event, has a maturity date not later than two years prior to the Rated Final Distribution Date; (vi) has a then-current loan-to-value ratio not higher than, and a then-current debt service coverage ratio not lower than, the loan-to-value ratio and debt service coverage ratio, respectively, of the Defective Mortgage Loan as of the Closing Date; (vii) has comparable prepayment restrictions to those of the Defective Mortgage Loan; (viii) will comply (except in a manner that would not be adverse to the interests of the Certificateholders (as a collective whole) in or with respect to such mortgage loan), as of the date of substitution, with all of the representations relating to the Defective Mortgage Loan set forth in or made pursuant to the Mortgage Loan Purchase and Sale Agreement; (ix) has a Phase I Environmental Assessment and a property condition report relating to the related Mortgaged Property in its Servicing File, which Phase I Environmental Assessment will evidence that there is no material adverse environmental condition or circumstance at the related Mortgaged Property for which further remedial action may be required under applicable law, and which property condition report will evidence that the related Mortgaged Property is in good condition with no material damage or deferred maintenance; and (x) constitutes a “qualified replacement mortgage” within the meaning of Section 860G(a)(4) of the Code; provided, however, that if more than one mortgage loan is to be substituted for any Defective Mortgage Loan, then all such proposed Replacement Mortgage Loans shall, in the aggregate, satisfy the requirement specified in clause (i) of this definition and each such proposed Replacement Mortgage Loan shall, individually, satisfy each of the requirements specified in clauses (ii) through (x) of this definition; and provided, further, that no mortgage loan shall be substituted for a Defective Mortgage Loan unless (x) such prospective Replacement Mortgage Loan shall be acceptable to the Directing Certificateholder (or, if there is no Directing Certificateholder then serving, to the Holders of Certificates representing a majority of the Voting Rights allocated to the Controlling Class), in its (or their) sole discretion, and (y) each Rating Agency shall have provided Rating Agency Confirmation to the Trustee that such substitution will not in and of itself result in an Adverse Rating Event with respect to any Class of Rated Certificates (such Rating Agency Confirmation to be obtained by, and at the expense of, the Mortgage Loan Seller effecting such substitution).

“Rated Certificate”:  Any of the Certificates to which a rating has been assigned by any Rating Agency at the request of the Depositor.

“Rated Final Distribution Date”:  As to each Class of Certificates, the Distribution Date in [____________].

“Rating Agency”:  Each of [____________].

“Rating Agency Communication” means ten Business Days prior written notice, a copy of which shall be provided in electronic document format suitable for website posting to the 17g-5 Information Provider (which will be required to post such request on the 17g-5 Information Provider’s Website in accordance with Section 3.15), and, on the second (2nd) Business Day following delivery to the 17g-5 Information Provider, to the Rating Agencies.

“Rating Agency Confirmation” means, with respect to any matter, confirmation in writing by each Rating Agency (or a particular Rating Agency as is specified herein) that a proposed action, failure to act, or other event specified herein will not in and of itself result in the withdrawal, downgrade, or qualification, as applicable, of the then-current rating assigned by such Rating Agency to any Class of Certificates then rated by such Rating Agency.  Any party requesting a Rating Agency Confirmation shall provide in electronic format to the 17g-5 Information Provider (which will be required to post such request on the 17g-5 Information Provider’s Website in accordance with Section 3.15) and, on the second (2nd) Business Day following delivery to the 17g-5 Information Provider, to the Rating Agencies.  Any party requesting a Rating Agency Confirmation shall provide ten Business Days prior written notice of such request to each Rating Agency and, subject to Section 3.15, shall provide to each Rating Agency, to the extent within such requesting party’s reasonable control, all information and documents with respect to the applicable Mortgage Loan, the applicable Mortgaged Property, the applicable Mortgagor or such action for which Rating Agency Confirmation is required that would be reasonably required for such Rating Agency to provide such Rating Agency Confirmation with respect to the proposed action.  If, within ten Business Days following such request, such Rating Agency has not replied to such request or has responded in a manner that indicates that such Rating Agency is neither reviewing such request nor waiving the requirement for Rating Agency Confirmation, then all the following provisions shall apply: (i) such requesting party will be required to confirm that the applicable Rating Agency has received the Rating Agency Confirmation request, and if it has, promptly request the related Rating Agency Confirmation again, (ii) if there is no response to either such request for Rating Agency Confirmation within five (5) Business Days following such second (2nd) request, then the applicable Rating Agency Confirmation requirement shall be deemed to have been satisfied and (iii) written notice of the satisfaction of clauses (i) and (ii) shall be provided to the 17g-5 Information Provider, which notice shall be posted on the 17g-5 Information Provider’s Website.  For the purposes of this requirement, any confirmation, waiver, request, acknowledgment or approval that is required to be in writing may be in the form of electronic mail or a press release (which may contain a general waiver of a Rating Agency’s right to review or consent).  At any time during which no Certificates are rated by a Rating Agency, no Rating Agency Confirmation shall be required from that Rating Agency.

“Rating Agency Inquiry”:  As defined in Section 3.15(c).

“Rating Agency Trigger Event”:  The reduction of the Class A-FL Swap Counterparty’s long-term ratings below “[__]” by [_____] for the Class A-FL Swap Contract.

“Realized Loss”:  With respect to each Defaulted Mortgage Loan as to which a Final Recovery Determination has been made, or with respect to any REO Loan as to which a Final Recovery Determination has been made as to the related REO Property, an amount (not less than zero) equal to (i) the unpaid principal balance of such Loan or REO Mortgage Loan, as the case may be, as of the Due Date related to the Collection Period in which the Final Recovery Determination was made, plus (ii) all accrued but unpaid interest on such Mortgage Loan or REO Loan, as the case may be, at the related Mortgage Rate to but not including the Due Date related to the Collection Period in which the Final Recovery Determination was made, plus (iii) any related unreimbursed Servicing Advances as of the commencement of the Collection Period in which the Final Recovery Determination was made, together with any new related Servicing Advances made during such Collection Period, minus (iv) all payments and proceeds, if any, received in respect of such Collection Period related to the Mortgage Loan or REO Loan, as the case may be, during the Collection Period in which such Final Recovery Determination was made (net of any related Liquidation Expenses paid therefrom).

With respect to any Mortgage Loan as to which any portion of the outstanding principal or accrued interest owed thereunder was forgiven in connection with a bankruptcy or similar proceeding involving the related Mortgagor or a modification, waiver or amendment of such Mortgage Loan granted or agreed to by the Master Servicer or Special Servicer pursuant to Section 3.20, the amount of such principal or past due interest (other than any Default Interest) so forgiven.

With respect to any Mortgage Loan as to which the Mortgage Rate thereon has been permanently reduced and not recaptured for any period in connection with a bankruptcy or similar proceeding involving the related Mortgagor or a modification, waiver or amendment of such Mortgage Loan granted or agreed to by the Master Servicer or Special Servicer pursuant to

Section 3.20, the amount of the consequent reduction, if any, in the interest portion of each successive Monthly Payment due thereon.  Each such Realized Loss shall be deemed to have been incurred on the Due Date for each affected Monthly Payment.

“Record Date”:  With respect to each Class of Certificates, for any Distribution Date, the last Business Day of the calendar month immediately preceding the month in which such Distribution Date occurs.

“Registered Certificates”:  Any Certificate that has been registered under the Securities Act.

“Regulation AB”:  Subpart 229.1100 – Asset Backed Securities (Regulation AB), 17 C.F.R. §§229.1100-229.1123, as such may be amended from time to time, and subject to such clarification and interpretation as have been provided by the Commission in the adopting release (Asset-Backed Securities, Securities Act Release No. 33-8518, 70 Fed. Reg. 1,506 – 1,631 (Jan. 7, 2005)) or by the staff of the Commission, or as may be provided by the Commission or its staff from time to time.

“Regulation S”:  Regulation S under the Securities Act.

“Regulation S Certificate”:  A certificate in the form of Exhibit M attached hereto.

“Regulation S Global Certificate”:  A global certificate representing interests in a Class of Certificates as provided in Section 5.03(g), initially sold in offshore transactions in reliance on Regulation S in fully registered form without interest coupons.

“Reimbursement Rate”:  The rate per annum applicable to the accrual of Advance Interest, which rate per annum shall be equal to the “prime rate” as published in the “Money Rates” section of The Wall Street Journal, as such “prime rate” may change from time to time.  If The Wall Street Journal ceases to publish such “prime rate”, then the Trustee, in its sole discretion, shall select an equivalent publication that publishes such “prime rate”; and if such “prime rate” is no longer generally published or is limited, regulated or administered by a governmental or quasi-governmental body, then the Trustee shall select a comparable interest rate index.  In either case, such selection shall be made by the Trustee in its sole discretion and the Trustee shall notify the Master Servicer and the Special Servicer in writing of its selection.

“Release Date”:  The 40th day after the later of (i) the commencement of the offering of the Certificates and (ii) the Closing Date.

“Relevant Servicing Criteria”:  The Servicing Criteria applicable to the various parties, as set forth on Schedule VIII attached hereto.  For the avoidance of doubt, multiple parties can have responsibility for the same Relevant Servicing Criteria.  With respect to a Servicing Function Participant engaged by the Trustee, the Master Servicer or the Special Servicer, the term “Relevant Servicing Criteria” may refer to a portion of the Relevant Servicing Criteria applicable to the Master Servicer, the Special Servicer or the Trustee.

“REMIC”:  A “real estate mortgage investment conduit” as defined in Section 860D of the Code.

“REMIC Administrator”:  [____________], its successor in interest, or any successor REMIC administrator appointed as herein provided.

“REMIC I”:  A segregated pool of assets subject hereto and to be administered hereunder, with respect to which a REMIC election is to be made, consisting of:  (i) the Mortgage Loans (other than Excess Interest) as from time to time are subject to this Agreement and all payments under and proceeds of such Mortgage Loans received or receivable after the Cut-off Date (other than payments of principal, interest and other amounts due and payable on the Mortgage Loans on or before the Cut-off Date), together with all documents, Escrow Payments and Reserve Funds delivered or caused to be delivered hereunder by the Mortgage Loan Seller with respect to such Mortgage Loans; (ii) any REO Property acquired in respect of a Mortgage Loan and all payments and proceeds of such REO Property; (iii) the rights of the Depositor under Sections 1, 2, 3, 4, 11, 12, 13, 14, 15, 16, 17, 18, 19, 20 and 21 of the Mortgage Loan Purchase and Sale Agreement with respect to such Mortgage Loans; and (iv) such amounts on or with respect to clauses (i) or (ii) of this definition as from time to time are deposited into the Distribution Account, the Certificate Account, the Interest Reserve Account and the REO Account (if established) and the Excess Liquidation Proceeds Account (if established), to the extent of the Trust’s interest in each of the foregoing.

“REMIC I Distribution Account”:  The segregated account or accounts created and maintained as a separate trust account or accounts by the Trustee pursuant to Section 3.04, which shall be entitled “[____________], as Trustee, in trust for Holders of Banc of America Merrill Lynch Commercial Mortgage Inc., Commercial Mortgage Pass-Through Certificates, Series 201[_]-[_], REMIC I Distribution Account” and which account shall be an Eligible Account and a sub-account of the Distribution Account.

“REMIC I Principal Balance”:  The principal amount of any REMIC I Regular Interest outstanding as of any date of determination.  As of the Closing Date, the REMIC I Principal Balance of each REMIC I Regular Interest shall equal the initial REMIC I Principal Balance as set forth in the Preliminary Statement hereto.  On each Distribution Date, the REMIC I Principal Balance of each REMIC I Regular Interest shall be permanently reduced by all distributions of principal deemed to have been made in respect of such REMIC I Regular Interest on such Distribution Date pursuant to Section 4.01(a), and shall be further permanently reduced on such Distribution Date by all Realized Losses and Additional Trust Fund Expenses deemed to have been allocated thereto on such Distribution Date pursuant to Section 4.04(b).

“REMIC I Regular Interest”:  Any of the separate non-certificated beneficial ownership interests in REMIC I issued hereunder and designated as a “regular interest” in REMIC I, as described in the Preliminary Statement hereto.

“REMIC I Remittance Rate”:  With respect to any REMIC I Regular Interest for any Distribution Date, the Weighted Average Adjusted Net Mortgage Rate for the related Distribution Date.

“REMIC II”:  A segregated pool of assets subject hereto and to be administered hereunder, and consisting of all of the REMIC I Regular Interests and amounts distributed thereon as from time to time are held in the REMIC II Distribution Account.

“REMIC II Certificate”:  Any Certificate, other than a Class A-FL or Class R-I Certificate.

“REMIC II Distribution Account”:  The segregated account or accounts created and maintained as a separate trust account or accounts by the Trustee pursuant to Section 3.04, which shall be entitled “[____________], as Trustee, in trust for Holders of Banc of America Merrill Lynch Commercial Mortgage Inc., Commercial Mortgage Pass-Through Certificates, Series 201[_]-[_], REMIC II Distribution Account” and which account shall be an Eligible Account and a sub-account of the Distribution Account.

“REMIC II Regular Certificate”:  Any REMIC II Certificate, other than a Class R-II Certificate.

“REMIC Provisions”:  Provisions of the federal income tax law relating to real estate mortgage investment conduits which appear at Sections 860A through 860G of Subchapter M of Chapter 1 of the Code, and related provisions, and temporary and final Treasury regulations (or proposed regulations that would apply by reason of their proposed effective date to the extent not inconsistent with temporary or final regulations) and any rulings promulgated thereunder, as the foregoing may be in effect from time to time.

“Rents from Real Property”:  With respect to any REO Property, gross income of the character described in Section 856(d) of the Code, which income, subject to the terms and conditions of that Section of the Code in its present form, does not include:

(1)  except as provided in Section 856(d)(4) or (6) of the Code, any amount received or accrued, directly or indirectly, with respect to such REO Property, if the determination of such amount depends in whole or in part on the income or profits derived by any Person from such property (unless such amount is a fixed percentage or percentages of receipts or sales and otherwise constitutes Rents from Real Property);

(2)  any amount received or accrued, directly or indirectly, from any Person if the Trust Fund owns directly or indirectly (including by attribution) a ten percent or greater interest in such Person determined in accordance with Sections 856(d)(2)(B) and (d)(5) of the Code;

(3)  any amount received or accrued, directly or indirectly, with respect to such REO Property if any Person Directly Operates such REO Property;

(4)  any amount charged for services that are not customarily furnished in connection with the rental of property to tenants in buildings of a similar class in the same geographic market as such REO Property within the meaning of Treasury Regulations Section 1.856-4(b)(1)(whether or not such charges are separately stated); and

(5)  rent attributable to personal property unless such personal property is leased under, or in connection with, the lease of such REO Property and, for any taxable year of the Trust Fund, such rent is no greater than 15 percent of the total rent received or accrued under, or in connection with, the lease.

“REO Account”:  A segregated custodial account or accounts created and maintained by the Special Servicer pursuant to Section 3.16(b) on behalf of the Trustee in trust for the Certificateholders, which shall be entitled “[____________], as Special Servicer, for the benefit of [____________], as Trustee, in trust for registered Holders of Banc of America Merrill Lynch Commercial Mortgage Inc., Commercial Mortgage Pass-Through Certificates, Series 201[_]-[_], REO Account”.  Any such account or accounts shall be an Eligible Account.

“REO Acquisition”:  The acquisition of a REO Property for federal income tax purposes pursuant to Treasury Regulations Section 1.856-6.

“REO Disposition”:  The sale or other disposition of the REO Property pursuant to Section 3.18.

“REO Extension”:  As defined in Section 3.16(a).

“REO Loan”:  The mortgage loan deemed for purposes hereof to be outstanding with respect to each REO Property acquired in respect of any Mortgage Loan.  Each REO Loan shall be deemed to provide for monthly payments of principal and/or interest equal to its Assumed Monthly Payment and otherwise to have the same terms and conditions as the predecessor Mortgage Loan.  Each REO Loan shall be deemed to have an initial unpaid principal balance and Stated Principal Balance equal to the unpaid principal balance and Stated Principal Balance, respectively, of the predecessor Mortgage Loan as of the date of the related REO Acquisition.  In addition, all Monthly Payments (other than any Balloon Payment), Assumed Monthly Payments (in the case of a Balloon Loan delinquent in respect of its Balloon Payment) and other amounts due and owing, or deemed to be due and owing, in respect of the predecessor Mortgage Loan as of the date of the related REO Acquisition, shall be deemed to continue to be due and owing in respect of a REO Loan.  In addition, Nonrecoverable Advances (including interest on such Nonrecoverable Advances) and Workout-Delayed Reimbursement Amounts with respect to such REO Loan that were reimbursed from collections on the Mortgage Loans and resulted in principal distributed to the Certificateholders being reduced as a result of the first proviso of the definition of “Principal Distribution Amount”, shall be deemed outstanding until recovered or until a Final Recovery Determination is made.  All amounts payable or reimbursable to the Master Servicer, the Special Servicer or the Trustee in respect of the related Mortgage Loan as of the date of the related REO Acquisition, including, without limitation, any unpaid Servicing Fees and any unreimbursed Advances, together with any Advance Interest accrued and payable to the Master Servicer, the Special Servicer or the Trustee in respect of such Advances, shall continue to be payable or reimbursable to the Master Servicer, the Special Servicer or the Trustee as the case may be, in respect of a REO Loan.  Collections in respect of each REO Loan (exclusive of the amounts to be applied to the payment of, or to be reimbursed to the Master Servicer or the Special Servicer for the payment of, Servicing Fees, Special Servicing Fees, Additional Master Servicing Compensation, Additional Special Servicing Compensation, Liquidation Fees, the costs of operating, managing, selling, leasing and maintaining the related REO Property) shall be treated:  first, as a recovery of Nonrecoverable Advances (including interest on such Nonrecoverable Advance) and Workout-Delayed Reimbursed Amounts with respect to such REO Loan, that were reimbursed from collections on the Mortgage Loans and resulted in principal distributed to the Certificateholders being reduced as a result of the first proviso of the definition of “Principal Distribution Amount”; second, as a recovery of accrued and unpaid interest on such REO Loan at the related Mortgage Rate in effect from time to time to but not including the Due Date in the Collection Period of receipt; third, as a recovery of principal of such REO Loan to the extent of its entire unpaid principal balance; fourth, in accordance with the Servicing Standard of the Master Servicer or the Special Servicer, as applicable, as a recovery of any other amounts due and owing in respect of such REO Loan; fifth, as a recovery of any other amounts deemed to be due and owing in respect of the related REO Loan (other than, in the case of a REO Loan that relates to an ARD Loan after its Anticipated Repayment Date, accrued and unpaid Excess Interest); and sixth, in the case of a REO Loan that relates to an ARD Loan after its Anticipated Repayment Date, as a recovery of any accrued and unpaid Excess Interest on such REO Loan to but not including the date of receipt by or on behalf of the Trust, in that order.

“REO Property”:  A Mortgaged Property acquired by the Special Servicer on behalf of the Trustee for the benefit of the Certificateholders pursuant to Section 3.09 through foreclosure, acceptance of a deed-in-lieu of foreclosure or otherwise in accordance with applicable law in connection with the default or imminent default of a Mortgage Loan.

“REO Revenues”:  All income, rents, profits and proceeds derived from the ownership, operation or leasing of any REO Property.

“Replacement Mortgage Loan” Any mortgage loan that is substituted by the related Mortgage Loan Seller for a Defective Mortgage Loan as contemplated by Section 2.03.

“Reportable Event”:  As defined in Section 11.07.

“Reporting Servicer”:  As defined in Section 11.10.

“Repurchase Request Recipient” has the meaning set forth in Section 2.03(j).

“Request for Release”:  A request for release signed by a Servicing Officer of, as applicable, the Master Servicer or Special Servicer in the form of Exhibit D attached hereto.

“Request for Review”:  A request for review signed by a Servicing Officer of, as applicable, the Master Servicer or Special Servicer in the form of Exhibit H attached hereto.

“Required Appraisal Loan”:  As defined in Section 3.19(b).

“Required Claims-Paying Ratings”:  With respect to any insurance carrier, claims-paying ability ratings at least equal to the following minimum ratings assigned to such carrier by at least one of the other following parties and, in any event, by each Rating Agency that assigned a rating to the claims-paying ability of such insurance carrier:  [_] (“[_]” or better), [_] (“[_]” or better) and [_] (“[_]” or better) or any insurance carrier backed or guaranteed by an insurer with such required ratings; provided, however, that a rating by [_] shall be disregarded and shall not be applicable as one of the two required ratings except with respect to a fidelity bond or errors and omissions insurance maintained by a Sub-Servicer and then only to the extent in force as of the Closing Date.  Notwithstanding the preceding sentence, an insurance carrier with lower or fewer claims-paying ability ratings shall be deemed to have the “Required Claims-Paying Ratings” if the applicable Rating Agency has provided Rating Agency Confirmation, unless, with respect to policies maintained by borrowers, a higher claims-paying ability rating is required under any of the loan documents.

“Reserve Account”:  The account or accounts created and maintained pursuant to Section 3.03(d).

“Reserve Funds”:  With respect to any Mortgage Loan, any amounts delivered by the related Mortgagor (and not previously disbursed) to be held in escrow by or on behalf of the mortgagee representing reserves for principal and interest payments, repairs, replacements, capital improvements (including, without limitation, tenant improvements and leasing commissions), and/or environmental testing and remediation with respect to the related Mortgaged Property.

“Residual Certificate”:  Any Class R-I or Class R-II Certificate.

“Resolution Extension Period”:  The [__]-day period following the end of the applicable Initial Resolution Period.

“Responsible Officer”:  When used with respect to the Trustee, any officer assigned to the [_____], any vice president, any assistant vice president, any assistant secretary, any assistant treasurer, or any other officer of the Trustee customarily performing functions similar to those performed by any of the above designated officers to whom a particular matter is referred by the Trustee because of such officer’s knowledge of and familiarity with the particular subject.  When used with respect to any Certificate Registrar (other than the Trustee), any officer or assistant officer thereof.

“Restricted Period”:  The 40-day period prescribed by Regulation S commencing on the later of (a) the date upon which the Certificates are first offered to persons other than the managers and any other distributor (as defined in Regulation S) of the Certificates, and (b) the Closing Date.

“Rule 144A”:  Rule 144A under the Securities Act.

“Rule 15Ga-1” means Rule 15Ga-1 under the Exchange Act.

“Sarbanes-Oxley Act”:  The Sarbanes-Oxley Act of 2002 and the rules and regulations of the Commission promulgated thereunder (including any interpretations thereof by the Commission’s staff).

“Sarbanes-Oxley Certification”:  As defined in Section 11.05(a)(iv).

“Securities Act”:  The Securities Act of 1933, as amended, and the rules and regulations thereunder.

“Security Agreement”:  With respect to any Mortgage Loan, any security agreement, chattel mortgage or similar document or instrument, whether contained in the related Mortgage or executed separately, creating in favor of the holder of such Mortgage a security interest in the personal property constituting security for repayment of such Mortgage Loan.

“Senior Certificate”:  Any Class A, Class A-FL [or Class X] Certificate.

“Senior Principal Distribution Cross-Over Date”:  The first Distribution Date as of which the aggregate Class Principal Balance of the Class A Certificates and Class A-FL Regular Interest outstanding immediately prior to such Distribution Date exceeds the sum of (a)  the aggregate Stated Principal Balance of the Mortgage Pool that will be outstanding immediately following such Distribution Date, plus (b) the lesser of (i) the Principal Distribution Amount for such Distribution Date and (ii) the portion of the Available Distribution Amount for such Distribution Date that will remain after the distributions of interest to be made on the Class A Certificates and Class A-FL Regular Interest on such Distribution Date have been so made.

“Sequential Pay Certificate”:  Any Class A Certificate (other than the Class A-FL Certificates), Class B or Class C Certificate.

“Servicer Reports”:  Each of the (i) CREFC Delinquent Loan Status Report, (ii) CREFC REO Status Report, (iii) CREFC Historical Loan Modification and Corrected Mortgage Loan Report, (iv) CREFC Comparative Financial Status Report, (v) CREFC Servicer Watch List Report, (vi) CREFC NOI Adjustment Worksheet, (vii) CREFC Operating Statement Analysis Report, (viii) CREFC Loan Level Reserve-LOC Report, (x) CREFC Loan Periodic Update File, (xi) CREFC Property File, (xii) CREFC Financial File and (xiii) CREFC Advance Recovery Report.

“Service(s)(ing)”:  In accordance with Regulation AB, the act of servicing and administering the Mortgage Loans or any other assets of the Trust by an entity that meets the definition of “servicer” set forth in Item 1101 of Regulation AB and is referenced in the disclosure requirements set forth in Item 1108 of Regulation AB.  For the avoidance of doubt, any uncapitalized occurrence of this term shall have the meaning commonly understood by participants in the commercial mortgage-backed securities market.

“Servicing Account”:  The account or accounts created and maintained pursuant to Section 3.03(a).

“Servicing Advances”:  Subject to Section 3.19(d) and with respect to any Mortgage Loan, all customary, reasonable and necessary “out of pocket” costs and expenses incurred or to be incurred, as the context requires, by the Master Servicer or, with respect to the Specially Serviced Mortgage Loans, by the Master Servicer at the direction of the Special Servicer or by the Special Servicer (or, if applicable, the Trustee) in connection with the servicing of a Mortgage Loan after a default, delinquency or other unanticipated event, or in connection with the administration of any REO Property, including, but not limited to, the cost of (a) compliance with the obligations of the Master Servicer set forth in Sections 3.03(c) and 3.09, (b) the preservation, insurance, restoration, protection and management of a Mortgaged Property, (c) obtaining any Liquidation Proceeds or Insurance Proceeds in respect of any Mortgage Loan or REO Property, (d) any enforcement or judicial proceedings with respect to a Mortgaged Property, including, without limitation, foreclosures, and (e) the operation, management, maintenance and liquidation of any REO Property; provided that notwithstanding anything herein to the contrary, “Servicing Advances” shall not include allocable overhead of the Master Servicer or the Special Servicer, such as costs for office space, office equipment, supplies and related expenses, employee salaries and related expenses and similar internal costs and expenses, or costs incurred by either such party in connection with its purchase of any Mortgage Loan or REO Property pursuant to any provision of this Agreement.  All Emergency Advances made by the Master Servicer at the direction of the Special Servicer hereunder shall be considered “Servicing Advances” for the purposes hereof.

“Servicing Criteria”:  The criteria set forth in paragraph (d) of Item 1122 of Regulation AB as such may be amended from time to time.

“Servicing Fees”:  With respect to each Mortgage Loan and REO Loan, the Master Servicing Fee and the Special Servicing Fee.

“Servicing File”:  Any documents (other than documents required to be part of the related Mortgage File), including, without limitation, the related Phase I Environmental Site Assessment and any related environmental insurance or endorsement, in the possession of the Master Servicer or the Special Servicer and relating to the origination and servicing of any Mortgage Loan or the administration of any REO Property.

“Servicing Function Participant”:  Any Additional Servicer, Sub-Servicer, Subcontractor or any other Person, other than the Master Servicer, the Special Servicer and the Trustee, that is performing activities that address the Servicing Criteria, unless such Person’s activities relate only to 5% or less of the Mortgage Loans (by Stated Principal Balance).

“Servicing Officer”:  Any officer or authorized signatory of the Master Servicer or the Special Servicer or any Additional Servicer involved in, or responsible for, the administration and servicing of Mortgage Loans, whose name and specimen signature appear on a list of such officers and authorized signatories furnished by such party to the Trustee and the Depositor on the Closing Date, as such list may be amended from time to time thereafter.

“Servicing Released Bid”:  As defined in Section 7.01(d).

“Servicing Retained Bid”:  As defined in Section 7.01(d).

“Servicing Return Date”:  With respect to any Corrected Mortgage Loan, the date that servicing thereof is returned by the Special Servicer to the Master Servicer pursuant to Section 3.21(a).

“Servicing Standard”:  With respect to each of the Master Servicer and the Special Servicer subject to applicable law and the express terms of the relevant Mortgage Loans to service and administer the Mortgage Loans and any REO Properties for which such Person is responsible hereunder:  (a) with the same care, skill, prudence and diligence as is normal and usual in its general mortgage servicing and REO property management activities on behalf of third parties or on behalf of itself, whichever is higher, with respect to mortgage loans and REO properties that are comparable to those for which it is responsible hereunder; (b) with a view to the timely collection of all scheduled payments of principal and interest under the Mortgage Loans, the full collection of all Prepayment Premiums that may become payable under the Mortgage Loans and, in the case of the Special Servicer, if a Mortgage Loan comes into and continues in default and if, in the good faith and reasonable judgment of the Special Servicer, no satisfactory arrangements can be made for the collection of the delinquent payments (including payments of Prepayment Premiums), the maximization of the recovery on such Mortgage Loan to the Certificateholders, as a collective whole, on a net present value basis; and (c) without regard to:  (i) any known relationship that the Master Servicer (or any Affiliate thereof) or the Special Servicer (or any Affiliate thereof), as the case may be, may have with the related Mortgagor or with any other party to this Agreement; (ii) the ownership of any Certificate or any interest in any mezzanine loan by the Master Servicer (or any Affiliate thereof) or the Special Servicer (or any Affiliate thereof), as the case may be; (iii) the obligation of the Master Servicer to make Advances, (iv) the obligation of the Special Servicer to make, or direct the Master Servicer to make, Servicing Advances; (v) the right of the Master Servicer (or any Affiliate thereof) or the Special Servicer (or any Affiliate thereof), as the case may be, to receive reimbursement of costs, or the sufficiency of any compensation payable to it, hereunder or with respect to any particular transaction; or (vi) any ownership, servicing and/or management by the Master Servicer (or any Affiliate thereof) or the Special Servicer (or any Affiliate thereof), as the case may be, of any other mortgage loans or real property.

 “Servicing Transfer Event” shall mean, with respect to any Loan, any of the following events:

(a)  the related Mortgagor has failed to make when due any Monthly Payment (including a Balloon Payment) or any other payment required under the related loan documents, which failure continues, or the Master Servicer or the Special Servicer determines, in its reasonable, good faith judgment, will continue, unremedied (i) except in the case of a delinquent Balloon Payment, for [60] days beyond the date on which the subject payment was due, and (ii) solely in the case of a delinquent Balloon Payment, for one Business Day beyond the related maturity date or, if the related Mortgagor has delivered to the Master Servicer, on or before the related maturity date, a refinancing commitment reasonably acceptable to the Master Servicer (who shall promptly forward to the Special Servicer a copy of such refinancing commitment), for such longer period, not to exceed [60] days beyond the related maturity date, during which the refinancing would occur; or

(b)  the Master Servicer (or the Special Servicer with the consent of the Directing Certificateholder) has determined, in its reasonable, good faith judgment, that a default in the making of a Monthly Payment (including a Balloon Payment) or any other material payment required under the related loan documents is likely to occur within [30] days and either (i) the related Mortgagor has requested a material modification of the payment terms of the Mortgage Loan or (ii) such default is likely to remain unremedied for at least the period contemplated by clause (a) of this definition; or

(c)  the Master Servicer (or the Special Servicer with the consent of the Directing Certificateholder) has determined, in its reasonable, good faith judgment, that a default, other than as described in clause (a) or (b) of this definition, has occurred or is imminent that may materially impair the value of the related Mortgaged Property as security for the Mortgage Loan, which default has continued or is reasonably expected to continue unremedied for the applicable cure period under the terms of the Mortgage Loan (or, if no cure period is specified, for [60] days); or

(d)  a decree or order of a court or agency or supervisory authority having jurisdiction in the premises in an involuntary action against the related Mortgagor under any present or future federal or state bankruptcy, insolvency or similar law or the appointment of a conservator, receiver or liquidator in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceeding, or for the winding-up or liquidation of its affairs, shall have been entered against the related Mortgagor; or

(e)  the related Mortgagor shall have consented to the appointment of a conservator, receiver or liquidator in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceeding of or relating to such Mortgagor or of or relating to all or substantially all of its property; or

(f)  the related Mortgagor shall have admitted in writing its inability to pay its debts generally as they become due, filed a petition to take advantage of any applicable insolvency or reorganization statute, made an assignment for the benefit of its creditors, or voluntarily suspended payment of its obligations; or

(g)  the Master Servicer shall have received notice of the commencement of foreclosure or similar proceedings with respect to the related Mortgaged Property.

A Servicing Transfer Event with respect to any Mortgage Loan shall cease to exist:

(x)  in the case of the circumstances described in clause (a) above, if and when the related Mortgagor has made three consecutive full and timely Monthly Payments under the terms of such Mortgage Loan (as such terms may be changed or modified in connection with a bankruptcy or similar proceeding involving the related Mortgagor or by reason of a modification, waiver or amendment granted or agreed to by the Master Servicer or the Special Servicer pursuant to Section 3.20);

(y)  in the case of the circumstances described in clauses (b), (c) (likely default), (d), (e) and (f) above, if and when such circumstances cease to exist in the reasonable, good faith judgment of the Special Servicer;

(z)  in the case of the circumstances described in clause (c) above, if and when such default is cured in the reasonable, good faith judgment of the Special Servicer; and

(aa)  in the case of the circumstances described in clause (g) above, if and when such proceedings are terminated;

so long as at that time no circumstance identified in clauses (a) through (g) above exists that would cause the Mortgage Loan to continue to be characterized as a Specially Serviced Mortgage Loan and provided no additional default is foreseeable in the reasonable good faith judgment of the Special Servicer.

“SFAS 140”:  The Financial Accounting Standards Board's Statement No. 140, entitled “Accounting for Transfers and Servicing of Financial Assets and Extinguishment of Liabilities”, issued in September 2002.

“Similar Law”:  As defined in Section 5.02(c).

“Single-Purpose Entity”:  A Person, other than an individual, whose organizational documents provide that it is formed solely for the purpose of owning the related Mortgaged Property, Mortgaged Properties securing other Mortgage Loans and assets incidental to the ownership and operation of such Mortgaged Property or Properties, and that has agreed, either in such organizational documents or the loan documents relating to any related Mortgage Loan, that it (a) does not engage in any business unrelated to such property and the financing thereof; (b) does not have any indebtedness other than as permitted by the related Mortgage, (c) maintains its own books, records and accounts, in each case that are separate and apart from the books, records and accounts of any other Person; (d) conducts business in its own name; (e) does not guarantee or assume the debts or obligations of any other person; (f) does not commingle its assets or funds with those of any other Person; (g) transacts business with affiliates on an arm’s length basis; and (h) holds itself out as being a legal entity separate and apart from any other Person.  In addition, such entity’s organizational documents provide that any dissolution and winding up or insolvency filing for such entity requires either the unanimous consent of all partners or members, as applicable, or the consent of an independent Person (whether as a partner, member, or director in such entity or in any Person that is the managing member or general partner of such entity or otherwise), and either such organizational documents or the terms of the loan documents provide that such organizational documents may not be amended without the consent of the lender as regards such single-purpose entity requirements.

“Single Certificate”:  For purposes of Section 4.02(a), a Certificate of any Class of REMIC II Regular Certificates evidencing a $[_______] denomination [or, in the case of a Class X Certificate, a 100% Percentage Interest.]

“SNDA”:  As defined in Section 3.20(g).

“Special Servicer”: [____________], a [____________], its successor in interest, or any successor special servicer appointed as herein provided.

“Special Servicing Fee”:  With respect to each Mortgage Loan that is a Specially Serviced Mortgage Loan and each REO Loan, the fee designated as such and payable to the Special Servicer pursuant to the first paragraph of Section 3.11(c), which in any event shall be a minimum of $[_______] per month per Specially Serviced Mortgage Loan and REO Loan.

“Special Servicing Fee Rate”:  With respect to each Mortgage Loan that is a Specially Serviced Mortgage Loan and each REO Loan, [___]% ([__] basis points) per annum.

“Specially Serviced Mortgage Loan”:  Any Mortgage Loan as to which there then exists a Servicing Transfer Event.  Upon the occurrence of a Servicing Transfer Event with respect to any Mortgage Loan, such Mortgage Loan shall remain a Specially Serviced Mortgage Loan until the earliest of (i) its removal from the Trust Fund, (ii) a REO Acquisition with respect to the related Mortgaged Property, and (iii) the cessation of all existing Servicing Transfer Events with respect to such Mortgage Loan.

“Startup Day”:  With respect to each of REMIC I and REMIC II, the day designated as such in Section 10.01(c).

“Stated Maturity Date”:  With respect to any Mortgage Loan, the Due Date on which the last payment of principal is due and payable under the terms of the related Mortgage Note as in effect on the Closing Date, without regard to any change in or modification of such terms in connection with a bankruptcy or similar proceeding involving the related Mortgagor or a modification, waiver or amendment of such Mortgage Loan granted or agreed to by the Master Servicer or Special Servicer pursuant to Section 3.20 and, in the case of an ARD Loan, without regard to its Anticipated Repayment Date.

“Stated Principal Balance”:  With respect to any Mortgage Loan (and any successor REO Loan), a principal amount initially equal to the Cut-off Date Balance of such Mortgage Loan, that is permanently reduced on each Distribution Date (to not less than zero) by (i) all payments (or P&I Advances in lieu thereof) of, and all other collections allocated as provided in Section 1.03 to, principal of or with respect to such Mortgage Loan (or successor REO Loan) that are (or, if they had not been applied to cover any Additional Trust Fund Expense, would have been) distributed to Certificateholders on such Distribution Date, and (ii) the principal portion of any Realized Loss incurred in respect of such Mortgage Loan (or successor REO Loan) during the related Collection Period.  Notwithstanding the foregoing, if a Liquidation Event occurs in respect of any Mortgage Loan or REO Property, then the “Stated Principal Balance” of such Mortgage Loan or of the related REO Loan, as the case may be, shall be zero commencing as of the Distribution Date in the Collection Period next following the Collection Period in which such Liquidation Event occurred.  In addition, to the extent that principal from general collections is used to reimburse Nonrecoverable Advances or Work-out Delayed Reimbursement Amounts, and such amount has reduced the Principal Distribution Amount, such amount shall not reduce the Stated Principal Balance prior to a Liquidation Event or other liquidation or disposition of the related Mortgage Loan or REO Property (other than for purposes of computing the Weighted Average Adjusted Net Mortgage Rate).

“Sub-Servicer”:  Any Person with which the Master Servicer or the Special Servicer has entered into a Sub-Servicing Agreement.

“Sub-Servicing Agreement”:  The written contract between the Master Servicer or the Special Servicer, on the one hand, and any Sub-Servicer, on the other hand as provided in Section 3.22, as the same may be modified or amended.

“Subcontractor”:  Any vendor, subcontractor or other Person that is not responsible for the overall servicing (as “servicing” is commonly understood by participants in the mortgage-backed securities market) of Mortgage Loans but performs one or more discrete functions identified in Item 1122(d) of Regulation AB with respect to Mortgage Loans under the direction or authority of the Master Servicer, the Special Servicer, the Trustee, any Additional Servicer or any Sub-Servicer.

“Subordinate Certificate”:  Any Class  B or Class C Certificate or a Residual Certificate.

“Substitution Shortfall Amount”:  An amount equal to the excess if any of the difference between the Purchase Price of the Deleted Mortgage Loan calculated as of the date of substitution and the Stated Principal Balance of such Qualifying Substitute Mortgage Loan as of the date of substitution.

“Successful Bidder”:  As defined in Section 7.01(d).

“Swap Contract”:  The Class A-FL Swap Contract.

“Swap Trustee”:  The Person who serves as Trustee hereunder shall also serve as trustee of the Grantor Trust (such Person in such capacity, the “Swap Trustee”).

“Successful Sub-Servicing Bidder”:  As defined in Section 3.22(j).

“Tax Matters Person”:  With respect to each of REMIC I and REMIC II, the Person designated as the “tax matters person” of such REMIC in the manner provided under Treasury Regulations Section 1.860F-4(d) and Treasury Regulations Section 301.6231(a)(7)-1.  The “Tax Matters Person” for each of REMIC I and REMIC II is the Holder of Certificates evidencing the largest Percentage Interest in the related Class of Residual Certificates.

“Tax Returns”:  The federal income tax returns on IRS Form 1066, U.S. Real Estate Mortgage Investment Conduit (REMIC) Income Tax Return, including Schedule Q thereto, Quarterly Notice to Residual Interest Holders of REMIC Taxable Income or Net Loss Allocation, or any successor forms, to be filed on behalf of each of REMIC I and REMIC II due to its classification as a REMIC under the REMIC Provisions and the tax returns due with respect to the Grantor Trust, together with any and all other information, reports or returns that may be required to be furnished to the Certificateholders or filed with the IRS or any other governmental taxing authority under any applicable provisions of federal or Applicable State Law.

“Transfer”:  Any direct or indirect transfer, sale, pledge, hypothecation, or other form of assignment of any Ownership Interest in a Certificate.

“Transfer Affidavit and Agreement”:  As defined in Section 5.02(d)(i)(B).

“Transferee”:  Any Person who is acquiring by Transfer any Ownership Interest in a Certificate.

“Transferor”:  Any Person who is disposing by Transfer any Ownership Interest in a Certificate.

“Trust”:  The common law trust created hereby.

“Trust Fund”:  Collectively, all of the assets of REMIC I, REMIC II and the Grantor Trust.

“Trustee”:  [____________], in its capacity as Trustee hereunder, its successor in interest, or any successor trustee appointed as herein provided.

“Trustee Fee”:  The fee payable to the Trustee on each Distribution Date for its services as Trustee hereunder, in an aggregate amount equal to one month’s interest at the Trustee Fee Rate in respect of each Mortgage Loan and REO Loan, calculated on the Stated Principal Balance as of the Due Date in the immediately preceding Collection Period and for the same number of days (i.e., on the basis of, as applicable, a 360-day year consisting of twelve 30-day months or the actual number of days elapsed during each calendar month in a 360-day year) respecting which any related interest payment due on such Mortgage Loan or deemed to be due on such related REO Loan is computed under the terms of the related Mortgage Note (as such terms may be changed or modified at any time following the Closing Date) and applicable law, and without giving effect to any Excess Interest that may accrue on any ARD Loan after its Anticipated Repayment Date.

“Trustee Fee Rate”:  A rate of [______]% per annum.

“Trustee Reports”:  Each of the CREFC Bond Level File and the CREFC Collateral Summary File.

“Trustee’s Website”:  The website maintained by the Trustee and initially located at “www. [____________]”, or at such other address as the Trustee may designate from time to time.

“UCC”:  The Uniform Commercial Code in effect in the applicable jurisdiction.

“UCC Financing Statement”:  A financing statement executed (if required by the UCC) and filed pursuant to the Uniform Commercial Code, as in effect in the relevant jurisdiction.

“UCC-1”, “UCC-2” and “UCC-3”:  UCC Financing Statements on Form UCC-1, Form UCC-2 and Form UCC-3, respectively.

“Uncertificated Accrued Interest”:  With respect to any REMIC I Regular Interest, for any Distribution Date, one month’s interest at the REMIC I Remittance Rate applicable to such REMIC I Regular Interest for such Distribution Date, accrued on the REMIC I Principal Balance of such REMIC I Regular Interest outstanding immediately prior to such Distribution Date.  The Uncertificated Accrued Interest in respect of any REMIC I Regular Interest for any Distribution Date shall be deemed to have accrued during the applicable Interest Accrual Period.

“Uncertificated Distributable Interest”:  With respect to any REMIC I Regular Interest, for any Distribution Date, the Uncertificated Accrued Interest in respect of such REMIC I Regular Interest for such Distribution Date, reduced (to not less than zero) by the product of (i) the Net Aggregate Prepayment Interest Shortfall, if any, for such Distribution Date, multiplied by (ii) a fraction, the numerator of which is the Uncertificated Accrued Interest in respect of such REMIC I Regular Interest for such Distribution Date, and the denominator of which is the aggregate Uncertificated Accrued Interest in respect of all the REMIC I Regular Interests for such Distribution Date.

“Underwriter”:  Each of Merrill Lynch, Pierce, Fenner & Smith Incorporated and [____________].

“Underwriting Agreement:  The underwriting agreement dated as of [_______] among Bank of America, the Depositor and the Underwriters.

“Unliquidated Advance”:  Any Advance previously made by a party hereto that has been previously reimbursed, as between the Person that made the Advance hereunder, on the one hand, and the Trust Fund, on the other, as part of a Workout-Delayed Reimbursement Amount pursuant to subsections (ii) and (vi) of Section 3.05(a) but that has not been recovered from the Borrower or otherwise from collections on or the proceeds of the Mortgage Loan or related REO Property in respect of which the Advance was made.

“USAP”:  The Uniform Single Attestation Program for Mortgage Bankers.

“U.S. Person”:  A citizen or resident of the United States, a corporation or partnership (except to the extent provided in the applicable Treasury regulations) created or organized in, or under the laws of, the United States, any State thereof or the District of Columbia, including an entity treated as a corporation or partnership for federal income tax purposes, or an estate whose income is subject to United States federal income tax regardless of its source, or a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more such U.S. Persons have the authority to control all substantial decisions of the trust (or, to the extent provided in applicable Treasury regulations, certain trusts in existence on August 20, 1996 that are eligible to elect to be treated as U.S. Persons).

“Voting Rights”:  The portion of the voting rights of all of the Certificates that is allocated to any Certificate.  At all times during the term of this Agreement, [[___]%] of the Voting Rights shall be allocated among the Holders of the various outstanding Classes of Sequential Pay Certificates and the Class A-FL Certificates in proportion to the respective Class Principal Balances of their Certificates[, and [___]% of the Voting Rights shall be allocated to the Holders of the Class X Certificates].  Neither of the Class R-I or Class R-II Certificates will be entitled to any Voting Rights.  Voting Rights allocated to a Class of Certificateholders shall be allocated among such Certificateholders in proportion to the Percentage Interests evidenced by their respective Certificates.

“Weighted Average Adjusted Net Mortgage Rate”:  With respect to any Distribution Date, the weighted average of the respective Adjusted Net Mortgage Rates for all the Mortgage Loans and related REO Loans, weighted on the basis of the respective Stated Principal Balances outstanding immediately prior to such Distribution Date.

“WHFIT”:  A “Widely Held Fixed Investment Trust” as that term is defined in Treasury Regulations Section 1.671-5(b)(22) or successor provisions.

“WHFIT Regulations”: Treasury Regulations Section 1.671-5, as amended.

“Withheld Amounts”:  As defined in Section 4.05.

“Within Grace Period Loan”:  With respect to any Master Servicer Remittance Date, any Mortgage Loan having any Monthly Payment remaining unpaid past its Due Date, as of the close of business on the Determination Date in the same calendar month, but which is not delinquent past the applicable grace period for such Monthly Payment as of the close of business on such Determination Date.

“Workout-Delayed Reimbursement Amount”:  With respect to any Mortgage Loan, the amount of any Advance made with respect to such Mortgage Loan on or before the date such Mortgage Loan becomes (or, but for the making of three monthly payments under its modified terms, would then constitute) a Corrected Mortgage Loan, together with (to the extent accrued and unpaid) interest on such Advances, to the extent that (i) such Advance is not reimbursed to the Person who made such Advance on or before the date, if any, on which such Mortgage Loan becomes a Corrected Mortgage Loan and (ii) the amount of such Advance becomes an obligation of the Mortgagor to pay such amount under the terms of the modified loan documents. That any amount constitutes all or a portion of any Workout-Delayed Reimbursement Amount shall not in any manner limit the right of any Person hereunder to determine that such amount instead constitutes a Nonrecoverable Advance reimbursable in the same manner as any other Nonrecoverable Advance.

“Workout Fee”:  With respect to each Mortgage Loan that is a Corrected Mortgage Loan, the fee designated as such and payable to the Special Servicer pursuant to the second paragraph of Section 3.11(c).

“Workout Fee Rate”:  With respect to each Corrected Mortgage Loan as to which a Workout Fee is payable, [___]% ([___] basis points).

Section 1.02 Rules of Construction; Other Definitional Provisions.

Unless the context otherwise clearly requires:

(a)  the definitions of terms herein shall apply equally to the singular and plural forms of the terms defined;

(b)  whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms;

(c)  the words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”;

(d)  the word “will” shall be construed to have the same meaning and effect as the word “shall”;

(e)  any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein);

(f)  any reference to any Person, or to any Person in a specified capacity, shall be construed to include such Person’s successors and assigns or such Person’s successors in such capacity, as the case may be;

(g)  unless otherwise specified herein, “pro rata” when used in reference to more than one Class of the Certificates shall mean “pro rata” based on the outstanding Class Principal Balances of such Classes of Certificates;

(h)  all references in this instrument to designated “Articles”, “Sections”, “Subsections”, “clauses” and other subdivisions are to the designated Articles, Sections, Subsections, clauses and other subdivisions of this Agreement as originally executed; and

(i)  the words “herein”, “hereof”, “hereunder” and other words of similar import refer to this Agreement as a whole and not to any particular Article, Section, Subsection or other subdivision.

Section 1.03  Certain Calculations in Respect of the Mortgage Pool.

(a)  [All amounts collected by or on behalf of the Trust in respect of any Cross-Collateralized Set in the form of payments from Mortgagors, Insurance Proceeds, Condemnation Proceeds and Liquidation Proceeds shall be applied among the Mortgage Loans constituting such Cross-Collateralized Set in accordance with the express provisions of the related loan documents and, in the absence of such express provisions, in accordance with the Servicing Standard.]  All amounts collected by or on behalf of the Trust in respect of or allocable to any particular Mortgage Loan in the form of payments from Mortgagors, Insurance Proceeds, Condemnation Proceeds or Liquidation Proceeds shall be applied to amounts due and owing under the related Mortgage Note and Mortgage (including for principal and accrued and unpaid interest) in accordance with the express provisions of the related loan documents and, in the absence of such express provisions or if and to the extent that such terms authorize the lender to use its discretion, shall be applied:  first, as a recovery of Nonrecoverable Advances (including interest on such Nonrecoverable Advances) and Workout-Delayed Reimbursement Amounts that were reimbursed from general collections on the Mortgage Loans and resulted in principal distributed to the Certificateholders being reduced as a result of the first proviso in the definition of “Principal Distribution Amount”, and, if applicable, unpaid related Liquidation Expenses and any outstanding related Additional Trust Fund Expenses; second, as a recovery of accrued and unpaid interest (excluding Excess Interest in the case of an ARD Loan after its Anticipated Repayment Date) on such Mortgage Loan to, but not including, the date of receipt by or on behalf of the Trust (or, in the case of a full Monthly Payment from any Mortgagor, through the related Due Date); third, as a recovery of principal of such Mortgage Loan then due and owing, including by reason of acceleration of the Mortgage Loan following a default thereunder (or, if a Liquidation Event has occurred in respect of such Mortgage Loan, as a recovery of principal to the extent of its entire remaining unpaid principal balance); fourth, unless a Liquidation Event has occurred in respect of such Mortgage Loan, as a recovery of amounts to be currently applied to the payment of, or escrowed for the future payment of, real estate taxes, assessments, insurance premiums, ground rents (if applicable) and similar items; fifth, unless a Liquidation Event has occurred in respect of such Mortgage Loan, as a recovery of Reserve Funds to the extent then required to be held in escrow; sixth, as a recovery of any Prepayment Premium then due and owing under such Mortgage Loan; seventh, as a recovery of any Default Charges then due and owing under such Mortgage Loan; eighth, as a recovery of any assumption fees and modification fees then due and owing under such Mortgage Loan; ninth, as a recovery of any other amounts then due and owing under such Mortgage Loan other than remaining unpaid principal; tenth, as a recovery of any remaining principal of such Mortgage Loan to the extent of its entire remaining unpaid principal balance; and, eleventh, in the case of an ARD Loan after its Anticipated Repayment Date, as a recovery of accrued and unpaid Excess Interest on such ARD Loan, to but not including the date of receipt.

(b)  Collections by or on behalf of the Trust in respect of each REO Property, exclusive of amounts to be applied to the payment of the costs of operating, managing, maintaining and disposing of such REO Property, shall be treated:  first, as a recovery of Nonrecoverable Advances (including interest on such Nonrecoverable Advance) and Workout-Delayed Reimbursed Amounts with respect to such REO Loan, that were reimbursed from collections on the Mortgage Loans and resulted in principal distributed to the Certificateholders being reduced as a result of the first proviso of the definition of “Principal Distribution Amount”; second, as a recovery of accrued and unpaid interest (excluding, in the case of a REO Loan that relates to an ARD Loan after its Anticipated Repayment Date, Excess Interest) on such REO Loan at the related Mortgage Rate in effect from time to time to but not including the Due Date in the Collection Period of receipt; third, as a recovery of principal of such REO Loan to the extent of its entire unpaid principal balance; fourth, in accordance with the Servicing Standard of the Master Servicer or the Special Servicer, as applicable, as a recovery of any other amounts due and owing in respect of such REO Loan; fifth, as a recovery of any other amounts deemed to be due and owing in respect of the related REO Loan (other than, in the case of a REO Loan that relates to an ARD Loan after its Anticipated Repayment Date, accrued and unpaid Excess Interest); and sixth, in the case of a REO Loan that relates to an ARD Loan after its Anticipated Repayment Date, as a recovery of any accrued and unpaid Excess Interest on such REO Loan to but not including the date of receipt by or on behalf of the Trust, in that order.

(c)  For the purposes of calculating distributions pursuant to this Agreement, Excess Interest on an ARD Loan shall be deemed not to constitute principal or any portion thereof and shall not be added to the unpaid principal balance or Stated Principal Balance of such ARD Loan.  To the extent any Excess Interest is not paid on a current basis, it shall be deemed to be deferred interest.  Any reference to the Certificate Principal Balance of any Class of Certificates on or as of a Distribution Date shall refer to the Certificate Principal Balance of such Class of Certificates on such Distribution Date after giving effect to any distributions made on such Distribution Date pursuant to Section 4.01(a).

(d)  Insofar as amounts received in respect of any Mortgage Loan or REO Property and allocable to shared fees and shared charges owing in respect of such Mortgage Loan or the related REO Loan, as the case may be, that constitute Additional Master Servicing Compensation payable to the Master Servicer and/or Additional Special Servicing Compensation payable to the Special Servicer, are insufficient to cover the full amount of such fees and charges, such amounts shall be allocated between such of those fees and charges as are payable to the Master Servicer, on the one hand, and such of those fees and charges as are payable to the Special Servicer, on the other, pro rata in accordance with their respective entitlements.

(e)  Notwithstanding anything contained herein to the contrary, with respect to each Mortgage Loan subject to an involuntary prepayment of principal during a Collection Period, all interest collected during such Collection Period in connection with such involuntary prepayment of principal that the related lender would be entitled to retain under the related loan documents shall be treated as excess interest and shall be used to offset any shortfalls of interest for the related Distribution Date resulting from involuntary prepayments of principal during such Collection Period prior to such shortfalls of interest being allocated to any Class of Certificates.  Any such interest not required to offset shortfalls of interest for the related Distribution Date pursuant to the immediately preceding sentence shall constitute Additional Master Servicing Compensation.

(f)  The foregoing applications of amounts received in respect of any Mortgage Loan or REO Property shall be determined by the Master Servicer and reflected in the appropriate monthly report from the Master Servicer and in the appropriate monthly Trustee Report as provided in Section 4.02.

(g)  For purposes of calculating LIBOR with respect to the Class A-FL Certificates and each Interest Accrual Period, LIBOR shall be rounded, if necessary, to the nearest hundred-thousandth of a percentage point.

Section 1.04  [Cross-Collateralized Mortgage Loans.]

[Notwithstanding anything herein to the contrary, it is hereby acknowledged that the sets of Mortgage Loans identified on the Mortgage Loan Schedule as being cross-collateralized with each other are, in the case of each such particular set of Mortgage Loans, by their terms, cross-defaulted and cross-collateralized with each other.  For purposes of reference only in this Agreement, and without in any way limiting the servicing rights and powers of the Master Servicer and/or the Special Servicer, with respect to any Cross-Collateralized Mortgage Loan (or successor REO Loan), the Mortgaged Property (or REO Property) that relates or corresponds thereto shall be the property identified in the Mortgage Loan Schedule as corresponding thereto.  The provisions of this Agreement shall be interpreted in a manner consistent with this Section 1.04; provided that, if there exists with respect to any Cross-Collateralized Set only one original of any document referred to in the definition of “Mortgage File” covering all the Mortgage Loans in such Cross-Collateralized Set, then the inclusion of the original of such document in the Mortgage File for any of the Mortgage Loans constituting such Cross-Collateralized Set shall be deemed an inclusion of such original in the Mortgage File for each such Mortgage Loan.]

Section 1.05  Incorporation of Preliminary Statement.

The parties hereto acknowledge that the Preliminary Statement at the beginning of this Agreement constitutes a part of this Agreement.

ARTICLE II

CONVEYANCE OF MORTGAGE LOANS; REPRESENTATIONS AND WARRANTIES; ORIGINAL ISSUANCE OF CERTIFICATES

Section 2.01  Conveyance of Mortgage Loans.

(a)  It is the intention of the parties hereto that a common law trust be established pursuant to this Agreement and further such trust be designated as “Banc of America Merrill Lynch Commercial Mortgage Inc., Commercial Mortgage Pass-Through Certificates, Series 201[_]-[_]”.  [____________] is hereby appointed, and does hereby agree to act, as Trustee hereunder and, in such capacity, to hold the Trust Fund in trust for the exclusive use and benefit of all present and future Certificateholders.  It is not intended that this Agreement create a partnership or a joint-stock association.

(b)  The Depositor, concurrently with the execution and delivery hereof, does hereby transfer, assign, sell, set over and otherwise convey to the Trustee, in trust, without recourse, for the benefit of the Certificateholders (and for the benefit of the other parties to this Agreement as their respective interests may appear) all the right, title and interest of the Depositor in, to and under (i) the Mortgage Loans and all documents included in the related Mortgage Files and Servicing Files, (ii) the Mortgage Loan Purchase and Sale Agreement and (iii) all other assets included or to be included in the Trust Fund.  Such assignment includes (i) the Mortgage Loans that from time to time are subject to this Agreement, all interest accrued on the Mortgage Loans on and after the Cut-off Date and all principal payments received on the Mortgage Loans after the Cut-off Date (other than principal and interest payments due and payable on the Mortgage Loans on or before the Cut-off Date, which shall belong and be promptly remitted to the Mortgage Loan Seller), together with all documents delivered or caused to be delivered hereunder with respect to such Mortgage Loans by the Mortgage Loan Seller; (ii) any REO Property acquired in respect of a Mortgage Loan; and (iii) such funds or assets that from time to time are deposited into the Certificate Account, the REMIC I Distribution Account, the REMIC II Distribution Account, the Interest Reserve Account, the Excess Interest Distribution Account, the Excess Liquidation Proceeds Account and the REO Account (if established).  In connection with the transfer and assignment set forth in this Section 2.01, the Depositor shall make a cash deposit to the Certificate Account in an amount equal to the Interest Deposit Amount. This conveyance is subject to the rights of the Sub-Servicers pursuant to the Sub-Servicing Agreements which rights are subject in any event to this Agreement.

Under United States generally accepted accounting principles, the Depositor shall report:  (i) its acquisition of the Mortgage Loans from the Mortgage Loan Seller, pursuant to the Mortgage Loan Purchase and Sale Agreement, as a purchase of such Mortgage Loans from the Mortgage Loan Seller; and (ii) its transfer of the Mortgage Loans to the Trustee, pursuant to this Section 2.01(b), as a sale of such Mortgage Loans to the Trustee.  In connection with the foregoing, the Depositor shall cause all of its records to reflect such acquisitions as a purchase and such transfer as a sale (in each case, as opposed to a secured loan).

After the Depositor’s transfer of the Mortgage Loans to the Trustee pursuant to this Section 2.01(b), the Depositor shall not take any action inconsistent with the Trust’s ownership of the Mortgage Loans.

In connection with the Depositor’s assignment pursuant to this Section 2.01(b) above, the Depositor hereby represents and warrants that it has contractually obligated the Mortgage Loan Seller, at the Mortgage Loan Seller’s expense, pursuant to the Mortgage Loan Purchase and Sale Agreement, to deliver to and deposit with, or cause to be delivered to and deposited with, the Trustee or a Custodian appointed thereby, on or before the Closing Date, the

Mortgage File and any Additional Collateral (other than Reserve Funds) for each Mortgage Loan acquired by the Depositor from the Mortgage Loan Seller.  In addition, with respect to each Mortgage Loan under which any Additional Collateral is in the form of a Letter of Credit as of the Closing Date, the Depositor hereby represents and warrants that it has contractually obligated the Mortgage Loan Seller to cause to be prepared, executed and delivered to the issuer of each such Letter of Credit such notices, assignments and acknowledgments as are required under such Letter of Credit to assign, without recourse, to the Trustee the Mortgage Loan Seller’s rights as the beneficiary thereof and drawing party thereunder; provided that the originals of such letter of credit shall be delivered to the Master Servicer.  The Depositor shall deliver to the Trustee on or before the Closing Date a fully executed counterpart of the Mortgage Loan Purchase and Sale Agreement.  If the related Mortgage Loan Seller fails to deliver on or before the Closing Date, with respect to any related Mortgage Loan so assigned, a copy of the Mortgage, a copy of any related Ground Lease, the originals and copies of any related Letters of Credit, the original or a copy of the policy of lender’s title insurance or, if such policy has not yet been issued, a “marked-up” pro forma title policy or commitment for title insurance marked as binding and countersigned by the issuer or its authorized agent either on its face or by an acknowledged closing instruction or escrow letter, or, with respect to hospitality properties, a copy of the franchise agreement, an original copy of the comfort letter and any transfer documents with respect to such comfort letter, the delivery requirements of this Section 2.01(b) shall be deemed satisfied with respect to such missing document if the related Mortgage Loan Seller delivers such document to the Trustee (or, in the case of originals of Letters of Credit, to the Master Servicer) within 15 days following the Closing Date.  With respect to the Mortgage Loans so assigned, the Trustee shall provide a certification within 30 days of the Closing Date that a copy of the Mortgage, a copy of any related Ground Lease, the originals of any related Letters of Credit, the original or a copy of the policy of lender’s title insurance or, if such policy has not yet been issued, a “marked-up” pro forma title policy or commitment for title insurance marked as binding and countersigned by the issuer or its authorized agent either on its face or by an acknowledged closing instruction or escrow letter, or, with respect to hospitality properties, a copy of the franchise agreement, an original copy of the comfort letter and any transfer documents with respect to such comfort letter due on the Closing Date have been delivered (with any exceptions noted).  None of the Trustee, any Custodian, the Master Servicer or the Special Servicer shall be liable for any failure by the Mortgage Loan Seller or the Depositor to comply with the document delivery requirements of the Mortgage Loan Purchase and Sale Agreement and this Section 2.01(b).

The conveyance of the Mortgage Loans and the related rights and property accomplished hereby is absolute and is intended by the parties hereto to constitute an absolute transfer of such Mortgage Loans and such other related rights and property by the Depositor to the Trustee for the benefit of the Certificateholders.  Furthermore, it is not intended that such conveyance be a pledge of security for a loan.  If such conveyance is determined to be a pledge of security for a loan, however, the Depositor and the Trustee intend that the rights and obligations of the parties to such loan shall be established pursuant to the terms of this Agreement.  The Depositor and the Trustee also intend and agree that, in such event, (i) this Agreement shall constitute a security agreement under applicable law, (ii) the Depositor shall be deemed to have granted to the Trustee (in such capacity) a first priority security interest in all of the Depositor’s right, title and interest in and to the assets constituting the Trust Fund, including the Mortgage Loans subject hereto from time to time, all principal and interest received on or with respect to such Mortgage Loans after the Cut-off Date (other than scheduled payments of interest and principal due and payable on such Mortgage Loans on or prior to the related Due Date in [____________] or, in the case of a Replacement Mortgage Loan, on or prior to the related date of substitution), all amounts held from time to time in the Certificate Account, the REMIC I Distribution Account, the REMIC II Distribution Account, the Interest Reserve Account, the Excess Interest Distribution Account, the Excess Liquidation Proceeds Account, Class A-FL Floating Rate Account or the REO Account, and all reinvestment earnings on such amounts, and all of the Depositor’s right, title and interest under the Mortgage Loan Purchase and Sale Agreement, (iii) the possession by the Trustee or its agent of the Mortgage Notes with respect to the Mortgage Loans subject hereto from time to time and such other items of property that constitute instruments, money, negotiable documents or chattel paper shall be deemed to be “possession by the secured party” or possession by a purchaser or person designated by such secured party for the purpose of perfecting such security interest under applicable law, and (iv) notifications to, and acknowledgments, receipts or confirmations from, Persons holding such property shall be deemed to be notifications to, or acknowledgments, receipts or confirmations from, financial intermediaries, bailees or agents (as applicable) of the Trustee for the purpose of perfecting such security interest under applicable law.

(c)  As soon as reasonably possible, and in any event within [__] days after the later of (i) the Closing Date (or, in the case of a Replacement Mortgage Loan substituted as contemplated by Section 2.03, after the related date of substitution) and (ii) the date on which all recording information necessary to complete the subject document is received by the Trustee, the Trustee shall complete (to the extent necessary), and shall submit for recording or filing, as the case may be, in the appropriate office for real property records or UCC Financing Statements, as applicable, each assignment of Mortgage and assignment of Assignment of Leases in favor of the Trustee referred to in clauses (iv) and (v) of the definition of “Mortgage File” that has been received by the Trustee or a Custodian on its behalf and each original UCC-2 and UCC-3 in favor of the Trustee referred to in clause (viii) of the definition of “Mortgage File” that has been received by the Trustee or a Custodian on its behalf.  Upon request of the Master Servicer (if reasonably necessary for the ongoing administration and/or servicing of the related Mortgage Loan by the Master Servicer) and at the expense of the Mortgage Loan Seller, the Trustee shall forward to the Master Servicer a copy of any such assignment that has been received by the Trustee.  Each such assignment shall reflect that it should be returned by the public recording office to the Trustee following recording, and each such UCC-2 and UCC-3 shall reflect that the file copy thereof should be returned to the Trustee following filing; provided that in those instances where the public recording office retains the original assignment of Mortgage or assignment of Assignment of Leases the Trustee shall obtain therefrom a certified copy of the recorded original at the expense of the Mortgage Loan Seller.  The Trustee may assume for purposes of recordation of each UCC-2 and UCC-3 that the Mortgage File containing the related UCC-1 includes one state level UCC Financing Statement filing in the state of incorporation of the related Borrower for each Mortgaged Property (or with respect to any Mortgage Loan that has two or more related Borrowers, the state of incorporation of each such Borrower).  The Mortgage Loan Seller will deliver to the Trustee the UCC Financing Statements, completed pursuant to Revised Article 9 of the UCC, on the new national forms, in recordable form, to be recorded pursuant to this Section 2.01(c).  The Trustee will submit such UCC Financing Statements for filing in the state of incorporation as so indicated on the documents provided.  If any such document or instrument is lost or returned unrecorded or unfiled, as the case may be, because of a defect therein, the Trustee shall direct the Mortgage Loan Seller to prepare or cause to be prepared promptly, pursuant to the Mortgage Loan Purchase and Sale Agreement, a substitute therefor or cure such defect, as the case may be, and thereafter the Trustee shall, upon receipt thereof, cause the same to be duly recorded or filed, as appropriate with any re-recording, re-filing or rejection expenses at the expense of the Mortgage Loan Seller.  If the Mortgage Loan Seller has been so notified and has not prepared a substitute document or cured such defect, as the case may be, within [__] days, the Trustee shall promptly notify the Master Servicer, the Special Servicer, the Directing Certificateholder, the 17g-5 Information Provider and, subject to Section 3.15, the Rating Agencies.  The Mortgage Loan Seller shall be responsible for paying the reasonable fees and out-of-pocket expenses of the Trustee in connection with the above-referenced recording and filing of documents insofar as it relates to the Mortgage Loans transferred by the Mortgage Loan Seller and acquired by the Depositor from the Mortgage Loan Seller, all as more particularly provided for in the Mortgage Loan Purchase and Sale Agreement.

(d)  In connection with the Depositor’s assignment pursuant to Section 2.01(b) above, the Depositor hereby represents and warrants that it has contractually obligated the Mortgage Loan Seller, at the Mortgage Loan Seller’s expense, pursuant to the Mortgage Loan Purchase and Sale Agreement, to deliver to and deposit with, or cause to be delivered to and deposited with, the Master Servicer or its designee, on or before the Closing Date, the following items:  (i) originals or copies of all financial statements, appraisals, environmental/engineering reports, leases, rent rolls and tenant estoppels in the possession or under the control of the Mortgage Loan Seller that relate to the Mortgage Loans transferred by the Mortgage Loan Seller to the Depositor and, to the extent they are not required to be a part of a Mortgage File in accordance with the definition thereof, originals or copies of all documents, certificates, letters of credit, environmental insurance policies and related endorsements, and opinions in the possession or under the control of the Mortgage Loan Seller that were delivered by or on behalf of the related Mortgagors in connection with the origination of such Mortgage Loans and that are reasonably required for the ongoing administration and servicing of such Mortgage Loans (except to the extent such items represent attorney client privileged communications or credit analyses); and (ii) all unapplied Reserve Funds and Escrow Payments in the possession or under the control of the Mortgage Loan Seller that relate to, and that are required for the ongoing administration and servicing of, the Mortgage Loans transferred by the Mortgage Loan Seller to the Depositor.  The Master Servicer shall hold all such documents, records and funds on behalf of the Trustee in trust for the benefit of the Certificateholders.

(e)  In the event a Mortgage Loan is repurchased by the Mortgage Loan Seller, the Trustee shall re-assign any rights that the Mortgage Loan Seller had with respect to representations and warranties made by a third party originator to the Mortgage Loan Seller under the Mortgage Loan Purchase and Sale Agreement to the Mortgage Loan Seller in respect of any such Mortgage Loan.

Section 2.02  Acceptance of REMIC I by Trustee.

(a)  The Trustee, by the execution and delivery of this Agreement, acknowledges receipt by it or a Custodian on its behalf of, subject to the provisions of Section 2.01 and to the further review provided for in this Section 2.02, [and further subject to the Schedule of Exceptions attached hereto as Schedule [     ],] with respect to each Mortgage

Loan, an original Mortgage Note endorsed to the Trustee and declares that it or a Custodian on its behalf holds and will hold the documents delivered or caused to be delivered by the Mortgage Loan Seller in respect of the Mortgage Loans, and that it holds and will hold all other assets included in REMIC I in trust for the exclusive use and benefit of all present and future Certificateholders and the Trustee as holder of the REMIC I Regular Interests and Class A-FL Regular Interest.

(b)  On or about the [__]th day following the Closing Date, the Trustee or a Custodian on its behalf shall review the documents delivered to it or such Custodian with respect to each Mortgage Loan, and the Trustee shall, subject to Sections 1.04, 2.02(c) and 2.02(d), certify electronically or in writing (substantially in the form of Exhibit F) to each of the other parties hereto, the Mortgage Loan Seller and the Directing Certificateholder, that, as to each Mortgage Loan then subject to this Agreement (except as specifically identified in any exception report annexed to such certification):  (i) the original Mortgage Note specified in clause (i) of the definition of “Mortgage File” and all allonges thereto, if any (or a copy of such Mortgage Note, together with a lost note affidavit certifying that the original of such Mortgage Note has been lost), the original or copy of documents specified in clauses (ii) through (vii) and (xii) of the definition of “Mortgage File”, have been received by it or a Custodian on its behalf; (ii) if such report is due more than [___] days after the Closing Date, the recordation/filing contemplated by Section 2.01(c) has been completed (based solely on receipt by the Trustee of the particular recorded/filed documents); and (iii) all documents received by it or any Custodian with respect to such Mortgage Loan have been reviewed by it or by such Custodian on its behalf and (A) appear regular on their face (handwritten additions, changes or corrections shall not constitute irregularities if initialed by the Mortgagor), (B) appear to have been executed and (C) purport to relate to such Mortgage Loan.  The Trustee may assume that, for purposes of reviewing the items in clause (viii) of the definition of Mortgage File and completing the certification attached hereto as Exhibit F, the related UCC-1 includes one state level UCC Financing Statement filing in the state of incorporation of the related Borrower for each Mortgaged Property (or with respect to any Mortgage Loan that has two or more related Borrowers, the state of incorporation of each such Borrower).  If any exceptions are noted or if the recordation/filing contemplated by Section 2.01(c) has not been completed (based solely on receipt by the Trustee of the particular documents showing evidence of the recordation/filing), the Trustee shall every [___] days after the ninetieth day following the Closing Date until the earliest of (i) the date on which such exceptions are eliminated and such recordation/filing has been completed, (ii) the date on which all the affected Mortgage Loans are removed from the Trust Fund, and (iii) the second anniversary of the Closing Date), distribute an updated exception report to the recipients of the above mentioned certification that was submitted to such recipients substantially in the form of Exhibit F.  At any time subsequent to the second anniversary of the Closing Date, the Trustee shall, upon request and at the requesting party’s expense, prepare and deliver to the requesting party (including any Certificateholder or Certificate Owner) an updated version of the exception report provided for in the prior sentence.

(c)  If the Mortgage Loan Seller substitutes a Replacement Mortgage Loan for any Defective Mortgage Loan as contemplated by Section 2.03, the Trustee or a Custodian on its behalf shall review the documents delivered to it or such Custodian with respect to such Replacement Mortgage Loan, and the Trustee shall deliver a certification comparable to that described in the prior paragraph, in respect of such Replacement Mortgage Loan, on or about the

[_______]th day following the related date of substitution (and, if any exceptions are noted, every [___] days thereafter until the earliest of (i) the date on which such exceptions are eliminated and all related recording/filing has been completed, (ii) the date on which such Replacement Mortgage Loan is removed from the Trust Fund and (iii) the second anniversary of the date on which such Replacement Mortgage Loan was added to the Trust Fund).  At any time subsequent to the second anniversary of the date on which such Replacement Mortgage Loan is added to the Trust Fund, the Trustee shall, upon request, prepare and deliver to the requesting party (including any Certificateholder or Certificate Owner) an updated version of the exception report provided for in the prior sentence.

(d)  None of the Trustee, the Master Servicer, the Special Servicer or any Custodian is under any duty or obligation  (i) to determine whether any of the documents specified in clauses (iii), (v), (vi) and (viii) through (xii) of the definition of “Mortgage File” exist or are required to be delivered by the Mortgage Loan Seller in respect of any Mortgage Loan, or (ii) to inspect, review or examine any of the documents, instruments, certificates or other papers relating to the Mortgage Loans delivered to it to determine that the same are valid, legal, effective, genuine, binding, enforceable, sufficient or appropriate for the represented purpose or that they are other than what they purport to be on their face.  Notwithstanding the foregoing, with respect to Letters of Credit referenced in clause (xii) of the definition of “Mortgage File” the Trustee shall perform the review set forth in Sections 2.02(b)(iii)(A) to (C).  Furthermore, except as expressly provided in Section 2.02(b), none of the Trustee, the Master Servicer, the Special Servicer or any Custodian shall have any responsibility for determining whether the text of any assignment or endorsement is in proper or recordable form, whether the requisite recording of any document is in accordance with the requirements of any applicable jurisdiction, or whether a blanket assignment is permitted in any applicable jurisdiction.

(e)  In performing the reviews contemplated by subsections (b) and (c) above, the Trustee may conclusively rely on the Mortgage Loan Seller as to the purported genuineness of any such document and any signature thereon.  It is understood that the scope of the Trustee’s review of the Mortgage Files is limited solely to confirming that the documents specified in clauses (i) through (v), in clause (vii) of the definition “Mortgage File”, have been received and such additional information as will be necessary for delivering the certifications required by subsections (a) and (b) above.  If the Mortgage Loan Seller is notified of or discovers any error in a Mortgage Loan Checklist, then the Mortgage Loan Seller shall promptly amend such Mortgage Loan Checklist and distribute such Mortgage Loan Checklist to each of the other parties hereto; provided, however, that an error in such Mortgage Loan Checklist by itself shall not be deemed to be a Material Breach or Material Document Defect.  Such new, corrected Mortgage Loan Checklist shall be deemed to amend and replace the existing Mortgage Loan Checklist; provided, however, that the correction or amendment of such Mortgage Loan Checklist by itself shall not be deemed to be a cure of a Material Breach or Material Document Defect.

Section 2.03  Mortgage Loan Seller’s Repurchase or Substitution of Mortgage Loans for Material Document Defects and Material Breaches.

(a)  If any party hereto discovers, or receives written notice from a non-party, that a Document Defect or Breach exists with respect to any Mortgage Loan, then such party shall give prompt written notice thereof to the other parties hereto, including (unless it is the party that discovered the Document Defect or Breach) the Trustee.  Upon the Trustee’s discovery or receipt of notice that a Document Defect or Breach exists with respect to any Mortgage Loan, the Trustee shall notify the Directing Certificateholder and the Mortgage Loan Seller.

(b)  If necessary, the Trustee shall request the Mortgage Loan Seller to comply with Section [4(c)] of the Mortgage Loan Purchase and Sale Agreement with respect to any Document Defect or other deficiency in a Mortgage File relating to a Mortgage Loan.  If the Trustee becomes aware of any failure on the part of the Mortgage Loan Seller to do so, the Trustee shall promptly notify the Master Servicer and the Special Servicer.

(c)  Promptly upon its becoming aware of any Material Document Defect or Material Breach with respect to any Mortgage Loan, the Master Servicer shall (and the Special Servicer may) notify the Mortgage Loan Seller in writing of such Material Document Defect or Material Breach, as the case may be, and direct the Mortgage Loan Seller that it must, not later than [__] days from the receipt by such parties of such notice (such [__]-day period, the “Initial Resolution Period”), correct or cure such Material Document Defect or Material Breach, as the case may be, in all material respects, or repurchase the affected Mortgage Loan (as, if and to the extent required by the Mortgage Loan Purchase and Sale Agreement), at the applicable Purchase Price; provided, however, that if the Mortgage Loan Seller certifies in writing to the Trustee (i) that, as evidenced by an accompanying Opinion of Counsel, any such Material Breach or Material Document Defect, as the case may be, does not and will not cause the Defective Mortgage Loan, to fail to be a “qualified mortgage” within the meaning of Section 860G(a)(3) of the Code, (ii) that such Material Breach or Material Document Defect, as the case may be, is capable of being corrected or cured but not within the applicable Initial Resolution Period, (iii) that such party has commenced and is diligently proceeding with the cure of such Material Breach or Material Document Defect, as the case may be, within the applicable Initial Resolution Period, and (iv) that the Mortgage Loan Seller anticipates that such Material Breach or Material Document Defect, as the case may be, will be corrected or cured within an additional period not to exceed the Resolution Extension Period (a copy of which certification shall be delivered by the Trustee to the Master Servicer, the Special Servicer, the Directing Certificateholder, then the Mortgage Loan Seller shall have an additional period equal to the applicable Resolution Extension Period to complete such correction or cure or, failing such, to repurchase the affected Mortgage Loan; provided, further, that, in lieu of effecting any such repurchase (but, in any event, no later than such repurchase would have to have been completed), the Mortgage Loan Seller shall be permitted, during the three-month period following the Startup Day for REMIC I (or during the two-year period following such Startup Day if the affected Mortgage Loan is a “defective obligation” within the meaning of Section 860G(a)(4)(B)(ii) of the Code and Treasury Regulations Section 1.860G-2(f)), to replace the affected Mortgage Loan with one or more Qualifying Substitute Mortgage Loans and to pay a cash amount equal to the applicable Substitution Shortfall Amount, subject to any other applicable terms and conditions of the Mortgage Loan Purchase and Sale Agreement and this Agreement.  If any substitution for a Deleted Mortgage Loan is not completed in all respects by the end of the three-month (or, if applicable, the two-year) period contemplated by the preceding sentence, the Mortgage Loan Seller shall be barred from doing so (and, accordingly, will be limited to the cure/repurchase remedies contemplated hereby), and no party hereto shall be liable thereto for any loss, liability or expense resulting from the expiration of such period.  If any Mortgage Loan is to be repurchased or replaced as contemplated by this Section 2.03, the Master Servicer shall designate the Certificate Account as the account to which funds in the amount of the applicable Purchase Price or Substitution Shortfall Amount (as the case may be) are to be wired, and the Master Servicer shall promptly notify the Trustee when such deposit is made.  Any such repurchase or replacement of a Mortgage Loan shall be on a whole loan, servicing released basis.

(d)  [If one or more of the Mortgage Loans constituting a Cross-Collateralized Set are the subject of a Breach or Document Defect, then, for purposes of (i) determining whether such Breach or Document Defect is a Material Breach or Material Document Defect, as the case may be, and (ii) the application of remedies, such Cross-Collateralized Set shall be treated as a single Mortgage Loan.

If (x) any Mortgage Loan is required to be repurchased or substituted as contemplated in this Section 2.03, (y) such Mortgage Loan is a Crossed-Collateralized Mortgage Loan or is secured by a portfolio of Mortgaged Properties and the related loan documents provide that a Mortgaged Property may be uncrossed from the other Mortgaged Properties in that portfolio, and (z) the applicable Material Breach or Material Document Defect does not constitute a Material Breach or Material Document Defect, as the case may be, as to any related Crossed-Collateralized Mortgage Loan or applies to only specific Mortgaged Properties included in such portfolio (without regard to this paragraph), then the applicable Material Breach or Material Document Defect (as the case may be) will be deemed to constitute a Material Breach or Material Document Defect (as the case may be) as to any related Crossed-Collateralized Mortgage Loan and to each other Mortgaged Property included in such portfolio and the related  Mortgage Loan Seller shall repurchase or substitute for any related Crossed-Collateralized Mortgage Loan in the manner described above unless, in the case of a Material Breach or Material Document Defect, both of the following conditions would be satisfied if such Mortgage Loan Seller were to repurchase or substitute for only the affected Crossed-Collateralized Mortgage Loans or affected Mortgaged Properties as to which a Material Breach or Material Document Defect had occurred without regard to this paragraph:  (i) the debt service coverage ratio for any related Cross-Collateralized Mortgage Loans or Mortgaged Properties for the four calendar quarters immediately preceding the repurchase or substitution is not less than the greater of (a) the debt service coverage ratio immediately prior to the repurchase, and (b) the debt service coverage ratio on the Closing Date, subject to a floor of 1.25x, and (ii) the loan-to-value ratio for any related Crossed-Collateralized Mortgage Loans or Mortgaged Properties is not greater than the lesser of (a) the loan-to-value ratio immediately prior to the repurchase and (b) the loan-to-value ratio on the Closing Date, subject to a cap of 75%.  In the event that both of the conditions set forth in the preceding sentence would be satisfied, the related Mortgage Loan Seller may elect either to repurchase or substitute for only the affected Crossed-Collateralized Mortgage Loan or Mortgaged Properties as to which the Material Breach or Material Document Defect exists or to repurchase or substitute for the aggregate Crossed-Collateralized Mortgage Loans or Mortgaged Properties.

To the extent that the related Mortgage Loan Seller repurchases or substitutes for an affected Cross-Collateralized Mortgage Loan or Mortgaged Property in the manner prescribed above while the Trustee continues to hold any related Cross-Collateralized Mortgage Loans, such Mortgage Loan Seller and the Depositor shall either uncross the repurchased Cross-Collateralized Mortgage Loan or affected Mortgaged Property (provided the Depositor has received an Opinion of Counsel that uncrossing the repurchased Cross-Collateralized Mortgage Loan will not adversely affect the status of either REMIC I or REMIC II as a REMIC under the Code) or shall forbear from enforcing any remedies against the other’s Primary Collateral, but each is permitted to exercise remedies against the Primary Collateral securing its respective affected Cross-Collateralized Mortgage Loans or Mortgaged Properties, including, with respect to the Trustee, the Primary Collateral securing Mortgage Loans still held by the Trustee, so long as such exercise does not materially impair the ability of the other party to exercise its remedies against its Primary Collateral.  If the exercise of remedies by one party would materially impair the ability of the other party to exercise its remedies with respect to the Primary Collateral securing the Cross-Collateralized Mortgage Loans or Mortgaged Properties held by such party, then both parties shall forbear from exercising such remedies until the loan documents can be modified to remove the threat of such impairment as a result of the exercise of remedies.]

(e)  Whenever one or more mortgage loans are substituted for a Defective Mortgage Loan by the Mortgage Loan Seller as contemplated by this Section 2.03, the Master Servicer shall direct such party effecting the substitution to deliver the related Mortgage File to the Trustee, to certify that such substitute mortgage loan satisfies or such substitute mortgage loans satisfy, as the case may be, all of the requirements of the definition of “Qualifying Substitute Mortgage Loan” and to send such certification to the Trustee.  No mortgage loan may be substituted for a Defective Mortgage Loan as contemplated by this Section 2.03 if the Mortgage Loan to be replaced was itself a Replacement Mortgage Loan, in which case, absent a cure of the relevant Material Breach or Material Document Defect, the Defective Mortgage Loan will be required to be repurchased as contemplated hereby.  Monthly Payments due with respect to each Replacement Mortgage Loan (if any) after the related date of substitution, and Monthly Payments due with respect to each corresponding Deleted Mortgage Loan (if any) after the related Due Date in [____________] and on or prior to the related date of substitution, shall be part of the Trust Fund.  Monthly Payments due with respect to each Replacement Mortgage Loan (if any) on or prior to the related date of substitution, and Monthly Payments due with respect to each corresponding Deleted Mortgage Loan (if any) after the related date of substitution, shall not be part of the Trust Fund and are to be remitted by the Master Servicer to the party effecting the related substitution promptly following receipt.

(f)  If any Mortgage Loan is to be repurchased or replaced by the Mortgage Loan Seller as contemplated by this Section 2.03, the Master Servicer shall direct the Mortgage Loan Seller to amend the Mortgage Loan Schedule to reflect the removal of any Deleted Mortgage Loan and, if applicable, the substitution of the related Replacement Mortgage Loan(s); and, upon its receipt of such amended Mortgage Loan Schedule, the Master Servicer shall deliver or cause the delivery of such amended Mortgage Loan Schedule to the other parties hereto.  Upon any substitution of one or more Replacement Mortgage Loans for a Deleted Mortgage Loan, such Replacement Mortgage Loan(s) shall become part of the Trust Fund and be subject to the terms of this Agreement in all respects.

(g)  Upon receipt of a Request for Release (in the form of Exhibit D attached hereto) and an Officer’s Certificate from the Master Servicer to the effect that the full amount of the Purchase Price or Substitution Shortfall Amount (as the case may be) for any Mortgage Loan repurchased or replaced by the Mortgage Loan Seller as contemplated by this Section 2.03 has been deposited into the Certificate Account, and further, if applicable, upon receipt of the

Mortgage File for each Replacement Mortgage Loan (if any) to be substituted for a Deleted Mortgage Loan, together with the certification referred to in Section 2.03(e) from the party effecting the substitution, if any, the Trustee shall (i) release or cause the release of the Mortgage File and any Additional Collateral held by or on behalf of the Trustee for the Deleted Mortgage Loan to the party effecting the repurchase/substitution or its designee and (ii) execute and deliver such instruments of release, transfer and/or assignment, in each case without recourse, as shall be provided to it and are reasonably necessary to vest in the party effecting the repurchase/substitution or its designee the ownership of the Deleted Mortgage Loan, and the Master Servicer shall notify the applicable Mortgagors of the transfers of the Deleted Mortgage Loan(s) and any Replacement Mortgage Loan(s).  In connection with any such repurchase or substitution by the Mortgage Loan Seller, each of the Master Servicer and the Special Servicer shall deliver to the party effecting the repurchase/substitution or its designee any portion of the related Servicing File, together with any Escrow Payments, Reserve Funds and Additional Collateral, held by or on behalf of the Master Servicer or the Special Servicer, as the case may be, with respect to the Deleted Mortgage Loan, in each case at the expense of the party effecting the repurchase/substitution.  The reasonable “out-of-pocket” costs and expenses incurred by the Master Servicer, the Special Servicer or the Trustee pursuant to this Section 2.03(g), shall be payable to each of them, first, by the Mortgage Loan Seller to the extent the Mortgage Loan Seller was required to repurchase the Defective Mortgage Loan, and then as Servicing Advances in respect of the Defective Mortgage Loan.

(h)  The Mortgage Loan Purchase and Sale Agreement provides the sole remedies available to the Certificateholders, or the Trustee on their behalf, respecting any Breach or Document Defect with respect to Mortgage Loans sold by the Mortgage Loan Seller.  If the Mortgage Loan Seller defaults on its obligations to repurchase or replace any Mortgage Loan as contemplated by this Section 2.03, the Master Servicer shall (and the Special Servicer may) promptly notify the Trustee in writing, and the Trustee shall notify the Certificateholders.  Thereafter, the Master Servicer (with respect to Performing Loans where the defaulting Mortgage Loan Seller is not an Affiliate of the Master Servicer) and the Special Servicer (with respect to Specially Serviced Mortgage Loans and with respect to Performing Loans where the defaulting Mortgage Loan Seller is an Affiliate of the Master Servicer) shall take such actions on behalf of the Trust with respect to the enforcement of such repurchase/substitution obligations (and if the Master Servicer is notified or otherwise becomes aware of a default on the part of the Mortgage Loan Seller in respect of its obligations under Section [4] of the Mortgage Loan Purchase and Sale Agreement, the Master Servicer shall also take such actions on behalf of the Trust with respect to the enforcement of such obligations of the Mortgage Loan Seller), including the institution and prosecution of appropriate legal proceedings, as the Master Servicer or the Special Servicer shall determine are in the best interests of the Certificateholders (taken as a collective whole).  Any and all reasonable “out-of-pocket” costs and expenses incurred by the Master Servicer, the Special Servicer and/or the Trustee pursuant to this Section 2.03(h), including reasonable attorney fees and expenses to the extent not collected from the Mortgage Loan Seller because the Mortgage Loan Seller either failed, or was not required, to cure the subject actual or alleged Breach or Document Defect or repurchase/replace the affected related Mortgage Loan, shall constitute Servicing Advances in respect of the affected Mortgage Loan.

Without limiting the Trustee’s duties under this Section 2.03, the Trustee irrevocably designates the Special Servicer, with respect to the Specially Serviced Mortgage

 Loans, and the Master Servicer, with respect to Performing Loans, for the benefit of Certificateholders to use reasonable efforts to enforce, after notice to the Trustee, any of the obligations of the Mortgage Loan Seller under the Mortgage Loan Purchase and Sale Agreement.  Such enforcement including, without limitation, the legal prosecution of claims, shall be carried out in such form, to such extent and at such time as the Special Servicer or Master Servicer, as the case may be, shall reasonably determine is in the best interests of the Certificateholders (taken as a collective whole).  All out of pocket expenses (including attorney’s fees and litigation costs and expenses) incurred by the Special Servicer or Master Servicer, as the case may be, in carrying out its obligations hereunder shall be reimbursable to the Special Servicer or Master Servicer, as the case may be, and constitute Additional Trust Fund Expenses.  The Trustee shall upon request promptly furnish or cause to be furnished to the Special Servicer or Master Servicer, as the case may be, limited powers of attorney and other documents necessary, delivered to it by the Special Servicer or Master Servicer, as the case may be, for execution, or appropriate to enable the Special Servicer or Master Servicer, as the case may be, to carry out such enforcement duties subject to Section 3.01(c).

(i)  The Special Servicer, with respect to litigation involving Specially Serviced Mortgage Loans, and the Master Servicer, with respect to litigation involving Performing Loans, and where the applicable servicer contemplates availing itself or the Trustee on behalf of the Trust Fund of indemnification as provided for under this Agreement, such servicer shall, for the benefit of the Certificateholders, direct, manage, prosecute, defend and/or settle any and all claims and litigation (“Litigation Control”) relating to (a) the enforcement of the obligations of a Borrower under the related loan documents and (b) any action brought against the Trust Fund or any party to this Agreement with respect to any Mortgage Loan.  Such Litigation Control shall be carried out in accordance with the terms of this Agreement, including, without limitation, the Servicing Standard.  Upon becoming aware of or being named in any such claims or litigation, the Master Servicer shall immediately notify the Directing Certificateholder and the Trustee of such claims or litigation.  In addition, the Master Servicer shall prepare and submit a monthly status report regarding any Litigation Control matter to the Directing Certificateholder.

Notwithstanding the foregoing, each of the Special Servicer and the Master Servicer, as applicable, shall consult with and keep the Directing Certificateholder and the Trustee advised of any material development including without limitation (i) any material decision concerning Litigation Control and the implementation thereof and (ii) any decision to agree to or propose any terms of settlement, and shall submit any such development or decision to the Directing Certificateholder  for its approval or consent.  Subject to the last paragraph of this Section 2.03(i), the Special Servicer or the Master Servicer shall not take any action implementing any such material development or decision described in the preceding sentence unless and until it has notified in writing the Directing Certificateholder  and the Directing Certificateholder has not objected in writing within [five] Business Days of having been notified thereof and having been provided with all information that the Directing Certificateholder  has reasonably requested with respect thereto promptly following its receipt of the subject notice (it being understood and agreed that if such written objection has not been received by the Special Servicer or the Master Servicer, as applicable, within such [five]-Business Day period, then the Directing Certificateholder  shall be deemed to have approved the taking of such action); provided that, in the event that the Special Servicer or the Master Servicer, as applicable, determines that immediate action is necessary to protect the interests of the Certificateholders (as a collective whole), the Special Servicer or the Master Servicer, as applicable, may take such action without waiting for the response of the Directing Certificateholder; provided that the Special Servicer or the Master Servicer, as applicable, has reasonably determined that the Directing Certificateholder has received notice of such action in writing.

With respect to any Litigation Control otherwise required to be exercised hereunder by the Master Servicer relating to a Mortgage Loan that has either (i) been satisfied or paid in full or (ii) as to which a Final Recovery Determination has been made, after receiving the required notice from the Master Servicer set forth above that it became aware of or was named in any such claims or litigation, the Directing Certificateholder may direct in writing that the such Litigation Control nevertheless be exercised by the Special Servicer; provided that (a) the Special Servicer has determined, consistent with the Servicing Standard, that its actions with respect to such obligations (including without limitation settlements) (i) would be in the best interests of the Certificateholders. (ii) do not require any admission of liability or wrongdoing on the part of the Master Servicer and (iii) are fully indemnifiable (including without limitation on behalf of the Master Servicer) under Section 6.03 hereof and paid by the Trust; (b) all costs and fees incurred in defending and settling the claims (including without limitation on behalf of the Master Servicer) are indemnified expenses under Section 6.03 hereof; and (c) with respect to a settlement, the Special Servicer has reasonably consulted with the Master Servicer prior to such settlement.

Notwithstanding the foregoing, no advice, direction or objection of the Directing Certificateholder shall (i) require or cause the Special Servicer or the Master Servicer, as applicable, to violate the terms of any Mortgage Loan or any related intercreditor, co-lender or similar agreement, applicable law or any provision of this Agreement, including the Special Servicer’s and the Master Servicer’s obligation to act in accordance with the Servicing Standard and to maintain the REMIC status of either of REMIC I or REMIC II, (ii) result in an Adverse REMIC Event with respect to either of REMIC I or REMIC II or an Adverse Grantor Trust Event with respect to the Grantor Trust, (iii) expose the Master Servicer, the Special Servicer, the Depositor, the Mortgage Loan Seller, the Trust Fund, the Trustee or their Affiliates, officers, directors, shareholders, partners, members, managers, employees or agents to any claim, suit, or liability for which this Agreement does not provide indemnification to such party or expose any such party to prosecution for a criminal offense, or (iv) materially expand the scope of the Special Servicer’s or the Master Servicer’s responsibilities under this Agreement; and neither the Special Servicer nor the Master Servicer will follow any such advice, direction or objection if given by the Directing Certificateholder.

In the event (a) of any action, suit, litigation or proceeding naming the Trustee in its individual capacity, or in the event that any judgment is rendered against the Trustee in its individual capacity,  the Trustee, upon prior written notice to the Master Servicer or the Special Servicer, as applicable, may retain counsel and appear in any such proceeding on its own behalf in order to protect and represent its interests; provided that the Master Servicer or the Special Servicer, as applicable, shall retain the right to manage and direct any such action, suit, litigation or proceeding, subject to the foregoing provisions of this Section 3.20(i); (b) of any action, suit, litigation or proceeding, other than an action, suit, litigation or proceeding relating to the enforcement of the obligations under the related loan documents, neither the Master Servicer nor the Special Servicer shall, without the prior written consent of the Trustee, (i) initiate any action, suit, litigation or proceeding  in the name of the Trustee, whether in such capacity or individually, (ii) engage counsel to represent the Trustee or (iii) prepare, execute or deliver any government filings, forms, permits, registrations or other documents or take any other similar action with the intent to cause, and that actually causes, the Trustee to be registered to do business in any state; and (c) that any court finds that the Trustee is a necessary party in respect of any action, suit, litigation or proceeding relating to or arising from this Agreement or any Mortgage Loan, the Trustee shall have the right to retain counsel and appear in any such proceeding on its own behalf in order to protect and represent its interest, whether as Trustee or individually; provided that the Master Servicer or the Special Servicer, as applicable, shall retain the right to manage and direct any such action, suit, litigation or proceeding; subject to the foregoing provisions of this Section 3.20(i).

(j)  If the Depositor, the Master Servicer or the Special Servicer (each a “Repurchase Request Recipient”):  (1) receives notice of a Demand; or (2) receives notice of a withdrawal of a Demand by the Person making such Demand, then such party shall give written notice thereof to the Mortgage Loan Seller and the other parties hereto within ten Business Days from the date of receipt of such notice.  Each notice required by this Section 2.3(e) (a “Rule 15Ga-1 Notice”) shall include:  (i) the date the Demand was delivered to the Repurchase Request Recipient or was withdrawn by the Person making such Demand, as the case may be; (ii) the identity of the related Mortgage Loan and the identity of the Person making such Demand; (iii) the breach of representation or warranty or document deficiency asserted by the Person making the Demand, to the extent known to the Repurchase Request Recipient; and (iv) a statement from the Repurchase Request Recipient as to whether it currently plans to pursue such Demand.  Each Rule 15Ga-1 Notice may be delivered by electronic means.  A Repurchase Request Recipient shall not be required to provide any information under this Section 2.3(e) if and to the extent that such information is protected by either the attorney-client privilege or the attorney work product doctrines.  The Mortgage Loan Purchase Agreement will provide that (i) any Rule 15Ga-1 Notice is provided only to assist the Depositor, the Mortgage Loan Seller and its respective Affiliates in complying with Rule 15Ga-1, Items 1104 and 1121 of Regulation AB and/or any other law or regulation, and (ii) (A) no action taken by, or inaction of, a Repurchase Request Recipient, and (B) no information provided pursuant to this Section 2.03(j) by a Repurchase Request Recipient, shall be deemed to constitute a waiver or defense to the exercise of any legal right the Repurchase Request Recipient may have with respect to the Mortgage Loan Purchase Agreement.

If the Trustee receives a Demand, then (as soon as possible and, in any event, no later than three (3) Business Days following receipt by the Trustee, as the case may be) such party shall promptly forward such Demand to the Master Servicer, if relating to a Mortgage Loan that is not a Specially Serviced Mortgage Loan or REO Mortgage Loan, or to the Special Servicer, if relating to a Specially Serviced Mortgage Loan or an REO Mortgage Loan, and shall include the following statement in the related correspondence:  “This is a “Demand” under Section 2.03 of the Pooling and Servicing Agreement relating to the BAMLCM 201[_]-[_] Commercial Mortgage Pass-Through Certificates requiring action by you as the “Repurchase Request Recipient” thereunder”.  Upon receipt of a Demand by the Master Servicer or Special Servicer, as applicable, pursuant to the prior sentence, such party shall be deemed a Repurchase Request Recipient in respect of such Demand, and such party shall comply with the procedures set forth in the prior paragraph of this Section 2.03(j) with respect to such Demand.  The Trustee shall not accept any oral Demands.  Any Demand to the Trustee must be submitted in writing or by email to [____] (or such other email address as the Trustee shall designate from time to time) with a subject line of “Repurchase Request - BAMLCM 201[_]-[_]”.

Section 2.04  Representations and Warranties of the Depositor.

(a)  The Depositor hereby represents and warrants to each of the other parties to this Agreement and for the benefit of the Certificateholders as of the Closing Date, that:

(i)  The Depositor is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware.

(ii)  The execution and delivery of this Agreement by the Depositor, and the performance and compliance with the terms of this Agreement by the Depositor, do not violate the Depositor’s certificate of incorporation or bylaws or constitute a default (or an event that, with notice or lapse of time, or both, would constitute a default) under, or result in the breach of, any material agreement or other instrument to which it is a party or that is applicable to it or any of its assets.

(iii)  The Depositor has the full power and authority to enter into and consummate all transactions contemplated by this Agreement, has duly authorized the execution, delivery and performance of this Agreement, and has duly executed and delivered this Agreement.

(iv)  This Agreement, assuming due authorization, execution and delivery by each of the other parties hereto, constitutes a valid, legal and binding obligation of the Depositor, enforceable against the Depositor in accordance with the terms hereof, except as such enforcement may be limited by (A) applicable bankruptcy, insolvency, conservatorship, receivership, reorganization, liquidation, fraudulent transfer, moratorium and other laws affecting the enforcement of creditors’ rights generally, and (B) general principles of equity, regardless of whether such enforcement is considered in a proceeding in equity or at law.

(v)  The Depositor is not in violation of, and its execution and delivery of this Agreement and its performance and compliance with the terms of this Agreement do not constitute a violation of, any law, any order or decree of any court or arbiter, or any order, regulation or demand of any federal, state or local governmental or regulatory authority, which violation, in the Depositor’s good faith and reasonable judgment, is likely to affect materially and adversely either the ability of the Depositor to perform its obligations under this Agreement or the financial condition of the Depositor.

(vi)  The transfer of the Mortgage Loans to the Trustee as contemplated herein requires no regulatory approval, other than any such approvals as have been obtained, and is not subject to any bulk transfer or similar law in effect in any applicable jurisdiction.

(vii)  No litigation is pending or, to the best of the Depositor’s knowledge, threatened against the Depositor that would prohibit the Depositor from entering into this Agreement or, in the Depositor’s good faith and reasonable judgment, is likely to materially and adversely affect either the ability of the Depositor to perform its obligations under this Agreement or the financial condition of the Depositor.

(viii)  Immediately prior to the transfer of the Mortgage Loans by the Depositor to the Trustee hereunder, the Depositor had good and marketable title to, and was the sole owner of, each such Mortgage Loan, free and clear of any and all liens, encumbrances and other interests on, in or to such Mortgage Loan.

(ix)  No consent, approval, authorization or order of, or filing or registration with, any state or federal court or governmental agency or body is required for the consummation by the Depositor of the transactions contemplated herein, except for those consents, approvals, authorizations and orders that previously have been obtained and those filings and registrations that previously have been completed, and except for those filings and recordings of loan documents and assignments thereof that are contemplated by this Agreement to be completed after the Closing Date.

(x)  The Depositor has been solvent at all relevant times prior to, and will not be rendered insolvent by, its transfer of the Mortgage Loans to the Trustee, pursuant to Section 2.01(b).

(xi)  After giving effect to its transfer of the Mortgage Loans to the Trustee, pursuant to Section 2.01(b), the value of the Depositor’s assets, either taken at their present fair saleable value or at fair valuation, will exceed the amount of the Depositor’s debts and obligations, including contingent and unliquidated debts and obligations of the Depositor, and the Depositor will not be left with unreasonably small assets or capital with which to engage in and conduct its business.

(xii)  The Depositor does not intend to, and does not believe that it will, incur debts or obligations beyond its ability to pay such debts and obligations as they mature.

(xiii)  No proceedings looking toward merger, liquidation, dissolution or bankruptcy of the Depositor are pending or contemplated.

(xiv)  Immediately prior to the transfer of the Mortgage Loans to the Trustee for the benefit of the Certificateholders pursuant to this Agreement, the Depositor had such right, title and interest in and to each Mortgage Loan as was transferred to it by the Mortgage Loan Seller pursuant to the Mortgage Loan Purchase and Sale Agreement.  The Depositor has not transferred any of its right, title and interest in and to the Mortgage Loans to any Person other than the Trustee.

(xv)  Except for any actions that are the express responsibility of another party hereunder or under the Mortgage Loan Purchase and Sale Agreement, and further except for actions that the Depositor is expressly permitted to complete subsequent to the Closing Date, the Depositor has taken all actions required under applicable law to effectuate the transfer of all of its right, title and interest in and to the Mortgage Loans by the Depositor to the Trustee.

(b)  Upon discovery by any of the parties hereto of a breach of any of the foregoing representations and warranties that materially and adversely affects the interests of the Certificateholders or any party hereto, the party discovering such breach shall give prompt written notice to each of the other parties hereto.

Section 2.05  Representations and Warranties of the Master Servicer.

(a)  The Master Servicer hereby represents and warrants to the other parties hereto and for the benefit of the Certificateholders as of the Closing Date, that:

(i)  The Master Servicer is duly organized, validly existing and in good standing as a [national banking association under the laws of the United States of America], and the Master Servicer is in compliance with the laws of each jurisdiction in which any Mortgaged Property is located to the extent necessary to perform its obligations under this Agreement.

(ii)  The execution and delivery of this Agreement by the Master Servicer, and the performance and compliance with the terms of this Agreement by the Master Servicer, do not violate the Master Servicer’s organizational documents or constitute a default (or an event that, with notice or lapse of time, or both, would constitute a default) under, or result in the breach of, any material agreement or other instrument to which it is a party or that is applicable to it or any of its assets, which default or breach, in the Master Servicer’s good faith and reasonable judgment, is likely to materially and adversely affect the ability of the Master Servicer to perform its obligations under this Agreement.

(iii)  The Master Servicer has the full power and authority to enter into and consummate all transactions contemplated by this Agreement, has duly authorized the execution, delivery and performance of this Agreement, and has duly executed and delivered this Agreement.

(iv)  This Agreement, assuming due authorization, execution and delivery by each of the other parties hereto, constitutes a valid, legal and binding obligation of the Master Servicer, enforceable against the Master Servicer in accordance with the terms hereof, subject to (A) applicable bankruptcy, insolvency, conservatorship, receivership, reorganization, moratorium and other laws affecting the enforcement of creditors’ rights generally, and (B) general principles of equity, regardless of whether such enforcement is considered in a proceeding in equity or at law.

(v)  The Master Servicer is not in violation of, and its execution and delivery of this Agreement and its performance and compliance with the terms of this Agreement do not constitute a violation of, any law, any order or decree of any court or arbiter, or any order, regulation or demand of any federal, state or local governmental or regulatory authority, which violation, in the Master Servicer’s good faith and reasonable judgment, is likely to affect materially and adversely either the ability of the Master Servicer to perform its obligations under this Agreement or the financial condition of the Master Servicer.

(vi)  No litigation is pending or, to the best of the Master Servicer’s knowledge, threatened against the Master Servicer that would prohibit the Master Servicer from entering into this Agreement or, in the Master Servicer’s good faith and reasonable judgment, is likely to materially and adversely affect either the ability of the Master Servicer to perform its obligations under this Agreement or the financial condition of the Master Servicer.

(vii)  Each officer or employee of the Master Servicer that has responsibilities concerning the servicing and administration of the Mortgage Loans is covered by errors and omissions insurance in the amounts and with the coverage required by Section 3.07(c).  None of the Master Servicer or any of its officers or employees that is involved in the servicing or administration of the Mortgage Loans has been refused such coverage or insurance.

(viii)  No consent, approval, authorization or order of, or filing or registration with, any state or federal court or governmental agency or body is required for the consummation by the Master Servicer of the transactions contemplated herein, except for those consents, approvals, authorizations and orders that previously have been obtained and those filings and registrations that previously have been completed.

(ix)  The Master Servicer has examined each of the Sub-Servicing Agreements entered into by the Master Servicer that will be in effect as of the Closing Date with respect to the Mortgage Loans, and each such Sub-Servicing Agreement complies with the requirements of Section 3.22(a) in all material respects.

(b)  The representations and warranties of the Master Servicer set forth in Section 2.05(a) shall survive the execution and delivery of this Agreement and inure to the benefit of the Persons for whose benefit they were made for so long as the Trust remains in existence.  Upon discovery by any of the parties hereto of a breach of any of such representations and warranties that materially and adversely affects the interests of the Certificateholders or any party hereto, the party discovering such breach shall give prompt written notice to each of the other parties hereto.

(c)  Each successor Master Servicer (if any) shall be deemed to have made, as of the date of its succession, each of the representations set forth in Section 2.05(a), subject to such appropriate modifications to the representation and warranty set forth in Section 2.05(a)(i) to accurately reflect such successor’s jurisdiction of organization and whether it is a corporation, partnership, bank, association or other type of organization.

Section 2.06  Representations and Warranties of the Special Servicer.

(a)  The Special Servicer hereby represents and warrants to the other parties hereto and for the benefit of the Certificateholders as of the Closing Date, that:

(i)  The Special Servicer is duly organized, validly existing and in good standing as a [____________], and the Special Servicer is in compliance with the laws of each jurisdiction in which any Mortgaged Property is located to the extent necessary to perform its obligations under this Agreement.

(ii)  The execution and delivery of this Agreement by the Special Servicer, and the performance and compliance with the terms of this Agreement by the Special Servicer, do not violate the Special Servicer’s organizational documents or constitute a default (or an event that, with notice or lapse of time, or both, would constitute a default) under, or result in the breach of, any material agreement or other instrument to which it is a party or that is applicable to it or any of its assets, which default, in the Special Servicer’s reasonable judgment, is likely to materially and adversely effect either the ability of the Special Servicer to perform its obligations under this Agreement or the financial condition of the Special Servicer.

(iii)  The Special Servicer has the full corporate power and authority to enter into and consummate all transactions contemplated by this Agreement, has duly authorized the execution, delivery and performance of this Agreement, and has duly executed and delivered this Agreement.

(iv)  This Agreement, assuming due authorization, execution and delivery by each of the other parties hereto, constitutes a valid, legal and binding obligation of the Special Servicer, enforceable against the Special Servicer in accordance with the terms hereof, except as such enforcement may be limited by (A) applicable bankruptcy, receivership, insolvency, reorganization, liquidation, fraudulent transfer, moratorium and other laws affecting the enforcement of creditors’ rights generally, and (B) general principles of equity, regardless of whether such enforcement is considered in a proceeding in equity or at law.

(v)  The Special Servicer is not in violation of, and its execution and delivery of this Agreement and its performance and compliance with the terms of this Agreement do not constitute a violation of, any law, any order or decree of any court or arbiter, or any order, regulation or demand of any federal, state or local governmental or regulatory authority, which violation, in the Special Servicer’s good faith and reasonable judgment, is likely to affect materially and adversely either the ability of the Special Servicer to perform its obligations under this Agreement or the financial condition of the Special Servicer.

(vi)  No litigation is pending or, to the best of the Special Servicer’s knowledge, threatened against the Special Servicer, the outcome of which in the Special Servicer’s reasonable judgment, is likely to materially and adversely affect either the ability of the Special Servicer to perform its obligations under this Agreement or the financial condition of the Special Servicer.

(vii)  Each officer or employee of the Special Servicer that has responsibilities concerning the servicing and administration of the Mortgage Loans is covered by errors and omissions insurance in the amounts and with the coverage required by Section 3.07(c).

(viii)  No consent, approval, authorization or order of, or filing or registration with, any state or federal court or governmental agency or body is required for the consummation by the Special Servicer of the transactions contemplated herein, except for those consents, approvals, authorizations and orders that previously have been obtained and those filings and registrations that previously have been completed.

(b)  The representations and warranties of the Special Servicer set forth in Section 2.06(a) shall survive the execution and delivery of this Agreement and inure to the benefit of the Persons for whose benefit they were made for so long as the Trust remains in existence.  Upon discovery by any of the parties hereto of a breach of any of such representations and warranties that materially and adversely affects the interests of the Certificateholders or any party hereto, the party discovering such breach shall give prompt written notice to each of the other parties hereto.

(c)  Each successor Special Servicer (if any) shall be deemed to have made, as of the date of its succession, each of the representations set forth in Section 2.06(a), subject to such appropriate modifications to the representation and warranty set forth in Section 2.06(a)(i) to accurately reflect such successor’s jurisdiction of organization and whether it is a corporation, partnership, bank, association or other type of organization.

Section 2.07  Representations and Warranties of the Trustee and the REMIC Administrator.

(a)  [____________] both in its capacity as Trustee and in its capacity as REMIC Administrator (the “Bank”), hereby represents and warrants to the other parties hereto and for the benefit of the Certificateholders as of the Closing Date, that:

(i)  The Bank is a national bank duly organized, validly existing and in good standing under the [laws of the United States] and is, shall be or, if necessary, shall appoint a co-trustee that is, in compliance with the laws of each jurisdiction in which any Mortgaged Property is located to the extent necessary to ensure the enforceability of each Mortgage Loan and to perform its obligations under this Agreement.

(ii)  The execution and delivery of this Agreement by the Bank, and the performance and compliance with the terms of this Agreement by the Bank, do not violate the Bank’s organizational documents or constitute a default (or an event that, with notice or lapse of time, or both, would constitute a default) under, or result in the breach of, any material agreement or other instrument to which it is a party or that is applicable to it or any of its assets, which default, in the Bank’s good faith and reasonable judgment, is likely to materially and adversely affect either the ability of the Bank to perform its obligations under this Agreement or the financial condition of the Bank.

(iii)  The Bank has the full power and authority to enter into and consummate all transactions contemplated by this Agreement, has duly authorized the execution,

delivery and performance of this Agreement, and has duly executed and delivered this Agreement.

(iv)  This Agreement, assuming due authorization, execution and delivery by each of the other parties hereto, constitutes a valid, legal and binding obligation of the Bank, enforceable against the Bank in accordance with the terms hereof, subject to (A) applicable bankruptcy, insolvency, reorganization, moratorium and other laws affecting the enforcement of creditors’ rights generally, and (B) general principles of equity, regardless of whether such enforcement is considered in a proceeding in equity or at law.

(v)  The Bank is not in violation of, and its execution and delivery of this Agreement and its performance and compliance with the terms of this Agreement do not constitute a violation of, any law, any order or decree of any court or arbiter, or any order, regulation or demand of any federal, state or local governmental or regulatory authority, which violation, in the Bank’s good faith and reasonable judgment, is likely to affect materially and adversely either the ability of the Bank to perform its obligations under this Agreement or the financial condition of the Bank.

(vi)  No litigation is pending or, to the best of the Bank’s knowledge, threatened against the Bank that would prohibit the Bank from entering into this Agreement or, in the Bank’s good faith and reasonable judgment, is likely to materially and adversely affect either the ability of the Bank to perform its obligations under this Agreement or the financial condition of the Bank.

(vii)  No consent, approval, authorization or order of, or filing or registration with, any state or federal court or governmental agency or body is required for the consummation by the Bank of the transactions contemplated herein, except for those consents, approvals, authorizations and orders that previously have been obtained and those filings and registrations that previously have been completed.

(b)  The representations and warranties of the Bank set forth in Section 2.07(a) shall survive the execution and delivery of this Agreement and shall inure to the benefit of the Persons for whose benefit they were made for so long as the Trust remains in existence.  Upon discovery by any of the parties hereto of a breach of any of such representations and warranties that materially and adversely affects the interests of the Certificateholders or any party hereto, the party discovering such breach shall give prompt written notice to each of the other parties hereto.

(c)  Each successor Trustee or REMIC Administrator (if any and regardless of whether the Trustee and the REMIC Administrator are different Persons) shall be deemed to have made, as of the date of its succession, each of the representations set forth in Section 2.07(a), subject to such appropriate modifications to the representation and warranty set forth in Section 2.07(a)(i) to accurately reflect such successor’s jurisdiction of organization and whether it is a corporation, partnership, bank, association or other type of organization.  In any such case, the term “Bank” shall be deemed to mean such successor Trustee or the REMIC Administrator, as appropriate.

Section 2.08  [Reserved].

Section 2.09  Issuance of the Class R-I Certificates; Creation of the REMIC I Regular Interests.

Concurrently with the assignment to the Trustee of the assets included in REMIC I, and in exchange therefor, at the direction of the Depositor, the REMIC I Regular Interests have been issued hereunder and the Trustee has executed, authenticated and delivered to or upon the order of the Depositor, in exchange for such assets, the Class R-I Certificates in authorized denominations.  The Class R-I Certificates, together with the REMIC I Regular Interests, constitute the entire beneficial ownership of REMIC I.  The rights of the Class R-I Certificateholders and the Trustee for the benefit of REMIC II to receive distributions from the proceeds of REMIC I in respect of the Class R-I Certificates and the REMIC I Regular Interests, respectively, shall be as set forth in this Agreement.

Section 2.10  Conveyance of REMIC I Regular Interests; Acceptance of REMIC II by the Trustee.

The Depositor, as of the Closing Date, and concurrently with the execution and delivery hereof, does hereby assign without recourse all the right, title and interest of the Depositor in and to the REMIC I Regular Interests to the Trustee for the benefit of the Holders of the REMIC II Certificates and Class A-FL Regular Interest.  The Trustee acknowledges the assignment to it of the REMIC I Regular Interests and declares that it holds and will hold the same in trust for the exclusive use and benefit of all present and future Holders of the REMIC II Certificates and Class A-FL Regular Interest.

Section 2.11  Issuance of the REMIC II Certificates and Class A-FL Regular Interest.

Concurrently with the assignment to the Trustee of the REMIC I Regular Interests, and in exchange therefor, at the direction of the Depositor, the Trustee has executed, authenticated and delivered to or upon the order of the Depositor, the REMIC II Certificates in authorized denominations and has issued the Class A-FL Regular Interest.  The interests evidenced by the REMIC II Certificates and the Class A-FL Regular Interest constitute the entire beneficial ownership of REMIC II.  The rights of the Holders of the REMIC II Certificates and the Class A-FL Regular Interest to receive distributions from the proceeds of REMIC II shall be as set forth in this Agreement.

Section 2.12  Designation of Grantor Trust.

The Depositor, as of the Closing Date, and concurrently with the execution and delivery hereof, does hereby assign without recourse all the right, title and interest of the Depositor in and to the Class A-FL Regular Interest to the Swap Trustee for the benefit of the Holders of the Class A-FL Certificates and the Class A-FL Swap Counterparty.  The Swap Trustee acknowledges the assignment to it of the Class A-FL Regular Interest and declares that it holds and will hold the same in trust for the exclusive use and benefit of all present and future Holders of the Class A-FL Certificates.  The Swap Trustee is hereby directed to enter into the Class A-FL Swap Contract on or prior to the Closing Date.  Concurrently with the assignment to the Swap Trustee of the Class A-FL Regular Interest, and in exchange therefor and for the interest in the related Swap Contract, at the direction of the Depositor, the Swap Trustee has executed, authenticated and delivered to or upon the order of the Depositor, the Class A-FL Certificates in authorized denominations.  The Class A-FL Certificates are hereby designated as undivided beneficial interests in the segregated pool of assets consisting of the Class A-FL Regular Interest, the Class A-FL Swap Contract and the Class A-FL Floating Rate Account (the “Class A-FL Grantor Trust”), which shall be treated as a “grantor trust” within the meaning of subpart E, Part I of subchapter J of the Code.

ARTICLE III

ADMINISTRATION AND SERVICING OF THE TRUST FUND

Section 3.01  Administration of the Mortgage Loans.

(a)  Each of the Master Servicer and the Special Servicer shall service and administer the Mortgage Loans and any REO Properties that it is obligated to service and administer pursuant to this Agreement on behalf of the Trustee, and in the best interests and for the benefit of the Certificateholders in accordance with any and all applicable laws, the terms of this Agreement, the terms of the respective Mortgage Loans and, to the extent consistent with the foregoing, in accordance with the Servicing Standard.  Without limiting the foregoing, and subject to Section 3.21, (i) the Master Servicer shall service and administer all Performing Mortgage Loans, and (ii) the Special Servicer shall service and administer (x) each Mortgage Loan (other than a Corrected Mortgage Loan) as to which a Servicing Transfer Event has occurred and is continuing, and (y) each REO Property; provided, however, that the Master Servicer shall continue to collect information and prepare all reports to the Trustee required hereunder with respect to any Specially Serviced Mortgage Loans and REO Properties (and the related REO Loans), and further to render such incidental services with respect to any Specially Serviced Mortgage Loans and REO Properties as are specifically provided for herein; and provided, further, that the Special Servicer shall render such incidental services with respect to Performing Loans as are specifically provided for herein.  The Master Servicer shall not, on behalf of the Trust, obtain title to a Mortgaged Property.

(b)  Subject to Section 3.01(a) the Master Servicer and the Special Servicer shall each have full power and authority, acting alone or through Sub-Servicers, to do or cause to be done any and all things in connection with such servicing and administration that it may deem necessary or desirable.  Without limiting the generality of the foregoing, each of the Master Servicer (with respect to Performing Loans and Corrected Mortgage Loans) and the Special Servicer (with respect to Specially Serviced Mortgage Loans and REO Loans), in its own name or in the name of the Trustee, is hereby authorized and empowered by the Trustee to execute and deliver, on behalf of the Certificateholders, the Trustee or any of them:  (i) any and all financing statements, control agreements, continuation statements and other documents or instruments necessary to perfect or maintain the lien created by any Mortgage or other security document in the related Mortgage File on the related Mortgaged Property and other related collateral; (ii) any and all instruments of satisfaction or cancellation, or of partial or full release or discharge, and all other comparable instruments; and (iii) subject to Sections 3.08 and 3.20, any and all assumptions, modifications, waivers, substitutions, extensions, amendments and consents.

Subject to Section 3.10, the Trustee shall, at the written request of a Servicing Officer of the Master Servicer or the Special Servicer, furnish, or cause to be so furnished, to the Master Servicer or the Special Servicer, as appropriate, any limited powers of attorney and other documents (each of which shall be prepared by the Master Servicer or the Special Servicer, as applicable) necessary or appropriate to enable it to carry out its servicing and administrative duties hereunder; provided that the Trustee shall not be held liable for any misuse of any such power of attorney by the Master Servicer or the Special Servicer and the Trustee will be indemnified pursuant to, and subject to the limitations set forth in, Section 8.05 for any losses or expenses it incurs due to the Master Servicer’s use of such power of attorney.

(c)  Notwithstanding anything contained herein to the contrary, neither the Master Servicer nor the Special Servicer shall without the Trustee’s written consent:  (i) initiate any action, suit or proceeding solely under the Trustee’s name without indicating the Master Servicer’s or the Special Servicer’s, as applicable, representative capacity, or (ii) take any action with the intent to cause, and that actually does cause, the Trustee to be registered to do business in any state.

The Master Servicer and/or the Special Servicer shall indemnify the Trustee for any and all costs, liabilities and expenses incurred by the Trustee in connection with the negligent or willful misuse of such powers of attorney by the Master Servicer or the Special Servicer, as applicable.

(d)  The relationship of each of the Master Servicer and the Special Servicer to the Trustee and, unless they are the same Person, each other under this Agreement is intended by the parties to be that of an independent contractor and not that of a joint venturer, partner or agent.

Section 3.02  Collection of Mortgage Loan Payments.

(a)  The Master Servicer (with respect to Performing Loans) and the Special Servicer (with respect to Specially Serviced Mortgage Loans) shall undertake reasonable efforts to collect all payments called for under the terms and provisions of the Mortgage Loans and shall follow such collection procedures as are consistent with applicable law, the express terms of this Agreement and the related loan documents and, to the extent consistent with the foregoing, the Servicing Standard; provided that neither the Master Servicer nor the Special Servicer shall, with respect to any ARD Loan after its Anticipated Repayment Date, take any enforcement action with respect to the payment of Excess Interest (other than the making of requests for its collection), unless (i) the taking of an enforcement action with respect to the payment of other amounts due under such Mortgage Loan is, in the good faith and reasonable judgment of the Special Servicer, and without regard to such Excess Interest, also necessary, appropriate and consistent with the Servicing Standard or (ii) all other amounts due under such Mortgage Loan have been paid, the payment of such Excess Interest has not been forgiven in accordance with Section 3.20 and, in the good faith and reasonable judgment of the Special Servicer, the Liquidation Proceeds expected to be recovered in connection with such enforcement action will cover the anticipated costs of such enforcement action and, if applicable, any associated Advance Interest.  Consistent with the foregoing, the Special Servicer (as to Specially Serviced Mortgage Loans) may waive any Default Charges in connection with any specific delinquent payment on a

Mortgage Loan it is obligated to service hereunder.  Consistent with the foregoing and in each case subject to the Servicing Standard, the Master Servicer (or if applicable a Sub-Servicer) may grant a one-time waiver of Default Charges in connection with a late payment; provided that for any waiver thereafter of Default Charges in connection with a Mortgage Loan that is 30 days or more past due, and with respect to which Advances, Advance Interest or Additional Trust Fund Expenses have been incurred and remain unreimbursed to the Trust, the Master Servicer must obtain the consent of the Directing Certificateholder before granting such waiver subject to the obligation of the Master Servicer to act in accordance with applicable law and the Servicing Standard.  The Directing Certificateholder’s consent shall be deemed granted if it has not responded in writing (which may be via fax or e-mail) within [ten] Business Days of its receipt of such request.

(b) (i)   At least [__] days prior to the maturity date of each Balloon Loan that is included in the Trust Fund, the Master Servicer shall send a notice to the related Mortgagor of such maturity date (with a copy to be sent to the Special Servicer) and shall request written confirmation that the Balloon Payment will be paid by such maturity date.

(ii)  Within [__] days after the later of (A) the Closing Date (or within such shorter period as may be required by the applicable Letter of Credit) and (B) the Master Servicer’s receipt of the related Letter of Credit, the Master Servicer shall notify each provider of a Letter of Credit for any Mortgage Loan that the Master Servicer or the Special Servicer, on behalf of the Trustee for the benefit of the Certificateholders, shall be the beneficiary under each such Letter of Credit.  The Master Servicer shall maintain and execute each such Letter of Credit, if applicable, in accordance with the related Mortgage Loan documents.

(iii)  Within 60 days after the later of (A) the Closing Date as to each Mortgage Loan that is secured by the interest of the related Mortgagor under a Ground Lease (or within such shorter period as may be required by the applicable Ground Lease) and (B) the Master Servicer’s receipt of a copy of the related Ground Lease, the Master Servicer shall notify the related ground lessor of the transfer of such Mortgage Loan to the Trust pursuant to this Agreement and inform such ground lessor that any notices of default under the related Ground Lease should thereafter be forwarded to the Master Servicer.

Section 3.03  Collection of Taxes, Assessments and Similar Items; Servicing Account; Servicing Advances; Reserve Accounts.

(a)  The Master Servicer shall, as to all the Mortgage Loans, establish and maintain one or more accounts (each a “Servicing Account”), into which all Escrow Payments received by it with respect to the Mortgage Loans shall be deposited and retained. Subject to any terms of the related loan documents that specify the nature of the account in which Escrow Payments shall be held, each Servicing Account shall be an Eligible Account.  Withdrawals of amounts so collected in respect of any Mortgage Loan (and interest earned thereon) from a Servicing Account may be made only:  (i) to effect payment of real estate taxes, assessments, insurance premiums, ground rents (if applicable) and comparable items in respect of related Mortgaged Property; (ii) to reimburse the Master Servicer, the Special Servicer or the Trustee as applicable, for any unreimbursed Servicing Advances made thereby to cover any of the items described in the immediately preceding clause (i); (iii) to refund to the related Mortgagor any sums as may be determined to be overages; (iv) to pay interest or other income, if required and as described below, to the related Mortgagor on balances in the Servicing Account (or, if and to the extent not payable to the related Mortgagor, to pay such interest or other income (up to the amount of any Net Investment Earnings in respect of such Servicing Account for each Collection Period) to the Master Servicer); (v) disburse Insurance Proceeds if required to be applied to the repair or restoration of the related Mortgaged Property; or (vi) to clear and terminate the Servicing Account at the termination of this Agreement in accordance with Section 9.01.  The Master Servicer shall pay or cause to be paid to the related Mortgagor interest, if any, earned on the investment of funds in a Servicing Account maintained thereby, if required by law or the terms of the related Mortgage Loan.  If the Master Servicer shall deposit into a Servicing Account any amount not required to be deposited therein, it may at any time withdraw such amount from such Servicing Account, any provision herein to the contrary notwithstanding.  The Special Servicer shall within [___] Business Days after receipt deliver all Escrow Payments received by it to the Master Servicer for deposit into the applicable Servicing Account.

(b)  The Master Servicer shall as to each Mortgage Loan, including each Specially Serviced Mortgage Loan, (i) maintain accurate records with respect to the related Mortgaged Property reflecting the status of real estate taxes, assessments and other similar items that are or may become a lien thereon and the status of insurance premiums and any ground rents payable in respect thereof and (ii) use reasonable efforts consistent with the Servicing Standard to obtain, from time to time, all bills for the payment of such items (including renewal premiums) and effect payment thereof prior to the applicable penalty or termination date.  For purposes of effecting any such payment, the Master Servicer shall apply Escrow Payments as allowed under the terms of the related loan documents; provided that if such Mortgage Loan does not require the related Mortgagor to escrow for the payment of real estate taxes, assessments, insurance premiums, ground rents (if applicable) and similar items, each of the Master Servicer and the Special Servicer shall use reasonable efforts, as to those Mortgage Loans it is obligated to service hereunder, and subject to and in accordance with the Servicing Standard, enforce the requirement of the related Mortgage that the Mortgagor make payments in respect of such items at the time they first become due.

(c)  In accordance with the Servicing Standard and for all Mortgage Loans, but subject to Section 3.11(h), the Master Servicer shall make a Servicing Advance with respect to each Property (including each Mortgaged Property relating to a Specially Serviced Mortgage Loan) all such funds as are necessary for the purpose of effecting the timely payment of (i) real estate taxes, assessments and other similar items, (ii) ground rents (if applicable), and (iii) premiums on Insurance Policies, in each instance prior to the applicable penalty or termination date if and to the extent that (x) Escrow Payments (if any) collected from the related Mortgagor are insufficient to pay such item when due, and (y) the related Mortgagor has failed to pay such item on a timely basis; provided that, in the case of amounts described in the preceding clause (i), the Master Servicer shall not make a Servicing Advance of any such amount until the Master Servicer (in accordance with the Servicing Standard) has actual knowledge that the Mortgagor has not made such payments and reasonably anticipates that such amounts will not be paid by the related Mortgagor on or before the applicable penalty date. All such Advances shall be reimbursable in the first instance from related collections from the Mortgagor and further as provided in Section 3.05.  No costs incurred by the Master Servicer in effecting the payment of real estate taxes, assessments and, if applicable, ground rents on or in respect of such Mortgaged Properties shall, for purposes hereof, including calculating monthly distributions to Certificateholders, be added to the respective unpaid principal balances or Stated Principal Balances of the related Mortgage Loans, notwithstanding that the terms of such Mortgage Loans so permit; provided that this sentence shall not be construed to limit the rights of the Master Servicer on behalf of the Trust.

(d)  The Master Servicer shall establish and maintain, as applicable, one or more accounts (the “Reserve Accounts”), in which all Reserve Funds, if any, received by it with respect to the Mortgage Loan shall be deposited and retained.  As and to the extent consistent with the Servicing Standard and the related loan documents, the Master Servicer may make withdrawals of amounts so deposited, and draws under any Letter of Credit delivered in lieu of Reserve Funds, to pay for, or to reimburse the related Mortgagor in connection with, the costs associated with the related tenant improvements, leasing commissions, repairs, replacements, capital improvements and/or environmental testing and remediation, litigation and/or other special expenses at or with respect to the related Mortgaged Property for which such Reserve Funds were intended or such Letter of Credit was delivered and, in the case of a Reserve Fund constituting debt service reserve accounts, to apply amounts on deposit therein in respect of principal and interest on the related Mortgage Loan.  In addition, as and to the extent consistent with the Servicing Standard and the related loan documents, the Master Servicer may make withdrawals of amounts so deposited, and draws under any Letter of Credit so delivered, to prepay the Mortgage Loan in the event certain leasing or other economic criteria are not satisfied at the related Mortgaged Property (but only if such prepayment is required by the related loan documents or continuing to hold such funds or Letter of Credit as Additional Collateral is not consistent with the Servicing Standard), or to release such amounts to the related Mortgagor or otherwise apply such amounts for any other appropriate purpose in the event that such criteria are satisfied, and the Master Servicer may return any Letter of Credit so delivered to the related Mortgagor.  Subject to the terms of the related loan documents, each Reserve Account shall be an Eligible Account.  Interest and other income, if any, earned on funds on deposit in any Reserve Account held by the Master Servicer (to the extent of any Net Investment Earnings with respect to such Reserve Account for any Collection Period), shall be for the benefit of and payable to the Master Servicer, unless otherwise required to be paid to the related Mortgagor by law or the terms of the related Mortgage Loan.  Any out-of-pocket expenses incurred by the Master Servicer to enable the Master Servicer to make any draw under any Letter of Credit shall constitute a Servicing Advance, and the Master Servicer shall make reasonable efforts to recover such expenses from the related Mortgagor to the extent the Mortgagor is required to pay such expenses under the terms of the related loan documents.

(e)  To the extent an operations and maintenance plan is required to be established and executed pursuant to the terms of a Mortgage Loan, the Master Servicer shall request from the Mortgagor written confirmation thereof within a reasonable time after the later of the Closing Date and the date as of which such plan is required to be established or completed.  To the extent any repairs, capital improvements, actions or remediations are required to have been taken or completed pursuant to the terms of the Mortgage Loan, the Master Servicer shall request from the Mortgagor written confirmation of such actions and remediations within a reasonable time after the later of the Closing Date and the date as of which such action or remediations are required by the related loan documents to be or to have been taken or completed.  To the extent a Mortgagor shall fail to promptly respond to any inquiry described in this Section 3.03(e), the Master Servicer shall determine whether the related Mortgagor has failed to perform its obligations under the related Mortgage Loan and report any such failure to the Special Servicer, the Trustee and the Directing Certificateholder within a reasonable time after the date as of which such actions or remediations are required to be or to have been taken or completed. The Master Servicer shall promptly give written notice to the Trustee, the Special Servicer and the Directing Certificateholder if the Master Servicer shall determine that any Mortgagor has failed to perform its obligations under the related loan documents in respect of environmental matters.

Section 3.04  Certificate Account, Distribution Account, REMIC I Distribution Account, REMIC II Distribution Account, Class A-FL Floating Rate Account, Excess Interest Distribution Account and Excess Liquidation Proceeds Account.

(a)  The Master Servicer shall segregate and hold all funds collected and received by it in connection with the Mortgage Pool separate and apart from its own funds and general assets. The Master Servicer shall establish and maintain one or more accounts (collectively, the “Certificate Account”), held on behalf of the Trustee in trust for the benefit of the Certificateholders.  The Certificate Account shall be an Eligible Account.  The Master Servicer shall deposit or cause to be deposited into the Certificate Account, within [___] Business Days of receipt of an identifiable payment (in the case of payments by Mortgagors or other collections on or in respect of the Mortgage Loans) or as otherwise required hereunder, the following payments and collections received or made by or on behalf of it subsequent to the Cut-off Date (other than in respect of principal, interest, Escrow Payments and any other amounts due and payable on the Mortgage Loans on or before the Cut-off Date, which payments shall be delivered promptly to the Mortgage Loan Seller or its related designee, with negotiable instruments endorsed as necessary and appropriate without recourse):

(i)  all payments, from whatever source, or transfers from a debt service reserve account, on account of principal, including Principal Prepayments tendered in accordance with the related loan documents, on the Mortgage Loans;

(ii)  all payments, from whatever source, or transfers from a debt service reserve account, on account of interest on the Mortgage Loans including Default Interest and Excess Interest;

(iii)  all Prepayment Premiums received in respect of the Mortgage Loans;

(iv)  all payments, Insurance Proceeds, Condemnation Proceeds and Liquidation Proceeds received in respect of the Mortgage Loans together with any amounts representing recoveries of Workout-Delayed Reimbursement Amounts or Nonrecoverable Advances in respect of the related Mortgage Loans;

(v)  any amounts required to be deposited by the Master Servicer pursuant to Section 3.06 in connection with losses incurred with respect to Permitted Investments of funds held in the Certificate Account;

(vi)  any amounts required to be deposited by the Master Servicer or the Special Servicer pursuant to Section 3.07(b) in connection with losses resulting from a deductible clause in a blanket or master single insurance policy;

(vii)  any amounts required to be transferred to the Certificate Account from the REO Account pursuant to Section 3.16(c);

(viii)  any amounts representing payments made by Mortgagors that are allocable to cover items in respect of which Servicing Advances have been made;

(ix)  any proceeds from the repurchase or substitution of Mortgage Loans under Section 2.03;

(x)  insofar as they do not constitute Escrow Payments, any amounts paid by a Mortgagor specifically to cover items for which a Servicing Advance has been made or that represent a recovery of property protection expenses from a Mortgagor; and

(xi)  the Interest Deposit Amount received from the Depositor pursuant to Section 2.01(b).

The foregoing requirements for deposit into the Certificate Account shall be exclusive.  Without limiting the generality of the foregoing, actual payments from Mortgagors in the nature of Escrow Payments, Reserve Funds, late payment charges, assumption fees, assumption application fees, earnout fees, extension fees, substitution fees, modification fees, charges for beneficiary statements or demands and amounts collected for checks returned for insufficient funds, need not be deposited by the Master Servicer in the Certificate Account.  The Master Servicer shall promptly deliver to the Special Servicer any of the foregoing items received by it, if and to the extent that such items constitute Additional Special Servicing Compensation payable to the Special Servicer.  If the Master Servicer shall deposit into the Certificate Account any amount not required to be deposited therein, it may at any time withdraw such amount from the Certificate Account, any provision herein to the contrary notwithstanding.

Upon receipt of any of the amounts described in clauses (i) through (iv) and (viii) above with respect to any Mortgage Loan (for the avoidance of doubt, not including any REO Loan), the Special Servicer shall promptly, but in no event later than [___] Business Days after receipt of available funds, remit such amounts to the Master Servicer for deposit into the Certificate Account in accordance with the second preceding paragraph, unless the Special Servicer determines, consistent with the Servicing Standard, that a particular item should not be deposited because of a restrictive endorsement.  Any such amounts received by the Special Servicer with respect to a REO Property shall be deposited by the Special Servicer into the REO Account and remitted to the Master Servicer for deposit into the Certificate Account pursuant to Section 3.16(c).  With respect to any such amounts paid by check to the order of the Special Servicer, the Special Servicer shall endorse such check to the order of the Master Servicer unless the Special Servicer determines, consistent with the Servicing Standard, that a particular item cannot be so endorsed and delivered because of a restrictive endorsement.

(b)  The Trustee shall establish and maintain one or more trust accounts (collectively, the “Distribution Account”) to be held in trust for the benefit of the Trust and the

Grantor Trust as holders of the REMIC I Regular Interests and Class A-FL Regular Interest and for the Certificateholders.  The Distribution Account shall be an Eligible Account.  On or prior to 1:00 p.m. New York City time on each Master Servicer Remittance Date, the Master Servicer shall deliver to the Trustee, for deposit into the Distribution Account, an aggregate amount of immediately available funds equal to the Master Servicer Remittance Amount for such Master Servicer Remittance Date.  If, at 3:00 p.m., New York City time, on any Master Servicer Remittance Date, the Trustee has not received the Master Servicer Remittance Amount, the Trustee shall provide notice to the Master Servicer in the same manner as required by Section 4.03(a) with respect to P&I Advances.

In the event that the Master Servicer fails to remit the Master Servicer Remittance Amount for such Master Servicer Remittance Date on the related Master Servicer Remittance Date, the Master Servicer shall pay to the Trustee interest at the Reimbursement Rate on the Master Servicer Remittance Amount for the period from and including such Master Servicer Remittance Date to but excluding the date on which the Master Servicer Remittance Amount is actually received by the Trustee.

In addition, the Master Servicer shall, as and when required hereunder, deliver to the Trustee for deposit into the Distribution Account:

(i)  any P&I Advances required to be made by the Master Servicer in accordance with Section 4.03(a);

(ii)  any amounts required to be deposited by the Master Servicer pursuant to Section 3.19(e) in connection with Prepayment Interest Shortfalls; and

(iii)  any Liquidation Proceeds paid by the Master Servicer or a Majority Certificateholder of the Controlling Class in connection with the purchase of all of the Mortgage Loans and any REO Properties pursuant to Section 9.01, exclusive of the portion of such Liquidation Proceeds required to be deposited into the Certificate Account pursuant to Section 9.01.

The Trustee shall, upon receipt, deposit into the Distribution Account any and all amounts received or advanced by the Trustee that are required by the terms of this Agreement to be deposited therein.

All such amounts deposited in respect of the Mortgage Loans (other than Excess Interest, if any) shall, on each Distribution Date, be deemed to be deposited into the REMIC I Distribution Account in respect of such Mortgage Loans.  All such amounts deposited in respect of such Excess Interest shall be deemed to be deposited into the Excess Interest Distribution Account.

(c) (i)   The Trustee shall establish and maintain the REMIC I Distribution Account, as a sub-account of the Distribution Account, in the name of the Trustee, in trust for the benefit of the Certificateholders.  The REMIC I Distribution Account shall be established and maintained as an Eligible Account or as a sub-account of the Distribution Account.  With respect to each Distribution Date, the Trustee shall withdraw or be deemed to withdraw from the REMIC I Distribution Account and deposit or be deemed to deposit into the REMIC II Distribution

Account on or before such date the amount of the Available Distribution Amount (including P&I Advances) and Prepayment Premiums to be distributed in respect of the REMIC I Regular Interests pursuant to Section 4.01(a)(i) and Section 4.01(c)(iv) on such date.

(ii)      The Trustee shall establish and maintain the REMIC II Distribution Account, as a sub-account of the Distribution Account, in the name of the Trustee, in trust for the benefit of the REMIC II Certificateholders. The REMIC II Distribution Account shall be established and maintained as an Eligible Account or as a sub-account of the Distribution Account.  With respect to each Distribution Date, the Trustee shall withdraw or be deemed to withdraw from the REMIC II Distribution Account the amount of the Available Distribution Amount (including P&I Advances) and Prepayment Premiums to be distributed in respect of the REMIC II Certificates and the Class A-FL Regular Interest pursuant to Section 4.01(b)(i) and Section 4.01(c)(i) on such date.

(iii)  The Trustee shall establish and maintain one or more accounts or sub-accounts (collectively, the “Excess Liquidation Proceeds Account”) in the name of the Trustee, in trust for the benefit of the Certificateholders.  Each account that constitutes the Excess Liquidation Proceeds Account shall be an Eligible Account.  On each Master Servicer Remittance Date, the Master Servicer shall withdraw from the Certificate Account and remit to the Trustee for deposit into the Excess Liquidation Proceeds Account all Excess Liquidation Proceeds received during the Collection Period ending on the Business Day prior to such Master Servicer Remittance Date.

(iv)  On or before the Closing Date, the Swap Trustee shall establish and maintain the Class A-FL Floating Rate Account in trust for the benefit of the Holders of the Class A-FL Certificates and the Class A-FL Swap Counterparty.  The Class A-FL Floating Rate Account shall (i) at all times be an Eligible Account and (ii) relate solely to the Class A-FL Certificates and amounts payable in respect of the Class A-FL Swap Contract.  The Swap Trustee shall deposit into the Class A-FL Floating Rate Account all amounts received in respect of distributions on the Class A-FL Regular Interest as specified in Section 4.01(a) and Section 4.01(b), and shall immediately deposit into the Class A-FL Floating Rate Account all amounts received from the Class A-FL Swap Counterparty under the Class A-FL Swap Contract.

(d)  Funds in the Certificate Account may be invested only in Permitted Investments in accordance with the provisions of Section 3.06.  The Master Servicer shall give notice to the other parties hereto of the location of the Certificate Account as of the Closing Date and of the new location of the Certificate Account prior to any change thereof.  The Distribution Account, the REMIC I Distribution Account, the REMIC II Distribution Account, the Class A-FL Floating Rate Account, the Excess Interest Distribution Account and the Excess Liquidation Proceeds Account shall be established at the Corporate Trust Office of the Trustee as of the Closing Date, and the Trustee shall give notice to the other parties hereto of the new location of the Distribution Account, the REMIC I Distribution Account, the REMIC II Distribution Account, the Class A-FL Floating Rate Account, the Excess Interest Distribution Account and the Excess Liquidation Proceeds Account prior to any change thereof.

(e)  The Master Servicer shall establish and maintain the Interest Reserve Account in trust for the benefit of the Certificateholders.  The Master Servicer is hereby authorized to make deposits in and withdrawals from the Interest Reserve Account, in accordance with the terms of this Agreement.

Section 3.05  Permitted Withdrawals From the Certificate Account, the Distribution Account, the Class A-FL Floating Rate Account and the Excess Liquidation Proceeds Account.

(a)  The Master Servicer may, from time to time, make withdrawals from the Certificate Account for any of the following purposes (the order set forth below not constituting an order of priority for such withdrawals):

(i)  to remit to the Trustee no later than 1:00 p.m. (New York time) for deposit into the Distribution Account and the Excess Interest Distribution Account, the Master Servicer Remittance Amount for, and, to the extent permitted or required by Section 4.03(a), as applicable, any P&I Advances to be made on, each Master Servicer Remittance Date;

(ii)  to reimburse the Master Servicer or the Trustee, as applicable, for unreimbursed P&I Advances made thereby (in each case, with its own funds), the Master Servicer’s and the Trustee’s, as the case may be, respective rights to reimbursement pursuant to this clause (ii) with respect to any P&I Advance (other than Nonrecoverable P&I Advances, which are reimbursable pursuant to clause (vii) below) being limited to amounts that represent Late Collections of interest and principal received in respect of the particular Mortgage Loan or REO Loan as to which such P&I Advance was made (net of related Master Servicing Fees and/or Workout Fees);

(iii)  to pay to the Master Servicer earned and unpaid Master Servicing Fees in respect of each Mortgage Loan and REO Loan, the Master Servicer’s right to payment pursuant to this clause (iii) with respect to any Mortgage Loan or REO Loan being payable from, and limited to, amounts received on or in respect of such Mortgage Loan (whether in the form of payments, Liquidation Proceeds, Condemnation Proceeds or Insurance Proceeds) or such REO Loan (whether in the form of REO Revenues, Liquidation Proceeds or Insurance Proceeds) that are allocable as a recovery of interest thereon;

(iv)  to pay to the Special Servicer, out of general collections on the Mortgage Loans and any REO Properties, earned and unpaid Special Servicing Fees in respect of each Specially Serviced Mortgage Loan and REO Loan;

(v)  to pay to the Special Servicer earned and unpaid Workout Fees and Liquidation Fees to which it is entitled pursuant to, and from the sources contemplated by Section 3.11(c);

(vi)  to reimburse itself, the Special Servicer or the Trustee, as applicable, for any unreimbursed Servicing Advances made thereby (in each case, with its own funds), the Master Servicer’s, the Trustee’s or the Special Servicer’s, as the case may be, respective rights to reimbursement pursuant to this clause (vi) with respect to any Servicing Advance (other than Nonrecoverable Servicing Advances, which are reimbursable pursuant to clause (vii) below) being limited to (A) payments made by the related Mortgagor that are allocable to cover the item in respect of which such Servicing Advance was made, and (B) Insurance Proceeds, Condemnation Proceeds, Liquidation Proceeds and, if applicable, REO Revenues received in respect of the particular Mortgage Loan or REO Property as to which such Servicing Advance was made;

(vii)  to reimburse the Master Servicer, the Special Servicer or the Trustee, as applicable, out of general collections on the Mortgage Loans and any REO Properties, for any unreimbursed Advances made thereby that have been determined to be Nonrecoverable Advances (provided that amounts may be withdrawn over time as hereinafter provided) or, subject to the limitations contained in the following paragraphs of the Section 3.05(a), for any Workout-Delayed Reimbursement Amounts;

(viii)  to pay the Trustee, the Master Servicer, or the Special Servicer as applicable, any Advance Interest due and owing thereto out of Default Charges collected on the Mortgage Pool, as and to the extent contemplated by Section 3.27;

(ix)  to the extent that, during any Collection Period, the Master Servicer has reimbursed or is reimbursing itself, the Special Servicer and the Trustee, as applicable, for any unreimbursed Advance pursuant to clause (ii), (vi) or (vii) above or pursuant to Section 3.03, and insofar as payment has not already been made, and the Default Charges then on deposit in the Certificate Account is not sufficient to make such payment pursuant to clause (viii) above, to pay the Master Servicer, the Special Servicer, or the Trustee, as the case may be, out of general collections on the Mortgage Loans and any REO Properties, any related Advance Interest accrued and payable on the portion of such Advance so reimbursed or being reimbursed;

(x)  to pay any outstanding expense, other than Advance Interest, that was incurred with respect to any Mortgage Loan or related REO Loan and that, if paid from a source other than Default Charges collected on the Mortgage Pool, would constitute an Additional Trust Fund Expense, such payment to be made out of Default Charges collected on the Mortgage Pool, as and to the extent contemplated by Section 3.27;

(xi)  to pay itself any items of Additional Master Servicing Compensation, and to pay to the Special Servicer any items of Additional Special Servicing Compensation to which it is entitled, in each case from funds on deposit in the Certificate Account from time to time;

(xii)  to pay any unpaid Liquidation Expenses incurred with respect to any Mortgage Loan or REO Property such payments to be made, first, out of payments, Insurance Proceeds, Condemnation Proceeds or Liquidation Proceeds and, if applicable, REO Revenues received in respect of such Mortgage Loan or REO Property, as the case may be, and then, out of general collections on other Mortgage Loans and REO Properties;

(xiii)  to pay, in accordance with Section 3.11(i), out of general collections on the Mortgage Loans and any REO Properties, certain servicing expenses that would, if advanced, constitute Nonrecoverable Servicing Advances;

(xiv)  to pay, out of general collections on the Mortgage Loans and any REO Properties, costs and expenses incurred by the Trust Fund pursuant to Section 3.09(c) (other than the costs of environmental testing, which are to be covered by, and reimbursable as, a Servicing Advance);

(xv)  to pay itself, the Special Servicer, the Depositor, the Trustee, or any of their respective directors, officers, members, managers, employees and agents, as the case may be, out of general collections on the Mortgage Loans and any REO Properties any amounts payable to any such Person pursuant to Section 6.03, Section 7.01(b), Section 8.05(b), or Section 8.13, as applicable;

(xvi)  to pay, out of general collections on the Mortgage Loans and REO Properties, for the cost of recording this Agreement in accordance with Section 12.02(a);

(xvii)  to pay, out of general collections on the Mortgage Loans and any REO Properties, any reasonable out-of-pocket cost or expense (including the reasonable fees of tax accountants and attorneys) incurred by the Trustee pursuant to Section 3.17(b) in connection with providing advice to the Special Servicer;

(xviii)  to pay to the Master Servicer, the Special Servicer, the Trustee or the Depositor, as the case may be, any amount specifically required to be paid to such Person at the expense of the Trust Fund under any provision of this Agreement to which reference is not made in any other clause of this Section 3.05(a), it being acknowledged that this clause (xviii) shall not be construed to modify any limitation otherwise set forth in this Agreement on the time at which any Person is entitled to payment or reimbursement of any amount or the funds from which any such payment or reimbursement is permitted to be made;

(xix)  to pay the Master Servicer, the Special Servicer, the Mortgage Loan Seller, a Controlling Class Certificateholder or any other particular Person, as the case may be, with respect to each Mortgage Loan, if any, previously purchased or otherwise removed from the Trust Fund by such Person pursuant to or as contemplated by this Agreement, all amounts received thereon subsequent to the date of purchase;

(xx)  to transfer Excess Liquidation Proceeds to the Excess Liquidation Proceeds Account in accordance with Section 3.04(c)(iv);

(xxi)  to withdraw any amounts deposited in error; and

(xxii)  to clear and terminate the Certificate Account at the termination of this Agreement pursuant to Section 9.01.

If amounts on deposit in the Certificate Account at any particular time (after withdrawing any portion of such amounts deposited into the Certificate Account in error) are insufficient to satisfy all payments, reimbursements and remittances to be made therefrom as set forth in clauses (ii) through (xx) above, then the corresponding withdrawals from the Certificate Account shall be made in the following priority and subject to the following rules:  (A) if the payment, reimbursement or remittance is to be made from a specific source of funds, then such payment, reimbursement or remittance shall be made from that specific source of funds on a pro rata basis with any and all other payments, reimbursements and remittances to be made from such specific source of funds; and (B) if the payment, reimbursement or remittance can be made from any funds on deposit in the Certificate Account, then (following any withdrawals made from the Certificate Account in accordance with the immediately preceding clause (A) above) such payment, reimbursement or remittance shall be made from such general funds remaining on a pro rata basis with any and all other payments, reimbursements or remittances to be made from such general funds; provided that any reimbursements of Advances in respect of any particular Mortgage Loan or REO Property out of the Certificate Account pursuant to any of clauses (ii), (vi) and (vii) above, and any payments of interest thereon out of the Certificate Account pursuant to either of clauses (viii) and (ix) above, shall be made (to the extent of their respective entitlements to such reimbursements and/or payments):  first, to the Trustee; and second, pro rata, to the Master Servicer and Special Servicer.  Any amounts withdrawn from the Certificate Account pursuant to clauses (ii) through (xx) above that are specific to a Mortgage Loan shall be allocated to REMIC I; and any amount so withdrawn that is not specific to a particular Mortgage Loan shall be allocated by the REMIC Administrator to REMIC I in proportion to the Stated Principal Balances of their related Mortgage Loans.

The Master Servicer shall keep and maintain separate accounting records, on a loan by loan basis (and on a property by property basis for REO Loans) when appropriate, in connection with any withdrawal from the Certificate Account pursuant to clauses (ii) through (xx) above sufficient to determine the amounts attributable to REMIC I (with respect to the Mortgage Loans).

The Master Servicer shall pay to the Special Servicer (or to third party contractors at the direction of the Special Servicer) from the Certificate Account amounts permitted to be paid to it (or to such third party contractors) therefrom promptly upon receipt of a certificate of a Servicing Officer of the Special Servicer describing the item and amount to which the Special Servicer (or such third party contractors) is entitled.  The Master Servicer may rely conclusively on any such certificate and shall have no duty to recalculate the amounts stated therein.  The Special Servicer shall keep and maintain separate accounting for each Specially Serviced Mortgage Loan and REO Property, on a loan-by-loan and property-by-property basis, for the purpose of justifying any request for withdrawal from the Certificate Account.

Upon the determination that a previously made Advance is a Nonrecoverable Advance, instead of obtaining reimbursement out of general collections immediately, the Master Servicer, the Special Servicer or the Trustee, as applicable, may, in its sole discretion, elect to obtain reimbursement for such Nonrecoverable Advance over time and the unreimbursed portion of such Advance will accrue interest at the Reimbursement Rate.  If such an election to obtain reimbursement over time is made, the Master Servicer, the Special Servicer or the Trustee, as applicable, will, during the first six months after such nonrecoverability determination was made, only seek reimbursement for such Nonrecoverable Advance from collections of principal (with such Nonrecoverable Advances being reimbursed before Workout-Delayed Reimbursement

Amounts). After such initial six months, the Master Servicer, the Special Servicer or the Trustee, as applicable, may continue to seek reimbursement for such Nonrecoverable Advance solely from collections of principal or may seek reimbursement for such Nonrecoverable Advance from general collections, in each case for a period of time not to exceed an additional six months (with such Nonrecoverable Advances being reimbursed before Workout-Delayed Reimbursement Amounts). In the event that the Master Servicer, the Special Servicer or the Trustee, as applicable, wishes to seek reimbursement over time after the second six-month period discussed in the preceding sentence, then the Master Servicer, the Special Servicer or the Trustee, as applicable, may continue to seek reimbursement for such Nonrecoverable Advance solely from collections of principal or may seek reimbursement for such Nonrecoverable Advance from general collections, in either case for such a longer period of time as agreed to by the Master Servicer, the Special Servicer or the Trustee, as applicable, and the Directing Certificateholder, each in its sole discretion (with such Nonrecoverable Advances being reimbursed before Workout-Delayed Reimbursement Amounts). Notwithstanding the foregoing, at any time after such a determination to obtain reimbursement over time, the Master Servicer, the Special Servicer or the Trustee, as applicable, may, in its sole discretion, decide to obtain reimbursement immediately.  The fact that a decision to recover such Nonrecoverable Advances over time, or not to do so, benefits some Classes of Certificateholders to the detriment of other Classes shall not, with respect to the Master Servicer or the Special Servicer, constitute a violation of the Servicing Standard and/or with respect to the Trustee, constitute a violation of any fiduciary duty to Certificateholders or contractual duty hereunder.  Subject to Section 3.15, the Master Servicer, the Special Servicer or the Trustee, as applicable, will give each Rating Agency three weeks prior notice of its intent to obtain reimbursement of Nonrecoverable Advances from interest collections as described above unless (1) the Master Servicer or Special Servicer (or Trustee, if applicable) determines in its sole discretion that waiting three weeks after such a notice could jeopardize the Master Servicer’s or the Special Servicer’s (or Trustee’s, if applicable) ability to recover Nonrecoverable Advances, (2) changed circumstances or new or different information becomes known to the Master Servicer or Special Servicer (or Trustee, if applicable) that could affect or cause a determination of whether any Advance is a Nonrecoverable Advance, whether to defer reimbursement of a Nonrecoverable Advance or the determination in clause (1) above, or (3) the Master Servicer or Special Servicer has not timely received from the Trustee information requested by the Master Servicer or Special Servicer to consider in determining whether to defer reimbursement of a Nonrecoverable Advance; provided that, if clause (1), (2) or (3) applies, the Master Servicer or Special Servicer (or Trustee, if applicable) shall, subject to Section 3.15, give each Rating Agency notice of an anticipated reimbursement to it of Nonrecoverable Advances from amounts in the Certificate Account allocable to interest on the Mortgage Loans as soon as reasonably practicable in such circumstances.  The Master Servicer or Special Servicer (or Trustee, if applicable) shall have no liability for any loss, liability or expense resulting from any notice provided to each Rating Agency contemplated by the immediately preceding sentence.

If the Master Servicer, the Special Servicer or the Trustee, as applicable, is reimbursed out of general collections for any unreimbursed Advances that are determined to be Nonrecoverable Advances (together with any interest accrued and payable thereon), then (for purposes of calculating distributions on the Certificates) such reimbursement and payment of interest shall be deemed to have been made:  first, out of the Principal Distribution Amount, that, but for its application to reimburse a Nonrecoverable Advance and/or to pay interest thereon, would be included in the Available Distribution Amount for any subsequent Distribution Date, and second, out of other amounts that, but for their application to reimburse a Nonrecoverable Advance and/or to pay interest thereon, would be included in the Available Distribution Amount for any subsequent Distribution Date.

If and to the extent that any payment is deemed to be applied as contemplated in the paragraph above to reimburse a Nonrecoverable Advance or to pay interest thereon, then the Principal Distribution Amount for such Distribution Date shall be reduced, to not less than zero, by the amount of such reimbursement.  If and to the extent (i) any Advance is determined to be a Nonrecoverable Advance, (ii) such Advance and/or interest thereon is reimbursed out of the Principal Distribution Amount as contemplated above and (iii) the particular item for which such Advance was originally made is subsequently collected out of payments or other collections in respect of the related Mortgage Loan, then the Principal Distribution Amount for the Distribution Date that corresponds to the Collection Period in which such item was recovered shall be increased by an amount equal to the lesser of (A) the amount of such item and (B) any previous reduction in the Principal Distribution Amount for a prior Distribution Date as contemplated in the paragraph above resulting from the reimbursement of the subject Advance and/or the payment of interest thereon.

If one or more unreimbursed Workout-Delayed Reimbursement Amounts exist, then such Workout-Delayed Reimbursement Amounts will be reimbursable only from amounts in the Certificate Account that represent collections of principal on the Mortgage Loans (net of any collections of principal applied to reimbursement of Nonrecoverable Advances or interest thereon); provided, however, that on any Distribution Date when (1) less than [___]% of the initial aggregate Stated Principal Balance of the Mortgage Pool is outstanding and (2) the sum of the aggregate unpaid Nonrecoverable Advances plus the aggregate unpaid Workout-Delayed Reimbursement Amounts that have not been reimbursed to the Master Servicer, Special Servicer or Trustee, as applicable, exceeds [___]% of the aggregate Stated Principal Balance of the Mortgage Pool then outstanding, then the Master Servicer, the Special Servicer or the Trustee, as applicable, may obtain reimbursement of any outstanding Workout-Delayed Reimbursement Amount from principal collections or any other amounts in the Certificate Account, including but not limited to interest collected on the Mortgage Loans, if principal is not sufficient to pay such amounts; provided, further, however, that the foregoing shall not in any manner limit the right of the Master Servicer, the Special Servicer or the Trustee, as applicable, to choose voluntarily to seek reimbursement of Workout-Delayed Reimbursement Amounts solely from collections of principal.  The Master Servicer, the Special Servicer or the Trustee, as applicable, shall, subject to Section 3.15, give each Rating Agency three weeks prior notice of its intent to obtain reimbursement of Workout-Delayed Reimbursement Amounts from interest collections as described in the preceding sentence.

If the Master Servicer, the Special Servicer or the Trustee, as applicable, is reimbursed out of general collections for any Workout-Delayed Reimbursement Amounts, then (for purposes of calculating distributions on the Certificates) such reimbursement and payment of interest shall be deemed to have been made:  first, out of the Principal Distribution Amount, that, but for its application to reimburse a Workout-Delayed Reimbursement Amount, would be included in the Available Distribution Amount for any subsequent Distribution Date, and second, out of other amounts that, but for their application to reimburse a Workout-Delayed

Reimbursement Amount, would be included in the Available Distribution Amount for any subsequent Distribution Date.

If and to the extent that any payment is deemed to be applied as contemplated in the paragraph above to reimburse a Workout-Delayed Reimbursement Amount, then the Principal Distribution Amount for such Distribution Date shall be reduced, to not less than zero, by the amount of such reimbursement.  If and to the extent (i) such Workout-Delayed Reimbursement Amount is reimbursed out of the Principal Distribution Amount as contemplated above and (ii) the particular item for which such Workout-Delayed Reimbursement Amount was originally made is subsequently collected out of payments or other collections in respect of the related Mortgage Loan, then the Principal Distribution Amount for the Distribution Date that corresponds to the Collection Period in which such item was recovered shall be increased by an amount equal to the lesser of (A) the amount of such item and (B) any previous reduction in the Principal Distribution Amount for a prior Distribution Date as contemplated in the paragraph above resulting from the reimbursement of the subject Workout-Delayed Reimbursement Amount.

(b)  The Trustee may, from time to time, make withdrawals from the REMIC I Distribution Account for any of the following purposes (the order set forth below not constituting an order of priority for such withdrawals):

(i)  to be deemed to transfer from the REMIC I Distribution Account to the REMIC II Distribution Account on or before the related Distribution Date the Available Distribution Amount as provided in Section 4.01(a)(ii) and Prepayment Premiums to be distributed in respect of the REMIC I Regular Interests, as contemplated by Section 4.01(c)(i);

(ii)  to pay the Trustee accrued and unpaid Trustee Fees pursuant to Section 8.05(a) and to reimburse the Trustee for any other amounts to which it is entitled to be reimbursed from the Distribution Account pursuant to this Agreement;

(iii)  to pay the Trustee or any of its respective directors, officers, employees and agents, as the case may be, any amounts payable or reimbursable to any such Person pursuant to Section 8.05(b);

(iv)  as contemplated by Section 12.01(h), to pay for the reasonable costs of the Opinions of Counsel sought by the Trustee as contemplated by Section 12.01(a) or 12.01(d) in connection with any amendment to this Agreement requested by the Trustee; provided such amendment is in furtherance of the rights and interests of Certificateholders;

(v)  to pay for the reasonable costs of the Opinions of Counsel sought by the Trustee as contemplated by Section 12.02(a);

(vi)  to (A) pay any and all federal, state and local taxes imposed on REMIC I or REMIC II or on the assets or transactions of either such REMIC, together with all incidental costs and expenses, and any and all reasonable expenses relating to tax audits, if and to the extent that either (1) none of the Trustee, the Master Servicer, the Special

Servicer or the REMIC Administrator is liable therefor pursuant to Section 10.01(d) and/or Section 10.01(h) or (2) any such Person that may be so liable has failed to timely make the required payment, and (B) reimburse the REMIC Administrator for reasonable expenses incurred by and reimbursable to it by the Trust pursuant to Section 10.01(d) and/or Section 10.01(h); and

(vii)  to clear and terminate the REMIC I Distribution Account at the termination of this Agreement pursuant to Section 9.01.

Taxes imposed on REMIC I or REMIC II shall be allocated to the related REMIC, and amounts withdrawn from the Distribution Account pursuant to clauses (ii) through (v) above shall be allocated by the REMIC Administrator to REMIC I in proportion to the Stated Principal Balances of its related Mortgage Loans.

(c)  The Trustee shall be deemed to make withdrawals from the REMIC II Distribution Account for any of the following purposes:  (i) to make distributions to Certificateholders (other than Holders of the Class A-FL and Class R-II Certificates) on each Distribution Date pursuant to Section 4.01(b), Section 4.01(c)(i) or Section 9.01, as applicable and to make distributions to the Class A-FL Floating Rate Account with respect to the Class A-FL Regular Interest pursuant to this Agreement; and (ii) to clear and terminate the REMIC II Distribution Account at the termination of this Agreement pursuant to Section 9.01.

(d)  On each Distribution Date, the Trustee shall withdraw from the Excess Liquidation Proceeds Account and deposit into the Distribution Account, for distribution on such Distribution Date, an amount equal to the lesser of (i) the entire amount, if any, then on deposit in the Excess Liquidation Proceeds Account and (ii) the excess, if any, of the aggregate amount distributable on such Distribution Date pursuant to Section 4.01(a) and Section 4.01(b), over the Available Distribution Amount for such Distribution Date (calculated without regard to such transfer from the Excess Liquidation Proceeds Account to the Distribution Account); provided that on the Business Day prior to the Final Distribution Date, the Trustee shall withdraw from the Excess Liquidation Proceeds Account and deposit into the Distribution Account, for distribution on such Distribution Date, any and all amounts then on deposit in the Excess Liquidation Proceeds Account.

(e)  The Trustee, the Depositor, the Master Servicer and the Special Servicer shall in all cases have a right prior to the Certificateholders to any particular funds on deposit in the Certificate Account and the Distribution Account from time to time for the reimbursement or payment of compensation, Advances (with interest thereon at the Reimbursement Rate) and their respective expenses hereunder, but only if and to the extent such compensation, Advances (with interest) and expenses are to be reimbursed or paid from such particular funds on deposit in the Certificate Account or the Distribution Account pursuant to the express terms of this Agreement.

(f)  [Reserved].

(g)  [Reserved].

(h)  The Swap Trustee shall make withdrawals from the Class A-FL Floating Rate Account in the following order of priority and only for the following purposes:  (i) to withdraw amounts deposited in the Class A-FL Floating Rate Account in error and pay such amounts to Persons entitled thereto; (ii) out of interest amounts to make regularly scheduled payments required to be paid to the Class A-FL Swap Counterparty under the Class A-FL Swap Contract as specified in Section 3.29(c), provided there is no Class A-FL Swap Default; (iii) to make distributions to the Holders of the Class A-FL Certificates pursuant to Section 4.01(l); and (iv) to clear and terminate the Class A-FL Floating Rate Account pursuant to Section 9.01.

Section 3.06  Investment of Funds in the Certificate Account, the Servicing Account, the Interest Reserve Account, the Excess Interest Distribution Account, the REMIC I Distribution Account, the REMIC II Distribution Account, the Excess Liquidation Proceeds Account, the Class A-FL Floating Rate Account, Interest Reserve Account and the REO Account.

(a)  The Master Servicer may direct any depository institution maintaining the Certificate Account, the Servicing Account and the Interest Reserve Account, the Special Servicer may direct any depository institution maintaining each REO Account, and the Trustee may direct any depository institution maintaining the REMIC I Distribution Account, the REMIC II Distribution Account, the Class A-FL Floating Rate Account, the Excess Interest Distribution Account and the Excess Liquidation Proceeds Account to invest, or if it is such depository institution, may itself invest, the funds held therein (each such account, for purposes of this Section 3.06, an “Investment Account”) only in one or more Permitted Investments bearing interest or sold at a discount, and maturing, unless payable on demand, no later than the [___]th Business Day immediately preceding the next succeeding date on which such funds are required to be withdrawn from such account pursuant to this Agreement (or in the case of the Class A-FL Floating Rate Account, maturing no later than the Business Day immediately preceding the next succeeding date on which such funds are required to be withdrawn therefrom and paid to the Class A-FL Swap Counterparty).  All such Permitted Investments shall be held to maturity, unless payable on demand, in which case such investments may be sold at any time.  Any investment of funds in an Investment Account shall be made in the name of the Trustee for the benefit of the Certificateholders.  The Master Servicer (with respect to Permitted Investments of amounts in the Certificate Account, the Interest Reserve Account and the Servicing Account; the Special Servicer (with respect to Permitted Investments of amounts in each REO Account) on behalf of the Trustee for the benefit of the Certificateholders and the Trustee (with respect to the Excess Liquidation Proceeds Account, the REMIC I Distribution Account, the REMIC II Distribution Account, the Class A-FL Floating Rate Account and the Excess Interest Distribution Account on behalf of the Certificateholders):  shall (and the Trustee hereby designates the Master Servicer, the Special Servicer or itself, as applicable, as the Person that shall) (i) be the “entitlement holder” of any Permitted Investment that is a “security entitlement” and (ii) maintain “control” of any Permitted Investment that is either a “certificated security” or an “uncertificated security”.  For purposes of this Section 3.06(a), the terms “entitlement holder”, “security entitlement”, “control”, “certificated security” and “uncertificated security” shall have the meanings given such terms in Revised Article 8 (1994 Revision) of the UCC, and “control” of any Permitted Investment by the Master Servicer or the Special Servicer shall constitute “control” by a Person designated by, and acting on behalf of, the Trustee for purposes of Revised Article 8 (1994 Revision) of the UCC.  If amounts on deposit in an Investment Account are at any time invested in a Permitted Investment payable on demand, the Master Servicer (in the case of the Certificate Account, the Interest Reserve Account and the Servicing Account); the Special

Servicer (in the case of each REO Account) and the Trustee (in the case of the REMIC I Distribution Account, the Class A-FL Floating Rate Account, the REMIC II Distribution Account, the Excess Interest Distribution Account and the Excess Liquidation Proceeds Account) shall:

(i)  consistent with any notice required to be given thereunder, demand that payment thereon be made on the last day such Permitted Investment may otherwise mature hereunder in an amount equal to the lesser of (1) all amounts then payable thereunder and (2) the amount required to be withdrawn on such date; and

(ii)  demand payment of all amounts due thereunder promptly upon determination by the Master Servicer, the Special Servicer or the Trustee, as the case may be, that such Permitted Investment would not constitute a Permitted Investment in respect of funds thereafter on deposit in the Investment Account.

(b)  Whether or not the Master Servicer directs the investment of funds in the Certificate Account, the Interest Reserve Account and the Servicing Account, interest and investment income realized on funds deposited therein, to the extent of the Net Investment Earnings, if any, for each such Investment Account for each Collection Period, shall be for the sole and exclusive benefit of the Master Servicer and shall be subject to its withdrawal in accordance with Section 3.05(a) or Section 3.05(f), as applicable.

(c)  Whether or not the Special Servicer directs the investment of funds in each REO Account, interest and investment income realized on funds deposited therein, to the extent of the Net Investment Earnings, if any, for such Investment Account for each Collection Period, shall be for the sole and exclusive benefit of the Special Servicer and shall be subject to its withdrawal in accordance with Section 3.16(b).  Whether or not the Trustee directs the investment of funds in  the REMIC I Distribution Account, the Class A-FL Floating Rate Account, the REMIC II Distribution Account, the Excess Interest Distribution Account and the Excess Liquidation Proceeds Account, interest and investment income realized on funds deposited therein, to the extent of Net Investment Earnings, if any, for each such Investment Account for each Collection Period, shall be for the sole and exclusive benefit of the Trustee and shall be subject to withdrawal by the Trustee.  If any loss shall be incurred in respect of any Permitted Investment on deposit in any Investment Account, the Master Servicer (in the case of the Certificate Account, the Interest Reserve Account and the Servicing Account (with respect to funds invested by the Master Servicer for its own account)), the Special Servicer (in the case of each REO Account) and the Trustee (in the case of  the REMIC I Distribution Account, the REMIC II Distribution Account, the Class A-FL Floating Rate Account, the Excess Interest Distribution Account and the Excess Liquidation Proceeds Account) shall promptly deposit therein from its own funds, without right of reimbursement, no later than the end of the Collection Period during which such loss was incurred, the amount of the Net Investment Loss, if any, for such Collection Period.  The Trustee shall have no liability whatsoever with respect to any such losses, except in respect to losses incurred in respect of any Permitted Investment on deposit in the REMIC I Distribution Account, the Class A-FL Floating Rate Account, the REMIC II Distribution Account, the Excess Interest Distribution Account and the Excess Liquidation Proceeds Account; and to the extent that it is the obligor on any such Permitted Investment.

(d)  Except as otherwise expressly provided in this Agreement, if any default occurs in the making of a payment due under any Permitted Investment, or if a default occurs in any other performance required under any Permitted Investment and the Master Servicer or the Special Servicer, as applicable, has not taken such action, the Trustee may and, subject to Section 8.02, upon the request of Holders of Certificates entitled to not less than 25% of the Voting Rights allocated to any Class, shall take such action as may be appropriate to enforce such payment or performance, including, without limitation, the institution and prosecution of appropriate proceedings.

(e)  Notwithstanding the investment of funds held in any Investment Account, for purposes of the calculations hereunder, including, without limitation, the calculation of the Available Distribution Amount and the Master Servicer Remittance Amount, the amounts so invested (but not any interest earned thereon) shall be deemed to remain on deposit in such Investment Account.

Section 3.07  Maintenance of Insurance Policies; Errors and Omissions and Fidelity Coverage.

(a)  In the case of each Mortgage Loan, the Master Servicer shall use reasonable efforts consistent with the Servicing Standard to cause each Mortgagor to maintain, and, if the Mortgagor does not so maintain, the Master Servicer will itself cause to be maintained, for each Mortgaged Property (including each Mortgaged Property relating to any Specially Serviced Mortgage Loan) all insurance coverage as is required, subject to applicable law, under the related loan documents; provided that, if and to the extent that any such loan documents permit the holder thereof any discretion (by way of consent, approval or otherwise) as to the insurance coverage that the related Mortgagor is required to maintain, the Master Servicer shall exercise such discretion in a manner consistent with the Servicing Standard and, prior to the date such existing insurance expires or is required to be renewed, the Master Servicer may, to the extent consistent with the Servicing Standard, take into account insurance in place at loan origination, with a view towards requiring insurance comparable to that required under other Mortgage Loans with express provisions governing such matters and including business interruption or rental loss insurance for at least 12 months; provided, further, that the Master Servicer shall be required to maintain such insurance coverage upon the related Mortgagor’s failure to do so only to the extent that such insurance is available at commercially reasonable rates and the Trustee, on behalf of the Trust, as mortgagee has an insurable interest.  Subject to Section 3.17(b), the Special Servicer shall also cause to be maintained for each REO Property no less insurance coverage (to the extent available at commercially reasonable rates) (A) than was previously required of the related Mortgagor under the related loan documents and (B), at a minimum, (i) hazard insurance with a replacement cost rider, (ii) business interruption or rental loss insurance for at least 12 months, and (iii) commercial general liability insurance, in each case, in an amount customary for the type and geographic location of such REO Property and consistent with the Servicing Standard; provided that all such insurance required to be maintained by Master Servicer or Special Servicer shall be obtained from Qualified Insurers that, in each case, shall have a financial strength or claims-paying rating no lower than two rating categories below the highest rated Certificates outstanding, and in any event no lower than “[_]” from [_] and “[_]” from [_] (or in such other form and amount or issued by an insurer with such other financial strength or claims-paying ability as would not, as confirmed in writing by the relevant Rating Agency, result in an Adverse Rating Event.  All such insurance policies shall contain (if they insure against loss to property) a “standard” mortgagee clause, with loss payable to the Master Servicer on behalf of the Trustee (in the case of insurance maintained in respect of the Mortgage Loans), or shall name the Trustee) as the insured, with loss payable to the Special Servicer on behalf of the Trustee (in the case of insurance maintained in respect of REO Properties), and shall be issued by an insurer authorized under applicable law to issue such insurance, and, unless prohibited by the related Mortgage, may contain a deductible clause (not in excess of a customary amount). Any amounts collected by the Master Servicer or Special Servicer under any such policies (other than amounts to be applied to the restoration or repair of the related Mortgaged Property or REO Property or amounts to be released to the related Mortgagor, in each case in accordance with the Servicing Standard) shall be deposited into the Certificate Account, subject to withdrawal pursuant to Section 3.05(a), or Section 3.05(f), as applicable, in the case of amounts received in respect of a Mortgage Loan, or in the applicable REO Account, subject to withdrawal pursuant to Section 3.16(c), in the case of amounts received in respect of a REO Property.  Any cost incurred by the Master Servicer or Special Servicer in maintaining any such insurance shall not, for purposes hereof, including calculating monthly distributions to Certificateholders, be added to unpaid principal balance or Stated Principal Balance of the related Mortgage Loan, notwithstanding that the terms of such Mortgage Loan so permit; provided, however, that this sentence shall not limit the rights of the Master Servicer or Special Servicer on behalf of the Trust to enforce any obligations of the related Mortgagor under such Mortgage Loan.  Costs to the Master Servicer or Special Servicer of maintaining insurance policies pursuant to this Section 3.07 shall be paid by and reimbursable to the Master Servicer or the Special Servicer, as the case may be, as a Servicing Advance.

Notwithstanding the foregoing, if as of the Closing Date the loan documents specifically and expressly set forth terms requiring insurance coverage against terrorist or similar acts for a Mortgage Loan with a Stated Principal Balance greater than $[_________], then the Master Servicer and the Special Servicer shall enforce the terms of the related loan documents in accordance with the Servicing Standard, and if the Mortgagor fails to maintain such insurance, such failure shall constitute a Servicing Transfer Event. To the extent the loan documents do not set forth specific terms requiring insurance coverage against terrorist or similar acts and a Mortgage Loan (x) requires a Mortgagor to maintain insurance policies covering some or all of the risks contained in the Additional Exclusions or (y) in accordance with the Servicing Standard, the Master Servicer (in consultation with the Special Servicer (in consultation with the Directing Certificateholder)) has determined that the loan documents permit the lender to require the Mortgagor to maintain insurance policies covering some or all the risks contained in the Additional Exclusions (the covered risks required to be covered or that the lender has the discretion to require to be covered being referred to as “Covered Risks”), the Master Servicer shall use reasonable efforts in accordance with the Servicing Standard to determine whether, upon renewal of the Mortgagor’s property or casualty insurance (including any all-risk insurance policy), any of the Covered Risks are excluded from coverage.  If any of the Covered Risks are determined by the Master Servicer to be excluded from coverage, the Master Servicer shall request the Mortgagor to either (i) purchase insurance acceptable to the Master Servicer in accordance with the Servicing Standard and in accordance with the related loan documents covering such Covered Risks or (ii) provide a written explanation as to its reasons for failing to purchase such insurance.  Notwithstanding the foregoing, with the written consent of the Special Servicer in accordance with the Servicing Standard the Master Servicer may waive the requirement to procure insurance covering any of the Covered Risks if the Master Servicer determines in accordance with the Servicing Standard that (1) insurance covering any such Covered Risks is not available at a commercially reasonable price, or (2) based on information reasonably available to the Master Servicer, after due inquiry, any such Covered Risks are at that time not commonly insured against for properties similar to the Mortgaged Property and located in or around the region in which the Mortgaged Property is located unless the Stated Principal Balance of the Mortgage Loan is greater than $[_________].  If the Stated Principal Balance of the Mortgage Loan is greater than $[_________], then the Master Servicer must determine that the circumstances in both clauses (1) and (2) of the immediately preceding sentence apply prior to waiving the Mortgagor’s requirement to procure insurance with respect to any Covered Risks.  If the Special Servicer fails to give a response to the Master Servicer as referenced in the second preceding sentence within [___] Business Days of the Master Servicer initially notifying the Special Servicer in writing of such request, the Master Servicer shall promptly notify the Directing Certificateholder of such failure of the Special Servicer to respond to such request.  If the Directing Certificateholder and/or the Special Servicer have not responded to the Master Servicer within [___] Business Days of the notice referenced in the immediately preceding sentence, the Master Servicer shall determine in accordance with the Servicing Standard whether to require (or not require) the Mortgagor to maintain such insurance; provided that during the period that the Special Servicer and/or the Directing Certificateholder are evaluating such insurance, none of the Master Servicer, the Special Servicer and/or the Directing Certificateholder shall be liable for any loss related to its failure to require a Mortgagor to maintain terrorism insurance and shall not be in default of its obligations hereunder as a result of such failure.  If the Master Servicer requires the Mortgagor to maintain such insurance and the Mortgagor fails to maintain such insurance, to the extent such insurance is then reasonably available, the Master Servicer shall then procure such insurance in accordance with the Servicing Standard and such failure by the Mortgagor shall constitute a Servicing Transfer Event.  For purposes of computing whether the $[_________] threshold described herein is met for a particular Mortgage Loan, if a Mortgage Loan is secured by multiple Mortgaged Properties, then the amount subject to the $[_________] threshold shall be the portion of the Stated Principal Balance of the related Mortgage Loan prorated based on an individual Mortgaged Property’s appraised value as a percentage of the total appraised value of all of the related Mortgaged Properties.

(b)  If the Master Servicer or the Special Servicer shall obtain and maintain, or cause to be obtained and maintained, a blanket policy or master force placed policy insuring against hazard losses on all of the Mortgage Loans or REO Properties, as applicable, that it is required to service and administer hereunder, then, to the extent such policy (i) is obtained from a Qualified Insurer having a financial strength or claims-paying rating no lower than “[_]” from [_] and “[_]” from [_] or having such other financial strength or claims-paying ability rating as would not, as confirmed in writing by the relevant Rating Agency, result in an Adverse Rating Event and (ii) provides protection equivalent to the individual policies otherwise required, the Master Servicer or Special Servicer, as the case may be, shall conclusively be deemed to have satisfied its obligation to cause hazard insurance to be maintained on the related Mortgaged Properties or REO Properties, as applicable.  Such policy may contain a deductible clause (not in excess of a customary amount), in which case the Master Servicer or the Special Servicer, as appropriate, shall, if there shall not have been maintained on the related Mortgaged Property or REO Property a hazard insurance policy complying with the requirements of Section 3.07(a), and there shall have been one or more losses that would have been covered by such an individual policy, promptly deposit into the Certificate Account from its own funds the amount not otherwise payable under the blanket or master force placed policy in connection with such loss or losses because of such deductible clause to the extent that any such deductible exceeds the deductible limitation that pertained to the related Mortgage Loan (or, in the absence of any such deductible limitation, the deductible limitation for an individual policy that is consistent with the Servicing Standard).  The Master Servicer or the Special Servicer, as appropriate, shall prepare and present, on behalf of itself, the Trustee and the Certificateholders, claims under any such blanket or master forced placed policy in a timely fashion in accordance with the terms of such policy.

(c)  Each of the Master Servicer and the Special Servicer shall at all times during the term of this Agreement (or, in the case of the Special Servicer, at all times during the term of this Agreement during which Specially Serviced Mortgage Loans or REO Properties for which it is responsible exist as part of the Trust Fund) keep in force with a Qualified Insurer having a financial strength or claims-paying rating no lower than two rating categories below the highest rated Certificates outstanding, and in any event no lower than “[_]” from [_] (or, if not rated by [_], “[_]” by [_]) and “[_]” from [_], a fidelity bond in such form and amount as would permit it to be a qualified Fannie Mae seller-servicer of multifamily mortgage loans (or in such other form and amount or issued by an insurer with such other financial strength or claims-paying ability rating as would not result in an Adverse Rating Event with respect to any Class of Rated Certificates (as confirmed in writing to the Trustee by the relevant Rating Agency)).  Each of the Master Servicer and the Special Servicer shall be deemed to have complied with the foregoing provision if an Affiliate thereof has such fidelity bond coverage and, by the terms of such fidelity bond, the coverage afforded thereunder extends to the Master Servicer or the Special Servicer, as the case may be.  Such fidelity bond shall provide that it may not be canceled without [ten] days’ prior written notice to the Trustee.

Each of the Master Servicer and the Special Servicer shall at all times during the term of this Agreement (or, in the case of the Special Servicer, at all times during the term of this Agreement during which Specially Serviced Mortgage Loans and/or REO Properties for which it is responsible exist as part of the Trust Fund) also keep in force with a Qualified Insurer having a financial strength or claims-paying rating no lower than two rating categories below the highest rated Certificates outstanding, and in any event no lower than “[_]” from [_] (or, if not rated by [_], “[_]” by [_]) and “[_]” from [_], a policy or policies of insurance covering loss occasioned by the errors and omissions of its officers and employees in connection with its servicing obligations hereunder, which policy or policies shall be in such form and amount as would permit it to be a qualified Fannie Mae seller-servicer of multifamily mortgage loans (or in such other form and amount or issued by an insurer with such other financial strength or claims-paying rating as would not result in an Adverse Rating Event with respect to any Class of Rated Certificates (as confirmed in writing to the Trustee by the relevant Rating Agency)).  Each of the Master Servicer and the Special Servicer shall be deemed to have complied with the foregoing provisions if an Affiliate thereof has such insurance and, by the terms of such policy or policies, the coverage afforded thereunder extends to the Master Servicer or the Special Servicer, as the case may be.  Any such errors and omissions policy shall provide that it may not be canceled without [ten] days’ prior written notice to the Trustee.  So long as the long-term unsecured debt obligations of the Master Servicer or the Special Servicer (or its direct or indirect parent company), as applicable, are rated not lower than “[_]” from [_] and “[_]” from [_], the Master Servicer or Special Servicer, as applicable, may self-insure with respect to either or both of the fidelity bond coverage and the errors and omissions coverage required as described above, in which case it shall not be required to maintain an insurance policy with respect to such coverage.

Section 3.08  Enforcement of Alienation Clauses.

(a)  As to each Mortgage Loan that contains a provision in the nature of a (i) “due-on-sale” clause (which includes, without limitation, sales or transfers of the Mortgaged Property (in full or in part) or the sale, transfer, pledge or hypothecation of direct or indirect interest in the related Borrower or its owners), which by its terms (1) provides that such Mortgage Loan shall (or may at the mortgagee’s option) become due and payable upon the sale or other transfer of an interest in the related Mortgaged Property or of a controlling interest in the related Mortgagor; or (2) provides that such Mortgage Loan may not be assumed without the consent of the mortgagee or satisfaction of certain conditions in connection with any such sale or other transfer, for so long as such Mortgage Loan is included in the Trust Fund, or (ii) as to each Mortgage Loan that contains a provision in the nature of a “due-on-encumbrance” clause (including, without limitation, any mezzanine financing of the related Borrower or the related Mortgaged Property or any sale or transfer of preferred equity in such Borrower or its direct or indirect owners), that by its terms:  (1) provides that such Mortgage Loan shall (or may at the mortgagee’s option) become due and payable upon the creation of any additional lien or other encumbrance on the related Mortgaged Property; or (2) requires the consent of the mortgagee or satisfaction of certain conditions to the creation of any such additional lien or other encumbrance on the related Mortgaged Property, each of the Master Servicer and the Special Servicer shall, on behalf of the Trustee as the mortgagee of record, as to those Mortgage Loans it is obligated to service hereunder, exercise (or waive its right to exercise) any right it may have with respect to such Mortgage Loan (x) to accelerate the payments thereon, or (y) to withhold its consent to any such sale or other transfer, in a manner consistent with the Servicing Standard.

Notwithstanding anything to the contrary contained herein, neither the Master Servicer nor the Special Servicer shall waive any right it has, or grant any consent it is otherwise entitled to withhold, under any related “due-on-sale” or “due-on-encumbrance” clause, unless both the Master Servicer and the Special Servicer shall have followed the procedures set forth for those Mortgage Loans in the manner set forth in the immediately below clauses (i) through (vii):

(i)  The Master Servicer shall not waive any right it has, or grant any consent that it may otherwise withhold under any related “due-on-sale” or “due-on-encumbrance” clause without first obtaining the consent of the Special Servicer.  The Special Servicer’s consent shall be deemed given if the Master Servicer shall have provided the Special Servicer written notice of the matter together with all of the information set forth in the last sentence of the first paragraph of clause (ii) below and the Special Servicer shall not have responded in writing, via fax or e-mail within [ten] Business Days of such request (subject to any extensions of applicable time periods required if the Special Servicer is required by this Agreement to seek the consent of other third parties).

(ii)  The Special Servicer shall not waive any right it has, or grant any consent that it may otherwise withhold under any related “due-on-sale” or “due-on-encumbrance”

 clause without obtaining the consent of the Directing Certificateholder for any Mortgage Loan.  Consent by the Directing Certificateholder shall be deemed given if the Special Servicer shall have provided the Directing Certificateholder written notice of the matter together with all of the information set forth in the immediately succeeding sentence and the Directing Certificateholder shall not have responded in writing, via fax or e-mail within [ten] Business Days of such request.  In connection with the request set forth above, the Special Servicer shall provide to the Directing Certificateholder written notice of the matter, a written explanation of the surrounding circumstances, such additional information as the Directing Certificateholder shall reasonably request and a request for approval by the Directing Certificateholder.

(iii)  Notwithstanding anything to the contrary contained herein, if the Special Servicer, in accordance with the Servicing Standard, (a) notifies the Master Servicer of its determination with respect to any Mortgage Loan (which by its terms permits transfer, assumption or further encumbrance without mortgagee consent provided certain conditions are satisfied) that the conditions required under the related loan documents have not been satisfied or (b) the Special Servicer objects in writing to the Master Servicer’s determination that such conditions have been satisfied, then the Master Servicer shall not permit transfer, assumption or further encumbrance of such Mortgage Loan.

(iv)  In the event that the Master Servicer or Special Servicer intends or is required, in accordance with the preceding clauses, by the loan documents or applicable law, to permit the transfer of any Mortgaged Property, the Master Servicer or the Special Servicer, as the case may be, may, if consistent with the Servicing Standard, enter into a substitution of liability agreement, pursuant to which the original Mortgagor and any original guarantors are released from liability, and the transferee and any new guarantors are substituted therefor and become liable under the Mortgage Note and any related guaranties and, in connection therewith, may require from the related Mortgagor a reasonable and customary fee for the additional services performed by it, together with reimbursement for any related costs and expenses incurred by it.  In addition, the Master Servicer or the Special Servicer, as the case may be, if consistent with the Servicing Standard, shall require as a condition of its approval that the related Mortgagor pay all costs associated with such transfer.  The Master Servicer or the Special Servicer, as the case may be, shall promptly notify the Trustee in writing of any such agreement and forward the original thereof to the Trustee for inclusion in the related Mortgage File.

(v)  [Notwithstanding the foregoing, solely with respect to the consent or waiver of any “due-on-encumbrance” clause as described in Section 3.08(a), if any Mortgage Loan:

(1)  represents greater than [___]% of the then outstanding principal balance of the Mortgage Pool;

(2)  is at the time one of the ten largest Mortgage Loans or Cross-Collateralized Set of Mortgage Loans by outstanding principal balance in the Mortgage Pool;

(3)  has a then outstanding principal balance of greater than $[_________]; or

(4)  after taking into consideration any additional indebtedness secured by the related Mortgage Property and any mezzanine debt, the loan to value ratio for such Mortgage Loan would be greater than 85% or the debt service coverage ratio would be less than 1.20x, then neither the Master Servicer nor Special Servicer, as the case may be, shall waive any right it has, or grant any consent it is otherwise entitled to withhold, under any related “due-on-encumbrance” clause governing the transfer of any Mortgaged Property that secures, or controlling interests in any Mortgagor under, a Cross-Collateralized Set unless the Master Servicer or Special Servicer, as applicable, shall have obtained Rating Agency Confirmation from each Rating Agency.]

(b)  In connection with any permitted assumption of any Mortgage Loan or waiver of a “due-on-sale” or “due-on-encumbrance” clause thereunder, the Master Servicer (in the case of a Performing Loan) or the Special Servicer (in the case of a Specially Serviced Mortgage Loan) shall prepare all documents necessary and appropriate for such purposes and shall coordinate with the related Mortgagor for the due execution and delivery of such documents.

(c)  If the Master Servicer or the Special Servicer collects an assumption fee or an assumption application fee in connection with any transfer or proposed transfer of any interest in a Mortgagor or a Mortgaged Property, then the Master Servicer or the Special Servicer, as applicable, will apply that fee to cover the costs and expenses associated with that transfer or proposed transfer that are not otherwise paid by the related Mortgagor and that would otherwise be payable or reimbursable out of the Trust Fund, including any Rating Agency fees and expenses.  Any remaining portion of such assumption fee (such remaining portion, a “Net Assumption Fee”) or of such assumption application fee (such remaining portion, a “Net Assumption Application Fee”) will be applied as additional compensation to the Master Servicer or the Special Servicer in accordance with Section 3.11.

Section 3.09  Realization Upon Defaulted Mortgage Loans.

(a)  The Special Servicer shall, subject to Sections 3.09(b), 3.09(c), and 3.09(d), exercise reasonable efforts, consistent with the Servicing Standard, to foreclose upon or otherwise comparably convert the ownership of properties and other collateral securing such of the Mortgage Loan as come into and continue in default and as to which no satisfactory arrangements can be made for collection of delinquent payments, including pursuant to Section 3.20; provided that neither the Master Servicer nor the Special Servicer shall, with respect to any ARD Loan after its Anticipated Repayment Date, take any enforcement action with respect to the payment of Excess Interest (other than the making of requests for its collection) unless (i) the taking of an enforcement action with respect to the payment of other amounts due under such Mortgage Loan is, in the good faith and reasonable judgment of the Special Servicer, and without regard to such Excess Interest, also necessary, appropriate and consistent with the Servicing Standard, or (ii) all other amounts due under such Mortgage Loan have been paid, the payment of such Excess Interest has not been forgiven in accordance with Section 3.20 and, in the good faith and reasonable judgment of the Special Servicer, the Liquidation Proceeds expected to be recovered in connection with such enforcement action will cover the anticipated costs of such enforcement action and, if applicable, any associated Advance Interest.  In connection with the foregoing, in the event of a default under any Mortgage Loan [or Cross-Collateralized Set] that is secured by real properties located in multiple states, and such states include California or another state with a statute, rule or regulation comparable to California’s “one action rule”, then the Special Servicer shall consult Independent counsel regarding the order and manner in which the Special Servicer should foreclose upon or comparably proceed against such properties.  The reasonable costs of such consultation shall be paid by, and reimbursable to, the Master Servicer as a Servicing Advance.  In addition, all other costs and expenses incurred in any foreclosure sale or similar proceeding shall be paid by, and reimbursable to, the Special Servicer as a Servicing Advance.  Nothing contained in this Section 3.09 shall be construed so as to require the Special Servicer, on behalf of the Trust, to make a bid on any Mortgaged Property at a foreclosure sale or similar proceeding that is in excess of the fair market value of such property, as determined by such Special Servicer taking into account the factors described in Section 3.18 and the results of any Appraisal obtained pursuant to the following sentence or otherwise, all such cash bids to be made in a manner consistent with the Servicing Standard.  If and when the Special Servicer deems it necessary in accordance with the Servicing Standard for purposes of establishing the fair market value of any Mortgaged Property securing a Defaulted Mortgage Loan, whether for purposes of bidding at foreclosure or otherwise, the Special Servicer is authorized to have an Appraisal completed with respect to such property (the cost of which appraisal shall be covered by, and be reimbursable as, a Servicing Advance).

(b)  Notwithstanding any other provision of this Agreement, no Mortgaged Property shall be acquired by the Special Servicer on behalf of the Trust under such circumstances, in such manner or pursuant to such terms as would (i) cause such Mortgaged Property to fail to qualify as “foreclosure property” within the meaning of Section 860G(a)(8) of the Code (unless the portion of such REO Property that is not treated as “foreclosure property” and that is held by REMIC I at any given time constitutes not more than a de minimis amount of the assets of REMIC I, as the case may be, within the meaning of Treasury Regulations Sections 1.860D-1(b)(3)(i) and (ii)), or (ii) except as permitted by Section 3.17(a), subject the Trust to the imposition of any federal income or prohibited transaction taxes under the Code.  Subject to the foregoing, however, a Mortgaged Property may be acquired through a single member limited liability company.  In addition, except as permitted under Section 3.17, the Special Servicer shall not acquire any personal property on behalf of the Trust pursuant to this Section 3.09 (with the exception of cash or cash equivalents pledged as collateral for a Mortgage Loan) unless either:

(i)  such personal property is incident to real property (within the meaning of Section 856(e)(1) of the Code) so acquired by the Special Servicer; or

(ii)  the Special Servicer shall have obtained an Opinion of Counsel (the cost of which shall be covered by, and reimbursable as, a Servicing Advance) to the effect that the holding of such personal property as part of the Trust Fund will not cause any of REMIC I or REMIC II to fail to qualify as a REMIC at any time that any Certificate is outstanding or, subject to Section 3.17, cause the imposition of a tax on the Trust under the REMIC Provisions.

(c)  Notwithstanding the foregoing provisions of this Section 3.09, neither the Master Servicer nor the Special Servicer shall, on behalf of the Trust, obtain title to a Mortgaged Property by foreclosure, deed-in-lieu of foreclosure or otherwise, or take any other action with respect to any Mortgaged Property, if, as a result of any such action, the Trustee, on behalf of the Certificateholders could, in the reasonable, good faith judgment of the Special Servicer, exercised in accordance with the Servicing Standard, be considered to hold title to, to be a “mortgagee-in-possession” of, or to be an “owner” or “operator” of such Mortgaged Property within the meaning of CERCLA or any comparable law, unless:

(i)  the Special Servicer has previously determined in accordance with the Servicing Standard, based on a Phase I Environmental Assessment (and any additional environmental testing that the Special Servicer deems necessary and prudent) of such Mortgaged Property conducted by an Independent Person who regularly conducts Phase I Environmental Assessments and performed during the 12-month period preceding any such acquisition of title or other action, that the Mortgaged Property is in compliance with applicable environmental laws and regulations and there are no circumstances or conditions present at the Mortgaged Property relating to the use, management or disposal of Hazardous Materials for which investigation, testing, monitoring, containment, clean-up or remediation could be required under any applicable environmental laws and regulations; or

(ii)  in the event that the determination described in clause (c)(i) above cannot be made, the Special Servicer has previously determined in accordance with the Servicing Standard, on the same basis as described in clause (c)(i) above, that it would maximize the recovery to the Certificateholders on a net present value basis (the relevant discounting of anticipated collections that will be distributable to Certificateholders to be performed at the related Net Mortgage Rate) to acquire title to or possession of the Mortgaged Property and to take such remedial, corrective and/or other further actions as are necessary to bring the Mortgaged Property into compliance with applicable environmental laws and regulations and to appropriately address any of the circumstances and conditions referred to in clause (c)(i) above.

Any such determination by the Special Servicer contemplated by clause (i) or clause (ii) of the preceding paragraph shall be evidenced by an Officer’s Certificate to such effect delivered to the Trustee, the Master Servicer, the Directing Certificateholder, specifying all of the bases for such determination, such Officer’s Certificate to be accompanied by all related environmental reports.  The cost of such Phase I Environmental Assessment and any such additional environmental testing shall be advanced by the Master Servicer at the direction of the Special Servicer given in accordance with the Servicing Standard; provided, however, that the Master Servicer shall not be obligated in connection therewith to advance any funds that, if so advanced, would constitute a Nonrecoverable Servicing Advance.  Amounts so advanced shall be subject to reimbursement as Servicing Advances in accordance with Section 3.05(a).  The cost of any remedial, corrective or other further action contemplated by clause (ii) of the preceding paragraph shall be payable out of the Certificate Account pursuant to Section 3.05.  With respect to Mortgage Loans that are not Specially Serviced Mortgage Loans, the Master Servicer, and with respect to Specially Serviced Mortgage Loans, the Special Servicer, shall review and be familiar with the terms and conditions relating to enforcing claims and shall monitor the dates by which any claim or action must be taken (including delivering any notices to the insurer and using reasonable efforts to perform any actions required under such policy) under each environmental insurance policy in effect and obtained on behalf of the mortgagee to receive the maximum proceeds available under such policy for the benefit for the Certificateholders and the Trustee (as holder of the REMIC I Regular Interests).

(d)  If neither of the conditions set forth in clauses (i) and (ii) of the first paragraph of Section 3.09(c) has been satisfied with respect to any Mortgaged Property securing a Defaulted Mortgage Loan, the Special Servicer shall take such action as is in accordance with the Servicing Standard (other than proceeding against the Mortgaged Property) and, at such time as it deems appropriate, may, on behalf of the Trust, release all or a portion of such Mortgaged Property from the lien of the related Mortgage.

(e)  The Special Servicer shall report to the Trustee, the Master Servicer and the Directing Certificateholder monthly in writing as to any actions taken by the Special Servicer with respect to any Mortgaged Property as to which neither of the conditions set forth in clauses (i) and (ii) of the first paragraph of Section 3.09(c) has been satisfied, in each case until the earliest to occur of satisfaction of either of such conditions, release of the lien of the related Mortgage on such Mortgaged Property and the related Mortgage Loan’s becoming a Corrected Mortgage Loan.

(f)  The Special Servicer shall have the right to determine, in accordance with the Servicing Standard, the advisability of seeking to obtain a deficiency judgment if the state in which the Mortgaged Property is located and the terms of the subject Mortgage Loan permit such an action and shall, in accordance with the Servicing Standard, seek such deficiency judgment if it deems advisable.

(g)  Annually in each January, commencing in January [____], the Master Servicer (with information provided by the Special Servicer) shall file with the IRS, on a timely basis, the information returns with respect to the reports of foreclosures and abandonments and reports relating to any cancellation of indebtedness income with respect to any Specially Serviced Mortgage Loans and REO Properties required by Sections 6050H (as applicable), 6050J and 6050P of the Code.  Contemporaneously, the Master Servicer shall deliver to the Trustee an Officer’s Certificate stating that all such information returns relating to Specially Serviced Mortgage Loans and REO Properties that were required to be filed during the prior 12 months have been properly completed and timely provided to the IRS.  The Master Servicer shall prepare and file the information returns with respect to the receipt of any mortgage interest received in a trade or business from individuals with respect to any Mortgage Loan as required by Section 6050H of the Code.  All information returns shall be in form and substance sufficient to meet the reporting requirements imposed by the relevant sections of the Code.

(h)  As soon as the Special Servicer makes a Final Recovery Determination with respect to any Mortgage Loan or REO Property, it shall promptly notify the Trustee, the Master Servicer and the Directing Certificateholder. The Trustee shall post a copy thereof to the Trustee’s Website and the 17g-5 Information Provider shall post a copy thereof to the 17g-5 Information Provider’s Website. The Special Servicer shall maintain accurate records, prepared by a Servicing Officer, of each such Final Recovery Determination (if any) and the basis thereof.

Each such Final Recovery Determination (if any) shall be evidenced by an Officer’s Certificate delivered to the Trustee and the Master Servicer no later than the third Business Day following such Final Recovery Determination.

Section 3.10  Trustee to Cooperate; Release of Mortgage Files.

(a)  Upon the payment in full of any Mortgage Loan, or the receipt by the Master Servicer of a notification that payment in full shall be escrowed in a manner customary for such purposes, the Master Servicer shall immediately notify the Trustee and request delivery of the related Mortgage File by delivering thereto a Request for Release in the form of Exhibit D that shall be accompanied by the form of any release or discharge to be executed by the Trustee.  Any such Request for Release shall include a statement to the effect that all amounts received or to be received in connection with such payment that are required to be deposited into the Certificate Account pursuant to Section 3.04(a) have been or will be so deposited.  Upon receipt of such notice and request conforming in all material respects to the provisions hereof, the Trustee shall promptly release, or cause any related Custodian to release, the related Mortgage File to the Master Servicer or Special Servicer, as applicable. No expenses incurred in connection with any instrument of satisfaction or deed of reconveyance shall be chargeable to the Certificate Account.

(b)  If from time to time, and as appropriate for servicing or foreclosure of any Mortgage Loan, the Master Servicer or the Special Servicer shall otherwise require any Mortgage File (or any portion thereof), then, upon request of the Master Servicer or the Special Servicer and receipt therefrom of a Request for Release in the form of Exhibit D attached hereto signed by a Servicing Officer thereof, the Trustee shall release, or cause any related Custodian to release, such Mortgage File (or portion thereof) to the Master Servicer or the Special Servicer, as the case may be.  Upon return of such Mortgage File (or portion thereof) to the Trustee or the related Custodian, or the delivery to the Trustee of a certificate of a Servicing Officer of the Special Servicer stating that such Mortgage Loan was liquidated and that all amounts received or to be received in connection with such liquidation that are required to be deposited into the Certificate Account pursuant to Section 3.04(a) have been or will be so deposited, or that such Mortgage Loan has become a REO Property, the Request for Release shall be released by the Trustee to the Master Servicer or the Special Servicer, as applicable.

(c)  Within [five] Business Days of the Special Servicer’s request therefor (or, if the Special Servicer notifies the Trustee of an exigency, within such shorter period as is reasonable under the circumstances), the Trustee shall execute and deliver to the Special Servicer, in the form supplied to the Trustee, as applicable, by the Special Servicer, any court pleadings, requests for trustee’s sale or other documents reasonably necessary to the foreclosure or trustee’s sale in respect of a Mortgaged Property or to any legal action brought to obtain judgment against any Mortgagor on the Mortgage Note or Mortgage or to obtain a deficiency judgment, or to enforce any other remedies or rights provided by the Mortgage Note or Mortgage or otherwise available at law or in equity or to defend any legal action or counterclaim filed against the Trust, the Master Servicer or the Special Servicer; provided that the Trustee may alternatively execute and deliver to the Special Servicer, in the form supplied to the Trustee by the Special Servicer, a limited power of attorney, subject to the provisions of Section 3.01(c), issued in favor of the Special Servicer and empowering the Special Servicer to execute and deliver any or all of such pleadings or documents on behalf of the Trustee (however, the Trustee shall not be liable for any misuse of such power of attorney by such Special Servicer).  Together with such pleadings or documents (or such power of attorney empowering the Special Servicer to execute the same on behalf of the Trustee), the Special Servicer shall deliver to the Trustee an Officer’s Certificate requesting that such pleadings or documents (or such power of attorney empowering the Special Servicer to execute the same on behalf of the Trustee) be executed by the Trustee and certifying as to the reason such pleadings or documents are required and that the execution and delivery thereof by the Trustee (or by the Special Servicer on behalf of the Trustee) will not invalidate or otherwise affect the lien of the Mortgage, except for the termination of such a lien upon completion of the foreclosure or trustee’s sale.

Section 3.11  Servicing Compensation; Interest on Servicing Advances; Payment of Certain Expenses; Obligations of the Trustee Regarding Back-up Servicing Advances.

(a)  As compensation for its activities hereunder, the Master Servicer shall be entitled to receive the Master Servicing Fee with respect to each Mortgage Loan (including each Specially Serviced Mortgage Loan) and each related REO Loan.  As to each such Mortgage Loan and REO Loan, for each calendar month (commencing with [____________]) or any applicable portion thereof, the Master Servicing Fee shall accrue at the related Master Servicing Fee Rate on the same principal amount, and without giving effect to any Excess Interest that may accrue on any ARD Loan after its Anticipated Repayment Date, as interest accrues from time to time during such calendar month (or portion thereof) on such Mortgage Loan or is deemed to accrue from time to time during such calendar month (or portion thereof) on such REO Loan, as the case may be, and shall be calculated on the same Interest Accrual Basis as is applicable for such Mortgage Loan or REO Loan, as the case may be.  The Master Servicing Fee with respect to any Mortgage Loan or REO Loan shall cease to accrue if a Liquidation Event occurs in respect thereof.  Master Servicing Fees earned with respect to any such Mortgage Loan or REO Loan shall be payable monthly from payments of interest on such Mortgage Loan or REO Revenues allocable as interest on such REO Loan, as the case may be.  The Master Servicer shall be entitled to recover unpaid Master Servicing Fees in respect of any Mortgage Loan or REO Loan out of the portion of any related Insurance Proceeds, Condemnation Proceeds or Liquidation Proceeds allocable as interest on such Mortgage Loan or REO Loan, as the case may be.

The right to receive the Master Servicing Fee may not be transferred in whole or in part except in connection with the transfer of all of the Master Servicer’s responsibilities and obligations under this Agreement and except as otherwise expressly provided in the following paragraph.

(b)  The Master Servicer shall be entitled to receive the following items as additional servicing compensation (the following items, collectively, “Additional Master Servicing Compensation”):

(i)  any and all Net Default Charges, Net Assumption Application Fees, Net Modification Application Fees and earnout fees accrued with respect to a Performing Mortgage Loan and actually paid by the related Borrower;

(ii)  [___]% of any and all Net Assumption Fees actually paid by a Mortgagor with respect to a Performing Mortgage Loan;

(iii)  [___]% of any and all Net Modification Fees, extension fees, consent fees and waiver fees actually paid by a Mortgagor with respect to a Performing Mortgage Loan;

(iv)  any and all charges for beneficiary statements or demands, amounts collected for checks returned for insufficient funds and other Mortgage Loan processing fees actually paid by a Mortgagor with respect to a Performing Mortgage Loan and, in the case of checks returned for insufficient funds, with respect to a Specially Serviced Mortgage Loan;

(v)  any and all Prepayment Interest Excess (to the extent not required to be used to offset any net Prepayment Interest Shortfalls in accordance with Section 3.19(e)) collected on the Mortgage Loans;

(vi)  interest or other income earned on deposits in the Investment Accounts maintained by the Master Servicer, in accordance with Section 3.06(b) (but only to the extent of the Net Investment Earnings, if any, with respect to any such Investment Account for each Collection Period and, further, in the case of a Servicing Account or Reserve Account, only to the extent such interest or other income is not required to be paid to any Mortgagor under applicable law or under the related Mortgage); and

(vii)  [___]% of any and all substitution fees (net of any costs incurred in connection with any substitution) collected on a Performing Loan.

Notwithstanding the foregoing with respect to any sharing of fees referenced in this Section 3.11(b), the Master Servicer shall be entitled to all such fees if with respect to the activity related to any such fee the Master Servicer is not required to seek the consent and/or approval of the Special Servicer pursuant to this Agreement.

To the extent that any of the amounts described in the preceding paragraph are collected by the Special Servicer, the Special Servicer shall promptly pay such amounts to the Master Servicer.

(c)  As compensation for its activities hereunder, the Special Servicer shall be entitled to receive monthly the Special Servicing Fee with respect to each Mortgage Loan that is a Specially Serviced Mortgage Loan and each REO Loan for which it is responsible.  As to each Mortgage Loan that is a Specially Serviced Mortgage Loan and each REO Loan, for any particular calendar month or applicable portion thereof, the Special Servicing Fee shall accrue at the Special Servicing Fee Rate on the same principal amount as interest accrues from time to time during such calendar month (or portion thereof) on such Specially Serviced Mortgage Loan or is deemed to accrue from time to time during such calendar month (or portion thereof) on such REO Loan, as the case may be, and shall be calculated on the same Interest Accrual Basis as is applicable for such Specially Serviced Mortgage Loan or REO Loan, as the case may be.  The Special Servicing Fee with respect to such a Specially Serviced Mortgage Loan or REO Loan shall cease to accrue as of the date a Liquidation Event occurs in respect thereof or, in the case of a Specially Serviced Mortgage Loan, as of the date it becomes a Corrected Mortgage Loan.  Earned but unpaid Special Servicing Fees with respect to Specially Serviced Mortgage Loans and REO Loans shall be payable monthly out of general collections on the Mortgage Loans and any REO Properties on deposit in the Certificate Account pursuant to Section 3.05(a).

As further compensation for its activities hereunder, the Special Servicer shall be entitled to receive the Workout Fee with respect to each Corrected Mortgage Loan.  As to each Corrected Mortgage Loan, the Workout Fee shall be payable out of, and shall be calculated by application of the Workout Fee Rate to, each payment of interest (other than Default Interest and Excess Interest) and principal received from the related Mortgagor on such Mortgage Loan for so long as it remains a Corrected Mortgage Loan.  The Workout Fee with respect to any such Corrected Mortgage Loan will cease to be payable if a new Servicing Transfer Event occurs with respect thereto or if the related Mortgaged Property becomes a REO Property; provided that a new Workout Fee would become payable if and when the subject Loan again became a Corrected Mortgage Loan.  If the Special Servicer is terminated, including pursuant to Section 3.23, or resigns in accordance with Section 6.04, it shall retain the right to receive any and all Workout Fees payable in respect of (i) any Mortgage Loans serviced by it that became Corrected Mortgage Loans during the period that it acted as Special Servicer and that were still Corrected Mortgage Loans at the time of such termination or resignation and (ii) any Specially Serviced Mortgage Loans for which such Special Servicer has resolved the circumstances and/or conditions causing any such Mortgage Loan to be a Specially Serviced Mortgage Loan, but that had not as of the time the Special Servicer was terminated become a Corrected Mortgage Loan solely because the related Mortgagor had not made three consecutive timely Monthly Payments and that subsequently becomes a Corrected Mortgage Loan as a result of the related Mortgagor making such three consecutive timely monthly payments (and the successor to the Special Servicer shall not be entitled to any portion of such Workout Fees), in each case until the Workout Fee for any such loan ceases to be payable in accordance with the preceding sentence; provided that, in the case of any Specially Serviced Mortgage Loan described in clause (ii) of this sentence, the terminated Special Servicer shall immediately deliver the related Servicing File to the Master Servicer, and the Master Servicer shall (without further compensation) monitor that all conditions precedent to such Mortgage Loan’s becoming a Corrected Mortgage Loan are satisfied and, further, shall immediately transfer such Servicing File to the new Special Servicer if and when it becomes apparent to the Master Servicer that such conditions precedent will not be satisfied.  Notwithstanding the foregoing, the Special Servicer will not be entitled to any Workout Fees in the event that the Special Servicer is terminated for cause.

As further compensation for its activities hereunder, the Special Servicer shall also be entitled to receive a Liquidation Fee with respect to each Specially Serviced Mortgage Loan or REO Loan as to which it receives any full, partial or discounted payoff from the related Mortgagor or any Insurance Proceeds, Condemnation Proceeds or Liquidation Proceeds. Notwithstanding the foregoing and for the avoidance of doubt, no Liquidation Fee shall be payable based upon, or out of, Liquidation Proceeds received in connection with (i) the repurchase of, or substitution for, any Mortgage Loan by the Mortgage Loan Seller for a breach of representation or warranty or for defective or deficient mortgage loan documentation, if such repurchase or substitution occurs not later than the later of (x) 180 days after the discovery or receipt of notice by the Mortgage Loan Seller of the Material Document Defect or Material Breach, as applicable, that gave rise to the particular repurchase or substitution obligation, and

(y) the expiration of the time period (or extension thereof) provided for such repurchase or substitution if such repurchase or substitution occurs prior to the termination of any applicable extended resolution period, (ii) the purchase of any Specially Serviced Mortgage Loan by the holder of any related mezzanine loan, pursuant to the related mezzanine loan intercreditor agreement, within the ninety days following the date that such holder’s option to purchase such Specially Serviced Mortgage Loan first becomes exercisable, (iii) the purchase of all of the Mortgage Loans and REO Properties in connection with an optional termination of the Trust, (iv) the purchase of any Specially Serviced Mortgage Loan by the Special Servicer or any Affiliate thereof (other than the Majority Certificateholder of the Controlling Class), or (v) the purchase of any Specially Serviced Mortgage Loan or related REO Property, by the Majority Certificateholder of the Controlling Class or any affiliate thereof (other than the Special Servicer), if such purchase occurs within ninety days after the date on which the Special Servicer delivers to the Majority Certificateholder of the Controlling Class for its approval the initial Asset Status Report with respect to such Specially Serviced Mortgage Loan; provided, further, that, for the avoidance of doubt, the Special Servicer may not receive a Workout Fee and a Liquidation Fee with respect to the same proceeds collected on a Mortgage Loan or REO Loan.

The Special Servicer’s right to receive any Special Servicing Fee, Workout Fee and/or Liquidation Fee to which it is entitled may not be transferred in whole or in part except in connection with the transfer of all of the Special Servicer’s responsibilities and obligations under this Agreement and except as otherwise expressly provided herein.

(d)  The Special Servicer shall be entitled to receive the following items as additional special servicing compensation (the following items, collectively, the “Additional Special Servicing Compensation”):

(i)  any and all Net Default Charges collected with respect to a Specially Serviced Mortgage Loan or REO Loan;

(ii)  any and all Net Assumption Fees, Net Assumption Application Fees, Net Modification Fees, Net Modification Application Fees, substitution fees, extension fees, consent fees, waiver fees, earnout fees, late payment charges and charges for beneficiary statements or demands that accrue on or with respect to a Specially Serviced Mortgage Loan or REO Loan and are actually paid by the related Borrower;

(iii)  [___]% of any and all Net Assumption Fees, modification fees, extension fees, consent fees and waiver fees that are actually received on or with respect to a Performing Loan;

(iv)  interest or other income earned on deposits in the Special Servicer’s applicable REO Account in accordance with Section 3.06(b) but only to the extent of the Net Investment Earnings, if any, with respect to such REO Account for each Collection Period); and

(v)  [___]% of any and all substitution fees (net of any costs incurred in connection with any substitution) collected on a Performing Loan.

Notwithstanding the foregoing with respect to the fees referenced in the immediately preceding clauses (iii) and (v), the Special Servicer shall not be entitled to such fees unless the Master Servicer was required to seek the approval or consent of the Special Servicer pursuant to this Agreement with respect to any consent, extension, modification or waiver related to any such fee.

To the extent that any of the amounts described in the preceding paragraph are collected by the Master Servicer with respect to a Specially Serviced Mortgage Loan, the Master Servicer shall promptly pay such amounts to the Special Servicer and shall not be required to deposit such amounts in the Certificate Account.

(e)  The Master Servicer and the Special Servicer shall each be required (subject to Section 3.11(h) below) to pay out of its own funds all expenses incurred by it in connection with its servicing activities hereunder (including payment of any amounts due and owing to any Sub-Servicers retained by it (including any termination fees) and the premiums for any blanket policy or the standby fee or similar premium, if any, for any master force placed policy obtained by it insuring against hazard losses pursuant to Section 3.07(b)), if and to the extent such expenses are not payable directly out of the Certificate Account, the Reserve Accounts or a REO Account, and neither the Master Servicer nor the Special Servicer shall be entitled to reimbursement for any such expense incurred by it except as expressly provided in this Agreement.  If the Master Servicer is required to make any Servicing Advance hereunder at the direction of the Special Servicer in accordance with Section 3.03(c), Section 3.19 or otherwise, the Special Servicer shall promptly provide the Master Servicer with such documentation regarding the subject Servicing Advance as the Master Servicer may reasonably request.

(f)  If the Master Servicer is required under this Agreement to make a Servicing Advance, but does not do so within ten days after such Advance is required to be made, the Trustee shall, if it has actual knowledge of such failure on the part of the Master Servicer give notice of such failure to the defaulting party.  If such Advance is not made by the Master Servicer within [___] Business Days after such notice, then (subject to Section 3.11(h) below) the Trustee shall make such Advance.  Any failure by the Master Servicer to make a Servicing Advance it is required to make hereunder shall constitute an Event of Default by the Master Servicer, subject to and as provided in Section 7.01(a).

(g)  The Master Servicer, the Special Servicer and the Trustee shall each be entitled to receive interest at the Reimbursement Rate in effect from time to time, accrued on the amount of each Advance made thereby (with its own funds), for so long as such Advance is outstanding.  Such interest with respect to any Advances shall be payable:  (i) first, in accordance with Sections 3.05 and 3.27, out of any Default Charges subsequently collected on or in respect of the Mortgage Pool; and (ii) then, after such Advance is reimbursed, but only if and to the extent that such Default Charges are insufficient to cover such Advance Interest, out of general collections on the Mortgage Loans and REO Properties on deposit in the Certificate Account.  The Master Servicer shall reimburse itself, the Special Servicer or the Trustee, as appropriate, for any Advance made by any such Person as soon as practicable after funds available for such purpose are deposited into the Certificate Account.  Notwithstanding anything herein to the contrary, no interest shall be payable with respect to any P&I Advance of a payment due on a

Mortgage Loan during the applicable grace period and interest shall cease to accrue on any Workout-Delayed Reimbursement Amount to the extent such amount has been reimbursed from principal collections in accordance with Section 3.05.

(h)  Notwithstanding anything to the contrary set forth herein, none of the Master Servicer, the Special Servicer or the Trustee shall be required to make any Servicing Advance that it determines in its reasonable, good faith judgment would constitute a Nonrecoverable Servicing Advance.  The determination by any Person with an obligation hereunder to make Servicing Advances (or a determination by the Special Servicer with respect to such Person) that it has made a Nonrecoverable Servicing Advance or that any proposed Servicing Advance, if made, would constitute a Nonrecoverable Servicing Advance, shall be made by such Person in its reasonable, good faith judgment and shall be evidenced by an Officer’s Certificate delivered promptly to the Depositor, and the Trustee (unless it is the Person making such determination), which shall provide a copy thereof to the Directing Certificateholder, setting forth the basis for such determination, accompanied by a copy of an Appraisal of the related Mortgaged Property or REO Property performed within the 12 months preceding such determination, and further accompanied by any other information, including engineers’ reports, environmental surveys or similar reports, that such Person may have obtained and that support such determination.  Notwithstanding the foregoing, the Trustee shall be entitled to conclusively rely on any determination of nonrecoverability that may have been made by the Master Servicer and shall conclusively rely on any determination of nonrecoverability made by the Special Servicer with respect to a particular Servicing Advance, and the Master Servicer shall conclusively rely on any determination of nonrecoverability that may have been made by the Special Servicer with respect to a particular Servicing Advance.  A copy of any such Officer’s Certificate (and accompanying information) of the Master Servicer shall also be delivered promptly to the Special Servicer, a copy of any such Officer’s Certificate (and accompanying information) of the Special Servicer shall also be promptly delivered to the Master Servicer, and a copy of any such Officer’s Certificates (and accompanying information) of the Trustee shall also be promptly delivered to the Master Servicer and the Special Servicer.  The Master Servicer shall consider Unliquidated Advances in respect of prior Servicing Advances for purposes of nonrecoverability determinations as if such Unliquidated Advances were unreimbursed Servicing Advances.

(i)  Notwithstanding anything to the contrary set forth herein, the Master Servicer may (and, at the direction of the Special Servicer if a Specially Serviced Mortgage Loan or a REO Property is involved, shall) pay directly out of the Certificate Account, in accordance with Section 3.05, any servicing expense that, if paid by the Master Servicer or the Special Servicer, would constitute a Nonrecoverable Servicing Advance; provided that the Master Servicer (or the Special Servicer, if a Specially Serviced Mortgage Loan or a REO Property is involved) has determined in accordance with the Servicing Standard that making such payment is in the best interests of the Certificateholders, as evidenced by an Officer’s Certificate delivered promptly to the Depositor and the Trustee, which shall provide a copy thereof to the Directing Certificateholder, setting forth the basis for such determination and accompanied by any information that such Person may have obtained that supports such determination.  A copy of any such Officer’s Certificate (and accompanying information) of the Master Servicer shall also be delivered promptly to the Special Servicer, and a copy of any such Officer’s Certificate (and accompanying information) of the Special Servicer shall also be promptly delivered to the Master Servicer.

Section 3.12  Inspections; Collection of Financial Statements.

(a)  The Special Servicer shall perform or cause to be performed a physical inspection of a Mortgaged Property as soon as practicable (but in any event not later than [___] days) after the related Mortgage Loan becomes a Specially Serviced Mortgage Loan (and, in cases where the related Mortgage Loan has become a Specially Serviced Mortgage Loan, the Special Servicer shall continue to perform or cause to be performed a physical inspection of the subject Mortgaged Property at least once per calendar year thereafter for so long as the related Mortgage Loan remains a Specially Serviced Mortgage Loan or if such Mortgaged Property becomes a REO Property); provided that the Special Servicer shall be entitled to reimbursement of the reasonable and direct out-of-pocket expenses incurred by it in connection with each such inspection as Servicing Advances.  Beginning in 201[__], the Master Servicer shall at its expense perform or cause to be performed an inspection of each Mortgaged Property at least once per calendar year (or, in the case of each Mortgage Loan with an unpaid principal balance of under $[________], once every two years), if the Special Servicer has not already done so during that period pursuant to the preceding sentence.  Notwithstanding the two immediately preceding sentences, the Special Servicer with respect to any Mortgaged Property where the related Mortgage Loan is a Specially Serviced Mortgage Loan and/or any REO Property shall inspect the related Mortgaged Property or REO Property immediately after the debt service coverage ratio with respect to such Mortgaged Property or REO Property falls below 1.0x.  The costs of each such inspection incurred by the Special Servicer shall be reimbursable first from Default Charges and then to the extent such Default Charges are insufficient out of general collections.  To the extent such costs are to be reimbursed from general collections, such costs shall constitute an Additional Trust Fund Expense.  The Master Servicer and the Special Servicer shall each prepare a written report of each such inspection performed by it or on its behalf that sets forth in detail the condition of the Mortgaged Property and that specifies the occurrence or existence of:  (i) any sale, transfer or abandonment of the Mortgaged Property of which the Master Servicer or the Special Servicer, as the case may be, is aware, (ii) any change in the condition or occupancy of the Mortgaged Property that the Master Servicer or the Special Servicer, as the case may be, in accordance with the Servicing Standard, is aware of and considers material, or (iii) any waste committed on the Mortgaged Property that the Master Servicer or the Special Servicer, as the case may be, in accordance with the Servicing Standard, is aware of and considers material.  Upon request of the Trustee, the Master Servicer and the Special Servicer shall each deliver to the Trustee a copy (or image in suitable electronic media) of each such written report prepared by it, in each case within [___] days following the request (or, if later, within [___] days following the later of completion of the related inspection if the inspection is performed by the Master Servicer or the Special Servicer, as the case may be, or receipt of the related inspection report if the inspection is performed by a third party).  Upon request, the Trustee shall request from the Master Servicer or the Special Servicer, as the case may be, and, to the extent such items have been delivered to the Trustee by the Master Servicer or the Special Servicer, as the case may be, deliver, upon request, to each of the Depositor, the Mortgage Loan Seller, the Directing Certificateholder, any Certificateholder or, if the Trustee has in accordance with Section 5.06(b) confirmed the Ownership Interest in Certificates held thereby, any Certificate

Owner, a copy (or image in suitable electronic media) of each such written report prepared by the Master Servicer or the Special Servicer.

(b)  Commencing with respect to the calendar quarter ended [____________], the Special Servicer, in the case of any Specially Serviced Mortgage Loan, and the Master Servicer, in the case of each Performing Loan, shall make reasonable efforts to collect promptly (and, in any event, shall attempt to collect within [__] days following the end of the subject quarter or [__] days following the end of the subject year) from each related Mortgagor quarterly and annual operating statements, budgets and rent rolls of the related Mortgaged Property, and quarterly and annual financial statements of such Mortgagor, to the extent required pursuant to the terms of the related Mortgage.  In addition, the Special Servicer shall cause quarterly and annual operating statements, budgets and rent rolls to be regularly prepared in respect of each REO Property and shall collect all such items promptly following their preparation.  The Special Servicer shall deliver copies (or images in suitable electronic media) of all of the foregoing items so collected or obtained by it to the Master Servicer within [__] days of its receipt thereof.

Within [__] days after receipt by the Master Servicer from the related Mortgagors or otherwise, as to Performing Loans, and within [__] days after receipt by the Special Servicer or otherwise, as to Specially Serviced Mortgage Loans and REO Properties, of any annual operating statements or rent rolls with respect to the related Mortgaged Property or REO Property, the Master Servicer (or the Special Servicer, with respect to any Specially Serviced Mortgage Loan or REO Property) shall, based upon such operating statements or rent rolls, prepare (or, if previously prepared, update) the related CREFC Operating Statement Analysis Report.  The Special Servicer shall remit a copy of each CREFC Operating Statement Analysis Report prepared or updated by it (within [___] days following the initial preparation and each update thereof), together with, if so requested, the underlying operating statements and rent rolls, to the Master Servicer in a format reasonably acceptable to the Master Servicer and the Trustee.  All CREFC Operating Statement Analysis Reports relating to Performing Loans shall be maintained by the Master Servicer, and all CREFC Operating Statement Analysis Reports relating to any Specially Serviced Mortgage Loan and REO Property shall be maintained by the Special Servicer.  The Trustee shall, upon request, request from the Master Servicer (if necessary) and, to the extent such items have been delivered to the Trustee by the Master Servicer, deliver to the Directing Certificateholder and any Certificateholder or, if the Trustee has in accordance with Section 5.06 confirmed the Ownership Interest in the Certificates held thereby, any Certificate Owner, a copy of such CREFC Operating Statement Analysis (or update thereof) and, if requested, the related operating statement or rent rolls.

Within [__] days (or, in the case of items received from the Special Servicer with respect to Specially Serviced Mortgage Loans and REO Properties, [__] days) after receipt by the Master Servicer of any quarterly or annual operating statements with respect to any Mortgaged Property or REO Property, the Master Servicer (or the Special Servicer, with respect to any Specially Serviced Mortgage Loan or REO Property) shall prepare or update and forward to the Trustee (upon request), the Master Servicer (with respect to CREFC NOI Adjustment Worksheets prepared by the Special Servicer), the Special Servicer upon its request (with respect to CREFC NOI Adjustment Worksheets prepared by the Master Servicer) and the Directing Certificateholder upon its request (if the Directing Certificateholder and the Special Servicer are not the same entity), a CREFC NOI Adjustment Worksheet for such Mortgaged Property or REO

Property, together with, if so requested, the related operating statements (in an electronic format reasonably acceptable to the Trustee and the Special Servicer).

If, with respect to any Mortgage Loan (other than a Specially Serviced Mortgage Loan), the Special Servicer has any questions for the related Mortgagor based upon the information received by the Special Servicer pursuant to Section 3.12(a) or 3.12(b), the Master Servicer shall, in this regard and without otherwise changing or modifying its duties hereunder, reasonably cooperate with the Special Servicer in assisting the Special Servicer to contact and solicit information from such Mortgagor.

(c)  Not later than [___] p.m. (New York City time) on the [___] Business Day following each Determination Date, the Special Servicer shall prepare and deliver or cause to be delivered to the Master Servicer and the Directing Certificateholder, the following reports (or data files relating to reports of the Master Servicer) with respect to the Specially Serviced Mortgage Loans and any REO Properties for which it is responsible, providing the required information as of such Determination Date:  (i) a CREFC Property File; (ii) a CREFC Special Servicer Loan File (which, in each case, if applicable, will identify each Mortgage Loan by loan number and property name); and (iii) the CREFC REO Status Report.  In addition, the Special Servicer shall from time to time provide the Master Servicer with such information in the Special Servicer’s possession regarding the Specially Serviced Mortgage Loans and REO Properties as may be requested by the Master Servicer and is reasonably necessary for the Master Servicer to prepare each report and any supplemental information required to be provided by the Master Servicer to the Trustee.

(d)  Not later than [___] noon (New York City time) on the [___] Business Day following each Determination Date (or with respect to the CREFC Loan Periodic Update File, not later than 2:00 p.m. (New York City time) on the [___] Business Day following each Determination Date), the Master Servicer shall prepare (if and to the extent necessary) and deliver or cause to be delivered to the Trustee, the Special Servicer and the Directing Certificateholder (if the Directing Certificateholder is not the same entity as the Special Servicer), in a computer-readable medium downloadable by the Trustee, the Special Servicer and the Directing Certificateholder (or, in the case of the Trustee, at the Trustee’s written request, in a form reasonably acceptable to the recipient, including on a loan-by-loan basis), each of the files and reports listed in the definition of “CREFC Investor Reporting Package” (other than the CREFC Bond Level File and the CREFC Collateral Summary File, which are prepared by the Trustee), providing the most recent information with respect to the Mortgage Pool as of the related Determination Date (and which, in each case, if applicable, will identify each subject Mortgage Loan by loan number and property name).

The Master Servicer may, but is not required to, make any of the reports or files comprising the CREFC Investor Reporting Package (other than the CREFC Bond Level File and the CREFC Collateral Summary File, which are prepared by the Trustee) available each month on the Master Servicer’s website; provided that the Master Servicer shall e-mail such reports or files to the Directing Certificateholder until the Master Servicer’s website is established.  In connection with providing access to the Master Servicer’s website, the Master Servicer may require registration and the acceptance of a disclaimer and otherwise (subject to the preceding sentence) adopt reasonable rules and procedures, which may include, to the extent the Master

Servicer deems necessary or appropriate, conditioning access on execution of an agreement governing the availability, use and disclosure of such information, and which may provide indemnification to the Master Servicer for any liability or damage that may arise therefrom.

(e)  The Special Servicer shall deliver to the Master Servicer the reports set forth in Section 3.12(b) and Section 3.12(c), and the Master Servicer shall deliver to the Trustee and the Special Servicer the reports set forth in Section 3.12(d), in an electronic format reasonably acceptable to the Special Servicer, the Master Servicer and the Trustee.  The Master Servicer may, absent manifest error, conclusively rely on the reports to be provided by the Special Servicer pursuant to Section 3.12(b) and Section 3.12(c).  The Trustee may, absent manifest error, conclusively rely on the reports to be provided by the Master Servicer pursuant to Section 3.12(d).  In the case of information or reports to be furnished by the Master Servicer to the Trustee pursuant to Section 3.12(d), to the extent that such information or reports are, in turn, based on information or reports to be provided by the Special Servicer pursuant to Section 3.12(b) or Section 3.12(c) and to the extent that such reports are to be prepared and delivered by the Special Servicer pursuant to Section 3.12(b) or Section 3.12(c), the Master Servicer shall have no obligation to provide such information or reports to the Trustee until it has received the requisite information or reports from the Special Servicer, and the Master Servicer shall not be in default hereunder due to a delay in providing the reports required by Section 3.12(d) caused by the Special Servicer’s failure to timely provide any information or report required under Section 3.12(b) or Section 3.12(c).

(f)  Notwithstanding the foregoing, however, the failure of the Master Servicer or the Special Servicer to disclose any information otherwise required to be disclosed by this Section 3.12 shall not constitute a breach of this Section 3.12 to the extent the Master Servicer or the Special Servicer so fails because such disclosure, in the reasonable belief of the Master Servicer or the Special Servicer, as the case may be, would violate any applicable law or any provision of a Mortgage Loan document prohibiting disclosure of information with respect to the Mortgage Loans or Mortgaged Properties or would constitute a waiver of the attorney-client privilege on behalf of the Trust.  The Master Servicer and the Special Servicer may disclose any such information or any additional information to any Person so long as such disclosure is consistent with applicable law, the related loan documents and the Servicing Standard.  The Master Servicer or the Special Servicer may affix to any information provided by it any disclaimer it deems appropriate in its reasonable discretion (without suggesting liability on the part of any other party hereto).

(g)  The Depositor shall provide to the Master Servicer and the Trustee the initial data (as of the respective Due Dates for the Mortgage Loans in [____________]or the most recent earlier date for which such data is available) contemplated by the CREFC Loan Setup File, the CREFC Loan Periodic Update File, the CREFC Operating Statement Analysis Report and the CREFC Property File.  In addition, the Depositor shall cause the Mortgage Loan Seller to prepare (or cause to be prepared on its behalf) a CREFC Loan Set-Up File

(h)  If the Master Servicer or the Special Servicer is required to deliver any statement, report or information under any provision of this Agreement, the Master Servicer or the Special Servicer, as the case may be, may satisfy such obligation by (x) physically delivering a paper copy of such statement, report or information, (y) delivering such statement, report or information in a commonly used electronic format or (z) making such statement, report or information available on the Master Servicer’s internet website or the Trustee’s Website, unless this Agreement expressly specifies a particular method of delivery.  Notwithstanding the foregoing, the Trustee may request delivery in paper format of any statement, report or information required to be delivered to the Trustee and clause (z) shall not apply to the delivery of any information required to be delivered to the Trustee unless the Trustee consents to such delivery.

Section 3.13  [Reserved.]

Section 3.14  Access to Certain Information.

(a)  On or prior to each Distribution Date, based on information provided in monthly reports prepared by the Master Servicer and the Special Servicer and delivered to the Trustee by the Master Servicer (no later than 2:00 p.m., New York time on the second (2nd) Business Day prior to each Distribution Date), the Trustee shall prepare and make available to the general public on the Trustee’s Website (or, upon written request from any Certificateholder or Certificate Owner, provide to the requesting party, by first class mail) (i) the Distribution Date Statement for such Distribution Date, and (ii) a report containing information regarding the Mortgage Loans as of the end of the related Collection Period, which report shall contain substantially the categories of information regarding the Mortgage Loans set forth in Schedule I and shall be presented in tabular format substantially similar to the format utilized in such Schedule I which report may be included as part of the Distribution Date Statement.
In addition, the Trustee shall make available each month via the Trustee’s Website, to any Privileged Person (provided that the Distribution Date Statements, this Agreement and the Exchange Act Filings will be made available to the general public), or in the case of item (vi) below, solely to Certificateholders and Certificate Owners, the following items:

(i)  the following “deal documents”:

(A)  the Final Prospectus Supplement and the Private Placement Memorandum;

(B)  this Agreement, each sub-servicing agreement delivered to the Trustee since the Closing Date (if any), the Mortgage Loan Purchase Agreement and any amendments and exhibits hereto or thereto;

(ii)  the Exchange Act Filings;

(iii)  the following “periodic reports”:

(A)  the Distribution Date Statement; and

(B)  CREFC Reports, in each case, to the extent the Trustee has received or prepared such report or file;

(iv)  the following “additional documents”:

(A)  any third party reports (or updates thereto) delivered to the Trustee in electronic format;

(v)  the following “special notices”:

(A)  notice of any waiver, modification or amendment of any term of any Mortgage Loan;

(B)  notice of final payment on the Certificates;

(C)  all notices of the occurrence of any Events of Default received by the Trustee;

(D)  notice of termination or resignation of the Master Servicer, the Special Servicer or the Trustee (and appointments of successors to the Master Servicer, the Special Servicer or the Trustee);

(E)  any and all Officer’s Certificates and other evidence delivered to the Trustee to support the Master Servicer’s, or the Special Servicer’s, as the case may be, determination that any Advance was (or, if made, would be) a Nonrecoverable Advance;

(F)  any notice of the termination of the Trust;

(G)  all of the annual compliance statements and annual assessments as to compliance delivered to the Trustee since the Closing Date pursuant to Section 11.9 and Section 11.10, respectively;

(H)  all of the annual independent public accountants’ servicing reports caused to be delivered to the Trustee since the Closing Date pursuant to Section 11.11; and

(I)  any other information delivered to the Trustee pursuant to any other section of this Agreement, which other section expressly provides for posting of such information on the Trustee’s Website;

(vi)  the Investor Q&A Forum; and

(vii)  solely to Certificateholders and Certificate Owners, the Investor Registry.

The Trustee makes no representations or warranties as to the accuracy or completeness of such information and assumes no responsibility therefor.  In addition, the Trustee may disclaim responsibility for any information distributed by the Trustee for which it is not the original source.  In connection with providing access to the Trustee’s Website, the Trustee may require registration and acceptance of a disclaimer that the Trustee will make no representations or warranties as to the accuracy or completeness of information provided by it that was based, in whole or in part, on information received from third parties, and will assume no responsibility for them.  The Trustee shall not be liable for the dissemination of information in accordance with this Agreement.

The Trustee may provide such information through means other than (and in lieu of) the Trustee’s Website; provided that (i) the Depositor shall have consented to such alternative means and (ii) Certificateholders shall have received notice of such alternative means (which notice may be given via the Trustee’s Website).

Any Certificateholder or Certificate Owner that is a Mortgagor, a manager, an Affiliate of a Mortgagor or a manager, or an agent of any of the foregoing shall be entitled to access only the Distribution Date Statements, this Agreement and the Exchange Act Filings on the Trustee’s Website.  The provisions in this section shall not limit the Master Servicer’s ability to make accessible certain information (other than Privileged Information) regarding the Mortgage Loans at a website maintained by the Master Servicer.

(b)  Within a reasonable period of time after the end of each calendar year, the Trustee shall furnish to each Person who at any time during the calendar year was a Holder of a Certificate a statement containing the information as to the applicable Class set forth in clauses (i), and (ii) of the definition of “Distribution Date Statement” aggregated for such calendar year or applicable portion thereof during which such person was a Certificateholder, together with such other information as the Trustee determines to be necessary to enable Certificateholders to prepare their tax returns for such calendar year.  Such obligation of the Trustee shall be deemed to have been satisfied to the extent that substantially comparable information shall be provided by the Trustee pursuant to any requirements of the Code as from time to time are in force.

(c)  The Trustee shall make available, only to Privileged Persons, the Investor Q&A Forum.  The “Investor Q&A Forum” shall be a service available on the Trustee’s Website, where Certificateholders, Certificate Owners and prospective purchasers of Certificates may (i)(A)  submit questions to the Trustee relating to the Distribution Date Statement and (B)  the Master Servicer or the Special Servicer, as applicable, relating to the servicing reports prepared by that party and being made available pursuant to this Section 3.14, the Mortgage Loans or the Mortgaged Properties (each an “Inquiry” and collectively, “Inquiries”), and (ii) view Inquiries that have been previously submitted and answered, together with the answers thereto.  Upon receipt of an Inquiry for the Master Servicer or the Special Servicer, the Trustee shall forward the Inquiry the Master Servicer or the Special Servicer, as applicable, in each case within a commercially reasonable period following receipt thereof.  Following receipt of an Inquiry, the Trustee, the Master Servicer or the Special Servicer, as applicable, unless it determines not to answer such Inquiry as provided below, shall reply to the Inquiry, which reply of the Master Servicer or Special Servicer shall be by email to the Trustee.  The Trustee shall post (within a commercially reasonable period following preparation or receipt of such answer, as the case may be) such Inquiry with the related answer to the Trustee’s Website.  If the Trustee, the Master Servicer or the Special Servicer determines, in its respective sole discretion, that (i) any Inquiry is not of a type described above, (ii) answering any Inquiry would not be in the best interests of the Trust and/or the Certificateholders, (iii) answering any Inquiry would be in violation of applicable law, this Agreement (including the confidentiality provisions and restrictions on release of Privileged Information contained in this Agreement) or the applicable Mortgage Loan documents, (iv) answering any Inquiry would materially increase the duties of, or result in significant additional cost or expense to, the Trustee, the Master Servicer or the Special Servicer, as applicable, or (v) answering any Inquiry is otherwise, for any reason, not advisable to answer, it shall not be required to answer such Inquiry and, in the case of the Master Servicer or the Special Servicer, shall promptly notify the Trustee.  The Trustee shall notify the Person who submitted such Inquiry if the Inquiry will not be answered.  The Trustee shall not be required to post to the Trustee’s Website any Inquiry or answer thereto that the Trustee determines, in its sole discretion, is administrative or ministerial in nature, and no party shall post or otherwise disclose direct communications with the Controlling Class Representative or a Loan-Specific Directing Holder as part of its response to any Inquiries.  The Investor Q&A Forum will not reflect questions, answers and other communications which are not submitted via the Trustee’s Website.  Answers posted on the Investor Q&A Forum shall be attributable only to the respondent, and no other Person will certify as to the accuracy of any of the information posted in the Investor Q&A Forum that is based, in whole or in part, on information received from third parties.  Rating Agencies and other NRSROs that provide an NRSRO Certification may have access to the Investor Q&A Forum but will not have a means to submit questions on the Investor Q&A Forum.

(d)  The Trustee shall make available to any Certificateholder and Certificate Owner (other than a Mortgagor, a manager, an Affiliate of a Mortgagor or a manager, or an agent of any of the foregoing), the Investor Registry.  The “Investor Registry” shall be a voluntary service available on the Trustee’s Website, where Certificateholders and Certificate Owners can register and thereafter obtain information with respect to any other Certificateholder or Certificate Owner that has so registered.  Any person registering to use the Investor Registry will be required to certify that (a) it is a Certificateholder or a Certificate Owner and (b) it grants authorization to the Trustee to make its name and contact information available on the Investor Registry for at least forty-five (45) days from the date of such certification to other registered Certificateholders and registered Certificate Owners.  Such Person shall then be asked to enter certain mandatory fields such as the individual’s name, the company name and email address, as well as certain optional fields such as address, phone, and Class(es) of Certificates owned.  If any Certificateholder or Certificate Owner notifies the Trustee that it wishes to be removed from the Investor Registry (which notice may not be within forty-five (45) days of its registration), the Trustee shall promptly remove it from the Investor Registry.  The Trustee will not be responsible for verifying or validating any information submitted on the Investor Registry, or for monitoring or otherwise maintaining the accuracy of any information thereon.  The Trustee may require acceptance of a waiver and disclaimer for access to the Investor Registry.  Rating Agencies and other NRSROs shall not have access to the Investor Registry.

(e)  Notwithstanding the foregoing, in no event shall any provision of this Agreement be construed to require the Master Servicer, the Special Servicer or the Trustee to produce any ad hoc or non-standard written reports (in addition to the CREFC Reports, inspection reports and other specific periodic reports otherwise required).  If the Master Servicer, the Special Servicer or the Trustee elects to provide any ad hoc or non-standard reports, it may require the Person requesting such report to pay a reasonable fee to cover the costs of the preparation thereof.

(f)  Upon filing with the Internal Revenue Service, the Trustee shall furnish to the Holders of the Class R Certificates the Form 1066 for the REMIC and shall furnish the related Schedules Q thereto at the times required by the Code or the Internal Revenue Service, and shall provide from time to time such information and computations with respect to the entries on such forms as any Holder of the Class R Certificates may reasonably request.

(g)  The specification of information to be furnished by the Trustee in this Section 3.14 (and any other terms of this Agreement requiring or calling for delivery or reporting of information by the Trustee to Certificateholders and Certificate Owners) shall not limit the Trustee in furnishing, and the Trustee is hereby authorized to furnish, to any Privileged Person any other information (such other information, collectively, “Additional Information”) with respect to the Mortgage Loans, the Mortgaged Properties or the Trust as may be provided to it by the Depositor, the Master Servicer or the Special Servicer or gathered by it in any investigation or other manner from time to time, provided that (A) while there exists any Event of Default, any such Additional Information shall only be furnished with the consent or at the request of the Depositor (to the extent such information is requested by a Certifying Certificateholder), (B) the Trustee shall be entitled to indicate the source of all information furnished by it, and the Trustee may affix thereto any disclaimer it deems appropriate in its sole discretion (together with any warnings as to the confidential nature and/or the uses of such information as it may, in its sole discretion, determine appropriate), (C) the Trustee may notify any Privileged Person of the availability of any such information in any manner as it, in its sole discretion, may determine, (D) the Trustee shall be entitled (but not obligated) to require payment from each recipient of a reasonable fee for, and its out of pocket expenses incurred in connection with, the collection, assembly, reproduction or delivery of any such Additional Information, (E) the Trustee shall be entitled to distribute or make available such Additional Information in accordance with such reasonable rules and procedures as it may deem necessary or appropriate (which may include the requirement that an agreement that provides such information shall be used solely for purposes of evaluating the investment characteristics or valuation of the Certificates be executed by the recipient, if and to the extent the Trustee deems the same to be necessary or appropriate), and (F) the delivery of Additional Information shall in no event violate the confidentiality provisions and restrictions on release of Privileged Information contained in this Agreement.  Nothing herein shall be construed to impose upon the Trustee any obligation or duty to furnish or distribute any Additional Information to any Person in any instance, and the Trustee shall neither have any liability for furnishing nor for refraining from furnishing Additional Information in any instance.  The Trustee shall be entitled (but not required) to request and receive direction from the Depositor as to the manner of delivery of any such Additional Information, if and to the extent the Trustee deems necessary or advisable, and to require that any consent, direction or request given to it pursuant to this Section be made in writing.  The Trustee shall not be obligated to determine whether any information submitted or delivered to it constitutes Privileged Information, and shall not have any liability for posting to the Trustee’s Website any Privileged Information received from a third party in accordance with this Agreement, unless such Privileged Information is clearly identified as such to the Trustee upon delivery thereto.  The Master Servicer and the Special Servicer shall not deliver any Privileged Information to the Trustee.

(h)  The Depositor hereby authorizes the Trustee to make available to the Financial Market Publishers or such other vendor chosen by the Depositor upon delivery by such vendor to the Trustee of a certification in the form of Exhibit S hereto, all the Distribution Date Statements, CREFC Reports and supplemental notices delivered or made available pursuant to this Section 3.14 to Privileged Persons.

Subject to Section 8.12,  upon advance written request, if required by federal regulation, of any Certificateholder that is a savings association, bank, or insurance company, the Trustee shall provide (to the extent in its possession) to each such Certificateholder such reports and access to non-privileged information and documentation regarding the Mortgage Loans and the Certificates as such Certificateholder may reasonably deem necessary to comply with applicable regulations of OTS or successor or other regulatory authorities with respect to investment in the Certificates; provided that the Trustee shall be entitled to be reimbursed by such Certificateholder for the Trustee’s actual expenses incurred in providing such reports and access.

Section 3.15  Exchange Act Rule 17g-5 Procedures.

(a)  Except as otherwise expressly and specifically provided in this Agreement or as required by law, none of the Depositor, the Master Servicer, the Special Servicer, the Certificate Registrar, the Trustee or the Custodian shall provide any information relevant to the Rating Agencies’ surveillance of the Certificates or the Mortgage Loans directly to, or communicate with, either orally or in writing, any Rating Agency regarding the Certificates or the Mortgage Loans, including, but not limited to, providing responses to inquiries from a Rating Agency regarding the Certificates or the Mortgage Loans relevant to such Rating Agency’s surveillance of the Certificates.  To the extent that a Rating Agency makes an inquiry or initiates communications with any such party regarding the Certificates or the Mortgage Loans relevant to such Rating Agency’s surveillance of the Certificates, all responses to such inquiries or communications from such Rating Agency shall be made in writing by the responding party and delivered to the 17g-5 Information Provider electronically as provided in Section 3.15(g), which written response the 17g-5 Information Provider shall post to the 17g-5 Information Provider’s Website within two (2) Business Days of receipt, after the end of which time period such responding party may provide such response to such Rating Agency in accordance with the delivery instructions set forth herein; provided that the foregoing shall not apply to Inquiries and responses thereto submitted and answered pursuant to the “Rating Agency Q&A Forum and Servicer Document Request Tool”.

(b)  To the extent that any party to this Agreement is required to provide any information to, or communicate with, any Rating Agency in accordance with its obligations under this Agreement or applicable law, such party shall provide such information or communication to the 17g-5 Information Provider electronically as provided in Section 3.15(g), and the 17g-5 Information Provider shall upload such information or communication to the 17g-5 Information Provider’s Website within two (2) Business Days of receipt, after the end of which time period the applicable party may send such information to such Rating Agency in accordance with the delivery instructions set forth herein.  The foregoing shall include any Rating Agency Communication provided pursuant to this Agreement. The 17g-5 Information Provider shall notify each other party to this Agreement in writing of any change in the identity or contact information of the 17g-5 Information Provider.  Any Rating Agency Confirmation request shall be made in accordance with Section 12.05(b)].

(c)  Each of the 17g-5 Information Provider, the Master Servicer, the Special Servicer, the Certificate Registrar, the Trustee and the Custodian (each, an “Indemnifying Party”) hereby expressly agrees to indemnify and hold harmless the Depositor, the Mortgage Loan Sellers, the Underwriters, the Initial Purchasers and their respective officers, directors, shareholders, members, managers, employees, agents, Affiliates and controlling persons, and the Trust (each, for purposes of this Section 3.15(c), an “Indemnified Party”), from and against any and all losses, liabilities, damages, claims, judgments, costs, fees, penalties, fines, forfeitures or other expenses (including reasonable legal fees and expenses), to which any such Indemnified Party may become subject, under the Securities Act, the Exchange Act, by contract or otherwise, insofar as such losses, liabilities, damages, claims, judgments, costs, fees, penalties, fines, forfeitures or other expenses (including reasonable legal fees and expenses) arise out of or are based upon (i) such Indemnifying Party’s breach of Section 3.15(a), Section 3.15(b), Section 3.15(f) or Section 12.05 or any other provision of this Agreement relating to the delivery of any information or communication for posting on, or the posting of any information or communication to, the 17g-5 Information Provider’s Website, or (ii) if the Indemnifying Party is the 17g-5 Information Provider, any negligence, willful misconduct or bad faith on its part in connection with establishing, posting information and communications to, granting access to, and otherwise performing its obligations and duties hereunder with respect to, the 17g-5 Information Provider’s Website, or (iii) a determination by any Rating Agency that it cannot reasonably rely on representations made by the Depositor or any Affiliate thereof pursuant to Exchange Act Rule 17g-5(a)(3), to the extent caused by any such breach referred to in clause (i) above by, or any negligence, willful misconduct or bad faith referred to in clause (ii) above on the part of, the applicable Indemnifying Party, and will reimburse such Indemnified Party for any legal or other expenses reasonably incurred by such Indemnified Party in connection with investigating or defending any such action or claim, as such expenses are incurred.

(d)  None of the Depositor, the Sellers, the Master Servicer, the Special Servicer, the Certificate Registrar, the Trustee (if it is not also the 17g-5 Information Provider) or the Custodian shall have any liability for (i) the 17g-5 Information Provider’s failure to post information provided by the Depositor, the Master Servicer, the Special Servicer, the Certificate Registrar, the Trustee (if it is not also the 17g-5 Information Provider) or the Custodian in accordance with the terms of this Agreement, or (ii) any malfunction or disabling of the 17g-5 Information Provider’s Website.
(e)  None of the foregoing restrictions in this Section 3.15 prohibit or restrict oral or written communications, or providing information, between the Master Servicer or the Special Servicer, on the one hand, and any Rating Agency, on the other hand, with regard to (i) such Rating Agency’s review of the ratings it assigns to the Master Servicer or the Special Servicer, as applicable, (ii) such Rating Agency’s approval of the Master Servicer or the Special Servicer, as applicable, as a commercial mortgage master, special or primary servicer or (iii) such Rating Agency’s evaluation of the Master Servicer’s or the Special Servicer’s, as applicable, servicing operations in general; provided, however, that the Master Servicer or the Special Servicer, as applicable, shall not provide any information relating to the Certificates or the Mortgage Loans to such Rating Agency in connection with such review and evaluation by such Rating Agency unless borrower, property or deal specific identifiers are redacted.

(f)  The 17g-5 Information Provider shall, at all times that any Certificates are outstanding and rated by a Rating Agency, maintain the 17g-5 Information Provider’s Website,

and grant access thereto to the Rating Agencies and the other NRSROs, in accordance with this Agreement.

(g)  The 17g-5 Information Provider shall post on the 17g-5 Information Provider’s Website and make available solely to the Rating Agencies and other NRSROs the following items, to the extent such items are delivered to it in an electronic document format suitable for website posting (and the parties required to deliver the following information to the 17g-5 Information Provider agree to do so) via electronic mail at [_____], specifically with a subject reference of “BAMLCM 201[_]-[_]” and an identification of the type of information being provided in the body of such electronic mail; or via any alternative electronic mail address following notice to the parties hereto or any other delivery method established or approved by the 17g-5 Information Provider if or as may be necessary or beneficial:

(i)  any and all Officer’s Certificates and other evidence delivered to the 17g-5 Information Provider to support the Master Servicer’s, the Trustee’s or the Special Servicer’s, as the case may be, determination that any Advance was (or, if made, would be) a Nonrecoverable Advance and notices of a determination to reimburse Nonrecoverable Advances from sources other than principal collections;

(ii)  any third party reports delivered to the 17g-5 Information Provider;

(iii)  all of the annual compliance statements and annual assessments as to compliance delivered to the 17g-5 Information Provider since the Closing Date pursuant to Section 11.09 and Section 11.10, respectively;

(iv)  all of the annual independent public accountants’ servicing reports caused to be delivered to the 17g-5 Information Provider since the Closing Date pursuant to Section 11.11;

(v)  copies of any Rating Agency Communications that are delivered to the 17g-5 Information Provider;

(vi)  copies of any questions or requests submitted by the Rating Agencies directed toward the Master Servicer, Special Servicer, or Trustee and the responses thereto;

(vii)  all notices of termination, resignation or assignment of rights and duties of the Master Servicer, the Special Servicer or the Trustee (and appointments of successors to the Master Servicer, the Special Servicer or the Trustee) received by the 17g-5 Information Provider;

(viii)  all notices of the occurrence of an Event of Default;

(ix)  all notices of merger or consolidation of the Master Servicer, the Special Servicer or the Trustee (and appointments of successors to the Master Servicer, the Special Servicer or the Trustee) received by the 17g-5 Information Provider;

(x)  any notice of any amendment of this Agreement pursuant to Section 12.01;

(xi)  any notice or other information provided to any Rating Agency pursuant to Section 12.05;

(xii)  any Initial Certification, Final Certification and updated schedule of exceptions received by the 17g-5 Information Provider pursuant to Section 2.03;

(xiii)  notice of any Material Breach or Material Document Defect, and notice of any repurchase or replacement of a Mortgage Loan in connection therewith,  received by the 17g-5 Information Provider pursuant to Section 2.03;

(xiv)  any requests for a Rating Agency Confirmation that are delivered to the 17g-5 Information Provider pursuant to Section 12.05;

(xv)  any other information delivered to the 17g-5 Information Provider pursuant to this Agreement, including pursuant to Section 3.15(a) and Section 3.15(b); and

(xvi)  the Rating Agency Q&A Forum and Servicer Document Request Tool.

The foregoing information shall be made available by the 17g-5 Information Provider on the 17g-5 Information Provider’s Website (a link to which shall be provided on [_____]’s website at [_____] or such other website as the Depositor may notify the parties hereto in writing).  Information will be posted to the 17g-5 Information Provider’s Website on the same Business Day of receipt, provided that such information is received by 12:00 p.m. (eastern time) or, if received after 12:00 p.m., on the next Business Day.  The 17g-5 Information Provider shall have no obligation or duty to verify, confirm or otherwise determine whether the information being delivered is accurate, complete, conforms to the transaction, or otherwise is or is not anything other than what it purports to be.  If any information is delivered or posted in error, the 17g-5 Information Provider may remove it from the 17g-5 Information Provider’s Website.  The Trustee and the 17g-5 Information Provider have not obtained and shall not be deemed to have obtained actual knowledge of any information only by receipt and posting to the 17g-5 Information Provider’s Website.  Access will be provided by the 17g-5 Information Provider to the Rating Agencies and other NRSROs upon receipt of an NRSRO Certification (which certification may be submitted electronically via the 17g-5 Information Provider’s Website).  Questions regarding delivery of information to the 17g-5 Information Provider may be directed to [___] (or to such other telephone number or any email address as the 17g-5 Information Provider may designate).

Upon request of the Depositor or the Rating Agencies, the 17g-5 Information Provider shall post on the 17g-5 Information Provider’s Website any additional information requested by the Depositor or the Rating Agencies to the extent such information is delivered to the 17g-5 Information Provider electronically in accordance with this Section 3.15.  In no event shall the 17g-5 Information Provider disclose on the 17g-5 Information Provider’s Website which Rating Agency requested such additional information.

The 17g-5 Information Provider shall provide a mechanism to notify each Rating Agency or other NRSRO each time the 17g-5 Information Provider posts an additional document to the 17g-5 Information Provider’s Website.

The 17g-5 Information Provider shall make available, only to the Rating Agencies and other NRSROs, the Rating Agency Q&A Forum and Servicer Document Request Tool.  The “Rating Agency Q&A Forum and Servicer Document Request Tool” shall be a service available on the 17g-5 Information Provider’s Website, where Rating Agencies and other NRSROs may (i) submit questions to the Trustee relating to the Distribution Date Statement, or submit questions to the Master Servicer or the Special Servicer, as applicable, relating to the reports being made available pursuant to this Section 3.15, the Mortgage Loans or the Mortgaged Properties (“Rating Agency Inquiries”), (ii) view Rating Agency Inquiries that have been previously submitted and answered, together with the answers thereto and (iii) submit requests for loan-level reports and information.  Upon receipt of a Rating Agency Inquiry for the Trustee, the Master Servicer or the Special Servicer, the 17g-5 Information Provider shall forward such Rating Agency Inquiry to the Trustee, the Master Servicer or the Special Servicer, as applicable, in each case within a commercially reasonable period following receipt thereof.  Following receipt of a Rating Agency Inquiry, the Trustee, the Master Servicer or the Special Servicer, as applicable, unless it determines not to answer such Rating Agency Inquiry as provided below, shall reply to the Rating Agency Inquiry, which reply of the Trustee, the Master Servicer or the Special Servicer shall be by email to the 17g-5 Information Provider.  The 17g-5 Information Provider shall post (within a commercially reasonable period, and in any event within two (2) Business Days, following preparation or receipt of such answer, as the case may be) such Rating Agency Inquiry and the related answer (or reports, as applicable) to the 17g-5 Information Provider’s Website.  Any report posted by the 17g-5 Information Provider in response to a request may be posted on a page accessible by a link on the 17g-5 Information Provider’s Website.  If the Trustee, the Master Servicer or the Special Servicer determines, in its respective sole discretion, that (i) answering any Rating Agency Inquiry would be in violation of applicable law, the Servicing Standard, this Agreement or the applicable Mortgage Loan documents, (ii) answering any Rating Agency Inquiry would or is reasonably expected to result in a waiver of an attorney-client privilege or the disclosure of attorney work product or (iii)(A) answering any Rating Agency Inquiry would materially increase the duties of, or result in significant additional cost or expense to, the Trustee, the Master Servicer or the Special Servicer, as applicable, and (B) the Trustee, the Master Servicer or the Special Servicer, as applicable, determines in accordance with the Servicing Standard (or in good faith, in the case of the Trustee) that the performance of such duties or the payment of such costs and expenses is beyond the scope of its duties in its capacity as Trustee, Master Servicer or Special Servicer, as applicable, under this Agreement, then it shall not be required to answer such Rating Agency Inquiry and, in the case of the Trustee, the Master Servicer or the Special Servicer, shall promptly notify the 17g-5 Information Provider, and the 17g-5 Information Provider shall post (within two (2) Business Days of its receipt of such notice) such Rating Agency Inquiry on the Rating Agency Q&A Forum and Servicer Document Request Tool together with the reason such Rating Agency Inquiry was not answered.  Answers posted on the Rating Agency Q&A Forum and Servicer Document Request Tool will be attributable only to the respondent, and no other party shall have any responsibility or liability for the content of any such information.  The 17g-5 Information Provider shall not be required to post to the 17g-5 Information Provider’s Website any Rating Agency Inquiry or answer thereto that the 17g-5 Information Provider determines, in its sole discretion, is administrative or ministerial in nature.  The Rating Agency Q&A Forum and Servicer Document Request Tool will not reflect questions, answers and other communications between the 17g-5 Information Provider and any other Person that are not submitted via the 17g-5 Information Provider’s Website.

In connection with providing access to the 17g-5 Information Provider’s Website, the 17g-5 Information Provider may require registration and the acceptance of a disclaimer.  The 17g-5 Information Provider shall not be liable for the dissemination of information in accordance with the terms of this Agreement, makes no representations or warranties as to the accuracy or completeness of such information being made available, and assumes no responsibility for such information.  The 17g-5 Information Provider shall not be liable for its failure to make any information available to the Rating Agencies or other NRSROs unless such information was delivered to the 17g-5 Information Provider at the email address set forth herein, with a subject heading of “BAMLCM 201[_]-[_]” and sufficient detail to indicate that such information is required to be posted on the 17g-5 Information Provider’s Website.

(h)  The costs and expenses of compliance with this Section 3.15 by the Depositor, the Master Servicer, the Special Servicer, the Trustee and any other party hereto shall not be Additional Trust Fund Expenses.

(i)  The 17g-5 Information Provider shall not be obligated to determine whether any information submitted or delivered to it constitutes Privileged Information, and shall not have any liability for posting to the 17g-5 Information Provider’s Website any Privileged Information received from a third party in accordance with this Agreement, unless such Privileged Information is clearly identified as such to the 17g-5 Information Provider upon delivery thereto.  The Master Servicer and the Special Servicer shall not deliver any Privileged Information to the 17g-5 Information Provider.

(j)  It is hereby acknowledged and agreed that none of the Depositor, any other party to this Agreement or the Mortgage Loan Seller has contracted with the Controlling Class Representative or any Certificateholder or Certificate Owner to provide information to any Rating Agency for the purpose of undertaking credit rating surveillance on the Certificates.  For the avoidance of doubt, nothing contained in the foregoing sentence shall be deemed to prohibit, restrict or otherwise limit the ability of [the Controlling Class Representative], any Certificateholder and/or any Certificate Owner, as applicable, in each case, of their own accord and without any express or implicit authorization of or direction from the Depositor, any other party to this Agreement or the Mortgage Loan Seller, from communicating or transacting with any Rating Agency with respect to this transaction or otherwise.

Section 3.16  Title to REO Property; REO Account.

(a)  If title to any REO Property is acquired, the deed or certificate of sale shall be issued to the Trustee or its nominee, on behalf of the Certificateholders or, subject to Section 3.09(b), to a single member limited liability company of which the Trust is the sole member, which limited liability company is formed or caused to be formed by the Special Servicer at the expense of the Trust for the purpose of taking title to one or more REO Properties pursuant to this Agreement.  The limited liability company shall be (i) disregarded as an entity separate from the Trust pursuant to Treasury Regulations Section 301.7701-3(b), and (ii) a manager-managed limited liability company, with the Special Servicer to serve as the initial manager to manage the property of the limited liability company, including any applicable REO Property, in accordance with the terms of this Agreement as if such property was held directly in the name of the Trust or Trustee under this Agreement.  The Special Servicer, on behalf of the Trust, shall sell any REO Property by the end of the third calendar year following the year in which the Trust acquires ownership of such REO Property for purposes of Section 860G(a)(8) of the Code, unless the Special Servicer either (i) applies, more than 60 days prior to the expiration of such liquidation period, and is granted or is not denied an extension of time (an “REO Extension”) by the IRS to sell such REO Property or (ii) obtains for the Trustee an Opinion of Counsel, addressed to the Trustee, to the effect that the holding by the Trust of such REO Property subsequent to the end of the third calendar year following the year in which such acquisition occurred will not result in an Adverse REMIC Event with respect to either of REMIC I or REMIC II.  Regardless of whether the Special Servicer applies for or is granted the REO Extension contemplated by clause (i) of the immediately preceding sentence or obtains the Opinion of Counsel referred to in clause (ii) of such sentence, the Special Servicer shall act in accordance with the Servicing Standard to liquidate such REO Property on a timely basis.  If the Special Servicer is granted such REO Extension or obtains such Opinion of Counsel, the Special Servicer shall (i) promptly forward a copy of such REO Extension or Opinion of Counsel to the Trustee, and (ii) sell such REO Property within such extended period as is permitted by such REO Extension or contemplated by such Opinion of Counsel, as the case may be.  Any expense incurred by the Special Servicer in connection with its applying for and being granted the REO Extension contemplated by clause (i) of the third preceding sentence or its obtaining the Opinion of Counsel contemplated by clause (ii) of the third preceding sentence, and for the creation of and the operating of a limited liability company, shall be covered by, and be reimbursable as, a Servicing Advance.

(b)  The Special Servicer shall segregate and hold all funds collected and received in connection with any REO Property separate and apart from its own funds and general assets.  If a REO Acquisition shall occur, except as provided in the immediately succeeding sentence, the Special Servicer shall establish and maintain one or more Pool REO Accounts, to be held on behalf of the Trustee in trust for the benefit of the Certificateholders, for the retention of revenues and other proceeds derived from each REO Property.  Each REO Account shall be an Eligible Account and may consist of one account for all the REO Properties.  The Special Servicer shall deposit, or cause to be deposited, into the related REO Account, within [___] Business Days of receipt, all REO Revenues, Liquidation Proceeds (net of all Liquidation Expenses paid therefrom) and Insurance Proceeds received in respect of a REO Property.  The Special Servicer is authorized to pay out of related Liquidation Proceeds any Liquidation Expenses incurred in respect of a REO Property and outstanding at the time such proceeds are received.  Funds in a REO Account may be invested only in Permitted Investments in accordance with Section 3.06.  The Special Servicer shall be entitled to make withdrawals from a REO Account to pay itself, as Additional Special Servicing Compensation in accordance with Section 3.11(d), interest and investment income earned in respect of amounts held in such REO Account as provided in Section 3.06(b) (but only to the extent of the Net Investment Earnings with respect to the REO Account for any Collection Period).  The Special Servicer shall give notice to the other parties hereto of the location of a REO Account when first established and of the new location of a REO Account prior to any change thereof.  Alternatively, the Special Servicer may direct that any such REO Revenues be deposited directly with the Master Servicer to be held with respect to such REO Loan.

(c)  The Special Servicer shall withdraw from the REO Account funds necessary for the proper operation, management, maintenance and disposition of any REO Property, but only to the extent of amounts on deposit in the applicable REO Account relating to such REO Property.  By [___] p.m., New York City time, on the [___] Business Day following the end of each Collection Period, the Special Servicer shall withdraw from the related REO Account and deposit into the Certificate Account or deliver to the Master Servicer (which shall deposit such amounts into the Certificate Account, the aggregate of all amounts received in respect of each such REO Property during such Collection Period, net of any withdrawals made out of such amounts pursuant to the preceding sentence; provided that the Special Servicer may retain in the applicable REO Account such portion of such proceeds and collections as may be necessary to maintain a reserve of sufficient funds for the proper operation, management, leasing, maintenance and disposition of any such REO Property (including the creation of a reasonable reserve for repairs, replacements, necessary capital improvements and other related expenses), such reserve not to exceed an amount sufficient to cover such items reasonably expected to be incurred during the following 12-month period.  For purposes of the foregoing, the REO Account corresponds to the Certificate Account.

(d)  The Special Servicer shall keep and maintain separate records, on a property-by-property basis, for the purpose of accounting for all deposits to, and withdrawals from, a REO Account pursuant to Section 3.16(b) or (c).

Section 3.17  Management of REO Property.

(a)  If title to any REO Property is acquired, the Special Servicer shall manage, conserve, protect, operate and lease such REO Property for the benefit of the Certificateholders solely for the purpose of its timely disposition and sale in a manner that does not cause such REO Property to fail to qualify as “foreclosure property” within the meaning of Section 860G(a)(8) of the Code or result in the receipt by the Trust Fund of any “income from non-permitted assets” within the meaning of Section 860F(a)(2)(B) of the Code.  Subject to the foregoing, however, the Special Servicer shall have full power and authority to do any and all things in connection therewith as are in the best interests of and for the benefit of the Certificateholders (as determined by the Special Servicer in its good faith and reasonable judgment).  Subject to this Section 3.17, the Special Servicer may earn “net income from foreclosure property” within the meaning of Section 860G(c) of the Code if it determines that earning such income is in the best interests of Certificateholders on a net after-tax basis as compared with net leasing such REO Property or operating such REO Property on a different basis.  In connection therewith, the Special Servicer shall deposit or cause to be deposited, within [___] Business Days of receipt, in the applicable REO Account all revenues received by it with respect to each such REO Property and the related REO Loan, and shall withdraw from the applicable REO Account, to the extent of amounts on deposit therein with respect to such REO Property, funds necessary for the proper operation, management, leasing, maintenance and disposition of such REO Property, including, without limitation:

(i)  all insurance premiums due and payable in respect of such REO Property;

(ii)  all real estate taxes and assessments in respect of such REO Property that may result in the imposition of a lien thereon;

(iii)  any ground rents in respect of such REO Property, if applicable; and

(iv)  all costs and expenses necessary to maintain, lease and dispose of such REO Property.

To the extent that amounts on deposit in the REO Account in respect of any such REO Property are insufficient for the purposes set forth in clauses (i) through (iv) above with respect to such REO Property, the Special Servicer shall, subject to Section 3.19(d), direct the Master Servicer to make (and the Master Servicer shall so make) Servicing Advances in such amounts as are necessary for such purposes unless (as evidenced in the manner contemplated by Section 3.11(g)) the Master Servicer determines, in its reasonable, good faith judgment, that such payment would be a Nonrecoverable Servicing Advance.

(b)  Without limiting the generality of the foregoing, the Special Servicer shall not:

(i)  permit the Trust Fund to enter into, renew or extend any New Lease with respect to any REO Property, if the New Lease by its terms will give rise to any income that does not constitute Rents from Real Property;

(ii)  permit any amount to be received or accrued under any New Lease other than amounts that will constitute Rents from Real Property;

(iii)  authorize or permit any construction on any such REO Property, other than the completion of a building or other improvement thereon, and then only if more than 10% of the construction of such building or other improvement was completed before default on the related Loan became imminent, all within the meaning of Section 856(e)(4)(B) of the Code; or

(iv)  Directly Operate, or allow any other Person, other than an Independent Contractor, to Directly Operate, any such REO Property on any date more than 90 days after its acquisition date;

unless, in any such case, the Special Servicer has obtained an Opinion of Counsel (the cost of which shall be paid by the Master Servicer as a Servicing Advance) to the effect that such action will not cause such REO Property to fail to qualify as “foreclosure property” within the meaning of Section 860G(a)(8) of the Code at any time that it is held by the Trust Fund, in which case the Special Servicer may take such actions as are specified in such Opinion of Counsel.

(c)  The Special Servicer shall contract with any Independent Contractor for the operation and management of any REO Property within 90 days of the acquisition date thereof; provided that:

(i)  the terms and conditions of any such contract may not be inconsistent herewith and shall reflect an agreement reached at arm’s length;

(ii)  the fees of such Independent Contractor (which shall be an expense of the Trust Fund or may be netted out) shall be reasonable and customary in light of the nature and locality of the REO Property;

(iii)  any such contract shall require, or shall be administered to require, that the Independent Contractor (A) pay all costs and expenses incurred in connection with the operation and management of such REO Property, including, without limitation, those listed in Section 3.17(a), and (B) remit all related revenues collected (net of its fees and such costs and expenses) to the Special Servicer upon receipt;

(iv)  none of the provisions of this Section 3.17(c) relating to any such contract or to actions taken through any such Independent Contractor shall be deemed to relieve the Special Servicer of any of its duties and obligations hereunder with respect to the operation and management of any such REO Property; and

(v)  the Special Servicer shall be obligated with respect thereto to the same extent as if it alone were performing all duties and obligations in connection with the operation and management of such REO Property.

The Special Servicer shall be entitled to enter into any agreement with any Independent Contractor performing services for it related to its duties and obligations hereunder for indemnification of the Special Servicer by such Independent Contractor, and nothing in this Agreement shall be deemed to limit or modify such indemnification.  To the extent the costs of any contract with an Independent Contractor for the operation and maintenance of any REO Property are greater than the revenues from such REO Property, such excess costs shall be covered by and reimbursable as a Servicing Advance.

(d)  When and as necessary, the Special Servicer shall send to the Trustee and the Master Servicer a statement prepared by the Special Servicer setting forth the amount of net income or net loss, as determined for federal income tax purposes, resulting from the operation and management of a trade or business on, the furnishing or rendering of a non-customary service to the tenants of, or the receipt of any other amount not constituting Rents from Real Property in respect of, any REO Property in accordance with Sections 3.17(a) and 3.17(b).

Section 3.18  Resolution of Defaulted Mortgage Loans and REO Properties.

(a)  Promptly upon a Mortgage Loan becoming a Defaulted Mortgage Loan and if the Special Servicer determines in accordance with the Servicing Standard that it would be in the best interests of the Certificateholders (as a collective whole as if such Certificateholders constituted a single lender) to attempt to sell such Defaulted Mortgage Loan, the Special Servicer shall use reasonable efforts to solicit offers for such Defaulted Mortgage Loan on behalf of the Certificateholders in such manner as will be reasonably likely to realize a fair price.  Subject to the provisions of this Section 3.18, the Special Servicer shall accept the first (and, if multiple offers are contemporaneously received, the highest) cash offer received from any Person that constitutes a fair price for such Defaulted Mortgage Loan.]

(b)  The Special Servicer shall give the Trustee, the 17g-5 Information Provider, the Majority Certificateholder of the Controlling Class and the Master Servicer not less than five (5) Business Days’ prior written notice of its intention to sell any Defaulted Mortgage Loan.  No Interested Person shall be obligated to submit an offer to purchase any Defaulted Mortgage Loan, and notwithstanding anything to the contrary contained herein, neither the Trustee, in its individual capacity, nor any of its Affiliates may make an offer for or purchase any Defaulted Mortgage Loan pursuant hereto.

(c)  Whether any cash offer constitutes a fair price for any Defaulted Mortgage Loan for purposes of this Section 3.18 shall be determined by the Special Servicer, if the highest offeror is a Person other than an Interested Person, or by the Trustee, if the highest offeror is an Interested Person; provided, however, that, no offer from an Interested Person shall constitute a fair price unless (i) it is the highest offer received and (ii) at least two (2) other offers are received from independent third parties.  In all cases under this Section 3.18, in determining whether any offer received from an Interested Person represents a fair price for any Defaulted Mortgage Loan, the Trustee shall be supplied with and shall rely on the most recent Appraisal or updated Appraisal conducted in accordance with this Agreement within the preceding nine month period or, in the absence of any such Appraisal, on a new Appraisal.  The appraiser conducting any such new appraisal shall be an Appraiser selected by the Special Servicer if no Interested Person is making an offer with respect to a Defaulted Mortgage Loan and selected by the Trustee if an Interested Person is so making an offer.  The cost of any such narrative appraisal shall be covered by, and shall be reimbursable as, a Servicing Advance.  Where any Interested Person is among those making an offer with respect to a Defaulted Mortgage Loan, the Special Servicer shall require that all offers be submitted to the Trustee in writing and (x) if there is only one bidder, be accompanied by a refundable cash deposit in an amount equal to 5% of the offered amount and (y) if there is more than one bidder, be accompanied by a refundable cash deposit in an amount equal to 5% of the offered amount from the highest bidder.  In determining whether any such offer from a Person other than an Interested Person constitutes a fair price for any such Defaulted Mortgage Loan, the Special Servicer shall take into account (in addition to the results of any Appraisal, updated Appraisal or narrative appraisal that it may have obtained pursuant to this Agreement within the prior nine months), and in determining whether any offer from an Interested Person constitutes a fair price for any such Defaulted Mortgage Loan, any appraiser shall be instructed to take into account, as applicable, among other factors, the period and amount of any delinquency on the Defaulted Mortgage Loan, the occupancy level and physical condition of the related Mortgaged Property and the state of the local economy.  The Purchase Price for any Defaulted Mortgage Loan shall in all cases be deemed a fair price.

(d)  Subject to the other subsections of this Section 3.18, the Special Servicer shall act on behalf of the Trust in negotiating and taking any other action necessary or appropriate in connection with the sale of any Defaulted Mortgage Loan, and the collection of all amounts payable in connection therewith.  In connection therewith, the Special Servicer may charge prospective offerors, and may retain, fees that approximate the Special Servicer’s actual costs in the preparation and delivery of information pertaining to such sales or exchanging offers without obligation to deposit such amounts into the Collection Account.  Any sale of any Defaulted Mortgage Loan shall be for cash.  Any sale of any Defaulted Mortgage Loan shall be final and without recourse to the Trustee or the Trust (except such recourse to the Trust imposed by those representations and warranties typically given in such transactions and any customary closing matters), and if such sale is consummated in accordance with the terms of this Agreement, none of the Special Servicer, the Master Servicer, the Depositor or the Trustee shall have any liability to any Certificateholder with respect to the purchase price therefor accepted by the Special Servicer or the Trustee.

(e)  Subject to the rights of a holder of any related B Note, Serviced Companion Loan or mezzanine loan, under the respective Intercreditor Agreement or mezzanine loan intercreditor agreement, as applicable, to purchase a Mortgage Loan, unless and until a Defaulted Mortgage Loan is sold pursuant to this Section 3.18, the Special Servicer shall continue to service and administer such Mortgage Loan in accordance with the Servicing Standard and this Agreement and shall pursue such other resolutions or recovery strategies including workout, foreclosure or sale of such Mortgage Loan, as is consistent with this Agreement and the Servicing Standard.

(f)  The purchase price for any Defaulted Mortgage Loan purchased under this Section 3.18 shall be remitted to the Master Servicer for deposit into the Collection Account, and the Trustee or a Custodian on its behalf, upon receipt of an Officer’s Certificate from the Master Servicer to the effect that such deposit has been made, shall release or cause to be released to the purchaser of the Defaulted Mortgage Loan the related Mortgage File, and shall execute and deliver such instruments of transfer or assignment, in each case without recourse, as shall be necessary to vest in such purchaser ownership of such Mortgage Loan.  In connection with any such purchase, the Special Servicer and the Master Servicer shall deliver the related Servicer Mortgage File (to the extent either has possession of such file) to such purchaser.

(g)  Notwithstanding any of the foregoing paragraphs of this Section 3.18 the Special Servicer shall not be obligated to accept the highest cash offer if the Special Servicer determines, in accordance with the Servicing Standard, that rejection of such offer would be in the best interests of the Certificateholders (as a collective whole as if such Certificateholders constituted a single lender), and the Special Servicer may accept a lower cash offer (from any Person other than itself or an Affiliate) if it determines, in its reasonable and good faith judgment, that acceptance of such offer would be in the best interests of the Certificateholders (as a collective whole as if such Certificateholders constituted a single lender) (for example, if the prospective buyer making the lower offer is more likely to perform its obligations or the terms offered by the prospective buyer making the lower offer are more favorable).

(h)  Notwithstanding anything to the contrary herein, any purchase of a Defaulted Mortgage Loan pursuant to this Section 3.18 will remain subject to the cure and purchase rights of any holder of a related mezzanine loan as set forth in the related mezzanine loan intercreditor agreement.  The Special Servicer shall determine the price to be paid in accordance with the terms of the related mezzanine loan intercreditor agreement in connection with any such purchase rights in favor of the holder of the related mezzanine loan and shall provide such notices to the holder of the related mezzanine loan as is required by the related mezzanine loan intercreditor agreement in connection with such holders’ purchase rights.

(i)  The Special Servicer shall sell a REO Property in the manner set forth in Section 3.16(a).  The Special Servicer may purchase any such REO Property (at the Purchase Price therefor).  The Special Servicer may also offer to sell to any Person any REO Property, if and when the Special Servicer determines, consistent with the Servicing Standard, that such a sale would be in the best economic interests of the Trust Fund.  The Special Servicer shall give the Trustee, the Master Servicer and the Directing Certificateholder, not less than [___] days’ prior written notice of its intention to sell any such REO Property, in which case the Special Servicer shall accept the highest offer received from any Person for any such REO Property in an amount at least equal to the Purchase Price therefor.  To the extent permitted by applicable law, and subject to the Servicing Standard, the Master Servicer, an Affiliate of the Master Servicer, the Special Servicer or an Affiliate of the Special Servicer, or an employee of any of them may act as broker in connection with the sale of any such REO Property and may retain from the proceeds of such sale a brokerage commission that does not exceed the commission that would have been earned by an independent broker pursuant to a brokerage agreement entered into at arm’s length.

In the absence of any such offer, the Special Servicer shall accept the highest offer received from any Person that is determined by the Special Servicer to be a fair price for such REO Property, if the highest offeror is a Person other than the Special Servicer, the Master Servicer (if the Master Servicer and Special Servicer are Affiliates) or the Majority Certificateholder of the Controlling Class, or any of their respective Affiliates, or if such price is determined to be such a price by the Trustee, if the highest offeror is the Special Servicer, the Master Servicer (if the Master Servicer and Special Servicer are Affiliates) or the Majority Certificateholder of the Controlling Class, or any of their respective Affiliates.  Notwithstanding anything to the contrary herein, neither the Trustee, in its individual capacity, nor any of its Affiliates may make an offer for or purchase any such REO Property pursuant hereto.

The Special Servicer shall not be obligated by either of the foregoing paragraphs or otherwise to accept the highest offer if the Special Servicer determines, in accordance with the Servicing Standard, that rejection of such offer would be in the best interests of the Certificateholders.  In addition, the Special Servicer may accept a lower offer if it determines, in accordance with the Servicing Standard that acceptance of such offer would be in the best interests of the Certificateholders (for example, if the prospective buyer making the lower offer is more likely to perform its obligations, or the terms offered by the prospective buyer making the lower offer are more favorable).

In determining whether any offer received from the Special Servicer, the Master Servicer (if the Master Servicer and Special Servicer are Affiliates) or the Majority Certificateholder of the Controlling Class, or any of their respective Affiliates represents a fair price for any such REO Property, the Trustee shall obtain and may conclusively rely on an Appraisal from a Qualified Appraiser, at the expense of the Trust Fund.  In determining whether any offer constitutes a fair price for any such REO Property, the Trustee (or, if applicable, such Qualified Appraiser) shall take into account, and any appraiser shall be instructed to take into account, as applicable, among other factors, the physical condition of such REO Property, the state of the local economy and the Trust Fund’s obligation to comply with REMIC Provisions.

Subject to the Servicing Standard and the REMIC Provisions, the Special Servicer shall act on behalf of the Trust Fund in negotiating and taking any other action necessary or appropriate in connection with the sale of any such REO Property, including the collection of all amounts payable in connection therewith.  A sale of any such REO Property shall be without recourse to, or representation or warranty by, the Trustee, the Depositor, any Servicer, or the Trust Fund (except that any contract of sale and assignment and conveyance documents may contain customary representations and warranties of title, condition and authority so long as the only recourse for breach thereof is to the Trust Fund) and, if consummated in accordance with the terms of this Agreement, none of the Master Servicer, the Special Servicer, the Depositor nor the Trustee shall have any liability to the Trust Fund or any Certificateholder with respect to the purchase price therefor accepted by the Special Servicer or the Trustee.

Section 3.19  Additional Obligations of the Master Servicer and the Special Servicer.

(a)  The Master Servicer shall maintain at its Primary Servicing Office and shall, upon reasonable advance written notice, [make available for review by each Rating Agency] and by any Certificateholder or Certificate Owner or any Person identified to the Master Servicer as a prospective transferee of a Certificate or an interest therein, copies of the Servicing Files; provided that, if the Master Servicer in its reasonable, good faith determination believes that any item of information contained in such Servicing Files is of a nature that it should be conveyed to all Certificateholders at the same time, it shall, as soon as reasonably possible following its receipt of any such item of information, disclose such item of information to the Trustee as part of the reports to be delivered to the Trustee by the Master Servicer pursuant to Section 4.02(b), and until the Trustee has either disclosed such information to all Certificateholders in a Distribution Date Statement or has properly filed such information with the Commission on behalf of the Trust under the Exchange Act, the Master Servicer shall be entitled to withhold such item of information from any Certificateholder or Certificate Owner or prospective transferee of a Certificate or an interest therein; provided, further, that the Master Servicer shall not be required to make particular items of information contained in the Servicing File for any Mortgage Loan available to any Person if the disclosure of such particular items of information is expressly prohibited by applicable law or the provisions of any related loan documents.  Except as set forth in the provisos to the preceding sentence, copies of all or any portion of any Servicing File are to be made available by the Master Servicer upon request; however, the Master Servicer shall be permitted to require payment of a sum sufficient to cover the reasonable costs for making such copies (other than with respect to [the Rating Agencies and] the Directing Certificateholder).  The Special Servicer shall, as to each Specially Serviced Mortgage Loan and REO Property, promptly deliver to the Master Servicer a copy of each document or instrument added to the related Servicing File, and the Master Servicer shall in no way be in default under this Section 3.19(a) solely by reason of the Special Servicer’s failure to do so.

In connection with providing access to or copies of the items described in the preceding paragraph, the Master Servicer may require, unless the Depositor directs otherwise, (a) in the case of Certificate Owners, a written confirmation executed by the requesting Person, in form reasonably satisfactory to the Master Servicer, generally to the effect that such Person is a beneficial holder of Certificates and will otherwise keep such information confidential and (b) in the case of a prospective purchaser, confirmation executed by the requesting Person generally to the effect that such Person is a prospective purchaser of a Certificate or an interest therein, is requesting the information for use in evaluating a possible investment in Certificates and will otherwise keep such information confidential.  All Certificateholders, by the acceptance of their Certificates, shall be deemed to have agreed to keep such information confidential, except to the extent that the Depositor grants written permission to the contrary or to the extent such information is public information.  The Master Servicer shall not be liable for the dissemination of information in accordance with this Section 3.19(a).

(b)  Promptly following the occurrence of an Appraisal Trigger Event with respect to any Mortgage Loan (each such Mortgage Loan and any related REO Loan, until it ceases to be such in accordance with the following paragraph, a “Required Appraisal Loan”), the Special Servicer shall obtain (or, if such Required Appraisal Loan has a Stated Principal Balance of $[_________] or less, at its discretion, conduct) an Appraisal of the related Mortgaged Property, unless an Appraisal thereof had previously been obtained (or, if applicable, conducted) within the preceding 12-month period and there has been no subsequent material change in the circumstances surrounding the related Mortgaged Property that, in the judgment of the Special Servicer, would materially affect the value of the property, and shall deliver a copy of such Appraisal to the Trustee, the Master Servicer, the Directing Certificateholder, and any Requesting Subordinate Certificateholder (subject to the second paragraph of Section 12.10).  If such Appraisal is obtained from a Qualified Appraiser, the cost thereof shall be covered by, and be reimbursable as, a Servicing Advance.  Promptly following the receipt of, and based upon, such Appraisal, the Special Servicer shall determine and report to the Trustee, the Master Servicer, the Directing Certificateholder, the then applicable Appraisal Reduction Amount, if any, with respect to the subject Required Appraisal Loan.

For so long as any Mortgage Loan or REO Loan remains a Required Appraisal Loan, the Special Servicer shall, within [___] days of each anniversary of such loan’s having become a Required Appraisal Loan, obtain (or, if such Required Appraisal Loan has a Stated Principal Balance of $[_________] or less, at its discretion, conduct) an update of the prior Appraisal, and shall deliver a copy of such update to the Trustee, the Master Servicer, the Directing Certificateholder.  If such update is obtained from a Qualified Appraiser, the cost thereof shall be covered by, and be reimbursable as, a Servicing Advance.  Promptly following the receipt of, and based upon, such update, the Special Servicer shall redetermine and report to the Trustee, the Master Servicer and the Directing Certificateholder, as the case may be, the then applicable Appraisal Reduction Amount, if any, with respect to the subject Required Appraisal Loan.

The Directing Certificateholder has the right at any time to require that the Special Servicer obtain a new Appraisal of the subject Mortgaged Property in accordance with MAI standards from a Qualified Appraiser selected by the Special Servicer, at the expense of the Controlling Class Certificateholder.  Upon receipt of such Appraisal the Special Servicer shall deliver a copy thereof to the Trustee, the Master Servicer and the Directing Certificateholder.  Promptly following the receipt of, and based upon, such Appraisal, the Special Servicer shall redetermine and report to the Trustee, the Master Servicer and the Directing Certificateholder, the then applicable Appraisal Reduction Amount, if any, with respect to the subject Required Appraisal Loan.

(c)  The Master Servicer and the Special Servicer shall each deliver to the other, to the Trustee (but only upon its request) and to the Directing Certificateholder, copies of all Appraisals, environmental reports and engineering reports (or, in each case, updates thereof) obtained with respect to any Mortgaged Property or REO Property.  Upon the request of [any Rating Agency or] any Holder of a Non-Registered Certificate (except a Class R-I or Class R-II

Certificate), pursuant to Section 8.12(b), the Trustee will inform the Master Servicer or Special Servicer, as applicable, of such request and, if necessary, the Master Servicer or Special Servicer, as applicable, will deliver instructions, whereupon either such party, as applicable, shall deliver copies of any of the items delivered pursuant to the preceding sentence to such requesting Person.

(d)  No more frequently than once per calendar month, the Special Servicer may require the Master Servicer, and the Master Servicer shall be obligated subject to the second following paragraph to reimburse the Special Servicer for any Servicing Advances that were made by the Special Servicer (notwithstanding the fact that it has no obligation to make such Servicing Advances), but not previously reimbursed (whether pursuant to this Section 3.19(d) or otherwise) to the Special Servicer, and to pay the Special Servicer interest thereon at the Reimbursement Rate from the date made to, but not including, the date of reimbursement; provided, however, that such request for reimbursement must be made within [___] days of the making of such Advance by the Special Servicer.  Such reimbursement and any accompanying payment of interest shall be made within [___] days of the request therefor by wire transfer of immediately available funds to an account designated by the Special Servicer.  Upon the Master Servicer’s reimbursement to the Special Servicer of any Servicing Advance and payment to the Special Servicer of interest thereon, all in accordance with this Section 3.19(d), the Master Servicer shall for all purposes of this Agreement be deemed to have made such Servicing Advance at the same time as the Special Servicer originally made such Advance, and accordingly, the Master Servicer shall be entitled to reimbursement for such Advance, together with Advance Interest thereon, at the same time, in the same manner and to the same extent as the Master Servicer would otherwise have been entitled if it had actually made such Servicing Advance.

Notwithstanding anything to the contrary contained in this Agreement, if the Special Servicer (i) is required under any other provision of this Agreement to direct the Master Servicer to make a Servicing Advance or (ii) is otherwise aware a reasonable period in advance that it is reasonably likely that the Special Servicer will incur a cost or expense that will, when incurred, constitute a Servicing Advance, the Special Servicer shall (in the case of clause (i) preceding), and shall use reasonable efforts to (in the case of clause (ii) preceding), request that the Master Servicer make such Servicing Advance, such request to be made in writing and confirmed by both parties and in a timely manner that does not materially and adversely affect the interests of any Certificateholder, and accompanied by sufficient information for the Master Servicer to make recoverability determinations, and at least [___] Business Days prior to the date on which failure to make such Servicing Advance would (with notice from the Trustee regardless of whether such notice is actually received) constitute an Event of Default pursuant to Section 7.01(a)(v); provided, however, that the Special Servicer (with respect to Specially Serviced Mortgage Loans and REO Properties) is allowed but not required to make any Servicing Advance that it fails to timely request the Master Servicer to make.  Subject to the following paragraph, the Master Servicer shall have the obligation to make any such Servicing Advance that it is requested by the Special Servicer to make within [___] Business Days of the Master Servicer’s receipt of such request and such information and documents as are reasonably necessary for the Master Servicer to make such Servicing Advance and to determine recoverability.  The Master Servicer shall be entitled to reimbursement for any Servicing Advance made by it at the direction of the Special Servicer, together with Advance Interest thereon, at the same time, in the same manner and to the same extent as the Master Servicer is entitled with respect to any other Servicing Advance made thereby.

Notwithstanding the foregoing provisions of this Section 3.19(d) or any other provision of this Agreement to the contrary, the Master Servicer shall not be required to reimburse the Special Servicer for, or make at the Special Servicer’s direction, any Servicing Advance if the Master Servicer determines in its reasonable, good faith judgment that the Servicing Advance that the Special Servicer is directing the Master Servicer to reimburse it for or make hereunder, although not characterized by the Special Servicer as a Nonrecoverable Servicing Advance, is or would be, if made, a Nonrecoverable Servicing Advance. The Master Servicer shall notify the Special Servicer and the Trustee in writing of such determination. Such notice shall not obligate the Special Servicer to make such Servicing Advance.

(e)  The Master Servicer shall deliver to the Trustee for deposit into the Distribution Account by [____] p.m. (New York City time) on each Master Servicer Remittance Date, without any right of reimbursement therefor, a cash payment (a “Compensating Interest Payment”) in an amount equal to the sum of (i) the aggregate amount of Balloon Payment Interest Shortfalls, if any, incurred in connection with Balloon Payments received in respect of the Mortgage Pool during the most recently ended Collection Period, plus (ii) the lesser of (A) the aggregate amount of Prepayment Interest Shortfalls, if any, incurred in connection with Principal Prepayments received in respect of the Mortgage Pool during the most recently ended Collection Period, and (B) the aggregate of (1) that portion of its Master Servicing Fees for the related Collection Period that is, in the case of each and every Mortgage Loan and REO Loan for which such Master Servicing Fees are being paid in such Collection Period, calculated at [___]% per annum, and (2) all Prepayment Interest Excesses received in respect of the Mortgage Pool during the most recently ended Collection Period, plus (iii) in the event that any Principal Prepayment was received on the last Business Day of the second most recently ended Collection Period, but for any reason was not included as part of the Master Servicer Remittance Amount for the preceding Master Servicer Remittance Date (other than because of application of the subject Principal Prepayment in accordance with Section 3.05(a) for another purpose), the total of all interest and other income accrued or earned on the amount of such Principal Prepayment while it is on deposit in the Certificate Account.  In addition, all Prepayment Interest Excess related to Insurance Proceeds, Condemnation Proceeds and/or Liquidation Proceeds related to any Mortgage Loan and REO Loan shall be available to offset any net Prepayment Interest Shortfalls related to such Mortgage Loan and REO Loan.

(f)  Except under the same circumstances that it would be permitted to waive a prepayment lockout provision in the subject Mortgage Loan pursuant to Section 3.20(a), neither the Master Servicer nor the Special Servicer shall consent to any Mortgagor’s prepaying its Mortgage Loan, partially or in its entirety, if the Mortgagor would be prohibited from doing so without such consent.  In each case subject to the Servicing Standard and applicable law and to the extent permitted by the related loan documents, the Master Servicer and the Special Servicer agree not to accept any Principal Prepayments with respect to any Mortgage Loan on a date other than the applicable due date therefor except that the Special Servicer shall be permitted to accept Principal Prepayments with the consent of the Directing Certificateholder.

(g)  The Master Servicer shall not exercise any discretionary right it has with respect to any Mortgage Loan pursuant to the related Mortgage Note or Mortgage to apply any amounts maintained as an escrow or reserve to the principal balance of such Mortgage Loan except in the case of a default thereunder.

(h)  The Master Servicer shall send written notice to each Borrower to the effect that, if applicable, the Master Servicer and/or the Trustee have been appointed as the “designee” of the lender under any related Lock-Box Agreement.

(i)  In connection with each prepayment of principal received hereunder, the Master Servicer shall calculate any applicable Prepayment Premium under the terms of the related Mortgage Note.  Promptly following its determination thereof, the Master Servicer shall disclose to the Trustee its calculation of any such Prepayment Premium.

(j)  [Reserved].

(k)  The Master Servicer or the Special Servicer, as applicable, shall exercise the rights, and perform the obligations, of the “Senior Lender”, “Mortgage Lender” or any such similar term pursuant to each of the Mezzanine Intercreditor Agreements, in each case, as assignee thereof.  In its role as such Senior Lender or Mortgage Lender, and for so long as any of the Certificates (other than the Class R-I or Class R-II Certificates) are outstanding, the Master Servicer shall not consent to the amendment of any Mezzanine Intercreditor Agreement without the written consent of the Special Servicer.

(l)  Subject to the loan documents and applicable law, the Special Servicer shall not consent to the foreclosure of any Mezzanine Loan other than by a Permitted Mezzanine Loan Holder and shall not consent to the transfer of any Mezzanine Loan except to a Permitted Mezzanine Loan Holder.

(m)  Notwithstanding any other provision in this Agreement, including Section 3.08, no “due-on-sale” provision shall be triggered solely because of the right, if any, of any holder of a Mezzanine Loan to foreclose upon the equity in the related Borrower pursuant to the terms of the related Mezzanine Loan and the related Mezzanine Intercreditor Agreement.

Section 3.20  Modifications, Waivers, Amendments and Consents.

(a)  The Master Servicer (solely as to Performing Loans) and the Special Servicer (as to Specially Serviced Mortgage Loans) each may, consistent with the Servicing Standard, agree to any modification, waiver or amendment of any term of, forgive or defer the payment of interest (including, without limitation, Default Interest and Excess Interest) on and principal of, forgive late payment charges and Prepayment Premiums on, permit the release, addition or substitution of collateral securing, and/or permit the release of the Mortgagor on or any guarantor of any Mortgage Loan it is required to service and administer hereunder without the consent of the Trustee or any Certificateholder, subject, however, to Section 3.02, Section 3.08, Section 3.21 and Section 3.28 and each of the following limitations, conditions and restrictions:

(i)  other than as provided in Sections 3.02, 3.08 and 3.20(g), the Master Servicer shall not agree to any modification, waiver or amendment of any term of, or take any of the other acts referenced in this Section 3.20(a) with respect to, any Mortgage Loan, that would affect the amount or timing of any related payment of principal, interest or other amount payable under such Mortgage Loan or affect the security for such Mortgage Loan, unless the Master Servicer has obtained the consent of the Special Servicer (it being understood and agreed that (A) the Master Servicer shall promptly provide the Special Servicer with notice of any Mortgagor’s request for such modification, waiver or amendment, the Master Servicer’s recommendations and analysis, and with all information reasonably available to the Master Servicer that the Special Servicer may reasonably request to withhold or grant any such consent, each of which shall be provided reasonably promptly in accordance with the Servicing Standard, (B) the Special Servicer shall decide whether to withhold or grant such consent in accordance with the Servicing Standard and (C) if any such request has not been expressly responded to within [___] Business Days of the Special Servicer’s receipt from the Master Servicer of the Master Servicer’s recommendations and analysis and all information reasonably requested thereby and reasonably available to the Master Servicer, as such time period may be extended if the Special Servicer is required to seek the consent of the Directing Certificateholder, any mezzanine lender, [or the Rating Agencies], to make an informed decision (or, if the Special Servicer did not request any information, within [___] Business Days from such notice), such consent shall be deemed to have been granted);

(ii)  other than as provided in Sections 3.02 and 3.08, the Special Servicer shall not agree to (or, in the case of a Performing Loan, consent to the Master Servicer’s agreeing to) any modification, waiver or amendment of any term of, or take (or, in the case of a Performing Loan, consent to the Master Servicer’s taking) any of the other acts referenced in this Section 3.20(a) with respect to, any Mortgage Loan that would affect the amount or timing of any related payment of principal, interest or other amount payable thereunder or, in the reasonable, good faith judgment of the Special Servicer, would add to, release, substitute for, or otherwise alter a material amount of the security for such Mortgage Loan, unless a material default on such Mortgage Loan has occurred or, in the reasonable, good faith judgment of the Special Servicer, a default in respect of payment on such Mortgage Loan is reasonably foreseeable, and such modification, waiver, amendment or other action is reasonably likely to produce a greater recovery to the Certificateholders on a net present value basis than would liquidation;

(iii)  the Special Servicer shall not extend (or, in the case of a Performing Loan, consent to the Master Servicer’s extending) the date on which any Balloon Payment is scheduled to be due on any Mortgage Loan to a date beyond the earliest of (A) five years prior to the Rated Final Distribution Date of the Certificates and (B) if such Mortgage Loan is secured by a Mortgage solely or primarily on the related Mortgagor’s leasehold interest in the related Mortgaged Property, twenty years (or, to the extent consistent with the Servicing Standard, giving due consideration to the remaining term of the Ground Lease, ten years) prior to the end of the then-current term of the related Ground Lease (plus any unilateral options to extend) of the Certificates;

(iv)  neither the Master Servicer nor the Special Servicer shall make or permit any modification, waiver or amendment of any term of, or take any of the other acts referenced in this Section 3.20(a) with respect to, any Mortgage Loan that would result in an Adverse REMIC Event with respect to either of REMIC I or REMIC II;

(v)  subject to applicable law, the related loan documents and the Servicing Standard, neither the Master Servicer nor the Special Servicer shall permit any modification, waiver or amendment of any term of any Loan unless all related fees and expenses are paid by the related Mortgagor;

(vi)  the Special Servicer shall not permit (or, in the case of a Performing Loan, consent to the Master Servicer’s permitting) any Mortgagor to add or substitute any real estate collateral for its Mortgage Loan unless the Special Servicer shall have first determined in its reasonable, good faith judgment, based upon a Phase I Environmental Assessment (and any additional environmental testing that the Special Servicer deems necessary and prudent) conducted by an Independent Person who regularly conducts Phase I Environmental Assessments, at the expense of the Mortgagor, that such additional or substitute collateral is in compliance with applicable environmental laws and regulations and that there are no circumstances or conditions present with respect to such new collateral relating to the use, management or disposal of any Hazardous Materials for which investigation, testing, monitoring, containment, clean-up or remediation would be required under any then applicable environmental laws or regulations; and

(vii)  the Special Servicer shall not permit the release, including in connection with a substitution contemplated by clause (vi) above, any collateral securing an outstanding Mortgage Loan, except as provided in Section 3.09(d) or Section 3.26, or except where a Mortgage Loan [(or, in the case of a Cross-Collateralized Set, where such entire Cross-Collateralized Set)] is satisfied, or except in the case of a release where (A) either (1) the use of the collateral to be released will not, in the good faith and reasonable judgment of the Special Servicer, materially and adversely affect the net operating income being generated by or the use of the related Mortgaged Property, or (2) there is a corresponding principal pay down of such Mortgage Loan in an amount at least equal to the appraised value of the collateral to be released (or substitute collateral with an appraised value at least equal to that of the collateral to be released, is delivered), (B) the remaining Mortgaged Property (together with any substitute collateral) is, in the Special Servicer’s good faith and reasonable judgment, adequate security for the remaining Mortgage Loan and (C) such release would not, in and of itself, result in an Adverse Rating Event with respect to any Class of Rated Certificates (as confirmed by delivery of Rating Agency Confirmation to the Trustee by each Rating Agency);

provided that the limitations, conditions and restrictions set forth in clauses (i) through (vii) above shall not apply to any act or event (including, without limitation, a release, substitution or addition of collateral) in respect of any Mortgage Loan that either occurs automatically, or results from the exercise of a unilateral option by the related Mortgagor within the meaning of Treasury Regulations Section 1.1001-3(c)(2)(iii), in any event under the terms of such Mortgage Loan in effect on the Closing Date (or, in the case of a Replacement Mortgage Loan, on the related date of substitution); provided, further, that, notwithstanding clauses (i) through (vii) above, neither the Master Servicer nor the Special Servicer shall be required to oppose the confirmation of a plan in any bankruptcy or similar proceeding involving a Mortgagor if, in its reasonable, good faith judgment, such opposition would not ultimately prevent the confirmation of such plan or one substantially similar; provided, further, that, notwithstanding clause (vii) above, neither the Master Servicer nor the Special Servicer shall be required to obtain Rating Agency Confirmation from the Rating Agencies to grant, or to subordinate the lien of Mortgage Loans to, easements that do not materially affect the use or value of a Mortgaged Property or the Mortgagor’s ability to make any payments with respect to the related Mortgage Loan.

Notwithstanding anything to the contrary herein, the Special Servicer may agree to any waiver, modification or amendment of a Mortgage Loan that is not in default or as to which default is not reasonably foreseeable if it provides the Trustee with an Opinion of Counsel (at the expense of the related Mortgagor or such other Person requesting such modification or, if such expense cannot be collected from the related Mortgagor or such other Person, to be paid by the Master Servicer as a Servicing Advance) to the effect that the contemplated waiver, modification or amendment (i) will not be a “significant modification” of the Mortgage Loan within the meaning of Treasury Regulations Section 1.860G-2(b) and (ii) will not cause an Adverse REMIC Event or Adverse Grantor Trust Event.

(b)  Neither the Master Servicer nor the Special Servicer shall have any liability to the Trust, the Certificateholders or any other Person if its analysis and determination that the modification, waiver, amendment or other action contemplated by Section 3.20(a) is reasonably likely to produce a greater recovery to Certificateholders on a net present value basis than would liquidation, should prove to be wrong or incorrect, so long as the analysis and determination were made on a reasonable basis by the Special Servicer or the Master Servicer, as applicable, consistent with the Servicing Standard.  Each such determination shall be evidenced by an Officer’s Certificate to such effect to be delivered by the Special Servicer to the Trustee and the Directing Certificateholder.  The Special Servicer shall include with any such Officer’s Certificate the supporting documentation forming the basis for its conclusion.

(c)  Any payment of interest that is deferred pursuant to Section 3.20(a) shall not, for purposes hereof, including, without limitation, calculating monthly distributions to Certificateholders, be added to the unpaid principal balance or Stated Principal Balance of the related Mortgage Loan, notwithstanding that the terms of such Mortgage Loan so permit or that such interest may actually be capitalized.

(d)  The Master Servicer (as to Performing Loans) and the Special Servicer (as to Specially Serviced Mortgage Loans) each may, as a condition to its granting any request by a Mortgagor for consent, modification, waiver or indulgence or any other matter or thing, the granting of which is within the Master Servicer’s or Special Servicer’s, as the case may be, discretion pursuant to the terms of the instruments evidencing or securing the related Mortgage Loan and is permitted by the terms of this Agreement, require that such Mortgagor pay to it, as additional servicing compensation, a reasonable fee relating to such consent, modification, waiver or indulgence (not to exceed [___]% of the unpaid principal balance of the related Mortgage Loan) for the additional services performed in connection with such request, together with any related costs and expenses incurred by it; provided that the charging of such fees would not otherwise constitute a “significant modification” of the Mortgage Loan pursuant to Treasury Regulations Section 1.860G-2(b).  All such fees collected by the Master Servicer and/or the Special Servicer shall be allocable between such parties, as Additional Master Servicing Compensation and Additional Special Servicing Compensation, respectively, as provided in Section 3.11.

(e)  All modifications, waivers, amendments and other actions entered into or taken in respect of the Mortgage Loans pursuant to the preceding subsections of this Section 3.20 shall be in writing.  Each of the Master Servicer and the Special Servicer shall notify the other such party, the Trustee, the Directing Certificateholder, in writing, of any modification, waiver, amendment or other action entered into or taken in respect of any Mortgage Loan pursuant to this Section 3.20 and the date thereof, and shall deliver to the Trustee or the related Custodian for deposit into the related Mortgage File (with a copy to the other such party), an original counterpart of the agreement relating to such modification, waiver, amendment or other action, promptly (and in any event within [___] Business Days) following the execution thereof.  In addition, following the execution of any modification, waiver or amendment agreed to by the Special Servicer pursuant to Section 3.20(a) above, the Special Servicer shall deliver to the Master Servicer and the Trustee an Officer’s Certificate setting forth in reasonable detail the basis of the determination made by it pursuant to clause (ii) of Section 3.20(a).

(f)  With respect to any ARD Loan after its Anticipated Repayment Date, the Master Servicer shall be permitted to waive all or any accrued Excess Interest if, prior to the related maturity date, the related Mortgagor has requested the right to prepay the Mortgage Loan in full together with all payments required by the Mortgage Loan in connection with such prepayment except for all or a portion of accrued Excess Interest; provided that the Master Servicer’s determination to waive the right to such accrued Excess Interest is reasonably likely to produce a greater payment to Certificateholders on a net present value basis than a refusal to waive the right to such Excess Interest.  Any such waiver shall not be effective until such payment is tendered. The Master Servicer shall have no liability to the Trust, the Certificateholders or any other person so long as such determination is based on such criteria.  Notwithstanding anything contained in this Agreement to the foregoing, the Master Servicer shall be required to seek the consent of the Directing Certificateholder prior to waiving any Excess Interest.  The Directing Certificateholder’s consent to a waiver shall be deemed granted if the Directing Certificateholder fails to respond to such request within [___] Business Days of its receipt of such request.  Except as permitted in Section 3.20(a), the Special Servicer shall have no right to waive the payment of Excess Interest.

(g)  The Master Servicer shall not be required to seek the consent of the Special Servicer or any Certificateholder or obtain any Rating Agency Confirmation from the Rating Agencies to approve the following modifications, waivers or amendments of the Mortgage Loans:  (i) waivers of minor covenant defaults (other than financial covenants), including late financial statements; (ii) releases of (A) non-material parcels of a Mortgaged Property subject to condemnation; (B) parcels of a Mortgaged Property not given any value in the underwriting of the Mortgage Loan; or (C) similar non-material parcels of a Mortgaged Property; and (iii) grants of easements or subordinations of the lien of Mortgage Loans to easements that do not materially affect the use or value of a Mortgaged Property or a borrower’s ability to make any payments with respect to the related Mortgage Loan; provided that any such modification, waiver or amendment (w) would not in any way affect a payment term of the Certificates, (x) would not constitute a “significant modification” of such Mortgage Loan pursuant to Treasury Regulations Section 1.860G-2(b) and would not otherwise constitute an Adverse REMIC Event or Adverse Grantor Trust Event (y) agreeing to such modification, waiver or amendment would be consistent with the Servicing Standard, and (z) agreeing to such modification, waiver or amendment shall not violate the terms, provisions or limitations of this Agreement or any other document contemplated hereby.

(h)  In connection with granting an extension of the maturity date of any Mortgage Loan in accordance with Section 3.20(a), the Special Servicer, in the case of a Specially Serviced Mortgage Loan, and the Master Servicer, in the case of a Performing Loan, shall each cause the related Mortgagor to agree, if it has not already done so pursuant to the existing loan documents, to thereafter deliver to the Special Servicer, the Trustee, the Directing Certificateholder, audited operating statements on a quarterly basis with respect to the related Mortgaged Property; provided that the Special Servicer or the Master Servicer, as the case may be, may, in its sole discretion, waive the requirement that such statements be audited.

(i)  If the Master Servicer or the Special Servicer collects a modification fee or a modification application fee in connection with a modification or proposed modification of a Mortgage Loan, then the Master Servicer or the Special Servicer, as applicable, will apply that fee to cover the costs and expenses associated with that modification or proposed modification that are not otherwise paid by the related Mortgagor and that would otherwise be payable or reimbursable out of the Trust Fund, including any Rating Agency fees and expenses.  Any remaining portion of such modification fee (such remaining portion, a “Net Modification Fee”) or of such modification application fee (such remaining portion, a “Net Modification Application Fee”) will be applied as additional compensation to the Master Servicer or the Special Servicer in accordance with Section 3.11.

Section 3.21  Transfer of Servicing Between Master Servicer and Special Servicer; Record Keeping; Asset Status Report; Directing Certificateholder.

(a)  Upon determining that a Servicing Transfer Event has occurred with respect to any Mortgage Loan, the Master Servicer shall immediately give notice thereof to the Directing Certificateholder, and deliver the related Servicing File to the Special Servicer and shall use its best efforts to provide the Special Servicer with all information, documents (or copies thereof) and records (including records stored electronically on computer tapes, magnetic discs and the like) relating to the Mortgage Loan and reasonably requested by the Special Servicer to enable it to assume its functions hereunder with respect thereto without acting through a Sub-Servicer.  Notwithstanding anything in Section 2.01(b) or any other provision of this Agreement to the contrary, the copying and delivery of such documents, instruments, items, records and information shall not be at the expense of the Special Servicer.  At its option, although its Sub-Servicing Agreement is terminated, the related Sub-Servicer, without any compensation therefor, may retain Mortgage Loans on its computer systems while such Mortgage Loans are Specially Serviced Mortgage Loans; provided that no Sub-Servicer shall take any action with respect thereto so long as such Mortgage Loan is a Specially Serviced Mortgage Loan; provided that the Master Servicer shall assume all the Master Servicing duties with respect to such Mortgage Loan as provided in the second succeeding paragraph.  The

Master Servicer shall use its best efforts to comply with the third preceding sentence within [___] Business Days of the occurrence of each related Servicing Transfer Event.  The Master Servicer shall deliver to each Holder of a Non-Registered Certificate (other than the Class R-I or Class R-II Certificate) that shall have requested a copy of any such notice a copy of the notice of such Servicing Transfer Event provided by the Master Servicer to the Special Servicer pursuant to this Section.  No later than [___] Business Days before the Master Servicer is required to deliver a copy of the related Servicing File to the Special Servicer, it shall review the Servicing File and request from the Trustee any material documents that it is aware are missing from the Servicing File.  If the related Sub-Servicer elects not to retain Specially Serviced Mortgage Loans on its computer systems, then such Sub-Servicer shall return all Mortgage Files to the Master Servicer.

Upon determining that a Specially Serviced Mortgage Loan has become a Corrected Mortgage Loan, the Special Servicer shall promptly give notice thereof to the Master Servicer and to the Directing Certificateholder, and return the related Servicing File to the Master Servicer within [___] Business Days and upon giving such notice and returning such Servicing File, to the Master Servicer, the Special Servicer’s obligation to service such Mortgage Loan, and the Special Servicer’s right to receive the Special Servicing Fee with respect to such Mortgage Loan, shall terminate, and the obligations of the Master Servicer to service and administer such Mortgage Loan shall resume.

Notwithstanding other provisions in this Agreement to the contrary, the Master Servicer shall remain responsible for the accounting, data collection, reporting and other basic Master Servicer administrative functions with respect to the Specially Serviced Mortgage Loans; provided that the Master Servicer shall establish reasonable procedures as to the application of Special Servicer receipts and tendered payments, and the Special Servicer shall have the exclusive responsibility for and authority over all contacts (including collection, which information shall be provided by the Master Servicer) with and notices to Mortgagors and similar matters relating to each Specially Serviced Mortgage Loan and the related Mortgaged Property.

[Also notwithstanding anything herein to the contrary, in connection with the transfer to the Special Servicer of the servicing, subject to Section 2.03, of a Cross-Collateralized Mortgage Loan as a result of a Servicing Transfer Event or the reassumption of servicing responsibilities by the Master Servicer with respect to any such Mortgage Loan upon its becoming a Corrected Mortgage Loan, the Master Servicer and the Special Servicer shall each transfer to the other, as and when applicable, the servicing of all other Cross-Collateralized Mortgage Loans constituting part of the same Cross-Collateralized Set; provided that no Cross-Collateralized Mortgage Loan may become a Corrected Mortgage Loan at any time that a continuing Servicing Transfer Event exists with respect to another Cross-Collateralized Mortgage Loan in the same Cross-Collateralized Set.]

(b)  In servicing any Specially Serviced Mortgage Loans, the Special Servicer shall provide to the Trustee the originals, of documents contemplated by the definition of “Mortgage File” and generated while such Mortgage Loan is a Specially Serviced Mortgage Loan, for inclusion in the related Mortgage File (with a copy of each such original to the Master Servicer), and provide to the Master Servicer copies of any additional related Mortgage Loan information, including correspondence with the related Mortgagor generated while such Mortgage Loan is a Specially Serviced Mortgage Loan.

(c)  Notwithstanding anything in this Agreement to the contrary, in the event that the Master Servicer and the Special Servicer are the same Person, all notices, certificates, information, consents and documents required to be given or delivered by the Master Servicer to the Special Servicer or vice versa shall be deemed to be given or delivered, as the case may be, without the necessity of any action on such Person’s part.

(d)  No later than [__] days after the date the servicing of a Mortgage Loan is transferred from the Master Servicer to the Special Servicer pursuant to the terms of this Agreement, the Special Servicer shall deliver to the 17g-5 Information Provider (and, subject to Section 3.15, the Rating Agencies), the Master Servicer, the Trustee, and the Directing Certificateholder a report (the “Asset Status Report”) with respect to such Mortgage Loan and the related Mortgaged Property.  Such Asset Status Report shall set forth the following information to the extent reasonably determinable:

(i)  summary of the status of such Specially Serviced Mortgage Loan and any negotiations with the related Mortgagor;

(ii)  a discussion of the legal and environmental considerations reasonably known to the Special Servicer (including without limitation by reason of any Phase I Environmental Assessment and any additional environmental testing contemplated by Section 3.09), consistent with the Servicing Standard, that are applicable to the exercise of remedies set forth herein and to the enforcement of any related guaranties or other collateral for the related Mortgage Loan and whether outside legal counsel has been retained;

(iii)  the most current rent roll and income or operating statement available for the related Mortgaged Property;

(iv)  the Special Servicer’s recommendations on how such Specially Serviced Mortgage Loan might be returned to performing status and returned to the Master Servicer for regular servicing or otherwise realized upon;

(v)  the Appraised Value of the Mortgaged Property together with the assumptions used in the calculation thereof (which the Special Servicer may satisfy by providing a copy of the last obtained Appraisal); and

(vi)  such other information as the Special Servicer deems relevant in light of the Servicing Standard.

If within [__] Business Days of receiving an Asset Status Report related to a Mortgage Loan, the Directing Certificateholder does not disapprove such Asset Status Report in writing, the Special Servicer shall implement the recommended action as outlined in such Asset Status Report; provided, however, that the Special Servicer may not take any action that is contrary to applicable law, the Servicing Standard or the terms of the applicable loan documents; provided, further that if the Special Servicer determines that the failure to take any action set forth in such Asset Status Report would violate the Servicing Standard, the Special Servicer may implement the recommended action outlined in such Asset Status Report without waiting for the response of the Directing Certificateholder.  If the Directing Certificateholder disapproves such Asset Status Report, the Special Servicer will revise such Asset Status Report and deliver to the Directing Certificateholder, the 17g-5 Information Provider (and, subject to Section 3.15, the Rating Agencies), the Trustee and the Master Servicer a new Asset Status Report as soon as practicable, but no later than [__] days after such disapproval.  The Special Servicer shall revise such Asset Status Report as described above in this Section 3.21(d) until the earlier of (x) the delivery by the Directing Certificateholder of an affirmative approval in writing of such revised Asset Status Report, (y) the failure of Directing Certificateholder to disapprove such revised Asset Status Report in writing within [___] Business Days of its receipt thereof; or (z) the passage of [__] days from the date of preparation of the initial version of the Asset Status Report.  Following the earliest of such events, and subject to the terms of Section 3.20, the Special Servicer shall implement the recommended action as outlined in the most recent version of such Asset Status Report (provided that the Special Servicer shall not take any action that is contrary to applicable law or the terms of the applicable loan documents or that violates the Servicing Standard or fail to take any action, if the failure to take such action would violate the Servicing Standard).  The Special Servicer may, from time to time, modify any Asset Status Report it has previously delivered and implement the new action in such revised report so long as such revised report has been prepared, reviewed and either approved or not rejected as provided above.  For the avoidance of doubt, any action to be taken (or not taken) by the Special Servicer with respect to an Asset Status Report must be in all respects consistent with the Servicing Standard and applicable law.  The Special Servicer shall have the authority to meet with the Mortgagor for any Specially Serviced Mortgage Loan and take such actions consistent with the Servicing Standard and the related Asset Status Report.  The Special Servicer shall not take any action inconsistent with the related Asset Status Report, unless such action would be required to act in accordance with the Servicing Standard.

Section 3.22  Sub-Servicing Agreements.

(a)  The Master Servicer and the Special Servicer may each enter into Sub-Servicing Agreements to provide for the performance by third parties of any or all of its obligations hereunder; provided that, in each case, the Sub-Servicing Agreement:  (i) insofar as it affects the Trust is consistent with this Agreement in all material respects; (ii) expressly or effectively provides that if the Master Servicer or Special Servicer, as the case may be, shall for any reason no longer act in such capacity hereunder (including, without limitation, by reason of an Event of Default), any successor to the Master Servicer or the Special Servicer, as the case may be, hereunder (including the Trustee if the Trustee has become such successor pursuant to Section 7.02) may thereupon either assume all of the rights and, except to the extent they arose prior to the date of assumption, obligations of the Master Servicer or Special Servicer, as the case may be, under such agreement or, except with respect to those Sub-Servicing Agreements listed on Schedule II and subject to the provisions of Section 3.22(d), terminate such rights and obligations; (iii) in the case of a Sub-Servicing Agreement entered into by the Master Servicer, expressly or effectively provides that such agreement shall be suspended with respect to any Mortgage Loan serviced thereunder at the time such Mortgage Loan becomes a Specially Serviced Mortgage Loan; (iv) in the case of a Sub-Servicing Agreement entered into by the Special Servicer, relates only to Specially Serviced Mortgage Loans or REO Properties and

expressly or effectively provides that such agreement shall terminate with respect to any such Mortgage Loan that becomes a Corrected Mortgage Loan; (v) in the case of a Sub-Servicing Agreement entered into by the Master Servicer, provides that the related Sub-Servicer shall comply with all reasonable requests for additional information made by the Master Servicer (provided, however, that the related Sub-Servicer shall not be required to furnish the same information to the Master Servicer more than once) and, further, provides that the failure of the related Sub-Servicer to furnish the Master Servicer on a timely basis with any required reports, statements or other information, including without limitation, the reports referred to in Section 3.12(a), either (A) shall permit the Master Servicer to make necessary inquiries of the related borrower directly or (B) shall (subject to a cure period not to exceed [___] days) constitute an event of default thereunder for which the Master Servicer may terminate such Sub-Servicer without payment of any termination fee (it being understood that notwithstanding anything to the contrary in this clause (v), the obligations of a Sub-Servicer in respect of the second sentence of Section 3.12(b) may be limited to the provision of reports as agreed between the Master Servicer and such Sub-Servicer and response to reasonable inquiries from the Master Servicer with respect thereto); (vi) subject to Section 3.08 and Section 3.21(e), does not authorize any Sub-Servicer to approve a modification or assumption of any Mortgage Loan without the approval of the Master Servicer (in the case of Performing Loans) or of the Special Servicer (in the case of Specially Serviced Mortgage Loans) or authorizes the Sub-Servicer to foreclose any Mortgage Loan without the approval of the Special Servicer; (vii) imposes no liability whatsoever on the Trustee or the Certificateholders with respect to anything contained therein; and (viii) provides that the Master Servicer shall pay the fees of any Sub-Servicer retained by the Master Servicer from its own funds, and the Special Servicer will pay the fees of any Sub-Servicer retained by the Special Servicer from its own funds, in accordance with the respective Sub-Servicing Agreement.  References in this Agreement to actions taken or to be taken by the Master Servicer or the Special Servicer, as the case may be, include actions taken or to be taken by a Sub-Servicer on behalf of the Master Servicer or the Special Servicer, as the case may be; and, in connection therewith, all amounts advanced by any Sub-Servicer to satisfy the obligations of the Master Servicer hereunder to make Advances shall be deemed to have been advanced by the Master Servicer out of its own funds and, accordingly, such Advances shall be recoverable by such Sub-Servicer in the same manner and out of the same funds as if such Sub-Servicer were the Master Servicer, and, for so long as they are outstanding, such Advances shall accrue interest in accordance with Section 3.11(g) and/or Section 4.03(d), such interest to be allocable between the Master Servicer and such Sub-Servicer as they may agree.  For purposes of this Agreement, the Master Servicer and the Special Servicer each shall be deemed to have received any payment when a Sub-Servicer retained by it receives such payment.  The Master Servicer and the Special Servicer each shall notify the other such party, the Trustee, and the Depositor in writing promptly of the appointment by it of any Sub-Servicer, and shall deliver to the Trustee copies of all Sub-Servicing Agreements, and any amendments thereto and modifications thereof, entered into by it promptly upon its execution and delivery of such documents.

(b)  Each Sub-Servicer actually performing servicing functions (i) shall be authorized to transact business in the state or states in which the Mortgaged Properties for the Mortgage Loans it is to service are situated, if and to the extent required by applicable law, and (ii) to the extent sub-servicing multifamily loans, shall be an approved conventional seller/servicer of multifamily mortgage loans for Freddie Mac or Fannie Mae or a HUD-Approved Servicer.

(c)  The Master Servicer and the Special Servicer, for the benefit of the Trustee and the Certificateholders, shall (at no expense to the Trustee, the Certificateholders or the Trust each monitor the performance and enforce the obligations of its Sub-Servicers under the related Sub-Servicing Agreements.  Such enforcement, including, without limitation, the legal prosecution of claims, termination of Sub-Servicing Agreements in accordance with their respective terms and the terms of this Agreement, and the pursuit of other appropriate remedies, shall be in such form and carried out to such an extent and at such time as the Master Servicer or the Special Servicer, as the case may be, in its reasonable business judgment, would require were it the owner of the Mortgage Loans.  Promptly upon becoming aware of a default under any Sub-Servicing Agreement to which it is a party, the Master Servicer or the Special Servicer, as the case may be, shall notify each of the other parties hereto and the Trustee, and then the Trustee shall provide a copy of such notice to the Directing Certificateholder and, in accordance with Section 8.12(b), shall, upon request, provide a copy of such notice to each Holder of a Non-Registered Certificate (other than the Class R-I or Class R-II Certificates) of any such default.

(d)  With respect to the Sub-Servicing Agreements in effect as of the Closing Date that are listed on Schedule II, the initial Master Servicer hereby agrees that it shall not, in its capacity as Master Servicer, terminate any Sub-Servicer thereunder without cause as specified in such Sub-Servicing Agreements. In the event of the resignation, removal or other termination of the initial Master Servicer (or any successor Master Servicer) hereunder for any reason, the successor to the initial Master Servicer (or to such successor Master Servicer) shall elect, with respect to any Sub-Servicing Agreement existing at the time of such termination (i) to assume the rights and obligations of the predecessor Master Servicer under such Sub-Servicing Agreement and continue the sub-servicing arrangements thereunder on the same terms (including without limitation the obligation to pay the same sub-servicing fee), (ii) to enter into a new Sub-Servicing Agreement with such Sub-Servicer and on such terms as the new Master Servicer and such Sub-Servicer shall mutually agree (it being understood that such Sub-Servicer is under no obligation to accept any such new Sub-Servicing Agreement or to enter into or continue negotiations with the new Master Servicer) or (iii) except with respect to those Sub-Servicing Agreements listed on Schedule II, which may only be terminated for cause, to terminate such Sub-Servicing Agreement without cause; provided that such Sub-Servicing Agreements have events of default that are similar to the Events of Default set forth in Section 7.01.  Nothing in the foregoing provisions of this Section 3.22(d) shall limit the ability of the initial or a successor Master Servicer to terminate a Sub-Servicer at any time for cause as specified in such Sub-Servicing Agreements; provided, however, that the parties hereto understand and agree that the refusal or failure of a Sub-Servicer to enter into or continue negotiations with a successor Master Servicer concerning a new Sub-Servicing Agreement shall not constitute cause for termination.  References in this Section 3.22(d) to Master Servicer, successor Master Servicer or subsequent successor Master Servicer shall mean the Trustee, if it is then Master Servicer, successor Master Servicer or subsequent Master Servicer pursuant to the operation of Section 7.02.

(e)  In the event the Trustee or its designee assumes the rights and obligations of the Master Servicer or the Special Servicer under any Sub-Servicing Agreement, the Master Servicer or the Special Servicer, as the case may be, at its expense shall, upon request of the Trustee, deliver to the assuming party all documents and records relating to such Sub-Servicing Agreement and the Mortgage Loans then being serviced thereunder and an accounting of amounts collected and held on behalf of it thereunder, and otherwise use its best efforts to effect the orderly and efficient transfer of the Sub-Servicing Agreement to the assuming party.

(f)  Notwithstanding any Sub-Servicing Agreement, the Master Servicer and the Special Servicer shall each remain obligated and liable to the Trustee and the Certificateholders for the performance of its obligations and duties under this Agreement in accordance with the provisions hereof to the same extent and under the same terms and conditions as if it alone were servicing and administering the Mortgage Loans for which it is responsible.

(g)  Notwithstanding anything to the contrary set forth herein, any account established and maintained by a Sub-Servicer pursuant to a Sub-Servicing Agreement with the Master Servicer shall for all purposes under this Agreement be deemed to be an account established and maintained by the Master Servicer.

(h)  Each Sub-Servicer pursuant to its related Sub-Servicing Agreement shall retain the original of any letter of credit that has been issued in connection with any Mortgage Loan that it sub-services pursuant to such agreement on behalf of the Master Servicer for the benefit of the Certificateholders; provided that it shall provide a copy of such letter of credit to the Master Servicer.

(i)  Notwithstanding the foregoing, to the extent the Master Servicer or the Special Servicer engages any affiliate or third party vendor, including any Subservicer, in connection with the performance of any of its duties under this Agreement, the Servicer shall immediately notify the Depositor in writing of such engagement. To the extent the Depositor notifies the Servicer that it has determined that any such affiliate, third party vendor or Subservicer is participating in the servicing function with respect to the Mortgage Loans, within the meaning of Item 1122 of Regulation AB, the Master Servicer or the Special Servicer, as applicable, shall cause such affiliate, third party vendor or Subservicer, as the case may be, to prepare a separate assessment and attestation report, as contemplated by Section 11.09 of this Agreement and deliver such report to the Trustee as set forth in Section 11.11 of this Agreement.  In addition, to the extent the Depositor notifies the Master Servicer or the Special Servicer that it has determined that any such affiliate, third party vendor or Subservicer would be a “servicer” within the meaning of Item 1101 of Regulation AB and meets the criteria in Item 1108(a)(2)(i) through (iii) of Regulation AB, the Master Servicer or Special Servicer, as applicable, shall cause such affiliate, third party vendor or Subservicer, as the case may be, to prepare a separate compliance statement as contemplated by Section 11.09 of this Agreement and deliver such statement to the Trustee as set forth in Section 11.11 of this Agreement.  In addition, if the Depositor determines any such affiliate, third party vendor or Subservicer would be a “servicer” within the meaning of Item 1101 of Regulation AB, the Servicer shall cause such affiliate or third party vendor to provide the Depositor and the Trustee the information to the extent required by Section 1108(b) and 1108(c) of Regulation AB within two Business Days following such engagement.

Section 3.23  Designation of the Special Servicer by the Majority Certificateholder of the Controlling Class.

(a)  The Majority Certificateholder of the Controlling Class may at any time and from time to time terminate (with or without cause) and replace any existing Special Servicer or any Special Servicer that has resigned or otherwise ceased to serve as Special Servicer.  For avoidance of doubt, the Majority Certificateholder of the Controlling Class may not be the Depositor, or any Affiliate of the Depositor.  Such Majority Certificateholder shall so designate a Person to so serve by the delivery to the Trustee of a written notice stating such designation.  The Trustee shall, promptly after receiving any such notice, so notify the 17g-5 Information Provider (and, subject to Section 3.15, the Rating Agencies).  The designated Person shall become the Special Servicer as of the date the Trustee shall have received:  (i) Rating Agency Confirmation from each Rating Agency; (ii) a written acceptance of all obligations of the Special Servicer under this Agreement, executed by the designated Person; and (iii) an Opinion of Counsel (at the expense of the Person designated to become the Special Servicer) to the effect that the designation of such Person to serve as Special Servicer is in compliance with this Section 3.23, that upon the execution and delivery of the written acceptance referred to in the immediately preceding clause (ii), the designated Person shall be bound by the terms of this Agreement and that this Agreement shall be enforceable against the designated Person in accordance with its terms.  The existing Special Servicer shall be deemed to have resigned simultaneously with such designated Person’s becoming the Special Servicer hereunder; provided, however, that (i) the terminated or resigned, as applicable, Special Servicer shall continue to be entitled to receive all amounts accrued or owing to it under this Agreement on or prior to the effective date of such resignation, whether in respect of Servicing Advances or otherwise, (ii) it shall be entitled to certain Workout Fees thereafter received to the extent permitted by Section 3.11(c), and (iii) it and its directors, officers, employees and agents shall continue to be entitled to the benefits of Section 6.03, notwithstanding any such termination or resignation.  Such terminated Special Servicer shall cooperate with the Trustee and the replacement Special Servicer in effecting the termination of its responsibilities and rights hereunder, including, without limitation, the transfer within [___] Business Days to the replacement Special Servicer for administration by it of all cash amounts that shall at the time be or should have been credited by the terminated Special Servicer to the REO Account or delivered to the Master Servicer or that are thereafter received by the terminated Special Servicer with respect to Specially Serviced Mortgage Loans and REO Properties and the execution and delivery of such documents acknowledging its termination as Special Servicer as may be required by any Rating Agency.  If the Special Servicer is terminated without cause, the Majority Certificateholder of the Controlling Class shall be responsible for paying any costs associated with such replacement, including the reasonable costs of any servicing transfer.

(b)  The predecessor Special Servicer and successor Special Servicer shall notify the Depositor and the Trustee of any appointment contemplated by this Section 3.23 at least [___] Business Days prior to the effective date thereof and shall provide the Depositor and the Trustee with all information required by the Depositor to comply with its reporting obligation under Item 6.02 of Form 8-K not later than the effective date of such appointment.

(c)  The terminated Special Servicer shall continue to be entitled to receive all amounts accrued or owing to it under this Agreement on or prior to the effective date of such termination, whether in respect of Servicing Advances or otherwise, (ii) it shall be entitled to certain Workout Fees thereafter received to the extent permitted by Section 3.11(c), and (iii) it and its directors, officers, employees and agents shall continue to be entitled to the benefits of

Section 6.03, notwithstanding any such termination.  Such terminated Special Servicer shall cooperate with the Trustee and the replacement Special Servicer in effecting the termination of its responsibilities and rights hereunder, including, without limitation, the transfer within [___] Business Days to the replacement Special Servicer for administration by it of all cash amounts that shall at the time be or should have been credited by the terminated Special Servicer to the REO Account or delivered to the Master Servicer or that are thereafter received by the terminated Special Servicer with respect to Specially Serviced Mortgage Loans and REO Properties and the execution and delivery of such documents acknowledging its termination as Special Servicer as may be required by any Rating Agency.

Section 3.24  Confidentiality.

Notwithstanding any terms to the contrary in Section 3.19(a), the Master Servicer and the Special Servicer will use reasonable efforts to keep confidential and not disclose to any Person other than each other, the Depositor, the Trustee, a Controlling Class Certificateholder, the Sub-Servicer (with respect to any Mortgage Loans it is sub-servicing), a Borrower (with respect to the related Mortgage Loan), any Certificateholder, [and the Rating Agencies], any information that it obtains in its capacity as Master Servicer or Special Servicer with respect to the Mortgage Loans or any related Mortgagor including, without limitation, credit information with respect to any such Mortgagor (collectively, “Confidential Information”), except (i) any officers, directors and employees of the Master Servicer or Special Servicer (or any officers, directors and employees of any Affiliates of the Master Servicer or Special Servicer); (ii) auditors of the Master Servicer or the Special Servicer and any agents, financial or tax advisors, attorneys, accountants and professional consultants retained by the Master Servicer or the Special Servicer in connection with the transactions contemplated by this Agreement that have been informed of the confidential nature of the information provided to them; (iii) the Mortgage Loan Seller with respect to information relating to the Mortgage Loans transferred into the Trust by the Mortgage Loan Seller; (iv) a potential purchaser of servicing rights hereunder that has agreed to keep such information confidential; (v) to the extent the Master Servicer or Special Servicer deems such disclosure to be reasonably necessary in carrying out its duties pursuant to this Agreement or any Sub-Servicing Agreement; (vi) to the extent such information is publicly available or otherwise available from sources unrelated to this transaction; (vii) to the extent such disclosure is required by law or court order or is demanded pursuant to a subpoena or is requested by its regulator; (viii) to the extent such information is required to be delivered to third parties (including, without limitation, property inspectors, tax service companies, insurance carriers, and data systems vendors) in connection with the performance of the Master Servicer’s or the Special Servicer’s obligations hereunder; or (ix) to the extent the Depositor consents in writing to such disclosure.  For purposes of this paragraph, the terms “Master Servicer” and “Special Servicer” shall mean the divisions or departments of such corporate entities involved in providing services hereunder and their respective officers, directors and employees.  Notwithstanding anything in this Section 3.24 to the contrary, the Master Servicer, and any Sub-Servicer with the prior written permission of the Master Servicer, may disseminate pool-wide and general statistical information relating to the Mortgage Loans and the Mortgage Loan portfolio being serviced (as to any Sub-Servicer, limited to its own sub-serviced portfolio), so long as no Mortgagors are identified.

Section 3.25  No Solicitation of Prepayments.

Neither the Master Servicer nor the Special Servicer shall solicit or permit any Affiliate to solicit, either directly or indirectly, prepayments from any Mortgagors under the Mortgage Loans; provided that payments on any ARD Loan on or after the related Anticipated Repayment Date shall be deemed not to constitute prepayments for this purpose; provided, further, that the foregoing restriction shall not be interpreted to prohibit such solicitation by a division or department of, or an Affiliate of, the Master Servicer or the Special Servicer, or otherwise by a division or department of, or an Affiliate of, the Master Servicer or the Special Servicer if such solicitation occurs incidentally in the normal course of business and such solicitation is not conducted, in whole or in part, (i) by an individual engaged at any time in activities relating to the servicing of Mortgage Loans or (ii) based upon or otherwise with the benefit of information or documentation relating to the Certificates obtained by or through the business unit within the Master Servicer or Special Servicer responsible for servicing the Mortgage Loans, including without limitation any listing of the Mortgage Loans or related Mortgagors or Mortgaged Properties.  Each Sub-Servicing Agreement shall contain a provision identical to the foregoing with respect to the related Sub-Servicer.

Section 3.26  Certain Matters with Respect to Mortgage Loans Permitting Defeasance, Franchise Mortgage Loans and Certain Mortgage Loans Permitting Additional Debt.

(a)  With respect to each Mortgage Loan as to which the Master Servicer shall have the discretion pursuant to the terms thereof to require the related Mortgagor to post defeasance collateral consisting of U.S. government securities, within the meaning of Treasury Regulations Section 1.860G-2(a)(8)(i), in an amount sufficient to make all scheduled payments under the Mortgage Note when due in lieu of making a permitted prepayment, the Master Servicer shall so require defeasance; provided such defeasance complies with Treasury Regulations Section 1.860G-2(a)(8).  The Master Servicer may accept as defeasance collateral any “government security,” within the meaning of Treasury Regulations Section 1.860G-(2)(a)(8)(i), notwithstanding any more restrictive requirements in the Mortgage.

(b)  The Master Servicer shall require, as a condition to the exercise by the Mortgagor of any defeasance rights, that the Mortgagor pay any costs and expenses associated with such exercise.

(c)  To the extent that the terms of a Mortgage permit defeasance, the Master Servicer shall require the related Mortgagor to deliver a certification from the Mortgagor’s independent certified public accountants as to the sufficiency of the related U.S. government securities, and provide a copy of such certification to the 17g-5 Information Provider (and, subject to Section 3.15, the Rating Agencies) and the Directing Certificateholder.

(d)  To the extent that the terms of a Mortgage permit defeasance, the Master Servicer shall not approve the form and substance of any required legal documents in connection with such defeasance unless (i) to the extent that the outstanding principal balance of a Mortgage Loan is $[________] or more, or constitutes [___]% or more of the then-current principal balance of the Mortgage Pool or such Mortgage Loan comprises at the time one of the ten largest Mortgage Loans (by outstanding principal balance) in the Mortgage Pool, [_] and [_] each shall have provided Rating Agency Confirmation, (ii) it shall have obtained an Opinion of Counsel that the defeasance complies with applicable REMIC Provisions; and (iii) it shall have obtained an accountant’s certification that the defeasance collateral is sufficient to make payments under the related Mortgage Loan for the remainder of its term. In the case of the defeasance of any Mortgage Loan that does not require a Rating Agency Confirmation pursuant to the immediately preceding clause (i), the Master Servicer must provide to [_] after completion of the defeasance a certification substantially in the form of Exhibit J hereto.

(e)  With respect to each Mortgage Loan that provides for defeasance, to the extent permitted by the terms of such Mortgage Loan, or if so requested by the Rating Agencies, the Master Servicer shall use its best efforts to have the related Mortgagor (i) designate a Single-Purpose-Entity (if the borrower no longer complies) to assume the Mortgage Loan and own the collateral and (ii) provide an opinion from counsel that the Trustee has a perfected security interest in the new collateral.

(f)  To the extent that (i) the outstanding principal balance of a Mortgage Loan is $[________] or more or constitutes [___]% or more of the then-current principal balance of the Mortgage Pool, and (ii) the terms of the related loan documents require the consent of the lender in order for the related Mortgagor to change the manager of the related Mortgaged Property, the Master Servicer shall not so consent to such a change in management unless it has received (a) the prior consent of the Special Servicer, which will be deemed given if such party has not responded within [___] Business Days (as such period may be extended herein if the consent of the Directing Certificateholder is required hereunder) following delivery of request for consent together with any information reasonably necessary to make a decision and (b) Rating Agency Confirmation from each Rating Agency.

(g)  Notwithstanding anything contained in this Section 3.26 the Master Servicer will disregard any objection of the Directing Certificateholder, as applicable, that would result in a Prohibited Action.

Section 3.27  Application of Default Charges.

(a)  Any and all Default Charges that are actually received by or on behalf of the Trust with respect to the Mortgage Pool, shall be applied for the following purposes and in the following order, in each case to the extent of the remaining portion of such Default Charges:  [Specify application of Default Charges.]

Section 3.28  Matters Relating to Certain Mortgage Loans.

(a)  [Insert any unique servicing issues with respect to a particular Mortgage Loan].

Section 3.29  Class A-FL Swap Contract.

(a)  On or before the Closing Date, the Swap Trustee, not in its individual capacity but solely in its capacity as Swap Trustee, on behalf of the Class A-FL Grantor Trust, shall enter into the Class A-FL Swap Contract and related agreements with the Class A-FL Swap Counterparty.

(b)     Not later than 11:00 a.m. New York City time, on the second Business Day prior to each Distribution Date, based on the CREFC Loan Periodic Update File for the related Collection Period provided by the Master Servicer pursuant to Section 3.12(d) and subject to the priorities set forth in Sections 4.01(a), 4.01(b) and 4.01(k), the Swap Trustee shall (i) calculate the Class A-FL Net Swap Payment in accordance with the terms of the Class A-FL Swap Contract and this Agreement, and (ii) notify the Class A-FL Swap Counterparty of any Class A-FL Net Swap Payment.  In the event the Swap Trustee fails to receive any Class A-FL Net Swap Payment payable by the Class A-FL Swap Counterparty on the second Business Day prior to the related Distribution Date, the Swap Trustee shall provide the Class A-FL Swap Counterparty with notice of such non-payment no later than 5:00 p.m. New York City time on such date.  On the related Distribution Date following such notice of non-payment, if the Swap Trustee fails to receive such Class A-FL Net Swap Payment by 11:00 a.m. New York City time on such Distribution Date, a Class A-FL Swap Default and a Class A-FL Distribution Conversion shall occur on such Distribution Date.

(c)  On each Distribution Date, the Swap Trustee shall remit the Class A-FL Net Swap Payment payable by the Class A-FL Grantor Trust, if any, to the Class A-FL Swap Counterparty from the Class A-FL Floating Rate Account; provided that upon and during the continuation of a Class A-FL Distribution Conversion, the Swap Trustee shall not make such payments to the Class A-FL Swap Counterparty.  Promptly upon receipt of any payment or other receipt in respect of the Class A-FL Swap Contract, the Swap Trustee shall deposit the same into the Class A-FL Floating Rate Account.

(d)  The Swap Trustee shall at all times enforce the Class A-FL Grantor Trust’s rights under the Class A-FL Swap Contract.  In the event of a Class A-FL Swap Default, the Swap Trustee shall promptly provide written notice to the Holders of the Class A-FL Certificates and shall be required to take such actions (following the expiration of any applicable grace period specified in the Class A-FL Swap Contract), unless otherwise directed in writing by the holders of 25% by Certificate Balance of the Class A-FL Certificates, to enforce the rights of the Class A-FL Grantor Trust under the Class A-FL Swap Contract as may be permitted by the terms thereof, including termination thereof, and use Class A-FL Swap Termination Fees, if any, received from the Class A-FL Swap Counterparty to enter into a replacement interest rate swap contract on substantially identical terms or on such other terms reasonably acceptable to the Swap Trustee and the Depositor, with a replacement swap counterparty that would not cause a Rating Agency Trigger Event and satisfies the requirements of the Class A-FL Swap Contract, subject, in each case, to receipt of Rating Agency Confirmation from each Rating Agency.  If the costs attributable to entering into a replacement interest rate swap contract would exceed the amount of any Swap Termination Fees, a replacement interest rate swap contract shall not be entered into and any such proceeds will instead be distributed, pro rata, to the holders of the Class A-FL Certificates on the immediately succeeding Distribution Date as part of the Class A-FL Interest Distribution Amount for such Distribution Date.  Notwithstanding anything to the contrary in the Agreement, the Swap Trustee shall be under no obligation to take any action to enforce the rights of the Class A-FL Grantor Trust under the Class A-FL Swap Contract unless it is assured, in its sole discretion, that the costs and expenses of such action(s) will be reimbursed by the Holders of the Class A-FL Certificates or another party (other than the Class A-FL Grantor Trust and/or the Trust).

Any Class A-FL Distribution Conversion shall become permanent following the determination by the Swap Trustee not to enter into a replacement interest rate swap contract and distribution of any Class A-FL Swap Termination Fees to the Holders of the Class A-FL Certificates.  Any such Swap Default (or termination of the Class A-FL Swap Contract) and the resulting Class A-FL Distribution Conversion shall not, in and of itself, constitute an Event of Default under this Agreement.

Upon any change (or notification to the Swap Trustee that such change is imminent) in the payment terms on the Class A-FL Certificates, including as a result of a Class A-FL Distribution Conversion, termination of a Class A-FL Distribution Conversion, a Swap Default or the cure of a Swap Default, the Swap Trustee shall promptly notify the Depositor of the change in payment terms.

(e)  The Swap Trustee’s obligation to pay to the Class A-FL Swap Counterparty any funds under the Class A-FL Swap Contract shall be limited to the provisions of Section 3.05(h) and in accordance with the priorities set forth in Section 4.01(k); the Swap Trustee will have no obligation on behalf of the Class A-FL Grantor Trust or the Trust Fund to pay or cause to be paid to the Class A-FL Swap Counterparty any portion of the amounts due to the Class A-FL Swap Counterparty under the Class A-FL Swap Contract for any Distribution Date unless and until the related interest payment on the Class A-FL Regular Interest for such Distribution Date is actually received by the Swap Trustee.

(f)  Any costs and expenses related to the Class A-FL Swap Contract will not be payable from the Class A-FL Floating Rate Account and will not constitute Class A-FL Grantor Trust expenses or Trust Fund expenses.  No party hereunder shall advance any Class A-FL Net Swap Payment payable by the Class A-FL Swap Counterparty.  Simultaneous with the delivery to the Certificateholders, the Swap Trustee shall (1) make available to the Class A-FL Swap Counterparty the Distribution Date Statement and (2) make available or deliver to the Class A-FL Swap Counterparty copies of any other reports or notices delivered to the Holders of the Class A-FL Certificates as and to the extent required by the Class A-FL Swap Contract.

ARTICLE IV

PAYMENTS TO CERTIFICATEHOLDERS AND RELATED MATTERS

Section 4.01  Distributions.

(a) (i)  On each Distribution Date, amounts held in the REMIC I Distribution Account shall be withdrawn or deemed to be withdrawn (to the extent of the Available Distribution Amount, the “REMIC I Distribution Amount”) in the case of all Classes of REMIC I Regular Interests and distributed or deemed to be distributed on the REMIC I Regular Interests as set forth in Section 4.01(a)(ii) and distributed on the Class R-I Certificates as set forth in Section 4.01(a)(iii).  Thereafter, until distributed to the Certificateholders, such amounts shall be considered to be held in the REMIC II Distribution Account.

(ii)  Principal and interest amounts, reimbursement of Realized Losses and Additional Trust Fund Expenses and timing of distributions on each REMIC I Regular

Interest will be identical to such amounts, reimbursements and timing on the related Corresponding Certificates (including, for this purpose, the Class A-FL Regular Interest and excluding the Class A-FL Certificates); except that, solely for this purpose, all calculations of interest with respect to the Corresponding REMIC I Regular Interests shall be made as though the Class A Certificate, Class A-FL Regular Interest, Class B and Class C Certificate Pass-Through Rates were equal to the Weighted Average Adjusted Net Mortgage Rate [and as though the Class X Notional Amount were zero at all times] and such that the amounts and timing of interest distributions on each Corresponding REMIC I Regular Interest represent the aggregate of the corresponding amounts on each Class of Corresponding Certificates [and its related Component of the Class X Certificates]; provided that [(A)] interest shall be deemed distributed on such REMIC I Regular Interest only in the same priority and to the extent actually distributable on such related Class of Corresponding Certificates (and pro rata among such REMIC I Regular Interests corresponding to a related Class of Corresponding Certificates) or related Component [and (B) interest distributable on the Class X Certificates shall be distributable pro rata among the related Components].

(iii)  Any amount that remains in the REMIC I Distribution Account on each Distribution Date after distribution of the REMIC I Distribution Amount and Prepayment Premiums allocable to the REMIC I Regular Interests pursuant to Section 4.01(c)(iv) shall be distributed to the Holders of the Class R-I Certificates (but only to the extent of the Available Distribution Amount for such Distribution Date remaining in the REMIC I Distribution Account, if any).

(b)  On each Distribution Date, to the extent of the Available Distribution Amount for such Distribution Date, the Trustee shall transfer or be deemed to transfer the REMIC I Distribution Amount from the REMIC I Distribution Account to the REMIC II Distribution Account in the amounts set forth in Section 4.01(a)(ii) with respect to each Class of REMIC I Regular Interest, and immediately thereafter, shall make distributions thereof from the REMIC II Distribution Account to the REMIC II Regular Certificates in the order of priority set forth in clauses (i) through (xlix) below, satisfying in full, to the extent required and possible, each priority before making any distribution with respect to any succeeding priority:

(i)  concurrently, to distributions of interest to the Holders of the Class A Certificates and the Class A-FL Regular Interest [and Class X] Certificates, up to an amount equal to[, and pro rata as among such Classes in accordance with,] all Distributable Certificate Interest in respect of each such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates, if any;

(ii)  to distributions of principal to the Holders of the Class A Certificates and the Class A-FL Regular Interest, pro rata, in an amount (not to exceed the Class Principal Balance of the Class A Certificates and Class A-FL Regular Interest outstanding immediately prior to such Distribution Date) equal to the entire remaining Principal Distribution Amount for such Distribution Date;

(iii)  to distributions to the Holders of the Class A Certificates, Class A-F Certificates and Class A-FL Regular Interest, pro rata, in an amount equal to, and in reimbursement of, all Realized Losses and Additional Trust Fund Expenses, if any, that were previously allocated to the Class Principal Balances of the Class A-FL Certificates and Class A-FL Regular Interest and that remain unreimbursed immediately prior to such Distribution Date;

(iv)  to distributions of interest to the Holders of the Class B Certificates in an amount equal to all Distributable Certificate Interest in respect of such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

(v)  if the Class Principal Balances of the Class A Certificates and Class A-FL Regular Interest have been reduced to zero, to distributions of principal to the Holders of the Class B Certificates, in an amount (not to exceed the Class Principal Balance of the Class B Certificates outstanding immediately prior to such Distribution Date) equal to the entire remaining Principal Distribution Amount for such Distribution Date;

(vi)  to distributions to the Holders of the Class B Certificates, in an amount equal to, and in reimbursement of, all Realized Losses and Additional Trust Fund Expenses, if any, that were previously allocated to the Class Principal Balance of the Class B Certificates and that remain unreimbursed immediately prior to such Distribution Date;

(vii)  to distributions of interest to the Holders of the Class C Certificates, in an amount equal to all Distributable Certificate Interest in respect of such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

(viii)  if the Class Principal Balances of the Class A Certificates and Class A-FL Regular Interest and Class B Certificates have been reduced to zero, to distributions of principal to the Holders of the Class C Certificates, in an amount (not to exceed the Class Principal Balance of the Class C Certificates outstanding immediately prior to such Distribution Date) equal to the entire remaining Principal Distribution Amount for such Distribution Date;

(ix)  to distributions to the Holders of the Class C Certificates, in an amount equal to, and in reimbursement of, all Realized Losses and Additional Trust Fund Expenses, if any, that were previously allocated to the Class Principal Balance of the Class C Certificates and that remain unreimbursed immediately prior to such Distribution Date; and

(x)  to distributions to the Holders of the Class R-II Certificates, in the amount remaining in the REMIC II Distribution Account for such Distribution Date remaining after the distributions to be made on such Distribution Date pursuant to clauses (i) through (ix) above;

provided that, on each Distribution Date coinciding with or following the Senior Principal Distribution Cross Over Date, and in any event on the Final Distribution Date, the payments of principal to be made pursuant to clause (ii) above, will be so made to the Holders of the Class A Certificates and Class A-FL Regular Interest, subject to available funds, up to an amount equal to, and pro rata as among such Classes in accordance with the respective then outstanding Class Principal Balances of such Class, and without regard to the Principal Distribution Amount for such date; provided, further, that, on the Final Distribution Date, the payments of principal to be made pursuant to any of clauses (v) and (viii) above with respect to any Class of Sequential Pay Certificates and the Class A-FL Regular Interest, will be so made to the Holders thereof, subject to available funds, up to an amount equal to the entire then outstanding Class Principal Balance of such Class of Certificates or the Class A-FL Regular Interest, and without regard to the Principal Distribution Amount for such date.  References to “remaining Principal Distribution Amount” in any of clauses (v) and (viii) above, in connection with the payments of principal to be made to the Holders of any Class of Sequential Pay Certificates and the Class A-FL Regular Interest, shall be to the Principal Distribution Amount for such Distribution Date, net of any payments of principal made in respect thereof to the Holders of each other Class of Sequential Pay Certificates and the Class A-FL Regular Interest that has a higher Payment Priority.

[All distributions of interest made in respect of the Class X Certificates on any Distribution Date pursuant to clause (i) above, shall be deemed to have been made in respect of all the Components of such Class, pro rata in accordance with the respective amounts of interest that would be payable on such Components on such Distribution Date based on the Class X Strip Rate of such Component multiplied by its Component Notional Amount, less an allocable portion of any Prepayment Interest Shortfall, together with any amounts thereof remaining unpaid from previous Distribution Dates.]

(c) (i)   On each Distribution Date, Prepayment Premiums collected during the related Collection Period with respect to the Mortgage Loans will be distributed by the Trustee to the following Classes:  to the Class A Certificates, Class A-FL Regular Interest, Class B Certificates and Class C Certificates in an amount equal to the product of (a) a fraction whose numerator is the amount distributed as principal to such Class on such Distribution Date, and whose denominator is the total amount distributed as principal to the Class A Certificates, Class A-FL Regular Interest, Class B Certificates and Class C Certificates on such Distribution Date, (b) the Base Interest Fraction for the related principal payment on such Class of Certificates, and (c) the aggregate amount of Prepayment Premiums relating to such Mortgage Loans collected on such principal prepayments during the related Collection Period.  [Any Prepayment Premiums collected on such Mortgage Loans during the related Collection Period remaining after such distributions will be distributed to entirely to the Holders of the Class X Certificates.]

(ii)  The “Base Interest Fraction” with respect to any Principal Prepayment on any Mortgage Loan and with respect to any Class of REMIC II Regular Certificates, is a fraction (a) whose numerator is the amount, if any, by which (i) the Pass-Through Rate on such Class of Certificates exceeds (ii) the Discount Rate and (b) whose denominator is the amount, if any, by which (i) the Mortgage Rate on such Mortgage Loan exceeds (ii) the Discount Rate.  However, under no circumstances shall the Base Interest Fraction be greater than one.  If such Discount Rate is greater than or equal to the lesser of (x) the Mortgage Rate on such Mortgage Loan and (y) the Pass-Through Rate described in the preceding sentence, then the Base Interest Fraction will equal zero.  The “Discount Rate” with respect to any applicable Prepayment Premium calculation, is the yield on the United Stated Treasury issue with a maturity date closest to the Maturity Date for the Mortgage Loan being prepaid (if applicable, converted to a monthly compounded nominal yield), or an interpolation thereof, in any case as specified and used in accordance with the related loan documents in calculating the Prepayment Premium with respect to the related prepayment; provided, however, that for any Mortgage Loan subject to a Fixed Prepayment Premium, the Discount Rate means the yield on the United Stated Treasury issue with a maturity date closest to the Maturity Date for the Mortgage Loan being prepaid, or an interpolation thereof.

(iii)  [After the Certificate Principal Balances of the Class A, Class B and Class C Certificates have been reduced to zero, all Prepayment Premiums and yield maintenance charges with respect to the Mortgage Loans shall be distributed to the holders of the Class X Certificates.]

(d)  All distributions made with respect to each Class on each Distribution Date shall be allocated pro rata among the outstanding Certificates in such Class based on their respective Percentage Interests.  Except as otherwise provided below, all such distributions with respect to each Class of Certificates on each Distribution Date shall be made to the Certificateholders of the respective Class of record at the close of business on the related Record Date and shall be made by wire transfer of immediately available funds to the account of any such Certificateholder at a bank or other entity having appropriate facilities therefor, if such Certificateholder shall have provided the Trustee with written wiring instructions no less than [___] Business Days prior to the related Record Date (which wiring instructions may be in the form of a standing order applicable to all subsequent Distribution Dates), or otherwise by check mailed to the address of such Certificateholder as it appears in the Certificate Register.  The final distribution on each Certificate (determined without regard to any possible future reimbursement of any Realized Loss or Additional Trust Fund Expense previously allocated to such Certificate) will be made in like manner, but only upon presentation and surrender of such Certificate at the Corporate Trust Office or such other location specified in the notice to Certificateholders of such final distribution.  Any distribution that is to be made with respect to a Certificate in reimbursement of a Realized Loss or Additional Trust Fund Expense previously allocated thereto, which reimbursement is to occur after the date on which such Certificate is surrendered as contemplated by the preceding sentence, will be made by check mailed to the address of the Certificateholder that surrendered such Certificate as such address last appeared in the Certificate Register or to any other address of which the Trustee was subsequently notified in writing.

(e)  Each distribution with respect to a Book-Entry Certificate shall be paid to the Depository, as Holder thereof, and the Depository shall be responsible for crediting the amount of such distribution to the accounts of its Depository Participants in accordance with its normal procedures.  Each Depository Participant shall be responsible for disbursing such distribution to the Certificate Owners that it represents and to each indirect participating brokerage firm (a “brokerage firm” or “indirect participating firm”) for which it acts as agent.  Each brokerage firm shall be responsible for disbursing funds to the Certificate Owners that it represents.  None of the Trustee, the Certificate Registrar, the Depositor, the Master Servicer, the

Special Servicer or the REMIC Administrator shall have any responsibility therefor except as otherwise provided by this Agreement or applicable law.

If, in connection with any Distribution Date, the Trustee has reported the amount of an anticipated distribution to DTC based on a report received from the Master Servicer, and the final report from the Master Servicer changes the initial amounts forwarded by the Master Servicer to the Trustee, the Trustee shall use commercially reasonable efforts to notify DTC to make a revised distribution on a timely basis on such Distribution Date.  The Trustee shall not be liable or held responsible for any resulting delay (or claim by DTC resulting therefrom) in the making of such distribution to the Certificateholders and shall be entitled to reimbursement from the Trust Fund for any reasonable losses, costs or expenses resulting therefrom.

(f)  The rights of the Certificateholders to receive distributions from the proceeds of the Trust Fund in respect of their Certificates, and all rights and interests of the Certificateholders in and to such distributions, shall be as set forth in this Agreement.  Neither the Holders of any Class of Certificates nor any party hereto shall in any way be responsible or liable to the Holders of any other Class of Certificates in respect of amounts properly previously distributed on the Certificates.  Distributions in reimbursement of Realized Losses and Additional Trust Fund Expenses previously allocated to a Class of Certificates shall not constitute distributions of principal and shall not result in a reduction of the related Class Principal Balance.

(g)  Except as otherwise provided in Section 9.01, whenever the Trustee expects that the final distribution with respect to any Class of Certificates (determined without regard to any possible future reimbursement of any Realized Loss or Additional Trust Fund Expense previously allocated to such Class of Certificates) will be made on the next Distribution Date, the Trustee shall, as soon as practicable in the month in which such Distribution Date occurs, mail to each Holder of such Class of Certificates as of the date of mailing a notice to the effect that:

(i)  the Trustee expects that the final distribution with respect to such Class of Certificates will be made on such Distribution Date but only upon presentation and surrender of such Certificates at the Corporate Trust Office or such other location therein specified, and

(ii)  no interest shall accrue on such Certificates from and after such Distribution Date.

Any funds not distributed to any Holder or Holders of Certificates of such Class on such Distribution Date because of the failure of such Holder or Holders to tender their Certificates shall, on such date, be set aside and held uninvested in trust and credited to the account or accounts of the appropriate non-tendering Holder or Holders.  If any Certificates as to which notice has been given pursuant to this Section 4.01(g) shall not have been surrendered for cancellation within six months after the time specified in such notice, the Trustee shall mail a second notice to the remaining non-tendering Certificateholders to surrender their Certificates for cancellation to receive the final distribution with respect thereto.  If within one year after the second notice all such Certificates shall not have been surrendered for cancellation, the Trustee, directly or through an agent, shall take such steps to contact the remaining non-tendering Certificateholders concerning the surrender of their Certificates as it shall deem appropriate.  The costs and expenses of holding such funds in trust and of contacting such Certificateholders following the first anniversary of the delivery of such second notice to the non-tendering Certificateholders shall be paid out of such funds.  No interest shall accrue or be payable to any Certificateholder on any amount held in trust hereunder by the Trustee as a result of such Certificateholder’s failure to surrender its Certificate(s) for final payment thereof in accordance with this Section 4.01(g).  If all of the Certificates shall not have been surrendered for cancellation by the second anniversary of the delivery of the second notice, the Trustee shall distribute to the Class R-II Certificateholders all unclaimed funds and other assets that remain subject hereto.

(h)  Notwithstanding any other provision of this Agreement, the Trustee shall comply with all federal withholding requirements respecting payments to Certificateholders of interest or original issue discount that the Trustee reasonably believes are applicable under the Code taking into account any applicable exemptions from, or reductions in, withholding upon receipt of appropriate IRS forms and documentation.  The consent of Certificateholders shall not be required for such withholding.  In the event the Trustee does withhold any amount from interest or original issue discount payments or advances thereof to any Certificateholder pursuant to federal withholding requirements, the Trustee shall indicate the amount withheld to such Certificateholders.  Such amounts shall be deemed to have been distributed to such Certificateholders for all purposes of this Agreement.

(i)  [RESERVED].

(j)  [RESERVED].

(k)  On each Distribution Date, to the extent of the Class A-FL Available Funds for such Distribution Date, the Trustee shall make distributions from the Class A-FL Floating Rate Account in the following order of priority, satisfying in full, to the extent required and possible, each priority before making any distribution with respect to any succeeding priority:

(A)  first, to the Holders of the Class A-FL Certificates in respect of interest, up to an amount equal to the Class A-FL Interest Distribution Amount, for such Distribution Date;

(B)  second, to the Holders of the Class A-FL Certificates in reduction of the Certificate Balances thereof, an amount equal to the Class A-FL Principal Distribution Amount until the outstanding Certificate Balance thereof has been reduced to zero;

(C)  third, to the Holders of the Class A-FL Certificates until all Realized Losses and Additional Trust Fund Expenses previously allocated to the Class A-FL Certificates (as a result of the allocation of Realized Losses and Additional Trust Fund Expenses to the Class A-FL Regular Interest) but not previously reimbursed, have been reimbursed in full; and

(D)  fourth, to pay termination payments, if any, to the A-FL Swap Counterparty; and

(E)  fifth, any remaining amount to the Holders of the Class A-FL Certificates.

(l)  So long as a Class A-FL Distribution Conversion is not in effect, any Prepayment Premiums paid on the Class A-FL Regular Interest shall be payable to the Class A-FL Swap Counterparty pursuant to the terms of the Class A-FL Swap Contract on a net basis as part of the Class A-FL Net Swap Payment specified in Section 3.29.  On each Distribution Date for which a Class A-FL Distribution Conversion is in effect, any Prepayment Premium paid on the Class A-FL Regular Interest shall be distributed to the Holders of the Class A-FL Certificates.  Any termination payments due to the Class A-FL Swap Counterparty under the Class A-FL Swap Contract shall be payable solely from (i) amounts, if any, remaining in the Class A-FL Floating Rate Account after all other amounts have been paid to the Class A-FL Regular Interest (including all principal amounts outstanding) and to the Class A-FL Certificates pursuant to Section 4.01 and (ii) to the extent of any payment made by a replacement swap counterparty to the Class A-FL Grantor Trust in consideration for entering into such replacement swap contract, if any (less any costs and expenses incurred by the Class A-FL Grantor Trust in connection with entering into such replacement swap contract).

(m)  If, in connection with any Distribution Date, the Trustee has reported the amount of an anticipated distribution to the Depository based on a report received from the Master Servicer, and the final report from the Master Servicer changes the initial amounts forwarded by the Master Servicer to the Trustee or if there is Class A-FL Swap Default, the Trustee shall use commercially reasonable efforts to notify the Depository to make a revised distribution on a timely basis on such Distribution Date.  The Trustee shall not be liable or held responsible for any resulting delay (or claim by the Depository resulting therefrom) in the making of such distribution to the Certificateholders and shall be entitled to reimbursement from the Class A-FL Grantor Trust for any reasonable losses, costs or expenses resulting therefrom.

Section 4.02  Statements to Certificateholders; Certain Reports by the Master Servicer and the Special Servicer.

(a)  On each Distribution Date, the Trustee shall provide or make available, either in electronic format or by first class mail to each Holder (and, if it shall have certified to the Trustee as to its Ownership Interest in a Class of Book-Entry Certificates, each Certificate Owner) of the Certificates, the Class A-FL Swap Counterparty and to the 17g-5 Information Provider (and, subject to Section 3.15, the Rating Agencies) a statement substantially in the form set forth as Exhibit G hereto (a “Distribution Date Statement”), as to the distributions made on such Distribution Date setting forth:

(i)  the amount of the distribution, if any, on such Distribution Date to the Holders of each Class of REMIC II Regular Certificates and the Class A-FL Regular Interest in reduction of the Class Principal Balance thereof;

(ii)  the amount of the distribution, if any, on such Distribution Date to the Holders of each Class of REMIC II Regular Certificates and the Class A-FL Regular Interest allocable to Distributable Certificate Interest or the Class A-FL Interest Distribution Amount, as applicable, and the amount of the distribution, if any, on such Distribution Date to the Holders of each Class of REMIC II Regular Certificates and Class A-FL Regular Interest allocable to Prepayment Premiums; and, with respect to the Class A-FL Certificates, if applicable, notification that the amount of interest distribution thereon is equal to the interest distribution amount with respect to the Class A-FL Regular Interest which is being paid as a result of a Class A-FL Distribution Conversion;

(iii)  the Available Distribution Amount for such Distribution Date;

(iv)  the aggregate amount of P&I Advances (both as to those within any applicable grace period and those which are beyond any applicable grace period, together with the aggregate amount of delinquencies) and other Advances made in respect of the immediately preceding Distribution Date;

(v)  P&I Advances outstanding as of the Master Servicer Remittance Date;

(vi)  the aggregate amount of P&I Advances made with respect to the Mortgage Pool in respect of the immediately preceding Determination Date;

(vii)  the number, aggregate principal balance, weighted average remaining term to maturity and weighted average Mortgage Rate of the Mortgage Pool as of the end of the Collection Period for the immediately preceding Determination Date;

(viii)  as of the Determination Date for the related Distribution Date, the number, aggregate unpaid principal balance and specific identification (by loan number) of Mortgage Loans (A) delinquent 30-59 days, (B) delinquent 60-89 days, (C) delinquent 90 or more days, (D) current but specially serviced or in foreclosure but not a REO Property and (E) identification of Mortgage Loans the Mortgagor for which is subject to bankruptcy;

(ix)  with respect to any REO Property included in the Trust Fund as of the end of the Collection Period for such Distribution Date, the principal balance of the Mortgage Loan as of the date such Mortgage Loan became delinquent;

(x)  the Accrued Certificate Interest and Distributable Certificate Interest in respect of each Class of REMIC II Regular Certificates and Class A-FL Regular Interest for such Distribution Date;

(xi)  the aggregate amount of Distributable Certificate Interest payable in respect of each Class of REMIC II Regular Certificates and Class A-FL Regular Interest on such Distribution Date, including, without limitation, any Distributable Certificate Interest remaining unpaid from prior Distribution Dates;

(xii)  any unpaid Distributable Certificate Interest in respect of Class of REMIC II Regular Certificates and Class A-FL Regular Interest after giving effect to the distributions made on such Distribution Date;

(xiii)  the Pass-Through Rate for each Class of REMIC II Regular Certificates and the Class A-FL Regular Interest (and correspondingly, the Class A-FL Certificates) for such Distribution Date;

(xiv)  the Principal Distribution Amount with respect to the Mortgage Pool for such Distribution Date, separately identifying the amounts distributable to each Class of REMIC II Regular Certificates and the Class A-FL Regular Interest (and correspondingly, the Class A-FL Certificates);

(xv)  the aggregate of all Realized Losses incurred during the related Collection Period and all Additional Trust Fund Expenses incurred during the related Collection Period, and an itemization of all such Additional Trust Fund Expenses;

(xvi)  the Certificate Principal Balance or Notional Amount, as the case may be, of each Class of REMIC II Regular Certificates and the Class A-FL Regular Interest (and correspondingly, the Class A-FL Certificates) outstanding immediately before and immediately after such Distribution Date, separately identifying any reduction therein due to the allocation of Realized Losses and Additional Trust Fund Expenses on such Distribution Date;

(xvii)  the Certificate Factor for each Class of REMIC II Regular Certificates immediately following such Distribution Date;

(xviii)  the aggregate amount of servicing fees paid to the Master Servicer and the Special Servicer, collectively and separately, during the related Collection Period;

(xix)  a brief description of any material waiver, modification or amendment of any Mortgage Loan entered into by the Master Servicer or Special Servicer pursuant to Section 3.20 during the related Collection Period;

(xx)  current and cumulative outstanding Advances with respect to the Mortgage Pool;

(xxi)  current prepayments and curtailments;

(xxii)  the number and aggregate principal balance of Mortgage Loans as to which foreclosure proceedings have been commenced as to the related Mortgaged Property;

(xxiii)  the ratings from all Rating Agencies for all Classes of Certificates; provided that if and for so long as the Trust is subject to the reporting requirements of the Exchange Act, the Distribution Date Statement shall not include references to the Rating Agencies or any rating assigned by any Rating Agency to any Class of Certificates;

(xxiv)  amounts held in the Excess Liquidation Proceeds Account;

(xxv)  the CREFC Reconciliation of Funds Report;

(xxvi)  the information required by Rule 15Ga-1(a) under the Exchange Act concerning all assets of the Trust that were subject of a demand to repurchase or replace for breach of the representations and warranties;

(xxvii)  for any Distribution Date Statement distributed after December 31, 2011, a reference to the most recent Form ABS-15G filed by the Depositor and the Mortgage Loan Seller, if applicable, and the Commission assigned “Central Index Key” number for such filers;

(xxviii)  the Class A-FL Available Funds for such Distribution Date;

(xxix)  LIBOR as calculated for the related Distribution Date and the next succeeding Distribution Date;

(xxx)  identification of any Rating Agency Trigger Event or Swap Default as of the close of business on the last day of the immediately preceding calendar month with respect to the Class A-FL Swap Contract;

(xxxi)  the amount of any (A) payment by the A-FL Swap Counterparty as a termination payment, (B) payment in connection with the acquisition of a replacement interest rate swap contract and (C) collateral posted in connection with any Rating Agency Trigger Event; and

(xxxii)  the amount of, and identification of, any interest due thereon (including without limitation, any termination payment received in connection with the Class A-FL Swap Contract).

Any item of information disclosed to the Trustee by the Master Servicer pursuant to Section 3.19(a) since the preceding Distribution Date (or, in the case of the initial Distribution Date, since the Closing Date) shall be made available with the Distribution Date Statement.

In the case of information furnished pursuant to clauses (i) and (ii) above, the amounts shall be expressed as a dollar amount in the aggregate for all Certificates of each applicable Class and per Single Certificate.  Except with respect to the Certificate Factor (required to be reported by clause (xix) above), financial information reported by the Trustee to the Certificateholders pursuant to this Section 4.02 shall be expressed as a dollar amount rounded to the nearest whole cent.  Absent actual knowledge of an error therein, the Trustee shall have no obligation to recompute, recalculate or verify any information provided to it by the Master Servicer or Special Servicer.  The calculations by the Trustee contemplated by this Section 4.02 shall, in the absence of manifest error, be presumptively deemed to be correct for all purposes hereunder.

The Trustee shall be entitled to rely on but shall not be responsible for the content or accuracy of any information provided by third parties for purposes of preparing the

Distribution Date Statement and may affix thereto any disclaimer it deems appropriate in its reasonable discretion (without suggesting liability on the part of any other party hereto).

Within a reasonable period of time after the end of each calendar year, the Trustee shall furnish upon request to each Person who at any time during the calendar year was a Holder of a REMIC II Regular Certificate a statement containing the information as to the applicable Class set forth in clauses (i), (ii) and (iii) above of the description of Distribution Date Statement, aggregated for such calendar year or applicable portion thereof during which such Person was a Certificateholder, together with such other information as the Trustee determines to be necessary to enable Certificateholders to prepare their tax returns for such calendar year.  Such obligation of the Trustee shall be deemed to have been satisfied to the extent that substantially comparable information shall be provided by the Trustee pursuant to any requirements of the Code as from time to time are in force.

Upon filing with the IRS, the REMIC Administrator shall furnish to the Holders of the Class R-I and Class R-II Certificates the IRS Form 1066 and shall furnish their respective Schedules Q thereto at the times required by the Code or the IRS, and shall provide from time to time such information and computations with respect to the entries on such forms as any Holder of the Class R-I and Class R-II Certificates may reasonably request.

The Trustee will make available each month, to the general public, the Distribution Date Statement (and any additional files containing the same information in an alternative format) via the Trustee’s Website.  In addition, the Trustee will make available to the general public each month the Servicer Reports, the CREFC Loan Setup File and the Trustee’s Reports on the Trustee’s Website.  In addition, the Trustee will make available, as a convenience for interested parties (and not in furtherance of the distribution of the Base Prospectus and the Prospectus Supplement under the securities laws), this Agreement, the Base Prospectus and the Prospectus Supplement via the Trustee’s Website.  The Trustee will also make available copies of the Depositor’s registration statement and any other materials the Depositor files with the Securities and Exchange Commission, including distribution reports on Form 10-D, annual reports on Form 10-K, current reports on Form 8-K and amendments to these reports available through this website on the same date they are filed with the Securities and Exchange Commission.  Parties that are unable to use the website are entitled to have a paper copy mailed to them via first class mail by calling the customer service desk and indicating such.  The Trustee shall have the right to change the way the monthly statements to Certificateholders are distributed in order to make such distribution more convenient and/or more accessible to the above parties and the Trustee shall provide timely and adequate notification to all above parties regarding any such changes.  For assistance with the above-referenced services, interested parties may call [(___) ___-____].  The Trustee will make no representations or warranties as to the accuracy or completeness of such documents and will assume no responsibility therefor.  In addition, upon authorization of the Depositor, that is hereby given, the Trustee shall make available to any Financial Market Publishers or such other vendors as chosen by the Depositor, including Reuters, all electronic reports delivered or made available pursuant to Section 4.02 of this Agreement to the Certificateholders using a format mutually acceptable to such vendors and the Trustee.

In connection with providing access to the Trustee’s Website, the Trustee may require registration and the acceptance of a disclaimer.  The Trustee shall not be liable for the dissemination of the information in accordance herewith.

(b)  By [___] (New York City time) on the [___] Business Day following each Determination Date (or with respect to the CREFC Loan Periodic Update File, by [___] p.m. (New York City time) on the [___] Business Day following each Determination Date), the Master Servicer shall deliver to the Trustee, in a computer-readable medium downloadable by the Trustee, each of the files and reports comprising the CREFC Investor Reporting Package (other than the CREFC Bond Level File and the CREFC Collateral Summary File, which are prepared by the Trustee), each reflecting information as of the close of business on such Determination Date, in a mutually agreeable electronic format.  The CREFC Loan Periodic Update File contained in the CREFC Investor Reporting Package and any written information supplemental thereto shall include such information with respect to the Mortgage Loans that is reasonably required by the Trustee for purposes of making the calculations and preparing the reports for which the Trustee is responsible pursuant to Section 4.01, this Section 4.02, Section 4.04 or any other section of this Agreement, as set forth in reasonable written specifications or guidelines issued by the Trustee from time to time.  Such information may be delivered by the Master Servicer to the Trustee by telecopy or in such electronic or other form as may be reasonably acceptable to the Trustee and the Master Servicer.

The Special Servicer shall from time to time (and, in any event, as may be reasonably required by the Master Servicer) provide the Master Servicer with such information in its possession regarding the Specially Serviced Mortgage Loans and REO Properties as may be necessary for the Master Servicer to prepare each report and any supplemental information to be provided by the Master Servicer to the Trustee.

Notwithstanding the foregoing, the failure of the Master Servicer or the Special Servicer to disclose any information otherwise required to be disclosed pursuant to Section 4.02(a) or this Section 4.02(b) shall not constitute a breach of Section 4.02(a) or of this Section 4.02(b) to the extent the Master Servicer or the Special Servicer so fails because such disclosure, in the reasonable belief of the Master Servicer or the Special Servicer, as the case may be, would violate any applicable law or any provision of a Mortgage Loan document prohibiting disclosure of information with respect to the Mortgage Loans or the Mortgaged Properties, would constitute a waiver of the attorney-client privilege on behalf of the Trust or would otherwise materially harm the Trust Fund.  The Master Servicer or the Special Servicer may affix to any information provided by it any disclaimer it deems appropriate in its reasonable discretion (without suggesting liability on the part of any other party hereto).

(c)  Not later than [___] p.m. (New York City time) on the [___] Business Day following each Determination Date, the Special Servicer shall prepare and deliver or cause to be delivered to the Master Servicer, the following reports (or data fields required for the Master Servicer to produce such reports) with respect to the Specially Serviced Mortgage Loans and any REO Properties, providing the required information as of such Determination Date:  (i) a CREFC Property File; and (ii) a CREFC Special Servicer Loan File.  In addition, the Special Servicer shall from time to time provide the Master Servicer with such information in the Special Servicer’s possession regarding the Specially Serviced Mortgage Loans and REO Properties as

may be requested by the Master Servicer and is reasonably necessary for the Master Servicer to prepare each report and any supplemental information required to be provided by the Master Servicer to the Trustee.

(d)  Notwithstanding anything herein to the contrary, the failure of the Master Servicer or Special Servicer to disclose any information otherwise required to be disclosed by this Section 4.02 shall not constitute a breach of this Section 4.02 to the extent the Master Servicer or Special Servicer so fails because such disclosure, in the reasonable belief of the Master Servicer or the Special Servicer as the case may be, would violate any applicable law or any provision of a Mortgage Loan document prohibiting disclosure of information with respect to the Mortgage Loans or Mortgaged Properties or would constitute a waiver of the attorney-client privilege on behalf of the Trust.  The Master Servicer and Special Servicer may disclose any such information or any additional information to any Person so long as such disclosure is consistent with applicable law, the related loan documents and the Servicing Standard.  The Master Servicer or the Special Servicer may affix to any information provided by it any disclaimer it deems appropriate in its reasonable discretion (without suggesting liability on the part of any other party hereto).

(e)  If the Master Servicer or the Special Servicer is required to deliver any statement, report or information under any provision of this Agreement (other than reports to be delivered to the Trustee which shall be delivered directly to the Trustee in a mutually agreeable electronic format), the Master Servicer or the Special Servicer, as the case may be, may satisfy such obligation by (x) physically delivering a paper copy of such statement, report or information, (y) delivering such statement, report or information in a commonly used electronic format or (z) making such statement, report or information available on the Master Servicer’s internet website, unless this Agreement expressly specifies a particular method of delivery.

Section 4.03  P&I Advances.

(a)  On each Master Servicer Remittance Date, the Master Servicer shall in the case of all Mortgage Loans, either (i) deposit into the Distribution Account from its own funds an amount equal to the aggregate amount of P&I Advances, if any, to be made in respect of the related Distribution Date, (ii) apply amounts held in the Certificate Account for future distribution to Certificateholders in subsequent months in discharge of any such obligation to make P&I Advances, or (iii) make P&I Advances in the form of any combination of (i) and (ii) aggregating the total amount of P&I Advances to be made; provided that if Late Collections of any of the delinquent principal and/or interest in respect of which it is to make P&I Advances on any Master Servicer Remittance Date are then on deposit in the Certificate Account, the Master Servicer shall use such Late Collections (net of any Master Servicing Fees, Liquidation Fees and Workout Fees payable therefrom) to make such P&I Advances.  If, as of 3:00 p.m., New York City time, on any Master Servicer Remittance Date, the Master Servicer shall not have made any P&I Advance required to be made  on such date pursuant to this Section 4.03(a) (and shall not have delivered to the Trustee the requisite Officer’s Certificate and documentation related to a determination of nonrecoverability of a P&I Advance), then the Trustee shall provide notice of such failure to a Servicing Officer of the Master Servicer by facsimile transmission sent to telecopy no. [_______________] (or such alternative number provided by the Master Servicer to the Trustee in writing) and by telephone at telephone no. [_______________] (or such alternative number provided by the Master Servicer to the Trustee in writing) as soon as possible, but in any event before 4:00 p.m., New York City time, on such Master Servicer Remittance Date.  If, after such notice, the Trustee does not receive the full amount of such P&I Advances by the close of business (New York City time) on such Master Servicer Remittance Date, then (i) unless the Trustee determines that such Advance would be a Nonrecoverable P&I Advance if made, the Trustee shall make, by 11:00 a.m. on the Distribution Date or in any event by such time as shall be required to make the required distribution on such Distribution Date, the portion of such P&I Advances that was required to be, but was not, made by the Master Servicer on such Master Servicer Remittance Date and (ii) such failure shall constitute an Event of Default on the part of the Master Servicer.

(b)  The aggregate amount of P&I Advances to be made in respect of the Mortgage Loans (including, without limitation, Balloon Loans that are included in the Trust Fund delinquent as to their respective Balloon Payments) and any REO Loans for any Distribution Date shall equal, subject to subsection (c) below, the aggregate of all Monthly Payments (other than Balloon Payments) and any Assumed Monthly Payments, in each case net of related Master Servicing Fees payable hereunder, that were due or deemed due, as the case may be, in respect thereof on their respective Due Dates during the related Collection Period and that were not paid by or on behalf of the related Mortgagors or otherwise collected as of the close of business on the [___] Business Day before the Master Servicer Remittance Date; provided that, if an Appraisal Reduction Amount exists with respect to any Required Appraisal Loan, then, in the event of subsequent delinquencies thereon, the interest portion of the P&I Advance in respect of such Required Appraisal Loan for the related Distribution Date shall be reduced (it being herein acknowledged that there shall be no reduction in the principal portion of such P&I Advance) to equal the product of (i) the amount of the interest portion of such P&I Advance for such Required Appraisal Loan for such Distribution Date without regard to this proviso, multiplied by (ii) a fraction, expressed as a percentage, the numerator of which is equal to the Stated Principal Balance of such Required Appraisal Loan immediately prior to such Distribution Date, net of the related Appraisal Reduction Amount, if any, and the denominator of which is equal to the Stated Principal Balance of such Required Appraisal Loan immediately prior to such Distribution Date; provided, further, that the Master Servicer shall not advance Excess Interest with respect to ARD Loans or a Prepayment Premium.

(c)  Notwithstanding anything herein to the contrary, no P&I Advance shall be required to be made hereunder if such P&I Advance would, if made, constitute a Nonrecoverable P&I Advance. In addition, with respect to the Mortgage Loans, Nonrecoverable P&I Advances shall be reimbursable pursuant to Section 3.05(a) out of general collections on the Mortgage Pool on deposit in the Certificate Account.  The determination by the Master Servicer or the Trustee that it has made a Nonrecoverable P&I Advance has been made or that any proposed P&I Advance, if made, would constitute a Nonrecoverable P&I Advance or that any proposed P&I Advance, if made, would constitute a Nonrecoverable P&I Advance, shall be evidenced by an Officer’s Certificate delivered promptly (and, in any event, in the case of a proposed P&I Advance by the Master Servicer, no less than [___] Business Days prior to the related Master Servicer Remittance Date) to the Trustee (or, if applicable, retained thereby), the Depositor, the 17g-5 Information Provider (and, subject to Section 3.15, the Rating Agencies), the Directing Certificateholder, setting forth the basis for such determination, together with (such determination is prior to the liquidation of the related Mortgage Loan or REO Property) a copy of an Appraisal of the related Mortgaged Property or REO Property, as the case may be, which shall have been performed within the 12 months preceding such determination, and further accompanied by any other information that the Master Servicer or the Special Servicer may have obtained that supports such determination.  The Trustee shall deliver such Officer’s Certificate as soon as practicable after its determination that such P&I Advance would be nonrecoverable.  If such an Appraisal shall not have been required and performed pursuant to the terms of this Agreement, the Master Servicer may, subject to its reasonable and good faith determination that such Appraisal will demonstrate the nonrecoverability of the related Advance, obtain an Appraisal for such purpose at the expense of the Trust out of general collections.  The Trustee shall be entitled to rely on any determination of nonrecoverability that may have been made by the Master Servicer with respect to a particular P&I Advance.  The Master Servicer and the Trustee shall rely on any determination of nonrecoverability that may have been made by the Special Servicer with respect to a particular P&I Advance.

(d)  The Master Servicer and the Trustee shall be entitled to receive interest at the Reimbursement Rate in effect from time to time, accrued on the amount of each P&I Advance made thereby (out of its own funds), to the extent that such P&I Advance relates to a Past Grace Period Loan when made, or remains outstanding when such Mortgage Loan becomes a Past Grace Period Loan, in which case such interest shall begin to accrue when such Mortgage Loan becomes a Past Grace Period Loan, for so long as such P&I Advance is outstanding (or, in the case of Advance Interest payable to the Master Servicer, if earlier, until the Late Collection of the delinquent principal and/or interest in respect of which such P&I Advance was made has been received by the Master Servicer).  Such interest will be paid:  first, out of any Default Charges as set forth in Section 3.27; and second, at any time coinciding with or following the reimbursement of such P&I Advance, out of general collections on the Mortgage Loans and any REO Properties on deposit in the Certificate Account.  The Master Servicer shall reimburse itself or the Trustee, as appropriate, for any P&I Advance made thereby as soon as practicable after funds available for such purpose are deposited into the Certificate Account and in no event shall interest accrue in accordance with this Section 4.03(d) on any P&I Advance as to which the corresponding Late Collection had been received as of the related date on which such P&I Advance was made.

(e)  With regard to such P&I Advances, the Master Servicer, the Special Servicer or the Trustee shall account for that part of the P&I Advances that is attributable to Past Grace Period Loans, and that part of the P&I Advances that is attributable to Within Grace Period Loans.

(f)  [RESERVED].

(g)  None of the Master Servicer or the Trustee shall advance any amount due to be paid by the Class A-FL Swap Counterparty for distribution to the Class A-FL Certificates.  In addition, for the avoidance of doubt, if funds allocated to payment of interest distributions on the Class A-FL Regular Interest are insufficient to pay the Accrued Certificate Interest on the Class A-FL Regular Interest, the amount paid to the Class A-FL Swap Counterparty will be reduced and interest paid by the Class A-FL Swap Counterparty under the Class A-FL Swap Contract will be reduced, on a dollar-for-dollar basis, by an amount equal to the difference between the amount actually paid to the Class A-FL Swap Counterparty and the amount that would have been paid if the funds allocated to payment of interest distributions on the Class A-FL Regular Interest had been sufficient to pay the Accrued Certificate Interest on the Class A-FL Regular Interest.

Section 4.04  Allocation of Realized Losses and Additional Trust Fund Expenses.

(a)  On each Distribution Date, following the distributions to be made to the Certificateholders, on such date pursuant to Section 4.01(b) and the allocation of Realized Losses pursuant to the preceding paragraph, the Trustee shall determine the amount, if any, by which (i) the then aggregate Certificate Principal Balance of the Sequential Pay Certificates and the Class A-FL Regular Interest exceeds (ii) the aggregate Stated Principal Balance of the Mortgage Pool that will be outstanding immediately following such Distribution Date (provided, however, that for purposes of this calculation, any Workout-Delayed Reimbursement Amounts paid from principal collections on the Mortgage Pool shall for purposes of this calculation be deemed to still be outstanding unless the related Unliquidated Advance has been determined to be a Nonrecoverable Advance on the related Mortgage Loan or a Final Determination has been made with respect to the related Mortgage Loan or the related Mortgage Loan or REO Property is otherwise liquidated or disposed).  If such excess does exist, then the Class Principal Balances of the Class C, Class B and Class A Certificates shall be reduced sequentially, in that order in each case, until such excess or the related Class Principal Balance is reduced to zero (whichever occurs first).  Such reductions in the Class Principal Balances of the respective Classes of the Sequential Pay Certificates and the Class A-FL Regular Interest shall be deemed to be allocations of Realized Losses and Additional Trust Fund Expenses, to the extent not covered by reductions in distributions of interest pursuant to the allocations set forth in Section 4.01(b).

(b)  With respect to any Distribution Date, any Realized Losses or Additional Trust Fund Expenses allocated pursuant to Section 4.04(a) with respect to such Distribution Date shall reduce the REMIC I Principal Balances of the REMIC I Regular Interests as a write-off and shall be allocated among the REMIC I Regular Interests in the same priority as the Class of Corresponding Certificates.

Section 4.05  Interest Reserve Account.

The Master Servicer shall establish and maintain the Interest Reserve Account in the Trustee’s name for the benefit of the Certificateholders.  The Interest Reserve Account shall be established and maintained, at all times, as an Eligible Account, which the Master Servicer may (but shall not be obligated to) invest only in Permitted Investments in accordance with Section 3.06.  On each Master Servicer Remittance Date occurring in February and each Master Servicer Remittance Date in January of any year that is not a leap year (unless, in either case, the related Distribution Date is the final Distribution Date), the Master Servicer shall withdraw from the Certificate Account, in respect of each Mortgage Loan which accrues interest on an Actual/360 Basis, an amount equal to one day’s interest at the related Net Mortgage Rate on the Stated Principal Balance of each such Mortgage Loan as of the Distribution Date in the month preceding the month in which such Master Servicer Remittance Date occurs, to the extent a Monthly Payment or P&I Advance is made in respect thereof (all amounts so deposited in any consecutive January (if applicable) and February, “Withheld Amounts”).  On the Master Servicer Remittance Date in March (or February, if the related Distribution Date is the final Distribution Date) of each calendar year, the Master Servicer shall remit to the Trustee for deposit into the

REMIC I Distribution Account the aggregate of all Withheld Amounts on deposit in the Interest Reserve Account.

ARTICLE V

THE CERTIFICATES.

Section 5.01  The Certificates.

(a)  The Certificates will be substantially in the respective forms annexed hereto as Exhibits A-1 through and including A-6; provided that any of the Certificates may be issued with appropriate insertions, omissions, substitutions and variations, and may have imprinted or otherwise reproduced thereon such legend or legends, not inconsistent with the provisions of this Agreement, as may be required to comply with any law or with rules or regulations pursuant thereto, or with the rules of any securities market in which the Certificates are admitted to trading, or to conform to general usage.  The Certificates will be issuable in registered form only; provided, however, that in accordance with Section 5.03 beneficial ownership interests in the REMIC II Regular Certificates shall initially be held and transferred through the book-entry facilities of the Depository.  The Class A, Class A-FL, Class B and Class C Certificates will be issuable in denominations corresponding to initial Certificate Principal Balances as of the Closing Date of not less than $[_______], $[______], $[______] and $[_______], respectively, and any whole dollar denomination in excess thereof[; and the Class X Certificates will be issuable in denominations corresponding to initial Notional Balances as of the Closing Date of not less than $[_______] and any whole dollar denomination in excess thereof]; provided, however, that a single Certificate of any Class thereof may be issued in a different denomination.  Each Class of Residual Certificates will be issuable only in a denomination representing the entire Class.  With respect to any Certificate or any beneficial interest in a Certificate, the “Denomination” thereof shall be (i) the amount (a) set forth on the face thereof, (b) set forth on a schedule attached thereto or (c) in the case of any beneficial interest in a Book-Entry Certificate, the interest of the related Certificate Owner in the applicable Class of Certificates as reflected on the books and records of the Depository or related Participants, as applicable, (ii) expressed in terms of initial Certificate Principal Balance or initial Notional Amount, as applicable, and (iii) be in an authorized denomination, as set forth above.  The Book-Entry Certificates will be issued as one or more certificates registered in the name of a nominee designated by the Depository, and Certificate Owners will hold interests in the Book-Entry Certificates through the book-entry facilities of the Depository in the minimum Denominations and aggregate Denominations as set forth in the above.  No Certificate Owner of a Book-Entry Certificate of any Class thereof will be entitled to receive a Definitive Certificate representing its interest in such Class, except as provided in Section 5.03 herein.  Unless and until Definitive Certificates are issued in respect of a Class of Book-Entry Certificates, beneficial ownership interests in such Class of Certificates will be maintained and transferred on the book-entry records of the Depository and Depository Participants, and all references to actions by Holders of such Class of Certificates will refer to action taken by the Depository upon instructions received from the related registered Holders of Certificates through the Depository Participants in accordance with the Depository’s procedures and, except as otherwise set forth herein, all references herein to payments, notices, reports and statements to Holders of such

Class of Certificates will refer to payments, notices, reports and statements to the Depository or its nominee as the registered Holder thereof, for distribution to the related registered Holders of Certificates through the Depository Participants in accordance with the Depository’s procedures.

(b)  The Certificates shall be executed by manual or facsimile signature on behalf of the Trustee in its capacity as trustee hereunder by an authorized signatory.  Certificates bearing the manual or facsimile signatures of individuals who were at any time the authorized officers of the Trustee shall be entitled to all benefits under this Agreement, subject to the following sentence, notwithstanding that such individuals or any of them have ceased to hold such offices prior to the authentication and delivery of such Certificates or did not hold such offices at the date of such Certificates.  No Certificate shall be entitled to any benefit under this Agreement, or be valid for any purpose, however, unless there appears on such Certificate a certificate of authentication substantially in the form provided for herein executed by the Certificate Registrar by manual signature, and such certificate of authentication upon any Certificate shall be conclusive evidence, and the only evidence, that such Certificate has been duly authenticated and delivered hereunder.  All Certificates shall be dated the date of their authentication; provided that the Certificates, issued on the Closing Date shall, in any event, be dated the Closing Date.

(c)  Any Definitive Certificates shall be printed, typewritten, lithographed or engraved or produced by any combination of these methods or may be produced in any other manner permitted by the rules of any securities exchange on which any of the Certificates may be listed, or as may, consistently herewith, be determined by the officers executing such Certificates, as evidenced by their execution thereof.

Section 5.02  Registration of Transfer and Exchange of Certificates.

(a)  At all times during the term of this Agreement, there shall be maintained at the office of the Certificate Registrar a Certificate Register in which, subject to such reasonable regulations as the Certificate Registrar (located as of the Closing Date at [______________________________]) may prescribe, the Certificate Registrar shall provide for the registration of Certificates and of transfers and exchanges of Certificates as herein provided.  The Trustee is hereby initially appointed (and hereby agrees to act in accordance with the terms hereof) as Certificate Registrar for the purpose of registering Certificates and transfers and exchanges of Certificates as herein provided.  The Trustee may appoint, by a written instrument delivered to the Depositor, the Master Servicer, the Special Servicer and the REMIC Administrator, any other bank or trust company to act as Certificate Registrar under such conditions as the predecessor Certificate Registrar may prescribe; provided that the Trustee shall not be relieved of any of its duties or responsibilities hereunder as Certificate Registrar by reason of such appointment.  If the Trustee resigns or is removed in accordance with the terms hereof, the successor trustee shall immediately succeed to its predecessor’s duties as Certificate Registrar.  The Depositor, the Master Servicer, the Special Servicer and the REMIC Administrator shall have the right to inspect the Certificate Register or to obtain a copy thereof at all reasonable times, and to rely conclusively upon a certificate of the Certificate Registrar as to the information set forth in the Certificate Register.  Upon request, the Trustee shall promptly inform, or cause the Certificate Registrar to inform, the Master Servicer or the Special Servicer, as applicable, of the identity of all Certificateholders of the Controlling Class.

If Certificateholders representing more than 25% of any Class of Certificates (hereinafter referred to as “applicants”) apply in writing to the Trustee, and such application states that the applicants desire to communicate with other Certificateholders with respect to their rights under this Agreement or under the Certificates and is accompanied by a copy of the communication that such applicants propose to transmit, then the Trustee shall, within [___] Business Days after the receipt of such application, afford such applicants access during normal business hours to the most recent list of Certificateholders held by the Trustee.  If the Trustee is no longer the Certificate Registrar and such a list is as of a date more than [__] days prior to the date of receipt of such applicants’ request, the Trustee shall promptly request from the Certificate Registrar a current list as provided above, and shall afford such applicants access to such list promptly upon receipt.

Every Certificateholder, by receiving and holding such list, agrees with the Certificate Registrar and the Trustee that neither the Certificate Registrar nor the Trustee shall be held accountable by reason of the disclosure of any such information as to the names and addresses of the Certificateholders hereunder, regardless of the source from which such information was derived.

(b)  No transfer of any Non-Registered Certificate shall be made unless that transfer is made pursuant to an effective registration statement under the Securities Act, and effective registration or qualification under applicable state securities laws, or is made in a transaction that does not require such registration or qualification.  If a transfer (other than one by the Depositor to an Affiliate thereof or the initial transfer thereof) is to be made in reliance upon an exemption from the Securities Act, and under the applicable state securities laws, then either:  (i) the Certificate Registrar shall require that the transferee deliver to the Certificate Registrar an investment representation letter (the “Investment Representation Letter”) substantially in the form of Exhibit B attached hereto, which Investment Representation Letter shall certify, among other things, that the transferee is an institutional “accredited investor” as defined in Rule 501(a)(1), (2), (3) or (7) of Regulation D under the Securities Act (an “Institutional Accredited Investor”) or a “qualified institutional buyer” as defined in Rule 144A under the Securities Act (a “Qualified Institutional Buyer”), and the Certificate Registrar may also require that the transferee deliver to the Certificate Registrar an Opinion of Counsel if such transferee is not a Qualified Institutional Buyer or (ii) if the certifications described in the preceding clause (i) cannot be provided, (a) the Certificate Registrar shall require an Opinion of Counsel reasonably satisfactory to the Certificate Registrar and the Depositor that such transfer may be made pursuant to an exemption, describing the applicable exemption and the basis therefor, from registration or qualification under the Securities Act, applicable state securities laws and other relevant laws, which Opinion of Counsel shall not be an expense of the Trust Fund, the Certificate Registrar, the Depositor or the Trustee and (b) the Certificate Registrar shall require the transferor to execute a certification in form and substance satisfactory to the Certificate Registrar setting forth the facts surrounding such transfer; provided, however, that a transfer of a Non-Registered Certificate of any such Class may be made to a trust if the transferor provides to the Certificate Registrar and to the Trustee a certification that interests in such trust may only be transferred subject to requirements substantially to the effect set forth in this Section 5.02.  The Master Servicer will furnish, or cause to be furnished, upon the request of any Holder of Non-Registered Certificates, to a prospective purchaser of such Non-Registered Certificates who is a Qualified Institutional Buyer, such information relating to the Mortgage

 Loans that are in its possession and as is specified in paragraph (d)(4) of Rule 144A with respect to the Trust Fund, unless, at the time of such request, the entity with respect to which such information is to be provided is subject to the reporting requirements of Section 15(d) of the Exchange Act.  None of the Depositor, the Trustee, the Master Servicer, the Special Servicer or the Certificate Registrar is obligated to register or qualify any Class of Non-Registered Certificates under the Securities Act or any other securities law or to take any action not otherwise required under this Agreement to permit the transfer of any Non-Registered Certificate without registration or qualification.  Any Holder of a Non-Registered Certificate desiring to effect such a transfer shall, and does hereby agree to, indemnify the Depositor, the Trustee, the Master Servicer, the Special Servicer and the Certificate Registrar against any liability that may result if the transfer is not so exempt or is not made in accordance with such federal and state laws.  Unless the Certificate Registrar determines otherwise in accordance with applicable law and the rules and procedures of, or applicable to, the Depository (the “Depository Rules”), transfers of a beneficial interest in a Book-Entry Certificate representing an interest in a Non-Registered Certificate that is not rated in one of the top four categories by a nationally recognized statistical rating organization to (i) an Institutional Accredited Investor will require delivery in the form of a Definitive Certificate and the Certificate Registrar shall register such transfer only upon compliance with the foregoing provisions of this Section 5.02(b) or (ii) a Qualified Institutional Buyer may only be effectuated by means of an “SRO Rule 144A System” approved for such purpose by the Commission.

(c)  With respect to the Non-Registered Certificates:  no sale, transfer, pledge or other disposition by any Holder of any such Certificate shall be made unless the Certificate Registrar shall have received either (i) a representation letter from the proposed purchaser or transferee of such Certificate substantially in the form of Exhibit E attached hereto, to the effect that such proposed purchaser or transferee is not (a) an employee benefit plan subject to the fiduciary responsibility provisions of ERISA or a plan subject to Section 4975 of the Code, or a governmental plan (as defined in Section 3(32) of ERISA) subject to any federal, state or local law (“Similar Law”) that is, to a material extent, similar to the foregoing provisions of ERISA or the Code (each a “Plan”) or (b) a person acting on behalf of or using the assets of any such Plan (including an entity whose underlying assets include Plan assets by reason of investment in the entity by such Plan and the application of Department of Labor Regulation § 2510.3-101), other than (except with respect to the Residual Certificates) an insurance company using the assets of its general account under circumstances whereby the purchase and holding of such Certificates by such insurance company would be exempt from the prohibited transaction provisions of ERISA and the Code under Prohibited Transaction Class Exemption 95-60 or (ii) except for the Residual Certificates (which may not be transferred to a Holder who does not make the representation described in clause (i)(a) or (i)(b)) of this Section 5.02(c), if such Certificate is presented for registration in the name of a purchaser or transferee that is any of the foregoing, any Opinion of Counsel or other certification as the Certificate Registrar may reasonably require and in form and substance satisfactory to the Certificate Registrar and the Depositor to the effect that the acquisition and holding of such Certificate by such purchaser or transferee will not constitute or result in a non-exempt “prohibited transaction” within the meaning of ERISA, Section 4975 of the Code or any Similar Law, and will not subject the Trustee, the Certificate Registrar, the Master Servicer, the Special Servicer, the Underwriters, the Initial Purchasers or the Depositor to any obligation or liability (including obligations or liabilities under ERISA, Section 4975 of the Code or any such Similar Law) in addition to those set forth in this

Agreement.  The Certificate Registrar shall not register the sale, transfer, pledge or other disposition of any such Certificate unless the Certificate Registrar has received either the representation letter described in clause (i) of this Section 5.02(c) or, with respect to the Non-Registered Certificates, the Opinions of Counsel or other certification described in clause (ii) of this Section 5.02(c).  The costs of any of the foregoing representation letters, certifications or Opinions of Counsel shall not be borne by any of the Depositor, the Master Servicer, the Special Servicer, the Trustee, the Underwriters, the Initial Purchasers, the Certificate Registrar or the Trust Fund.  With respect to transfers of Book-Entry Certificates only, to the extent the purchase or holding of a Certificate described in this Section 5.02(c) would be restricted by ERISA, the Code or Similar Law, each Certificate Owner of such Certificate shall be deemed to represent that it is not a Person specified in clause (i)(a) or (i)(b) of this Section 5.02(c) and therefore shall not be required pursuant to this Section 5.02(c) to deliver to the Certificate Registrar the representation letter in the form of Exhibit E attached hereto described in clause (i) of this Section 5.02(c), or the Opinion of Counsel or other certification described in clause (ii) of this Section 5.02(c).  Any transfer, sale, pledge or other disposition of any such Certificates that would constitute or result in a prohibited transaction under ERISA, Section 4975 of the Code or any Similar Law, or would otherwise violate the provisions of this Section 5.02(c) shall be deemed absolutely null and void ab initio, to the extent permitted under applicable law.

Any transfer, sale, pledge or other disposition of any such Certificates that would constitute or result in a prohibited transaction under ERISA, Section 4975 of the Code or any Similar Law, or would otherwise violate the provisions of this Section 5.02(c) shall be deemed absolutely null and void ab initio, to the extent permitted under applicable law.

So long as any of the Class of Certificates remains outstanding, the Master Servicer will make available, or cause to be made available, upon request, to any Holder and any Person to whom any such Certificate of any such Class of Certificates may be offered or sold, transferred, pledged or otherwise disposed of by such Holder, information with respect to the Master Servicer, the Special Servicer or the Mortgage Loans reasonably necessary to the provision of an Opinion of Counsel described in this Section 5.02(c).

(d) (i)   Each Person who has or who acquires any Ownership Interest in a Residual Certificate shall be deemed by the acceptance or acquisition of such Ownership Interest to have agreed to be bound by the following provisions and to have irrevocably authorized the Trustee under clause (ii) below to deliver payments to a Person other than such Person.  The rights of each Person acquiring any Ownership Interest in a Residual Certificate are expressly subject to the following provisions:

(A)  Each Person holding or acquiring any Ownership Interest in a Residual Certificate shall be a Permitted Transferee and shall promptly notify the Trustee and the REMIC Administrator of any change or impending change in its status as a Permitted Transferee.

(B)  In connection with any proposed Transfer of any Ownership Interest in a Residual Certificate (other than in connection with the initial issuance thereof or the transfer thereof among the Depositor and its Affiliates), the Certificate Registrar shall require delivery to it, and shall not register the Transfer of any Residual Certificate until its receipt of, an affidavit and agreement substantially in the form attached hereto as Exhibit C-1 (a “Transfer Affidavit and Agreement”) from the proposed Transferee, in form and substance satisfactory to the Certificate Registrar, representing and warranting, among other things, that such Transferee is a Permitted Transferee, that it is not acquiring its Ownership Interest in the Residual Certificate that is the subject of the proposed Transfer as a nominee, trustee or agent for any Person that is not a Permitted Transferee, that for so long as it retains its Ownership Interest in a Residual Certificate it will endeavor to remain a Permitted Transferee, and that it has reviewed the provisions of this Section 5.02(d) and agrees to be bound by them.

(C)  Notwithstanding the delivery of a Transfer Affidavit and Agreement by a proposed Transferee under clause (B) above, if the Certificate Registrar has actual knowledge that the proposed Transferee is not a Permitted Transferee, no Transfer of an Ownership Interest in a Residual Certificate to such proposed Transferee shall be effected.

(D)  Except in connection with the initial issuance of the Residual Certificates or any transfer thereof among the Depositor and its Affiliates, each Person holding or acquiring any Ownership Interest in a Residual Certificate shall agree (1) to require a Transfer Affidavit and Agreement from any prospective Transferee to whom such Person attempts to transfer its Ownership Interest in such Residual Certificate and (2) not to transfer its Ownership Interest in such Residual Certificate unless it provides to the Certificate Registrar a certificate substantially in the form attached hereto as Exhibit C-2 stating that, among other things, it has no actual knowledge that such prospective Transferee is not a Permitted Transferee.

(ii)  If any purported Transferee shall become a Holder of a Residual Certificate in violation of the provisions of this Section 5.02(d), then the last preceding Holder of such Residual Certificate that was in compliance with the provisions of this Section 5.02(d) shall be restored, to the extent permitted by law, to all rights as Holder thereof retroactive to the date of registration of such Transfer of such Residual Certificate.  None of the Trustee, the Master Servicer, the Special Servicer, the REMIC Administrator or the Certificate Registrar shall be under any liability to any Person for any registration of Transfer of a Residual Certificate that is in fact not permitted by this Section 5.02(d) or for making any payments due on such Certificate to the Holder thereof or for taking any other action with respect to such Holder under the provisions of this Agreement.

(iii)  The REMIC Administrator shall make available to the IRS and those Persons specified by the REMIC Provisions all information necessary to compute any tax imposed as a result of the Transfer of an Ownership Interest in a Residual Certificate to any Person who is a Disqualified Organization or a nominee, agent or middleman thereof, including the information described in Treasury Regulations Sections 1.860D-1(b)(5) and 1.860E-2(a)(5) with respect to the “excess inclusions” of such Residual Certificate.  The

Person holding such Ownership Interest shall be responsible for the reasonable compensation of the REMIC Administrator for providing such information.

(e)  Subject to the restrictions on transfer and exchange set forth in this Section 5.02, the Holder of any Definitive Certificate may transfer or exchange the same in whole or in part (with a Denomination equal to any authorized denomination) by surrendering such Certificate at the Certificate Registrar’s office or at the office of any successor Certificate Registrar or transfer agent appointed by the Certificate Registrar, together with an instrument of assignment or transfer (executed by the Holder or its duly authorized attorney), in the case of transfer, and a written request for exchange in the case of exchange.  Subject to the restrictions on transfer set forth in this Section 5.02 and Depository Rules, any Certificate Owner owning a beneficial interest in a Non-Registered Certificate may cause the Certificate Registrar to request that the Depository exchange such Certificate Owner’s beneficial interest in a Book-Entry Certificate for a Definitive Certificate or Certificates.  Following a proper request for transfer or exchange, the Certificate Registrar shall, execute and deliver at such offices or at the office of such transfer agent, as the case may be, to the transferee (in the case of transfer) or Holder (in the case of exchange) or send by first class mail (at the risk of the transferee in the case of transfer or Holder in the case of exchange) to such address as the transferee or Holder, as applicable, may request, a Definitive Certificate or Certificates, as the case may require, for a like aggregate Denomination and in such Denomination or Denominations as may be requested.

(f)  In the event a Responsible Officer of the Certificate Registrar becomes aware that a Definitive Certificate or a beneficial interest in a Book-Entry Certificate representing a Non-Registered Certificate is being held by or for the benefit of a Person who is not an Institutional Accredited Investor, or that such holding is unlawful under the laws of a relevant jurisdiction, then the Certificate Registrar shall have the right to void such transfer, if permitted under applicable law, or to require the investor to sell such Definitive Certificate or beneficial interest in such Book-Entry Certificate to an Institutional Accredited Investor within [___] days after notice of such determination and each Certificateholder by its acceptance of a Certificate authorizes the Certificate Registrar to take such action.

(g)  Every Certificate presented or surrendered for transfer or exchange shall (if so required by the Certificate Registrar) be duly endorsed by, or be accompanied by a written instrument of transfer in the form satisfactory to the Certificate Registrar duly executed by, the Holder thereof or his attorney duly authorized in writing.

(h)  No service charge shall be imposed for any transfer or exchange of Certificates, but the Trustee or the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates.  In addition, in connection with any transfer to an Institutional Accredited Investor, the transferor shall reimburse the Trust Fund for any costs (including the cost of the Certificate Registrar’s counsel’s review of the documents and any legal opinions, submitted by the transferor or transferee to the Certificate Registrar as provided herein) incurred by the Certificate Registrar in connection with such transfer.

(i)  Subsequent to the initial issuance of the Certificates, the Trustee shall be responsible for the preparation of physical Certificates in connection with any transfer or exchange; provided that the correct form of Certificate of each Class shall be provided by the Depositor to the Trustee on diskette on or about the Closing Date.  All Certificates surrendered for transfer and exchange shall be physically canceled by the Certificate Registrar, and the Certificate Registrar shall hold or destroy such canceled Certificates in accordance with its standard procedures.

(j)  The Certificate Registrar shall be required to provide the Depositor and the REMIC Administrator with an updated copy of the Certificate Register on or about January 1 of each year, commencing January 1, 201[_], and shall be required to provide the Depositor, the Master Servicer, the Special Servicer or the REMIC Administrator with an updated copy of the Certificate Register at other times promptly upon written request therefor.

(k)  If a Person is acquiring any Non-Registered Certificate or interest therein as a fiduciary or agent for one or more accounts, such Person shall be required to deliver to the Certificate Registrar (or, in the case of a Book-Entry Certificate, to the Certificate Owner that is transferring such interest) a certification to the effect that, and such other evidence as may be reasonably required by the Trustee (or such Certificate Owner) to confirm that, it has (i) sole investment discretion with respect to each such account and (ii) full power to make the acknowledgments, representations, warranties, certification and agreements with respect to each such account as set forth in subsections (b), (c) and (d), as applicable, of this Section 5.02.

(l)  Each investor in the Certificates will be deemed, by its investment in such Certificates, to represent that neither (a) the investor nor (b) any owner of a five percent or greater interest in the investor is an employer with employees covered by the General Electric Pension Trust.  Any transfer in violation of this deemed representation will be void ab initio.

(m)  Any Holder of an interest in a Regulation S Global Certificate in respect of the Certificates shall have the right, upon prior written notice to the Depositor, the Trustee, Euroclear or Clearstream, as applicable, and the Depository, in the form of the Exchange Certificate attached hereto as Exhibit P, to exchange all or a portion of such interest for an equivalent interest in a Domestic Global Certificate in connection with a transfer of its interest therein to a transferee that is eligible to hold an interest in a Domestic Global Certificate as set forth herein.  Any Holder of an interest in a Domestic Global Certificate shall have the right, upon prior written notice to the Depositor, the Trustee, the Depository and Euroclear or Clearstream, as applicable, in the form of the Exchange Certificate attached hereto as Exhibit N or Exhibit O, as applicable, to exchange all or a portion of such interest for an equivalent interest in a Regulation S Global Certificate in connection with a transfer of its interest therein to a transferee that is eligible to hold an interest in a Regulation S Global Certificate as set forth herein.  The Exchange Certificate shall specify the denomination of the Certificates to be exchanged.  The Exchange Certificate shall also contain a representation that the transfer is being made in a transaction meeting the requirements of Rule 144A or Regulation S, as the case may be.  Following receipt of any Exchange Certificate by the Depositor or the Trustee, (i) the Trustee shall endorse the schedule to any Global Certificate representing the Certificate or Certificates being exchanged to reduce the stated principal or notional amount of such Global Certificate by the denominations of the Certificate or Certificates for which such exchange is to be made, and (ii) the Trustee shall endorse the schedule to any Global Certificate representing the Certificate or Certificates for which such exchange is to be made to increase the stated

principal or notional amount of such Global Certificate by the denominations of the Certificate or Certificates being exchanged therefor.  The form of the Exchange Certificate shall be available from the Trustee.

(n)  No transfer of any Class A-FL Certificate presented or surrendered for registration of transfer or exchange shall be made unless the transfer or exchange is accompanied by a written instrument of transfer and accompanied by IRS Form W-8ECI, W-8BEN, W-8IMY (and all appropriate attachments) or W-9 in form satisfactory to the Trustee, duly executed by such Certificateholder or his attorney duly authorized in writing (with copies directly from such Certificateholders to the Class A-FL Swap Counterparty).  The Trustee shall promptly forward any such IRS Form received by the Trustee to the Class A-FL Swap Counterparty.  Each such Holder of a Class A-FL, by its purchase of such a Certificate, shall be deemed to consent to any IRS Form being so forwarded.

Section 5.03  Book-Entry Certificates.

(a)  The Class A, Class A-FL, [Class X], Class B and Class C Certificates shall initially be issued as one or more Certificates registered in the name of the Depository or its nominee and, except as provided in subsection (c) below, transfer of such Certificates may not be registered by the Certificate Registrar unless such transfer is to a successor Depository that agrees to hold such Certificates for the respective Certificate Owners with Ownership Interests therein.  Such Certificate Owners shall hold and transfer their respective Ownership Interests in and to such Certificates through the book-entry facilities of the Depository and, except as provided in subsection (c) below, shall not be entitled to fully registered, physical Certificates (“Definitive Certificates”) in respect of such Ownership Interests.  All transfers by Certificate Owners of their respective Ownership Interests in the Book-Entry Certificates shall be made in accordance with the procedures established by the Depository Participant or brokerage firm representing each such Certificate Owner (in addition to the procedures established under this Agreement and, if applicable, those of Euroclear and Clearstream).  Each Depository Participant shall only transfer the Ownership Interests in the Book-Entry Certificates of Certificate Owners it represents or of brokerage firms for which it acts as agent in accordance with the Depository’s normal procedures.  Neither the Certificate Registrar nor the Trustee shall have any responsibility to monitor or restrict the transfer of Ownership Interests in Certificates through the book-entry facilities of the Depository, Euroclear or Clearstream.

(b)  The Depositor, the Trustee, the Master Servicer, the Special Servicer, the REMIC Administrator and the Certificate Registrar may for all purposes, including the making of payments due on the Book-Entry Certificates, deal with the Depository as the authorized representative of the Certificate Owners with respect to such Certificates for the purposes of exercising the rights of Certificateholders hereunder.  The rights of Certificate Owners with respect to the Book-Entry Certificates shall be limited to those established by law and agreements between such Certificate Owners and the Depository Participants and brokerage firms representing such Certificate Owners.  Multiple requests and directions from, and votes of, the Depository as Holder of the Book-Entry Certificates with respect to any particular matter shall not be deemed inconsistent if they are made with respect to different Certificate Owners.  The Trustee may establish a reasonable record date in connection with solicitations of consents from or voting by Certificateholders and shall give notice to the Depository of such record date.

If any party hereto requests from the Depository a list of the Depository Participants in respect of any Class or Classes of the Book-Entry Certificates, the cost thereof shall be borne by the party on whose behalf such request is made (but in no event shall any such cost be borne by the Trustee).

(c)  Certificates initially issued in book-entry form will be issued in fully registered definitive form to Certificate Owners or their nominees, rather than to DTC or its nominee, only if (i) DTC notifies the Certificate Registrar in writing that DTC is unwilling or unable to continue as a depository for the certificates and a qualifying successor depository is not appointed by the Depositor within ninety days of such notification, or (ii) the Trustee has instituted or has been directed to institute any judicial proceeding in a court to enforce the rights of the Certificateholders under this Agreement and under such Book-Entry Certificate and the Trustee has been advised by counsel that in connection with such proceeding it is necessary or appropriate for the Trustee or its custodian to obtain possession of such Book-Entry Certificate.  Upon surrender to the Certificate Registrar of any Class of the Book Entry Certificates by the Depository, accompanied by registration instructions for registration of transfer, the Trustee shall execute, and the Certificate Registrar shall authenticate and deliver, the appropriate Definitive Certificates to the Certificate Owners identified in such instructions.  None of the Depositor, the Master Servicer, the Special Servicer, the Trustee, the REMIC Administrator or the Certificate Registrar shall be liable for any delay in delivery of such instructions and may conclusively rely on, and shall be protected in relying on, such instructions.

(d)  The Book-Entry Certificates (i) shall be delivered by the Certificate Registrar to the Depository, or pursuant to the Depository’s instructions, and shall be registered in the name of Cede & Co. and (ii) shall bear a legend substantially to the following effect:

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE CERTIFICATE REGISTRAR FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

(e)  The Book-Entry Certificates may be deposited with such other Depository as the Certificate Registrar may from time to time designate, and shall bear such legend as may be appropriate.

(f)  Upon acceptance for exchange or transfer of a beneficial interest in a Book-Entry Certificate for a Definitive Certificate, as provided herein, the Certificate Registrar shall endorse on a schedule affixed to the related Book-Entry Certificate (or on a continuation of such schedule affixed to such Book-Entry Certificate and made a part thereof) an appropriate notation evidencing the date of such exchange or transfer and a decrease in the Denomination of such Book-Entry Certificate equal to the Denomination of such Definitive Certificate issued in exchange therefor or upon transfer thereof.

(g)  If a Holder of a Definitive Certificate wishes at any time to transfer such Certificate to a Person who wishes to take delivery thereof in the form of a beneficial interest in the Book-Entry Certificate, such transfer may be effected only in accordance with Depository Rules and this Section 5.03(g).  Upon receipt by the Certificate Registrar at the Certificate Registrar’s office of:  (i) the Definitive Certificate to be transferred with an assignment and transfer pursuant to this Section 5.03(g), (ii) written instructions given in accordance with Depository Rules directing the Certificate Registrar to credit or cause to be credited to another account a beneficial interest in the related Book-Entry Certificate, in an amount equal to the Denomination of the Definitive Certificate to be so transferred, (iii) a written order given in accordance with the Depository Rules containing information regarding the account to be credited with such beneficial interest, (iv) if the affected Certificate is a Non-Registered Certificate, an Investment Representation Letter from the transferee to the effect that such transferee is a Qualified Institutional Buyer, and (v) if delivery is to be taken in the form of a beneficial interest in the Regulation S Global Certificate, a Regulation S Certificate; the Certificate Registrar shall cancel such Definitive Certificate, execute and deliver a new Definitive Certificate for the Denomination of the Definitive Certificate not so transferred, registered in the name of the Holder or the Holder’s transferee (as instructed by the Holder), and the Certificate Registrar shall instruct the Depository or the custodian holding such Book-Entry Certificate on behalf of the Depository to increase the Denomination of the related Book-Entry Certificate by the Denomination of the Definitive Certificate to be so transferred, and to credit or cause to be credited to the account of the Person specified in such instructions a corresponding Denomination of such Book-Entry Certificate.

Each Regulation S Certificate shall include a certification to the effect that:  (i)(1) the offer of the Certificates was not made to a person in the United States; and (2) no directed selling efforts have been made in contravention of the requirements of Rule 903(b) or 904(b) of Regulation S, as applicable, and the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act; or (ii) with respect to transfers made in reliance on Rule 144 under the Securities Act, that the Certificates being transferred are not “restricted securities” as defined in Rule 144 under the Securities Act.

(h)  The Certificates initially sold in offshore transactions in reliance on Regulation S shall be represented by a single Regulation S Global Certificate for each such Class in fully registered form without interest coupons, which will be deposited with the Trustee and registered in the name of Cede & Co. as nominee of DTC.  Beneficial interests in each Regulation S Global Certificate may be held only through Euroclear or Clearstream.

No interest in the Regulation S Global Certificates may be held by or transferred to a U.S. Person (as defined in Regulation S) except for exchanges for a beneficial interest in a Domestic Global Certificate or a Definitive Certificate as described in Section 5.02(m).  Any beneficial interest in a Regulation S Global Certificate that is transferred to a U.S. Person that is an Institutional Accredited Investor (that is not a Qualified Institutional Buyer) is required to be delivered in the form of a Definitive Certificate and shall cease to be an interest in such

Regulation S Global Certificate and, thereafter, will be subject to all transfer restrictions and other procedures applicable to Certificates in definitive form described in Section 5.03.  Notwithstanding the foregoing, no transfer of a beneficial interest in a Regulation S Global Certificate to a Definitive Certificate pursuant to this Section 5.03 shall be made prior to the Release Date.  Certificates evidenced by Regulation S Global Certificates shall be subject to certain restrictions on transfer as set forth in Section 5.02 and shall bear a legend regarding such restrictions described herein.

Section 5.04  Mutilated, Destroyed, Lost or Stolen Certificates.

If (i) any mutilated Certificate is surrendered to the Certificate Registrar, or the Certificate Registrar receives evidence to its satisfaction of the destruction, loss or theft of any Certificate, and (ii) there is delivered to the Trustee and the Certificate Registrar such security or indemnity as may reasonably be required by them to save each of them harmless, then, in the absence of actual notice to the Trustee or the Certificate Registrar that such Certificate has been acquired by a bona fide purchaser, the Trustee shall execute and the Certificate Registrar shall authenticate and deliver, in exchange for or in lieu of any such mutilated, destroyed, lost or stolen Certificate, a new Certificate of the same Class and like Percentage Interest.  Upon the issuance of any new Certificate under this Section 5.04, the Trustee and the Certificate Registrar may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee and the Certificate Registrar) connected therewith.  Any replacement Certificate issued pursuant to this Section 5.04 shall constitute complete and indefeasible evidence of ownership in the applicable REMIC created hereunder, as if originally issued, whether or not the lost, stolen or destroyed Certificate shall be found at any time.

Section 5.05  Persons Deemed Owners.

Prior to due presentment for registration of transfer, the Depositor, the Master Servicer, the Special Servicer, the Trustee, the REMIC Administrator, the Certificate Registrar and any agents of any of them may treat the person in whose name any Certificate is registered as the owner of such Certificate for the purpose of receiving distributions pursuant to Section 4.01 and for all other purposes whatsoever, and none of the Depositor, the Master Servicer, the Special Servicer, the Trustee, the REMIC Administrator, the Certificate Registrar or any agent of any of them shall be affected by notice to the contrary.

Section 5.06  Certification by Certificate Owners.

(a)  Each Certificate Owner is hereby deemed by virtue of its acquisition of an Ownership Interest in the Book-Entry Certificates to agree to comply with the applicable transfer requirements of Sections 5.02(b) and 5.02(c).

(b)  To the extent that under the terms of this Agreement, it is necessary to determine whether any Person is a Certificate Owner, the Trustee shall make such determination based on a certificate of such Person that shall specify, in reasonable detail satisfactory to the Trustee, the Class and Certificate Principal Balance or Certificate Notional Amount, as the case may be, of the Book-Entry Certificate beneficially owned, the value of such Person’s interest in such Certificate and any intermediaries through which such Person’s Ownership Interest in such Book-Entry Certificate is held; provided, however, that the Trustee shall not knowingly recognize such Person as a Certificate Owner if such Person, to the knowledge of a Responsible Officer of the Trustee, acquired its Ownership Interest in a Book-Entry Certificate in violation of Section 5.02(b) and/or Section 5.02(c), or if such Person’s certification that it is a Certificate Owner is in direct conflict with information obtained by the Trustee from the Depository, Depository Participants, and/or indirect participating brokerage firms for which a Depository Participant acts as agent, with respect to the identity of a Certificate Owner.  The Trustee shall exercise its reasonable discretion in making any determination under this Section 5.06(b) and shall afford any Person providing information with respect to its beneficial ownership of any Certificates an opportunity to resolve any discrepancies between the information provided and any other information available to the Trustee.

Section 5.07  Regarding the Identification of Certain Certificateholders.

For purposes of determining the identity of the Holders of the Non-Registered Certificates (except a Class R-I or Class R-II Certificate) to whom certain reports and other information are required to be delivered hereunder, the Trustee and the Master Servicer may rely, with respect to any such Certificates outstanding in book-entry form, on a certification, given to the Trustee and provided to the Master Servicer, by any Person that such person is such a holder entitled to receive such reports or information hereunder.  With respect to the Registered Certificates and the Class R-I and Class R-II Certificates, from time to time upon the request of the Master Servicer, the Trustee shall provide the Master Servicer with a list of the Certificateholders recorded in the Certificate Register.

ARTICLE VI

THE DEPOSITOR, THE MASTER SERVICER, THE SPECIAL SERVICER AND THE REMIC ADMINISTRATOR

Section 6.01  Liability of the Depositor, the Master Servicer, the Special Servicer and the REMIC Administrator.

The Depositor, the Master Servicer, the Special Servicer and the REMIC Administrator shall be liable in accordance herewith only to the extent of the respective obligations specifically imposed upon and undertaken by the Depositor, the Master Servicer, the Special Servicer and the REMIC Administrator herein.

Section 6.02  Merger, Consolidation or Conversion of the Depositor, the Master Servicer, the Special Servicer or the REMIC Administrator.

(a)  Subject to the following paragraph, the Depositor, the Master Servicer, the Special Servicer and the REMIC Administrator each will keep in full effect its existence, rights and franchises as a corporation or other business organization under the laws of the jurisdiction of its organization, and each will obtain and preserve its qualification to do business as a foreign corporation or otherwise in each jurisdiction in which such qualification is or shall be necessary to protect the validity and enforceability of this Agreement, the Certificates or any of the Mortgage Loans and to perform its respective duties under this Agreement.

(b)  The Depositor, the Master Servicer, the Special Servicer and the REMIC Administrator each may be merged or consolidated with or into any Person, or transfer all or substantially all of its assets (which, as to the Master Servicer and the Special Servicer, may be limited to all or substantially all of its assets relating to the business of mortgage loan servicing) to any Person, in which case any Person resulting from any merger or consolidation to which the Depositor, the Master Servicer, the Special Servicer or the REMIC Administrator shall be a party, or any Person succeeding to the business of the Depositor, the Master Servicer, the Special Servicer or the REMIC Administrator, shall be the successor of the Depositor, the Master Servicer, the Special Servicer or the REMIC Administrator, as the case may be, hereunder, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding; provided, however, that no successor or surviving Person shall succeed to the rights of the Master Servicer or the Special Servicer, unless such succession will not result in any downgrade, qualification (if applicable) or withdrawal of the rating then assigned by any Rating Agency to any Class of Certificates (as confirmed by delivery of Rating Agency Confirmation).

The Master Servicer and the Special Servicer and such successor or surviving Person shall notify the Depositor and the Trustee of any such merger, conversion or consolidation at least two Business Days prior to the effective date thereof and shall provide the Depositor and the Trustee with all information required by the Depositor to comply with its reporting obligation under Item 6.02 of Form 8-K not later than the effective date of such merger, conversion or consolidation.

Section 6.03  Limitation on Liability of the Depositor, the Master Servicer, the Special Servicer, the REMIC Administrator and Others.

None of the Depositor, the Master Servicer, the Special Servicer, the REMIC Administrator or any director, officer, employee or agent of any of the foregoing shall be under any liability to the Trust or the Certificateholders for any action taken, or not taken, in good faith pursuant to this Agreement, or for errors in judgment; provided, however, that this provision shall not protect the Depositor, the Master Servicer, the Special Servicer, the REMIC Administrator or any such other Person against any breach of a representation or warranty made herein, or against any expense or liability specifically required to be borne thereby pursuant to the terms hereof, or against any liability that would otherwise be imposed by reason of willful misfeasance, bad faith or negligence in the performance of obligations or duties hereunder, or by reason of negligent or reckless disregard of such obligations and duties.  The Depositor, the Master Servicer, the Special Servicer, the REMIC Administrator and any director, manager, member, officer, employee or agent (including Sub-Servicers) of any of the foregoing may rely in good faith on any document of any kind that, prima facie, is properly executed and submitted by any Person respecting any matters arising hereunder.  The Depositor, the Master Servicer, the Special Servicer, the REMIC Administrator and any director, manager, member, officer, employee or agent (including Sub-Servicers) of any of the foregoing shall be indemnified and held harmless by the Trust against any loss, liability or expense, including reasonable attorneys’ fees, expenses of counsel and expenses of litigation, incurred in connection with any claims or legal action relating to this Agreement, the Certificates or any asset of the Trust, other than any loss, liability or expense:  (i) specifically required to be borne by such Person pursuant to the terms hereof, including, without limitation, Section 10.01(h); or (ii) that was incurred in connection with claims against such party resulting from (A) any breach of a representation or warranty made herein by such party, (B) willful misfeasance, bad faith, recklessness or negligence in the performance of obligations or duties hereunder by such party, or from negligent or reckless disregard of such obligations or duties, or (C) any violation by such party of any state or federal securities law.  None of the Depositor, the Master Servicer, the Special Servicer or the REMIC Administrator shall be under any obligation to appear in, prosecute or defend any legal action unless such action is related to its respective duties under this Agreement and, except in the case of a legal action contemplated by Section 3.22, in its opinion does not involve it in any ultimate expense or liability; provided, however, that the Depositor, the Master Servicer, the Special Servicer or the REMIC Administrator may in its discretion undertake any such action which it may deem necessary or desirable with respect to the enforcement and/or protection of the rights and duties of the parties hereto and the interests of the Certificateholders, the rights of the Certificateholders.  In such event, the legal expenses and costs of such action, and any liability resulting therefrom, shall be expenses, costs and liabilities of the Trust, and the Depositor, the Master Servicer, the Special Servicer and the REMIC Administrator each shall be entitled to the direct payment of such expenses or to be reimbursed therefor from the Certificate Account as provided in Section 3.05(a).

Section 6.04  Master Servicer, Special Servicer and REMIC Administrator Not to Resign.

  None of the Master Servicer, the Special Servicer or the REMIC Administrator shall be permitted to resign from the obligations and duties hereby imposed on it, except (i) upon the appointment of, and the acceptance of such appointment by, a successor thereto that is reasonably acceptable to the Trustee and the Directing Certificateholder and the receipt by the Trustee of Rating Agency Confirmation from each and every Rating Agency, or (ii) upon determination that such obligations and duties hereunder are no longer permissible under applicable law or are in material conflict by reason of applicable law with any other activities carried on by it, the other activities of the Master Servicer, Special Servicer or REMIC Administrator, as the case may be, so causing such a conflict being of a type and nature carried on by the Master Servicer, Special Servicer or REMIC Administrator, as the case may be, at the date of this Agreement.  Any such determination of the nature described in clause (ii) of the preceding sentence permitting the resignation of the Master Servicer, the Special Servicer or the REMIC Administrator, as the case may be, shall be evidenced by an Opinion of Counsel to such effect that shall be rendered by Independent counsel, be addressed and delivered to the Trustee and the 17g-5 Information Provider (and, subject to Section 3.15, the Rating Agencies) and be paid for by the resigning party.  No such resignation for either reason shall become effective until the Trustee or other successor shall have assumed the responsibilities and obligations of the resigning party hereunder.  All costs and expenses of the Trustee and the Trust (including, without limitation, any costs or expenses of any party hereto reimbursable out of the Trust Fund) in connection with any such resignation (including, without limitation, any requisite transfer of servicing) shall be paid for, as incurred, by the resigning party.

Consistent with the foregoing, none of the Master Servicer, the Special Servicer or the REMIC Administrator shall be permitted, except as expressly provided herein, to assign or transfer any of its rights, benefits or privileges hereunder to any other Person, or delegate to or subcontract with, or authorize or appoint any other Person to perform any of the duties, covenants or obligations to be performed by it hereunder.  If, pursuant to any provision hereof, the duties of the Master Servicer, the Special Servicer or the REMIC Administrator are transferred to a successor thereto, then, subject to Section 3.11(a) and Section 3.22, the entire amount of compensation payable to the Master Servicer, the Special Servicer or the REMIC Administrator, as the case may be, pursuant hereto shall thereafter be payable to such successor.

Section 6.05  Rights of the Depositor and the Trustee in Respect of the Master Servicer, the Special Servicer and the REMIC Administrator.

  The Master Servicer, the Special Servicer and the REMIC Administrator each shall afford the Depositor and the Trustee, upon reasonable notice, during normal business hours access to all records maintained by the Master Servicer, the Special Servicer or the REMIC Administrator, as the case may be, in respect of its rights and obligations hereunder and access to such of its officers as are responsible for such obligations.  Upon reasonable request, the Master Servicer, the Special Servicer and the REMIC Administrator each shall furnish the Depositor and the Trustee with its most recent publicly available financial statements, or in the case of the Special Servicer, publicly available financial statements of its corporate parent, and such other publicly available information directly related to the servicing of the Mortgage Loans or to its ability to perform its obligations hereunder as it possesses, and that it is not prohibited by law or, to the extent applicable, binding obligations to third parties with respect to confidentiality from disclosing, regarding its business, affairs, property and condition, financial or otherwise; provided that neither the Depositor nor the Trustee may disclose the contents of any information that is not available publicly to non-affiliated third parties (other than their duly authorized representatives which include without limitation attorneys and/or accountants) unless the Depositor or the Trustee, as applicable, is required to do so under applicable securities law or is compelled to do so as a matter of law.  The Depositor may, but is not obligated to, enforce the obligations of the Master Servicer, the Special Servicer and the REMIC Administrator hereunder and may, but is not obligated to, perform, or cause a designee to perform, any defaulted obligation of the Master Servicer, the Special Servicer or the REMIC Administrator hereunder or, in connection with a default thereby, exercise the rights of the Master Servicer, the Special Servicer or the REMIC Administrator hereunder; provided, however, that none of the Master Servicer, the Special Servicer or the REMIC Administrator shall be relieved of any of its obligations hereunder by virtue of such performance by the Depositor or its designee.  The Depositor shall not have any responsibility or liability for any action or failure to act by the Master Servicer, the Special Servicer or the REMIC Administrator and is not obligated to supervise the performance of the Master Servicer, the Special Servicer or the REMIC Administrator under this Agreement or otherwise.

ARTICLE VII

DEFAULT

Section 7.01  Events of Default.

(a)  “Event of Default”, wherever used herein, unless the context otherwise requires, means any one of the following events:

(i)  any failure by the Master Servicer (A) to deposit into the Certificate Account any amount required to be so deposited under this Agreement that continues unremedied for [___] Business Days following the date on which such deposit was first required to be made, but in no event later than the Master Servicer Remittance Date before the related Distribution Date, or (B) to deposit into, or to remit to the Trustee for deposit into, the Distribution Account on any Master Servicer Remittance Date, the full amount of any Master Servicer Remittance Amount and Withheld Amounts, respectively, required to be so deposited or remitted under this Agreement on such date; or

(ii)  any failure by the Special Servicer to deposit into, or to remit to the Master Servicer for deposit into, the Certificate Account or the applicable REO Account any amount required to be so deposited or remitted under this Agreement that continues unremedied for [___] Business Days following the date on which such deposit or remittance was first required to be made, but in no event later than [___] Business Days before the related Distribution Date; or

(iii)  any failure by the Master Servicer to remit to the Trustee for deposit into the Distribution Account, on any Master Servicer Remittance Date, the full amount of P&I Advances required to be made on such date unless wired by [_______] on the Distribution Date; provided, however, that if the Master Servicer fails to make any deposit contemplated by this Section 7.01(a)(iii), including any P&I Advance, which deposit is required to be made by the Master Servicer on any Master Servicer Remittance Date (without regard to any grace period), then the Master Servicer shall pay to the Trustee, for the account of the Trustee, interest on such late remittance at the Reimbursement Rate from and including such Master Servicer Remittance Date to but excluding the date on which the Master Servicer Remittance Amount is actually received by the Trustee; or

(iv)  any failure by the Master Servicer to timely make any Servicing Advance required to be made by it pursuant to this Agreement, which failure continues unremedied for a period of [___] Business Days following the date on which notice shall have been given to the Master Servicer by the Trustee or by any other party to this Agreement, as provided in Section 3.11(f); or

(v)  any failure by the Special Servicer to timely direct the Master Servicer to make any Servicing Advance (including any Emergency Advance) required to be made by the Master Servicer at its direction pursuant to this Agreement, which failure is not remedied by providing direction to the Master Servicer within [___] Business Days following the date on which notice has been given to the Special Servicer by the Trustee as provided in Section 3.11(f); or

(vi)  any failure on the part of the Master Servicer or the Special Servicer duly to observe or perform in any material respect any other of the covenants or agreements thereof contained in this Agreement, which failure continues unremedied for a period of [__] days after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the Master Servicer or the Special Servicer, as the case may be, by any other party hereto, or to the Master Servicer or the Special Servicer, as the case may be, with a copy to each other party hereto, by the Holders of Certificates entitled to at least 25% of the Voting Rights; provided, however, that if such covenant or agreement is capable of being cured and the Master Servicer or Special Servicer, as applicable, is diligently pursuing such cure, such [__]-day period shall be extended for an additional [__] days; or

(vii)  any failure on the part of the REMIC Administrator duly to observe or perform in any material respect any of the covenants or agreements thereof contained in this Agreement, which failure continues unremedied for a period of [__] days after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the REMIC Administrator by any other party hereto, or to the REMIC Administrator, with a copy to each other party hereto, by the Holders of Certificates entitled to at least 25% of the Voting Rights; provided, however, that if such covenant or agreement is capable of being cured and the REMIC Administrator is diligently pursuing such cure, such [__]-day period shall be extended for an additional [__] days; or

(viii)  any breach on the part of the Master Servicer, the Special Servicer or the REMIC Administrator of any representation or warranty thereof contained in this Agreement that materially and adversely affects the interests of any Class of Certificateholders and that continues unremedied for a period of [__] days after the date on which notice of such breach, requiring the same to be remedied, shall have been given to the Master Servicer, the Special Servicer or the REMIC Administrator, as the case may be, by any other party hereto, or to the Master Servicer, the Special Servicer or the REMIC Administrator, as the case may be, with a copy to each other party hereto, by the Holders of Certificates entitled to at least 25% of the Voting Rights; provided, however, that if such representation or warranty is capable of being cured and the Master Servicer or Special Servicer, as applicable, is diligently pursuing such cure, such [__]-day period shall be extended for an additional [__] days; or

(ix)  a decree or order of a court or agency or supervisory authority having jurisdiction in the premises in an involuntary case under any present or future federal or state bankruptcy, insolvency or similar law for the appointment of a conservator, receiver, liquidator, trustee or similar official in any bankruptcy, insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, shall have been entered against the Master Servicer, the Special Servicer or the REMIC Administrator and such decree or order shall have remained in force undischarged or unstayed for a period of [__] days; or

(x)  the Master Servicer, the Special Servicer or the REMIC Administrator shall consent to the appointment of a conservator, receiver, liquidator, trustee or similar official in any bankruptcy, insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings of or relating to it or of or relating to all or substantially all of its property; or

(xi)  the Master Servicer, the Special Servicer or the REMIC Administrator shall admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of any applicable bankruptcy, insolvency or reorganization statute, make an assignment for the benefit of its creditors, voluntarily suspend payment of its obligations, or take any corporate action in furtherance of the foregoing; or

(xii)  [INSERT APPLICABLE RATING AGENCY DEFAULT STANDARD(S)].

Each Event of Default listed above as items (iv) through (xii) shall constitute an Event of Default only with respect to the relevant party; provided that if a single entity acts or any two or more Affiliates act as Master Servicer, Special Servicer and REMIC Administrator, or in any two or more of the foregoing capacities, an Event of Default in one capacity (other than an event described in clauses (xii) or (xii)) will constitute an Event of Default in each such capacity.

(b)  If any Event of Default with respect to the Master Servicer or the Special Servicer (in either case, for purposes of this Section 7.01(b), the “Defaulting Party”) shall occur and be continuing, then, and in each and every such case, so long as the Event of Default shall not have been remedied, the Depositor or the Trustee may, and (other than with respect to the Events of Default listed in clauses (xii) and clause (xiii) above) at the written direction of the Holders of Certificates entitled to at least 51% of the Voting Rights, or if the relevant Event of Default is the one described in clause (xi) of subsection (a) above, the Trustee shall, terminate, by notice in writing to the Defaulting Party (with a copy of such notice to each other party hereto), all of the rights and obligations (subject to Section 3.11 and Section 6.03, accruing from and after such notice) of the Defaulting Party under this Agreement and in and to the Mortgage Loans and the proceeds thereof (other than as a Holder of a Certificate).  With respect to each of the Event of Defaults listed above as clauses (xii) and (xiii), the Trustee shall provide written notice of such Event of Default to each Certificateholder and request written direction of such Certificateholders whether they desire to terminate the Defaulting Party; if no such direction is received from the Directing Certificateholder or Holders of Certificates entitled to vote [(i) for so long as Bank of America is the Master Servicer, at least 51% of the Voting Rights and (ii) if Bank of America is not the Master Servicer, at least 25% of the Voting Rights], within [___] Business Days after delivery of such notice by the Trustee or the Depositor, and the Trustee has not elected pursuant to the preceding sentence to terminate the Defaulting Party, the Defaulting Party will not be terminated by reason of such Event of Default.  From and after the receipt by the Defaulting Party of such written notice, all authority and power of the Defaulting Party under this Agreement, whether with respect to the Certificates (other than as a Holder of any Certificate) or the Mortgage Loans or otherwise, shall pass to and be vested in the Trustee pursuant to and under this Section, and, without limitation, the Trustee is hereby authorized and empowered to execute and deliver, on behalf of and at the expense of the Defaulting Party, as attorney-in-fact or otherwise, any and all documents and other instruments, and to do or accomplish all other acts or things necessary or appropriate to effect the purposes of such notice of termination, whether to complete the transfer and endorsement or assignment of the Mortgage Loans and related documents, or otherwise.  The Master Servicer and the Special Servicer each agree that, if it is terminated pursuant to this Section 7.01(b), it shall promptly (and in any event no later than [___] Business Days subsequent to its receipt of the notice of termination) provide the Trustee with all documents and records reasonably requested thereby to enable the Trustee to assume the Master Servicer’s or Special Servicer’s, as the case may be, functions hereunder, and shall cooperate with the Trustee in effecting the termination of the Master Servicer’s or Special

Servicer’s, as the case may be, responsibilities and rights hereunder, including, without limitation, the transfer within [___] Business Days to the Trustee for administration by it of all cash amounts that shall at the time be or should have been credited by the Master Servicer to the Certificate Account, the Distribution Account, any Servicing Account or any Reserve Account (if it is the Defaulting Party) or by the Special Servicer to the REO Account, the Certificate Account, any Servicing Account or any Reserve Account (if it is the Defaulting Party) or thereafter be received with respect to the Mortgage Loans and any REO Properties (provided, however, that the Master Servicer and the Special Servicer each shall, if terminated pursuant to this Section 7.01(b) or Section 3.23, continue to be obligated for or entitled to receive all amounts accrued or owing by or to it under this Agreement on or prior to the date of such termination, whether in respect of Advances or otherwise, and it and its directors, officers, employees and agents shall continue to be entitled to the benefits of Section 6.03 notwithstanding any such termination).  All costs and expenses of the Trustee and the Trust (including, without limitation, any costs and expenses of any party hereto reimbursable out of the Trust Fund) in connection with the termination of the Master Servicer or Special Servicer, as applicable, under this Section 7.01(b) (including, without limitation, the requisite transfer of servicing) shall be paid for, as incurred, by the Defaulting Party.

(c)  If any Event of Default with respect to the REMIC Administrator shall occur and be continuing, then, and in each and every such case, so long as the Event of Default shall not have been remedied, the Depositor or the Trustee may, and at the written direction of the Holders of Certificates entitled to at least 51% of the Voting Rights, the Trustee (or, if the Trustee is also the REMIC Administrator, the Master Servicer) shall, terminate, by notice in writing to the REMIC Administrator (with a copy to each of the other parties hereto), all of the rights and obligations of the REMIC Administrator under this Agreement.  From and after the receipt by the REMIC Administrator of such written notice (or if the Trustee is also the REMIC Administrator, from and after such time as another successor appointed as contemplated by Section 7.02 accepts such appointment), all authority and power of the REMIC Administrator under this Agreement shall pass to and be vested in the Trustee (or such other successor) pursuant to and under this Section, and, without limitation, the Trustee (or such other successor) is hereby authorized and empowered to execute and deliver, on behalf of and at the expense of the REMIC Administrator, as attorney-in-fact or otherwise, any and all documents and other instruments, and to do or accomplish all other acts or things necessary or appropriate to effect the purposes of such notice of termination.  The REMIC Administrator agrees promptly (and in any event no later than [___] Business Days subsequent to its receipt of the notice of the termination) to provide the Trustee (or, if the Trustee is also the REMIC Administrator, such other successor appointed as contemplated by Section 7.02) with all documents and records requested thereby to enable the Trustee (or such other successor) to assume the REMIC Administrator’s functions hereunder, and to cooperate with the Trustee (or such other successor) in effecting the termination of the REMIC Administrator’s responsibilities and rights hereunder (provided, however, that the REMIC Administrator shall continue to be obligated for or entitled to receive all amounts accrued or owing by or to it under this Agreement on or prior to the date of such termination, and it and its directors, officers, employees and agents shall continue to be entitled to the benefits of Section 6.03 notwithstanding any such termination).

(d)  Notwithstanding Section 7.01(b), if the Master Servicer receives a notice of termination under Section 7.01(b) solely due to an Event of Default under Section 7.01(a)(xii)

or (xiii) and if the Master Servicer provides the Trustee with the appropriate “request for proposal” materials within the [___] Business Days after such termination, then the Trustee shall promptly thereafter (using such “request for proposal” materials provided by the terminated Master Servicer) solicit good faith bids for the rights to master service the Mortgage Loans under this Agreement from at least three Persons qualified to act as Master Servicer hereunder in accordance with Section 6.02 and Section 7.02 for which the Trustee has received Rating Agency Confirmation and that are reasonably acceptable to the Directing Certificateholder (any such Person so qualified, a “Qualified Bidder”) or, if three Qualified Bidders cannot be located, then from as many Persons as the Trustee can determine are Qualified Bidders; provided that, at the Trustee’s request, the terminated Master Servicer shall supply the Trustee with the names of Persons from whom to solicit such bids; and provided, further, that the Trustee shall not be responsible if less than three or no Qualified Bidders submit bids for the right to master service the Mortgage Loans under this Agreement.  Any “Qualified Bidder” referenced hereunder shall be reasonably acceptable to the Directing Certificateholder.  The bid proposal shall require any Successful Bidder (as defined below), as a condition of such bid, to enter into this Agreement as successor Master Servicer, and to agree to be bound by the terms hereof, within [__] days after the termination of the Master Servicer.  The Master Servicer shall continue to serve in such capacity hereunder until a successor thereto is selected in accordance with this Section 7.01(d) or the expiration of [__] days from the Master Servicer’s receipt of the notice of termination, whichever occurs first.  The Trustee shall solicit bids (i) on the basis of such successor Master Servicer retaining all Sub-Servicers to continue the primary servicing of the Mortgage Loans pursuant to the terms of the respective Sub-Servicing Agreements and to enter into a Sub-Servicing Agreement with the terminated Master Servicer to service each of the Mortgage Loans not subject to a Sub-Servicing Agreement at a servicing fee rate per annum equal to the Master Servicing Fee Rate minus 2.5 basis points per Mortgage Loan serviced (each, a “Servicing-Retained Bid”) and (ii) on the basis of terminating each Sub-Servicing Agreement and Sub-Servicer that it is permitted to terminate in accordance with Section 3.22 (each, a “Servicing-Released Bid”).  The Trustee shall select the Qualified Bidder with the highest cash Servicing-Retained Bid (or, if none, the highest cash Servicing Released Bid) (the “Successful Bidder”) to act as successor Master Servicer hereunder.  The Trustee shall direct the Successful Bidder to enter into this Agreement as successor Master Servicer pursuant to the terms hereof (and, if the successful bid was a Servicing-Retained Bid, to enter into a Sub-Servicing Agreement with the terminated Master Servicer as contemplated above), no later than [__] days after the termination of the Master Servicer.

(e)  Upon the assignment and acceptance of the master servicing rights hereunder to and by the Successful Bidder, the Trustee shall remit or cause to be remitted (i) if the successful bid was a Servicing-Retained Bid, to the terminated Master Servicer the amount of such cash bid received from the Successful Bidder (net of “out-of-pocket” expenses incurred in connection with obtaining such bid and transferring servicing) and (ii) if the successful bid was a Servicing-Released Bid, to the Master Servicer and each terminated Sub-Servicer its respective Bid Allocation.

(f)  If the Successful Bidder has not entered into this Agreement as successor Master Servicer within [__] days after the Trustee was appointed as successor Master Servicer or no Successful Bidder was identified within such [__]-day period, the terminated Master Servicer shall reimburse the Trustee for all reasonable “out-of-pocket” expenses incurred by the Trustee in connection with such bid process and the Trustee shall have no further obligations under this Section 7.01(f).  The Trustee thereafter may act or may select a successor to act as Master Servicer hereunder in accordance with Section 7.02.

Section 7.02  Trustee to Act; Appointment of Successor.

On and after the time the Master Servicer, the Special Servicer or the REMIC Administrator resigns pursuant to clause (ii) of the first sentence of Section 6.04 or receives a notice of termination pursuant to Section 7.01, the Trustee shall be the successor in all respects to the Master Servicer, the Special Servicer or (unless it has also been acting as such) the REMIC Administrator, as the case may be, in its capacity as such under this Agreement and the transactions set forth or provided for herein and shall be subject to all the responsibilities, duties and liabilities relating thereto and arising thereafter placed on the Master Servicer, the Special Servicer or the REMIC Administrator, as the case may be, by the terms and provisions hereof, including, without limitation, if the Master Servicer is the resigning or terminated party, the Master Servicer’s obligation to make P&I Advances; provided that any failure to perform such duties or responsibilities caused by the Master Servicer’s, the Special Servicer’s or the REMIC Administrator’s, as the case may be, failure to cooperate or to provide information or monies required by Section 7.01 shall not be considered a default by the Trustee hereunder.  Neither the Trustee nor any other successor shall be liable for any of the representations and warranties of the resigning or terminated party or for any losses incurred by the resigning or terminated party pursuant to Section 3.06 hereunder nor shall the Trustee nor any other successor be required to purchase any Mortgage Loan hereunder.  As compensation therefor, the Trustee shall be entitled to all fees and other compensation (subject to Section 3.11), that the resigning or terminated party would have been entitled to for future services rendered if the resigning or terminated party had continued to act hereunder.  Notwithstanding the above, the Trustee may, if it shall be unwilling to so act, or shall, if it is unable to so act, or is not approved by each and every Rating Agency as an acceptable master servicer or special servicer, as the case may be, of commercial mortgage loans; or if the Directing Certificateholder or if the Holders of Certificates entitled to at least 51% of the Voting Rights so request in writing to the Trustee; or if the REMIC Administrator is the resigning or terminated party and the Trustee had been acting in such capacity, promptly appoint, or petition a court of competent jurisdiction to appoint, any established and qualified institution as the successor to the Master Servicer, the Special Servicer or the REMIC Administrator, as the case may be, hereunder in the assumption of all or any part of the responsibilities, duties or liabilities of the Master Servicer, the Special Servicer or the REMIC Administrator, as the case may be, hereunder; provided, in the case of a successor Master Servicer, such successor has been approved by the Directing Certificateholder, which consent with respect to the Master Servicer shall not be unreasonably withheld or delayed; provided that such appointment does not result in the downgrading, qualification (if applicable) or withdrawal of any rating then assigned by any Rating Agency to any Class of Certificates (as evidenced by receipt of Rating Agency Confirmation from each Rating Agency); provided further that in the case of a resigning or terminated Special Servicer, such appointment shall be subject to the rights of the Majority Certificateholder of the Controlling Class to designate a successor pursuant to Section 3.23.  No appointment of a successor to the Master Servicer, the Special Servicer or the REMIC

Administrator hereunder shall be effective until the assumption of the successor to such party of all its responsibilities, duties and liabilities hereunder.  Pending appointment of a successor to the Master Servicer, the Special Servicer or the REMIC Administrator hereunder, the Trustee shall act in such capacity as hereinabove provided.  Notwithstanding the above, the Trustee shall, if the Master Servicer is the resigning or terminated party and the Trustee is prohibited by law or regulation from making P&I Advances, promptly appoint any established mortgage loan servicing institution that has a net worth of not less than $15,000,000 and is otherwise acceptable to each Rating Agency (as evidenced by Rating Agency Confirmation from each Rating Agency), as the successor to the Master Servicer hereunder in the assumption of all or any part of the responsibilities, duties or liabilities of the Master Servicer hereunder (including, without limitation, the obligation to make P&I Advances), which appointment will become effective immediately.  Subject to Section 3.11 and in connection with any such appointment and assumption described herein, the Trustee may make such arrangements for the compensation of such successor out of payments on or in respect of the Mortgage Loans or otherwise as it and such successor shall agree; provided, however, that no such compensation shall be in excess of that permitted the resigning or terminated party hereunder.  The Depositor, the Trustee, such successor and each other party hereto shall take such action, consistent with this Agreement, as shall be necessary to effectuate any such succession.  Any costs and expenses associated with the transfer of the foregoing functions under this Agreement (other than the set-up costs of the successor) shall be borne by the predecessor Master Servicer, Special Servicer or REMIC Administrator, as applicable, and, if not paid by such predecessor Master Servicer, Special Servicer or REMIC Administrator within 30 days of its receipt of an invoice therefor, shall be an expense of the Trust; provided that such predecessor Master Servicer, Special Servicer or REMIC Administrator shall reimburse the Trust for any such expense so incurred by the Trust; and provided, further, that if the Trustee is directed to do so by the Directing Certificateholder, the Trustee shall pursue any remedy against any party obligated to make such reimbursement.

Section 7.03  Form 8-K Information; Notification to Certificateholders.

(a)  The predecessor and successor Master Servicer shall each provide the Depositor and the Trustee with all information required by the Depositor to comply with its reporting obligation under Item 6.02 of Form 8-K not later than the effective date of such appointment.

(b)  Upon any resignation of the Master Servicer, the Special Servicer or the REMIC Administrator pursuant to Section 6.04, any termination of the Master Servicer, the Special Servicer or the REMIC Administrator pursuant to Section 7.01 or any appointment of a successor to the Master Servicer, the Special Servicer or the REMIC Administrator pursuant to Section 6.04 or Section 7.02, the Trustee shall give prompt written notice thereof to Certificateholders at their respective addresses appearing in the Certificate Register and the Class A-FL Swap Counterparty.

(c)  Not later than the later of (i) [__] days after the occurrence of any event that constitutes or, with notice or lapse of time or both, would constitute an Event of Default and (ii) [___] days after the Trustee has actual knowledge, or would be deemed in accordance with Section 8.02(g) to have notice of the occurrence of such an event, the Trustee shall transmit by mail to the other non-defaulting parties hereto and all Certificateholders and the Class A-FL Swap Counterparty notice of such occurrence, unless such default shall have been cured.

Section 7.04  Waiver of Events of Default.

The Holders entitled to at least 66-2/3% of the Voting Rights allocated to each of the Classes of Certificates affected by any Event of Default hereunder may waive such Event of Default, except that prior to any waiver of an Event of Default arising from a failure to make P&I Advances, the Trustee shall be reimbursed all amounts that it has advanced and for any costs and expenses associated with any related Servicing Transfer Event.  Upon any such waiver of an Event of Default, such Event of Default shall cease to exist and shall be deemed to have been remedied for every purpose hereunder.  No such waiver shall extend to any subsequent or other Event of Default or impair any right consequent thereon except to the extent expressly so waived.  Notwithstanding any other provisions of this Agreement, for purposes of waiving any Event of Default pursuant to this Section 7.04, Certificates registered in the name of the Depositor or any Affiliate of the Depositor (provided that neither the Depositor nor any Affiliate thereof is the party in respect of which such Event of Default exists) shall be entitled to the same Voting Rights with respect to the matters described above as they would if any other Person held such Certificates.

Section 7.05  Additional Remedies of Trustee Upon Event of Default.

During the continuance of any Event of Default, so long as such Event of Default shall not have been remedied, the Trustee, in addition to the rights specified in Section 7.01, shall have the right, in its own name and as trustee of an express trust, to take all actions now or hereafter existing at law, in equity or by statute to enforce its rights and remedies and to protect the interests, and enforce the rights and remedies, of the Certificateholders (including the institution and prosecution of all judicial, administrative and other proceedings and the filings of proofs of claim and debt in connection therewith).  Except as otherwise expressly provided in this Agreement, no remedy provided for by this Agreement shall be exclusive of any other remedy, and each and every remedy shall be cumulative and in addition to any other remedy, and no delay or omission to exercise any right or remedy shall impair any such right or remedy or shall be deemed to be a waiver of any Event of Default.

ARTICLE VIII

CONCERNING THE TRUSTEE

Section 8.01  Duties of Trustee.

(a)  The Trustee, prior to the occurrence of an Event of Default hereunder and after the curing or waiver of all such Events of Default and defaults that may have occurred, undertakes to perform such duties and only such duties as are specifically set forth in this Agreement; provided that it is herein acknowledged and agreed that the Trustee is at all times acting in a fiduciary capacity with respect to the Certificateholders.  If an Event of Default hereunder occurs and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Agreement and applicable law, and use the same degree of care and skill in their exercise as a prudent man or the Trustee would exercise or use under the circumstances in the conduct of his or its own affairs (whichever standard would be higher).  Any permissive right of the Trustee contained in this Agreement shall not be construed as a duty.

(b)  The Trustee, upon receipt of all resolutions, certificates, statements, opinions, reports, documents, orders or other instruments furnished to the Trustee that are specifically required to be furnished pursuant to any provision of this Agreement (other than the Mortgage Files, the review of which is specifically governed by the terms of Article II), shall examine them to determine whether they conform in form to the requirements of this Agreement.  If any such instrument is found not to so conform to the requirements of this Agreement in a material manner, the Trustee shall take such action as it deems appropriate to have the instrument corrected.  The Trustee shall not be responsible for, but may assume and rely upon, the accuracy and content of any resolution, certificate, statement, opinion, report, document, order or other instrument furnished by the Depositor, the Master Servicer, the Special Servicer or the REMIC Administrator and accepted by the Trustee in good faith, pursuant to this Agreement.

(c)  No provision of this Agreement shall be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act or its own willful misconduct; provided, however, that:

(i)  The duties and obligations of the Trustee shall be determined solely by the express provisions of this Agreement, the Trustee shall not be liable except for the performance of such duties and obligations as are specifically set forth in this Agreement, no implied covenants or obligations shall be read into this Agreement against the Trustee and, in the absence of bad faith on the part of the Trustee, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any certificates or opinions furnished to the Trustee and conforming to the requirements of this Agreement;

(ii)  The Trustee shall not be personally liable for an error of judgment made in good faith by a Responsible Officer or Responsible Officers of the Trustee, unless it shall be proved that the Trustee was negligent in ascertaining the pertinent facts; and

(iii)  The Trustee shall not be personally liable with respect to any action taken, suffered or omitted to be taken by it in good faith in accordance with the direction of Holders of Certificates entitled to at least 25% (or, as to any particular matter, any higher percentage as may be specifically provided for hereunder) of the Voting Rights relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under this Agreement.

(d)  The Trustee hereby indemnifies and holds the Trust harmless for all losses, liabilities and damages incurred by the Trust or the Certificateholders by virtue of the Trustee’s negligence or fraud.

Section 8.02  Certain Matters Affecting the Trustee.

Except as otherwise provided in Section 8.01:

(a)  The Trustee may rely upon and shall be protected in acting or refraining from acting upon any resolution, Officer’s Certificate, certificate of auditors or any other certificate, statement, instrument, opinion, report, notice, request, consent, order, appraisal, bond or other paper or document reasonably believed by it to be genuine and to have been signed or presented by the proper party or parties;

(b)  The Trustee may consult with counsel and the written advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken or suffered or omitted by it hereunder in good faith and in accordance therewith;

(c)  The Trustee shall be under no obligation to exercise any of the trusts or powers vested in it by this Agreement or to make any investigation of matters arising hereunder or to institute, conduct or defend any litigation hereunder or in relation hereto at the request, order or direction of any of the Certificateholders, pursuant to the provisions of this Agreement, unless such Certificateholders shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities that may be incurred therein or thereby; provided, further, the Trustee shall be under no obligation to take any action to enforce the rights of the Class A-FL Grantor Trust under the Class A-FL Swap Contract unless it is assured, in its sole discretion, that the costs and expenses of such action(s) will be reimbursed by the Holders of the Class A-FL Certificates or another party (other than the Trust); provided, further, the Trustee shall not be required to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it; nothing contained herein shall, however, relieve the Trustee of the obligation, upon the occurrence of an Event of Default hereunder that has not been cured, to exercise such of the rights and powers vested in it by this Agreement and to use the same degree of care and skill in their exercise as a prudent man would exercise or use under the circumstances in the conduct of his own affairs;

(d)  The Trustee shall not be personally liable for any action reasonably taken, suffered or omitted by it in good faith and believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Agreement;

(e)  Prior to the occurrence of an Event of Default hereunder, and after the curing of all such Events of Default that may have occurred, the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, bond or other paper or document, unless requested in writing to do so by Holders of Certificates entitled to at least 25% of the Voting Rights; provided, however, that if the payment within a reasonable time to the Trustee of the costs, expenses or liabilities likely to be incurred by it in the making of such investigation is, in the opinion of the Trustee, not reasonably assured to the Trustee by the security afforded to it by the terms of this Agreement, the Trustee may require reasonable indemnity against such expense or liability as a condition to taking any such action;

(f)  The Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys-in-fact; provided that the use of any such agent or attorney-in-fact shall not relieve the Trustee from any of its obligations hereunder, and the Trustee shall remain responsible for all acts and omissions of any such agent or attorney-in-fact;

(g)  For all purposes under this Agreement, the Trustee shall not be deemed to have notice of any Event of Default hereunder unless a Responsible Officer of the Trustee has actual knowledge thereof or unless written notice of any event that is in fact such a default is received by the Trustee at the Corporate Trust Office, and such notice references the Certificates or this Agreement; and

(h)  The Trustee shall not be responsible for any act or omission of the Master Servicer, the Special Servicer or the REMIC Administrator (unless the Trustee is acting as Master Servicer, Special Servicer or REMIC Administrator, as the case may be) or for any act or omission of the Depositor or the Mortgage Loan Seller.

Section 8.03  Trustee Not Liable for Validity or Sufficiency of Certificates or Mortgage Loans.

The recitals contained herein and in the Certificates (other than the representations and warranties of, and the other statements attributed to, the Trustee in Article II and the certificate of authentication executed by the Trustee as Certificate Registrar set forth on each outstanding Certificate) shall be taken as the statements of the Depositor, the Master Servicer, the Special Servicer or the REMIC Administrator, as the case may be, and the Trustee assumes no responsibility for their correctness.  The Trustee makes no representations as to the validity or sufficiency of this Agreement (other than as specifically set forth in Section 2.07) or of any Certificate (other than as to the signature of the Trustee set forth thereon) or of any Mortgage Loan or related document. The Trustee shall not be accountable for the use or application by the Depositor of any of the Certificates issued to it or of the proceeds of such Certificates, or for the use or application of any funds paid to the Depositor in respect of the assignment of the Mortgage Loans to the Trust, or any funds deposited into or withdrawn from the Certificate Account, the Interest Reserve Account or any other account by or on behalf of the Depositor, the Master Servicer, the Special Servicer or the REMIC Administrator.  The Trustee shall not be responsible for the accuracy or content of any resolution, certificate, statement, opinion, report, document, order or other instrument furnished by the Depositor, the Master Servicer, the Special Servicer or the REMIC Administrator and accepted by the Trustee, in good faith, pursuant to this Agreement.

Section 8.04  Trustee May Own Certificates.

The Trustee, in its individual or any other capacity, and any agent of the Trustee may become the owner or pledgee of Certificates with, except as otherwise provided in the definition of Certificateholder, the same rights it would have if it were not the Trustee or such agent, as the case may be.

Section 8.05  Fees of Trustee; Indemnification of Trustee.

(a)  The Trustee shall pay to itself on each Distribution Date, pursuant to Section 3.05(b)(ii), from amounts on deposit in the Distribution Account, an amount equal to the Trustee Fee for such Distribution Date and, to the extent not previously received, for each prior Distribution Date.

(b)  The Trustee and any director, officer, employee or agent of the Trustee, or Person, if any, who controls the Trustee within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act, shall be entitled to be indemnified and held harmless by the Trust (to the extent of amounts on deposit in the Certificate Account and the Distribution Account from time to time) against any loss, liability or expense (including, without limitation, costs and expenses of litigation, and of investigation, counsel fees, damages, judgments and amounts paid in settlement) arising out of, or incurred in connection with, any legal actions relating to the exercise and performance of any of the powers and duties of the Trustee hereunder and any other “unanticipated expenses” (similar to those defined in Treasury Regulations Section 1.860G-1(b)(3)(ii)) of the Trustee; provided that the Trustee shall not be entitled to indemnification pursuant to this Section 8.05(b) for (i) allocable overhead, (ii) expenses or disbursements incurred or made by or on behalf of the Trustee in the normal course of the Trustee’s performing its routine duties in accordance with any of the provisions hereof, (iii) any expense or liability specifically required to be borne thereby pursuant to the terms hereof, or (iv) any loss, liability or expense incurred by reason of willful misfeasance, bad faith or negligence in the performance of the Trustee’s obligations and duties hereunder, or by reason of negligent disregard of such obligations or duties, or as may arise from a breach of any representation, warranty or covenant of the Trustee made herein.  The provisions of this Section 8.05(b) shall (i) survive any resignation or removal of the Trustee and appointment of a successor trustee and (ii) extend to any other role that the Trustee may assume hereunder, including without limitation REMIC Administrator, Custodian and/or Certificate Registrar.

Section 8.06  Eligibility Requirements for Trustee.

The Trustee hereunder shall at all times be a corporation, a trust company, a bank or a banking association:  (i) organized and doing business under the laws of the United States of America or any State thereof or the District of Columbia; (ii) authorized under such laws to exercise trust powers; (iii) having a combined capital and surplus of at least $50,000,000; (iv) subject to supervision or examination by federal or state authority; and (v) whose long-term senior unsecured debt is rated not less than “[_]” by [_] and “[_]” by [_].  If such corporation, trust company, bank or banking association publishes reports of condition at least annually, pursuant to law or to the requirements of the aforesaid supervising or examining authority, then, for the purposes of this Section 8.06, the combined capital and surplus of such corporation, trust company, bank or banking association shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published.  No Person shall become a successor trustee hereunder if the succession of such Person would result in a downgrade, qualification (if applicable) or withdrawal of any of the ratings then assigned by the Rating Agencies to the Certificates.  In case at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section, the Trustee shall resign immediately in the manner and with the effect specified in Section 8.07.  Notwithstanding the foregoing, if the Trustee meets the provisions of clauses (i) through (iv) above, but does not meet the provisions of clause (v) above, the Trustee shall be deemed to meet the provisions of such clause (v) if it appoints a fiscal agent as a back-up liquidity provider; provided that such fiscal agent shall have a long-term senior unsecured debt rating of at least “[_]” by [_] and “[_]” by [_].  The corporation, trust company, bank or banking association serving as Trustee may have normal banking and trust relationships with the Depositor, the Master Servicer, the Special Servicer, the REMIC Administrator and their respective Affiliates.

Section 8.07  Resignation and Removal of the Trustee.

(a)  The Trustee may at any time resign and be discharged from the trusts hereby created by giving written notice thereof to the Depositor, the Master Servicer, the Special Servicer, the REMIC Administrator, the Class A-FL Swap Counterparty and all Certificateholders.  Upon receiving such notice of resignation, the Depositor shall promptly appoint a successor trustee acceptable to the Master Servicer by written instrument, in duplicate, which instrument shall be delivered to the resigning Trustee and to the successor trustee.  A copy of such instrument shall be delivered to the Master Servicer, the Special Servicer, the Class A-FL Swap Counterparty, the REMIC Administrator and the Certificateholders by the Depositor.  If no successor trustee shall have been so appointed and have accepted appointment within [___] days after the giving of such notice of resignation, the resigning Trustee may petition any court of competent jurisdiction for the appointment of a successor trustee.

(b)  If at any time the Trustee shall cease to be eligible in accordance with the provisions of Section 8.06 and shall fail to resign after written request therefor by the Depositor or the Master Servicer, or if at any time the Trustee shall become incapable of acting, or shall be adjudged bankrupt or insolvent, or a receiver of the Trustee or of its property shall be appointed, or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then the Depositor may remove the Trustee and appoint a successor trustee acceptable to the Master Servicer by written instrument, in duplicate, which instrument shall be delivered to the Trustee so removed and to the successor trustee.  A copy of such instrument shall be delivered to the Master Servicer, the Special Servicer, the Directing Certificateholder, the REMIC Administrator and the Certificateholders by the Depositor.

(c)  The Holders of Certificates entitled to at least 33⅓% of the Voting Rights may at any time remove the Trustee and appoint a successor trustee by written instrument or instruments, in triplicate, signed by such Holders or their attorneys-in-fact duly authorized, one complete set of which instruments shall be delivered to the Master Servicer, one complete set to the Trustee so removed and one complete set to the successor so appointed; provided that the Master Servicer, the Depositor and the remaining Certificateholders shall have been notified; provided, further that other Holders of the Certificates entitled to a greater percentage of the Voting Rights shall not have objected to such removal in writing to the Master Servicer and the Depositor within [___] days of their receipt of notice thereof.  A copy of such instrument shall be delivered to the Depositor, the Special Servicer, the REMIC Administrator and the remaining Certificateholders by the Master Servicer.  If the Trustee is removed under this Agreement without cause, all reasonable costs and expenses incurred by the Trustee (to the extent not duplicative of any reimbursement provided for under Section 8.08(a)) shall be at the expense of the party causing such removal.

(d)  Any resignation or removal of the Trustee and appointment of a successor trustee pursuant to any of the provisions of this Section 8.07 shall not become effective until acceptance of appointment by the successor trustee as provided in Section 8.08; and no such resignation or removal of the Trustee and/or appointment of a successor trustee shall be permitted, unless, as Rating Agency Confirmation is received from each Rating Agency.

Section 8.08  Successor Trustee.

(a)  Any successor trustee appointed as provided in Section 8.07 shall execute, acknowledge and deliver to the Depositor, the Master Servicer, the Special Servicer, the REMIC Administrator and to its predecessor trustee an instrument accepting such appointment hereunder, and thereupon the resignation or removal of the predecessor trustee shall become effective and such successor trustee without any further act, deed or conveyance, shall become fully vested with all the rights, powers, duties and obligations of its predecessor hereunder, with the like effect as if originally named as trustee herein.  The predecessor trustee shall deliver to the successor trustee all Mortgage Files and related documents and statements held by it hereunder, and the Depositor, the Master Servicer, the Special Servicer, the REMIC Administrator and the predecessor trustee shall execute and deliver such instruments and do such other things as may reasonably be required to more fully and certainly vest and confirm in the successor trustee all such rights, powers, duties and obligations, and to enable the successor trustee to perform its obligations hereunder.  If such predecessor trustee was removed as Trustee under this Agreement without cause, the cost of any such execution, delivery or action shall be at the expense of the Trust.

(b)  No successor trustee shall accept appointment as provided in this Section 8.08 unless at the time of such acceptance such successor trustee shall be eligible under the provisions of Section 8.06.

(c)  Upon acceptance of appointment by a successor trustee as provided in this Section 8.08, the successor trustee shall mail notice of the succession of such trustee to the Depositor and the Certificateholders.

(d)  The predecessor Trustee and successor Trustee shall notify the Depositor of any such appointment at least two Business Days prior to the effective date thereof and shall provide the Depositor with all information required by the Depositor to comply with its reporting obligation under Item 6.02 of Form 8-K not later than the effective date of such appointment.

Section 8.09  Merger or Consolidation of Trustee.

Any entity into which the Trustee may be merged or converted or with which it may be consolidated or any entity resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any entity succeeding to the corporate trust business of the Trustee, shall be the successor of the Trustee, hereunder, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding; provided that the Trustee shall continue to be eligible under the provisions of Section 8.06.  The successor to the Trustee shall promptly notify in writing each of the other parties hereto, the Certificateholders and the 17g-5 Information Provider (and, subject to Section 3.15, the Rating Agencies) of any such merger, conversion, consolidation or succession to business.  The Trustee and such surviving Person shall notify the Depositor of any such merger, conversion or consolidation at least two Business Days prior to the effective date thereof and shall provide the Depositor will all information required by the Depositor to comply with its reporting obligation under Item 6.02 of Form 8-K not later than the effective date of such merger, conversion or consolidation.

Section 8.10  Appointment of Co-Trustee or Separate Trustee.

(a)  Notwithstanding any other provisions hereof, at any time, for the purpose of meeting any legal requirements of any jurisdiction in which any part of the Trust Fund or property securing the same may at the time be located, the Master Servicer and the Trustee acting jointly shall have the power and shall execute and deliver all instruments to appoint one or more Persons approved by the Trustee to act as co-trustee or co-trustees, jointly with the Trustee, or separate trustee or separate trustees, of all or any part of the Trust Fund, and to vest in such Person or Persons, in such capacity, such title to the Trust Fund, or any part thereof, and, subject to the other provisions of this Section 8.10, such powers, duties, obligations, rights and trusts as the Master Servicer and the Trustee may consider necessary or desirable.  If the Master Servicer shall not have joined in such appointment within 15 days after the receipt by it of a request to do so, or in case an Event of Default in respect of the Master Servicer shall have occurred and be continuing, the Trustee alone shall have the power to make such appointment.  No co-trustee or separate trustee hereunder shall be required to meet the terms of eligibility as a successor trustee under Section 8.06 hereunder and no notice to Holders of Certificates of the appointment of co-trustee(s) or separate trustee(s) shall be required under Section 8.08 hereof.

(b)  In the case of any appointment of a co-trustee or separate trustee pursuant to this Section 8.10 all rights, powers, duties and obligations conferred or imposed upon the Trustee shall be conferred or imposed upon and exercised or performed by the Trustee and such separate trustee or co-trustee jointly, except to the extent that under any law of any jurisdiction in which any particular act or acts are to be performed (whether as Trustee hereunder or as successor to the Master Servicer, the Special Servicer or the REMIC Administrator hereunder), the Trustee shall be incompetent or unqualified to perform such act or acts, in which event such rights, powers, duties and obligations (including the holding of title to the Trust Fund or any portion thereof in any such jurisdiction) shall be exercised and performed by such separate trustee or co-trustee at the direction of the Trustee.

(c)  Any notice, request or other writing given to the Trustee shall be deemed to have been given to each of the then separate trustees and co-trustees, as effectively as if given to each of them.  Every instrument appointing any separate trustee or co-trustee shall refer to this Agreement and the conditions of this Article VIII.  Each separate trustee and co-trustee, upon its acceptance of the trusts conferred, shall be vested with the estates or property specified in its instrument of appointment, either jointly with the Trustee or separately, as may be provided therein, subject to all the provisions of this Agreement, specifically including every provision of this Agreement relating to the conduct of, affecting the liability of, or affording protection to, the Trustee.  Every such instrument shall be filed with the Trustee.

(d)  Any separate trustee or co-trustee may, at any time, constitute the Trustee, its agent or attorney-in-fact, with full power and authority, to the extent not prohibited by law, to do any lawful act under or in respect of this Agreement on its behalf and in its name.  If any separate trustee or co-trustee shall die, become incapable of acting, resign or be removed, all of its estates, properties, rights, remedies and trusts shall vest in and be exercised by the Trustee, to the extent permitted by law, without the appointment of a new or successor trustee.

(e)  The appointment of a co-trustee or separate trustee under this Section 8.10 shall not relieve the Trustee of its duties, responsibilities or liabilities hereunder; provided the Trustee shall have no liability for the actions or inaction of a separate trustee or co-trustee that do not comply with the provisions of Section 8.10(b).

Section 8.11  Appointment of Custodians.

The Trustee may, with the consent of the Master Servicer, appoint one or more Custodians to hold all or a portion of the Mortgage Files as agent for the Trustee; provided that if the Custodian is an Affiliate of the Trustee such consent of the Master Servicer need not be obtained and the Trustee shall instead notify the Master Servicer of such appointment.  Each Custodian shall be a depository institution subject to supervision by federal or state authority, shall have combined capital and surplus (or shall have its performance guaranteed by an Affiliate with a combined capital and surplus) of at least $10,000,000, shall be qualified to do business in the jurisdiction in which it holds any Mortgage File and shall not be the Depositor, the Mortgage Loan Seller or any Affiliate of any of them.  Each Custodian shall be subject to the same obligations and standard of care as would be imposed on the Trustee hereunder in connection with the retention of Mortgage Files directly by the Trustee.  The appointment of one or more Custodians shall not relieve the Trustee from any of its duties, liabilities or obligations hereunder, and the Trustee shall remain responsible for all acts and omissions of any Custodian.  Any such Custodian (other than the Trustee or an Affiliate of the Trustee) shall maintain the same errors and omissions insurance as required of the Master Servicer pursuant to Section 3.07(c).

Section 8.12  Access to Certain Information.

(a)  The Trustee shall provide or cause to be provided to the Depositor, the Master Servicer, the Special Servicer [and the Rating Agencies], and to the OTS, the FDIC, and any other federal or state banking or insurance regulatory authority that may exercise authority over any Certificateholder, access to the Mortgage Files and any other documentation regarding the Mortgage Loans and the Trust Fund, that is within its control that may be required by this Agreement or by applicable law.  Such access shall be afforded without charge but only upon reasonable prior written request and during normal business hours at the offices of the Trustee designated by it.

(b)  Promptly following the first sale of any Non-Registered Certificate to an Independent third party, the Depositor shall provide to the Trustee ten copies of any private placement memorandum or other disclosure document used by the Depositor or its Affiliate in connection with the offer and sale of the Class of Certificates to which such Non-Registered Certificate belongs.  In addition, if any such private placement memorandum or disclosure document is revised, amended or supplemented at any time following the delivery thereof to the Trustee, the Depositor promptly shall inform the Trustee of such event and shall deliver to the Trustee 10 copies of the private placement memorandum or disclosure document, as revised, amended or supplemented.  The Trustee shall maintain at its Corporate Trust Office and shall on behalf of the Depositor, upon reasonable advance written notice, make available during normal business hours for review by [each Rating Agency and by] any Certificateholder or any Certificate Owner or any Person identified to the Trustee by a Certificateholder or a Certificate

Owner as a prospective transferee of a Certificate or interest therein, originals or copies of the following items:  (i) in the case of a Holder or prospective transferee of a Non-Registered Certificate, any private placement memorandum or other disclosure document relating to the Class of Certificates to which such Non-Registered Certificate belongs, in the form most recently provided to the Trustee; and (ii) in all cases, (A) all Officer’s Certificates delivered to the Trustee since the Closing Date pursuant to Section 11.09, (B) all accountants’ reports delivered to the Trustee since the Closing Date pursuant to Section 11.11, (C) the most recent inspection report, together with any related additional written or electronic information, prepared or obtained by, or on behalf of, the Master Servicer or Special Servicer, as the case may be, and delivered to the Trustee in respect of each Mortgaged Property pursuant to Section 3.12(a), (D) all Mortgagor financial statements and Mortgaged Property operating statements and rent rolls, together with any related additional written or electronic information, delivered to the Trustee by the Master Servicer or the Special Servicer pursuant to Section 3.12(b), (E) any and all notices and reports delivered to the Trustee with respect to any Mortgaged Property securing a Defaulted Mortgage Loan as to which the environmental testing contemplated by Section 3.09(c) revealed that either of the conditions set forth in clauses (i) and (ii) of the first sentence thereof was not satisfied or that any remedial, corrective or other further action contemplated in such clauses is required (but only for so long as such Mortgaged Property or the related Mortgage Loan is part of the Trust Fund), (F) all documents constituting the Mortgage Files, including, without limitation, any and all modifications, waivers and amendments of the terms of a Mortgage Loan entered into by the Master Servicer or the Special Servicer and delivered to the Trustee pursuant to Section 3.20 (but, in each case, only for so long as the related Mortgage Loan is part of the Trust Fund) and (G) any Asset Status Report.  Copies of any and all of the foregoing items are to be available from the Trustee upon request; however, the Trustee shall be permitted to require payment of a sum sufficient to cover the reasonable costs and expenses of providing such service.

In connection with providing access to or copies of the items described in the immediately preceding paragraph of this Section 8.12(b), the Trustee may require, unless the Depositor directs otherwise, (i) in the case of Certificate Owners, a written confirmation executed by the requesting Person, in form reasonably satisfactory to the Trustee, generally to the effect that such Person is a beneficial holder of Certificates and will keep such information confidential and (ii) in the case of any prospective purchaser of a Certificate or, in the case of a Book-Entry Certificate, of a beneficial ownership interest therein, a written confirmation executed by the requesting Person, in form reasonably satisfactory to the Trustee, generally to the effect that such Person is a prospective purchaser of a Certificate or a beneficial ownership interest therein, is requesting the information for use in evaluating a possible investment in Certificates and will otherwise keep such information confidential.  All Certificateholders, by acceptance of their Certificates, shall be deemed to have agreed to keep such information confidential, except to the extent that the Depositor grants written permission to the contrary.  Notwithstanding the preceding sentences of this paragraph, the Trustee shall have no responsibility for the accuracy, completeness or sufficiency of any information so made available or furnished by it in the manner described in the immediately preceding paragraph.

Section 8.13  [Reserved].

Section 8.14  [ Reserved].

Section 8.15  Maintenance of Mortgage File.

Except for the release of items in the Mortgage File contemplated by this Agreement, including, without limitation, as necessary for the enforcement of the holder’s rights and remedies under the related Mortgage Loan, the Trustee covenants and agrees that it shall maintain each Mortgage File in the State of [______________], and that it shall not move any Mortgage File outside the State of [_____________], other than as specifically provided for in this Agreement, unless it shall first obtain and provide, at the expense of the Trustee, an Opinion of Counsel addressed to the Depositor and the Rating Agencies to the effect that the Trustee’s first priority interest in the Mortgage Notes has been duly and fully perfected under the applicable laws and regulations of such other jurisdiction.

ARTICLE IX

TERMINATION

Section 9.01  Termination Upon Repurchase or Liquidation of All Mortgage Loans.

Subject to Section 9.02, the Trust and the respective obligations and responsibilities under this Agreement of the Depositor, the Master Servicer, the Special Servicer, the Trustee and the REMIC Administrator (other than the obligations of the Trustee to provide for and make payments to Certificateholders as hereafter set forth and the obligations of the REMIC Administrator to file the final Tax Returns for each of REMIC I and REMIC II and to maintain the books and records thereof for a commercially reasonable period) shall terminate upon payment (or provision for payment) to the Certificateholders of all amounts held by or on behalf of the Trustee and required hereunder to be so paid and any unpaid Class A-FL Net Swap Payment owed to the Class A-FL Swap Counterparty (which shall be payable outside the Trust REMICs to the respective Swap trust) on the Distribution Date following the earlier to occur of (i) the purchase by the Majority Certificateholder of the Controlling Class (other than the Depositor or the Mortgage Loan Seller) the Master Servicer, or the Special Servicer (in that order of priority) of all Mortgage Loans and each REO Property remaining in REMIC I at a price (to be calculated by the Master Servicer and the Trustee as of the close of business on the third Business Day preceding the date upon which notice of any such purchase is furnished to Certificateholders pursuant to the third paragraph of this Section 9.01 and as if the purchase was to occur on such Business Day) equal to (A) the aggregate Purchase Price of all the Mortgage Loans included in REMIC I, plus (B) the appraised value of each REO Property, if any, included in REMIC I (such appraisal to be conducted by a Qualified Appraiser selected by the Master Servicer or the Special Servicer and approved by the Trustee), minus (C) if such purchase is being made by the Master Servicer or the Special Servicer, the aggregate amount of unreimbursed Advances made by the related person, together with any Advance Interest payable to the related person in respect of such Advances and any unpaid servicing compensation remaining outstanding (which items shall be deemed to have been paid or reimbursed to the related person in connection with such purchase), and (ii) the final payment or other liquidation (or any Advance with respect thereto) of the last Mortgage Loan or REO Property remaining in REMIC I; provided, however, that in no event shall the trust created hereby continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P.

Kennedy, the late ambassador of the United States to the Court of St. James, living on the date hereof.

The Majority Certificateholder of the Controlling Class (other than the Depositor or the Mortgage Loan Seller) has the right, and if the Majority Certificateholder of the Controlling Class fails to exercise such right, the Master Servicer and the Special Servicer, in that order of priority, has the right to purchase all of the Mortgage Loans and each REO Property remaining in REMIC I as contemplated by clause (i) of the preceding paragraph by giving written notice to the other parties hereto no later than [___] days prior to the anticipated date of purchase; provided, however, that the Master Servicer, the Special Servicer and any Majority Certificateholder of the Controlling Class (other than the Depositor or the Mortgage Loan Seller) each may so elect to purchase all of the Mortgage Loans and each REO Property remaining in REMIC I only if the aggregate Stated Principal Balance of the Mortgage Pool at the time of such election is less than [1.0%] of the aggregate Cut-off Date Balance of all the Mortgage Loans included in the Trust Fund as of the Closing Date.  In the event that the Master Servicer, the Special Servicer or any Majority Certificateholder of the Controlling Class (other than the Depositor or the Mortgage Loan Seller) elects to purchase all of the Mortgage Loans and each REO Property remaining in REMIC I in accordance with the preceding sentence, the Master Servicer, the Special Servicer or such Majority Certificateholder, as applicable, shall deposit into the Distribution Account not later than the Master Servicer Remittance Date relating to the Distribution Date on which the final distribution on the Certificates is to occur, an amount in immediately available funds equal to the above-described purchase price (exclusive of any portion thereof payable to any Person other than the Certificateholders pursuant to Section 3.05(a), which portion shall be deposited into the Certificate Account).  In addition, the Master Servicer shall transfer all amounts required to be transferred to the Distribution Account on such Master Servicer Remittance Date from the Certificate Account.  Upon confirmation that such final deposits have been made, the Trustee shall release or cause to be released to the purchaser or its designee, the Mortgage Files for the remaining Mortgage Loans and shall execute all assignments, endorsements and other instruments furnished to it by the purchaser, as shall be necessary to effectuate transfer of the Mortgage Loans and REO Properties remaining in REMIC I.

Notice of any termination shall be given promptly by the Trustee by letter to the Class A-FL Swap Counterparty and the Certificateholders and, if not previously notified pursuant to the preceding paragraph, to the other parties hereto mailed (a) in the event such notice is given in connection with a purchase by the Master Servicer or any Majority Certificateholder of the Controlling Class (other than the Depositor or the Mortgage Loan Seller) of all of the Mortgage Loans and each REO Property remaining in REMIC I, not earlier than the 15th day and not later than the 25th day of the month next preceding the month of the final distribution on the Certificates or (b) otherwise during the month of such final distribution on or before the 5th day of such month, in each case specifying (i) the Distribution Date upon which the Trust will terminate and final payment on the Certificates will be made, (ii) the amount of any such final payment and (iii) that the Record Date otherwise applicable to such Distribution Date is not applicable, payments being made only upon presentation and surrender of the Certificates at the offices of the Certificate Registrar or such other location therein designated.

Upon presentation and surrender of the Certificates by the Certificateholders on the Final Distribution Date, the Trustee shall distribute to each Certificateholder so presenting and surrendering its Certificates such Certificateholder’s Percentage Interest of that portion of the Available Distribution Amount and Prepayment Premiums for such date that is allocable to payments on the relevant Class in accordance with Section 4.01(b) and Section 4.01(c)(i).  Final distributions on the REMIC I Regular Interests shall be deemed to be made on such date as provided in Section 4.01(a)(ii), Section 4.01(b) and Section 4.01(c)(iii).

Any funds not distributed to any Holder or Holders of Certificates of any Class on the Final Distribution Date because of the failure of such Holder or Holders to tender their Certificates shall, on such date, be set aside and held uninvested in trust and credited to the account or accounts of the appropriate non-tendering Holder or Holders.  If any Certificates as to which notice has been given pursuant to this Section 9.01 shall not have been surrendered for cancellation within six months after the time specified in such notice, the Trustee shall mail a second notice to the remaining non-tendering Certificateholders to surrender their Certificates for cancellation to receive the final distribution with respect thereto.  If within one year after the second notice all such Certificates shall not have been surrendered for cancellation, the Trustee, directly or through an agent, shall take such reasonable steps to contact the remaining non-tendering Certificateholders concerning the surrender of their Certificates as it shall deem appropriate.  The costs and expenses of holding such funds in trust and of contacting such Certificateholders following the first anniversary of the delivery of such second notice to the non-tendering Certificateholders shall be paid out of such funds.  No interest shall accrue or be payable to any former Holder on any amount held in trust hereunder.  If by the second anniversary of the delivery of such second notice, all of the Certificates shall not have been surrendered for cancellation, the Class R-II Certificateholders shall be entitled to all unclaimed funds and other assets that remain subject thereto.

Section 9.02  Additional Termination Requirements.

In the event the Master Servicer, the Special Servicer or a Majority Certificateholder of the Controlling Class (other than the Depositor or the Mortgage Loan Seller) purchases all of the Mortgage Loans and each REO Property remaining in REMIC I as provided in Section 9.01, the Trust (and, accordingly, REMIC I and REMIC II) shall be terminated in accordance with the following additional requirements, unless the Master Servicer or such Majority Certificateholder, as applicable, obtains at its own expense and delivers to the Trustee and the REMIC Administrator an Opinion of Counsel, addressed to the Trustee and the REMIC Administrator, to the effect that the failure of the Trust to comply with the requirements of this Section 9.02 will not result in the imposition of taxes on “prohibited transactions” of REMIC I or REMIC II as defined in Section 860F of the Code or cause REMIC I or REMIC II to fail to qualify as a REMIC at any time that any Certificates are outstanding:

(i)  the REMIC Administrator shall specify the first day in the 90 day liquidation period in a statement attached to the final Tax Return for each of REMIC I and REMIC II pursuant to Treasury Regulations Section 1.860F-1;

(ii)  during such 90 day liquidation period and at or prior to the time of making of the final payment on the Certificates, the Trustee shall sell all of the assets of REMIC I to the Master Servicer or the Majority Certificateholder of the Controlling Class, as applicable, for cash; and

(iii)  prior to the end of such 90 day period and at the time of the making of the final payment on the Certificates, the Trustee shall distribute or credit, or cause to be distributed or credited, to the Holders of the Class R-I Certificates (in the case of REMIC I) and the Class R-II Certificates (in the case of REMIC II) all cash on hand (other than cash retained to meet claims), and each of REMIC I and REMIC II shall terminate at that time.

In the event the Class A-FL Grantor Trust is to be terminated while the Class A-FL Swap Contract is still in effect, the Swap Trustee shall promptly notify the Class A-FL Swap Counterparty in writing of the date on which the Class A-FL Grantor Trust is to be terminated and the notional amount of the Class A-FL Swap Contract will be reduced to zero on such date.  Based on the date of termination, the Swap Trustee shall calculate the Class A-FL Net Swap Payment, if any, as specified in Section 3.29, and prior to any final distribution to the Holders of the Class A-FL Certificates pursuant to Section 9.01, shall pay such Class A-FL Net Swap Payment if any, to the Class A-FL Swap Counterparty.  In the event that any fees (including termination fees) will be payable to the Class A-FL Swap Counterparty in connection with such termination, such fees will be payable to the Class A-FL Swap Counterparty solely from amounts remaining in the applicable Class A-FL Floating Rate Account after all distributions, to the Class A-FL Certificates are made pursuant to Section 9.01.

ARTICLE X

ADDITIONAL REMIC AND GRANTOR TRUST PROVISIONS

Section 10.01  REMIC Administration.

(a)  The REMIC Administrator shall elect to treat each of REMIC I and REMIC II as a REMIC under the Code and, if necessary, under Applicable State Law.  Each such election will be made on Form 1066 or other appropriate federal or state Tax Returns for the taxable year ending on the last day of the calendar year in which the Certificates are issued.-

(b)  The REMIC I Regular Interests are hereby designated as “regular interests” (within the meaning of Section 860G(a)(1) of the Code), and the residual interest in REMIC I, represented by the Class R-I Certificates, is hereby designated as the sole Class of “residual interests” (within the meaning of Section 860G(a)(2) of the Code), in REMIC I.  The [Class X Certificates,] Class A Certificate, Class A-FL Regular Interest, Class B Certificate and Class C Certificate are hereby designated as the “regular interests” (within the meaning of Section 860G(a)(1) of the Code), and the Class R-II Certificates are hereby designated as the sole Class of “residual interest” (within the meaning of Section 860G(a)(2) of the Code), in REMIC II.  [For the avoidance of doubt, the Class X Certificates represent “specified portions,” within the meaning of Treasury Regulations Section 1.860G-1(a)(2), of the interest payments on the REMIC I Regular Interests corresponding to their respective Corresponding Components.]  None of the REMIC Administrator, the Master Servicer, the Special Servicer or the Trustee shall, to the extent it is within the control of such Person, create or permit the creation of any other “interests” in REMIC I or REMIC II (within the meaning of Treasury Regulations Section 1.860D-1(b)(1)).

(c)  The Closing Date is hereby designated as the “startup day” of each of REMIC I and REMIC II within the meaning of Section 860G(a)(9) of the Code.  The “latest possible maturity date”, within the meaning of Treasury Regulations Section 1.860G-1(a)(4)(iii) of the REMIC I Regular Interests and the REMIC II Regular Certificates and the Class A-FL Regular Interest is the Rated Final Distribution Date.

(d)  [Reserved].

(e)  The REMIC Administrator is hereby designated as agent for the Tax Matters Person of each of REMIC I and REMIC II and shall:  act on behalf of the Trust in relation to any tax matter or controversy, represent the Trust in any administrative or judicial proceeding relating to an examination or audit by any governmental taxing authority, request an administrative adjustment as to any taxable year of REMIC I or REMIC II, enter into settlement agreements with any governmental taxing agency, extend any statute of limitations relating to any tax item of REMIC I or REMIC II, and otherwise act on behalf of each of REMIC I and REMIC II in relation to any tax matter or controversy involving such REMIC.  By their acceptance thereof, the Holders of the Residual Certificates hereby agree to irrevocably appoint the REMIC Administrator as their agent to perform all of the duties of the Tax Matters Person for REMIC I and REMIC II.  Subject to Section 10.01(h), the legal expenses and costs of any action described in this subsection (e) and any liability resulting therefrom shall be expenses, costs and liabilities of the Trust, and the REMIC Administrator shall be entitled to be reimbursed therefor out of any amounts on deposit in the Distribution Account as provided by Section 3.05(b).

(f)  The REMIC Administrator shall prepare and file or cause to be prepared and filed, and the Trustee shall sign, all of the Tax Returns in respect of each of REMIC I and REMIC II.  The expenses of preparing and filing such returns shall be borne by the REMIC Administrator without any right of reimbursement therefor.

(g)  The REMIC Administrator shall perform or cause to be performed on behalf of each of REMIC I and REMIC II all reporting and other tax compliance duties that are the responsibility of each such REMIC under the Code, the REMIC Provisions or other compliance guidance issued by the IRS or any other taxing authority under Applicable State Law.  Included among such duties, the REMIC Administrator shall provide, or cause to be provided:  (i) to any Transferor of a Residual Certificate and the IRS, such information as is necessary for the application of any tax relating to the transfer of a Residual Certificate to any Person who is a Disqualified Organization; (ii) to the Certificateholders, such information or reports as are required by the Code or the REMIC Provisions, including, without limitation, reports relating to interest, original issue discount and market discount or premium (using the Prepayment Assumption as required); and (iii) with respect to REMIC II, Form 8811, or other applicable form, to the IRS, and the name, title, address and telephone number of the Person who will serve as the representative of REMIC II.

(h)  The REMIC Administrator shall perform its duties more specifically set forth hereunder in a manner consistent with maintaining the status of each of REMIC I and REMIC II as a REMIC under the REMIC Provisions (and each of the other parties hereto shall assist it, to the extent reasonably requested by it).  The REMIC Administrator shall not knowingly take (or cause any of REMIC I or REMIC II to take) any action or fail to take (or fail to cause to be taken) any action within the scope of its duties more specifically set forth hereunder that, under the REMIC Provisions, if taken or not taken, as the case may be, could result in an Adverse REMIC Event with respect to REMIC I or REMIC II, unless the REMIC Administrator has received an Opinion of Counsel to the effect that the contemplated action will not result in an Adverse REMIC Event.  None of the other parties hereto shall take any action (whether or not authorized hereunder) as to which the REMIC Administrator has advised it in writing that it has received an Opinion of Counsel to the effect that an Adverse REMIC Event could occur with respect to such action.  In addition, prior to taking any action with respect to REMIC I or REMIC II, or causing REMIC I or REMIC II to take any action, that is not expressly permitted under the terms of this Agreement, each of the other parties hereto will consult with the REMIC Administrator, in writing, with respect to whether such action could cause an Adverse REMIC Event to occur.  None of the parties hereto shall take any such action or cause REMIC I or REMIC II to take any such action as to which the REMIC Administrator has advised it in writing that an Adverse REMIC Event could occur.  The REMIC Administrator may consult with counsel to make such written advice, and the cost of same shall be borne:  (i) if such action that is not expressly permitted by this Agreement would be of a material benefit to or otherwise in the best interests of the Certificateholders as a whole, by the Trust and shall be paid by the Trustee at the direction of the REMIC Administrator out of amounts on deposit in the Distribution Account; and (ii) otherwise by the party seeking to take the action not permitted by this Agreement.

In the event that any tax is imposed on REMIC I or REMIC II, including, without limitation, “prohibited transactions” taxes as defined in Section 860F(a)(2) of the Code, any taxes on contributions to REMIC I or REMIC II after the Startup Day pursuant to Section 860G(d) of the Code, and any other tax imposed by the Code or any applicable provisions of state or local tax laws (other than any tax permitted to be incurred by the Special Servicer pursuant to Section 3.17(a)), such tax, together with all incidental costs and expenses (including, without limitation, penalties and reasonable attorneys’ fees), shall be charged to and paid by:  (i) the REMIC Administrator, if such tax arises out of or results from a breach by the REMIC Administrator of any of its obligations under this Article X; (ii) the Trustee, if such tax arises out of or results from a breach by the Trustee of any of its obligations under this Article X; (iii) the Master Servicer, if such tax arises out of or results from a breach by the Master Servicer of any of its obligations under Article III or this Article X; (iv) the Special Servicer, if such tax arises out of or results from a breach by the Special Servicer of any of its obligations under Article III or this Article X; or (v) the Trust in all other instances.  Any tax permitted to be incurred by the Special Servicer pursuant to Section 3.17(a) shall be charged to and paid by the Trust.  Any such amounts payable by the Trust in respect of taxes shall be paid by the Trustee at the direction of the REMIC Administrator out of amounts on deposit in the REMIC I Distribution Account.

(i)  The REMIC Administrator and, to the extent that records are maintained thereby in the normal course of its business, each of the other parties hereto shall, for federal income tax purposes, maintain books and records with respect to each of REMIC I and REMIC II on a calendar year and on an accrual basis.  Such records with respect to REMIC I shall include, for each Distribution Date, the applicable REMIC I Principal Balance, REMIC I Remittance Rate, and each category of distribution on or with respect to the REMIC I Regular Interests and the REMIC I Residual Interest.

(j)  Following the Startup Day therefor, the Trustee shall not accept any contributions of assets to REMIC I or REMIC II unless it shall have received an Opinion of Counsel (at the expense of the party seeking to cause such contribution) to the effect that the inclusion of such assets in such REMIC will not cause:  (i) such REMIC to fail to qualify as a REMIC at any time that any Certificates are outstanding; or (ii) the imposition of any tax on such REMIC under the REMIC Provisions or other applicable provisions of federal, state and local law or ordinances.

(k)  None of the REMIC Administrator, the Master Servicer, the Special Servicer or the Trustee shall consent to or, to the extent it is within the control of such Person, permit:  (i) the sale or disposition of any of the Mortgage Loans (except in connection with (A) a breach of any representation or warranty of the Mortgage Loan Seller regarding the related Mortgage Loans or as otherwise provided for in Section 2.03, (B) the foreclosure, default or imminent default of a Mortgage Loan, including but not limited to, the sale or other disposition of a Mortgaged Property acquired by deed-in-lieu of foreclosure, (C) the bankruptcy of REMIC I or REMIC II, or (D) the termination of the Trust pursuant to Article IX of this Agreement); (ii) the sale or disposition of any investments in the Certificate Account or the REO Account for gain; or (iii) the acquisition of any assets for the Trust Fund (other than a Mortgaged Property acquired through foreclosure, deed-in-lieu of foreclosure or otherwise in respect of a Defaulted Mortgage Loan and other than Permitted Investments acquired in connection with the investment of funds in the Certificate Account or the REO Account); in any event unless it has received an Opinion of Counsel (from and at the expense of the party seeking to cause such sale, disposition, or acquisition) to the effect that such sale, disposition, or acquisition will not cause:  (x) REMIC I or REMIC II to fail to qualify as a REMIC at any time that any Certificates are outstanding; or (y) the imposition of any tax on REMIC I or REMIC II under the REMIC Provisions or other applicable provisions of federal, state and local law or ordinances.  In addition, none of the REMIC Administrator, the Master Servicer, the Special Servicer or the Trustee shall consent to or, to the extent it is within the control of such Person, permit any significant change the activities of the Trust Fund in a manner that would disqualify the Trust Fund as a “qualifying special purpose entity” for purposes of SFAS 140 or require the consolidation of the Trust with Bank of America under United States generally accepted accounting principles.

(l)  Except as otherwise permitted by Section 3.17(a), none of the REMIC Administrator, the Master Servicer, the Special Servicer or the Trustee shall enter into any arrangement by which REMIC I or REMIC II will receive a fee or other compensation for services or, to the extent it is within the control of such Person, permit REMIC I or REMIC II to receive any income from assets other than “qualified mortgages” as defined in Section 860G(a)(3) of the Code or “permitted investments” as defined in Section 860G(a)(5) of the Code.  At all times as may be required by the Code, the REMIC Administrator shall make reasonable efforts to ensure that substantially all of the assets of REMIC I and REMIC II will consist of “qualified mortgages” as defined in Section 860G(a)(3) of the Code and “permitted investments” as defined in Section 860G(a)(5) of the Code.

Section 10.02  Depositor, Master Servicer, Special Servicer and Trustee to Cooperate with REMIC Administrator.

(a)  The Depositor shall provide or cause to be provided to the REMIC Administrator, within ten days after the Closing Date, all information or data that the REMIC Administrator reasonably determines to be relevant for tax purposes as to the valuations and issue prices of the Certificates, including, without limitation, the price, yield, prepayment assumption and projected cash flow of the Certificates.

(b)  The Master Servicer, the Special Servicer and the Trustee shall each furnish such reports, certifications and information, and access to such books and records maintained thereby, as may relate to the Certificates or the Trust Fund and as shall be reasonably requested by the REMIC Administrator to enable it to perform its duties hereunder.

Section 10.03  Fees of the REMIC Administrator.

In the event the Trustee and the REMIC Administrator are not the same Person, the Trustee covenants and agrees to pay to the REMIC Administrator from time to time, and the REMIC Administrator shall be entitled to, reasonable compensation (as set forth in a written agreement between the Trustee and the REMIC Administrator) for all services rendered by it in the exercise and performance of any of the obligations and duties of the REMIC Administrator hereunder.

Section 10.04  Use of Agents.

The REMIC Administrator may execute any of its obligations and duties hereunder either directly or by or through agents or attorneys-in-fact consented to by the Trustee, which consent shall not be unreasonably withheld; provided that the REMIC Administrator shall not be relieved of its liabilities, duties and obligations hereunder by reason of the use of any such agent or attorney-in- fact.

Section 10.05  Grantor Trust Administration.

(a)  The parties intend that the segregated pool of assets consisting of :  (i) the Class A-FL Regular Interest, the Class A-FL Swap Contract, the Class A-FL Floating Rate Account and proceeds thereof and (ii) the Excess Interest and the Excess Interest Distribution Account shall be treated as a “grantor trust” under the Code, and the provisions thereof shall be interpreted consistently with this intention.  In furtherance of such intention, the Trustee shall file or cause to be filed annually with the IRS together with IRS Form 1041 (or, in the event the Grantor Trust is a WHFIT, information will be provided on Form 1099) or such other form as may be applicable and shall furnish or cause to be furnished annually:  (i) with respect to the Class A-FL Grantor Trust, to the Holders of the Class A-FL Certificates, their allocable shares of income and expense with respect to the Class A-FL Regular Interest and the Class A-FL Swap Contract; and (ii) to the Holders of the Class [_] Certificates, their allocable share of income with respect to Excess Interest as such amounts accrue or are received, as the case may be, after the related Anticipated Repayment Date.  In addition, the Trustee shall use its best efforts to obtain a taxpayer identification number as soon as possible after the Closing Date (but no later than the first payment date under the Class A-FL Swap Contract) for the Class A-FL Grantor Trust and shall deliver or cause to be delivered the federal taxpayer identification number of each of the Class A-FL Grantor Trust on an IRS Form W-9 to the Class A-FL Swap Counterparty and, if requested by the Class A-FL Swap Counterparty (unless not permitted under federal income tax law), an applicable IRS Form W-8IMY.  Under no circumstances shall the Trustee, the Trustee, the Master Servicer or the Special Servicer have the power to vary the investment of the Holders of the Class A-FL Certificates in the Grantor Trust to take advantage of variations in the market rate of interest to improve their rate of return.  Notwithstanding the foregoing, unless otherwise notified by the beneficial owner of a Class [_] Certificate that such Certificate is registered in the name of a nominee or other middleman on behalf of such beneficial owner, the Trustee shall not treat the Grantor Trust as a WHFIT.

(b)  Each Grantor Trust shall be treated as a WHFIT that is a NMWHFIT.  The REMIC Administrator shall report as required under the WHFIT Regulations, provided that the REMIC Administrator receives on a timely basis any and all information reasonably necessary for it to do so.  The REMIC Administrator is hereby directed to assume that DTC is the only “middleman” (as such term is defined in the WHFIT Regulations) unless the Depositor provides the REMIC Administrator with the identities of other “middlemen” that are Certificateholders.  The REMIC Administrator shall be entitled to rely on the first sentence of this Section 10.05(b) and shall be entitled to indemnification in accordance with the terms of this Agreement in the event that the Internal Revenue Service makes a determination that the first sentence of this Section 10.05(b) is incorrect.

(c)  The REMIC Administrator, in its discretion, shall report required WHFIT information using either the cash or accrual method, except to the extent the WHFIT Regulations specifically require a different method.  The REMIC Administrator is under no obligation to determine whether any Certificateholder or other beneficial owner of a Certificate, to the extent the REMIC Administrator knows of any other beneficial owner of a Certificate, uses the cash or accrual method.  The REMIC Administrator shall make available information as required by the WHFIT Regulations to Certificateholders annually.  In addition, the REMIC Administrator is not responsible or liable for providing subsequently amended, revised or updated information to any Certificateholder, unless requested by the Certificateholder.

(d)  The REMIC Administrator shall not be liable for failure to meet the reporting requirements of the WHFIT Regulations nor for any penalties thereunder if such failure is due to:  (i) the lack of reasonably necessary information being provided to the REMIC Administrator, (ii) incomplete, inaccurate or untimely information being provided to the REMIC Administrator or (iii) the inability of the REMIC Administrator, after good faith efforts, to alter its existing information reporting systems to capture information necessary to fully comply with the WHFIT Regulations for the 201[___] calendar year.  Absent receipt of information regarding any sale of securities, including the price, amount of proceeds and date of sale from the beneficial owner thereof or the Depositor, the REMIC Administrator will assume there is no secondary market trading of WHFIT interests.

(e)  To the extent required by the WHFIT Regulations, the REMIC Administrator shall use reasonable efforts to publish on an appropriate website the CUSIP Numbers for the Certificates that represent ownership of a WHFIT.  The CUSIP Numbers so published shall represent the Rule 144A CUSIP Numbers.  The REMIC Administrator shall make reasonable good faith efforts to keep the website accurate and updated to the extent CUSIP Numbers have been received.  The REMIC Administrator is not liable for investor reporting delays that result from the receipt of inaccurate or untimely CUSIP Number information.

(f)  The REMIC Administrator shall be entitled to additional reasonable compensation for changes in reporting required in respect of the WHFIT Regulations that arise as a result of  a change in the WHFIT Regulations or a change in interpretation of the WHFIT Regulations by the Internal Revenue Service, if such change requires, in the REMIC Administrator’s sole discretion, a material increase in the REMIC Administrator’s reporting obligations in respect of the related Grantor Trust.

ARTICLE XI

EXCHANGE ACT REPORTING AND REGULATION AB COMPLIANCE

Section 11.01  Intent of the Parties; Reasonableness.

  The parties hereto acknowledge and agree that the purpose of Article XI of this Agreement is to facilitate compliance by the Depositor with the provisions of Regulation AB and the related rules and regulations of the Commission.  Except with respect to Section 11.09 and Section 11.11, the Depositor or the Master Servicer shall not exercise their right to request delivery of information or other performance under these provisions other than in good faith, or for purposes other than compliance with the Securities Act, the Exchange Act, the Sarbanes-Oxley Act and, in each case, the rules and regulations of the Commission thereunder.  The parties hereto acknowledge that interpretations of the requirements of Regulation AB may change over time due to interpretive guidance provided by the Commission or its staff, and agree to comply with reasonable requests made by the Depositor or the Master Servicer in good faith for delivery of information under these provisions on the basis of evolving interpretations of Regulation AB.  In connection with the Banc of America Merrill Lynch Commercial Mortgage Inc., Commercial Mortgage Pass-Through Certificates, Series 201[_]-[_], each of the Master Servicer, the Special Servicer and the Trustee shall cooperate fully with the Depositor and the Master Servicer, as applicable, to deliver to the Depositor or the Trustee, as applicable (including any of their assignees or designees), any and all information in its possession necessary in the good faith determination of the Depositor or the Trustee, as applicable, to permit the Depositor to comply with the provisions of Regulation AB, together with such disclosures relating to the Master Servicer, the Special Servicer and the Trustee, as applicable, and any Additional Servicer, Subcontractor, Servicing Function Participant or Sub-Servicer, or the servicing of the Mortgage Loans, reasonably believed by the Depositor or the Master Servicer, as applicable, to be necessary in order to effect such compliance.  Each party to this Agreement shall have a reasonable period of time to comply with any written request made under this Section 11.01, but in any event, shall, upon reasonable advance written request, provide information in sufficient time to allow the Depositor or the Trustee, as applicable, to satisfy any related filing requirements.

Section 11.02  Succession; Subcontractors.

(a)  In connection with the succession to the Master Servicer and Special Servicer or any Sub-Servicer contemplated by Item 1108(a)(2) of Regulation AB as servicer or Sub-Servicer under this Agreement by any Person (i) into which the Master Servicer and Special Servicer or such Sub-Servicer may be merged or consolidated, or (ii) which may be appointed as a successor to the Master Servicer and Special Servicer or any Sub-Servicer, the Master Servicer and Special Servicer shall provide to the Depositor, at least five Business Days prior to the effective date of such succession or appointment, (x) written notice to the Depositor of such succession or appointment and (y) in writing and in form and substance reasonably satisfactory to the Depositor, all information relating to such successor reasonably requested by the Depositor in order to comply with its reporting obligation under Item 6.02 of Form 8-K pursuant to the Exchange Act (if such reports under the Exchange Act are required to be filed under the Exchange Act) pursuant to Section 11.07; provided, however, if disclosing such information prior to such effective date would violate any applicable law or confidentiality agreement, the Master Servicer or Special Servicer, as applicable, shall submit such disclosure to the Depositor no later than the second Business Day after such effective date of such succession or appointment.

(b)  Each of the Master Servicer, the Special Servicer, the Sub-Servicer and the Trustee (each of the Master Servicer, the Special Servicer and the Trustee and each Sub-Servicer, for purposes of this paragraph, a “Servicer”) is permitted to utilize one or more Subcontractors to perform certain of its obligations hereunder.  Such Servicer shall promptly upon request provide to the Depositor a written description (in form and substance reasonably satisfactory to the Depositor) of the role and function of each Subcontractor that is a Servicing Function Participant utilized by such Servicer, specifying (i) the identity of each Subcontractor, and (ii) which elements of the Servicing Criteria will be addressed in assessments of compliance provided by such Subcontractor.  As a condition to the utilization by such Servicer of any Subcontractor determined to be a Servicing Function Participant, such Servicer shall use commercially reasonable efforts (including enforcement as such term is described in Section 3.22(c)) to cause any such Subcontractor used by such Servicer to comply with the provisions of Section 11.10 and Section 11.11 to the same extent as if such Subcontractor were such Servicer.  Such Servicer shall use commercially reasonable efforts (including enforcement as such term is described in Section 3.22(c)) to obtain from each such Subcontractor and delivering to the applicable Persons any assessment of compliance report and related accountant’s attestation required to be delivered by such Subcontractor under Section 11.10 and Section 11.11, in each case, as and when required to be delivered.

(c)  Notwithstanding the foregoing, if a Servicer engages a Subcontractor in connection with the performance of any of its duties under this Agreement, such Servicer shall be responsible for determining whether such Subcontractor is a “servicer” within the meaning of Item 1101 of Regulation AB and whether any such affiliate or third-party vendor meets the criteria in Item 1108(a)(2)(i), (ii) or (iii) of Regulation AB.  If a Servicer determines, pursuant to the preceding sentence, that such Subcontractor is a “servicer” within the meaning of Item 1101 of Regulation AB and meets the criteria in Item 1108(a)(2)(i), (ii) or (iii) of Regulation AB, then such Subcontractor shall be deemed to be an Additional Servicer for purposes of this Agreement, the engagement of such Additional Servicer shall not be effective unless and until notice is given to the Depositor and the Trustee of any such Additional Servicer and Sub-Servicing Agreement or other servicing arrangement.  Such notice shall contain all information reasonably necessary to enable the Trustee to accurately and timely report the event under Item 6.02 of Form 8-K pursuant to the Exchange Act (if such reports under the Exchange Act are required to be filed under the Exchange Act) pursuant to Section 11.07.

(d)  In connection with the succession to the Trustee under this Agreement by any Person (i) into which the Trustee may be merged or consolidated, or (ii) which may be appointed as a successor to the Trustee, the Trustee shall notify the Depositor, at least 10 Business Days prior to the effective date of such succession or appointment and shall furnish to the Depositor in writing and in form and substance reasonably satisfactory to the Depositor, all information reasonably necessary for the Trustee to accurately and timely report, pursuant to Section 11.07, the event under Item 6.02 of Form 8-K pursuant to the Exchange Act (if such reports under the Exchange Act are required to be filed under the Exchange Act); provided, however, if disclosing such information prior to such effective date would violate any applicable law or confidentiality agreement, the Trustee shall submit such disclosure to the Depositor no later than the second Business Day after such effective date of such succession or appointment.

Section 11.03  Filing Obligations.

(a)  The Master Servicer, the Special Servicer and the Trustee shall reasonably cooperate with the Depositor in connection with the satisfaction of the Trust’s reporting requirements under the Exchange Act.  The Trustee shall prepare for execution by the Depositor any Forms 8-K, 10-D and 10-K required by the Exchange Act in order to permit the timely filing thereof, and the Trustee shall file (via the Commission’s Electronic Data Gathering and Retrieval System) such Forms executed by the Depositor.

(b)  In the event that the Trustee is unable to timely file with the Commission all or any required portion of any Form 8-K, 10-D or 10-K required to be filed by this Agreement because required disclosure information was either not delivered to it or delivered to it after the delivery deadlines set forth in this Agreement, the Trustee will promptly notify the Depositor and whichever party hereto failed to deliver, or delivered after any applicable deadline, any required disclosure information.  In the case of Forms 10-D and 10-K, the Depositor, the Master Servicer and the Trustee will thereupon cooperate to prepare and file a Form 12b-25 and a Form 10-D/A or Form 10-K/A, as applicable, pursuant to Rule 12b-25 of the Exchange Act.  In the case of Form 8-K, the Trustee will, upon receipt of all required Form 8-K Disclosure Information, and upon direction of the Depositor, include such disclosure information on the next Form 10-D.  In the event that any previously filed Form 8-K, Form 10-D or Form 10-K needs to be amended, the Trustee will notify the Depositor, and the parties hereto will cooperate to prepare any necessary Form 8-K/A, Form 10-D/A or Form 10-K/A; provided, however, the Trustee will not be required to notify the Depositor or any other party hereto in advance of amending Form 10-D where such amendment is solely for the purpose of re-stating the Distribution Date Statement.  Any Form 15, Form 12b-25 or any amendment to Form 8-K, Form 10-D or Form 10-K shall be signed by an officer of the Depositor.  The parties hereto acknowledge that the performance by the Trustee of its duties under Section 11.08 related to the timely preparation and filing of Form 15, a Form 12b-25 or any amendment to Form 8-K, Form 10-D or Form 10-K is contingent upon such parties observing all applicable deadlines in the performance of their duties under Sections

11.03, 11.04, 11.05, 11.07, 11.08, 11.09, 11.10 and 11.11.  The Trustee shall have no liability for any loss, expense, damage, claim arising out of or with respect to any failure to properly prepare, arrange for execution and/or timely file any such Form 15, Form 12b-25 or any amendments to Forms 8-K, Form 10-D or Form 10-K, where such failure results from the Trustee’s inability or failure to receive, on a timely basis, any information from any other party hereto needed to prepare, arrange for execution or file such Form 15, Form 12b-25 or any amendments to Forms 8-K, Form 10-D or Form 10-K, not resulting from its own negligence, bad faith or willful misconduct.

Section 11.04  Form 10-D Filings.

(a)  Within 15 days after each Distribution Date (subject to permitted extensions under the Exchange Act), the Trustee shall prepare and file on behalf of the Trust any Form 10-D required by the Exchange Act, in form and substance as required by the Exchange Act.  The Trustee shall file each Form 10-D with a copy of the related Statement to Certificateholders attached thereto.  Any disclosure in addition to the Statement to Certificateholders that is required to be included on Form 10-D (“Additional Form 10-D Disclosure”) shall pursuant to the paragraph immediately below, be reported by the parties set forth on Schedule IX to the Depositor and the Trustee and approved by the Depositor, and the Trustee will have no duty or liability for any failure hereunder to determine or prepare any Additional Form 10-D Disclosure absent such reporting, direction and approval; provided, however, the Trustee shall promptly notify the Depositor of any such report that it receives.

For so long as the Trust is subject to the reporting requirements of the Exchange Act, as set forth on Schedule IX hereto, within five calendar days after the related Distribution Date, (i) the parties listed on Schedule IX hereto shall be required to provide to the Trustee and the Depositor, to the extent a responsible officer has actual knowledge thereof, in EDGAR-compatible format, or in such other format as otherwise agreed upon by the Trustee and the Depositor and such party, the form and substance of the Additional Form 10-D Disclosure described on Schedule IX hereto applicable to such party, (ii) the parties listed on Schedule IX hereto shall include with such Additional Form 10-D Disclosure, an Additional Disclosure Notification in the form attached hereto as Schedule XII and (iii) the Depositor shall approve, as to form and substance, or disapprove, as the case may be, the inclusion of the Additional Form 10-D Disclosure on Form 10-D.  The Trustee has no duty under this Agreement to monitor or enforce the performance by the parties listed on Schedule IX hereto of their duties under this paragraph or proactively solicit or procure from such parties any Additional Form 10-D Disclosure information.  The Depositor will be responsible for any reasonable fees assessed and any expenses incurred by the Trustee in connection with including any Additional Form 10-D Disclosure on Form 10-D pursuant to this paragraph.

(b)  After preparing the Form 10-D, the Trustee shall forward electronically a copy of the Form 10-D to the Depositor for review and approval.  No later than two Business Days prior to the 15th calendar day after the related Distribution Date, a duly authorized representative of the Depositor shall sign the Form 10-D and return an electronic or fax copy of such signed Form 10-D (with an original executed hard copy to follow by overnight mail) to the Trustee.  If a Form 10-D cannot be filed on time or if a previously filed Form 10-D needs to be amended, the Trustee will follow the procedures set forth in Section 11.03(b).  Promptly after filing with the Commission, the Trustee will make available on its internet website a final executed copy of each Form 10-D prepared and filed by the Trustee.  The signing party at the Depositor can be contacted at:  Banc of America Merrill Lynch Commercial Mortgage Inc., Bank of America Tower, One Bryant Park, New York, New York 10036, Attention: David Fallick.  The parties hereto acknowledge that the performance by the Trustee of its duties under this Section 11.04(b) related to the timely preparation and filing of Form 10-D is contingent upon the parties observing all applicable deadlines in the performance of their duties under this Section 11.04.  The Trustee shall have no liability for any loss, expense, damage, or  claim arising out of or with respect to any failure to properly prepare, arrange for execution and/or timely file such Form 10-D, where such failure results from the Trustee’s inability or failure to receive, on a timely basis, any information from any party hereto needed to prepare, arrange for execution or file such Form 10-D, not resulting from its own negligence, bad faith or willful misconduct.

Form 10-D requires the registrant to indicate (by checking “yes” or “no”) that it “(1) has filed all reports required to be filed by Section 13 or 15(d) of the Exchange Act during the preceding 12 months (or for such shorter period that the registrant was required to file such reports), and (2) has been subject to such filing requirements for the past 90 days.”  The Depositor shall notify the Trustee in writing, no later than the fifth calendar day after the related Distribution Date with respect to the filing of a report on Form 10-D if the answer to the questions should be “no”.  The Trustee shall be entitled to rely on such representations in preparing, executing and/or filing any Form 10-D.

Section 11.05  Form 10-K Filings.

(a) Within 90 days after the end of each fiscal year of the Trust or such earlier date as may be required by the Exchange Act (the “10-K Filing Deadline”), commencing in March 201[_], the Trustee shall prepare and file on behalf of the Trust a Form 10-K, in form and substance as required by the Exchange Act.  Each such Form 10-K shall include the following items, in each case to the extent they have been delivered to the Trustee within the applicable time frames set forth in this Agreement:

(i)  an annual compliance statement for the Master Servicer, the Special Servicer, each Additional Servicer and the Trustee, as described under Section 11.09;

(ii)  (A) the annual reports on assessment of compliance with servicing criteria for the Trustee, the Master Servicer, the Special Servicer, any Additional Servicer, each Sub-Servicer engaged by the Master Servicer or the Special Servicer and each Servicing Function Participant utilized by the Master Servicer, the Special Servicer or the Trustee, as described under Section 11.10, and (B) if any such report on assessment of compliance with servicing criteria described under Section 11.10 identifies any material instance of noncompliance, disclosure identifying such instance of noncompliance, or if such report on assessment of compliance with servicing criteria described under Section 11.10 is not included as an exhibit to such Form 10-K, disclosure that such report is not included and an explanation why such report is not included;

(iii)  (A) the registered public accounting firm attestation report for the Trustee, the Master Servicer, the Special Servicer, any Additional Servicer, each Sub-Servicer engaged by the Master Servicer and the Special Servicer and each Servicing Function Participant utilized by the Master Servicer, the Special Servicer or the Trustee, as described under Section 11.11, and (B) if any registered public accounting firm attestation report described under Section 11.11 identifies any material instance of noncompliance, disclosure identifying such instance of noncompliance, or if any such registered public accounting firm attestation report is not included as an exhibit to such Form 10-K, disclosure that such report is not included and an explanation why such report is not included; and

(iv)  a certification in the form attached hereto as Exhibit K, with such changes as may be necessary or appropriate as a result of changes promulgated by the Commission (the “Sarbanes-Oxley Certification”), which shall, except as described below, be signed by the senior officer of the Depositor in charge of securitization.

Any disclosure or information in addition to clauses (i) through (iv) of this Section 11.05 that is required to be included on Form 10-K (“Additional Form 10-K Disclosure”) shall, pursuant to the paragraph immediately below, be reported by the parties set forth on Schedule X to the Depositor and the Trustee, and the Trustee will have no duty or liability for any failure hereunder to determine or prepare any Additional Form 10-K Disclosure absent such reporting, direction and approval; provided, however, the Trustee shall promptly notify the Depositor of any Additional Form 10-K Disclosure that it receives.

For so long as the Trust is subject to the reporting requirements of the Exchange Act, no later than March 15, commencing in March 201[__] (i) the parties listed on Schedule X hereto shall be required to provide to the Trustee and the Depositor, to the extent that a responsible officer has actual knowledge thereof, in EDGAR-compatible format, or in such other format as otherwise agreed upon by the Trustee and the Depositor and such party, the form and substance of the Additional Form 10-K Disclosure described on Schedule X hereto applicable to such party, (ii) the parties listed on Schedule X hereto shall include with such Additional Form 10-K Disclosure, an Additional Disclosure Notification in the form attached hereto as Schedule XII, (iii) the Depositor shall approve, as to form and substance, or disapprove, as the case may be, the inclusion of the Additional Form 10-K Disclosure on Form 10-K and (iv) the Trustee shall, at any time prior to filing the related Form 10-K, provide prompt notice to the Depositor to the extent that the Trustee is notified of an event reportable on Form 10-K for which it has not received the necessary Additional Form 10-K Disclosure from the applicable party.  The Trustee has no duty under this Agreement to monitor or enforce the performance by the parties listed on Schedule X hereto of their duties under this paragraph or proactively solicit or procure from such parties any Additional Form 10-K Disclosure information.  The Depositor will be responsible for any reasonable fees assessed and expenses incurred by the Trustee in connection with including any Additional Form 10-K Disclosure on Form 10-K pursuant to this paragraph.

(b)  After preparing the Form 10-K, the Trustee shall forward electronically a copy of the Form 10-K to the Depositor for review and approval no later than [  ] Business Days prior to the 10-K Filing Deadline.  No later than 5:00 p.m. Eastern Time on the [  ] Business Day prior to the 10-K Filing Deadline, the senior officer in charge of securitization of the Depositor shall sign the Form 10-K and return an electronic or fax copy of such signed Form 10-K (with an original executed hard copy to follow by overnight mail) to the Trustee.  If a Form 10-K cannot be filed on time or if a previously filed Form 10-K needs to be amended, the Trustee will follow the procedures set forth in Section 11.03(b).  Promptly after filing with the Commission, the Trustee will make available on its internet website a final executed copy of each Form 10-K prepared and filed by the Trustee.  The signing party at the Depositor can be contacted at:  Banc of America Merrill Lynch Commercial Mortgage Inc., Bank of America Tower, One Bryant Park, New York, New York 10036, Attention: David Fallick.  The parties hereto acknowledge that the performance by the Trustee of its duties under this Section 11.05 related to the timely preparation and filing of Form 10-K is contingent upon such parties observing all applicable deadlines in the performance of their duties under this Section 11.05.  The Trustee shall have no liability for any loss, expense, damage, claim arising out of or with respect to any failure to properly prepare, arrange for execution and/or timely file such Form 10-K, where such failure results from the Trustee’s inability or failure to receive, on a timely basis, any information from any party hereto needed to prepare, arrange for execution or file such Form 10-K, not resulting from its own negligence, bad faith or willful misconduct.

Form 10-K requires the registrant to indicate (by checking “yes” or “no”) that it “(1) has filed all reports required to be filed by Section 13 or 15(d) of the Exchange Act during the preceding 12 months (or for such shorter period that the registrant was required to file such reports), and (2) has been subject to such filing requirements for the past 90 days.”  The Depositor shall notify the Trustee in writing, no later than the 15th calendar day of March in any year in which the Trust is required to file a Form 10-K if the answer to the questions should be “no”.  The Trustee shall be entitled to rely on such representations in preparing, executing and/or filing any Form 10-K.

Section 11.06  Sarbanes-Oxley Certification.

Each Form 10-K shall include a Sarbanes-Oxley Certification in the form attached as Exhibit K required to be included therewith pursuant to the Sarbanes-Oxley Act.  The Master Servicer, the Special Servicer, any Additional Servicer and the Trustee shall, and the Master Servicer, the Special Servicer and the Trustee shall use commercially reasonable efforts (including enforcement as such term is described in Section 3.22(c)) to cause each Servicing Function Participant with which it has entered into a servicing relationship with respect to the Mortgage Loans to, provide to the Person who signs the Sarbanes-Oxley Certification (the “Certifying Person”) a certification in the form attached hereto as Exhibit L, on which the Certifying Person, the entity for which the Certifying Person acts as an officer (if the Certifying Person is an individual), and such entity’s officers, directors and Affiliates (collectively with the Certifying Person, “Certification Parties”) can reasonably rely.  The senior officer in charge of the securitization for the Depositor shall serve as the Certifying Person.  In addition, the Master Servicer, the Special Servicer, any Additional Servicer, the Trustee and any Servicing Function Participant shall execute a reasonable reliance certificate to enable the Certification Parties to rely upon each (i) annual compliance statement provided pursuant to Section 11.09, (ii) annual report on assessment of compliance with servicing criteria provided pursuant to Section 11.10 and (iii) accountant’s report provided pursuant to Section 11.11, and shall include a certification that each such annual compliance statement or report discloses any deficiencies or defaults described to the registered public accountants of the Master Servicer, the Special Servicer, any Additional Servicer, the Trustee or any Servicing Function Participant to enable such accountants to render the attestation reports provided for in Section 11.11.  In the event the Master Servicer, the Special Servicer, any

Additional Servicer, the Trustee or any Servicing Function Participant is terminated or resigns pursuant to the terms of this Agreement, or any applicable sub-servicing agreement or primary servicing agreement, as the case may be, such party shall provide a certification to the Certifying Person pursuant to this Section 11.06 with respect to the period of time it was subject to this Agreement or the applicable sub-servicing or primary servicing agreement, as the case may be.

Section 11.07  Form 8-K Filings.

Within four Business Days after the occurrence of an event requiring disclosure on Form 8-K (each such event, a “Reportable Event”), and if requested by the Depositor, the Trustee shall prepare and file on behalf of the Trust any Form 8-K, as required by the Exchange Act, provided that the Depositor shall file the initial Form 8-K in connection with the issuance of the Certificates.  Any disclosure or information related to a Reportable Event or that is otherwise required to be included on Form 8-K (“Form 8-K Disclosure Information”) shall, pursuant to the paragraph immediately below, be reported by the parties set forth on Schedule XI hereto to the Depositor and the Trustee and approved by the Depositor, and the Trustee will have no duty or liability for any failure hereunder to determine or prepare any Form 8-K Disclosure Information absent such reporting, direction and approval; provided, however, the Trustee shall promptly notify the Depositor of any Form 8-K Disclosure that it receives.

As set forth on Schedule XI hereto, for so long as the Trust is subject to the Exchange Act reporting requirements, no later than the end of business on the second Business Day after the occurrence of a Reportable Event:  (i) the parties listed on Schedule XI hereto shall be required to provide to the Trustee and the Depositor, to the extent a responsible officer has actual knowledge thereof, in EDGAR-compatible format, or in such other format as otherwise agreed upon by the Trustee and the Depositor and such party, the form and substance of the Form 8-K Disclosure Information described on Schedule XI hereto applicable to such party; (ii) the parties listed on Schedule XI hereto shall include with such additional Form 8-K Disclosure (“Additional Form 8-K Disclosure”), an Additional Disclosure Notification in the form attached hereto as Schedule XII; and (iii) the Depositor shall approve, as to form and substance, or disapprove, as the case may be, the inclusion of the Additional Form 8-K Disclosure on Form 8-K.  The Trustee has no duty under this Agreement to monitor or enforce the performance by the parties listed on Schedule XI hereto of their duties under this paragraph or proactively solicit or procure from such parties any Form 8-K Disclosure Information.  The Depositor will be responsible for any reasonable fees assessed and out-of-pocket expenses incurred by the Trustee in connection with including any Form 8-K Disclosure Information on Form 8-K pursuant to this paragraph.

After preparing the Form 8-K, the Trustee shall forward electronically a copy of the Form 8-K to the Depositor for review and approval no later than the third Business Day after the Reportable Event (but in no event earlier than [___] hours after having received the Form 8-K Disclosure Information pursuant to the immediately preceding paragraph).  No later than the close of business on the third Business Day after the Reportable Event, the Depositor shall notify the Trustee of any changes to or approval of such Form 8-K.  No later than Noon (New York

City time) on the fourth Business Day after the Reportable Event, a duly authorized representative of the Depositor shall sign the Form 8-K and return an electronic or fax copy of such signed Form 8-K (with an original executed hard copy to follow by overnight mail) to the Trustee.  If a Form 8-K cannot be filed on time or if a previously filed Form 8-K needs to be amended, the Trustee will follow the procedures set forth in this Section 11.07.  Promptly after filing with the Commission, the Trustee will, make available on its internet website a final executed copy of each Form 8-K prepared by the Trustee.  The signing party at the Depositor can be contacted at Banc of America Merrill Lynch Commercial Mortgage Inc., Bank of America Tower, One Bryant Park, New York, New York 10036, Attention: David Fallick, facsimile:  (646) 855-5046 (with a copy to:  W. Todd Stillerman, Esq., Assistant General Counsel, Bank of America Corporation, 214 North Tryon Street, 20th Floor, NC1-027-20-05, Charlotte, North Carolina 28255, facsimile: (704) 736-2127.  The parties hereto acknowledge that the performance by the Trustee of its duties under this Section 11.07 related to the timely preparation and filing of Form 8-K is contingent upon such parties observing all applicable deadlines in the performance of their duties under this Section 11.07.  The Trustee shall have no liability for any loss, expense, damage, claim arising out of or with respect to any failure to properly prepare, arrange for execution and/or timely file such Form 8-K, where such failure results from the Trustee’s inability or failure to receive, on a timely basis, any information from any party hereto needed to prepare, arrange for execution or file such Form 8-K, not resulting from its own negligence, bad faith or willful misconduct.

Section 11.08  Form 15 Filing.

On or prior to January 30th of the first year in which the Trustee is able to do so under applicable law, the Trustee shall prepare and file a Form 15 Suspension Notification relating to the automatic suspension of reporting in respect of the Trust under the Exchange Act.  If at the beginning of any year after the filing of a Form 15 Suspension Notification, if the number of Certificateholders of record exceeds the number set forth in Section 15(d) of the Exchange Act that would cause the Trust to again become subject to the reporting requirements of the Exchange Act, the Trustee shall recommence preparing and filing reports on Forms 10-D, 10-K and 8-K as required pursuant to Section 11.04, Section 11.05 and Section 11.07.

With respect to any reporting period occurring after the filing of Form 15, the obligations of the parties to this Agreement under Sections 11.01, 11.02, 11.04, 11.05, 11.06 and 11.07 shall be suspended for so long as the Trust is not subject to the reporting requirements of the Exchange Act.  The Trustee shall promptly notify (which notice, notwithstanding the provisions of Section 12.05, may be sent by facsimile, telephone or by email and which shall include the identity of those Reporting Servicers who did not deliver such information) the Depositor and each Reporting Servicer that failed to deliver such information, if all, or any portion of, any required disclosure information to be included in any Form 8-K, Form 10-D or Form 10-K required to be filed pursuant to this Agreement is not delivered to it within the delivery deadlines set forth in this Agreement (including annual compliance statements pursuant to Section 11.09, annual reports on assessment of compliance with servicing criteria pursuant to Section 11.10 and attestation reports pursuant to Section 11.11) (exclusive of any grace or cure periods), but only to the extent the Trustee has actual knowledge that the Master Servicer or Special Servicer required to provide such disclosure information has not done so.  Such notice does not affect the tolling of any grace or cure period with respect to the deadline of any obligation of any party contained in this Article XI.

Section 11.09  Annual Compliance Statements.

The Trustee, the Master Servicer and the Special Servicer shall, and the Master Servicer or Special Servicer shall use commercially reasonable efforts (including enforcement as such term is described in Section 3.22(c)) to cause each Additional Servicer with which it has entered into a servicing relationship with respect to the Mortgage Loans to, deliver to the Depositor and the Trustee on or before March 15 of each year, commencing in March 201[_], an Officer’s Certificate stating, as to the Certifying Servicer, that (A) a review of such Certifying Servicer’s activities during the preceding calendar year or portion thereof and of such Certifying Servicer’s performance under this Agreement, or the applicable sub-servicing agreement or primary servicing agreement in the case of an Additional Servicer, has been made under such officer’s supervision and (B) to the best of such officer’s knowledge, based on such review, such Certifying Servicer has fulfilled all its obligations under this Agreement, or the applicable sub-servicing agreement or primary servicing agreement in the case of an Additional Servicer, in all material respects throughout such year or portion thereof, or, if there has been a failure to fulfill any such obligation in any material respect, specifying each such failure known to such officer and the nature and status thereof.  Promptly after receipt of each such Officer’s Certificate, the Depositor shall review each such Officer’s Certificate and, if applicable, consult with such Certifying Servicer as to the nature of any failures by such Certifying Servicer, or any related Additional Servicer with which such Certifying Servicer has entered into a servicing relationship with respect to the Mortgage Loans in the fulfillment of any of such Certifying Servicer’s obligations hereunder or under the applicable Sub-Servicing Agreement or primary servicing agreement.  The obligations of each Certifying Servicer under this Section 11.09 apply to the extent that such Certifying Servicer serviced a Mortgage Loan during the applicable period, whether or not the Master Servicer, the Special Servicer or Additional Servicer is acting as a Certifying Servicer at the time such Officer’s Certificate is required to be delivered.  In the event the Master Servicer, the Special Servicer or the Trustee is terminated or resigns pursuant to the terms of this Agreement, such party shall provide, and the Master Servicer shall use its reasonable efforts to cause any Certifying Servicer that resigns or is terminated under any applicable servicing agreement to provide, an annual statement of compliance pursuant to this Section 11.09 with respect to the period of time that the Master Servicer, the Special Servicer or the Trustee was subject to this Agreement or the period of time that the Certifying Servicer was subject to such other servicing agreement.  No Certifying Servicer shall be required to cause the delivery of any such Officer’s Certificate until April 15 in any given year so long as it has received written confirmation from the Depositor that a Report on Form 10-K is not required to be filed in respect of the Trust for the preceding calendar year.

Section 11.10  Annual Reports on Assessment of Compliance with Servicing Criteria.

(a) On or before March 15 of each year, commencing in March 201[_], the Master Servicer, the Special Servicer and the Trustee, each at its own expense, shall furnish, and each such party shall use commercially reasonable efforts (including enforcement as such term is described in Section 3.22(c)) to cause each Servicing Function Participant with which it has entered into a servicing relationship with respect to the Mortgage Loans to furnish (each, a “Reporting Servicer”), to the Trustee and the Depositor, a report on an assessment of compliance with the Relevant Servicing Criteria that contains (A) a statement by such Reporting Servicer of its responsibility for assessing compliance with the Relevant Servicing Criteria, (B) a statement that such Reporting Servicer used the Relevant Servicing Criteria as the basis for such report, (C) such Reporting Servicer’s assessment of compliance with the Relevant Servicing Criteria as of and for the period ending the end of the fiscal year covered by the Form 10-K required to be filed pursuant to Section 11.05, including, if there has been any material instance of noncompliance with the Relevant Servicing Criteria, a discussion of each such failure and the nature and status thereof, and (D) a statement that a registered public accounting firm has issued an attestation report on such Reporting Servicer’s assessment of compliance with the Relevant Servicing Criteria as of and for such period.  Each such report shall be addressed to the Depositor and signed by an authorized officer of the applicable company, and shall address each of the Relevant Servicing Criteria specified in Schedule VIII hereto delivered to the Depositor on the Closing Date.  Promptly after receipt of each such report, (i) the Depositor shall review each such report and, if applicable, consult with each Reporting Servicer as to the nature of any material instance of noncompliance with the Servicing Criteria applicable to it, and (ii) the Trustee shall confirm that the assessments, taken individually address the Relevant Servicing Criteria and notify the Depositor of any exceptions.  No Reporting Servicer shall be required to cause the delivery of any such assessments until April 15 in any given year so long as it has received written confirmation from the Depositor that a Report on Form 10-K is not required to be filed in respect of the Trust for the preceding calendar year.

(b)  On the Closing Date, the Master Servicer, the Special Servicer and the Trustee shall furnish to the Depositor and the Trustee the Relevant Servicing Criteria applicable to it, in the form of Schedule VIII hereto appropriately completed (indicating thereon any Servicing Function Participant that the Master Servicer, Special Servicer or Trustee has entered into a servicing relationship).

(c)  No later than the end of each fiscal year for the Trust, the Master Servicer and the Special Servicer shall notify the Trustee and the Depositor and the other parties to this Agreement as to the name of each Servicing Function Participant utilized by it, and the Trustee shall notify the Depositor as to the name of each Servicing Function Participant utilized by it, and each such notice will specify what specific Servicing Criteria will be addressed in the report on assessment of compliance prepared by such Servicing Function Participant.  When the Master Servicer, the Special Servicer and the Trustee submit their assessments pursuant to Section 11.10(a), the Master Servicer, the Special Servicer and the Trustee, as applicable, will also at such time use commercially reasonable efforts to include the assessment (and related attestation pursuant to Section 11.11) of each Servicing Function Participant engaged by it.

Section 11.11  Annual Independent Public Accountants’ Servicing Report.

On or before March 15th of each year, commencing in March 201[_], the Master Servicer, the Special Servicer and the Trustee, each at its own expense, shall cause, and the Master Servicer, the Special Servicer and the Trustee shall use commercially reasonable efforts (including enforcement as such term is described in Section 3.22(c)) to cause each Servicing Function Participant with which it has entered into a servicing relationship with respect to the

Mortgage Loans to cause, a registered public accounting firm (which may also render other services to the Master Servicer, the Special Servicer, the Trustee or the applicable Servicing Function Participant, as the case may be) and that is a member of the American Institute of Certified Public Accountants to furnish a report to the Trustee and the Depositor to the effect that (i) it has obtained a representation regarding certain matters from the management of such Reporting Servicer, which includes an assertion that such Reporting Servicer has complied with the Relevant Servicing Criteria in all material respects and (ii) on the basis of an examination conducted by such firm in accordance with standards for attestation engagements issued or adopted by the Public Company Accounting Oversight Board, it is issuing an opinion as to whether such Reporting Servicer’s assessment of compliance with the Relevant Servicing Criteria was fairly stated in all material respects.  In the event that an overall opinion cannot be expressed, such registered public accounting firm shall state in such report why it was unable to express such an opinion.  Each such related accountant’s attestation report shall be made in accordance with Rules 1-02(a)(3) and 2-02(g) of Regulation S-X under the Securities Act and the Exchange Act.  Such report must be available for general use and not contain restricted use language.

Promptly after receipt of such report from the Master Servicer, the Special Servicer, the Trustee or any Servicing Function Participant, (i) the Depositor shall review the report and, if applicable, consult with the Master Servicer, the Special Servicer or the Trustee as to the nature of any defaults by the Master Servicer, the Special Servicer, the Trustee or any Servicing Function Participant with which it has entered into a servicing relationship with respect to the Mortgage Loans, as the case may be, in the fulfillment of any of the Master Servicer’s, the Special Servicer’s, the Trustee’s, the Trustee’s or the applicable Servicing Function Participants’ obligations hereunder or under the applicable sub-servicing or primary servicing agreement, and (ii) the Trustee shall confirm that each accountants’ attestation report submitted pursuant to this Section relates to an assessment of compliance meeting the requirements of Section 11.10 and notify the Depositor of any exceptions.

Section 11.12  Indemnification.

Each of the Master Servicer, the Special Servicer and the Trustee shall indemnify and hold harmless each Certification Party from and against any claims, losses, damages, penalties, fines, forfeitures, legal fees and expenses and related costs, judgments and other costs and expenses incurred by such Certification Party arising out of an actual breach by the Master Servicer, the Special Servicer or the Trustee, as the case may be, of its obligations under this Article XI.

The Master Servicer and the Special Servicer shall use commercially reasonable efforts (including enforcement as such term is described in Section 3.22(c)) to cause each Additional Servicer and each Servicing Function Participant with which, in each case, it has entered into a servicing relationship with respect to the Mortgage Loans to indemnify and hold harmless each Certification Party from and against any and all claims, losses, damages, penalties, fines, forfeitures, legal fees and expenses and related costs, judgments and any other costs, fees and expenses incurred by such Certification Party arising out of (i) a breach of its obligations to provide any of the annual compliance statements or annual assessment of compliance reports or attestation reports pursuant to the applicable sub-servicing or primary servicing agreement or  (ii)

any failure by a Servicer (as defined in Section 11.02(b)) to identify a Servicing Function Participant pursuant to Section 11.02(c).

If the indemnification provided for herein is unavailable or insufficient to hold harmless any Certification Party, then the Master Servicer, the Special Servicer, the Trustee, any Additional Servicer or other Servicing Function Participant (the “Performing Party”) shall contribute to the amount paid or payable to the Certification Party as a result of the losses, claims, damages or liabilities of the Certification Party in such proportion as is appropriate to reflect the relative fault of the Certification Party on the one hand and the Performing Party on the other in connection with a breach of the Performing Party’s obligations pursuant to Sections 11.06, 11.09, 11.10 or 11.11 (or breach of its obligations under the applicable sub-servicing or primary servicing agreement to provide any of the annual compliance statements or annual servicing criteria compliance reports or attestation reports).  The Master Servicer and Special Servicer shall use commercially reasonable efforts (including enforcement as such term is described in Section 3.22(c)) to cause each Additional Servicer or Servicing Function Participant, in each case, with which it has entered into a servicing relationship with respect to the Mortgage Loans to agree to the foregoing indemnification and contribution obligations.  This Section 11.12 shall survive the termination of this Agreement or the earlier resignation or removal of the Master Servicer or the Special Servicer.

Section 11.13  Signatures; Article XI Notices.

Each Form 8-K report and Form 10-D report shall be signed by the Depositor.  The Depositor shall provide its signature to the Trustee by electronic or fax transmission (with hard copy to follow by overnight mail) no later than the 13th calendar day following the related Distribution Date for Form 10-D, and not later than noon on the date of filing for Form 8-K (provided that in each case the Trustee shall not file the related form until the Depositor has given its approval thereof).  If a Form 8-K or Form 10-D cannot be filed on time or if a previously filed Form 8-K or Form 10-D needs to be amended, the Trustee will follow the procedures set forth in this Article XI.

With respect to any notice required to be delivered by the Trustee to the Depositor pursuant to Article XI, the Trustee may deliver such notice, notwithstanding any contrary provision in Section 12.05 via facsimile to (646) 855-5046.

Section 11.14  Amendments.

This Article XI (other than with respect to the reports and certifications set forth in Section 11.09 and Section 11.11) may be amended by the parties hereto pursuant to Section 12.01 for purposes of complying with Regulation AB and the Sarbanes-Oxley Act and/or to conform to standards developed within the commercial mortgage-backed securities market without any Opinions of Counsel, Officer’s Certificates, Rating Agency Confirmations or the consent of any Certificateholder, notwithstanding anything to the contrary contained in this Agreement.

ARTICLE XII

MISCELLANEOUS PROVISIONS

Section 12.01  Amendment.

(a)  This Agreement may be amended from time to time by the mutual agreement of the parties hereto, without the consent of any of the Certificateholders, (i) to cure any ambiguity; (ii) to correct, modify or supplement any provision herein that may be defective or may be inconsistent with any other provision herein; (iii) to add any other provisions with respect to matters or questions arising hereunder that shall not be inconsistent with the provisions hereof; (iv) to relax or eliminate any requirement hereunder imposed by the REMIC Provisions if the REMIC Provisions are amended or clarified such that any such requirement may be relaxed or eliminated; (v) if such amendment, as evidenced by an Opinion of Counsel delivered to the Trustee and the REMIC Administrator, is reasonably necessary to comply with any requirements imposed by the Code or any successor or amendatory statute or any temporary or final regulation, revenue ruling, revenue procedure or other written official announcement or interpretation relating to federal income tax laws or any such proposed action that, if made effective, would apply retroactively to REMIC I or REMIC II at least from the effective date of such amendment, or would be necessary to avoid the occurrence of a prohibited transaction or to reduce the incidence of any tax that would arise from any actions taken with respect to the operation of REMIC I or REMIC II; (vi) to modify, add to or eliminate any provisions of Section 5.02(d)(i), (ii) or (iii); (vii) to modify, alter, amend, add to or rescind any of the provisions contained in this Agreement if and to the extent necessary to comply with any rules or regulations promulgated, or any guidance provided, with respect to Rule 15Ga-1 under the Exchange Act; or (viii) for any other purpose; provided that such amendment (other than any amendment for the specific purposes described in clauses (v) and (vi) above) shall not, as evidenced by an Opinion of Counsel obtained by or delivered to the Trustee, adversely affect in any material respect the interests of any Certificateholder without such Certificateholder’s written consent; provided further that such amendment shall not adversely affect in any material respect the rights and obligations of the Mortgage Loan Seller without the Mortgage Loan Seller’s written consent; provided, further that such amendment (other than any amendment for any of the specific purposes described in clauses (i) through (vi) above) shall not result in a downgrade, qualification (if applicable) or withdrawal of any rating then assigned to any Class of Certificates by any Rating Agency (as evidenced by receipt of Rating Agency Confirmation from each Rating Agency obtained by or delivered to the Trustee); and provided, further, no such amendment may significantly change the activities of the Trust Fund in a manner that would disqualify the Trust Fund as a “qualifying special purpose entity” for purposes of SFAS 140 or require the consolidation of the Trust with Bank of America under United States generally accepted accounting principles.

(b)  This Agreement may also be amended from time to time by the mutual agreement of the parties hereto, with the consent of the Holders of Certificates entitled to at least 51% of the Voting Rights allocated to the affected Classes, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement or of modifying in any manner the rights of the Holders of Certificates; provided, however, that no such amendment shall (i) reduce in any manner the amount of, or delay the timing of, payments received or advanced on the Mortgage Loans and any REO Properties that are required to be distributed on any Certificate without the written consent of the Holder of such Certificate, (ii) adversely affect in any material respect the interests of the Holders of any Class of Certificates in a manner other than as described in clause (b)(i) without the written consent of the Holders of all Certificates of such Class, (iii) change the definition of the Servicing Standard, without the written consent of the Holders of all Certificates outstanding, (iv) modify the provisions of this Section 12.01 without the written consent of the Holders of all Certificates then outstanding or (v) significantly change the activities of the Trust Fund in a manner that would adversely disqualify Trust Fund as a “qualifying special purpose entity” for purposes of SFAS 140 or require the consolidation of the Trust with Bank of America under United States generally accepted accounting principles.  Notwithstanding any other provision of this Agreement, for purposes of the giving or withholding of consents pursuant to this Section 12.01, Certificates registered in the name of the Depositor, the Master Servicer, the Special Servicer or any of their respective Affiliates shall be entitled to the same Voting Rights with respect to matters described above as they would if any other Person held such Certificates.  For purposes of this Section 12.01(b), a Class of Certificates is an “affected Class” if and only if it would, as the result of any such amendment, experience any of the effects described in clauses (i), (ii) and (iii) of this Section 12.01(b).

(c)  At the direction of the Holders of Certificates entitled to 100% of the Voting Rights allocated to the affected Classes, and with the agreement of all of the parties hereto (none of which shall withhold its agreement unless its obligations hereunder would be materially increased), the Agreement shall be amended for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement or of modifying in any manner the rights of the Holders of Certificates, including without limitation, (i) to cause such Classes to be restructured, (ii) to create in connection with any restructuring one or more new classes of Certificates, which may include, without limitation, one or more classes of Certificates entitled to payments of principal on a priority basis from collections in respect of some or all of the Mortgage Loans, (iii) to make in connection with any such restructuring one or more additional REMIC elections with respect to the Trust Fund, (iv) to provide for the book-entry registration of any such existing or newly created classes of Certificates, and (v) to provide for any holders of any Classes of Non-Registered Certificates remaining as such after giving effect to such amendment to receive or have the right to request to receive any statements, reports or other information that the holders of the Class C Certificates are entitled to receive or request to receive under this Agreement.  For purposes of this Section 12.01(c), a Class of Certificates is an “affected Class” if and only if it would, as the result of any such amendment, experience any of the effects described in clauses (i), (ii) and (iii) of Section 12.01(b).  Any restructuring pursuant to this Section 12.01(c) shall require, at the expense of the requesting holders, Rating Agency Confirmation from each Rating Agency (taking into account such restructuring) regarding the ratings then assigned to the Class C Certificates.

(d)  Notwithstanding any contrary provision of this Agreement, neither the Trustee nor the REMIC Administrator shall consent to any amendment to this Agreement unless it shall first have obtained or been furnished with an Opinion of Counsel to the effect that such amendment or the exercise of any power granted to any party hereto in accordance with such amendment will not result in the imposition of a tax on REMIC I or REMIC II pursuant to the REMIC Provisions or cause REMIC I or REMIC II fail to qualify as a REMIC at any time that any Certificates are outstanding or the Grantor Trust to fail to qualify as a grantor trust at any time that any Certificates are outstanding.

(e)  Promptly after the execution of any such amendment, the Trustee shall furnish a copy of the amendment to each Certificateholder.

(f)  It shall not be necessary for the consent of Certificateholders under this Section 12.01 to approve the particular form of any proposed amendment, but it shall be sufficient if such consent shall approve the substance thereof.  The manner of obtaining such consents and of evidencing the authorization of the execution thereof by Certificateholders shall be subject to such reasonable regulations as the Trustee may prescribe; provided that such consents shall be in writing.

(g)  The Trustee may but shall not be obligated to enter into any amendment pursuant to this Section that affects its rights, duties and immunities under this Agreement or otherwise.

(h)  The cost of any Opinion of Counsel to be delivered pursuant to Section 12.01(a) or (d) shall be borne by the Person seeking the related amendment, except that if the Trustee requests any amendment of this Agreement in furtherance of the rights and interests of Certificateholders, the cost of any Opinion of Counsel required in connection therewith pursuant to Section 12.01(a) or (d) shall be payable out of the Distribution Account.

(i)  Notwithstanding any contrary provisions of this Agreement, this Agreement may not be amended in a manner that would adversely affect the distributions to the Class A-FL Swap Counterparty or the Class A-FL Certificates or the rights of the Class A-FL Swap Counterparty under the Class A-FL Swap Contract or the rights of the Holders of the Class A-FL Certificates without the consent of the Class A-FL Swap Counterparty and 100% of the Holders of the Class A-FL Certificates.

Section 12.02  Recordation of Agreement; Counterparts.

(a)  To the extent permitted by applicable law, this Agreement is subject to recordation in all appropriate public offices for real property records in all the counties or other comparable jurisdictions in which any or all of the properties subject to the Mortgages are situated, and in any other appropriate public recording office or elsewhere, such recordation to be effected by the Master Servicer at the expense of the Trust on direction by the Trustee, but only (i) upon direction accompanied by an Opinion of Counsel (the reasonable cost of which may be paid out of the Distribution Account) to the effect that such recordation materially and beneficially affects the interests of the Certificateholders and (ii) upon consent of the Directing Certificateholder.  It is acknowledged that the Trustee has no obligation to monitor whether such recordation in necessary under this Section 12.02.

(b)  For the purpose of facilitating the recordation of this Agreement as herein provided and for other purposes, this Agreement may be executed simultaneously in any number of counterparts, each of which counterparts shall be deemed to be an original, and such counterparts shall constitute but one and the same instrument.

Section 12.03  Limitation on Rights of Certificateholders.

(a)  The death or incapacity of any Certificateholder shall not operate to terminate this Agreement or the Trust, nor entitle such Certificateholder legal representatives or heirs to claim an accounting or to take any action or proceeding in any court for a partition or winding up of the Trust, nor otherwise affect the rights, obligations and liabilities of the parties hereto or any of them.

(b)  No Certificateholder shall have any right to vote (except as expressly provided for herein) or in any manner otherwise control the operation and management of the Trust Fund, or the obligations of the parties hereto, nor shall anything herein set forth, or contained in the terms of the Certificates, be construed so as to constitute the Certificateholders from time to time as partners or members of an association; nor shall any Certificateholder be under any liability to any third party by reason of any action taken by the parties to this Agreement pursuant to any provision hereof.

(c)  No Certificateholder shall have any right by virtue of any provision of this Agreement to institute any suit, action or proceeding in equity or at law upon or under or with respect to this Agreement or any Mortgage Loan, unless, with respect to any suit, action or proceeding upon or under or with respect to this Agreement, such Holder previously shall have given to the Trustee a written notice of default hereunder, and of the continuance thereof, as hereinbefore provided, and (except in the case of a default by the Trustee) the Holders of Certificates entitled to at least 25% of the Voting Rights shall have made written request upon the Trustee to institute such action, suit or proceeding in its own name as Trustee hereunder and shall have offered to the Trustee such reasonable indemnity as it may require against the costs, expenses and liabilities to be incurred therein or thereby, and the Trustee, for [___] days after its receipt of such notice, request and offer of indemnity, shall have neglected or refused to institute any such action, suit or proceeding.  It is understood and intended, and expressly covenanted by each Certificateholder with every other Certificateholder and the Trustee, that no one or more Holders of Certificates shall have any right in any manner whatsoever by virtue of any provision of this Agreement to affect, disturb or prejudice the rights of the Holders of any other of such Certificates, or to obtain or seek to obtain priority over or preference to any other such Holder, which priority or preference is not otherwise provided for herein, or to enforce any right under this Agreement, except in the manner herein provided and for the equal, ratable and common benefit of all Certificateholders.  For the protection and enforcement of the provisions of this Section 12.03(c), each and every Certificateholder and the Trustee shall be entitled to such relief as can be given either at law or in equity.

Section 12.04  Governing Law.

This Agreement and the Certificates shall be construed in accordance with the internal laws of the State of New York applicable to agreements made and to be performed in said State, and the obligations, rights and remedies of the parties hereunder shall be determined in accordance with such laws.

Section 12.05  Notices.

Any communications provided for or permitted hereunder shall be in writing and, unless otherwise expressly provided herein, shall be deemed to have been duly given when delivered to:

(i)  in the case of Banc of America Merrill Lynch Commercial Mortgage Inc., Bank of America Tower, One Bryant Park, New York, New York 10036, Attention:  David Fallick, facsimile: (646) 855-5046 (with a copy to:  W. Todd Stillerman, Esq., Assistant General Counsel, Bank of America Corporation, 214 North Tryon Street, 20th Floor, NC1-027-20-05, Charlotte, North Carolina 28255, facsimile:  (704) 736-2127; and with further copy to:  Cadwalader, Wickersham & Taft LLP, 227 West Trade Street, Charlotte, North Carolina 28202, Attention: Henry LaBrun, Esq., facsimile:  (704) 348-5200);

(ii)  in the case of the Master Servicer, [Bank of America, National Association., Capital Markets Servicing Group, NC1-026-06-01, 900 West Trade Street, Suite 650, Charlotte, North Carolina 28255, Attention:  Servicing Manager, telecopy number:  (704) 317-4501, Reference:  Banc of America Merrill Lynch Commercial Mortgage Inc., Commercial Mortgage Pass-Through Certificates, Series 201[__]-[__], with copy to: [__________________________]];

(iii)  in the case of the Special Servicer, [____________________________];

(iv)  in the case of the Trustee and REMIC Administrator, [_______________];

(v)  in the case of the 17g-5 Information Provider, [____________________];

(vi)  in the case of the initial Directing Certificateholder, [________________];

or as to each such Person such other address as may hereafter be furnished by such Person to the parties hereto in writing.  Any communication required or permitted to be delivered to a Certificateholder shall be deemed to have been duly given when mailed first class, postage prepaid, to the address of such Holder as shown in the Certificate Register.

Section 12.06  Severability of Provisions.

If any one or more of the covenants, agreements, provisions or terms of this Agreement shall be for any reason whatsoever held invalid, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement or of the Certificates or the rights of the Holders thereof.

Section 12.07  Successors and Assigns; Beneficiaries.

The provisions of this Agreement shall be binding upon and inure to the benefit of the respective successors and assigns of the parties hereto, and all such provisions shall inure to the benefit of the Certificateholders.  Subject to any limited recourse provisions contained in the

Class A-FL Swap Contract, the Class A-FL Swap Counterparty shall be a third-party beneficiary to this Agreement with respect to its rights as specifically provided for herein and may directly enforce such rights.  Except as specifically contemplated by Sections 3.22, 3.24, 6.03 and 8.05, no other person, including, without limitation, any Mortgagor, shall be entitled to any benefit or equitable right, remedy or claim under this Agreement.

Section 12.08  Article and Section Headings.

The article and section headings herein are for convenience of reference only, and shall not limit or otherwise affect the meaning hereof.

Section 12.09  Notices to the Rating Agencies; Rating Agency Communications; and Rating Agency Confirmations.

(a)  All notices and Rating Agency Communications and requests for Rating Agency Confirmations to the Rating Agencies shall be in writing and sent by first class mail, telecopy, electronic mail or overnight courier, as follows:

If to [__] to:  [__]

If to [__] to:  [__]

or at such other address as shall be provided in writing to the Depositor by such Rating Agency, which other address the Depositor shall promptly provide to the other parties hereto.

(b)  The delivery of any notice, document, information or communication to a Rating Agency shall be subject to Section 3.15.  Any Rating Agency Confirmation request made by the Master Servicer, Special Servicer or Trustee, as applicable, pursuant to this Agreement, shall be made in writing, which writing shall contain a cover page indicating the nature of the Rating Agency Confirmation request, and shall contain all back-up material necessary for the Rating Agency to process such request.  Such written Rating Agency Confirmation request shall be provided in electronic format to the 17g-5 Information Provider, and the 17g-5 Information Provider shall post such request on the 17g-5 Information Provider’s Website in accordance with Section 3.15, and on the second (2nd) Business Day following such delivery to the 17g-5 Information Provider, the Master Servicer, Special Servicer or Trustee, as applicable, shall be required to send the Rating Agency Confirmation request to the Rating Agencies in accordance with the delivery instructions set forth in Section 3.15.

Section 12.10  Insolvency.

  The Master Servicer, Special Servicer, Depositor and Trustee shall each notify the Depositor and the Trustee of any of the events enumerated in Item 1.03 of Form 8-K with respect to any of the Master Servicer, Special Servicer, Depositor or Trustee as least two Business Days prior to the effective date thereof and shall provide the Depositor and the Trustee with all information required by the Depositor to comply with its reporting obligation under Item 1.03 of Form 8-K not later than the effective date of any such event.

[REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the parties hereto have caused their names to be signed hereto by their respective officers or representatives thereunto duly authorized, in each case as of the day and year first above written.

BANC OF AMERICA MERRILL LYNCH COMMERCIAL MORTGAGE INC., as Depositor,

By:
Name:
Title:

[BANK OF AMERICA, NATIONAL ASSOCIATION], as Master Servicer,

By:
Name:
Title:

[____________________], as Special Servicer,

By:
Name:
Title:

[____________________], as Trustee and REMIC Administrator,

By:
Name:
Title:

STATE OF NORTH CAROLINA	)
) ss.:
COUNTY OF MECKLENBURG	)

On the ___ day of ____________________, 201[_], before me, a notary public in and for said State, personally appeared ____________________ known to me to be a ____________________ of BANC OF AMERICA MERRILL LYNCH COMMERCIAL MORTGAGE INC. one of the entities that executed the within instrument, and also known to me to be the person who executed it on behalf of such entities, and acknowledged to me that such person executed the within instrument.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.

Notary Public

[SEAL]

My commission expires:

STATE OF NORTH CAROLINA	)
) ss.:
COUNTY OF MECKLENBURG	)

On the ___ day of ________, 201[_], before me, a notary public in and for said State, personally appeared ________________________ known to me to be a ____________________________ of [BANK OF AMERICA, NATIONAL ASSOCIATION], one of the entities that executed the within instrument, and also known to me to be the person who executed it on behalf of such entities, and acknowledged to me that such person executed the within instrument.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.

Notary Public

[SEAL]

My commission expires:

STATE OF	)
) ss.:
COUNTY OF	)

On the ___ day of _______, 201[_], before me, a notary public in and for said State, personally appeared ________________, known to me to be a ___________________ of _________ one of the entities that executed the within instrument, and also known to me to be the person who executed it on behalf of such entity, and acknowledged to me that such person executed the within instrument.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.

Notary Public

[SEAL]

My commission expires:

STATE OF	)
) ss.:
COUNTY OF	)

On the ___ day of ______, 201[_], before me, a notary public in and for said State, personally appeared __________, known to me to be a __________ of __________________________________________ which executed the within instrument, and also known to me to be the person who executed it on behalf of such entity, and acknowledged to me that such person executed the within instrument.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.

Notary Public

[SEAL]

My commission expires:

Exhibit A-1
Form of Class A Certificate

CLASS A COMMERCIAL MORTGAGE
PASS-THROUGH CERTIFICATE,
SERIES [____]

[RULE 144A]1  [REG S]2  CERTIFICATE

This is one of a series of commercial mortgage pass-through certificates (collectively, the “Certificates”), issued in multiple classes (each, a “Class”), which series of Certificates evidences the entire beneficial ownership interest in a trust fund (the “Trust Fund”) consisting primarily of a pool (the “Mortgage Pool”) of multifamily and commercial mortgage loans (the “Mortgage Loans”), such pool being formed and sold by:

BANC OF AMERICA MERRILL LYNCH COMMERCIAL MORTGAGE INC.

Pass-Through Rate: [____]% per annum	Certificate Principal Balance of this Certificate as of the Issue Date: $[____]
Date of Pooling and Servicing Agreement: [_______] [__], 201[_]	Class Principal Balance of all the Class A Certificates as of the Issue Date: $[____]
Cut-off Date: [_______] [__], 201[_]	Initial Pool Balance: $[____]
Issue Date: [_______] [__], 201[_]
First Distribution Date: [_______] [__], 201[_]
Master Servicer: [Bank of America, National Association]	Trustee and REMIC Administrator: [____]
Special Servicer: [____]
Certificate No.: A-1	CUSIP No.: [____]

1 For Rule 144A Book-Entry Certificates only.

2 For Reg S Book-Entry Certificates only.

A-1-1

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST CORPORATION, A NEW YORK CORPORATION (“DTC”), TO THE DEPOSITOR, THE TRUSTEE, THE CERTIFICATE REGISTRAR OR ANY AGENT THEREOF FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN BANC OF AMERICA MERRILL LYNCH COMMERCIAL MORTGAGE INC., BANK OF AMERICA, NATIONAL ASSOCIATION, MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED OR [____] OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THIS CERTIFICATE NOR THE MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES OR ANY OTHER PERSON.

THE HOLDER OF THIS CERTIFICATE BY ITS ACCEPTANCE HEREOF AGREES NOT TO OFFER, SELL OR OTHERWISE TRANSFER SUCH CERTIFICATE EXCEPT IN ACCORDANCE WITH ALL APPLICABLE STATE SECURITIES LAWS AND (A) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (B) FOR SO LONG AS THIS CERTIFICATE IS ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT (“RULE 144A”), TO A PERSON WHO THE SELLER REASONABLY BELIEVES IS A “QUALIFIED INSTITUTIONAL BUYER” AS DEFINED IN RULE 144A IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (C) IN AN OFFSHORE TRANSACTION COMPLYING WITH RULE 903 OR 904 OF REGULATION S UNDER THE SECURITIES ACT, (D) TO AN INSTITUTIONAL “ACCREDITED INVESTOR” WITHIN THE MEANING OF RULE 501 (A)(1), (2), (3) OR (7) OF REGULATION D UNDER THE SECURITIES ACT IN A TRANSACTION EXEMPT FROM THE REGISTRATION REQUIREMENTS UNDER THE SECURITIES ACT, OR (E) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT IN EACH OF THE FOREGOING CASES TO THE COMPLETION AND DELIVERY BY THE TRANSFEROR TO THE TRUSTEE OF AN INVESTMENT REPRESENTATION LETTER.

FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE REPRESENTS A “REGULAR INTEREST” IN A “REAL ESTATE MORTGAGE INVESTMENT CONDUIT” (A “REMIC”) AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED.

A-1-2

THE OUTSTANDING CERTIFICATE PRINCIPAL BALANCE HEREOF AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ABOVE.

This certifies that Cede & Co. is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the principal balance of this Certificate (its “Certificate Principal Balance”) as of the Issue Date by the aggregate principal balance of all the Certificates of the same Class as this Certificate (their “Class Principal Balance”) as of the Issue Date) in that certain beneficial ownership interest in the Trust Fund evidenced by all the Certificates of the same Class as this Certificate. The Trust Fund was created and the Certificates were issued pursuant to a Pooling and Servicing Agreement, dated as specified above (the “Agreement”), among Banc of America Merrill Lynch Commercial Mortgage Inc., as Depositor, the Master Servicer, the Special Servicer and the Trustee and REMIC Administrator identified above. To the extent not defined herein, the capitalized terms used herein have the respective meanings assigned in the Agreement.  This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

Pursuant to the terms of the Agreement, distributions will be made on the 10th day of each month or, if such 10th day is not a Business Day, the Business Day immediately following (each, a “Distribution Date”), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the “Record Date”), in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed pursuant to the Agreement on the applicable Distribution Date in respect of the Class of Certificates to which this Certificate belongs.  All distributions made under the Agreement in respect of this Certificate will be made by the Trustee by wire transfer in immediately available funds to the account of the Person entitled thereto at a bank or other entity having appropriate facilities therefor, if such Certificateholder shall have provided the Trustee with written wiring instructions no less than five (5) Business Days prior to the Record Date for such distribution (which wiring instructions may be in the form of a standing order applicable to all subsequent distributions as well), or otherwise by check mailed to the address of such Certificateholder appearing in the Certificate Register. Notwithstanding the above, the final distribution in respect of this Certificate (determined without regard to any possible future reimbursement of any Realized Loss or Additional Trust Fund Expense previously allocated to this Certificate) will be made after due notice by the Trustee of the pendency of such distribution and only upon presentation and surrender of this Certificate at the offices of the Certificate Registrar appointed as provided in the Agreement or such other location as may be specified in such notice. Also notwithstanding the foregoing, any distribution that may be made with respect to this Certificate in reimbursement of any Realized Loss or Additional Trust Fund Expense previously allocated to this Certificate, which reimbursement is to occur after the date on which this Certificate is surrendered as contemplated by the preceding sentence, will be made by check mailed to the address of the Holder that surrenders this Certificate as such address last appeared in the Certificate Register or to any such other address of which the Trustee is subsequently notified in writing.

Any distribution to the Holder of this Certificate in reduction of the Certificate Principal Balance hereof is binding on such Holder and all future Holders of this Certificate and

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any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such distribution is made upon this Certificate.

The Certificates are limited in right of distribution to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. As provided in the Agreement, withdrawals from the Certificate Account, the Distribution Account and, if established, the REO Account may be made from time to time for purposes other than, and, in certain cases, prior to, distributions to Certificateholders, such purposes including the reimbursement of advances made, or certain expenses incurred, with respect to the Mortgage Loans and the payment of interest on such advances and expenses.

The Certificates are issuable in fully registered form only without coupons in minimum denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, the Certificates are exchangeable for new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices of the Certificate Registrar, duly endorsed by, or accompanied by a written instrument of transfer in the form satisfactory to the Certificate Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

No service charge will be imposed for any registration of transfer or exchange of Certificates, but the Trustee or the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

For so long as this Certificate is registered in the name of Cede & Co., or in such other name as is requested by an authorized representative of DTC, transfers of interests in this Certificate shall be made through the book entry facilities of DTC.

Prior to due presentment of this Certificate for registration of transfer, the Depositor, the Master Servicer, the Special Servicer, the Trustee, the REMIC Administrator, the Certificate Registrar and any agents of any of them may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Master Servicer, the Special Servicer, the Trustee, the REMIC Administrator, the Certificate Registrar or any such agent shall be affected by notice to the contrary.

The Trust Fund and the obligations created by the Agreement shall terminate upon distribution (or provision for distribution) to the Certificateholders of all amounts held by or on behalf of the Trustee and required to be distributed to them pursuant to the Agreement following the earlier of (i) the purchase by the Majority Certificateholder of the Controlling Class (other than the Depositor or any Mortgage Loan Seller), the Master Servicer or the Special

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Servicer (in that order of priority) of all Mortgage Loans and each REO Property remaining in REMIC I, at a price determined as provided in the Agreement, and (ii) the final payment or other liquidation (or any Advance with respect thereto) of the last Mortgage Loan or REO Property remaining in REMIC I.  The Agreement permits, but does not require, any such Majority Certificateholder, the Master Servicer or the Special Servicer to purchase from the Trust Fund all Mortgage Loans and any REO Properties remaining therein.  The exercise of such right will effect early retirement of the Certificates; however, such right to purchase is subject to the aggregate Stated Principal Balance of the Mortgage Pool at the time of purchase being less than 1% of the Initial Pool Balance specified on the face hereof.

The Agreement permits, with certain exceptions therein provided, the amendment thereof, and the modification of the rights and obligations of the Depositor, the Master Servicer, the Special Servicer and the Trustee and REMIC Administrator thereunder and the rights of the Certificateholders thereunder, at any time by the Depositor, the Master Servicer, the Special Servicer and the Trustee and REMIC Administrator with the consent of the Holders of Certificates entitled to at least 51% of the Voting Rights allocated to the affected Classes. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain circumstances, including any amendment necessary to maintain the status of REMIC I or REMIC II as a REMIC, without the consent of the Holders of any of the Certificates.

Unless the certificate of authentication hereon has been executed by the Certificate Registrar, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

The registered Holder hereof, by its acceptance hereof, agrees that it will look solely to the Trust Fund (to the extent of its rights therein) for distributions hereunder.

This Certificate shall be construed in accordance with the internal laws of the State of New York that are applicable to agreements negotiated, made and to be performed in said State, and the obligations, rights and remedies of the Holder hereof shall be determined in accordance with such laws.

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IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.

[_____]
as Trustee

By:
Authorized Signatory

CERTIFICATE OF AUTHENTICATION

This is one of the Class A Certificates referred to in the within mentioned Agreement.

Dated:
[_____]
as Certificate Registrar

By:
Authorized Signatory

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ASSIGNMENT

FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto __________________________________________________________ (please print or typewrite name and address including postal zip code of assignee) the beneficial ownership interest in the Trust Fund evidenced by the within Commercial Mortgage Pass-Through Certificate and hereby authorize(s) the registration of transfer of such interest to the above named assignee on the Certificate Register of the Trust Fund.

I (we) further direct the issuance of a new Commercial Mortgage Pass-Through Certificate of a like Percentage Interest and Class to the above named assignee and delivery of such Commercial Mortgage Pass-Through Certificate to the following address:________________   _______________________________________.

Signature by or on behalf of Assignor

Signature Guaranteed

DISTRIBUTION INSTRUCTIONS

The assignee should include the following for purposes of distribution:

Distributions shall, if permitted, be made by wire transfer or otherwise, in immediately available funds, to ____________ for the account of ____________________.

Distributions made by check (such check to be made payable to __________) and all applicable statements and notices should be mailed to ___________________.

This information is provided by _________________________, the assignee named above, or ________________________, as its agent.

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Exhibit A-2
Form of Class B Certificate

CLASS B COMMERCIAL MORTGAGE
PASS-THROUGH CERTIFICATE,
SERIES [____]

[RULE 144A]1  [REG S]2  CERTIFICATE

This is one of a series of commercial mortgage pass-through certificates (collectively, the “Certificates”), issued in multiple classes (each, a “Class”), which series of Certificates evidences the entire beneficial ownership interest in a trust fund (the “Trust Fund”) consisting primarily of a pool (the “Mortgage Pool”) of multifamily and commercial mortgage loans (the “Mortgage Loans”), such pool being formed and sold by:

BANC OF AMERICA MERRILL LYNCH COMMERCIAL MORTGAGE INC.

Pass-Through Rate: [____]% per annum	Certificate Principal Balance of this Certificate as of the Issue Date: $[____]
Date of Pooling and Servicing Agreement: [_______] [__], 201[_]	Class Principal Balance of all the Class B Certificates as of the Issue Date: $[____]
Cut-off Date: [_______] [__], 201[_]	Initial Pool Balance: $[____]
Issue Date: [_______] [__], 201[_]
First Distribution Date: [_______] [__], 201[_]
Master Servicer: [Bank of America, National Association]	Trustee and REMIC Administrator: [____]
Special Servicer: [____]
Certificate No.: B-1	CUSIP No.: [____]

1 For Rule 144A Book-Entry Certificates only.

2 For Reg S Book-Entry Certificates only.

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UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST CORPORATION, A NEW YORK CORPORATION (“DTC”), TO THE DEPOSITOR, THE TRUSTEE, THE CERTIFICATE REGISTRAR OR ANY AGENT THEREOF FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN BANC OF AMERICA MERRILL LYNCH COMMERCIAL MORTGAGE INC., BANK OF AMERICA, NATIONAL ASSOCIATION, MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED OR [____] OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THIS CERTIFICATE NOR THE MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES OR ANY OTHER PERSON.

THE CLASS OF CERTIFICATES TO WHICH THIS CERTIFICATE BELONGS IS SUBORDINATE TO ONE OR MORE OTHER CLASSES OF CERTIFICATES OF THE SAME SERIES, AS AND TO THE EXTENT PROVIDED IN THE AGREEMENT REFERRED TO HEREIN.

THE HOLDER OF THIS CERTIFICATE BY ITS ACCEPTANCE HEREOF AGREES NOT TO OFFER, SELL OR OTHERWISE TRANSFER SUCH CERTIFICATE EXCEPT IN ACCORDANCE WITH ALL APPLICABLE STATE SECURITIES LAWS AND (A) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (B) FOR SO LONG AS THIS CERTIFICATE IS ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT (“RULE 144A”), TO A PERSON WHO THE SELLER REASONABLY BELIEVES IS A “QUALIFIED INSTITUTIONAL BUYER” AS DEFINED IN RULE 144A IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (C) IN AN OFFSHORE TRANSACTION COMPLYING WITH RULE 903 OR 904 OF REGULATION S UNDER THE SECURITIES ACT, (D) TO AN INSTITUTIONAL “ACCREDITED INVESTOR” WITHIN THE MEANING OF RULE 501 (A)(1), (2), (3) OR (7) OF REGULATION D UNDER THE SECURITIES ACT IN A TRANSACTION EXEMPT FROM THE REGISTRATION REQUIREMENTS UNDER THE SECURITIES ACT, OR (E) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT IN EACH OF THE FOREGOING CASES TO THE COMPLETION AND DELIVERY BY THE TRANSFEROR TO THE TRUSTEE OF AN INVESTMENT REPRESENTATION LETTER.

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FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE REPRESENTS A “REGULAR INTEREST” IN A “REAL ESTATE MORTGAGE INVESTMENT CONDUIT” (A “REMIC”) AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED.

THE OUTSTANDING CERTIFICATE PRINCIPAL BALANCE HEREOF AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ABOVE.

This certifies that Cede & Co. is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the principal balance of this Certificate (its “Certificate Principal Balance”) as of the Issue Date by the aggregate principal balance of all the Certificates of the same Class as this Certificate (their “Class Principal Balance”) as of the Issue Date) in that certain beneficial ownership interest in the Trust Fund evidenced by all the Certificates of the same Class as this Certificate. The Trust Fund was created and the Certificates were issued pursuant to a Pooling and Servicing Agreement, dated as specified above (the “Agreement”), among Banc of America Merrill Lynch Commercial Mortgage Inc., as Depositor, and the Master Servicer, the Special Servicer and the Trustee and REMIC Administrator identified above. To the extent not defined herein, the capitalized terms used herein have the respective meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

Pursuant to the terms of the Agreement, distributions will be made on the 10th day of each month or, if such 10th day is not a Business Day, the Business Day immediately following (each, a “Distribution Date”), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the “Record Date”), in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed pursuant to the Agreement on the applicable Distribution Date in respect of the Class of Certificates to which this Certificate belongs.  All distributions made under the Agreement in respect of this Certificate will be made by the Trustee by wire transfer in immediately available funds to the account of the Person entitled thereto at a bank or other entity having appropriate facilities therefor, if such Certificateholder shall have provided the Trustee with written wiring instructions no less than five (5) Business Days prior to the Record Date for such distribution (which wiring instructions may be in the form of a standing order applicable to all subsequent distributions as well), or otherwise by check mailed to the address of such Certificateholder appearing in the Certificate Register. Notwithstanding the above, the final distribution in respect of this Certificate (determined without regard to any possible future reimbursement of any Realized Loss or Additional Trust Fund Expense previously allocated to this Certificate) will be made after due notice by the Trustee of the pendency of such distribution and only upon presentation and surrender of this Certificate at the offices of the Certificate Registrar appointed as provided in the Agreement or such other location as may be specified in such notice. Also notwithstanding the foregoing, any distribution that may be made with respect to this Certificate in reimbursement of any Realized Loss or Additional Trust Fund Expense previously allocated to this Certificate, which reimbursement is to occur after the date on which this Certificate is surrendered as contemplated by the preceding sentence,

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will be made by check mailed to the address of the Holder that surrenders this Certificate as such address last appeared in the Certificate Register or to any such other address of which the Trustee is subsequently notified in writing.

Any distribution to the Holder of this Certificate in reduction of the Certificate Principal Balance hereof is binding on such Holder and all future Holders of this Certificate and any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such distribution is made upon this Certificate.

The Certificates are limited in right of distribution to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. As provided in the Agreement, withdrawals from the Certificate Account, the Distribution Account and, if established, the REO Account may be made from time to time for purposes other than, and, in certain cases, prior to, distributions to Certificateholders, such purposes including the reimbursement of advances made, or certain expenses incurred, with respect to the Mortgage Loans and the payment of interest on such advances and expenses.

The Certificates are issuable in fully registered form only without coupons in minimum denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, the Certificates are exchangeable for new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices of the Certificate Registrar, duly endorsed by, or accompanied by a written instrument of transfer in the form satisfactory to the Certificate Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

No service charge will be imposed for any registration of transfer or exchange of Certificates, but the Trustee or the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

For so long as this Certificate is registered in the name of Cede & Co., or in such other name as is requested by an authorized representative of DTC, transfers of interests in this Certificate shall be made through the book entry facilities of DTC.

Prior to due presentment of this Certificate for registration of transfer, the Depositor, the Master Servicer, the Special Servicer, the Trustee, the REMIC Administrator, the Certificate Registrar and any agents of any of them may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Master Servicer, the Special Servicer, the Trustee, the REMIC Administrator, the Certificate Registrar or any such agent shall be affected by notice to the contrary.

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The Trust Fund and the obligations created by the Agreement shall terminate upon distribution (or provision for distribution) to the Certificateholders of all amounts held by or on behalf of the Trustee and required to be distributed to them pursuant to the Agreement following the earlier of (i) the purchase by the Majority Certificateholder of the Controlling Class (other than the Depositor or any Mortgage Loan Seller), the Master Servicer or the Special Servicer (in that order of priority) of all Mortgage Loans and each REO Property remaining in REMIC I, at a price determined as provided in the Agreement, and (ii) the final payment or other liquidation (or any Advance with respect thereto) of the last Mortgage Loan or REO Property remaining in REMIC I.  The Agreement permits, but does not require, any such Majority Certificateholder, the Master Servicer or the Special Servicer to purchase from the Trust Fund all Mortgage Loans and any REO Properties remaining therein.  The exercise of such right will effect early retirement of the Certificates; however, such right to purchase is subject to the aggregate Stated Principal Balance of the Mortgage Pool at the time of purchase being less than 1% of the Initial Pool Balance specified on the face hereof.

The Agreement permits, with certain exceptions therein provided, the amendment thereof, and the modification of the rights and obligations of the Depositor, the Master Servicer, the Special Servicer and the Trustee and REMIC Administrator thereunder and the rights of the Certificateholders thereunder, at any time by the Depositor, the Master Servicer, the Special Servicer and the Trustee and REMIC Administrator with the consent of the Holders of Certificates entitled to at least 51% of the Voting Rights allocated to the affected Classes. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain circumstances, including any amendment necessary to maintain the status of REMIC I or REMIC II as a REMIC, without the consent of the Holders of any of the Certificates.

Unless the certificate of authentication hereon has been executed by the Certificate Registrar, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

The registered Holder hereof, by its acceptance hereof, agrees that it will look solely to the Trust Fund (to the extent of its rights therein) for distributions hereunder.

This Certificate shall be construed in accordance with the internal laws of the State of New York that are applicable to agreements negotiated, made and to be performed in said State, and the obligations, rights and remedies of the Holder hereof shall be determined in accordance with such laws.

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IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.

[_____]
as Trustee

By:
Authorized Signatory

CERTIFICATE OF AUTHENTICATION

This is one of the Class B Certificates referred to in the within mentioned Agreement.

Dated:
[_____]
as Certificate Registrar

By:
Authorized Signatory

A-2-6

ASSIGNMENT

FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto __________________________________________________________ (please print or typewrite name and address including postal zip code of assignee) the beneficial ownership interest in the Trust Fund evidenced by the within Commercial Mortgage Pass-Through Certificate and hereby authorize(s) the registration of transfer of such interest to the above named assignee on the Certificate Register of the Trust Fund.

I (we) further direct the issuance of a new Commercial Mortgage Pass-Through Certificate of a like Percentage Interest and Class to the above named assignee and delivery of such Commercial Mortgage Pass-Through Certificate to the following address:________________   _______________________________________.

Signature by or on behalf of Assignor

Signature Guaranteed

DISTRIBUTION INSTRUCTIONS

The assignee should include the following for purposes of distribution:

Distributions shall, if permitted, be made by wire transfer or otherwise, in immediately available funds, to ____________ for the account of ____________________.

Distributions made by check (such check to be made payable to __________) and all applicable statements and notices should be mailed to ___________________.

This information is provided by _________________________, the assignee named above, or ________________________, as its agent.

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Exhibit A-3
Form of Class C Certificate

CLASS C COMMERCIAL MORTGAGE
PASS-THROUGH CERTIFICATE, SERIES [____]

This is one of a series of commercial mortgage pass-through certificates (collectively, the “Certificates”), issued in multiple classes (each, a “Class”), which series of Certificates evidences the entire beneficial ownership interest in a trust fund (the “Trust Fund”) consisting primarily of a pool (the “Mortgage Pool”) of multifamily and commercial mortgage loans (the “Mortgage Loans”), such pool being formed and sold by:

BANC OF AMERICA MERRILL LYNCH COMMERCIAL MORTGAGE INC.

Pass-Through Rate: [____]% per annum	Certificate Principal Balance of this Certificate as of the Issue Date: $[____]
Date of Pooling and Servicing Agreement: [_______] [__], 201[_]	Class Principal Balance of all the Class C Certificates as of the Issue Date: $[____]
Cut-off Date: [_______] [__], 201[_]	Initial Pool Balance: $[____]
Issue Date: [_______] [__], 201[_]
First Distribution Date: [_______] [__], 201[_]
Master Servicer: [Bank of America, National Association]	Trustee and REMIC Administrator: [____]
Special Servicer: [____]
Certificate No.: C-1	CUSIP No.: [____]

A-3-1

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST CORPORATION, A NEW YORK CORPORATION (“DTC”), TO THE DEPOSITOR, THE TRUSTEE, THE CERTIFICATE REGISTRAR OR ANY AGENT THEREOF FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY

PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN BANC OF AMERICA MERRILL LYNCH COMMERCIAL MORTGAGE INC., BANK OF AMERICA, NATIONAL ASSOCIATION, MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED OR [____] OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THIS CERTIFICATE NOR THE MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES OR ANY OTHER PERSON.

THE CLASS OF CERTIFICATES TO WHICH THIS CERTIFICATE BELONGS IS SUBORDINATE TO ONE OR MORE OTHER CLASSES OF CERTIFICATES OF THE SAME SERIES, AS AND TO THE EXTENT PROVIDED IN THE AGREEMENT REFERRED TO HEREIN.

THE HOLDER OF THIS CERTIFICATE BY ITS ACCEPTANCE HEREOF AGREES NOT TO OFFER, SELL OR OTHERWISE TRANSFER SUCH CERTIFICATE EXCEPT IN ACCORDANCE WITH ALL APPLICABLE STATE SECURITIES LAWS AND (A) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (B) FOR SO LONG AS THIS CERTIFICATE IS ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT (“RULE 144A”), TO A PERSON WHO THE SELLER REASONABLY BELIEVES IS A “QUALIFIED INSTITUTIONAL BUYER” AS DEFINED IN RULE 144A IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (C) IN AN OFFSHORE TRANSACTION COMPLYING WITH RULE 903 OR 904 OF REGULATION S UNDER THE SECURITIES ACT, (D) TO AN INSTITUTIONAL “ACCREDITED INVESTOR” WITHIN THE MEANING OF RULE 501 (A)(1), (2), (3) OR (7) OF REGULATION D UNDER THE SECURITIES ACT IN A TRANSACTION EXEMPT FROM THE REGISTRATION REQUIREMENTS UNDER THE SECURITIES ACT, OR (E) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT IN EACH OF THE FOREGOING CASES TO THE COMPLETION AND DELIVERY BY THE TRANSFEROR TO THE TRUSTEE OF AN INVESTMENT REPRESENTATION LETTER.

A-3-2

[THIS CERTIFICATE MAY NOT BE PURCHASED OR TRANSFERRED UNLESS THE CERTIFICATE REGISTRAR SHALL HAVE RECEIVED EITHER (A) AN INVESTMENT REPRESENTATION LETTER FROM THE PROPOSED PURCHASER OR TRANSFEREE OF SUCH CERTIFICATE, IN FORM AND SUBSTANCE SATISFACTORY TO THE CERTIFICATE REGISTRAR AND THE DEPOSITOR, TO THE EFFECT THAT SUCH PROPOSED PURCHASER OR TRANSFEREE IS NOT (I) AN EMPLOYEE BENEFIT PLAN SUBJECT TO THE FIDUCIARY RESPONSIBILITY PROVISIONS OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED (“ERISA”), OR A PLAN SUBJECT TO SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE “CODE”), OR A GOVERNMENTAL PLAN (AS DEFINED IN SECTION 3(32) OF ERISA) SUBJECT TO ANY FEDERAL, STATE OR LOCAL LAW (“SIMILAR LAW”) WHICH IS, TO A MATERIAL EXTENT, SIMILAR TO THE FOREGOING PROVISIONS OF ERISA OR THE CODE (EACH A “PLAN”) OR (II) A PERSON ACTING ON BEHALF OF OR USING THE ASSETS OF ANY SUCH PLAN (INCLUDING AN ENTITY WHOSE UNDERLYING ASSETS INCLUDE PLAN ASSETS BY REASON OF INVESTMENT IN THE ENTITY BY SUCH PLAN AND THE APPLICATION OF DEPARTMENT OF LABOR REGULATION § 2510.3-101), OTHER THAN AN INSURANCE COMPANY USING THE ASSETS OF ITS GENERAL ACCOUNT UNDER CIRCUMSTANCES WHEREBY THE PURCHASE AND HOLDING OF SUCH CERTIFICATES BY SUCH INSURANCE COMPANY WOULD BE EXEMPT FROM THE PROHIBITED TRANSACTION PROVISIONS OF ERISA AND THE CODE UNDER PROHIBITED TRANSACTION CLASS EXEMPTION 95-60 OR (B) IF SUCH CERTIFICATE IS PRESENTED FOR REGISTRATION IN THE NAME OF A PERSON DESCRIBED IN CLAUSES (I) OR (II) ABOVE, AN OPINION OF COUNSEL IN FORM AND SUBSTANCE SATISFACTORY TO THE CERTIFICATE REGISTRAR AND THE DEPOSITOR TO THE EFFECT THAT SUCH ACQUISITION AND HOLDING OF SUCH CERTIFICATE BY SUCH PROPOSED PURCHASER OR TRANSFEREE WILL NOT CONSTITUTE OR RESULT IN A NON-EXEMPT “PROHIBITED TRANSACTION” WITHIN THE MEANING OF ERISA, SECTION 4975 OF THE CODE OR ANY SIMILAR LAW, AND WILL NOT SUBJECT THE TRUSTEE, THE CERTIFICATE REGISTRAR, THE MASTER SERVICER, THE SPECIAL SERVICER, THE PLACEMENT AGENT OR THE DEPOSITOR TO ANY OBLIGATION OR LIABILITY (INCLUDING OBLIGATIONS OR LIABILITIES UNDER ERISA, SECTION 4975 OF THE CODE OR ANY SUCH SIMILAR LAW) IN ADDITION TO THOSE SET FORTH IN THE AGREEMENT. THE TRANSFEREE OF A BENEFICIAL INTEREST IN A CERTIFICATE THAT IS A BOOK ENTRY CERTIFICATE SHALL BE DEEMED TO REPRESENT THAT IT IS NOT A PERSON DESCRIBED IN CLAUSES (I) OR (II) ABOVE.]

FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE REPRESENTS A “REGULAR INTEREST” IN A “REAL ESTATE MORTGAGE INVESTMENT CONDUIT” (A “REMIC”) AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED.

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THE OUTSTANDING CERTIFICATE PRINCIPAL BALANCE HEREOF AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ABOVE.

This certifies that Cede & Co. is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the principal balance of this Certificate (its “Certificate Principal Balance”) as of the Issue Date by the aggregate principal balance of all the Certificates of the same Class as this Certificate (their “Class Principal Balance”) as of the Issue Date) in that certain beneficial ownership interest in the Trust Fund evidenced by all the Certificates of the same Class as this Certificate. The Trust Fund was created and the Certificates were issued pursuant to a Pooling and Servicing Agreement, dated as specified above (the “Agreement”), among Banc of America Merrill Lynch Commercial Mortgage Inc., as Depositor, and the Master Servicer, the Special Servicer and the Trustee and REMIC Administrator identified above. To the extent not defined herein, the capitalized terms used herein have the respective meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

Pursuant to the terms of the Agreement, distributions will be made on the 10th day of each month or, if such 10th day is not a Business Day, the Business Day immediately following (each, a “Distribution Date”), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the “Record Date”), in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed pursuant to the Agreement on the applicable Distribution Date in respect of the Class of Certificates to which this Certificate belongs.  All distributions made under the Agreement in respect of this Certificate will be made by the Trustee by wire transfer in immediately available funds to the account of the Person entitled thereto at a bank or other entity having appropriate facilities therefor, if such Certificateholder shall have provided the Trustee with written wiring instructions no less than five (5) Business Days prior to the Record Date for such distribution (which wiring instructions may be in the form of a standing order applicable to all subsequent distributions as well), or otherwise by check mailed to the address of such Certificateholder appearing in the Certificate Register. Notwithstanding the above, the final distribution in respect of this Certificate (determined without regard to any possible future reimbursement of any Realized Loss or Additional Trust Fund Expense previously allocated to this Certificate) will be made after due notice by the Trustee of the pendency of such distribution and only upon presentation and surrender of this Certificate at the offices of the Certificate Registrar appointed as provided in the Agreement or such other location as may be specified in such notice. Also notwithstanding the foregoing, any distribution that may be made with respect to this Certificate in reimbursement of any Realized Loss or Additional Trust Fund Expense previously allocated to this Certificate, which reimbursement is to occur after the date on which this Certificate is surrendered as contemplated by the preceding sentence, will be made by check mailed to the address of the Holder that surrenders this Certificate as such address last appeared in the Certificate Register or to any such other address of which the Trustee is subsequently notified in writing.

Any distribution to the Holder of this Certificate in reduction of the Certificate Principal Balance hereof is binding on such Holder and all future Holders of this Certificate and

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any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such distribution is made upon this Certificate.

The Certificates are limited in right of distribution to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. As provided in the Agreement, withdrawals from the Certificate Account, the Distribution Account and, if established, the REO Account may be made from time to time for purposes other than, and, in certain cases, prior to, distributions to Certificateholders, such purposes including the reimbursement of advances made, or certain expenses incurred, with respect to the Mortgage Loans and the payment of interest on such advances and expenses.

The Certificates are issuable in fully registered form only without coupons in minimum denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, the Certificates are exchangeable for new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices of the Certificate Registrar, duly endorsed by, or accompanied by a written instrument of transfer in the form satisfactory to the Certificate Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

No service charge will be imposed for any registration of transfer or exchange of Certificates, but the Trustee or the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

For so long as this Certificate is registered in the name of Cede & Co., or in such other name as is requested by an authorized representative of DTC, transfers of interests in this Certificate shall be made through the book entry facilities of DTC.

Prior to due presentment of this Certificate for registration of transfer, the Depositor, the Master Servicer, the Special Servicer, the Trustee, the REMIC Administrator, the Certificate Registrar and any agents of any of them may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Master Servicer, the Special Servicer, the Trustee, the REMIC Administrator, the Certificate Registrar or any such agent shall be affected by notice to the contrary.

The Trust Fund and the obligations created by the Agreement shall terminate upon distribution (or provision for distribution) to the Certificateholders of all amounts held by or on behalf of the Trustee and required to be distributed to them pursuant to the Agreement following the earlier of (i) the purchase by the Majority Certificateholder of the Controlling Class (other than the Depositor or any Mortgage Loan Seller), the Master Servicer or the Special

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Servicer (in that order of priority) of all Mortgage Loans and each REO Property remaining in REMIC I, at a price determined as provided in the Agreement, and (ii) the final payment or other liquidation (or any Advance with respect thereto) of the last Mortgage Loan or REO Property remaining in REMIC I.  The Agreement permits, but does not require, any such Majority Certificateholder, the Master Servicer or the Special Servicer to purchase from the Trust Fund all Mortgage Loans and any REO Properties remaining therein.  The exercise of such right will effect early retirement of the Certificates; however, such right to purchase is subject to the aggregate Stated Principal Balance of the Mortgage Pool at the time of purchase being less than 1% of the Initial Pool Balance specified on the face hereof.

The Agreement permits, with certain exceptions therein provided, the amendment thereof, and the modification of the rights and obligations of the Depositor, the Master Servicer, the Special Servicer and the Trustee and REMIC Administrator thereunder and the rights of the Certificateholders thereunder, at any time by the Depositor, the Master Servicer, the Special Servicer and the Trustee and REMIC Administrator with the consent of the Holders of Certificates entitled to at least 51% of the Voting Rights allocated to the affected Classes. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain circumstances, including any amendment necessary to maintain the status of REMIC I or REMIC II as a REMIC, without the consent of the Holders of any of the Certificates.

Unless the certificate of authentication hereon has been executed by the Certificate Registrar, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

The registered Holder hereof, by its acceptance hereof, agrees that it will look solely to the Trust Fund (to the extent of its rights therein) for distributions hereunder.

This Certificate shall be construed in accordance with the internal laws of the State of New York that are applicable to agreements negotiated, made and to be performed in said State, and the obligations, rights and remedies of the Holder hereof shall be determined in accordance with such laws.

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IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.

[_____]
as Trustee

By:
Authorized Signatory

CERTIFICATE OF AUTHENTICATION

This is one of the Class C Certificates referred to in the within mentioned Agreement.

Dated:
[_____]
as Certificate Registrar

By:
Authorized Signatory

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ASSIGNMENT

FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto __________________________________________________________ (please print or typewrite name and address including postal zip code of assignee) the beneficial ownership interest in the Trust Fund evidenced by the within Commercial Mortgage Pass-Through Certificate and hereby authorize(s) the registration of transfer of such interest to the above named assignee on the Certificate Register of the Trust Fund.

I (we) further direct the issuance of a new Commercial Mortgage Pass-Through Certificate of a like Percentage Interest and Class to the above named assignee and delivery of such Commercial Mortgage Pass-Through Certificate to the following address:________________   _______________________________________.

Signature by or on behalf of Assignor

Signature Guaranteed

DISTRIBUTION INSTRUCTIONS

The assignee should include the following for purposes of distribution:

Distributions shall, if permitted, be made by wire transfer or otherwise, in immediately available funds, to ____________ for the account of ____________________.

Distributions made by check (such check to be made payable to __________) and all applicable statements and notices should be mailed to ___________________.

This information is provided by _________________________, the assignee named above, or ________________________, as its agent.

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Exhibit A-4
Form of Class X Certificate

CLASS X COMMERCIAL MORTGAGE
PASS-THROUGH CERTIFICATE,
SERIES [____]

[RULE 144A]1  [REG S]2  CERTIFICATE

This is one of a series of commercial mortgage pass-through certificates (collectively, the “Certificates”), issued in multiple classes (each, a “Class”), which series of Certificates evidences the entire beneficial ownership interest in a trust fund (the “Trust Fund”) consisting primarily of a pool (the “Mortgage Pool”) of multifamily and commercial mortgage loans (the “Mortgage Loans”), such pool being formed and sold by:

BANC OF AMERICA MERRILL LYNCH COMMERCIAL MORTGAGE INC.

Pass-Through Rate: [____]% per annum	Certificate Principal Balance of this Certificate as of the Issue Date: $[____]
Date of Pooling and Servicing Agreement: [_______] [__], 201[_]	Class Principal Balance of all the Class X Certificates as of the Issue Date: $[____]
Cut-off Date: [_______] [__], 201[_]	Initial Pool Balance: $[____]
Issue Date: [_______] [__], 201[_]
First Distribution Date: [_______] [__], 201[_]
Master Servicer: [Bank of America, National Association]	Trustee and REMIC Administrator: [____]
Special Servicer: [____]
Certificate No.: X-1	CUSIP No.: [____]

1 For Rule 144A Book-Entry Certificates only.

2 For Reg S Book-Entry Certificates only.

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UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST CORPORATION, A NEW YORK CORPORATION (“DTC”), TO THE DEPOSITOR, THE TRUSTEE, THE CERTIFICATE REGISTRAR OR ANY AGENT THEREOF FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN BANC OF AMERICA MERRILL LYNCH COMMERCIAL MORTGAGE INC., BANK OF AMERICA, NATIONAL ASSOCIATION, MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED OR [____] OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THIS CERTIFICATE NOR THE MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES OR ANY OTHER PERSON.

THIS CERTIFICATE HAS NOT BEEN REGISTERED OR QUALIFIED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR THE SECURITIES LAWS OF ANY STATE. ANY RESALE, TRANSFER OR OTHER DISPOSITION OF THIS CERTIFICATE WITHOUT SUCH REGISTRATION OR QUALIFICATION MAY BE MADE ONLY IN A TRANSACTION WHICH DOES NOT REQUIRE SUCH REGISTRATION OR QUALIFICATION AND IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.02 OF THE AGREEMENT REFERRED TO HEREIN.

THE HOLDER OF THIS CERTIFICATE BY ITS ACCEPTANCE HEREOF AGREES NOT TO OFFER, SELL OR OTHERWISE TRANSFER SUCH CERTIFICATE EXCEPT IN ACCORDANCE WITH ALL APPLICABLE STATE SECURITIES LAWS AND (A) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (B) FOR SO LONG AS THIS CERTIFICATE IS ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT (“RULE 144A”), TO A PERSON WHO THE SELLER REASONABLY BELIEVES IS A “QUALIFIED INSTITUTIONAL BUYER” AS DEFINED IN RULE 144A IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, [(C) IN AN OFFSHORE TRANSACTION COMPLYING WITH RULE 903 OR 904 OF REGULATION S UNDER THE SECURITIES ACT, (D) or (C)] TO AN INSTITUTIONAL “ACCREDITED INVESTOR” WITHIN THE MEANING OF RULE 501 (A)(1), (2), (3) OR (7) OF REGULATION D UNDER THE SECURITIES ACT IN A TRANSACTION EXEMPT FROM THE REGISTRATION REQUIREMENTS UNDER THE SECURITIES ACT, OR [(D) or (E)] PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES

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ACT, SUBJECT IN EACH OF THE FOREGOING CASES TO THE COMPLETION AND DELIVERY BY THE TRANSFEROR TO THE TRUSTEE OF AN INVESTMENT REPRESENTATION LETTER.

FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE REPRESENTS A “REGULAR INTEREST” IN A “REAL ESTATE MORTGAGE INVESTMENT CONDUIT” (A “REMIC”) AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE CODE.

THIS CERTIFICATE DOES NOT HAVE A CERTIFICATE PRINCIPAL BALANCE AND DOES NOT ENTITLE THE HOLDER HEREOF TO ANY DISTRIBUTIONS OF PRINCIPAL.  THE HOLDER HEREOF WILL BE ENTITLED TO DISTRIBUTIONS OF INTEREST ACCRUED AS PROVIDED IN THE AGREEMENT REFERRED TO HEREIN ON THE CERTIFICATE NOTIONAL AMOUNT OF THIS CERTIFICATE, WHICH AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ABOVE.

This certifies that Cede & Co. is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the principal balance of this Certificate (its “Certificate Principal Balance”) as of the Issue Date by the aggregate principal balance of all the Certificates of the same Class as this Certificate (their “Class Principal Balance”) as of the Issue Date) in that certain beneficial ownership interest in the Trust Fund evidenced by all the Certificates of the same Class as this Certificate. The Trust Fund was created and the Certificates were issued pursuant to a Pooling and Servicing Agreement, dated as specified above (the “Agreement”), among Banc of America Merrill Lynch Commercial Mortgage Inc., as Depositor, and the Master Servicer, the Special Servicer and the Trustee and REMIC Administrator identified above. To the extent not defined herein, the capitalized terms used herein have the respective meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

Pursuant to the terms of the Agreement, distributions will be made on the 10th day of each month or, if such 10th day is not a Business Day, the Business Day immediately following (each, a “Distribution Date”), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the “Record Date”), in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed pursuant to the Agreement on the applicable Distribution Date in respect of the Class of Certificates to which this Certificate belongs.  All distributions made under the Agreement in respect of this Certificate will be made by the Trustee by wire transfer in immediately available funds to the account of the Person entitled thereto at a bank or other entity having appropriate facilities therefor, if such Certificateholder shall have provided the Trustee with written wiring instructions no less than five (5) Business Days prior to the Record Date for such distribution (which wiring instructions may be in the form of a standing order applicable to all subsequent distributions as well), or otherwise by check mailed to the address of such Certificateholder appearing in the Certificate Register. Notwithstanding the above, the final distribution in respect of this Certificate (determined without regard to any possible future reimbursement of any Realized Loss or Additional Trust Fund Expense

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previously allocated to this Certificate) will be made after due notice by the Trustee of the pendency of such distribution and only upon presentation and surrender of this Certificate at the offices of the Certificate Registrar appointed as provided in the Agreement or such other location as may be specified in such notice. Also notwithstanding the foregoing, any distribution that may be made with respect to this Certificate in reimbursement of any Realized Loss or Additional Trust Fund Expense previously allocated to this Certificate, which reimbursement is to occur after the date on which this Certificate is surrendered as contemplated by the preceding sentence, will be made by check mailed to the address of the Holder that surrenders this Certificate as such address last appeared in the Certificate Register or to any such other address of which the Trustee is subsequently notified in writing.

Any distribution to the Holder of this Certificate in reduction of the Certificate Principal Balance hereof is binding on such Holder and all future Holders of this Certificate and any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such distribution is made upon this Certificate.

The Certificates are limited in right of distribution to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. As provided in the Agreement, withdrawals from the Certificate Account, the Distribution Account and, if established, the REO Account may be made from time to time for purposes other than, and, in certain cases, prior to, distributions to Certificateholders, such purposes including the reimbursement of advances made, or certain expenses incurred, with respect to the Mortgage Loans and the payment of interest on such advances and expenses.

The Certificates are issuable in fully registered form only without coupons in minimum denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, the Certificates are exchangeable for new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices of the Certificate Registrar, duly endorsed by, or accompanied by a written instrument of transfer in the form satisfactory to the Certificate Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

No service charge will be imposed for any registration of transfer or exchange of Certificates, but the Trustee or the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

For so long as this Certificate is registered in the name of Cede & Co., or in such other name as is requested by an authorized representative of DTC, transfers of interests in this Certificate shall be made through the book entry facilities of DTC.

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Prior to due presentment of this Certificate for registration of transfer, the Depositor, the Master Servicer, the Special Servicer, the Trustee, the REMIC Administrator, the Certificate Registrar and any agents of any of them may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Master Servicer, the Special Servicer, the Trustee, the REMIC Administrator, the Certificate Registrar or any such agent shall be affected by notice to the contrary.

The Trust Fund and the obligations created by the Agreement shall terminate upon distribution (or provision for distribution) to the Certificateholders of all amounts held by or on behalf of the Trustee and required to be distributed to them pursuant to the Agreement following the earlier of (i) the purchase by the Majority Certificateholder of the Controlling Class (other than the Depositor or any Mortgage Loan Seller), the Master Servicer or the Special Servicer (in that order of priority) of all Mortgage Loans and each REO Property remaining in REMIC I, at a price determined as provided in the Agreement, and (ii) the final payment or other liquidation (or any Advance with respect thereto) of the last Mortgage Loan or REO Property remaining in REMIC I.  The Agreement permits, but does not require, any such Majority Certificateholder, the Master Servicer or the Special Servicer to purchase from the Trust Fund all Mortgage Loans and any REO Properties remaining therein.  The exercise of such right will effect early retirement of the Certificates; however, such right to purchase is subject to the aggregate Stated Principal Balance of the Mortgage Pool at the time of purchase being less than 1% of the Initial Pool Balance specified on the face hereof.

The Agreement permits, with certain exceptions therein provided, the amendment thereof, and the modification of the rights and obligations of the Depositor, the Master Servicer, the Special Servicer and the Trustee and REMIC Administrator thereunder and the rights of the Certificateholders thereunder, at any time by the Depositor, the Master Servicer, the Special Servicer and the Trustee and REMIC Administrator with the consent of the Holders of Certificates entitled to at least 51% of the Voting Rights allocated to the affected Classes. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain circumstances, including any amendment necessary to maintain the status of REMIC I or REMIC II as a REMIC, without the consent of the Holders of any of the Certificates.

Unless the certificate of authentication hereon has been executed by the Certificate Registrar, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

The registered Holder hereof, by its acceptance hereof, agrees that it will look solely to the Trust Fund (to the extent of its rights therein) for distributions hereunder.

This Certificate shall be construed in accordance with the internal laws of the State of New York that are applicable to agreements negotiated, made and to be performed in said State, and the obligations, rights and remedies of the Holder hereof shall be determined in accordance with such laws.

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IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.

[_____]
as Trustee

By:
Authorized Signatory

CERTIFICATE OF AUTHENTICATION

This is one of the Class X Certificates referred to in the within mentioned Agreement.

Dated:
[_____]
as Certificate Registrar

By:
Authorized Signatory

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SCHEDULE A

Date	Certificate Balance of Definitive Certificates exchanged or transferred for, or issued in exchange for or upon transfer of, an interest in this Book-Entry Certificate	Remaining Principal Amount of Book Entry Certificate	Notation Made By

A-4-7

ASSIGNMENT

FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto __________________________________________________________ (please print or typewrite name and address including postal zip code of assignee) the beneficial ownership interest in the Trust Fund evidenced by the within Commercial Mortgage Pass-Through Certificate and hereby authorize(s) the registration of transfer of such interest to the above named assignee on the Certificate Register of the Trust Fund.

I (we) further direct the issuance of a new Commercial Mortgage Pass-Through Certificate of a like Percentage Interest and Class to the above named assignee and delivery of such Commercial Mortgage Pass-Through Certificate to the following address:________________   _______________________________________.

Signature by or on behalf of Assignor

Signature Guaranteed

DISTRIBUTION INSTRUCTIONS

The assignee should include the following for purposes of distribution:

Distributions shall, if permitted, be made by wire transfer or otherwise, in immediately available funds, to ____________ for the account of ____________________.

Distributions made by check (such check to be made payable to __________) and all applicable statements and notices should be mailed to ___________________.

This information is provided by _________________________, the assignee named above, or ________________________, as its agent.

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Exhibit A-5
Form of Class R Certificate

CLASS R COMMERCIAL MORTGAGE
PASS-THROUGH CERTIFICATE,
SERIES [____]

This is one of a series of commercial mortgage pass-through certificates (collectively, the “Certificates”), issued in multiple classes (each, a “Class”), which series of Certificates evidences the entire beneficial ownership interest in a trust fund (the “Trust Fund”) consisting primarily of a pool (the “Mortgage Pool”) of multifamily and commercial mortgage loans (the “Mortgage Loans”), such pool being formed and sold by:

BANC OF AMERICA MERRILL LYNCH COMMERCIAL MORTGAGE INC.

Date of Pooling and Servicing Agreement: [____ __, ___]	Percentage Interest evidenced by this Certificate in the related Class: [____]%
Cut-off Date: [____ __, ___]	Initial Pool Balance: $[____]
Issue Date: [____ __, ___]
First Distribution Date: [____ __, ___]
Master Servicer: [Bank of America, National Association]	Trustee and REMIC Administrator: [____]
Special Servicer: [____]
Certificate No.: R-I

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN BANC OF AMERICA MERRILL LYNCH COMMERCIAL MORTGAGE INC., BANK OF AMERICA, NATIONAL ASSOCIATION, MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED OR [____] OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THIS CERTIFICATE NOR THE MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES OR ANY OTHER PERSON.

THE CLASS OF CERTIFICATES TO WHICH THIS CERTIFICATE BELONGS, IS SUBORDINATE TO ONE OR MORE OTHER CLASSES OF CERTIFICATES OF THE

A-5-1

SAME SERIES, AS AND TO THE EXTENT PROVIDED IN THE AGREEMENT REFERRED TO HEREIN.

THIS CERTIFICATE HAS NOT BEEN REGISTERED OR QUALIFIED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR THE SECURITIES LAWS OF ANY STATE. ANY RESALE, TRANSFER OR OTHER DISPOSITION OF THIS CERTIFICATE WITHOUT SUCH REGISTRATION OR QUALIFICATION MAY BE MADE ONLY IN A TRANSACTION WHICH DOES NOT REQUIRE SUCH REGISTRATION OR QUALIFICATION AND IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.02 OF THE AGREEMENT REFERRED TO HEREIN.

THE HOLDER OF THIS CERTIFICATE BY ITS ACCEPTANCE HEREOF AGREES NOT TO OFFER, SELL OR OTHERWISE TRANSFER SUCH CERTIFICATE EXCEPT IN ACCORDANCE WITH ALL APPLICABLE STATE SECURITIES LAWS AND (A) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (B) FOR SO LONG AS THIS CERTIFICATE IS ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT (“RULE 144A”), TO A PERSON WHO THE SELLER REASONABLY BELIEVES IS A “QUALIFIED INSTITUTIONAL BUYER” AS DEFINED IN RULE 144A IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (C) IN AN OFFSHORE TRANSACTION COMPLYING WITH RULE 903 OR 904 OF REGULATION S UNDER THE SECURITIES ACT, (D) IN AN OFFSHORE TRANSACTION COMPLYING WITH RULE 903 OR 904 OF REGULATION S UNDER THE SECURITIES ACT, OR (E) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT IN EACH OF THE FOREGOING CASES TO THE COMPLETION AND DELIVERY BY THE TRANSFEROR TO THE TRUSTEE OF AN INVESTMENT REPRESENTATION LETTER.

THIS CERTIFICATE MAY NOT BE PURCHASED BY OR TRANSFERRED TO ANY PERSON WHICH IS AN EMPLOYEE BENEFIT PLAN SUBJECT TO TITLE I OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED (“ERISA”), OR A PLAN SUBJECT TO SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE “CODE”), OR ANY GOVERNMENTAL PLAN, AS DEFINED IN SECTION 3(32) OF ERISA, SUBJECT TO ANY FEDERAL, STATE OR LOCAL LAW WHICH IS, TO A MATERIAL EXTENT, SIMILAR TO THE FOREGOING PROVISIONS OF ERISA OR THE CODE (EACH, A “PLAN”), OR ANY PERSON ACTING ON BEHALF OF OR INVESTING THE ASSETS OF A PLAN.

FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE EVIDENCES THE “RESIDUAL INTEREST” IN A “REAL ESTATE MORTGAGE INVESTMENT CONDUIT” (A “REMIC”) AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE CODE. CONSEQUENTLY, THE TRANSFER OF THIS CERTIFICATE IS ALSO SUBJECT TO THE ADDITIONAL TAX RELATED TRANSFER RESTRICTIONS AS SET FORTH IN SECTION 5.02 OF THE AGREEMENT.  EACH TRANSFEREE OF THIS CERTIFICATE, BY ACCEPTANCE

A-5-2

HEREOF, IS DEEMED TO HAVE ACCEPTED THIS CERTIFICATE SUBJECT TO CERTAIN RESTRICTIONS ON TRANSFERABILITY IF ANY PERSON BECOMES THE REGISTERED HOLDER OF THIS CERTIFICATE IN VIOLATION OF SUCH TRANSFER RESTRICTIONS, SUCH REGISTRATION SHALL BE DEEMED TO BE OF NO LEGAL FORCE OR EFFECT WHATSOEVER AND SUCH PERSON SHALL NOT BE DEEMED TO BE A CERTIFICATEHOLDER FOR ANY PURPOSE HEREUNDER OR UNDER THE AGREEMENT REFERRED TO HEREIN, INCLUDING, BUT NOT LIMITED TO, THE RECEIPT OF DISTRIBUTIONS ON THIS CERTIFICATE.

This certifies that [____] is the registered owner of the Percentage Interest evidenced by this Certificate (as specified above) in that certain beneficial ownership interest in the Trust Fund evidenced by all the Certificates of the same Class as this Certificate. The Trust Fund was created and the Certificates were issued pursuant to a Pooling and Servicing Agreement, dated as specified above (the “Agreement”), among Banc of America Merrill Lynch Commercial Mortgage Inc., as Depositor, and the Master Servicer, the Special Servicer and the Trustee and REMIC Administrator identified above. To the extent not defined herein, the capitalized terms used herein have the respective meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

Pursuant to the terms of the Agreement, distributions will be made on the 10th day of each month or, if such 10th day is not a Business Day, the Business Day immediately following (each, a “Distribution Date”), commencing upon the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the “Record Date”), in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed pursuant to the Agreement on the applicable Distribution Date in respect of the Class of Certificates to which this Certificate belongs.  All distributions made under the Agreement in respect of this Certificate will be made by the Trustee by wire transfer in immediately available funds to the account of the Person entitled thereto at a bank or other entity having appropriate facilities therefor, if such Certificateholder shall have provided the Trustee with written wiring instructions no less than five (5) Business Days prior to the Record Date for such distribution (which wiring instructions may be in the form of a standing order applicable to all subsequent distributions as well), or otherwise by check mailed to the address of the Person entitled thereto, as such name and address appear in the Certificate Register. Notwithstanding the above, the final distribution in respect of this Certificate will be made after due notice by the Trustee of the pendency of such distribution and only upon presentation and surrender of this Certificate at the offices of the Certificate Registrar appointed as provided in the Agreement or such other location as may be specified in such notice.

The Certificates are limited in right of distribution to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. As provided in the Agreement, withdrawals from the Certificate Account, Distribution Account and, if established, the REO Account may be made from time to time for purposes other than, and, in certain cases, prior to, distributions to Certificateholders,

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such purposes including the reimbursement of advances made, or certain expenses incurred, with respect to the Mortgage Loans and the payment of interest on such advances and expenses.

The Certificates are issuable in fully registered form only without coupons in minimum denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, the Certificates are exchangeable for new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices of the Certificate Registrar, duly endorsed by, or accompanied by a written instrument of transfer in the form satisfactory to the Certificate Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

Each Person who has or who acquires any Ownership Interest in this Certificate shall be deemed by the acceptance or acquisition of such Ownership Interest to have agreed to be bound by the provisions of Section 5.02(d) of the Agreement and, if any purported Transferee shall become a Holder of this Certificate in violation of the provisions of such Section 5.02(d), to have irrevocably authorized the Trustee under clause (ii) of such Section 5.02(d) to deliver payments to a Person other than such Person and to have irrevocably authorized the Trustee under clause (ii) of such Section 5.02(d) to negotiate the terms of any mandatory disposition and to execute all instruments of transfer and to do all other things necessary in connection with any such disposition. Each Person holding or acquiring any Ownership Interest in this Certificate must be a Permitted Transferee and shall promptly notify the Master Servicer and the Trustee and REMIC Administrator of any change or impending change in its status as a Permitted Transferee. In connection with any proposed transfer of any Ownership Interest in this Certificate, the Certificate Registrar shall require delivery to it, and shall not register the transfer of this Certificate until its receipt of, an affidavit and agreement substantially in the form attached as Exhibit C-1 to the Agreement (a “Transfer Affidavit and Agreement”) from the proposed Transferee, in form and substance satisfactory to the Certificate Registrar, representing and warranting, among other things, that such Transferee is a Permitted Transferee, that it is not acquiring its Ownership Interest in this Certificate as a nominee, trustee or agent for any Person that is not a Permitted Transferee, that for so long as it retains its Ownership Interest in this Certificate, it will endeavor to remain a Permitted Transferee, and that it has reviewed the provisions of Section 5.02(d) of the Agreement and agrees to be bound by them. Notwithstanding the delivery of a Transfer Affidavit and Agreement by a proposed Transferee, if the Certificate Registrar has actual knowledge that the proposed Transferee is not a Permitted Transferee, the Certificate Registrar shall not register the Transfer of an Ownership Interest in this Certificate to such proposed Transferee.

Each Person holding or acquiring any Ownership Interest in this Certificate shall agree (x) to require a Transfer Affidavit and Agreement from any other Person to whom such Person attempts to transfer its Ownership Interest herein and (y) not to transfer its Ownership

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Interest herein unless it provides to the Certificate Registrar a certificate substantially in the form attached as Exhibit C-2 to the Agreement stating that, among other things, it has no actual knowledge that such other Person is not a Permitted Transferee.

A “Permitted Transferee” is any Transferee that is not a Plan or a Person acting on behalf of or using the assets of a Plan, a Disqualified Organization, a Non-United States Person or any Person the income of which is attributable to a foreign permanent establishment or fixed base, within the meaning of an applicable income tax treaty, of such Person or any other United States Person.

A “Disqualified Organization” is (i) the United States, any State or political subdivision thereof, any possession of the United States, or any agency or instrumentality of any of the foregoing (other than an instrumentality which is a corporation if all of its activities are subject to tax and, except for the Freddie Mac, a majority of whose board of directors is not selected by such governmental unit), (ii) a foreign government, any international organization, or any agency or instrumentality of any of the foregoing, (iii) any organization (other than certain farmers’ cooperatives described in Section 521 of the Code) which is exempt from the tax imposed by Chapter 1 of the Code (unless such organization is subject to the tax imposed by Section 511 of the Code on unrelated business taxable income), (iv) rural electric and telephone cooperatives described in Section 1381 of the Code and (v) any other Person so designated by the REMIC Administrator based upon an opinion of counsel that the holding of an Ownership Interest in a Residual Certificate by such Person may cause the Trust Fund or any Person having an Ownership Interest in any Class of Certificates (other than such Person) to incur a liability for any federal tax imposed under the Code that would not otherwise be imposed but for the Transfer of an Ownership Interest in a Residual Certificate to such Person. The terms “United States”, “State” and “international organization” shall have the meanings set forth in Section 7701 of the Code or successor provisions.

A “Non United States Person” is (a) any Person other than a United States Person or (b) any Person the income of which is attributable to a foreign permanent establishment or fixed base, within the meaning of an applicable income tax treaty, of such Person or any other United States Person.  A “United States Person” is a citizen or resident of the United States, a corporation or partnership (except to the extent provided in the applicable Treasury regulations) created or organized in, or under the laws of, the United States any State thereof or the District of Columbia, including an entity treated as a corporation or partnership for federal income tax purposes, or an estate whose income is subject to United States federal income tax regardless of its source, or a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more such U.S. Persons have the authority to control all substantial decisions of the trust (or, to the extent provided in applicable Treasury regulations, certain trusts in existence on August 20, 1996 that are eligible to elect to be treated as U.S. Persons).

No service charge will be imposed for any registration of transfer or exchange of Certificates, but the Trustee or the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

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Prior to due presentment of this Certificate for registration of transfer, the Depositor, the Master Servicer, the Special Servicer, the Trustee, the REMIC Administrator, the Certificate Registrar and any agents of any of them may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Master Servicer, the Special Servicer, the Trustee, the REMIC Administrator, the Certificate Registrar or any such agent shall be affected by notice to the contrary.

The Trust Fund and the obligations created by the Agreement shall terminate upon distribution (or provision for distribution) to the Certificateholders of all amounts held by or on behalf of the Trustee and required to be distributed to them pursuant to the Agreement following the earlier of (i) the purchase by the Majority Certificateholder of the Controlling Class (other than the Depositor or any Mortgage Loan Seller), the Master Servicer or the Special Servicer (in that order of priority) of all Mortgage Loans and each REO Property remaining in REMIC I, at a price determined as provided in the Agreement, and (ii) the final payment or other liquidation (or any Advance with respect thereto) of the last Mortgage Loan or REO Property remaining in REMIC I.  The Agreement permits, but does not require, any such Majority Certificateholder, the Master Servicer or the Special Servicer to purchase from the Trust Fund all Mortgage Loans and any REO Properties remaining therein.  The exercise of such right will effect early retirement of the Certificates; however, such right to purchase is subject to the aggregate Stated Principal Balance of the Mortgage Pool at the time of purchase being less than 1% of the Initial Pool Balance specified on the face hereof.

The Agreement permits, with certain exceptions therein provided, the amendment thereof, and the modification of the rights and obligations of the Depositor, the Master Servicer, the Special Servicer and the Trustee and REMIC Administrator thereunder and the rights of the Certificateholders thereunder, at any time by the Depositor, the Master Servicer, the Special Servicer and the Trustee and REMIC Administrator with the consent of the Holders of Certificates entitled to at least 51% of the Voting Rights allocated to the affected Classes. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain circumstances, including any amendment necessary to maintain the status of REMIC I or REMIC II as a REMIC, without the consent of the Holders of any of the Certificates.

Unless the certificate of authentication hereon has been executed by the Certificate Registrar, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

The registered Holder hereof, by its acceptance hereof, agrees that it will look solely to the Trust Fund (to the extent of its rights therein) for distributions hereunder.

This Certificate shall be construed in accordance with the internal laws of the State of New York that are applicable to agreements negotiated, made and to be performed in said State, and the obligations, rights and remedies of the Holder hereof shall be determined in accordance with such laws.

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IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.

[_____]
as Trustee

By:
Authorized Signatory

CERTIFICATE OF AUTHENTICATION

This is one of the Class R Certificates referred to in the within mentioned Agreement.

Dated:
[_____]
as Certificate Registrar

By:
Authorized Signatory

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SCHEDULE A

Date	Certificate Balance of Definitive Certificates exchanged or transferred for, or issued in exchange for or upon transfer of, an interest in this Book-Entry Certificate	Remaining Principal Amount of Book Entry Certificate	Notation Made By

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ASSIGNMENT

FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto __________________________________________________________ (please print or typewrite name and address including postal zip code of assignee) the beneficial ownership interest in the Trust Fund evidenced by the within Commercial Mortgage Pass-Through Certificate and hereby authorize(s) the registration of transfer of such interest to the above named assignee on the Certificate Register of the Trust Fund.

I (we) further direct the issuance of a new Commercial Mortgage Pass-Through Certificate of a like Percentage Interest and Class to the above named assignee and delivery of such Commercial Mortgage Pass-Through Certificate to the following address:________________   _______________________________________.

Signature by or on behalf of Assignor

Signature Guaranteed

DISTRIBUTION INSTRUCTIONS

The assignee should include the following for purposes of distribution:

Distributions shall, if permitted, be made by wire transfer or otherwise, in immediately available funds, to ____________ for the account of ____________________.

Distributions made by check (such check to be made payable to __________) and all applicable statements and notices should be mailed to ___________________.

This information is provided by _________________________, the assignee named above, or ________________________, as its agent.

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Exhibit A-6
Form of Class A-FL Certificate

CLASS A COMMERCIAL MORTGAGE
PASS-THROUGH CERTIFICATE,
SERIES [____]

[RULE 144A]1  [REG S]2  CERTIFICATE

This is one of a series of commercial mortgage pass-through certificates (collectively, the “Certificates”), issued in multiple classes (each, a “Class”), which series of Certificates evidences the entire beneficial ownership interest in a trust fund (the “Trust Fund”) consisting primarily of a pool (the “Mortgage Pool”) of multifamily and commercial mortgage loans (the “Mortgage Loans”), such pool being formed and sold by:

BANC OF AMERICA MERRILL LYNCH COMMERCIAL MORTGAGE INC.

Pass-Through Rate: Floating	Certificate Principal Balance of this Certificate as of the Issue Date: $[____]
Date of Pooling and Servicing Agreement: [_______] [__], 201[_]	Class Principal Balance of all the Class A-FL Certificates as of the Issue Date: $[____]
Cut-off Date: [_______] [__], 201[_]	Initial Pool Balance: $[____]
Issue Date: [_______] [__], 201[_]
First Distribution Date: [_______] [__], 201[_]
Master Servicer: [Bank of America, National Association]	Trustee and REMIC Administrator: [____]
Special Servicer: [____]
Certificate No.: A-FL-1	CUSIP No.: [____]

1 For Rule 144A Book-Entry Certificates only.

2 For Reg S Book-Entry Certificates only.

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UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST CORPORATION, A NEW YORK CORPORATION (“DTC”), TO THE DEPOSITOR, THE TRUSTEE, THE CERTIFICATE REGISTRAR OR ANY AGENT THEREOF FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN BANC OF AMERICA MERRILL LYNCH COMMERCIAL MORTGAGE INC., BANK OF AMERICA, NATIONAL ASSOCIATION, MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED OR [____] OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THIS CERTIFICATE NOR THE MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES OR ANY OTHER PERSON.

THE HOLDER OF THIS CERTIFICATE BY ITS ACCEPTANCE HEREOF AGREES NOT TO OFFER, SELL OR OTHERWISE TRANSFER SUCH CERTIFICATE EXCEPT IN ACCORDANCE WITH ALL APPLICABLE STATE SECURITIES LAWS AND (A) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (B) FOR SO LONG AS THIS CERTIFICATE IS ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT (“RULE 144A”), TO A PERSON WHO THE SELLER REASONABLY BELIEVES IS A “QUALIFIED INSTITUTIONAL BUYER” AS DEFINED IN RULE 144A IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (C) IN AN OFFSHORE TRANSACTION COMPLYING WITH RULE 903 OR 904 OF REGULATION S UNDER THE SECURITIES ACT, (D) TO AN INSTITUTIONAL “ACCREDITED INVESTOR” WITHIN THE MEANING OF RULE 501 (A)(1), (2), (3) OR (7) OF REGULATION D UNDER THE SECURITIES ACT IN A TRANSACTION EXEMPT FROM THE REGISTRATION REQUIREMENTS UNDER THE SECURITIES ACT, OR (E) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT IN EACH OF THE FOREGOING CASES TO THE COMPLETION AND DELIVERY BY THE TRANSFEROR TO THE TRUSTEE OF AN INVESTMENT REPRESENTATION LETTER.

FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE REPRESENTS A “REGULAR INTEREST” IN A “REAL ESTATE MORTGAGE INVESTMENT CONDUIT” (A “REMIC”) AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED.

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THE OUTSTANDING CERTIFICATE PRINCIPAL BALANCE HEREOF AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ABOVE.

This certifies that Cede & Co. is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the principal balance of this Certificate (its “Certificate Principal Balance”) as of the Issue Date by the aggregate principal balance of all the Certificates of the same Class as this Certificate (their “Class Principal Balance”) as of the Issue Date) in that certain beneficial ownership interest in the Trust Fund evidenced by all the Certificates of the same Class as this Certificate. The Trust Fund was created and the Certificates were issued pursuant to a Pooling and Servicing Agreement, dated as specified above (the “Agreement”), among Banc of America Merrill Lynch Commercial Mortgage Inc., as Depositor, the Master Servicer, the Special Servicer and the Trustee and REMIC Administrator identified above. To the extent not defined herein, the capitalized terms used herein have the respective meanings assigned in the Agreement.  This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

Pursuant to the terms of the Agreement, distributions will be made on the 10th day of each month or, if such 10th day is not a Business Day, the Business Day immediately following (each, a “Distribution Date”), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the “Record Date”), in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed pursuant to the Agreement on the applicable Distribution Date in respect of the Class of Certificates to which this Certificate belongs.  All distributions made under the Agreement in respect of this Certificate will be made by the Trustee by wire transfer in immediately available funds to the account of the Person entitled thereto at a bank or other entity having appropriate facilities therefor, if such Certificateholder shall have provided the Trustee with written wiring instructions no less than five (5) Business Days prior to the Record Date for such distribution (which wiring instructions may be in the form of a standing order applicable to all subsequent distributions as well), or otherwise by check mailed to the address of such Certificateholder appearing in the Certificate Register. Notwithstanding the above, the final distribution in respect of this Certificate (determined without regard to any possible future reimbursement of any Realized Loss or Additional Trust Fund Expense previously allocated to this Certificate) will be made after due notice by the Trustee of the pendency of such distribution and only upon presentation and surrender of this Certificate at the offices of the Certificate Registrar appointed as provided in the Agreement or such other location as may be specified in such notice. Also notwithstanding the foregoing, any distribution that may be made with respect to this Certificate in reimbursement of any Realized Loss or Additional Trust Fund Expense previously allocated to this Certificate, which reimbursement is to occur after the date on which this Certificate is surrendered as contemplated by the preceding sentence, will be made by check mailed to the address of the Holder that surrenders this Certificate as such address last appeared in the Certificate Register or to any such other address of which the Trustee is subsequently notified in writing.

Any distribution to the Holder of this Certificate in reduction of the Certificate Principal Balance hereof is binding on such Holder and all future Holders of this Certificate and

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any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such distribution is made upon this Certificate.

The Certificates are limited in right of distribution to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. As provided in the Agreement, withdrawals from the Certificate Account, the Distribution Account and, if established, the REO Account may be made from time to time for purposes other than, and, in certain cases, prior to, distributions to Certificateholders, such purposes including the reimbursement of advances made, or certain expenses incurred, with respect to the Mortgage Loans and the payment of interest on such advances and expenses.

The Certificates are issuable in fully registered form only without coupons in minimum denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, the Certificates are exchangeable for new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices of the Certificate Registrar, duly endorsed by, or accompanied by a written instrument of transfer in the form satisfactory to the Certificate Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

No service charge will be imposed for any registration of transfer or exchange of Certificates, but the Trustee or the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

For so long as this Certificate is registered in the name of Cede & Co., or in such other name as is requested by an authorized representative of DTC, transfers of interests in this Certificate shall be made through the book entry facilities of DTC.

Prior to due presentment of this Certificate for registration of transfer, the Depositor, the Master Servicer, the Special Servicer, the Trustee, the REMIC Administrator, the Certificate Registrar and any agents of any of them may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Master Servicer, the Special Servicer, the Trustee, the REMIC Administrator, the Certificate Registrar or any such agent shall be affected by notice to the contrary.

The Trust Fund and the obligations created by the Agreement shall terminate upon distribution (or provision for distribution) to the Certificateholders of all amounts held by or on behalf of the Trustee and required to be distributed to them pursuant to the Agreement following the earlier of (i) the purchase by the Majority Certificateholder of the Controlling Class (other than the Depositor or any Mortgage Loan Seller), the Master Servicer or the Special

A-6-4

Servicer (in that order of priority) of all Mortgage Loans and each REO Property remaining in REMIC I, at a price determined as provided in the Agreement, and (ii) the final payment or other liquidation (or any Advance with respect thereto) of the last Mortgage Loan or REO Property remaining in REMIC I.  The Agreement permits, but does not require, any such Majority Certificateholder, the Master Servicer or the Special Servicer to purchase from the Trust Fund all Mortgage Loans and any REO Properties remaining therein.  The exercise of such right will effect early retirement of the Certificates; however, such right to purchase is subject to the aggregate Stated Principal Balance of the Mortgage Pool at the time of purchase being less than 1% of the Initial Pool Balance specified on the face hereof.

The Agreement permits, with certain exceptions therein provided, the amendment thereof, and the modification of the rights and obligations of the Depositor, the Master Servicer, the Special Servicer and the Trustee and REMIC Administrator thereunder and the rights of the Certificateholders thereunder, at any time by the Depositor, the Master Servicer, the Special Servicer and the Trustee and REMIC Administrator with the consent of the Holders of Certificates entitled to at least 51% of the Voting Rights allocated to the affected Classes. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain circumstances, including any amendment necessary to maintain the status of REMIC I or REMIC II as a REMIC, without the consent of the Holders of any of the Certificates.

Unless the certificate of authentication hereon has been executed by the Certificate Registrar, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

The registered Holder hereof, by its acceptance hereof, agrees that it will look solely to the Trust Fund (to the extent of its rights therein) for distributions hereunder.

This Certificate shall be construed in accordance with the internal laws of the State of New York that are applicable to agreements negotiated, made and to be performed in said State, and the obligations, rights and remedies of the Holder hereof shall be determined in accordance with such laws.

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IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.

[_____]
as Trustee

By:
Authorized Signatory

CERTIFICATE OF AUTHENTICATION

This is one of the Class A-FL Certificates referred to in the within mentioned Agreement.

Dated:
[_____]
as Certificate Registrar

By:
Authorized Signatory

A-6-6

ASSIGNMENT

FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto __________________________________________________________ (please print or typewrite name and address including postal zip code of assignee) the beneficial ownership interest in the Trust Fund evidenced by the within Commercial Mortgage Pass-Through Certificate and hereby authorize(s) the registration of transfer of such interest to the above named assignee on the Certificate Register of the Trust Fund.

I (we) further direct the issuance of a new Commercial Mortgage Pass-Through Certificate of a like Percentage Interest and Class to the above named assignee and delivery of such Commercial Mortgage Pass-Through Certificate to the following address:________________   _______________________________________.

Signature by or on behalf of Assignor

Signature Guaranteed

DISTRIBUTION INSTRUCTIONS

The assignee should include the following for purposes of distribution:

Distributions shall, if permitted, be made by wire transfer or otherwise, in immediately available funds, to ____________ for the account of ____________________.

Distributions made by check (such check to be made payable to __________) and all applicable statements and notices should be mailed to ___________________.

This information is provided by _________________________, the assignee named above, or ________________________, as its agent.

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EXHIBIT B

FORM OF INVESTMENT REPRESENTATION LETTER

[____]
[____]
[____]
Attn: [___] – Banc of America Merrill Lynch Commercial Mortgage Inc., Commercial Mortgage Pass-Through Certificates, Series [____]

Banc of America Merrill Lynch Commercial Mortgage Inc.
Bank of America Tower
One Bryant Park
New York, New York 10036

Re:	Transfer of Banc of America Merrill Lynch Commercial Mortgage Inc. Commercial Mortgage Pass-Through Certificates, Series [____]

Ladies and Gentlemen:

This letter is delivered pursuant to Section 5.02 of the Pooling and Servicing Agreement dated as of [____ __, ___] (the “Pooling and Servicing Agreement”), by and among Banc of America Merrill Lynch Commercial Mortgage Inc., as Depositor, [Bank of America, National Association], as Master Servicer, [____], as Special Servicer, and [____], as Trustee and REMIC Administrator, on behalf of the holders of Banc of America Merrill Lynch Commercial Mortgage Inc. Commercial Mortgage Pass-Through Certificates, Series [____] (the “Certificates”), in connection with the transfer by _________________ (the “Seller”) to the undersigned (the “Purchaser”) of $_______________ aggregate Certificate Balance of Class ___ Certificates (the “Certificate”).  Capitalized terms used and not otherwise defined herein shall have the respective meanings ascribed to such terms in the Pooling and Servicing Agreement.

In connection with such transfer, the Purchaser hereby represents and warrants to you and the addressees hereof as follows:

(a)           Check one of the following:*

☐           The Purchaser is an institutional “accredited investor” (an entity meeting the requirements of Rule 501(a)(1), (2), (3) or (7) of Regulation D under the Securities Act of 1933, as amended (the “1933 Act”)) and has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of its investment in the Certificates, and the Purchaser and any accounts for which it is acting are each able to bear the economic risk of the Purchaser’s or such account’s investment.  The Purchaser is acquiring the Certificates purchased by it for its own account or for one or more accounts (each of which is an

* Each Purchaser must include one of the following two alternative certifications.

“institutional accredited investor”) as to each of which the Purchaser exercises sole investment discretion.  The Purchaser hereby undertakes to reimburse the Trust Fund for any costs incurred by it in connection with this transfer.

☐           The Purchaser is a “qualified institutional buyer” within the meaning of Rule 144A (“Rule 144A”) promulgated under the Securities Act of 1933, as amended (the “1933 Act”).  The Purchaser is aware that the transfer is being made in reliance on Rule 144A, and the Purchaser has had the opportunity to obtain the information required to be provided pursuant to paragraph (d)(4)(i) of Rule 144A.

(b)           The Purchaser’s intention is to acquire the Certificate (a) for investment for the Purchaser’s own account or (b) for resale (i) to “qualified institutional buyers” in transactions under Rule 144A, and not in any event with the view to, or for resale in connection with, any distribution thereof, or (ii) (other than with respect to the Residual Certificates) to institutional “accredited investors” meeting the requirements of Rule 501(a)(1), (2), (3) or (7) of Regulation D promulgated under the 1933 Act and applicable state securities laws, pursuant to any other exemption from the registration requirements of the 1933 Act and applicable state securities laws, subject in the case of this clause (ii) to (w) the receipt by the Certificate Registrar of a letter substantially in the form hereof, (x) the receipt by the Certificate Registrar of an opinion of counsel acceptable to the Certificate Registrar that such reoffer, resale, pledge or transfer is in compliance with the 1933 Act, (y) the receipt by the Certificate Registrar of such other evidence acceptable to the Certificate Registrar that such reoffer, resale, pledge or transfer is in compliance with the 1933 Act and other applicable laws and (z) a written undertaking to reimburse the Trust for any costs incurred by it in connection with the proposed transfer.  The Purchaser understands that the Certificate (and any subsequent Certificate) has not been registered under the 1933 Act, by reason of a specified exemption from the registration provisions of the 1933 Act which depends upon, among other things, the bona fide nature of the Purchaser’s investment intent (or intent to resell to only certain investors in certain exempted transactions) as expressed herein.

(c)           The Purchaser has reviewed the Private Placement Memorandum relating to the Certificates (the “Private Placement Memorandum”) and the agreements and other materials referred to therein and has had the opportunity to ask questions and receive answers concerning the terms and conditions of the transactions contemplated by the Private Placement Memorandum.

(d)           The Purchaser acknowledges that the Certificate (and any Certificate issued on transfer or exchange thereof) has not been registered or qualified under the 1933 Act or the securities laws of any State or any other jurisdiction, and that the Certificate cannot be resold unless it is registered or qualified thereunder or unless an exemption from such registration or qualification is available.

(e)           The Purchaser hereby undertakes to be bound by the terms and conditions of the Pooling and Servicing Agreement in its capacity as an owner of a Certificate or Certificates, as the case may be (each, a “Certificateholder”), in all respects as if it were a signatory thereto.  This undertaking is made for the benefit of the Trust, the Certificate Registrar and all Certificateholders present and future.

(f)           The Purchaser will not sell or otherwise transfer any portion of the Certificate or Certificates, except in compliance with Section 5.02 of the Pooling and Servicing Agreement.

(g)           Check one of the following:*

☐           The Purchaser is a U.S. Tax Person (as defined below) and it has attached hereto an Internal Revenue Service (“IRS”) Form W-9 (or successor form).

☐           The Purchaser is not a “U.S. Tax Person” and under applicable law in effect on the date hereof, no taxes will be required to be withheld by the Certificate Registrar (or its agent) with respect to distributions to be made on the Certificate.  The Purchaser has attached hereto [(i) a duly executed IRS Form W-8BEN (or successor form), which identifies such Purchaser as the beneficial owner of the Certificate and states that such Purchaser is not a U.S. Tax Person, (ii) two duly executed copies of IRS Form W-8IMY (with all appropriate attachments) or (iii)]** two duly executed copies of IRS Form W-8ECI (or successor form), which identify such Purchaser as the beneficial owner of the Certificate and state that interest and original issue discount on the Certificate and Permitted Investments is, or is expected to be, effectively connected with a United States trade or business.  The Purchaser agrees to provide to the Certificate Registrar an updated IRS [Form W-8BEN, IRS Form W-8IMY or]** IRS Form W-8ECI, as the case may be, any applicable successor IRS forms, or such other certifications as the Certificate Registrar may reasonably request, on or before the date that any such IRS form or certification expires or becomes obsolete, or promptly after the occurrence of any event requiring a change in the most recent IRS form of certification furnished by it to the Certificate Registrar.

For this purpose, “U.S. Tax Person” means a citizen or resident of the United States for United States federal income tax purposes, a corporation or partnership (except to the extent provided in applicable Treasury regulations) created or organized in or under the laws of the United States, any State thereof or the District of Columbia, including any entity treated as a corporation or partnership for federal income tax purposes, an estate the income of which is subject to United States federal income taxation regardless of its source, or a trust if a court within the United States is able to exercise primary supervision over the administration of such trust, and one or more United States fiduciaries have the authority to control all substantial decisions of such trust (or, to the extent provided in applicable Treasury regulations, certain trusts in existence on August 20, 1996 which are eligible to elect to be treated as U.S. Tax Persons).

(h)           Please make all payments due on the Certificates:***

* Each Purchaser must include one of the two alternative certifications.

** Omit for Class R-I and Class R-II.

*** Only to be filled out by Purchasers of Definitive Certificates.  Please select (A) or (B).  For holders of Definitive Certificates, wire transfers are only available if such holder’s Definitive Certificates have an aggregate Certificate Balance or Notional Amount, as applicable, of at least U.S. $5,000,000.

☐           (A)           by wire transfer to the following account at a bank or entity in New York, New York, having appropriate facilities therefor:

Bank:           _________________________________________

ABA#:                      _________________________________________

Account #:                      ___________________________________

Attention:                      ___________________________________

☐           (B)           by mailing a check or draft to the following address:

________________________________________________

________________________________________________

________________________________________________

Very truly yours,

[The Purchaser]

By:
Name:
Title:

Dated:

EXHIBIT C-1

FORM OF TRANSFER AFFIDAVIT AND AGREEMENT
PURSUANT TO SECTION 5.02(d)(i)(B)

STATE OF	)
) participation:
COUNTY OF	)

[NAME OF OFFICER], being first duly sworn, deposes and says that:

(a)           He/She is the [Title of Officer] of [Name of Prospective Transferee] (the prospective transferee (the “Transferee”) of a Banc of America Merrill Lynch Commercial Mortgage Inc., Class R Commercial Mortgage Pass-Through Certificate, Series [____], evidencing a ____% Percentage Interest in the Class to which it belongs (the “Residual Certificate”)), a __________________________________ duly organized and validly existing under the laws of [the State of ____] [the United States], on behalf of which he/she makes this affidavit. Capitalized terms used but not defined herein have the respective meanings assigned thereto in the Pooling and Servicing Agreement pursuant to which the Residual Certificate was issued (the “Pooling and Servicing Agreement”).

(b)           The Transferee (i) is [and, as of [date of transfer], will be] a “Permitted Transferee” and will endeavor to remain a “Permitted Transferee” for so long as it holds the Residual Certificate, and (ii) is acquiring the Residual Certificate for its own account or for the account of another prospective transferee from which it has received an affidavit in substantially the same form as this affidavit. A “Permitted Transferee” is any person other than a “disqualified organization” or a “non United States person”. (For this purpose: (i) a “disqualified organization” means the United States or a possession thereof, any state or political subdivision thereof, any agency or instrumentality of any of the foregoing (other than an instrumentality, all of the activities of which are subject to tax and, except for the Federal Home Loan Mortgage Corporation, a majority of whose board of directors is not selected by any such governmental entity) or any foreign government, international organization or any agency or instrumentality of such foreign government or organization, any rural electric or telephone cooperative, or any organization (other than certain farmers’ cooperatives) that is generally exempt from federal income tax (unless such organization is subject to the tax on unrelated business taxable income); and (ii) a “non United States person” is any person other than a “United States person”.  A “United States person” is a citizen or resident of the United States, a corporation or partnership created or organized in, or under the laws of, the United States, any state or the District of Columbia, including any entity treated as a corporation or partnership for federal income tax purposes, or an estate whose income is subject to United States federal income tax regardless of its source, or a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States persons have the authority to control all substantial decisions of the trust, all within the meaning of Section 7701(a)(30) of the Code.)

C-1-1

(c)           The Transferee is aware (i) of the tax that would be imposed on transfers of the Residual Certificate to “disqualified organizations” under the Internal Revenue Code of 1986, as amended; (ii) that such tax would be imposed on the transferor, or, if such transfer is through an agent (which person includes a broker, nominee or middleman) for a “disqualified organization”, on the agent; (iii) that the person otherwise liable for the tax shall be relieved of liability for the tax if the transferee furnishes to such person an affidavit that the transferee is not a “disqualified organization” and, at the time of transfer, such person does not have actual knowledge that the affidavit is false; and (iv) that the Residual Certificate may be a “non-economic residual interest” within the meaning of Treasury Regulations Section 1.860E-1(c) and that the transferor of a “non-economic residual interest” will remain liable for any taxes due with respect to the income on such residual interest, unless no significant purpose of the transfer is to enable the transferor to impede the assessment or collection of tax.

(d)           The Transferee is aware of the tax imposed on a “pass-through entity” holding the Residual Certificate if at any time during the taxable year of the pass-through entity a “disqualified organization” is the record holder of an interest in such entity. (For this purpose, a “pass-through entity” includes a regulated investment company, a real estate investment trust or common trust fund, a partnership, trust or estate, and certain cooperatives.)

(e)           The Transferee is aware that the Certificate Registrar will not register any transfer of the Residual Certificate by the Transferee unless the Transferee’s transferee, or such transferee’s agent, delivers to the Certificate Registrar, among other things, an affidavit and agreement in substantially the same form as this affidavit and agreement. The Transferee expressly agrees that it will not consummate any such transfer if it knows or believes that any representation contained in such affidavit and agreement is false.

(f)           The Transferee consents to any additional restrictions or arrangements that shall be deemed necessary upon advice of counsel to constitute a reasonable arrangement to ensure that the Residual Certificate will only be owned, directly or indirectly, by a Permitted Transferee.

(g)           The Transferee’s taxpayer identification number is ______________.

(h)           The Transferee has reviewed the provisions of Section 5.02(d) of the Pooling and Servicing Agreement, a description of which provisions is set forth in the Residual Certificate (in particular, clause (ii) of Section 5.02(d) which authorizes the Trustee to deliver payments on the Residual Certificate to a person other than the Transferee, in the event that the Transferee holds such Residual Certificate in violation of Section 5.02(d)), and the Transferee expressly agrees to be bound by and to comply with such provisions.

(i)           No purpose of the Transferee relating to its purchase or any sale of the Residual Certificate is or will be to impede the assessment or collection of any tax.

C-1-2

(j)           The Transferee hereby represents to and for the benefit of the transferor that the Transferee intends to pay any taxes associated with holding the Residual Certificate as they become due, fully understanding that it may incur tax liabilities in excess of any cash flows generated by the Residual Certificate.

(k)           The Transferee will, in connection with any transfer that it makes of the Residual Certificate, deliver to the Certificate Registrar a representation letter substantially in the form of Exhibit C-2 to the Pooling and Servicing Agreement in which it will represent and warrant, among other things, that it is not transferring the Residual Certificate to impede the assessment or collection of any tax and that it has at the time of such transfer conducted a reasonable investigation of the financial condition of the proposed transferee as contemplated by Treasury Regulations Section 1.860E-1(c)(4)(i) and has satisfied the requirements of such provision.

(l)           The Transferee will not cause income to be attributable to a foreign permanent establishment or fixed base, within the meaning of an applicable income tax treaty, of the Transferee or any other United States person.

(m)           Check the applicable box:

☐           The present value of the anticipated tax liabilities associated with holding the Residual Certificate does not exceed the sum of:

(i)       the present value of  any consideration given to the Transferee to acquire such Residual Certificate;

(ii)       the present value of the expected future distributions on such Residual Certificate; and

(iii)       the present value of the anticipated tax savings associated with holding such Residual Certificate as the related REMIC generates losses.

For purposes of this calculation, (i) the Transferee is assumed to pay tax at the highest rate currently specified in Section 11(b) of the Code (but the tax rate in Section 55(b)(1)(B) of the Code may be used in lieu of the highest rate specified in Section 11(b) of the Code if the Transferee has been subject to the alternative minimum tax under Section 55 of the Code in the preceding two years and will compute its taxable income in the current taxable year using the alternative minimum tax rate) and (ii) present values are computed using a discount rate equal to the short-term Federal rate prescribed by Section 1274(d) of the Code for the month of the transfer and the compounding period used by the Transferee.

☐           The transfer of the Residual Certificate complies with U.S. Treasury Regulations Sections 1.860G-1(c)(5) and (6) and, accordingly,

(i)       the Transferee is an “eligible corporation,” as defined in U.S. Treasury Regulations Section 1.860E-1(c)(6)(i), as to which income from the Residual Certificate will only be taxed in the United States;

C-1-3

(ii)       at the time of the transfer, and at the close of the Transferee’s two fiscal years preceding the year of the transfer, the Transferee had gross assets for financial reporting purposes (excluding any obligation of a person related to the Transferee within the meaning of U.S. Treasury Regulations Section 1.860E-1(c)(6)(ii)) in excess of $100 million and net assets in excess of $10 million;

(iii)       the Transferee will transfer the Residual Certificate only to another “eligible corporation,” as defined in U.S. Treasury Regulations Section 1.860E-1(c)(6)(i), in a transaction that satisfies the requirements of U.S. Treasury Regulations Sections 1.860G-1(c)(4)(i), (ii) and (iii) and 1.860E-1(c)(5); and

(iv)       the Transferee determined the consideration paid to it to acquire the Residual Certificate based on reasonable market assumptions (including, but not limited to, borrowing and investment rates, prepayment and loss assumptions, expense and reinvestment assumptions, tax rates and other factors specific to the Transferee) that it has determined in good faith.

☐           None of the above.

C-1-4

IN WITNESS WHEREOF, the Transferee has caused this instrument to be executed on its behalf, pursuant to the authority of its Board of Directors, by its [Title of Officer] and its corporate seal to be hereunto attached, attested by its [Assistant] Secretary, this ___ day of __________, 20__.

[NAME OF TRANSFEREE]

By:
[Name of Officer]
[Title of Officer]

[Corporate Seal]

ATTEST:

[Assistant] Secretary

Personally appeared before me the above named [Name of Officer], known or proved to me to be the same person who executed the foregoing instrument and to be the [Title of Officer] of the Transferee, and acknowledged to me that he/she executed the same as his/her free act and deed and the free act and deed of the Transferee

Subscribed and sworn before me this ___ day of ______________, 20__.

NOTARY PUBLIC

COUNTY OF _____________
STATE OF ______________
My Commission expires the ______________
day of _______________, 20__.

C-1-5

EXHIBIT C-2

FORM OF TRANSFEROR CERTIFICATE
PURSUANT TO SECTION 5.02(d)(i)(D)

__________________, 20___
[____]
[____]
[____]
  Attn:  [__] – Banc of America Merrill Lynch Commercial Mortgage Inc. Commercial Mortgage Pass-Through Certificates, Series [____]

Re:	Banc of America Merrill Lynch Commercial Mortgage Inc., Commercial Mortgage Pass-Through Certificates, Series [____], Class R, evidencing a __% percentage interest in the Class to which it belongs

Dear Sirs:

This letter is delivered to you in connection with the transfer by _____________ (the “Transferor”) to ____________________ (the “Transferee”) of the captioned Class R Certificate (the “Residual Certificate”), pursuant to Section 5.02 of the Pooling and Servicing Agreement (the “Pooling and Servicing Agreement”), dated as of [____ __, ___], by and among Banc of America Merrill Lynch Commercial Mortgage Inc., as Depositor, [Bank of America, National Association], as Master Servicer, [____], as Special Servicer, and [____], as Trustee and REMIC Administrator.  All terms used herein and not otherwise defined shall have the respective meanings set forth in the Pooling and Servicing Agreement. The Transferor hereby represents and warrants to you, as Certificate Registrar, that:

(a)           No purpose of the Transferor relating to the transfer of the Residual Certificate by the Transferor to the Transferee is or will be to impede the assessment or collection of any tax.

(b)           The Transferor understands that the Transferee has delivered to you a Transfer Affidavit and Agreement in the form attached to the Pooling and Servicing Agreement as Exhibit C-1. The Transferor does not know or believe that any representation contained therein is false.

(c)           The Transferor has at the time of this transfer conducted a reasonable investigation of the financial condition of the Transferee as contemplated by Treasury Regulations Section 1.860E-1(c)(4)(i) and, as a result of that investigation, the Transferor has determined that the Transferee has historically paid its debts as they became due and has found no significant evidence to indicate that the Transferee will not continue to pay its debts as they become due in the future. The Transferor understands that the transfer of the Residual Certificate may not be respected for United States federal income tax purposes (and the Transferor may continue to be liable for United States federal income taxes associated therewith) unless the Transferor has conducted such an investigation.

C-2-1

Very truly yours,

(Transferor)

By:
Name:
Title:

C-2-2

EXHIBIT D

REQUEST FOR RELEASE

____________________, 20___
[____]
[____]
[____]
Attn: [__] – Banc of America Merrill Lynch Commercial Mortgage Inc. Commercial Mortgage Pass-Through Certificates, Series [____]

In connection with the administration of the Mortgage Files held by or on behalf of you as Trustee under that certain Pooling and Servicing Agreement dated as of [____ __, ___] (the “Pooling and Servicing Agreement”), by and among Banc of America Merrill Lynch Commercial Mortgage Inc., as Depositor, [Bank of America, National Association], as Master Servicer, [____], as Special Servicer, and [____], as Trustee and REMIC Administrator, the undersigned hereby requests a release of the Mortgage File (or the portion thereof specified below) held by or on behalf of you as Trustee with respect to the following described Mortgage Loan for the reason indicated below.

Property Name:____________________________________

Address:_________________________________________

Prospectus No.:____________________________________

If only particular documents in the Mortgage File are requested, please specify which: __________________________________________________________________________

Reason for requesting file (or portion thereof):

______                      (a)           Mortgage Loan paid in full.  The undersigned hereby certifies that all amounts received in connection with the Mortgage Loan that are required to be credited to the Certificate Account pursuant to the Pooling and Servicing Agreement, have been or will be so credited.

______                      (b)           The Mortgage Loan is being foreclosed.

______                      (c)           Other.  (Describe)

D-1

The undersigned acknowledges that the above Mortgage File (or requested portion thereof) will be held by the undersigned in accordance with the provisions of the Pooling and Servicing Agreement and will be returned to you or your designee within ten (10) days of our receipt thereof, unless the Mortgage Loan has been paid in full, in which case the Mortgage File (or such portion thereof) will be retained by us permanently, or unless the Mortgage Loan is being foreclosed, in which case the Mortgage File (or such portion thereof) will be returned when no longer required by us for such purpose.

Capitalized terms used but not defined herein shall have the meanings ascribed to them in the Pooling and Servicing Agreement.

[BANK OF AMERICA, NATIONAL ASSOCIATION]

By:
Name:
Title:
Phone:

[____]

By:
Name:
Title:
Phone:
Please deliver the Mortgage File as follows:
___________________________________
___________________________________
___________________________________
Attention:  __________________________
Phone:   ____________________________

D-2

EXHIBIT E

FORM OF ERISA REPRESENTATION LETTER

[____]
[____]
[____]
  Attn:  [__] – Banc of America Merrill Lynch Commercial Mortgage Inc. Commercial Mortgage Pass-Through Certificates, Series [____]

Banc of America Merrill Lynch Commercial Mortgage Inc.
Bank of America Tower
One Bryant Park
New York, New York 10036

Re:	Transfer of Banc of America Merrill Lynch Commercial Mortgage Inc., Commercial Mortgage Pass-Through Certificates, Series [____]

Ladies and Gentlemen:

The undersigned (the “Purchaser”) proposes to purchase $____________ initial Certificate Balance of Banc of America Merrill Lynch Commercial Mortgage Inc. Commercial Mortgage Pass-Through Certificates, Series [____], Class __ (the “Certificate”) issued pursuant to that Pooling and Servicing Agreement, dated as of [____ __, ___] (the “Pooling and Servicing Agreement”), by and among Banc of America Merrill Lynch Commercial Mortgage Inc., as Depositor, [Bank of America, National Association], as Master Servicer, [____], as Special Servicer, and [____], as Trustee and REMIC Administrator.  Capitalized terms used and not otherwise defined herein have the respective meanings ascribed to such terms in the Pooling and Servicing Agreement.

In connection with such transfer, the undersigned hereby represents and warrants to you as follows:

1.           The Purchaser either is not (a) an employee benefit plan subject to the fiduciary responsibility provisions of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”) or a plan subject to Section 4975 of the Internal Revenue Code of 1986, as amended (the “Code”), or a governmental plan (as defined in Section 3(32) of ERISA) subject to any federal, state or local law (“Similar Law”) which is, to a material extent, similar to the foregoing provisions of ERISA or the Code (each a “Plan”) or (b) a person acting on behalf of or using the assets of any such Plan (including an entity whose underlying assets include Plan assets by reason of investment in the entity by any such Plan and the application of Department of Labor Regulation § 2510.3-101), other than (except with respect to the Residual Certificates) an insurance company using the assets of its general account under circumstances whereby the

E-1

purchase and holding of Offered Private Certificates by such insurance company would be exempt from the prohibited transaction provisions of ERISA and the Code under both Sections I and III of Prohibited Transaction Class Exemption 95-60, or (except with respect to the Residual Certificates) will deliver the opinion contemplated by 3 below.

2.           Except for the  Residual Certificates (which may not transferred unless the Purchaser can make the representation described in 1 above), the Purchaser is purchasing Certificates, which at the time of purchase are rated “BBB-” or better by at least one of Fitch, Inc., Standard & Poor’s Ratings Services, Moody’s Investors Service, Inc., DBRS Limited or DBRS, Inc., and the Purchaser (a) is purchasing the Certificates pursuant to Prohibited Transaction Exemption 93-31 as amended by Prohibited Transaction Exemption 2007-5 and (b) is an “accredited investor” as defined in Rule 501(a)(1) of Regulation D of the Securities and Exchange Commission under the Securities Act of 1933, as amended.

3.           Except for the Residual Certificates (which may not transferred unless the Purchaser can make the representation described in 1 above), the Purchaser understands that if the Purchaser is a Person referred to in 1(a) or (b) above and cannot make the representation in 2 above, such Purchaser is required to provide to the Certificate Registrar an opinion of counsel in form and substance satisfactory to the Certificate Registrar and the Depositor to the effect that the acquisition and holding of such Certificate by such purchaser or transferee will not constitute or result in a non-exempt “prohibited transaction” within the meaning of ERISA, Section 4975 of the Code or any Similar Law, and will not subject the Trustee, the Certificate Registrar, the Master Servicer, the Special Servicer, the Placement Agent or the Depositor to any obligation or liability (including obligations or liabilities under ERISA, Section 4975 of the Code or any such Similar Law) in addition to those set forth in the Pooling and Servicing Agreement, which Opinion of Counsel will not be at the expense of the Depositor, the Master Servicer, the Special Servicer, the Trustee, the Placement Agent, the Certificate Registrar or the Trust Fund.

IN WITNESS WHEREOF, the Purchaser hereby executes this ERISA Representation Letter on the ___th day of _____, ____.

Very truly yours,

[The Purchaser]

By:
Name:
Title:

E-2

EXHIBIT F

FORM OF CUSTODIAL CERTIFICATION

[Date]

Banc of America Merrill Lynch Commercial Mortgage Inc.,
as Depositor
Bank of America Tower
One Bryant Park
New York, New York 10036
Attention:  [____]

Re:
Pooling and Servicing Agreement dated as of [____ __, ___] (the “Agreement”) by and among Banc of America Merrill Lynch Commercial Mortgage Inc. as Depositor, [Bank of America, National Association], as Master Servicer, [____], as Special Servicer, and [____], as Trustee and REMIC Administrator, for the Certificateholders of Commercial Mortgage Pass-Through Certificates, Series [____]

Ladies and Gentlemen:

Pursuant to Section 2.02(b) of the above referenced Agreement, the Trustee hereby certifies as to each Mortgage Loan listed on the Mortgage Loan Schedule (other than any Mortgage Loan paid in full), and except as specifically identified in the exception report annexed hereto, (i) all documents specified in the definition of “Mortgage File” are in its possession or the possession of a Custodian on its behalf, or each Mortgage Loan Seller has otherwise satisfied the delivery requirements in respect of such documents in accordance with Section 2.01(b) and (ii) all documents received by it or any Custodian in respect of such Mortgage Loan have been reviewed by it or by a Custodian on its behalf and appear regular on their face, appear to be executed, and relate to such Mortgage Loan.

None of the Trustee, the Master Servicer, the Special Servicer or any Custodian is under any duty or obligation (i) to determine whether any of the documents specified in clauses (iii), (v), (vi) and (viii) through (xii) of the definition of “Mortgage File” exist or are required to be delivered by the Mortgage Loan Seller in respect of any Mortgage Loan, or (ii) to inspect, review or examine any of the documents, instruments, certificates or other papers relating to the Mortgage Loans delivered to it to determine that the same are valid, legal, effective, genuine, binding, enforceable, sufficient or appropriate for the represented purpose or that they are other than what they purport to be on their face.  Notwithstanding the foregoing, with respect to Letters of Credit referenced in clause (xii) of the definition of “Mortgage File” the Trustee shall perform the review set forth in Section 2.02(b)(iii)(A)-(C) of the Agreement.  Furthermore, except as expressly provided in Section 2.02(b) of the Agreement, none of the Trustee, the Master Servicer, the Special Servicer or any Custodian shall have any responsibility for determining whether the text of any assignment or endorsement is in proper or recordable form, whether the requisite recording of any document is in accordance with the requirements of any applicable jurisdiction, or whether a blanket assignment is permitted in any applicable jurisdiction.

F-1

Any terms used herein and not defined shall have the respective meaning assigned to them in the Agreement.

Respectfully,

[Name]
[Title]

cc:           [____], Assistant General Counsel, Bank of America Corporation

F-2

EXHIBIT G

G-1

EXHIBIT H

FORM OF REQUEST FOR REVIEW

__________________, 20_____
[____]
[____]
[____]
  Attn:  [___] – Banc of America Merrill Lynch Commercial Mortgage Inc., Commercial Mortgage Pass-Through Certificates, Series [____]

Re:
Pooling and Servicing Agreement dated as of [____ __, ___] (the “Agreement”) by and among Banc of America Merrill Lynch Commercial Mortgage Inc., as Depositor, [Bank of America, National Association], as Master Servicer, [____], as Special Servicer, and [____], as Trustee and REMIC Administrator, for the Certificateholders of Commercial Mortgage Pass-Through Certificates, Series [____]

Ladies and Gentlemen:

Pursuant to Section 2.02(b) of the above referenced Agreement, [_________________] requests a review of the following Mortgage file:

Property Name:           ________________________________________

Property Address:      ________________________________________

Loan Number:              ________________________________________

The results of such review should be returned to [___________________] at the following address:

________________________________

________________________________

________________________________

Phone:      __________________________

Fax:           __________________________

H-1

EXHIBIT I

FORM OF NOTICE REGARDING PURCHASE OPTION EXERCISE

[Letterhead of Master Servicer]

[Date]

[Option Holder]

Re:	Banc of America Merrill Lynch Commercial Mortgage Inc., Commercial Mortgage Pass-Through Certificates, Series [____]

Ladies and Gentlemen:

You are the holder of an assignable option (the “Purchase Option”) to purchase Mortgage Loan number ____ from the Trust Fund, pursuant to Section 3.18 of the pooling and servicing agreement (the “Pooling and Servicing Agreement”) dated as of [____ __, ___], by and among Banc of America Merrill Lynch Commercial Mortgage Inc., as depositor, [Bank of America, National Association], as Master Servicer, [____], as Special Servicer, and [____], as Trustee and REMIC Administrator.  Capitalized terms used herein and not otherwise defined shall have the meaning set forth in the Pooling and Servicing Agreement.

This notice is to inform you that the exercise of your Purchase Option in respect of Mortgage Loan number ___, pursuant to your Purchase Option Notice dated _________, a copy of which is attached hereto, is effective.  Pursuant to Section 3.18(d) of the Pooling and Servicing Agreement and your Purchase Option Notice, closing of [your] [_________’s] acquisition of Mortgage Loan number ___ shall occur within ten (10) Business Days of your receipt of this notice, at the place and in the manner described below.

[Describe closing mechanics.  Describe documents or instruments required to be prepared by Option Holder in connection with assignment and release of the related Mortgage Loan.]

Upon payment of the Option Price, Mortgage Loan number ___ and the related Mortgaged Property will be released and the related Mortgage Loan File will be delivered to [you] [__________] or at [your] [_________’s] direction.

Drafts of such instruments of transfer or assignment, in each case without recourse, reasonably necessary to vest in [you] or [________] the ownership of Mortgage Loan ____, together with [describe other documents or instruments reasonably required to consummate the purchase] should be delivered to [____________] for review as soon as is practicable.

[Provide Master Servicer contact information.]

I-1

Please acknowledge receipt of this letter by signing the enclosed copy and return it to my attention.

Sincerely,

By:
Name:
Title:

Option Holder’s Acknowledgment

By:
Name:
Title:
Date:

I-2

EXHIBIT J

FORM OF
NOTICE AND CERTIFICATION
REGARDING DEFEASANCE OF MORTGAGE LOAN

For any loan that is not among ten (10) largest loans in pool, and that has an outstanding balance less than both (a) $[__] and (b) [__]% of outstanding pool balance

To:	[Rating Agency]
Attn: Commercial Mortgage Surveillance

From:
[Bank of America, National Association], in its capacity as Master Servicer (the “Master Servicer”) under the Pooling and Servicing Agreement dated as of [____ __, ___] (the “Pooling and Servicing Agreement”), among the Master Servicer, [____], as Special Servicer, and [____], as Trustee and REMIC Administrator.

Date:           _________, 20___

Re:	Banc of America Merrill Lynch Commercial Mortgage Inc., Commercial Mortgage Pass-Through Certificates Series [____]

Mortgage Loan (the “Mortgage Loan”) identified by loan number _____ on the Mortgage Loan Schedule attached to the Pooling and Servicing Agreement and heretofore secured by the Mortgaged Properties identified on the Mortgage Loan Schedule by the following names:

Reference is made to the Pooling and Servicing Agreement described above.  Capitalized terms used but not defined herein have the meanings assigned to such terms in the Pooling and Servicing Agreement.  [Note:  all terms in this Certification must be conformed to terms used in the Pooling and Servicing Agreement]

As Master Servicer under the Pooling and Servicing Agreement, we hereby:

(a)           Notify you that the Mortgagor has consummated a defeasance of the Mortgage Loan pursuant to the terms of the Mortgage Loan, of the type checked below:

____           a full defeasance of the entire principal balance of the Mortgage Loan; or

____           a partial defeasance of a portion of the principal balance of the Mortgage Loan that represents and, an allocated loan amount of $____________ or _______% of the entire principal balance of the Mortgage Loan;

(b)           Certify that each of the following is true, subject to those exceptions set forth with explanatory notes on Exhibit A hereto, which exceptions the Master Servicer has determined, consistent with the Servicing Standard, will have no material adverse effect on the Mortgage Loan or the defeasance transaction:

(A)           The Mortgage Loan Documents permit the defeasance, and the terms and conditions for defeasance specified therein were satisfied in all material respects in completing the defeasance.

(B)           The defeasance was consummated on __________, 20__.

(C)           The defeasance collateral consists of securities that (i) constitute “government securities” as defined in Section 2(a)(16) of the Investment Company Act of 1940 as amended (15 U.S.C. 80A1), (ii) are listed as “Qualified Investments for ‘AAA’ Financings” under Paragraphs 1, 2 or 3 of “Cash Flow Approach” in Standard & Poor’s Public Finance Criteria 2000, as amended to the date of the defeasance, (iii) are rated “AAA” by Standard & Poor’s, (iv) if they include a principal obligation, the principal due at maturity cannot vary or change, and (v) are not subject to prepayment, call or early redemption.

(D)           The Master Servicer received an opinion of counsel (from counsel approved by the Master Servicer in accordance with the Servicing Standard) that the defeasance will not result in an Adverse REMIC event.

(E)           The Master Servicer determined that the defeasance collateral will be owned by an entity (the “Defeasance Obligor”) that is a Single-Purpose Entity (as defined in Standard & Poor’s Structured Finance Ratings Real Estate Finance Criteria, as amended to the date of the defeasance (the “S&P Criteria”)) as of the date of the defeasance, and after the defeasance owns no assets other than the defeasance collateral and real property securing Mortgage Loans included in the pool.

(F)           The Master Servicer received written confirmation of the crediting of the defeasance collateral to an Eligible Account (as defined in the S&P Criteria) in the name of the Defeasance Obligor, which account is maintained as a securities account by a securities intermediary and has been pledged to the Trustee.

(G)           The agreements executed in connection with the defeasance (i) grant control of the pledged securities account to the trustee, (ii) require the securities intermediary to make the scheduled payments on the Mortgage Loan from the proceeds of the defeasance collateral directly to the Master Servicer’s collection account in the amounts and on the dates specified in the Mortgage Loan Documents or, in a partial defeasance, the portion of such scheduled payments attributed to the allocated loan amount for the real property defeased, increased by any defeasance premium specified in the Mortgage Loan Documents (the “Scheduled Payments”), (iii) permit reinvestment of proceeds of the defeasance collateral only in Permitted Investments (as defined in the S&P Criteria), (iv) permit release of surplus defeasance collateral and earnings on reinvestment from the pledged securities account only after the Mortgage Loan has been paid in full, if any such release is permitted, (v) prohibit transfers by the Defeasance Obligor of the Defeasance Collateral and subordinate liens against the defeasance collateral, and (vi) provide for payment from sources other than the defeasance collateral or other assets of the Defeasance Obligor of all fees and expenses of the securities intermediary for administering the defeasance and the securities account and all fees and expenses of maintaining the existence of the Defeasance Obligor.

(H)           The Master Servicer received written confirmation from a firm of independent certified public accountants, who were approved by the Master Servicer in accordance with the Servicing Standard stating that (i) revenues from the defeasance collateral (without taking into account any earnings on reinvestment of such revenues) will be sufficient to timely pay each of the Scheduled Payments after the defeasance including the payment in full of the Mortgage Loan (or the allocated portion thereof in connection with a partial defeasance) on its Maturity Date (or, in the case of an ARD Loan, on its Anticipated Repayment Date), (ii) the revenues received in any month from the defeasance collateral will be applied to make Scheduled Payments within four (4) months after the date of receipt, and (iii) interest income from the defeasance collateral to the Defeasance Obligor in any calendar or fiscal year will not exceed such Defeasance Obligor’s interest expense for the Mortgage Loan (or the allocated portion thereof in a partial defeasance) for such year.

(I)           The Mortgage Loan is not among the ten (10) largest loans in the pool.  The entire principal balance of the Mortgage Loan as of the date of defeasance was  less than both $[__] and [__] percent of pool balance, which is less than [__]% of the aggregate Certificate Balance of the Certificates as of the date of the most recent Paying Agent’s Monthly Certificateholder Report received by us (the “Current Report”).

(J)           The defeasance described herein, together with all prior and simultaneous defeasances of Mortgage Loans, brings the total of all fully and partially defeased Mortgage Loans to $__________________, which is _____% of the Aggregate Certificate Balance of the Certificates as of the date of the Current Report.

(c)           Certify that Exhibit B hereto is a list of the material agreements, instruments, organizational documents for the Defeasance Obligor, and opinions of counsel and independent accountants executed and delivered in connection with the defeasance.

(d)           Certify that the individual under whose hand the Master Servicer has caused this Notice and Certification to be executed did constitute a Servicing Officer as of the date of the defeasance described above.

(e)           Agree to provide copies of all items listed in Exhibit B to you upon request.

IN WITNESS WHEREOF, the Master Servicer has caused this Notice and Certification to be executed as of the date captioned above.

[BANK OF AMERICA, NATIONAL ASSOCIATION]

Date	By:
Name:
Title:

EXHIBIT K

FORM OF CERTIFICATION TO BE PROVIDED WITH FORM 10-K

Banc of America Merrill Lynch Commercial Mortgage Inc.,
Commercial Mortgage Pass-Through Certificates
Series [____] (the “Trust”)

I, [identify the certifying individual], certify that:

(a)           I have reviewed this annual report on Form 10-K, and all reports on Form 10-D required to be filed in respect of the period covered by this report on Form 10-K (the “Exchange Act Periodic Reports”), of the Trust formed pursuant to the Pooling and Servicing Agreement (the (“Pooling and Servicing Agreement”) dated as of [____ __, ___] among Banc of America Merrill Lynch Commercial Mortgage Inc., as Depositor, [Bank of America, National Association], as Master Servicer, [____], as Special Servicer, and [____], as Trustee and REMIC Administrator;

(b)           Based on my knowledge, the Exchange Act Period Reports, taken as a whole, do not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading as of the last day of the period covered by this annual report;

(c)           Based on my knowledge, the distribution, servicing and other information required to be provided to the Trustee by the Master Servicer and the Special Servicer under the under Form 10-D for the period covered by this report is included in Exchange Act Periodic Reports;

(d)           Based on my knowledge and the servicer compliance statements required in this report under Item 1123 of Regulation AB, and except as disclosed in the Exchange Act Periodic Report, the servicers have fulfilled their obligations under the Pooling and Servicing Agreement in all material respects;

(e)           All of the reports on assessment of compliance with servicing criteria for asset-backed securities and their related attestation reports on assessment of compliance with servicing criteria for asset-backed securities required to be included in this report in accordance with Item 1122 of Regulation AB and Exchange Act Rules 13a-18 and 15d-18 have been included as an exhibit to this report, except as otherwise disclosed in this report.  Any material instances of noncompliance described in such reports have been disclosed in this report on Form 10-K; and

(f)           I have disclosed to the Trust’s certified public accountants all significant deficiencies relating to the Master Servicer’s or Special Servicer’s compliance with the minimum servicing standards in accordance with a review conducted in compliance with the Uniform Single Attestation Program for Mortgage Bankers or similar standard as set forth in the Pooling and Servicing Agreement.

K-1

In giving the certifications above, I have reasonably relied on information provided to me by the following unaffiliated parties: ________, as Special Servicer, ________, as Trustee and REMIC Administrator, ________, as Sub-Servicer, ________, and as Sub-Servicer, ________.

Date:           _________________________

_______________________________
[Signature]
[Title]

K-2

EXHIBIT L

FORM OF CERTIFICATION TO BE
PROVIDED TO DEPOSITOR

Re:	Banc of America Merrill Lynch Commercial Mortgage Trust [____] (the “Trust”), Commercial Mortgage Pass-Through Certificates, Series [____]

I, [identify the certifying individual], a[n] [title] of [identify name of company] on behalf of [identify name of company], as [Trustee/Master Servicer/Special Servicer] under that certain Pooling and Servicing Agreement (the “Pooling and Servicing Agreement”) dated as of [____ __, ___], among Banc of America Merrill Lynch Commercial Mortgage Inc., as Depositor, [Bank of America, National Association], as Master Servicer, [____], as Special Servicer, and [____], as Trustee and REMIC Administrator, certify to [identify the individual signing the Sarbanes-Oxley Certification], the Depositor and its partners, representatives, affiliates, members, managers, directors, officers, employees and agents, to the extent that the following information is within our normal area of responsibilities and duties under the Pooling and Servicing Agreement, and with the knowledge and intent that they will rely upon this certification, that:

(a)           [To be certified by the Trustee] [I have reviewed the information provided by the Master Servicer and Special Servicer for inclusion in the annual report on Form 10-K for the fiscal year [___] (the “Annual Report”), and all reports provided for inclusion on Form 8-K containing statements to certificateholders filed in respect of periods included in the year covered by that Annual Report (collectively with the Annual Reports, the “Reports”), of the Trust;]

(b)            [To be certified by the Trustee] [To the best of my knowledge, the information in the Reports, to the extent prepared by the [Trustee] (but not including any information provided to the [Trustee] by the Master Servicer or Special Servicer, other than to the extent that such information has been aggregated or manipulated by [Trustee]), taken as a whole, does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading as of the last day of the period covered by the Annual Report;]

(c)           [To be certified by the Trustee] [To the best of my knowledge, the distribution or servicing information required to be provided to the Trustee by the Master Servicer and the Special Servicer under the Pooling and Servicing Agreement for inclusion in the Reports is included in the Reports;]

(d)           [To be certified by the Master Servicer and Special Servicer] [Based on my knowledge, the servicing information required to be provided under Section 3.15 of the Pooling and Servicing Agreement is included in such servicing reports delivered by the Special Servicer to the Depositor;]

(e)           [To be certified by the Master Servicer and Special Servicer] [Based on my knowledge, the servicing information delivered by the Special Servicer to the Trustee for inclusion in the Reports, taken as a whole, does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by such Reports;]

(f)           [To be certified by the Master Servicer, Special Servicer and Trustee] [I am responsible for reviewing the activities performed by the [Master Servicer] [Special Servicer] [Trustee] under the Pooling and Servicing Agreement and based upon my knowledge and the annual compliance reviews conducted in preparing the servicer compliance statements required in such reports under Item 1123 of Regulation AB with respect to the [Master Servicer] [Special Servicer] [Trustee], and except as disclosed in the compliance certificate delivered by the [Master Servicer] [Special Servicer] [Trustee] under the Pooling and Servicing Agreement, the [Master Servicer] [Special Servicer] [Trustee] has fulfilled its obligations under the Pooling and Servicing Agreement in all material respects;]

(g)           [To be certified by the Master Servicer, Special Servicer and Trustee] [I am responsible for reviewing the activities performed by the [Master Servicer] [Special Servicer] [Trustee] under the Pooling and Servicing Agreement and based upon my knowledge and the annual compliance review conducted in preparing the servicer compliance statement provided by the [Master Servicer] [Special Servicer] [Trustee], as the case may be, required under the Pooling and Servicing Agreement, and except as disclosed in such compliance statement, the [Master Servicer] [Special Servicer] has fulfilled its obligations under the Pooling and Servicing Agreement in all material respects, including the provision of all Reports required to be submitted to the Trustee thereunder, and that, to the knowledge of [the Master Servicer] [the Special Servicer], based upon the review required under the Pooling and Servicing Agreement with respect to [the Master Servicer] [the Special Servicer], such reports do not contain any material misstatements or omissions; and]

(h)           [To be certified by the Master Servicer, Special Servicer and Trustee] [All of the reports on assessment of compliance with servicing criteria for asset-backed securities and their related attestation reports on assessment of compliance with servicing criteria for asset-backed securities with respect to the [Master Servicer] [Special Servicer] [Trustee] required to be delivered by the [Master Servicer] [Special Servicer] [Trustee] under the Pooling and Servicing Agreement in accordance with Item 1122 of Regulation AB and Exchange Act Rules 13a-18 and 15d-18 have been delivered pursuant to the terms of the Pooling and Servicing Agreement.  Any material instances of noncompliance with the servicing criteria have been disclosed in such reports.]

Date:           _________________________

[NAME OF COMPANY]

_______________________________
[Signature]
[Title]

EXHIBIT M

FORM OF REGULATION S CERTIFICATE

[____]
[____]
[____]
Attn: [___] – Banc of America Merrill Lynch Commercial Mortgage Inc., Commercial Mortgage Pass-Through Certificates, Series [____]

Re:	Transfer of Banc of America Merrill Lynch Commercial Mortgage Inc., Commercial Mortgage Pass-Through Certificates, Series [____], Class [ ]

Ladies and Gentlemen:

Reference is made to the Pooling and Servicing Agreement, dated as of [____ __, ___] (the “Pooling and Servicing Agreement”), by and among Banc of America Merrill Lynch Commercial Mortgage Inc., as depositor (the “Depositor”), [Bank of America, National Association], as Master Servicer (the “Master Servicer”), [____], as Special Servicer (the “Special Servicer”), and [____], as Trustee (the “Trustee”).  Capitalized terms used but not defined herein shall have the meanings ascribed to them in the Pooling and Servicing Agreement.

This letter relates to US $[__________] aggregate Certificate Principal Amount of Certificates (the “Certificates”) which are held in the form of the Domestic Global Certificate (CUSIP No.      ) with the Depository in the name of [insert name of transferor] (the “Transferor”).  The Transferor has requested a transfer of such beneficial interest in the Certificates for an interest in the Regulation S Global Certificate (ISIN No.      ).

In connection with such request, and in respect of such Certificates, the Transferor does hereby certify that such transfer has been effected in accordance with the transfer restrictions set forth in the Pooling and Servicing Agreement and the Certificates and (i) with respect to transfers made in accordance with Regulation S under the Securities Act of 1933, as amended (the “Securities Act”), the Transferor does hereby certify that:

(a)           the offer of the Certificates was not made to a person in the United States,

[(b)           at the time the buy order was originated, the Transferee was outside the United States or the Transferor and any person acting on its behalf reasonably believed that the Transferee was outside the United States,]*

* Insert one of these two provisions, which come from the definition of “offshore transaction” in Regulation S.

M-1

[b.           the transaction was executed in, on or through the facilities of a designated offshore securities market and neither the undersigned nor any person acting on its behalf knows that the transaction was pre-arranged with a buyer in the United States,]*

(c)           no directed selling efforts have been made in contravention of the requirements of Rule 903(b) or 904(b) of Regulation S, as applicable, and

(d)           the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act;

or (ii) with respect to transfers made in reliance on Rule 144 under the Securities Act, the Transferor does hereby certify that the Certificates that are being transferred are not “restricted securities” as defined in Rule 144 under the Securities Act.

This certificate and the statements contained herein are made for your benefit and the benefit of the Depositor, the Trustee, the Servicer and the Special Servicer.

[Insert Name of Transferor]

By:
Name
Title

Dated: _________ __, __

M-2

EXHIBIT N

FORM OF TRANSFER CERTIFICATE
FOR EXCHANGE OR TRANSFER FROM
DOMESTIC GLOBAL CERTIFICATE TO REGULATION S
GLOBAL CERTIFICATE DURING THE RESTRICTED PERIOD

(Exchanges or transfers pursuant to
Section 5.02(d) of the Pooling and Servicing Agreement)

[____]
[____]
[____]
  Attn:  [___] – Banc of America Merrill Lynch Commercial Mortgage Inc., Commercial Mortgage Pass-Through Certificates, Series [____]

Re:	Transfer of Banc of America Merrill Lynch Commercial Mortgage Inc., Commercial Mortgage Pass-Through Certificates, Series [____], Class [ ]

Reference is hereby made to the Pooling and Servicing Agreement, dated as of [____ __, ___] (the “Pooling and Servicing Agreement”), by and among Banc of America Merrill Lynch Commercial Mortgage Inc., as depositor (the “Depositor”), [Bank of America, National Association], as Master Servicer (the “Master Servicer”), [____], as Special Servicer (the “Special Servicer”), and [____], as Trustee (the “Trustee”).  Capitalized terms used but not defined herein shall have the meanings given to them in the Pooling and Servicing Agreement.

This letter relates to US $[__________] aggregate Certificate Principal Amount of Certificates (the “Certificates”) which are held in the form of the Domestic Global Certificate (CUSIP No. _____________) with the Depository in the name of [insert name of transferor] (the “Transferor”).  The Transferor has requested a transfer of such beneficial interest for an interest in the Regulation S Global Certificate (CUSIP No. ____________) to be held with [Euroclear] [Clearstream]* (ISIN No. _____________) through the Depository.

In connection with such request and in respect of such Certificates, the Transferor does hereby certify that such transfer has been effected in accordance with the transfer restrictions set forth in the Pooling and Servicing Agreement and pursuant to and in accordance with Regulation S under the Securities Act of 1933, as amended (the “Securities Act”), and accordingly the Transferor does hereby certify that:

(a)           the offer of the Certificates was not made to a person in the United States,

N-1

[(b)           at the time the buy order was originated, the transferee was outside the United States or the Transferor and any persons acting on its behalf reasonably believed that the transferee was outside the United States,]**

[2.           the transaction was executed in, on or through the facilities of a designated offshore securities market and neither the Transferor nor any person acting on its behalf knows that the transaction was prearranged with a buyer in the United States,]

(c)           no directed selling efforts have been made in contravention of the requirements of Rule 903(b) or 904(b) of Regulation S, as applicable, and

(d)           the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act.

This certificate and the statements contained herein are made for your benefit and the benefit of the Depositor, the Trustee, the Servicer and the Special Servicer.

[Insert Name of Transferor]

By:
Name
Title

Dated: _________ __, __

** Insert one of these two provisions, which come from the definition of “offshore transaction” in Regulation S.

N-2

EXHIBIT O

FORM OF TRANSFER CERTIFICATE
FOR EXCHANGE OR TRANSFER FROM DOMESTIC
GLOBAL CERTIFICATE TO REGULATION S GLOBAL
CERTIFICATE AFTER THE RESTRICTED PERIOD

(Exchange or transfers pursuant to

Section 5.02(d) of the Pooling and Servicing Agreement)

[____]
[____]
[____]
  Attn:  [___] – Banc of America Merrill Lynch Commercial Mortgage Inc. Commercial Mortgage Pass-Through Certificates, Series [____]

Re:	Transfer of Banc of America Merrill Lynch Commercial Mortgage Inc., Commercial Mortgage Pass-Through Certificates, Series [____], Class [ ]

Reference is hereby made to the Pooling and Servicing Agreement, dated as of [____ __, ___] (the “Pooling and Servicing Agreement”), by and among Banc of America Merrill Lynch Commercial Mortgage Inc., as depositor (the “Depositor”), [Bank of America, National Association], as Master Servicer (the “Master Servicer”), [____], as Special Servicer (the “Special Servicer”), and [____], as Trustee (the “Trustee”).  Capitalized terms used but not defined herein shall have the meanings given to them in the Pooling and Servicing Agreement.

This letter relates to US $[__________] aggregate Certificate Principal Amount of Certificates (the “Certificates”) which are held in the form of the Domestic Global Certificate (CUSIP No. _____) with the Depository in the name of [insert name of transferor] (the “Transferor”).  The Transferor has requested a transfer of such beneficial interest in the Certificates for an interest in the Regulation S Global Certificate (ISIN No. _____).

In connection with such request, and in respect of such Certificates, the Transferor does hereby certify that such transfer has been effected in accordance with the transfer restrictions set forth in the Pooling and Servicing Agreement and, (i) with respect to transfers made in reliance on Regulation S under the Securities Act of 1933, as amended (the “Securities Act”), the Transferor does hereby certify that:

(a)           the offer of the Certificates was not made to a person in the United States,

[(b)           at the time the buy order was originated, the transferee was outside the United States or the Transferor and any person acting on its behalf reasonably believed that the transferee was outside the United States,]

O-1

(c)           the transaction was executed in, on or through the facilities of a designated offshore securities market and neither the Transferor nor any person acting on its behalf knows that the transaction was prearranged with a buyer in the United States,]*

(d)           no directed selling efforts have been made in contravention of the requirements of Rule 903(b) or 904(b) of Regulation S, as applicable, and

(e\)           the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act;

or (ii) with respect to transfers made in reliance on Rule 144 under the Securities Act, the Transferor does hereby certify that the Certificates that are being transferred are not “restricted securities” as defined in Rule 144 under the Securities Act.

This certificate and the statements contained herein are made for your benefit and the benefit of the Depositor, the Trustee, the Servicer and the Special Servicer.

[Insert Name of Transferor]

By:
Name
Title

Dated: _________ __, __

* Insert one of these two provisions, which come from the definition of “offshore transaction” in Regulation S.

O-2

EXHIBIT P

FORM OF TRANSFER CERTIFICATE
FOR EXCHANGE OR TRANSFER FROM REGULATION S GLOBAL
CERTIFICATE TO DOMESTIC GLOBAL CERTIFICATE

(Exchange or transfers pursuant to
Section 5.02(d) of the Pooling and Servicing Agreement)

[____]
[____]
[____]
  Attn:  [___] – Banc of America Merrill Lynch Commercial Mortgage Inc. Commercial Mortgage Pass-Through Certificates, Series [____]

Re:	Transfer of Banc of America Merrill Lynch Commercial Mortgage Inc., Commercial Mortgage Pass-Through Certificates, Series [____], Class [ ]

Reference is hereby made to the Pooling and Servicing Agreement, dated as of [____ __, ___] (the “Pooling and Servicing Agreement”), by and among Banc of America Merrill Lynch Commercial Mortgage Inc., as depositor (the “Depositor”), [Bank of America, National Association], as Master Servicer (the “Master Servicer”), [____], as Special Servicer (the “Special Servicer”), and [____], as Trustee (the “Trustee”).  Capitalized terms used but not defined herein shall have the meanings given to them in the Pooling and Servicing Agreement.

This letter relates to US $[__________] aggregate Certificate Principal Amount of Certificates (the “Certificates”) which are held in the form of the Regulation S Global Certificate (CUSIP No. __________) with [Euroclear] [Clearstream]* (ISIN No. __________) through the Depository in the name of [insert name of transferor] (the “Transferor”).  The Transferor has requested a transfer of such beneficial interest in the Certificates for an interest in the Domestic Global Certificate (CUSIP No. __________).

In connection with such request, and in respect of such Certificates, the Transferor does hereby certify that such Certificates are being transferred in accordance with (i) the transfer restrictions set forth in the Pooling and Servicing Agreement and (ii) Rule 144A under the Securities Act to a transferee that the Transferor reasonably believes is purchasing the Certificates for its own account with respect to which the transferee exercises sole investment discretion and the transferee and any such account is a “qualified institutional buyer” within the meaning of Rule 144A, in each case in a transaction meeting the requirements of Rule 144A and in accordance with any applicable securities laws of any state or other jurisdiction of the United States.

This certificate and the statements contained herein are made for your benefit and the benefit of the Depositor, the Trustee, the Servicer, the Special Servicer and [____], [____] and [____], Inc., the Initial Purchasers of the offering of the Certificates.

P-1

[Insert Name of Transferor]

By:
Name
Title

Dated: _________ __, __

P-2

EXHIBIT Q-1

FORM OF INVESTOR CERTIFICATION FOR NON-MORTGAGOR AFFILIATES

(“Investor Certification”)

[Date]

[Trustee Address]
Attention:  Banc of America Merrill Lynch
   Commercial Mortgage Inc., Series 201[_]-[__]

[Bank of America, National Association
NC1-026-06-01
Real Estate Structured Financing - Servicing
900 West Trade Street, Suite 650
Charlotte, North Carolina  28255
Attention:  Servicing Manager]

[Special Servicer Address]

Attention:	Banc of America Merrill Lynch Commercial Mortgage Inc., Commercial Mortgage Pass-Through Certificates, Series 201[ ]-[ ], Class

In accordance with the requirements for obtaining certain information under the Pooling and Servicing Agreement, dated as of [__________], 201[_] (the “Pooling and Servicing Agreement”) by and between Banc of America Merrill Lynch Commercial Mortgage Inc., as Depositor, [Bank of America, National Association], as Master Servicer, [__________], as Special Servicer, and [__________], as Trustee, Custodian, Certificate Administrator, Certificate Registrar and Authenticating Agent, with respect to the above-referenced certificates (the “Certificates”), the undersigned hereby certifies and agrees as follows:

1.           The undersigned is a certificateholder, beneficial owner or prospective purchaser of Certificates.

2.           The undersigned is not a Mortgagor, a Manager, an Affiliate of a Mortgagor or Manager or an agent of any of the foregoing.

3.           The undersigned is requesting access pursuant to the Pooling and Servicing Agreement to certain information (the “Information”) on the [Trustee’s Website] [website of the [Master/Special] Servicer] and/or is requesting the information identified on the schedule attached hereto (also, the “Information”) pursuant to the provisions of the Pooling and Servicing Agreement.

In consideration of the disclosure to the undersigned of the Information, or the access thereto, the undersigned will keep the Information confidential (except from such outside persons as are assisting it in making an evaluation in connection with purchasing and/or

Q-1-1

continuing to hold the related Certificates, from prospective purchasers of the related Certificates, from its accountants and attorneys, and otherwise from such governmental or banking authorities or agencies to which the undersigned is subject), and such Information will not, without the prior written consent of the Trustee, be otherwise disclosed by the undersigned or by its officers, directors, partners, employees, agents or representatives (collectively, the “Representatives”) in any manner whatsoever, in whole or in part.

The undersigned will not use or disclose the Information in any manner which could result in a violation of any provision of the Securities Act of 1933, as amended (the “Securities Act”), or the Securities Exchange Act of 1934, as amended, or would require registration of any Certificate not previously registered pursuant to Section 5 of the Securities Act.

4.           The undersigned shall be fully liable for any breach of this agreement by itself or any of its Representatives and shall indemnify the Depositor, the Trustee, the Certificate Registrar, the Authenticating Agent, the Custodian, the Master Servicer, the Special Servicer and the Trust for any loss, liability or expense incurred thereby with respect to any such breach by the undersigned or any of its Representatives.

5.           The undersigned agrees that each time it accesses the [Certificate Administrator’s Website] [website of the [Master/Special] Servicer], the undersigned is deemed to have recertified that the representations and covenants contained herein remain true and correct.

6.           Capitalized terms used but not defined herein shall have the respective meanings assigned thereto in the Pooling and Servicing Agreement.

Q-1-2

BY ITS CERTIFICATION HEREOF, the undersigned has made the representations above and has caused, or shall be deemed to have caused, its name to be signed hereto by its duly authorized signatory, as of the date certified.

[Certificateholder] [Beneficial Owner] [Prospective Purchaser]

By:
Name:
Title:
Company:
Phone:

Q-1-3

EXHIBIT Q-2

FORM OF INVESTOR CERTIFICATION FOR MORTGAGOR AFFILIATES

(“Investor Certification”)

[Date]

[Trustee Address]
Attention:  Banc of America Merrill Lynch
   Commercial Mortgage Inc., Series 201[_]-[__]

[Bank of America, National Association
NC1-026-06-01
Real Estate Structured Financing - Servicing
900 West Trade Street, Suite 650
Charlotte, North Carolina  28255
Attention:  Servicing Manager]

[Special Servicer Address]

Re:	Banc of America Merrill Lynch Commercial Mortgage Inc., Commercial Mortgage Pass-Through Certificates, Series 201[ ]-[ ], Class

In accordance with the requirements for obtaining certain information under the Pooling and Servicing Agreement, dated as of [__________], 201[_] by and between Banc of America Merrill Lynch Commercial Mortgage Inc., as Depositor, [Bank of America, National Association], as Master Servicer, [__________], as Special Servicer, and [__________], as Trustee, Custodian, Certificate Administrator, Certificate Registrar and Authenticating Agent (the “Pooling and Servicing Agreement”), with respect to the above-referenced certificates (the “Certificates”), the undersigned hereby certifies and agrees as follows:

1.           The undersigned is a certificateholder, beneficial owner or prospective purchaser of Certificates.

2.           The undersigned is requesting access to the Distribution Date Statement in accordance with the Pooling and Servicing Agreement (the “Information”) and agrees to keep the Information confidential (except from such outside persons as are assisting it in making an evaluation in connection with purchasing and/or continuing to hold the related Certificates, from prospective purchasers of the related Certificates, from its accountants and attorneys, and otherwise from such governmental or banking authorities or agencies to which the undersigned is subject), and such Information will not, without the prior written consent of the Trustee, be otherwise disclosed by the undersigned or by its officers, directors, partners, employees, agents or representatives (collectively, the “Representatives”) in any manner whatsoever, in whole or in part.

Q-2-1

The undersigned will not use or disclose the Information in any manner which could result in a violation of any provision of the Securities Act of 1933, as amended (the “Securities Act”), or the Securities Exchange Act of 1934, as amended, or would require registration of any Certificate not previously registered pursuant to Section 5 of the Securities Act.

3.           The undersigned shall be fully liable for any breach of this agreement by itself or any of its Representatives and shall indemnify the Depositor, the Trustee, the Certificate Registrar, the Authenticating Agent, the Custodian, the Master Servicer, the Special Servicer and the Trust for any loss, liability or expense incurred thereby with respect to any such breach by the undersigned or any of its Representatives.

4.           The undersigned agrees that each time it accesses the Certificate Administrator’s Website, the undersigned is deemed to have recertified that the representations and covenants contained herein remain true and correct.

5.           Capitalized terms used but not defined herein shall have the respective meanings assigned thereto in the Pooling and Servicing Agreement.

BY ITS CERTIFICATION HEREOF, the undersigned has made the representations above and has caused, or shall be deemed to have caused, its name to be signed hereto by its duly authorized signatory, as of the date certified.

[Mortgagor] [Manager of Mortgaged Property] [Affiliate] [Agent of Mortgagor]

By:
Name:
Title:
Company:
Phone:

Q-2-2

EXHIBIT R

FORM OF NRSRO CERTIFICATION (“NRSRO Certification”)

[Trustee Address]

Attention:  Banc of America Merrill Lynch
   Commercial Mortgage Inc., Series 201[_]-[__]

Attention:	Banc of America Merrill Lynch Commercial Mortgage Inc., Commercial Mortgage Pass-Through Certificates, Series 201[ ]-[ ]

In accordance with the requirements for obtaining certain information under the Pooling and Servicing Agreement, dated as of [__________], 201[_] by and between Banc of America Merrill Lynch Commercial Mortgage Inc., as Depositor, [Bank of America, National Association], as Master Servicer, [__________], as Special Servicer, and [__________], as Trustee, Custodian, Certificate Registrar and Authenticating Agent (the “Pooling and Servicing Agreement”), with respect to the above-referenced certificates (the “Certificates”), the undersigned hereby certifies and agrees as follows:

1.           The undersigned, a nationally recognized statistical rating organization, has provided the Depositor with the appropriate certifications under Exchange Act Rule 17g-5(e);

2.           The undersigned has access to the Depositor’s 17g-5 website, and any confidentiality agreement applicable to the undersigned with respect to information obtained from the Depositor’s 17g-5 website shall also be applicable to information obtained from the 17g-5 Information Provider’s Website; and

3.           The undersigned shall be deemed to have recertified to the provisions herein each time it accesses the 17g-5 Information Provider’s Website.

Capitalized terms used but not defined herein shall have the respective meanings assigned thereto in the Pooling and Servicing Agreement.

R-1

BY ITS CERTIFICATION HEREOF, the undersigned has made the representations above and has caused, or shall be deemed to have caused, its name to be signed hereto by its duly authorized signatory, as of the date certified.

[NRSRO]

By:
Name:
Title:
Company:

R-2

EXHIBIT S

FORM OF FINANCIAL MARKET PUBLISHER CERTIFICATION

This Certification has been prepared for provision of information to the market data providers listed in Paragraph 1 below pursuant to the direction of the Depositor.  If you represent a Financial Market Publisher not listed herein and would like access to the information, please contact [CTSLink] at [__________], or at [__________].com.

In connection with the Banc of America Merrill Lynch Commercial Mortgage Inc. 201[_]-[__], Commercial Mortgage Pass-Through Certificates Series 201[_]-[__] (the “Certificates”), the undersigned hereby certifies and agrees as follows:

The undersigned is an employee or agent of [BlackRock Financial Management, Inc., Trepp, LLC, Bloomberg L.P., CMBS.com, Inc., Intex Solutions, Inc. and Markit,] a market data provider that has been given access to the Distribution Date Statements, CREFC reports and supplemental notices on [www.ctslink.com (“CTSLink”)] by request of the Depositor.

The undersigned agrees that each time it accesses [CTSLink], the undersigned is deemed to have recertified that the representation above remains true and correct.

Capitalized terms used but not defined herein shall have the respective meanings assigned thereto in the agreement pursuant to which the Certificates were issued.

BY ITS CERTIFICATION HEREOF, the undersigned has made the representations above and has caused, or shall be deemed to have caused, its name to be signed hereto by its duly authorized signatory, as of the date certified.

[______________________]

Date	By:
Name:
Title:
Phone:
E-mail:

Dated:

S-1

SCHEDULE I

Mortgage Loan Schedule

SCHEDULE II

Sub-Servicing Agreements in Effect as of the Closing Date

SCHEDULE III

Schedule of Exceptions under Section 2.02(a)

SCHEDULE IV

[RESERVED]

SCHEDULE V

Mortgage Loans that Initially Pay Interest Only

SCHEDULE VI

Mortgage Loans Containing Additional Debt

SCHEDULE VII

Schedule of Initial Controlling Holders

SCHEDULE VIII

Servicing Criteria to be Addressed in Assessment of Compliance

Relevant Servicing Criteria		Applicable Party(ies)
Reference	Criteria

SCHEDULE IX
Additional Form 10-D Disclosure

Item on Form 10-D	Party Responsible

SCHEDULE X
Additional Form 10-K Disclosure

Item on Form 10-K	Party Responsible

SCHEDULE XI
Form 8-K Disclosure Information

Item on Form 8-K	Party Responsible

SCHEDULE XII

Form of Additional Disclosure Notification

**SEND VIA FAX TO [_____] AND VIA OVERNIGHT MAIL TO [_____] AND BANK OF AMERICA AT THE ADDRESSES IMMEDIATELY BELOW**

[Trustee Name and Address]
Attn:  [___] - Banc of America Merrill Lynch Commercial Mortgage Inc.,
Commercial Mortgage Pass-Through Certificates, Series 20[__]-[_]

Banc of America Merrill Lynch Commercial Mortgage Inc.
Bank of America Tower
One Bryant Park
New York, New York 10036
Attention:  [David Fallick]

RE:  **Additional Form [10-D][10-K][8-K] Disclosure** Required

Ladies and Gentlemen:

In accordance with Section [    ] of the pooling and servicing agreement, dated as of [__] [__], 20[__] (the “Pooling and Servicing Agreement”), by and among Banc of America Merrill Lynch Commercial Mortgage Inc. (the “Company”), as depositor, [Bank of America, National Association], as master servicer, [_____], as special servicer and [__], as trustee and REMIC administrator.  The undersigned, as [          ], hereby notifies you that certain events have come to our attention that [will] [may] need to be disclosed on Form [10-D][10-K][8-K].

Description of Additional Form [10-D][10-K][8-K] Disclosure:

List of any Attachments hereto to be included in the Additional Form [10-D][10-K][8-K] Disclosure:

Any inquiries related to this notification should be directed to [                       ], phone number:  [         ]; email address:  [                   ].

[NAME OF PARTY],
as [role]

By:
Name
Title

cc: Depositor